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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PARAMOUNT ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Not applicable.
	(2)	Aggregate number of securities to which transaction applies: Not applicable.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        Pursuant to Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined on the basis of a maximum consideration of $145,500,000 in cash consideration and 11,500,000 shares of Paramount common stock at $5.57 per share, the closing price of Paramount common stock on June 12, 2007, multiplied by 0.0000307.

	(4)	Proposed maximum aggregate value of transaction: $209,555,000
	(5)	Total fee paid: $6,433.34
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

        This proxy statement is dated [            ], 2007 and is first being mailed to Paramount stockholders on or about [            ], 2007.

787 Seventh Avenue, 48th Floor
New York, New York 10019

To the Stockholders of Paramount Acquisition Corp.:

        You are cordially invited to attend a special meeting of the stockholders of Paramount Acquisition Corp. ("Paramount"), relating to the previously announced Stock Purchase Agreement (the "Stock Purchase Agreement") among Paramount, B.J.K. Inc., a New York corporation doing business as Chem Rx ("Chem Rx"), and the stockholders of Chem Rx (each, a "Seller" and together, the "Sellers") and the transactions contemplated thereby (the "Transaction") and other related matters. The meeting will be held at [            ], eastern time, on [            ], 2007, at the offices of Covington & Burling LLP, Paramount's counsel, located at 620 Eighth Avenue, New York, New York 10018.

        In this proxy statement, the terms "we," "us," and "our" refer to Paramount Acquisition Corp.

        At the special meeting, you will be asked to consider and vote upon the following proposals:

        (1)   to adopt the Stock Purchase Agreement, dated as of June 1, 2007, among Paramount, Chem Rx and the Sellers and the transactions contemplated thereby. We refer to this proposal as the Transaction proposal;

        (2)   to approve the 2007 Incentive Compensation Plan (an equity-based incentive compensation plan). We refer to this proposal as the incentive compensation plan proposal;

        (3)   to approve an amended and restated certificate of incorporation of Paramount. We refer to this proposal as the charter amendment proposal; and

        (4)   the approval of the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies for approval of any of the proposals above. We refer to this proposal as the adjournment proposal.

        The Transaction proposal must be approved by the holders of a majority of the shares issued in our initial public offering. The affirmative vote of the holders of a majority of the outstanding shares of Paramount common stock on the record date is required to approve the charter amendment proposal. The approval of the incentive compensation plan proposal will require the affirmative vote of the holders of a majority of the shares of Paramount's common stock represented in person or by proxy and entitled to vote at the meeting. The adjournment proposal will not be considered at the meeting unless, based on the tabulated vote at the time of the special meeting, Paramount is not authorized to consummate the Transaction.

        The adoption of the Transaction proposal is conditioned on the adoption of the charter amendment proposal and the incentive compensation plan proposal, and the charter amendment proposal and incentive compensation plan proposal will not be presented to the meeting for adoption unless the Transaction proposal is approved.

        Each Paramount stockholder who holds shares of common stock issued in Paramount's initial public offering, which we refer to as our "IPO", has the right to vote against the Transaction proposal and at the same time demand that Paramount convert such stockholder's shares into cash equal to a pro rata portion of the funds held in the trust account into which a substantial portion of the net proceeds of Paramount's IPO was deposited. On [            ], the record date for the meeting of

stockholders, the conversion price was approximately $[            ] in cash for each share of Paramount common stock. These shares will be converted into cash only if the Stock Purchase Agreement and the transactions contemplated thereby are consummated. However, if the holders of 20% or more shares of common stock issued in Paramount's IPO vote against the Transaction proposal and demand conversion of their shares, Paramount will not consummate the Stock Purchase Agreement and the transactions contemplated thereby. Prior to exercising conversion rights, Paramount stockholders should verify the market price of Paramount's common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights. Shares of Paramount's common stock are quoted on the Over-the-Counter Bulletin Board under the symbol "PMQC". On the record date, the last sale price of Paramount's common stock was $[            ].

        Paramount's initial stockholders who purchased their shares of common stock prior to its IPO, and presently own an aggregate of approximately 18% of the outstanding shares of Paramount common stock, have agreed to vote their respective shares of common stock that were owned prior to the IPO on the Transaction proposal in accordance with the vote of the majority of the votes cast by the holders of shares issued in the IPO. The initial stockholders have also indicated that they intend to vote "FOR" the adoption of the charter amendment proposal and the incentive compensation plan proposal. In accordance with their recommendations, the initial stockholders have also indicated that they intend to vote any shares they acquired as part of or following the IPO in favor of all of the proposals.

        After careful consideration, Paramount's board of directors has (i) approved and declared advisable the Transaction and determined that the Transaction is fair to and in the best interests of Paramount and its stockholders and (ii) approved and authorized the amended and restated certificate of incorporation and the incentive compensation plan. Paramount's board of directors unanimously recommends that you vote or give instruction to vote "FOR" the adoption of the Transaction proposal, the charter amendment proposal and the incentive compensation plan proposal.

        Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the Transaction proposal as well as detailed information concerning the incentive compensation plan proposal, the charter amendment proposal and the adjournment proposal. Whether or not you plan to attend the special meeting, we urge you to read this material carefully. Your vote is important. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

        I look forward to seeing you at the meeting.

Sincerely,
Lindsay A. Rosenwald Chairman of the Board

        Neither the Securities and Exchange Commission nor any state securities commission has determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

        SEE "RISK FACTORS" BEGINNING ON PAGE 21 FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE PROPOSALS PRESENTED HEREIN.

2

787 Seventh Avenue, 48th Floor
New York, New York 10019

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [            ], 2007

TO THE STOCKHOLDERS OF PARAMOUNT ACQUISITION CORP.:

        NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Paramount Acquisition Corp. ("Paramount"), a Delaware corporation, will be held at [            ] eastern time, on [            ], 2007, at the offices of Covington & Burling LLP, Paramount's counsel, 620 Eighth Avenue, New York, New York 10018 for the following purposes:

        (1)   to consider and vote upon the adoption of the Stock Purchase Agreement, dated as of June 1, 2007 (the "Stock Purchase Agreement"), among Paramount, B.J.K. Inc., a New York corporation doing business as Chem Rx ("Chem Rx"), and the stockholders of Chem Rx (each, a "Seller" and together, the "Sellers") and the transactions contemplated thereby (the "Transaction"). Chem Rx's board of directors and stockholders have previously approved and adopted the Stock Purchase Agreement and the Transaction;

        (2)   to consider and vote upon an amendment to the certificate of incorporation of Paramount;

        (3)   to consider and vote upon the approval of the 2007 Incentive Compensation Plan (an equity-based incentive compensation plan); and

        (4)   to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve any of the proposals above;

        These items of business are described in the attached proxy statement, which we encourage you to read in its entirety before voting. Only holders of record of Paramount's common stock at the close of business on [            ], 2007 are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements of the special meeting. Only the holders of record of Paramount common stock on that date are entitled to have their votes counted at the Paramount special meeting and any adjournments or postponements of it. Paramount will not transact any other business at the special meeting except for business properly brought before the special meeting or any adjournment or postponement of it by Paramount's board of directors.

        A complete list of Paramount stockholders of record entitled to vote at the special meeting will be available for 10 days before the special meeting at the principal executive offices of Paramount for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

        Your vote is important regardless of the number of shares you own. The first proposal must be approved by the holders of a majority of the shares issued in our initial public offering. The second proposal must be approved by the holders of a majority of the outstanding shares of Paramount common stock. The third proposal must be approved by the holders of a majority of the shares of Paramount common stock present in person or represented by proxy and entitled to vote at the meeting.

        All Paramount stockholders are cordially invited to attend the special meeting in person. However, to ensure your representation at the special meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of Paramount common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the Transaction and the charter amendment proposal.

        The board of directors of Paramount unanimously recommends that you vote "FOR" each of the proposals, which are described in detail in the accompanying proxy statement.

By Order of the Board of Directors,
By:
J. Jay Lobell Secretary

[            ], 2007

SUMMARY OF THE MATERIAL TERMS OF THE TRANSACTION	1
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS	3
SUMMARY	9
The Parties	9
The Transaction	10
The Amended and Restated Certificate of Incorporation	13
The 2007 Incentive Compensation Plan	13
The Adjournment	13
Paramount's Recommendations to Stockholders; Reasons for the Transaction	13
Paramount Inside Stockholders	14
Date, Time and Place of Special Meeting of Paramount's Stockholders	14
Voting Power; Record Date	14
Approval of the Sellers	14
Quorum and Vote of Paramount Stockholders	14
Relation of Proposals	15
IPO Conversion Rights	15
Appraisal Rights	15
Proxies	15
Quotation or Listing	16
Tax Consequences of the Transaction	16
Anticipated Accounting Treatment	16
Regulatory Matters	16
Risk Factors	16
SELECTED SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION	17
Selected Historical Financial Information of Chem Rx and Paramount	17
Selected Historical Financial Information of Paramount Acquisition Corp. (in thousands)	19
Selected Unaudited Pro Forma Condensed Combined Financial Information of Paramount and Chem Rx
RISK FACTORS	21
Risks Related to Chem Rx's Business and Operations	21
Risks Related to the Institutional Pharmacy Industry	24
Risks Related to the Transaction	28
Risks Related to the Financing	32
FORWARD-LOOKING STATEMENTS	35
SPECIAL MEETING OF PARAMOUNT STOCKHOLDERS	37
General	37
Date, Time and Place	37
Purpose of the Paramount Special Meeting	37

i

Recommendation of Paramount Board of Directors	37
Interests of Paramount Directors and Officers in the Transaction	37
Record Date; Who is Entitled to Vote	38
Quorum	38
Abstentions and Broker Non-Votes	38
Vote of Our Stockholders Required	39
Voting Your Shares	39
Revoking Your Proxy	40
Who Can Answer Your Questions About Voting Your Shares	40
No Additional Matters May Be Presented at the Special Meeting	40
IPO Conversion Rights	40
Appraisal Rights	41
Proxy Solicitation Costs	41
Paramount Inside Stockholders	41
Fairness Opinion	41
THE TRANSACTION PROPOSAL	43
General Description of the Transaction	43
Background of the Transaction	43
Recommendation of the Board of Directors and Reasons for the Transaction	46
Fairness Opinion	50
Acquisition Financing	57
Material Federal Income Tax Consequences of the Transaction	58
Anticipated Accounting Treatment	59
Regulatory Matters	60
THE STOCK PURCHASE AGREEMENT	61
General; Structure of Transaction	61
Closing of the Transaction	61
Name; Headquarters; Stock Symbols	61
Transaction Consideration	61
Cash Consideration	61
Cash paid at the closing	61
Post Closing Adjustment	62
Stock Consideration	62
Limitation on Share Ownership	65
Lock Up	65
Representations and Warranties	65
Covenants	67
Other Covenants of the Parties	69
Employee and Employee Benefit Matters	72
Conditions to Closing of the Transaction	72
Indemnification	73

ii

Termination	74
Effect of Termination	75
Fees and Expenses	75
Confidentiality	75
Amendments	75
Extension; Waiver	75
Board of Directors	76
Voting Agreement	76
Registration Rights Agreement	76
Steven Silva Payment Agreement	76
New Jersey Merger	76
Salerno Buyout	77
Employment Agreements	77
PARAMOUNT ACQUISITION CORP./CHEM RX UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2006 AND THE THREE MONTHS ENDED MARCH 31, 2007	79
CHARTER AMENDMENT PROPOSAL	88
Name Change	88
Capitalization	88
New Classified Board	88
Dividends and Distributions	88
Amendments	88
No Action by Written Consent	88
Indemnification	89
Recommendation	89
2007 INCENTIVE COMPENSATION PLAN PROPOSAL	90
Background	90
Potential Dilution	90
Description of the Plan	91
Tax Consequences	93
Vote Required	94
THE ADJOURNMENT PROPOSAL	95
Purpose	95
Required Stockholder Vote to Approve the Adjournment Proposal	95
OTHER INFORMATION RELATED TO PARAMOUNT	96
Business of Paramount	96
Offering Proceeds Held in Trust	96
Fair Market Value of Chem Rx's Business	96
Stockholder Approval of Business Combination	96
Liquidation if no Business Combination	97
Facilities	99

iii

Employees	99
Periodic Reporting and Audited Financial Statements	99
Legal Proceedings	99
Plan of Operations	99
Off-Balance Sheet Arrangements	100
Quantitative and Qualitative Disclosures About Market Risk	100
BUSINESS OF CHEM RX	101
Overview	101
Institutional Pharmacy Services	101
Business Strategy	104
The Long-Term Care Industry	104
Institutional Pharmacy Industry Overview	105
Competition	107
Government Regulation	107
Environmental Matters	112
Legal Proceedings	112
Employees	113
Facilities	113
CHEM RX'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	114
Business and Organizational Structure	114
Industry, Sources of Revenue and Purchasing	114
Results of Operations	115
Liquidity and Capital Resources	117
Contractual Obligations and Commitments	118
Critical Accounting Policies	118
Revenue Recognition	119
Allowance for Doubtful Accounts	119
Inventories	119
Supplier Rebates and Discounts	119
DIRECTORS AND EXECUTIVE OFFICERS OF PARAMOUNT FOLLOWING THE TRANSACTION	120
Executive Officers and Directors	120
Meetings and Committees of the Board of Directors of Paramount	121
Independence of Directors	121
Audit Committee	121
Code of Ethics	123
Compensation Committee Information	123
Nominating Committee Information	123
Election of Board of Directors	123
Executive Compensation	124

iv

Compensation Discussion and Analysis	124
BENEFICIAL OWNERSHIP OF SECURITIES	127
Security Ownership of Certain Beneficial Owners and Management	127
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	130
Paramount Related Party Transactions	130
Chem Rx Related Party Transactions	132
Section 16(a) Beneficial Ownership Reporting Compliance	133
DESCRIPTION OF PARAMOUNT COMMON STOCK AND OTHER SECURITIES	134
General	134
Common Stock	134
Preferred Stock	134
Warrants	135
Unit Purchase Option	136
PRICE RANGE OF PARAMOUNT SECURITIES AND DIVIDENDS	137
Holders	137
Dividends	137
APPRAISAL RIGHTS	138
STOCKHOLDER PROPOSALS	138
EXPERTS	138
WHERE YOU CAN FIND MORE INFORMATION	139
INDEX TO FINANCIAL STATEMENTS	F-1
ANNEX A	—	Stock Purchase Agreement
ANNEX B	—	Form of Charter Amendment
ANNEX C	—	Incentive Compensation Plan
ANNEX D	—	Form of Registration Rights Agreement
ANNEX E	—	Employment Agreements
ANNEX F	—	Form of Voting Agreement
ANNEX G	—	Fairness Opinion
ANNEX H	—	New Jersey Merger Agreement
ANNEX I	—	CIBC Commitment Letter

v

SUMMARY OF THE MATERIAL TERMS OF THE TRANSACTION

  •
  The parties to the Stock Purchase Agreement are Paramount Acquisition Corp. ("Paramount"), B.J.K. Inc., a New York corporation doing business as Chem Rx ("Chem Rx"), and the stockholders of Chem Rx (each, a "Seller" and together, the "Sellers"). See the section entitled "The Transaction Proposal".

  •
  Chem Rx is an independent provider of institutional pharmacy services to alternate site settings, including skilled nursing facilities, adult care facilities, group homes, assisted living facilities and other long-term care institutions. See the section entitled "Business of Chem Rx".

  •
  Pursuant to the Stock Purchase Agreement, Paramount will acquire 100% of the issued and outstanding common stock of Chem Rx in exchange for certain cash and stock consideration. See the section entitled "The Transaction Proposal".

  •
  At the closing of the Stock Purchase Agreement, Paramount will pay $133 million in cash to the Sellers, subject to adjustment in accordance with the Stock Purchase Agreement. Paramount will also issue an aggregate of 1,500,000 newly issued shares of Paramount common stock to the Sellers. Paramount will also pay the Sellers up to $12,500,000 of additional cash and issue up to an aggregate of 9,000,000 additional newly issued shares of Paramount common stock based upon the achievement of certain milestones with respect to Chem Rx's EBITDA and share price following the closing of the Transaction. See the section entitled "The Stock Purchase Agreement—Transaction Consideration".

  •
  Following the execution and delivery of the Stock Purchase Agreement, Paramount and a subsidiary of Paramount ("Merger Sub") entered into an agreement and plan of merger (the "New Jersey Merger Agreement") with ChemRx New Jersey, LLC, a New Jersey limited liability company ("Chem Rx NJ"), Chem Rx and the members of Chem Rx NJ, pursuant to which (i) Merger Sub will merge with and into Chem Rx NJ upon the terms and conditions set forth in the New Jersey Merger Agreement with Chem Rx NJ being the surviving company of the merger and a wholly owned subsidiary of Paramount, and (ii) the members of Chem Rx NJ will receive in exchange for their membership interests in Chem Rx NJ an aggregate of 1,000,000 newly-issued shares of Paramount common stock. See the section entitled "The Stock Purchase Agreement—New Jersey Merger".

  •
  At the closing of the Transaction, Paramount will enter into senior secured credit facilities in an aggregate amount of $177 million. Paramount has received a commitment letter from CIBC World Markets Corp. to provide such debt financing. See the section entitled "The Transaction Proposal—Acquisition Financing".

  •
  After the Transaction is consummated, the board of directors of Paramount will initially consist of two directors designated by Chem Rx (Jerry Silva, currently the chief executive officer of Chem Rx, and Steven Silva, currently the chief operating officer of Chem Rx), two directors designated by Paramount (J. Jay Lobell and David Kellman), three independent directors mutually chosen and agreed upon by Paramount and Chem Rx and, to the extent required to satisfy the rules of Nasdaq or any other exchange on which Paramount's shares are traded, two additional independent directors. The board of directors will be classified into three classes as nearly equal in number as possible, with initial terms expiring in 2008, 2009 and 2010, respectively, with subsequent terms of three years. See the sections entitled "The Stock Purchase Agreement—Board of Directors" and "Charter Amendment Proposal".

  •
  Jerry Silva, Chem Rx's chief executive officer, and other key employees of Chem Rx have entered into employment agreements with Paramount, effective upon the consummation of the Transaction. See the section entitled "The Stock Purchase Agreement—Employment Agreements".

  •
  The Sellers will be restricted from transferring any shares of Paramount common stock issued pursuant to the Stock Purchase Agreement for 180 days following the closing of the Transaction. Upon the expiration of the 180-day period, the lock-up will expire with respect to 50% of the total number of shares of Paramount common stock. It will expire with respect to 75% of the total number of shares nine months after the closing and the restriction will terminate with respect to the remaining shares on the first anniversary of the closing date. See the section entitled "The Stock Purchase Agreement—Lock-Up".

  •
  At the closing of the Stock Purchase Agreement, Paramount and the Sellers will enter into a registration rights agreement pursuant to which Paramount will grant to the Sellers certain "piggyback", "demand" and "S-3" registration rights with respect to the shares of Paramount common stock they receive as consideration for their shares in Chem Rx. See the section entitled "The Stock Purchase Agreement—Registration Rights Agreement".

  •
  At the closing of the Stock Purchase Agreement, Paramount will enter into a Voting Agreement with the Sellers and certain other stockholders of Paramount, pursuant to which, among other things, Paramount will agree to take such actions as are within Paramount's control to provide for the Board of Directors to consist of seven members (or nine members if Paramount is required to designate additional independent directors) and to enable the election to the board of the persons to be designated to the board, as described above. See the section entitled "The Stock Purchase Agreement—Voting Agreement".

  •
  In addition to voting on the Transaction proposal, the stockholders of Paramount will vote on proposals to amend its charter and to approve a long term incentive plan. See the sections entitled "Charter Amendment Proposal" and "2007 Incentive Compensation Plan Proposal".

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

1.
Q. Why am I receiving this proxy statement?

  A. Paramount has agreed to acquire 100% of the issued and outstanding common stock of Chem Rx under the terms of the Stock Purchase Agreement dated as of June 1, 2007, among Paramount, Chem Rx and the Sellers, and the transactions contemplated thereby, which are described in this proxy statement. This agreement is referred to as the Stock Purchase Agreement, a copy of which is attached to this proxy statement as Annex A, which we encourage you to review in its entirety. In this proxy statement we refer to the acquisition by Paramount of the common stock of Chem Rx and the related transactions contemplated by the Stock Purchase Agreement as the "Transaction".

  In order to complete the Transaction, Paramount stockholders must vote to approve (i) the Stock Purchase Agreement and the transactions contemplated thereby, (ii) the amendment and restatement of Paramount's certificate of incorporation and (iii) the adoption of an incentive compensation plan. Paramount's amended and restated certificate of incorporation, as it will appear if it is approved, is annexed as Annex B hereto. The incentive compensation plan is annexed as Annex C hereto.

  Paramount will hold a special meeting of its stockholders on [            ], 2007 to obtain these approvals. This proxy statement contains important information about the proposed Transaction, the other proposals and the meeting of Paramount stockholders. You should read it carefully.

  Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this proxy statement.

2.
Q. Why is Paramount proposing the Transaction?

  A. Paramount was organized to effect a transaction, capital stock exchange, asset acquisition or other similar business combination with an operating business in the healthcare industry and its related infrastructures. Chem Rx provides institutional pharmacy services to skilled nursing facilities and other long-term healthcare institutions. Paramount believes that Chem Rx is well-positioned for growth and that ownership of Chem Rx will provide Paramount stockholders with an opportunity to participate in a company with a history of sales and earnings, and growth potential.

3.
Q. What is being voted on?

  A. There are four proposals on which the Paramount stockholders are being asked to vote. The first proposal is to adopt and approve the Stock Purchase Agreement and transactions contemplated thereby. We refer to this proposal as the Transaction proposal.

  The second proposal is to approve an amendment to the certificate of incorporation. We refer to this proposal as the charter amendment proposal.

  The third proposal is to approve Paramount's 2007 Incentive Compensation Plan. We refer to this proposal as the incentive compensation plan proposal.

  The fourth proposal is to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies for any of the other proposals.

4.
Q: Who can vote at the special meeting?

  A: Holders of Paramount common stock at the close of business on [            ], 2007, the record date for the special meeting, may vote in person or by proxy on the proposals at the special meeting. On the record date, 11,900,000 shares of Paramount common stock were outstanding and entitled to vote at the special meeting. As of the record date, Paramount's directors and executive officers and their affiliates owned approximately 18% of the outstanding shares of Paramount common stock.

5.
Q. What vote is required in order to adopt the Transaction proposal?

  A. The approval of the Transaction will require the affirmative vote of holders of a majority of the outstanding shares of Paramount's common stock that were issued in Paramount's initial public offering (the "IPO"). However, if the holders of 20% or more of the shares of the common stock issued in the IPO, vote against the Transaction and demand that Paramount convert their shares into a pro rata portion of Paramount's trust account as of the date two business days prior to the consummation of the Transaction, then the Transaction will not be consummated. No vote of the holders of Paramount's outstanding warrants is necessary to adopt the Transaction proposal or other proposals and Paramount is not asking the warrant holders to vote on the Transaction proposal or the other proposals. Paramount will not consummate the Transaction unless the charter amendment proposal and the incentive compensation plan proposal are also approved. The incentive compensation plan has been approved by Paramount's board of directors and will be effective upon consummation of the Transaction, subject to stockholder approval of the plan. If the Transaction proposal is not approved, none of the other proposals will be presented for approval.

6.
Q. What vote is required in order to adopt the charter amendment proposal?

  A. The approval of the charter amendment proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Paramount's common stock. The approval of the charter amendment proposal is a condition to the consummation of the Transaction.

7.
Q. What vote is required in order to adopt the incentive compensation plan?

  A. The approval of the incentive compensation plan proposal will require the affirmative vote of the holders of a majority of the shares of Paramount common stock represented in person or by proxy and entitled to vote at the special meeting. The approval of the incentive compensation plan proposal is also a condition to the consummation of the Transaction proposal.

8.
Q. Why is Paramount proposing the incentive compensation plan?

  A. Paramount is proposing the incentive compensation plan to enable it to attract, retain and reward Chem Rx's directors, officers, employees and consultants using equity-based incentives. The incentive compensation plan has been approved by Paramount's board of directors and will be effective upon consummation of the Transaction, subject to stockholder approval of the plan.

9.
Q. Does the Paramount board of directors recommend voting in favor of the Transaction proposal, the charter amendment proposal, the incentive compensation plan proposal and the adjounment proposal?

  A. Yes. After careful consideration of the terms and conditions of the Transaction proposal, the charter amendment proposal and the incentive compensation plan proposal, the board of directors of Paramount has (i) approved and declared advisable the Transaction and determined that the Transaction is fair to and in the best interests of Paramount and its stockholders and (ii) approved and authorized the amended and restated certificate of incorporation and the incentive compensation plan. The Paramount board of directors recommends that Paramount stockholders vote FOR each of (i) the Transaction proposal, (ii) the charter amendment proposal and (iii) the incentive compensation plan proposal. However, the members of Paramount's board of directors may have interests in the Transaction that are different from, or in addition to, your interests as a stockholder. For a description of such interests, please see the section entitled "The Transaction Proposal—Interests of Paramount Directors and Officers in the Transaction".

  For a description of the factors considered by Paramount's board of directors in making its determination, see the section entitled "Recommendation of the Board of Directors and Reasons for the Transaction".

10.
Q. Has Paramount obtained an opinion from a third party that the Transaction is fair, from a financial point of view, to the stockholders of Paramount?

  A. Yes. In connection with the board of directors' approval of the Transaction, Capitalink, L.C. delivered a written opinion to Paramount's board of directors that, as of the date of such opinion, the consideration to be paid by Paramount in connection with the Transaction is fair, from a financial point of view, to the stockholders of Paramount. The full text of Capitalink's opinion, dated June 1, 2007, is attached to this proxy statement as Annex G. You should read this opinion carefully and in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken.

11.
Q. What will happen in the proposed Transaction?

  A. At the closing of the transactions contemplated by the Stock Purchase Agreement, Paramount will acquire 100% of the issued and outstanding common stock of Chem Rx and 100% of the membership interests in Chem Rx NJ in exchange for cash and shares of Paramount common stock, some of which are payable or issuable to the Sellers only upon the future satisfaction of certain financial performance criteria. For a description of the Transaction consideration please see the section entitled "The Stock Purchase Agreement—Transaction Consideration".

12.
Q. How do the Paramount insiders intend to vote their shares?

  A. All of the Paramount insiders (including all of Paramount's officers and directors) have agreed to vote their respective shares of common stock that were owned prior to the IPO on the Transaction proposal in accordance with the vote of the majority of the shares of common stock issued in the IPO. They have indicated that they will vote such shares in favor of the charter amendment proposal and the incentive compensation plan proposal. In accordance with their recommendations, the initial stockholders have also indicated that they intend to vote any shares they acquired as part of or following the IPO in favor of all of the proposals.

13.
Q. What will I receive in the proposed Transaction?

  A. Paramount stockholders will continue to hold the shares of Paramount common stock that they owned prior to the Transaction.

14.
Q. What will the Sellers receive in the proposed Transaction?

  A. The Sellers will receive cash and shares of Paramount common stock, some of which are issuable to the Sellers only upon the future satisfaction of certain financial performance criteria. See the section entitled "The Stock Purchase Agreement—Transaction Consideration".

15.
Q. Do I have conversion rights?

  A. If you hold shares of common stock issued in Paramount's IPO, which we refer to as "IPO shares", then you have the right to vote against the Transaction proposal and demand that Paramount convert such IPO shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Paramount's IPO are held. We sometimes refer to these rights to vote against the Transaction and demand conversion of the shares into a pro rata portion of the trust account as the "IPO conversion rights".

16.
Q. How do I exercise my IPO conversion rights?

  A. If you wish to exercise your IPO conversion rights, you must vote against the Transaction proposal and at the same time demand that Paramount convert your IPO shares into cash. Any action that does not include an affirmative vote against the Transaction proposal will prevent you from exercising your IPO conversion rights. You may exercise your IPO conversion rights either by checking the box on the proxy card or by submitting your request in writing to Paramount at the address listed at the end of this section. If you (i) initially vote for the Transaction proposal but then wish to vote against it and exercise your IPO conversion rights or (ii) initially vote against the Transaction proposal and wish to exercise your IPO conversion rights but do not check the box on the proxy card providing for the exercise of your IPO conversion rights or do not send a written request to Paramount to exercise your IPO conversion rights, or (iii) initially vote against the Transaction proposal but later wish to vote for it, you may request that Paramount send to you another proxy card on which you may indicate your intended vote and, if that vote is against the Transaction proposal, exercise your IPO conversion rights by checking the box provided for such purpose on the proxy card. You may make such request by contacting Paramount at the phone number or address listed at the end of this section. Any corrected or changed proxy card or written demand of IPO conversion rights must be received by Paramount prior to the special meeting. If, notwithstanding your negative vote, the Transaction is consummated, then you will be entitled to receive a pro rata portion of the trust account, including any interest earned thereon as of the date two business days prior to the consummation of the Transaction. As of the record date, there was approximately $[             ] in trust, so you will be entitled to convert each IPO share that you hold into approximately $[             ]. If you exercise your IPO conversion rights, then you will be exchanging your IPO shares for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the closing of the Transaction and then tender your stock certificate. Exercise of your IPO conversion rights does not result in either the conversion or a loss of your warrants. Any warrants that you own will continue to be outstanding and exercisable following a conversion of your IPO shares and the consummation of the Transaction. See the section entitled "Special Meeting of Paramount Stockholders—IPO Conversion Rights".

17.
Q. What if I object to the proposed Transaction? Do I have appraisal rights?

  A. Paramount Stockholders do not have appraisal rights in connection with the Transaction under the General Corporation Law of the State of Delaware (the "DGCL"). See the section entitled "Appraisal Rights". You may, however, exercise your IPO conversion rights. See the section entitled "Special Meeting of Paramount Stockholders—IPO Conversion Rights".

18.
Q. What happens to the funds deposited in the trust account after consummation of the Transaction?

  A. Upon consummation of the Transaction, Paramount stockholders electing to exercise their IPO conversion rights will receive their pro rata portion of the funds in the trust account. The balance of the funds in the trust account will be released to us and will be applied toward the payment of the cash consideration and transaction expenses.

19.
Q. Who will manage Paramount after the acquisition of Chem Rx?

  A. Paramount and certain key employees of Chem Rx have entered into employment agreements. Paramount and Jerry Silva entered into a three-year employment agreement pursuant to which Jerry Silva will serve as the chief executive officer and chairman of the board of Paramount. Paramount and Steven Silva entered into a five-year employment agreement pursuant to which Steven Silva will serve as president and chief operating officer of Paramount. Paramount has also entered into three-year employment agreements with each of Chuck Kelly and Mike Segal, pursuant to which Mr. Kelly will serve as Chief Financial Officer and Mr. Segal will serve as Vice-President of New Jersey Operations. For a description of the employment agreements, see the section entitled "The Stock Purchase Agreement—Employment Agreements".

20.
Q. When do you expect the Transaction to be completed?

  A. It is currently anticipated that the Transaction will be consummated promptly following the Paramount special meeting on [            ], 2007. For a description of the conditions to completion of the Transaction, see the section entitled "The Stock Purchase Agreement—Conditions to the Closing of the Transaction".

21.
Q. What do I need to do now?

  A. Paramount urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the Transaction will affect you as a stockholder of Paramount. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

22.
Q. How do I vote?

  A. If you are a holder of record of Paramount common stock, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in "street name," which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares.

23.
Q. If my shares are held in "street name," will my broker, bank or nominee automatically vote my shares for me?

  A. No. Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. You should instruct your broker to vote your shares, following the procedures provided by your broker. Failure to instruct your broker to vote your shares will have the same effect as voting "AGAINST" the proposals.

24.
Q. Can I change my vote after I have mailed my signed proxy card?

  A. Yes. Send a later-dated, signed proxy card to Paramount's secretary at the address of Paramount's corporate headquarters prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Paramount's chief executive officer before the special meeting.

25.
Q. Do I need to send in my stock certificates?

  A. No. Paramount stockholders who do not elect to have their shares converted into the pro rata share of the trust account should not submit their stock certificates now or after the Transaction is consummated, because their shares will not be converted or exchanged as a result of the consummation of the Transaction.

26.
Q. What should I do if I receive more than one set of voting materials?

  A. You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Paramount shares.

27.
Q. What are the federal income tax consequences of the Transaction to Paramount and its stockholders?

  A. The Transaction will not be a taxable event for Paramount or its stockholders for federal income tax purposes. Accordingly, neither Paramount nor any Paramount stockholder (other than a stockholder who exercises its IPO conversion rights) will recognize any gain or loss for federal income tax purposes.

  A stockholder of Paramount who exercises IPO conversion rights and effects a termination of the stockholder's interest in Paramount will generally be required to recognize capital gain or loss upon the exchange of that stockholder's shares of common stock of Paramount for cash, if such shares were held as a capital asset on the date of the consummation of the Transaction. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder's shares of Paramount common stock.

  For a description of the material federal income tax consequences of the Transaction, please see the information set forth in "The Transaction Proposal—Material Federal Income Tax Consequences of the Transaction".

28.
Q. Who can help answer my questions?

  A. If you have questions about the Transaction or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

  J. Jay Lobell
  Paramount Acquisition Corp.
  787 Seventh Avenue, 48th Floor
  New York, New York 10019
  Tel: (212) 554-4300

  You may also obtain additional information about Paramount from documents filed with the SEC by following the instructions in the section entitled "Where You Can Find More Information".

SUMMARY

        This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the Transaction, you should read this entire document carefully, including the Stock Purchase Agreement attached as Annex A to this proxy statement and the other agreements, instruments and documents attached as annexes to this proxy statement.

The Parties

        Paramount.    Paramount is a blank check company organized as a corporation under the laws of the State of Delaware on June 1, 2005. It was formed to effect a business combination with an unidentified operating business in the healthcare industry. On October 21, 2005, it consummated an IPO of units consisting of one share of common stock and two warrants from which it derived net proceeds of approximately $53,473,000 (including proceeds from the exercise of the over-allotment options). The Paramount units, common stock and warrants are quoted on the Over-the-Counter Bulletin Board (OTCBB) under the symbols PMQCU for the units, PMQC for the common stock and PMQCW for the warrants. The shares of Paramount common stock that were issued in the IPO are referred to as Paramount's "IPO shares" in this proxy statement. Approximately $52,164,500 of the net proceeds of the IPO were placed in a trust account. Such funds, with the interest earned thereon, will be released to, or to the order of, Paramount upon consummation of the Transaction.

        At the closing to the IPO, approximately $1,309,000, was held outside of the trust account and has been and will be used by Paramount to pay expenses incurred in its pursuit of a business combination. Substantially all of such amount has been used to identify, evaluate and negotiate with prospective acquisition candidates (including with respect to the negotiation and structuring of the Contribution Agreement, dated August 25, 2006, among Paramount, BioValve Technologies Inc., BTI Tech Inc. and Valeritas LLC, which was terminated in January 2007). At March 31, 2007, Paramount had cash outside of the trust fund of $23,998 and other current assets of $96,101 and total liabilities of $1,090,181. Paramount's working capital deficiency (excluding investments held in trust) amounted to $970,082. An affiliate of Paramount's chairman, Paramount BioCapital Asset Management, Inc. ("Paramount Biocapital"), has advanced money to Paramount and has made payments to third parties on Paramount's behalf. Such loans and advances totaled approximately $30,000 as of March 31, 2007, and $[            ] as of [            ], 2007, the record date. All of Paramount's transaction expenses (including any amounts paid by Paramount Biocapital on Paramount's behalf or loaned to Paramount) will be paid following the closing of the Transaction.

        Other than its IPO and the pursuit of a business combination, Paramount has not engaged in any business to date. If Paramount does not consummate a business combination by October 27, 2007, then, pursuant to Article Sixth of its certificate of incorporation, Paramount's officers must take all actions necessary to dissolve and liquidate Paramount as soon as reasonably practicable following such date. Such actions include (i) prompt notice to the trustee of the trust account who will then notify the accounts where the funds are invested to commence liquidation of any investments that are not already in cash; and (ii) using any of Paramount's cash remaining outside of the trust account to pay liabilities. The amount to be distributed to holders of Paramount's IPO shares in a liquidation will be the amount in the trust account plus any cash remaining outside of the trust account after the payment of Paramount's liabilities. Currently, Paramount does not expect to have any cash remaining outside of the trust account after the payment of such liabilities.

        The mailing address of Paramount's principal executive office is Paramount Acquisition Corp., 787 Seventh Avenue, 48th Floor New York, New York 10019, and its telephone number is (212) 554-4300.

        Chem Rx.    Chem Rx™ provides institutional pharmacy services to skilled nursing facilities and other long-term healthcare institutions. Chem Rx services over 60,000 beds in approximately 400 institutions, primarily from its main pharmacy operations center in Long Beach, New York, and to a lesser extent from its operating facilities in Plainfield, New Jersey and Sciota, Pennsylvania. "Chem Rx" is a trademark under which B.J.K. Inc., a New York corporation, conducts the business described herein. Chem Rx is headquartered in Long Beach, NY and the mailing address of its principal executive office is 750 Park Place, Long Beach, New York 11561. The website for Chem Rx is www.chemrx.net. See the section entitled "Business of Chem Rx" for additional information.

The Transaction

The Stock Purchase Agreement

        At the closing of the transactions contemplated by the Stock Purchase Agreement, Paramount will acquire all of the issued and outstanding common stock of Chem Rx from the Sellers. The purchase price for the shares is $133,000,000 (subject to adjustments), an aggregate of 1,500,000 newly issued shares of Paramount common stock and up to an additional $12,500,000 cash and up to an additional 9,000,000 newly issued shares of Paramount common stock, subject to the future satisfaction of certain financial performance criteria of Paramount. Paramount will assume up to $32.5 million in debt from Chem Rx. Any additional indebtedness for borrowed money owed by Chem Rx at the closing will reduce the purchase price dollar for dollar. Paramount will acquire 100% of the membership interests of ChemRx New Jersey, LLC ("Chem Rx NJ") from the current members of Chem Rx NJ (the "NJ Sellers") for an aggregate consideration of 1,000,000 newly issued shares of Paramount common stock.

        Based on the closing price of a share of Paramount common stock on June 1, 2007 ($5.55), the date the Stock Purchase Agreement was signed by the parties, with respect to the shares to be issued at the closing of the Transaction, and assuming all contingent issuances of stock (valued at $5.55 per share) and payments of cash were to be made on the closing date, the value of the total maximum consideration that may be given by Paramount in the acquisition is approximately $209,325,000. Based on a last sale price of $[    ] a share of Paramount common stock on [            ], 2007, the record date, such assumed total maximum consideration is $[            ]. The Transaction consideration is described in more detail below under "The Stock Purchase Agreement—Transaction Consideration."

        Post-Closing Ownership of Paramount Common stock.    As a result of the Transaction, and assuming that no Paramount stockholder demands that Paramount convert its shares to cash as permitted by Paramount's certificate of incorporation and assuming that none of Paramount warrants or options are exercisable, the Sellers (including the NJ Sellers) will own approximately 17.4% of the outstanding Paramount common stock and the current stockholders of Paramount will own approximately 82.6% of the outstanding Paramount common stock immediately after the closing of the Transaction. Assuming 19.9% of the outstanding Paramount common stock votes against the acquisition and such stock is converted into cash and assuming that none of Paramount warrants or options are exercised, the existing Paramount stockholders will own approximately 80% of the outstanding common stock of Paramount immediately following the closing. The Stock Purchase Agreement caps the aggregate number of shares that may be issued to the Sellers and the NJ Sellers at 20% of Paramount's outstanding shares of Common Stock. See the section entitled "The Stock Purchase Agreement—Transaction Consideration."

        Representations, warranties and covenants.    The parties have made customary representations, warranties and covenants in the Stock Purchase Agreement, including Chem Rx's agreement to operate in the ordinary course and not engage in certain kinds of transactions. Both Paramount and Chem Rx have agreed not to solicit alternative transactions.

        Conditions to Closing.    The closing of the transaction is subject to Paramount stockholder approval and Paramount's receipt of debt financing, as well as customary closing conditions. In addition, the closing is conditioned on (i) no more than 20% in interest of Paramount's IPO shares having demanded that Paramount redeem their shares for cash as permitted by the Paramount certificate of incorporation and (ii) the merger of Chem Rx NJ and the buyout of Chem Rx/Salerno's, LLC having been consummated. See "The Stock Purchase Agreement—Conditions to Closing of the Transaction".

        Indemnification.    The Stock Purchase Agreement provides that the Sellers will jointly and severally indemnify Paramount and its affiliates, and Paramount will indemnify the Sellers and their affiliates, against any losses arising from a breach or inaccuracy of any representation or warranty of such party or a breach or failure to perform any covenant of such party. The Sellers will also indemnify Paramount against any Seller transaction expense to the extent such amounts are not taken into account in calculating the cash consideration. Subject to certain exceptions, indemnification for breach of a representation or warranty is subject to a $2,000,000 threshold, after which losses in excess of $500,000 will be indemnifiable, and a $25,000,000 cap. Subject to certain exceptions, the representations and warranties of the parties expire 18 months following the closing of the Transaction.

        Termination.    The Stock Purchase Agreement contains certain termination rights for both Paramount and the Sellers under specified circumstances, including in the event that the closing of the transactions contemplated by the Stock Purchase Agreement has not occurred by October 27, 2007 (except in certain specified circumstances pursuant to which the closing of the Transaction may be extended).

        Board of Directors and Voting Agreement.    Pursuant to the Stock Purchase Agreement, Paramount's board of directors will initially consist of two directors appointed by Chem Rx (Jerry Silva and Steven Silva), two directors appointed by Paramount (J. Jay Lobell and David Kellman), three independent directors mutually chosen and agreed upon by Paramount and Chem Rx and, to the extent required by the rules of the Nasdaq or any other exchange on which Paramount shares are traded, two additional independent directors. At the closing of the Stock Purchase Agreement, Paramount will enter into a Voting Agreement with the Sellers and certain other stockholders of Paramount pursuant to which, among other things, Paramount will agree to take such actions as are within Paramount's control to enable the election to the board of the persons to be designated by Paramount and Chem Rx to the board.

        A copy of the form of the Voting Agreement is attached as Annex F to this proxy statement. We encourage you to read it in its entirety.

Merger with Chem Rx New Jersey, LLC

        In connection with the Transaction, a wholly owned subsidiary of Paramount ("Merger Sub") has entered into an Agreement and Plan of Merger among Paramount, Chem Rx, Merger Sub, Chem Rx NJ and the members of Chem Rx NJ, pursuant to which, among other things, Merger Sub will be merged with and into Chem Rx NJ, and the membership interests in Chem Rx NJ will be converted into the right to receive an aggregate of 1,000,000 newly issued shares of Paramount common stock. A copy of the New Jersey Merger Agreement is attached to this proxy statement as Annex H, which we encourage you to read in its entirety.

Acquisition Financing

        We have received commitments for a total of $177 million of debt financing from CIBC Inc. and CIBC World Markets Corp. (together, "CIBC") consisting of a $90 million senior secured first lien term loan facility, a $20 million senior secured first lien delayed draw term loan facility, a $25 million senior secured first lien revolving credit facility and a $42 million senior secured second lien term loan facility. We will use the proceeds of the first lien term loans, along with the proceeds from the second lien term loans and the funds currently held by us in our trust account to finance the cash portion of the purchase price payable to the Sellers in the Transaction, to repay existing indebtedness, of Chem Rx and Chem Rx NJ and to pay fees and expenses related to the Transaction and the financing.

        A copy of the commitment letter from CIBC is attached as Annex I to this proxy statement. We encourage you to read it in its entirety.

Registration Rights Agreements

        At the closing of the Stock Purchase Agreement, Paramount and the Sellers will enter into a registration rights agreement pursuant to which Paramount will grant to the Sellers certain "piggyback", "demand" and "S-3" registration rights with respect to the shares of Paramount common stock that are issuable to the Sellers upon the closing of the Transaction and upon the satisfaction of certain milestones.

        A copy of the form of the Registration Rights Agreement is attached as Annex D to this proxy statement. We encourage you to read it in its entirety.

Employment Agreements

        Paramount and certain key employees of Chem Rx have entered into employment agreements.

        Paramount and Jerry Silva entered into a three-year employment agreement pursuant to which Jerry Silva will serve as the chief executive officer and chairman of the board of Paramount. Pursuant to his employment agreement, Jerry Silva will be entitled to an initial base salary of $500,000, which will be reviewed and subject to upward adjustment, at the discretion of the board, an annual incentive bonus of up to $250,000. Jerry Silva will also be entitled to receive severance upon termination of his employment.

        Paramount and Steven Silva entered into a five-year employment agreement pursuant to which Steven Silva will serve as President and Chief Operating Officer of Paramount. Pursuant to his employment agreement, Steven Silva will be entitled to an initial base salary of $500,000, which will be reviewed and subject to upward adjustment, at the discretion of the board, an annual incentive bonus of up to $250,000. Steven Silva will also be entitled to receive severance upon termination of his employment.

        Paramount and Chuck Kelly entered into a three-year employment agreement pursuant to which Chuck Kelly will serve as Chief Financial Officer. Pursuant to his employment agreement, Mr. Kelly will be entitled to an initial base salary of $265,000, which will be reviewed and subject to upward adjustment, at the discretion of the board, an annual incentive bonus of up to $125,000. Mr. Kelly will also be entitled to receive severance upon termination of his employment.

        Paramount and Michael Segal entered into a three-year employment agreement pursuant to which Michael will serve as Vice President-New Jersey Operations. Pursuant to his employment agreement, Mr. Segal will be entitled to an initial base salary of $250,000, which will be reviewed and subject to upward adjustment, an annual incentive bonus of up to $125,000. Mr. Segal will also be entitled to receive annual bonuses and severance upon termination of his employment.

        If the closing of the Transaction does not occur, the employment agreements are null and void and of no further force and effect. The employment agreements are attached as Annex E to this proxy statement. We encourage you to read them in their entirety.

Salerno Buyout

        Following the execution and delivery of the Stock Purchase Agreement, Chem Rx will enter into an agreement with Benny Salerno, pursuant to which Chem Rx will acquire the 8.82352% interest owned by Benny Salerno in Chem Rx/Salerno's, LLC, a Pennsylvania limited liability company and a subsidiary of Chem Rx ("Chem Rx PA"). Following the closing of the transactions contemplated by that agreement, Chem Rx PA will be a wholly owned subsidiary of Chem Rx.

The Amended and Restated Certificate of Incorporation

        The amendment and restatement of Paramount's certificate of incorporation is being proposed in order to (i) change Paramount's name to "Chem Rx Corporation", (ii) provide for a new classified board, split into three classes as nearly equal in number as possible, with initial terms expiring in 2008, 2009 and 2010, respectively, with subsequent terms of three years, (iii) increase Paramount's authorized capital to 151,000,000 shares of which 150,000,000 shares will be common stock and 1,000,000 shares will be blank check preferred stock and (iv) eliminate certain provisions that are applicable to Paramount only prior to its completion of a business combination. A copy of the Amended and Restated Certificate of Incorporation is attached as Annex B to this Proxy Statement. We encourage you to read the Amended and Restated Certificate of Incorporation in its entirety.

The 2007 Incentive Compensation Plan

        The 2007 Incentive Compensation Plan will make available 1,350,000 shares of Paramount common stock for issuance in accordance with the plan's terms. The purpose of the plan is to create incentives designed to motivate Paramount's employees to significantly contribute toward our growth and profitability, to provide Paramount executives, directors and other employees and persons who, by their position, ability and diligence are able to make important contributions to our growth and profitability, with an incentive to assist us in achieving our long-term corporate objectives, to attract and retain executives and other employees of outstanding competence and to provide such persons with an opportunity to acquire an equity interest in Paramount. The plan is attached as Annex C to this proxy statement. We encourage you to read the plan in its entirety.

The Adjournment

        In the event there are not sufficient votes at the time of the special meeting to approve the Transaction proposal, the incentive compensation plan proposal or the charter amendment proposal, the chairperson of the meeting, may submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies. Approval of the adoption of the adjournment proposal requires the affirmative vote of holders of a majority of the shares of our common stock present, in person or by proxy, at the special meeting.

Paramount's Recommendations to Stockholders; Reasons for the Transaction

        After careful consideration of the terms and conditions of the Transaction, the amended and restated certificate of incorporation and the incentive compensation plan, the board of directors of Paramount has (i) approved and declared advisable the Transaction and determined that the Transaction is fair to and in the best interests of Paramount and its stockholders and (ii) approved and authorized the amended and restated certificate of incorporation and the incentive compensation plan. In reaching its decision with respect to the Transaction, the board of directors of Paramount reviewed, among other things, various industry and financial data in order to determine that the consideration to be paid to Chem Rx was reasonable. In addition, Paramount received an opinion from Capitalink, which is included with this proxy statement as Annex G, that, in its opinion, the acquisition consideration is fair to Paramount's stockholders from a financial point of view. Accordingly, Paramount's board of directors recommends that Paramount stockholders vote:

  FOR the Transaction proposal;

  FOR the charter amendment proposal;

  FOR the incentive compensation plan proposal.

Paramount Inside Stockholders

        On the record date, directors and executive officers of Paramount and their affiliates (the "Paramount Inside Stockholders") beneficially owned and were entitled to vote 2,175,000 shares or approximately 18.3% of Paramount's outstanding common stock. In connection with its IPO, Paramount and EarlyBirdCapital, Inc., the managing underwriter of the IPO, entered into agreements with each of the Paramount Inside Stockholders pursuant to which each Paramount Inside Stockholder agreed to vote his shares of Paramount common stock held prior to the IPO on the Transaction proposal in accordance with the majority of the votes cast by the holders of shares issued in connection with the IPO. The Paramount Inside Stockholders also agreed, in connection with the IPO, to place their pre-IPO shares in escrow until October 21, 2008. Finally, in accordance with their recommendations, the Paramount Inside Stockholders have also indicated that they intend to vote any shares they acquired as part of or following the IPO in favor of all of the proposals.

Date, Time and Place of Special Meeting of Paramount's Stockholders

        The special meeting of the stockholders of Paramount will be held at [            ], eastern time, on [            ], 2007, at the offices of Covington & Burling LLP, Paramount's counsel, at 620 Eighth Avenue, New York, New York 10018 to consider and vote upon the Transaction proposal, the charter amendment proposal and the incentive compensation plan proposal and, if necessary, the adjournment proposal.

Voting Power; Record Date

        You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of Paramount common stock at the close of business on [            ], 2007, which is the record date for the special meeting. You will have one vote for each share of Paramount common stock you owned at the close of business on the record date. Paramount warrants do not have voting rights. On the record date, there were [            ] shares of Paramount common stock outstanding.

Approval of the Sellers

        The Sellers have approved the Stock Purchase Agreement and the transactions contemplated thereby for purposes of the Delaware General Corporation Law. Accordingly, no further action by the Sellers or Chem Rx is needed to approve the Transaction.

Quorum and Vote of Paramount Stockholders

        A quorum of Paramount stockholders is necessary to hold a valid meeting. A quorum will be present at the Paramount special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

  •
  The approval of the Transaction proposal will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock that were issued in our IPO. The Transaction will not be consummated if the holders of 20% or more of the common stock issued in Paramount's IPO (1,955,000 shares or more) exercise their IPO conversion rights.

  •
  The approval of the charter amendment proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Paramount common stock on the record date. The Transaction will not be consummated if the charter amendment proposal is not approved.

  •
  The approval of the incentive compensation plan will require the affirmative vote of the holders of a majority of the shares of Paramount common stock represented in person or by proxy and entitled to vote at the meeting. If the Transaction proposal and the charter amendment proposal are not approved, the incentive compensation plan will not be adopted.

  •
  The approval of the adjournment proposal will require the affirmative vote of a majority of the shares of Paramount common stock represented in person or by proxy and entitled to vote at the meeting. The adjournment proposal will not be considered at the meeting unless, based on the tabulated vote at the time of the meeting, Paramount is not authorized to consummate the Transaction.

        Abstentions will have the same effect as a vote "AGAINST" each of the proposals. Broker non-votes, while considered present for the purposes of establishing a quorum, will have the effect of votes against the Transaction proposal and the proposal to amend the certificate of incorporation, but will have no effect on the incentive compensation plan proposal or the adjournment proposal. Please note that you cannot seek conversion of your shares unless you affirmatively vote against the Transaction.

Relation of Proposals

        The Transaction will not be consummated unless the charter amendment proposal is approved, and the charter amendment proposal and incentive compensation plan proposal will not be presented to the meeting for adoption unless the Transaction is approved. The incentive compensation plan has been approved by Paramount's board of directors and will take effect upon consummation of the Transaction, subject to stockholder approval of the plan. The adjournment proposal will not be considered at the meeting unless, based on the tabulated vote at the time of the special meeting, Paramount is not authorized to consummate the Transaction.

IPO Conversion Rights

        Pursuant to Paramount's certificate of incorporation, a holder of shares of Paramount's IPO shares may, if the stockholder votes against the Transaction, demand that Paramount convert such shares into cash. This demand must be made in writing at the same time that the stockholder votes against the Transaction proposal. If properly demanded, Paramount will convert each such share of common stock into a pro rata portion of the trust account as of the date two business days prior to the consummation of the Transaction. If you exercise your IPO conversion rights, then you will be exchanging your shares of Paramount common stock for cash and will no longer own the shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the closing of the Transaction and then tender your stock certificate to Paramount. If the Transaction is not completed, these shares will not be converted into cash. However, if we are unable to complete the Transaction by October 27, 2007, we may be forced to liquidate and in that case all holders of Paramount's IPO shares will receive at least the amount they would have received if they sought conversion of their shares and we did consummate the Transaction.

        The Transaction will not be consummated if the holders of 20% or more of the IPO shares (1,955,000 shares or more) exercise their IPO conversion rights.

Appraisal Rights

        Paramount stockholders do not have appraisal rights in connection with the Transaction under the DGCL.

Proxies

        Proxies may be solicited by mail, telephone or in person. If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the special meeting.

Quotation or Listing

        Paramount's outstanding common stock, warrants and units are quoted on the OTCBB. Paramount will use its commercially reasonable efforts to obtain the listing for trading on Nasdaq of Paramount common stock and warrants. In the event Paramount's common stock and warrants are listed on Nasdaq at or following the time of the closing of the Transaction, the symbols will be changed to those determined by the board of directors of Paramount together with Nasdaq, that are reasonably representative of the corporate name or business of Paramount. If any such securities are not eligible to be quoted on Nasdaq, Paramount will use its reasonable best efforts to cause such non-eligible securities to be listed on the American Stock Exchange.

Tax Consequences of the Transaction

        The Transaction will not be a taxable event for Paramount or its stockholders for federal income tax purposes. Accordingly, neither Paramount nor any Paramount stockholder (other than a stockholder who exercises its IPO conversion rights) will recognize any gain or loss for federal income tax purposes.

        A stockholder of Paramount who exercises IPO conversion rights and effects a termination of the stockholder's interest in Paramount will generally be required to recognize capital gain or loss upon the exchange of that stockholder's shares of common stock of Paramount for cash, if such shares were held as a capital asset on the date of the Transaction. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder's shares of Paramount common stock.

Anticipated Accounting Treatment

        The acquisition will be accounted for by Paramount as an acquisition under the purchase method of accounting. Pursuant to this method, the aggregate consideration paid by Paramount in connection with the acquisition will be allocated to Chem Rx's assets and liabilities based on their fair values, with any excess being treated as goodwill. Chem Rx's assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Paramount after consummation of the acquisition.

Regulatory Matters

        In addition to the filing of the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, we and Chem Rx may not complete the Transaction until we have made the required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with the United States Federal Trade Commission, or FTC, and the Antitrust Division of the United States Department of Justice and the applicable waiting period has expired or been terminated.

        Chem Rx's government registrations include various state licenses in Pennsylvania, New Jersey, and New York, and a U.S. Drug Enforcement Administration ("DEA") retail pharmacy registration for schedules 2 through 5 controlled substances. In connection with the Transaction, the DEA registration and potentially the state licenses will need to be transferred, or voluntarily surrendered and reissued, to reflect the change in control of Chem Rx.

Risk Factors

        In evaluating the Transaction proposal, the charter amendment proposal and the incentive compensation plan proposal, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled "Risk Factors."

SELECTED SUMMARY HISTORICAL AND PRO FORMA
CONSOLIDATED FINANCIAL INFORMATION

Selected Historical Financial Information of Chem Rx and Paramount

        We are providing the following financial information to assist you in your analysis of the financial aspects of the Transaction. We derived the Chem Rx historical information from the audited consolidated financial statements of Chem Rx as of and for each of the years ended December 31, 2006 and 2005 and from the unaudited financial statements as of and for the three months ended March 31, 2007 and 2006. The historical information of Chem Rx includes all assets, liabilities, income and expenses pertaining to 750 Park Place Realty Co., LLC, an affiliate of Chem Rx that will not be acquired by Paramount as part of the Transaction. The Paramount historical financial information is derived from the Paramount financial statements. The information included below is only a summary and should be read in conjunction with Chem Rx's and Paramount's historical consolidated financial statements and related notes contained in this proxy statement. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of Chem Rx or Paramount.

Selected Historical Financial Information of
B.J.K. Inc. d/b/a Chem Rx and Subsidiaries and Affiliate
(in thousands)

	Year Ended December 31,		Three Months Ended March 31,
	2006	2005	2007	2006
Statement of Operations Data:
Net sales	$261,639	$208,687	$72,803	$62,616
Cost of sales	194,289	154,028	53,639	46,230

Gross profits	67,350	54,659	19,164	16,386
Selling, general & administrative expenses	47,527	37,690	14,143	11,325

Income from operations	19,823	16,969	5,021	5,061
Income for Key man life insurance	10,000	—	0	10,000
Interest expense	(1,342)	(915)	(573)	(273)
Other income/(expense)	592	422	220	199
Provision for income taxes	(382)	(310)	(89)	(98)

Net income before cumulative effect	28,691	16,166	4,579	14,889
Cumulative effect of accounting change (note 2)	—	351	—	—

Minority Interest	(1,160)	(1,503)	(275)	(292)

Net income (loss)	$27,531	$15,014	$4,304	$14,597

	December 31,		March 31,
	2006	2005	2007	2006
Balance Sheet Data:
Total assets	$87,044	$68,071	$93,493	$74,326
Total current liabilities	25,356	21,043	28,078	26,524
Total long-term liabilities	31,644	17,436	34,777	22,513
Minority interest	853	532	1,143	632
Equity	29,191	29,060	29,495	24,657
	Year Ended December 31,		Three Months Ended March 31,
	2006	2005	2007	2006
Other Cash Flow Data:
Cash Flow from operations	$7,059	$17,647	$4,165	$3,486
Cash Flow from investing activities	(3,823)	(766)	(3,626)	(431)
Cash Flow from financing activities	(2,668)	(17,627)	(1,150)	(3,713)

Net change in cash	$568	$(746)	$(611)	$(658)

Selected Historical Financial Information of
Paramount Acquisition Corp.
(in thousands)

	For the Year Ended December 31, 2006	For the Period from June 1, 2005 (Inception) to December 31, 2005	For the Three Months Ended March 31, 2007	For the Three Months Ended March 31, 2006
Statement of Operations:
Net sales	$—	$—	$—	$—
Cost of Goods sold	$—	$—	$—	$—

Gross profits	$—	$—	$—	$—
Selling, general & administrative expenses	2,076	90	167	404

Income (loss) from operations	(2,076)	(90)	(167)	(404)
Interest expense	—	—	—	—
Interest income	1,969	367	469	546
Tax benefit (expense)	90	(92)	—	(45)

Net income (loss)	(17)	185	$302	$96
Accretion of trust fund relating to common stock subject to possible conversion	(389)	(72)	(94)	(107)

Net income (loss) available to stockholders	$(406)	$113	$208	$(11)

EPS	$(0.04)	$0.03	$0.02	$(0.00)
	December 31,		March 31,
	2006	2005	2007	2006
Balance Sheet:
Total assets	$54,660	$53,864	$55,059	$54,007
Total current liabilities	993	181	1,090	227
Common stock, subject to possible conversion	10,889	10,499	10,982	10,607
Stockholders' equity	42,778	43,184	42,987	43,173
	For the Year Ended December 31, 2006	For the Period from 1-Jun-05 (Inception) to December 31, 2005	For the Three Months Ended March 31, 2007	For the Three Months Ended March 31, 2006
Other Cash Flow Data:
Cash Flow from operations	$879	$147	$439	$167
Cash Flow from investing activities	(1,947)	(52,523)	(469)	(535)
Cash Flow from financing activities	—	53,498	—	—

Net change in cash	$(1,068)	$1,122	$(30)	$(368)

Selected Unaudited Pro Forma Condensed Combined Financial Information
of Paramount and Chem Rx

        The following selected unaudited pro forma condensed combined financial information is intended to provide you with a picture of what Paramount's business might have looked like had the Transaction been completed. The condensed combined financial information may have been different had the Transaction actually been completed. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have occurred had the Transaction occurred or the future results that may be achieved after the Transaction. The assets, liabilities, income and expenses pertaining to 750 Park Place Realty Co., LLC, an affiliate of Chem Rx that will not be acquired by Paramount as part of the Transaction, have been excluded. The following selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes thereto included elsewhere in this proxy statement.

	Assuming No Conversions		Assuming Maximum Conversions
	Year Ended December 31, 2006	Three Months Ended March 31, 2007	Year Ended December 31, 2006	Three Months Ended March 31, 2007
Statement of Operations Data (in thousands):
Net sales	$261,639	$72,803	$261,639	$72,803
Cost of sales	194,250	53,629	194,250	53,629

Gross profits	67,389	19,174	67,389	19,174
Selling, general & administrative expenses	59,855	16,933	59,855	16,933

Income from operations	7,534	2,241	7,534	2,241
Interest expense	(12,626)	(3,157)	(13,882)	(3,471)
Other income	555	218	555	218
Interest income	56	22	56	22
Benefit for income taxes	1,792	270	2,294	396

Net income (loss)	(2,689)	(406)	(3,443)	(594)
Accretion of trust fund relating to common stock subject to possible conversion	0	0	0	0

Net income (loss) available to stockholders	$(2,689)	$(406)	$(3,443)	$(594)

Earnings (loss) per share	$(0.19)	$(0.03)	$(0.28)	$(0.05)

	March 31, 2007	March 31, 2007
Balance Sheet Data (in thousands):
Total assets	$222,120	$222,120
Total current liabilities	27,451	27,451
Total long-term liabilities	127,000	137,988
Equity	67,669	56,681

RISK FACTORS

        You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt the Transaction proposal.

Risks Related to Chem Rx's Business and Operations

Competition from other pharmacy services providers may reduce Chem Rx's profit margins.

        The institutional pharmacy business is highly competitive. In each geographic market served by Chem Rx, there are national, regional and local institutional pharmacies, and numerous local retail pharmacies, that provide services comparable to those offered by Chem Rx. Some of these competitors have greater financial and other resources than Chem Rx and may be more established than Chem Rx in the markets they serve. In Chem Rx's principal market in New York State, the largest institutional pharmacy competitor is Omnicare, Inc., and the largest institutional pharmacy competitors nationally are Omnicare, Inc, AmerisourceBergen Corporation and Kindred Healthcare, Inc. Chem Rx believes that it competes primarily on the basis of quality, cost-effectiveness, clinical expertise, pharmaceutical technology and professional support to customers. However, competitive pricing pressures may affect its profitability.

If Chem Rx or its customers fail to comply with licensing requirements, Chem Rx could suffer penalties or negative impacts on its operations.

        Chem Rx's pharmacy operations must be licensed by the state board of pharmacy of each state in which Chem Rx operates. The failure to obtain or renew any required licenses or other regulatory approvals could adversely impact the operation of Chem Rx's business. In addition, the healthcare facilities Chem Rx services are also subject to extensive federal, state and local regulations and are required to be licensed in the states in which they are located. The failure by these healthcare facilities to comply with these or future regulations or to obtain or renew any required licenses could result in Chem Rx's inability to provide pharmacy services to these facilities and their residents and could have a material adverse effect on Chem Rx's financial position, results of operations and liquidity.

Chem Rx's results of operations may suffer upon failure of delivery of products by its main suppliers or upon their bankruptcy, insolvency or other credit failure.

        During 2006, Chem Rx purchased an aggregate of approximately 82% of its pharmaceutical products from AmerisourceBergen, McKesson Corporation and Bellco Drug Corp. Kinray, Inc. became one of Chem Rx's main suppliers in 2007. If any one of these vendors were to fail to deliver products in accordance with the applicable agreements, Chem Rx's operations could be significantly disrupted. In such event, Chem Rx may not be able to obtain the products from other vendors at similar cost or at all. Failure to satisfy Chem Rx's customers' requirements could result in defaults under contracts with those customers, potentially subjecting Chem Rx to damages and the termination of those contracts. Such events could have a material adverse effect on Chem Rx's financial position, results of operations and liquidity.

        Chem Rx's relationships with pharmaceutical suppliers give rise to substantial receivables that are due to Chem Rx from such suppliers, including amounts due to Chem Rx for returned goods or defective goods and amounts due to Chem Rx for services provided to the suppliers. The bankruptcy, insolvency or other credit failure of any supplier at a time when the supplier has a substantial balance due to Chem Rx could have a material adverse effect on Chem Rx's results of operations.

Chem Rx is dependent on its senior management team and its pharmacy professionals.

        Chem Rx is highly dependent upon its senior management and its pharmacists and other pharmacy professionals. Chem Rx's business is managed by a small number of key executives who have been extensively involved in the success of its business, including Jerry Silva, President and Chief Executive Officer, Steven Silva, Executive Vice President and Chief Operating Officer, and Michael Segal, Vice President of New Jersey Operations. If Chem Rx were unable to retain these persons, Chem Rx might be adversely affected. There is a limited pool of senior management personnel with significant experience in the institutional pharmacy industry and thus Chem Rx could experience significant difficulty in replacing key management personnel.

        In addition, Chem Rx's continued success depends on its ability to attract and retain pharmacists and other pharmacy professionals. Competition for qualified pharmacists and other pharmacy professionals is strong. The loss of pharmacy personnel or the inability to attract, retain or motivate sufficient numbers of qualified pharmacy professionals could adversely affect Chem Rx's business. Although Chem Rx generally has been able to meet its staffing requirements for pharmacists and other pharmacy professionals in the past, its inability to do so in the future could have a material adverse effect on its business.

Interruption of Chem Rx's information systems may adversely affect Chem Rx's operating results.

        Chem Rx's business relies on information systems to obtain, rapidly process, analyze, and manage data to facilitate the purchase and distribution of thousands of inventory items from numerous distribution centers; to receive, process, and ship orders on a timely basis; to account for other product and service transactions with customers; to manage the accurate billing and collections for thousands of customers; and to process payments to suppliers. Chem Rx also provides its customers with the use of sophisticated software systems including Pharmacy Plus, Chem Rx Drug Price Calculator, ChemLink, ChemLine and Paper Free Pharmacy. Chem Rx's business and results of operations may be adversely affected if any of these systems are interrupted or damaged by unforeseen events or if they fail for any extended period of time, including due to the actions of third parties. In addition, a third party service provider is responsible for managing a significant portion of Chem Rx's information systems. Chem Rx's business and results of operations may be adversely affected if the third party service provider does not perform satisfactorily.

If Chem Rx fails to establish and maintain an effective system of internal controls, we may not be able to accurately report our financial results.

        Pursuant to Section 404 of the Sarbanes-Oxley Act, our management will be required to deliver a report in our Annual Report on Form 10-K for the fiscal year ending December 31, 2007 that assesses the effectiveness of our internal control over financial reporting. We also will be required to obtain an attestation report of our independent registered public accounting firm on our management's assessment of, and operating effectiveness of, our internal controls over financial reporting. Because we currently do not have an operating business, following the closing of the Transaction, our ability to make the requisite evaluation of the effectiveness of our internal controls over financial reporting will be almost entirely dependent on the internal controls established or maintained by Chem Rx. As a privately held company, Chem Rx may not have an effective system of internal controls. Significant use of resources, both internal and external, will be required to make the requisite evaluation of the annual effectiveness of our internal controls over financial reporting. While we believe Chem Rx will have adequate internal controls over financial reporting and that we will meet our obligations, there can be no assurance that we will be able to complete the work necessary for our management to issue our report in a timely manner or that management or our independent registered public accounting firm will conclude that Chem Rx's internal controls over financial reporting are effective. If Chem Rx fails to have, or management or our independent registered public accounting firm is unable to conclude that Chem Rx maintains, effective internal controls and procedures for financial reporting, we could be unable to provide timely and reliable financial information and we may be unable to timely file our annual or quarterly reports with the SEC. These events could have a material adverse effect on our financial position, results of operations and liquidity. In addition, the market price of our common stock could be adversely affected if we or our independent registered public accounting firm were not able to conclude that our internal controls over financial reporting are effective.

Acquisitions, investments and strategic alliances that Chem Rx has made or may make in the future may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities.

        Chem Rx has made, and we anticipate that we may continue to make, acquisitions of, investments in and strategic alliances with complementary businesses to enable Chem Rx to capitalize on its position in the geographic markets in which it operates and to expand its businesses in new geographic markets. Our growth plans for Chem Rx rely, in part, on the successful completion of future acquisitions. If Chem Rx is unsuccessful at profitably integrating acquisitions, its business could suffer. We intend to make public disclosure of pending and completed acquisitions when appropriate or required by applicable securities laws and regulations. Acquisitions may involve significant cash expenditures, debt incurrence, additional operating losses, amortization of certain intangible assets of acquired companies, and expenses that could have a material adverse effect on our financial position, results of operations and liquidity. Acquisitions involve numerous risks and uncertainties, including, without limitation:

  •
  difficulties integrating acquired operations, personnel and information systems, or in realizing projected efficiencies and cost savings,

  •
  diversion of management's time from existing operations,

  •
  potential loss of key employees or customers of acquired companies,

  •
  inaccurate assessment of assets and liabilities and exposure to undisclosed or unforeseen liabilities of acquired companies, including liabilities for failure to comply with healthcare laws,

  •
  increases in our indebtedness and a limitation on our ability to access additional capital when needed;

  •
  increased dilution through the use of stock in connection with acquisitions; and

  •
  failure to operate acquired facilities profitably or to achieve improvements in their financial performance.

Following the closing of the Transaction, certain members of our board of directors and senior officers will own and control the entity from which Chem Rx leases its headquarters in Long Beach, New York.

        Jerry Silva and Steven Silva, who will be members of our Board of Directors and the Chairman and Chief Executive Officer and President and Chief Operating Officer, respectively, of Paramount following the closing of the Transaction, and other members of the Silva family, own, directly or indirectly, all of the membership interests of 750 Park Place Realty Co., LLC, the entity from which Chem Rx leases its primary facility located in Long Beach, New York. The Stock Purchase Agreement requires that prior to the closing of the Transaction that Mr. Jerry Silva and Mr. Steven Silva negotiate in good faith with Paramount to make commercially reasonable amendments to the lease that are requested by Paramount. No assurance can be given, however, that the suitable amendments to the lease will be agreed. In addition, even if the lease is amended, the interests of Mr. Jerry Silva and Mr. Steven Silva in 750 Park Place Realty Co., LLC, could create, or appear to create, potential conflicts of interest for these officers and directors when faced with decisions that could have implications for either of 750 Park Place Realty Co, LLC or us.

Unionization of employees at Chem Rx's facilities could result in increased risk of work stoppages and high labor costs.

        Chem Rx's business, financial condition, and results of operations may be harmed by union efforts to organize its employees. Approximately 300 of Chem Rx's employees recently voted to be represented by unions. As a result, there are approximately 250 employees who will be represented by Local 348-S of the United Food and Commercial Workers Union, including pharmacists, computer operators, technicians and medical records personnel. Chem Rx is currently in the process of negotiating the terms of a collective bargaining agreement with the union. In addition, a majority of Chem Rx's drivers recently voted to be represented by Local 91 of the United Craft & Industrial Workers Union in contract negotiations with Chem Rx. As a result of this vote, there are approximately 50 employees who will be represented by Local 91. Unionization of Chem Rx employees could result in disruption in its business, which could have a material adverse effect on its results of operation and financial condition. Chem Rx could experience significant increases in its labor costs and an increased risk of work stoppages, which could also have a material adverse effect on Chem Rx's business, financial condition and results of operations.

Risks Related to the Institutional Pharmacy Industry

Consolidation of managed care organizations and other third-party payors may reduce Chem Rx's profit margins.

        Managed care organizations and other third-party payors generally enter into service agreements with a limited number of providers for needed services. Consolidation among these organizations has enhanced their ability to influence the delivery of healthcare services. In addition, private payors, including managed care payors, are increasingly demanding discounted fee structures. If any of these organizations terminate Chem Rx's preferred provider status, engage Chem Rx's competitors as preferred or exclusive providers, or demand discounted fee structures, Chem Rx's business could be materially and adversely affected.

If Chem Rx or its customers fail to comply with Medicare and Medicaid regulations, Chem Rx may be subjected to penalties or loss of eligibility to participate in these programs.

        Medicare and Medicaid programs are highly regulated and subject to frequent and substantial changes. If Chem Rx or its customers fail to comply with laws and regulations applicable to these programs, whether purposely or inadvertently, Chem Rx's reimbursement under these programs could be curtailed or reduced or Chem Rx's eligibility to continue to participate in these programs could be adversely affected or Chem Rx may suffer other penalties. Among the laws applicable to Medicare and Medicaid programs is the federal anti-kickback statute, which prohibits the solicitation, receipt, offer or payment of remuneration referring services or other items reimbursable under a federal healthcare program. The anti-kickback statute and similar state laws and regulations are expansive and may apply to any relationship Chem Rx may have with potential referral sources. From time to time Chem Rx may receive referrals from one or more of its customers. While Chem Rx takes steps to comply with the anti-kickback laws, there is no assurance that any of Chem Rx's arrangements will not be found to violate such laws. If Chem Rx fails to comply with the anti-kickback statute or other applicable laws and regulations, Chem Rx could be subjected to liabilities, including criminal penalties, civil penalties (including the loss of Chem Rx's licenses to operate one or more facilities), and exclusion of one or more facilities from participation in Medicare, Medicaid and other federal and state health care programs. Moreover, any determination that Chem Rx has violated these laws, or any public announcement that Chem Rx is being investigated for possible violations of these laws, could have a material adverse effect on Chem Rx's business, financial condition, results of operations, reputation and prospects. Further, violations of the anti-kickback statute or other applicable laws and regulations could subject Chem Rx to liabilities, including criminal penalties, civil penalties (including the loss of its licenses to operate one or more facilities), and exclusion of one or more facilities from participation in the Medicare, Medicaid and other federal and state health care programs.

Change in payor mix due to the implementation of Medicare Part D may negatively affect the business of Chem Rx.

        Chem Rx depends on reimbursement from government-sponsored programs, such as Medicare and Medicaid. The Medicare Prescription Drug Improvement and Modernization Act of 2003, or MMA, included a major expansion of the Medicare program with the addition of a prescription drug benefit under the new Medicare Part D program. Effective January 1, 2006, Medicare beneficiaries became eligible to enroll in prescription drug plans offered and administered by private entities and became eligible for coverage of outpatient prescription drugs. Medicare beneficiaries who have all or a substantial portion of their prescription drug costs covered by the new Medicare drug benefit include those skilled nursing facility residents who are also eligible for Medicaid (so-called "dual eligibles"). Medicare Part D shifted prescription drug coverage for dual eligibles from Medicaid to Medicare and the aforementioned prescription drug plans. Medicare beneficiaries who choose to participate in Medicare Part D select from a range of stand-alone prescription drug plans or Medicare Advantage managed care plans that include prescription drug coverage along with other Medicare services, which we refer to as Part D Plans.

        Until 2006, a majority of Chem Rx's pharmacy services billings were directly reimbursed by government sponsored programs including Medicaid and Medicare. As a result of Medicare Part D, payments to Chem Rx from the federal Medicare Part D and Part B programs represented 49% (or $128.2 million) and 0.1% (or $0.3 million), respectively, of total revenues of Chem Rx during 2006, while payments directly from state Medicaid programs and from private payors, third-party payors and facilities (including Medicare Part A) represented 21% (or $54.9 million) and 27.8% (or $72.7 million), respectively, of total revenues of Chem Rx during 2006.

        The impact of Medicare Part D depends upon a variety of factors, including Chem Rx's ongoing relationships with the Part D plans and the patient mix of Chem Rx's customers. If Chem Rx is unable to properly bill and collect payments from the various Part D Plans, it may experience reimbursement delay and increased administrative costs. These increased costs may be significant and may adversely impact Chem Rx's profitability.

Reduction or discontinuance of rebates from pharmaceutical manufacturers may reduce Chem Rx's profitability.

        Chem Rx receives rebates from pharmaceutical manufacturers as the result of manufacturers' belief that Chem Rx may increase the likelihood that the manufacturers' products will be dispensed. The Centers for Medicare & Medicaid Services, or CMS, of the U.S. Department of Health and Human Services, continues to question whether institutional pharmacies should be permitted to receive these access/performance rebates from manufacturers with respect to prescriptions covered under Medicare Part D, but has not prohibited the receipt of such rebates. Chem Rx's business could be adversely affected if CMS should take any action that has the effect of eliminating or significantly reducing the rebates that Chem Rx receives from pharmaceutical manufacturers. There can be no assurance that CMS will not in the future take actions that will eliminate or reduce the rebates, which could have an adverse impact on Chem Rx's business and results of operations.

        For 2007, CMS is requiring Part D Plan sponsors to have policies and systems in place as part of their drug utilization management programs to protect beneficiaries and reduce costs when long-term care pharmacies receive incentives to move market share through access/performance rebates. In recent guidance issued to Part D Plan sponsors, effective for 2007, CMS instructed Part D Plan sponsors to obtain full disclosure from long-term care pharmacies of all discounts, rebates or other remuneration that such pharmacies receive from manufacturers and has issued guidelines on the information required. CMS has also issued draft reporting requirements for 2008 that would, among other things, require disclosure of non-rebate discounts and price concessions provided to long-term care pharmacies. It is possible that these disclosure requirements and others imposed by CMS could have an adverse effect on Chem Rx's business and results of operations.

Change in the federal upper payment limit for Medicaid reimbursement may adversely impact Chem Rx's business.

        Effective January 1, 2007, the Deficit Reduction Act of 2005 changed the federal upper payment limit for Medicaid reimbursement from 150% of the lowest published price for a drug (which is usually the average wholesale price) to 250% of the lowest average manufacturer price, or AMP. On December 22, 2006, CMS issued a proposed rule to establish a new calculation for AMP. CMS is required to issue final regulations on AMP calculation methodology by July 1, 2007. Chem Rx believes that the determination of Medicaid reimbursements by reference to AMP will result in a reduction in the Medicaid reimbursement rates for certain generic pharmaceuticals.

        In addition, on February 5, 2007, President Bush issued the proposed federal fiscal year 2008 budget which would, among other things, further reduce the federal upper limit reimbursement for multiple source drugs to 150% of the AMP of the lowest priced drug in the group, and allow states to use private sector formulary management techniques to leverage greater discounts through negotiations with drug manufacturers. Changes in reimbursement formulas under the Deficit Reduction Act or future legislation may have an adverse impact on Chem Rx's business and results of operations.

Changes whereby negotiated pharmaceutical industry prices are determined by reference to average wholesale price could adversely affect Chem Rx.

        On October 4, 2006, the plaintiffs in New England Carpenters Health Benefits Fund et al. v. First DataBank, Inc. and McKesson Corporation, CA No. 1:05-CV-11148-PBS (United District Court for the District of Massachusetts), and defendant First DataBank, Inc. ("First DataBank"), entered into a settlement agreement relating to First DataBank's publication of average wholesale price ("AWP"). AWP is a pricing benchmark that is widely used to calculate a portion of the reimbursement payable to pharmacy providers for the drugs and biologicals they provide, including under state Medicaid programs, Medicare Part D Plans and certain of Chem Rx's contracts with long-term care facilities. The settlement agreement would require First DataBank to cease publishing AWP two years after the settlement becomes effective unless a competitor of First DataBank is then publishing AWP, and would require that First DataBank modify the manner in which it calculates AWP until First DataBank ceases publishing same. Although the settlement agreement is subject to court approval, Chem Rx is evaluating the potential impact of the settlement in the context of certain of the contracts that it has with various payors and the actions that may be taken, if necessary, to offset or otherwise mitigate such impact. In addition, the government and private health insurance programs could discontinue or modify the use of AWP or otherwise implement payment methods that reduce the reimbursement for drugs and biologicals. The First DataBank settlement, if approved, or actions, if any, by the government or private health insurance programs relating to AWP, could have an adverse impact on Chem Rx's reimbursement for drugs and biologicals and could have implications for the use of AWP as a benchmark from which pricing in the pharmaceutical industry is negotiated, all of which could adversely affect Chem Rx.

Continuing government and private efforts to contain healthcare costs may reduce Chem Rx's future revenue.

        Chem Rx could be adversely affected by the continuing efforts of government and private payors to contain healthcare costs. To reduce healthcare costs, payors seek to lower reimbursement rates, limit the scope of covered services and negotiate reduced or capped pricing arrangements. For example, President Bush's proposed federal fiscal year 2008 budget includes legislative and administrative proposals that would reduce both Medicare and Medicaid over the next five years. Under the circumstances, reimbursement payments under governmental and private third party payor programs may not remain at levels comparable to present levels or may not be sufficient to cover the costs allocable to patients eligible for reimbursement under these programs.

Healthcare reform could adversely affect the liquidity of Chem Rx's customers, which would have an adverse effect on their ability to make timely payments to Chem Rx for its products and services.

        Healthcare reform and legislation may have an adverse effect on Chem Rx's business through decreasing funds available to customers. Limitations or restrictions on Medicare and Medicaid payments to Chem Rx's customers could adversely impact the liquidity of its customers, resulting in their inability to pay Chem Rx, or to timely pay Chem Rx, for products and services. This inability could have a material adverse effect on Chem Rx's financial position, results of operations and liquidity.

The changing U.S. healthcare industry and increasing enforcement environment may negatively impact Chem Rx's business.

        Chem Rx's products and services are part of the structure of the healthcare financing and reimbursement system currently existing in the United States. In recent years, the healthcare industry has undergone significant changes in an effort to reduce costs and government spending. These changes include an increased reliance on managed care, cuts in Medicare funding affecting Chem Rx's healthcare provider customer base and consolidation of competitors, suppliers and customers.

        We expect the healthcare industry to continue to change significantly in the future. Some of these potential changes, such as a reduction in governmental support of healthcare services or adverse changes in legislation or regulations governing prescription drug pricing, healthcare services or mandated benefits, may cause healthcare providers to reduce the amount of Chem Rx's products and services they purchase or the price they are willing to pay for Chem Rx's products and services. If Chem Rx is unable to adjust to changes in the healthcare environment, it could have a material adverse effect on its financial position, results of operations and liquidity.

        Further, both federal and state government agencies have increased their focus on and coordination of civil and criminal enforcement efforts in the healthcare area. The Office of Inspector General and the U.S. Department of Justice have, from time to time, established national enforcement initiatives, targeting all providers of a particular type, that focus on specific billing practices or other suspected areas of abuse. In addition, under the federal False Claims Act, private parties have the right to bring "qui tam" whistleblower lawsuits against companies that submit false claims for payments to the government. A number of states have adopted similar state whistleblower and false claims provisions. If Chem Rx becomes the subject of a government investigation or enforcement proceeding, or is sued by a private party for an alleged violation of the False Claims Act or other law, Chem Rx's results of operations may be adversely affected.

Chem Rx is subject to extensive and costly government regulation and the failure to comply with applicable requirements could expose Chem Rx to substantial sanctions.

        Chem Rx's activities are subject to extensive federal, state, and local regulations under state pharmacy laws, state wholesaler laws, the Federal Food, Drug and Cosmetic Act and the regulations of the U.S. Food and Drug Administration, the Controlled Substances Act and the regulations of the U.S. Drug Enforcement Administration, and other laws. Applicable regulatory requirements include those governing Chem Rx's storage of drugs; handling, compounding, labeling and dispensing of prescriptions; maintenance of records; repackaging of drugs; processing of returns; transfers of prescriptions to other pharmacies; advertising to the public; and handling of controlled substances.

        If Chem Rx fails to comply with applicable legal and regulatory requirements, it could face severe sanctions, including product seizures, mandatory recalls, court-ordered injunctions, civil fines, criminal penalties, loss of its licenses, and exclusion from government health care programs. Any government investigations Chem Rx faces could require Chem Rx to expend considerable attention and resources, generate negative publicity, and harm its business, even if no compliance failures are ultimately found or liability imposed.

Federal and state medical privacy regulations may increase the costs of operations and expose Chem Rx to civil and criminal sanctions.

        Chem Rx must comply with extensive federal and state requirements regarding the transmission and retention of health information. The Health Insurance Portability and Accountability Act of 1996, or HIPAA, was enacted to ensure that employees can retain and at times transfer their health insurance when they change jobs, to enhance the privacy and security of personal health information and to simplify healthcare administrative processes. Chem Rx may need to incur substantial costs in order to comply with HIPAA and state medical privacy regulations. Failure to comply with HIPAA or state medical privacy regulations could result in significant fines and penalties.

Risks Related to the Transaction

The lack of diversification in the business of Chem Rx affects our ability to mitigate the risks that it may face or to offset possible losses that it may incur as a result of competing in the health care industry.

        The prospects for Paramount's success will be entirely dependent upon the future performance of Chem Rx's business. Paramount will not have the ability to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, Paramount's lack of diversification may subject Paramount to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which Paramount operates subsequent to the business combination, and result in Paramount's dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Our working capital will be reduced if Paramount stockholders exercise their right to convert their IPO shares into cash, which will reduce the amount of cash available to Chem Rx following the closing.

        Pursuant to our certificate of incorporation, holders of shares issued in our IPO may vote against the Transaction and demand that we convert their shares, into a pro rata share of the trust account where a substantial portion of the net proceeds of the IPO are held. Paramount and Chem Rx will not consummate the Transaction if holders of 1,955,000 or more shares of common stock issued in our IPO exercise these conversion rights. To the extent the Transaction is consummated and holders have demanded to so convert their IPO shares, there will be a corresponding reduction in the amount of

funds available to Paramount following the Transaction. As of [                        ], 2007, the record date, assuming the Transaction proposal is adopted, the maximum amount of funds that could be disbursed to our stockholders upon the exercise of their IPO conversion rights is approximately $[            ], or approximately 20% of the funds then held in the trust account. Any payment upon exercise of IPO conversion rights will reduce our available cash after the Transaction, which may increase our borrowing requirements and interest expense.

If our stockholders fail to vote or abstain from voting on the Transaction proposal, they may not exercise their IPO conversion rights to convert their shares of common stock of Paramount into a pro rata portion of the trust account.

        Paramount stockholders holding shares of Paramount stock issued in our IPO who vote against the Transaction proposal may demand that we convert their shares into a pro rata portion of the trust account including any interest earned on their pro rata share of the trust account (net of taxes payable) calculated as of the date that is two business days prior to the consummation of the Transaction. Paramount stockholders who seek to exercise this IPO conversion right must vote against the Transaction, demand that Paramount convert their shares into cash prior to the close of the stockholder meeting and continue to hold these shares through the closing of the Transaction. Any Paramount stockholder who fails to vote or who abstains from voting on the Transaction proposal may not exercise his IPO conversion rights and will not receive a pro rata portion of the trust account upon conversion of his shares.

If we do not consummate a business combination and dissolve, payments from the trust account to our public stockholders may be delayed.

        We currently believe that our dissolution and any plan of distribution would proceed in approximately the following manner:

  •
  our board of directors will first convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders, at such time it will also cause to be prepared a preliminary proxy statement setting out the plan of distribution as well as the board's recommendation of our dissolution and the plan;

  •
  following the foregoing action by our board of directors, we would file our preliminary proxy statement with the Security and Exchange Commission;

  •
  if the Securities and Exchange Commission does not review the preliminary proxy statement, then 10 days following the filing, we will mail the proxy statement to our stockholders, and following the filing we will convene a meeting of our stockholders, at which they will either approve or reject our dissolution and plan of distribution; and

  •
  if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive such comments within approximately 30 days following the filing of the preliminary proxy statement. We will mail the proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our dissolutions and plan of distribution.

        In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. These procedures, or a vote to reject our dissolution and any plan of distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our dissolution and plan of distribution. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and senior to claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts due to them. Accordingly, the actual per share amount distributed from the trust account to our public stockholders could be significantly less than the currently estimated $[    ] per share due to claims of creditors. Any claims by creditors could cause additional delays in the distribution of trust funds to the public stockholders beyond the time periods required to comply with Delaware General Corporation Law procedures and federal securities laws and regulations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

        Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Pursuant to Section 280, if a corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and liquidation, we will seek to conclude this process as soon as possible and as a result do not intend to comply with those procedures. Accordingly, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders would extend beyond the third anniversary of such dissolution. Furthermore, although we have obtained waiver agreements from the vendors and service providers we have engaged and owe money to, and the prospective target businesses we have negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust fund, there is no guarantee that they will not seek recourse against the trust fund notwithstanding such agreements. Furthermore, if challenged, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, we cannot assure you that third parties will not seek to recover from our public stockholders amounts owed to them by us.

If we are unable to obtain a listing of our securities on Nasdaq or any stock exchange, it may be more difficult for our stockholders to sell their securities.

        Paramount's units common stock and warrants are currently traded in the over-the-counter market and quoted on the OTCBB. We intend to apply for listing of our common stock on Nasdaq. Generally, Nasdaq requires that a company applying for listing on the Nasdaq Capital Market have stockholders' equity of not less than $5.0 million or a market value of listed securities of $50 million or net income from continuing operations of not less than $750,000, at least 1,000,000 publicly held shares, and a minimum bid price of $4.00 with over 300 round lot stockholders. There is no assurance that such listing will be obtained and listing is not a condition to closing the Transaction. If we are unable to obtain a listing or approval of trading of its securities on Nasdaq, we will seek to have out shares of common stock listed on the American Stock Exchange, or AMEX. If we are unable to obtain a listing on the AMEX or Nasdaq, then it may be more difficult for stockholders to sell their securities.

Our current directors and executive officers have interests in the Transaction that may be different from yours because if the Transaction is not approved the securities held by them may become worthless.

        In considering the recommendation of our board of directors to vote for the proposal to adopt the Stock Purchase Agreement and the transactions contemplated thereby and the other proposals, you should be aware that members of our board are parties to agreements or arrangements that provide them with interests that differ from, or are in addition to, those of our stockholders generally. Our executives and directors are not entitled to receive, with respect to shares of our common stock acquired prior to our IPO, any of the net proceeds of our IPO held in the trust account that may be distributed upon our liquidation. If the Transaction is not approved and we are unable to complete a business combination with another party before October 27, 2007, and we are forced to liquidate, the pre-IPO shares held by our officers and directors will be worthless. Additionally, such persons (and their affiliates) purchased an aggregate of 1,983,000 warrants in the aftermarket after our IPO. These warrants will be worthless unless the Transaction is consummated prior to October 27, 2007.

        Also, if Paramount liquidates prior to the consummation of a business combination, Lindsay A. Rosenwald, our current chairman of the board, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that he will be able to satisfy those obligations. In addition, an affiliate of Dr. Rosenwald, Paramount BioCapital Asset Management, Inc., has advanced money to Paramount and has made payments on Paramount's behalf. These advances and loan will not be repaid if Paramount is required to liquidate. As of [            ], 2007, the record date, we had cash outside of the trust fund of $[            ] and other current assets of $[  ] and total liabilities of $[            ] (including amounts owned to Paramount BioCapital). As of such date, Paramount's working capital deficiency (excluding investments held in trust) amounted to $[            ].

We will issue shares of our capital stock to complete the Transaction, which will reduce the equity interest of our stockholders.

        Without taking into account the approval of the amendment to our certificate of incorporation as discussed in later in this proxy statement, there are 7,275,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and exercise of EarlyBirdCapital's option to purchase to purchase up to a total of 425,000 units at $7.50 per unit) and all of the 1,000,000 shares of preferred stock available for issuance. In connection with the Transaction we will issue up to 11,500,000 additional shares of our common stock. The issuance of such additional shares of our common stock will significantly reduce the percentage of ownership of our current stockholders and may adversely affect prevailing market prices for our common stock.

You will experience significant dilution if our outstanding warrants are exercised.

        Outstanding redeemable warrants to purchase an aggregate of 19,550,000 shares of common stock issued in the IPO will become exercisable after the consummation of the Transaction. These would be exercisable only if the $5.00 per share exercise price is below the market price of our common stock. We have also sold to EarlyBirdCapital, an option to purchase up to a total of 425,000 units at $7.50 per unit. The warrants issuable upon exercise of this option have an exercise price of $6.25. Paramount's stock price as of June 15, 2007 was $5.60.

        To the extent any of the foregoing securities are exercised, additional shares of our common stock will be issued, which will result in dilution to our stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.

Certain provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws that will become effective following the closing of the Transaction could entrench our new management team and delay or prevent an acquisition. These provisions could adversely affect the price of our common stock because purchasers cannot acquire a controlling interest.

        Following the closing of the Transaction, provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and applicable provisions of the General Corporation Law of the State of Delaware may make it more difficult for or prevent a third party from acquiring control of us without the approval of our Board of Directors. These provisions include:

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  a classified Board of Directors;

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  limitations on stockholder proposals at meetings of stockholders;

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  the inability of stockholders to act by written consent or to call special meetings; and

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  the ability of our Board of Directors to designate the terms of and issue new series of preferred stock without stockholder approval.

The affirmative vote of the holders of at least 75% of our shares of capital stock entitled to vote is necessary to amend or repeal the above provisions of our Certificate of Incorporation. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which may prohibit large stockholders from consummating a merger with or acquisition of us. These provisions may have the effect of entrenching our management team and preventing a merger or acquisition that would be attractive to stockholders. As a result, these provisions may deprive you of the opportunity to sell your shares to potential acquirers at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the market price of our common stock.

Risks Related to the Financing

Our existing cash (including cash held in the trust account) will not be sufficient to pay the cash portion of the purchase price that is due at the closing and we will be required to borrow significant funds to complete the Transaction. Although we have received a commitment from a financial institution to provide the necessary debt financing, we may not be able to negotiate favorable definitive documentation with our lenders and we may be unable to fulfill the conditions included in that documentation to be able to receive the financing.

        The cash portion of the purchase price payable at closing will be $133,000,000, subject to the adjustments described in the section entitled "The Stock Purchase Agreement—Transaction Consideration". Assuming that none of our stockholders exercise their IPO conversion rights, we anticipate that we will have only approximately $56.1 million of our own funds available for such payment and will have to borrow the balance, together with other funds required for transaction expenses, working capital and other corporate purposes. We also expect that we will be required to refinance approximately $32.5 million of Chem Rx's existing indebtedness. We expect that the total borrowings we will require at the time of closing will be approximately $127 million, assuming that none of our stockholders exercise their IPO conversion rights. Although we have received a financing commitment, we have yet to negotiate the definitive loan documents and it is possible that matters could arise in the course of negotiation that will not be able to be resolved favorably or at all. Also, it is possible that the definitive loan documents could contain conditions that we will not be able to satisfy because of unforeseen events between the time they are signed and the closing of the Transaction. If, for any of such reasons, or others, we are not able to receive the necessary financing at the closing, we would be unable to close the Transaction.

The debt financing will result in substantial leverage. Our ability to service and refinance the debt may be limited, which could force us to reduce or delay capital expenditures, restructure our indebtedness or seek additional equity capital.

        We anticipate that we will require loans in the amount of approximately $127 million in order to consummate the Transaction. The level of our indebtedness could have important consequences to our stockholders, including: (i) a substantial portion of our cash flow from operations must be dedicated to debt service and will not be available for other purposes, including the declaration and payment of cash dividends; (ii) our ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited; and (iii) our level of indebtedness could limit our flexibility in planning for and reacting to changes in the industry and economic conditions generally.

Our ability to pay interest and principal on the debt financing will depend upon Chem Rx's future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, most of which are beyond our control.

        We anticipate that our operating cash flow will be sufficient to meet our operating expenses and capital expenditures, to sustain operations and to service our expected interest and principal requirements as they become due. If we are unable to generate sufficient cash flow to service our indebtedness and fund our capital expenditures, we will be forced to adopt an alternative strategy that may include reducing or delaying capital expenditures, restructuring or refinancing our indebtedness or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. Our ability to meet our debt service obligations will be dependent upon Chem Rx's future performance which, in turn, is subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

If we are obligated for any reason to repay our financing before the scheduled installment dates, we could deplete our working capital, if available, or may be required to raise additional funds. Our failure to repay the financing, if required, could result in legal action against us, which could materially harm our business.

        Assuming we consummate the Transaction, we anticipate that we will have outstanding approximately $127 million of debt. We anticipate that such debt will be secured by liens on substantially all of our assets. Any event of default could require the early repayment of the debt financing in whole or in part at a redemption premium together with accrued interest on the outstanding principal balance of the debt financing and any other applicable penalties, including a default interest rate. If, prior to the maturity date, we are required to repay the secured debt financing in full, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debt financing, together with the applicable redemption premium and other applicable penalties, when required, our lenders could commence legal action against us to recover the amounts due, including by seeking to foreclose on the assets that we pledged to secure the loans. Any such action would be materially harmful to us and could require us to curtail or cease operations.

The loan agreement for the debt financing will contain covenants that may significantly restrict our operations, which may negatively affect our ability to operate our business and limit our ability to take advantage of potential business opportunities.

        The loan agreement with respect to the debt financing may contain numerous covenants imposing financial and operating restrictions on our business. Any other future debt agreements may contain similar covenants. These restrictions may affect our ability to operate our business, limit our ability to take advantage of potential business opportunities as they arise and adversely affect the conduct of Chem Rx's current business. These covenants may place restrictions on our ability and the ability of our subsidiaries to, among other things:

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  incur more debt or issue certain equity interests;

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  pay dividends, redeem or purchase our equity interests or make other distributions;

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  make certain acquisitions or investments;

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  use assets as security in other transactions or otherwise create liens;

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  enter into transactions with affiliates;

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  merge or consolidate with others; and

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  transfer or sell assets, including the equity interests of our subsidiaries, or use asset sale proceeds.

        Additionally, our failure to comply with our obligations with respect to the debt financing could result in an event of default under the debt financing.

FORWARD-LOOKING STATEMENTS

        We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. However, the safe-harbor provisions of that act do not apply to statements made in this proxy statement. You can identify these statements by forward-looking words such as "may," "expect," "anticipate," "contemplate," "believe," "estimate," "intends," and "continue" or similar words. You should read statements that contain these words carefully because they:

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  discuss future expectations;

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  contain projections of future results of operations or financial condition; or

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  state other "forward-looking" information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors and cautionary language discussed in this document provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Paramount or Chem Rx in its forward-looking statements, including among other things:

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  the number and percentage of Paramount stockholders voting against the Transaction proposal;

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  changing interpretations of generally accepted accounting principles;

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  outcomes of government reviews, inquiries, investigations and related litigation;

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  continued compliance with government regulations;

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  legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Chem Rx is engaged;

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  fluctuations in customer demand;

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  management of rapid growth;

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  intensity of competition from other providers of institutional pharmacy services;

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  general economic conditions;

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  availability of financial and other resources to us after the transaction;

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  the effects of the loss or bankruptcy of or default by a significant customer, supplier or other entity relevant to our operations;

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  our ability to control costs, particularly labor and employee benefit costs, rising pharmaceutical costs and regulatory compliance costs;

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  the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare and institutional pharmacy services industries;

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  changes in the reimbursement rates or methods of payment from Medicare and Medicaid and other third party payors, or the implementation of other measures to reduce the reimbursement for our services or the services of our customers and the impact of Medicare Part D;

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  our ability, and the ability of our customers, to comply with Medicare or Medicaid reimbursement regulations or other applicable laws;

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  further consolidation of managed care organizations and other third party payors;

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  changes in or the failure to achieve the underlying assumptions and expectations related to the transaction;

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  our ability to implement our business strategy;

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  natural disasters, war, civil unrest, terrorism, fire, floods, earthquakes, hurricanes or other matters beyond our control;

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  elimination of, changes in or our failure to satisfy pharmaceutical manufacturers' rebate programs;

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  our ability to attract and retain key executives, pharmacists and other healthcare personnel;

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  our ability to ensure and maintain an effective system of internal controls over financial reporting; and

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  geopolitical events and regulatory changes.

        You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

        All forward-looking statements included herein attributable to any of Paramount, Chem Rx or any person acting on either party's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

        Before you grant your proxy or instruct how your vote should be cast or vote on the adoption of the Stock Purchase Agreement, you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this proxy statement could have a material adverse effect on Paramount and/or Chem Rx.

SPECIAL MEETING OF PARAMOUNT STOCKHOLDERS

General

        We are furnishing this proxy statement to Paramount stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting of Paramount stockholders to be held on [            ], 2007, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about [            ], 2007 in connection with the vote on the Transaction proposal, the charter amendment proposal, the incentive compensation plan proposal and, if necessary, the adjournment proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

        The special meeting of stockholders will be held on [            ], 2007, at [            ], eastern time, at the offices of Covington & Burling LLP, Paramount's counsel, at 620 Eighth Avenue, New York, New York 10018.

Purpose of the Paramount Special Meeting

        At the special meeting, we are asking holders of Paramount common stock to:

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  approve the Stock Purchase Agreement and the transactions contemplated thereby (the Transaction proposal);

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  approve an amended and restated certificate of incorporation (the charter amendment proposal);

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  approve the adoption of the 2007 Incentive Compensation Plan (the incentive compensation plan proposal); and

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  approve the adjournment proposal.

Recommendation of Paramount Board of Directors

        Our board of directors:

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  has unanimously approved and declared advisable the Transaction and determined that the Transaction is fair to and in the best interests of Paramount and its stockholders;

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  has unanimously approved the Transaction, the amended and restated certificate of incorporation and the incentive compensation plan;

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  unanimously recommends that our common stockholders vote "FOR" the Transaction proposal;

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  unanimously recommends that our common stockholders vote "FOR" the proposal to adopt the amended and restated certificate of incorporation;

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  unanimously recommends that our common stockholders vote "FOR" the proposal to approve the incentive compensation plan; and

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  unanimously recommends that our common stockholders vote "FOR" the proposal to approve the adjournment proposal.

Interests of Paramount Directors and Officers in the Transaction

        When you consider the recommendation of Paramount's board of directors in favor of adoption of the Transaction proposal, you should keep in mind that Paramount's executive officers and members of

Paramount's board have interests in the Transaction that may be different from, or in addition to, your interests as a stockholder. These interests include, among other things:

  •
  if the Transaction is not approved, Paramount may be required to liquidate. In such event, the 2,125,000 shares of common stock held by Paramount's officers and directors that were acquired prior to the IPO will be worthless because Paramount's initial stockholders are not entitled to receive any liquidation proceeds. Such shares had an aggregate value of $[            ] based on the last sale price of $[    ] on the OTCBB on [            ], 2007, the record date. Our officers and directors (or their affiliates) own an aggregate of 1,983,000 warrants. Such warrants had an aggregate market value of $[            ], based upon the last sale price of the warrants $[            ] on the OTCBB on [            ] , 2007 the record date. All of the warrants will become worthless if Paramount is required to liquidate.

  •
  if Paramount liquidates prior to the consummation of a business combination, Lindsay A. Rosenwald, our current chairman of the board, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. In addition, an affiliate of Dr. Rosenwald, Paramount BioCapital Asset Management, Inc., has advanced money to Paramount and has made payments on Paramount's behalf. These advances and loan will not be repaid if Paramount is required to liquidate. Paramount has obtained an agreement from each of its vendors waiving such vendor's right, title, interest or claim of any kind in or to any moneys held in the trust account.

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  Paramount's officers and directors who acquired shares of Paramount common stock prior to Paramount's IPO will benefit if the Transaction is approved and is consummated. Additionally, in light of the relatively small amount of consideration paid by the Paramount Inside Stockholders, they will likely benefit even if the Transaction causes the market price of Paramount's securities to significantly decrease. This may influence their motivation for promoting the Transaction and soliciting proxies in favor of the Transaction proposal.

Record Date; Who is Entitled to Vote

        We have fixed the close of business on [            ], 2007 as the "record date" for determining Paramount stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on [            ], 2007, there were [            ] shares of our common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote per share at the special meeting.

        Pursuant to agreements with us, the 2,125,000 shares of our common stock held by stockholders who purchased their shares of common stock prior to our IPO will be voted on the Transaction proposal in accordance with the majority of the votes cast at the special meeting. In accordance with their recommendations, the Paramount Inside Stockholders will vote any shares they acquired as part of or following the IPO in favor of all of the proposals.

Quorum

        The presence, in person or by proxy, of a majority of all the outstanding shares of common stock constitutes a quorum at the special meeting.

Abstentions and Broker Non-Votes

        Proxies that are marked "abstain" and proxies relating to "street name" shares that are returned to us but marked by brokers as "not voted" will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker. If you do not give the broker voting instructions, your broker may not vote your shares. Since a stockholder who holds IPO shares must affirmatively vote against the Transaction proposal to exercise their IPO conversion rights, individuals who fail to vote or who abstain from voting may not exercise their IPO conversion rights. Beneficial holders of shares held in "street name" that are voted against the Transaction may exercise their IPO conversion rights. See the information set forth in "Special Meeting of Paramount Stockholders—IPO Conversion Rights".

Vote of Our Stockholders Required

        The approval of the Transaction proposal requires the affirmative vote of the holders of a majority of the IPO Shares. The approval of the charter amendment proposal will require the affirmative vote of the holders of a majority of Paramount common stock outstanding on the record date. Because each of these proposals requires the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote, abstentions and shares not entitled to vote because of a broker non-vote will have the same effect as a vote against these proposals.

        In order to consummate the Transaction, the Transaction proposal, the amended and restated certificate of incorporation and incentive compensation plan must be approved by the stockholders. For the charter amendment proposal to be implemented, the Transaction proposal must be approved by the stockholders. The approval of the incentive compensation plan and the adjournment proposal will require the affirmative vote of the holders of a majority of our common stock represented and entitled to vote at the meeting. Abstentions are deemed entitled to vote on the proposals. Therefore, they have the same effect as a vote against the proposal. Broker non-votes are not deemed entitled to vote on the proposal and, therefore, they will have no effect on the vote on the proposal.

Voting Your Shares

        Each share of Paramount common stock that you own in your name entitles you to one vote. There are two ways to vote your shares of Paramount common stock at the special meeting:

  •
  You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your "proxy," whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board "FOR" the adoption of the Transaction proposal, the charter amendment proposal, the incentive compensation plan proposal and, if required, the adjournment proposal. Votes received after a matter has been voted upon at the special meeting will not be counted.

  •
  You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

        IF YOU DO NOT VOTE YOUR SHARES OF OUR COMMON STOCK IN ANY OF THE WAYS DESCRIBED ABOVE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ADOPTION OF THE TRANSACTION PROPOSAL, BUT WILL NOT HAVE THE EFFECT OF A DEMAND FOR CONVERSION OF YOUR SHARES INTO A PRO RATA SHARE OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE PROCEEDS OF OUR IPO ARE HELD.

Revoking Your Proxy

        If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

  •
  you may send another proxy card with a later date;

  •
  you may notify J. Jay Lobell, our chief executive officer, in writing before the special meeting that you have revoked your proxy; or

  •
  you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

        If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may call J. Jay Lobell, at (212) 554-4300 or send a letter to Mr. Lobell at 787 Seventh Avenue, 48th Floor, New York, New York 10019.

No Additional Matters May Be Presented at the Special Meeting

        The special meeting has been called only to consider the adoption of the Transaction proposal, the charter amendment proposal and the incentive compensation plan proposal. Under our bylaws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting if they are not included in the notice of the meeting.

        Representatives of Paramount's accountants are expected to be present at the special meeting.

IPO Conversion Rights

        Any of our stockholders holding IPO shares who votes against the Transaction proposal may, at the same time, demand that we convert his shares into a pro rata portion of the trust account as of the date two business days prior to the consummation of the Transaction. If such a demand is made and the Transaction is consummated, we will convert these shares into a pro rata portion of funds held in the trust account plus interest, as of the date two business days prior to the consummation of the Transaction.

        Any action that does not include an affirmative vote against the Transaction proposal will prevent you from exercising your IPO conversion rights. Abstentions and broker non-votes do not satisfy this requirement. You may exercise your IPO conversion rights either by checking the box on the proxy card or by submitting your request in writing to Paramount at 787 Seventh Avenue, 48th Floor, New York, New York, 10019. If you (i) initially vote for the Transaction proposal but then wish to vote against it and exercise your IPO conversion rights or (ii) initially vote against the Transaction proposal and wish to exercise your IPO conversion rights but do not check the box on the proxy card providing for the exercise of your IPO conversion rights or do not send a written request to Paramount to exercise your IPO conversion rights, or (iii) initially vote against the Transaction proposal but later wish to vote for it, you may request that Paramount send to you another proxy card on which you may indicate your intended vote and, if that vote is against the Transaction proposal, exercise your IPO conversion rights by checking the box provided for such purpose on the proxy card. You may make such request by contacting Paramount at the phone number or address listed above. Any corrected or changed proxy card or written demand of IPO conversion rights must be received by Paramount prior to the special meeting.

        The closing price of our common stock on [            ], 2007, the record date, was $[    ] and the per-share, pro rata cash held in the trust account on that date was approximately $[                        ]. Prior to exercising IPO conversion rights, our stockholders should verify the market price of our common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their IPO conversion rights if the market price per share is higher than the conversion price.

        If the holders of 1,955,000 or more of our IPO shares (an amount equal to 20% or more of those shares), vote against the Transaction and demand conversion of their shares, we will not be able to consummate the Transaction.

        If you exercise your IPO conversion rights, then you will be exchanging your shares of our common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you continue to hold those shares through the closing of the Transaction and then tender your stock certificate to us. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated.

Appraisal Rights

        Stockholders of Paramount do not have appraisal rights in connection with the Transaction under the DGCL.

Proxy Solicitation Costs

        We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. We and our directors, officers and employees may also solicit proxies in person or by telephone, facsimile or email.

        We will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

Paramount Inside Stockholders

        At the close of business on the record date, Lindsay A. Rosenwald, J. Jay Lobell, I. Keith Maher, Michael Weiser, Arie Belldegrun and Isaac Kier, to whom we collectively refer as the Paramount Inside Stockholders, beneficially owned and were entitled to vote 2,175,000 shares or approximately 18% of the then outstanding shares of our common stock, which includes all of the shares held by our directors and executive officers and their affiliates. Lindsay A. Rosenwald is currently the chairman of our board of directors, J. Jay Lobell is currently our chief executive officer, secretary and a director, I. Keith Maher is currently our president and a director, Michael Weiser is currently our executive vice president and a director, Arie Belldegrun is currently a director and Isaac Kier is currently a director. All our stockholders prior to our IPO have agreed to vote their respective shares of common stock which were owned prior to the IPO on the Transaction proposal in accordance with the majority of the votes cast by the holders of shares issued in our IPO. The Paramount Inside Stockholders also agreed, in connection with the IPO, to place their pre-IPO shares in escrow until October 21, 2008. Finally, in accordance with their recommendations, the Paramount Inside Stockholders will vote any shares they acquired as part of or following the IPO in favor of all of the proposals.

Fairness Opinion

        Pursuant to an engagement letter dated May 10, 2007, we engaged Capitalink, L.C. to render an opinion that the consideration to be paid by Paramount in the Transaction is fair, from a financial point of view, to the stockholders of Paramount. In addition, Capitalink was also retained to opine on whether the fair market value of Chem Rx is at least equal to 80% of our net assets. Capitalink is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements and for other purposes. Our management decided to use the services of Capitalink because it is a recognized investment banking firm that has substantial experience in similar transactions. The engagement letter provides that we will pay Capitalink a fee of $125,000, $45,000 of which was owed upon execution of the engagement letter, $45,000 of which was owed when Capitalink notified Paramount that they were prepared to deliver the fairness opinion, and $35,000 of which will be owed 60 days following the date the opinion was issued. The engagement letter also provides that we will reimburse Capitalink for their reasonable out-of-pocket expenses incurred (including reasonably attorney's fees) up to a maximum of $2,500.

        Capitalink delivered its written opinion to our Board of Directors on June 1, 2007, which stated that as of such date, and based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, (i) the aggregate cash and stock consideration to be paid by us in the Transaction is fair, from a financial point of view, to our stockholders, and (ii) the fair market value of Chem Rx is at least equal to 80% of our net assets. The amount of such consideration was determined pursuant to negotiations between us and the Sellers and not pursuant to recommendations of Capitalink. Approval by the Paramount stockholders is a condition to the consummation of the Transaction. The full text of Capitalink's opinion, attached hereto as Annex G, is incorporated by reference into this proxy statement. You are urged to read the opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Capitalink in rendering its opinion. The summary of the Capitalink opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Capitalink's opinion is addressed to our board of directors for its use in connection with its determination to approve the Stock Purchase Agreement and to recommend the Transaction to the Paramount stockholders for approval. The opinion does not constitute a recommendation to any of our stockholders as to how such stockholders should vote with respect to the Transaction proposal.

THE TRANSACTION PROPOSAL

        The discussion in this document of the Transaction and the principal terms of the Stock Purchase Agreement, by and among Paramount, Chem Rx and the Sellers is subject to, and is qualified in its entirety by reference to, the Stock Purchase Agreement. A copy of the Stock Purchase Agreement is attached as Annex A to this proxy statement.

General Description of the Transaction

        Pursuant to the Stock Purchase Agreement, at the closing, Paramount will acquire 100% of the issued and outstanding shares of common stock of Chem Rx in exchange for $133 million in cash to the Sellers. The cash portion of the purchase price that is payable at closing is subject to adjustment based on the amount of net indebtedness (not to exceed $32.5 million), transaction expenses in excess of provided thresholds and payments that are owed by Chem Rx to certain of its affiliates. The cash portion of the purchase price is also subject to adjustment based on Paramount's net worth as of the closing date. In addition, Paramount will issue an aggregate of 1,500,000 newly issued shares of its common stock to the Sellers at the closing. Finally, Paramount will issue up to an aggregate of 9,000,000 additional newly issued shares of Paramount common stock and will pay an additional $12,500,000 of cash, to the Sellers upon the achievement of certain milestones with respect to Paramount's EBITDA and share price after the Closing of the Transaction, in accordance with the Stock Purchase Agreement. In addition, at the closing of the Transaction, Paramount will also acquire all of the membership interests of Chem Rx NJ, LLC ("Chem Rx NJ"), an affiliate of Chem Rx. The holders of membership interests of Chem Rx NJ will be entitled to receive an aggregate of 1,000,000 newly issued shares of Paramount common stock. We refer to the holders of membership interests of Chem Rx NJ as the "NJ Sellers". Chem Rx NJ is 45% owned by Jerry Silva, 45% owned by Steven Silva and 10% owned by Michael Segal.

Background of the Transaction

        The terms of the Stock Purchase Agreement are the result of arm's-length negotiations between representatives of Paramount and Chem Rx. The following is a summary of the background of these negotiations and the Transaction.

        Paramount was incorporated in Delaware on June 1, 2005 to serve as a vehicle for the acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination, of an operating business in the healthcare industry. On October 21, 2005, Paramount consummated its initial public offering of 8,500,000 units. On October 31, 2005, Paramount consummated the closing of an additional 637,500 units that were subject to the underwriters' over-allotment option and, on November 1, 2005, consummated the closing of an additional 637,500 units that were subject to the underwriters' over-allotment option. Each unit consists of one share of common stock and two redeemable common stock purchase warrants. Each warrant expires on October 21, 2009, or earlier upon redemption, and entitles the holder to purchase one share of our common stock at an exercise price of $5.00 per share. The common stock and warrants started trading separately as of January 11, 2006. Gross proceeds from the sale of the Paramount units were approximately $58,650,000. Of that amount, approximately $52,164,000 was deposited in trust and, in accordance with Paramount's certificate of incorporation, will be released either upon the consummation of a business combination or upon the liquidation of Paramount. The remaining funds, net of underwriting fees and related expenses, were held outside of the trust for use to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. As of March 31, 2007, approximately $54,939,000 was held in deposit in the trust account.

        Following the consummation of Paramount's initial public offering, Paramount began sourcing and evaluating prospective businesses regarding potential business combinations. Paramount attempted to source opportunities both proactively and reactively. Given its mandate to find a suitable business combination partner within the healthcare industry, Paramount did not limit itself to any one sector within the healthcare industry or to a single transaction structure but Paramount did focus its efforts most strongly on companies that faced little or no FDA approval risk.

        Proactive sourcing involved Paramount's management and Paramount's affiliates, among other things: (i) initiating conversations with third-party companies they believed may make attractive combination partners; (ii) attending conferences or other events to scout and meet prospective business combination partners; (iii) contacting professional service providers (lawyers, accountants, consultants and bankers); (iv) utilizing their own network of business associates for leads; (v) working with third-party intermediaries, including investment bankers; and (vi) inquiring of business owners, including private equity and venture capital firms, of their interest in selling their business. Reactive sourcing involved fielding inquiries or responding to solicitations by either (i) companies looking for capital or investment alternatives, or (ii) investment bankers or other similar professionals who represented a company engaged in a sale or fund-raising process.

        Between December 2005 and March 2006, Paramount was in active discussions with BioValve Technologies, Inc. ("BioValve") regarding a possible business combination involving BioValve's medical technology assets. Those discussions culminated in the execution of a non-binding term sheet on March 3, 2006 and a definitive agreement to acquire a majority interest in Valeritas, LLC ("Valeritas"), the medical technologies subsidiary of BioValve, on August 25, 2006. On January 22, 2007, we and BioValve announced that we had agreed to terminate the Contribution Agreement and mutually release each other from further claims.

        Following the termination of the agreement with BioValve, Paramount again began sourcing prospective candidates for a business combination. During this period and prior to execution of the Stock Purchase Agreement, Paramount considered numerous opportunities and signed more than 20 non-disclosure agreements for the purpose of facilitating discussions with potential acquisition candidates. Those discussions resulted in the execution by Paramount of three non-binding term sheets. In no case, other than with respect to BioValve and Chem Rx, did Paramount extend a binding acquisition offer.

        Highlighted below is a detailed chronology of the events leading up to the execution of the Stock Purchase Agreement.

        On March 8, 2007, David Kellman and Jonathan Tyburski, both employees of Paramount BioSciences, an affiliate of Paramount, met at the offices of Paramount with several individuals from a group of three financial services firms (together, the "Intermediaries"), who introduced Chem Rx to Paramount on a "no names" basis. They discussed the possibility of a business combination between Paramount and Chem Rx under terms consistent with a letter of intent the Intermediaries had already executed with Chem Rx.

        On March 13, 2007, J. Jay Lobell and Messrs. Kellman and Tyburski had a follow-up meeting with certain members of the Intermediaries to further discuss the acquisition opportunity and to begin the dissemination of diligence materials. Subsequent to the meeting, Paramount and the Intermediaries entered into non-circumvention agreement.

        On March 16, 2007, Messrs. Lobell, Kellman and Tyburski met with the Intermediaries at Paramount. They discussed the general parameters of an agreement pursuant to which Paramount would acquire Chem Rx. Contemplated in these discussions, were some subset of the intermediaries taking an active role in Chem Rx upon closing of the transaction. Subsequent to the meeting, there were several follow-up conversations among the parties that ultimately led to Paramount sending a draft term sheet to the Intermediaries on March 27, 2007.

        During the balance of March and beginning of April 2007, Paramount conducted preliminary due diligence on Chem Rx including market and financial analysis. Paramount retained Covington & Burling LLP to advise it in connection with a potential transaction and to conduct legal due diligence on Chem Rx.

        On April 6, 2007 Messers. Lobell and Kellman had a meeting at Chem Rx's Long Beach, New York headquarters with Steven Silva, Chief Operating Officer of Chem Rx, Chuck Kelly, Chief Financial Officer of Chem Rx, Stephen Feldman from Marcum & Kliegman LLP and representatives of the Intermediaries. Jerry Silva, Chief Executive Officer of Chem Rx, and representatives from Troutman Sanders LLP, Chem Rx's counsel, joined the meeting by teleconference. The first direct discussion between representatives of Paramount and Chem Rx occurred at this meeting. Messers. Lobell and Kellman toured Chem Rx's facility and discussed the business with the other meeting attendees. At this meeting it was determined that the management intended to stay in place, and that the Intermediaries would not take an active role in the business.

        On April 13, 2007, Messers. Lobell, Kellman and Tyburski met with Messers. J. Silva and Feldman at the office of Troutman Sanders LLP in New York to further discuss the terms of a possible transaction. They discussed and came to basic agreement on a valuation framework for the deal and set a timeline and process for completion of diligence and negotiations.

        Throughout April and May 2007 Paramount and its legal advisors conducted their due diligence review. There were also numerous conference calls between Paramount and Chem Rx discussing specific areas of diligence and refining deal terms.

        On April 23, 2007, Messers. Lobell, Kellman and Tyburski had a meeting at Chem Rx's Long Beach, New York headquarters, to discuss outstanding issues related to due diligence and the transaction structure.

        On the evening of April 24, 2007, Paramount's board of directors met to discuss the status of negotiations with Chem Rx as well as the status of negotiations with other acquisition candidates. Mr. Lobell provided the board of directors with a description of Chem Rx's business as well as the proposed terms under which Paramount would acquire Chem Rx. Mr. Lobell also made a presentation regarding Paramount's other possible acquisition candidates. Following a discussion among the members of the board of directors, the board of directors authorized Paramount's officers to execute a non-binding term sheet with Chem Rx as well as with two other potential acquisition candidates. Later that evening, Paramount and Chem Rx executed a non-binding term sheet. Paramount also executed a fee and release agreement with the Intermediaries.

        On April 25, 2007, Paramount engaged Grant Thornton LLP to perform financial, billing and information technology due diligence with respect to Chem Rx.

        On April 27, 2007, Messers. Lobell, Kellman and Tyburski had a meeting with Chem Rx regarding financial due diligence, accompanied by consultants from Grant Thornton.

        On May 4, 2007, Covington & Burling LLP provided Chem Rx and their counsel with a draft Stock Purchase Agreement. Negotiations on the Stock Purchase Agreement ensued over the course of the remainder of the month of May.

        On May 9, 2007, Messers. Lobell, Kellman and Tyburski had a diligence meeting at the New Jersey facilities of Chem Rx. There they toured the facility and spoke with Michael Segal, who leads Chem Rx's New Jersey operations.

        On May 18, 2007, Paramount engaged Capitalink, L.C. to opine on the fairness, from a financial point of view, of the consideration to be paid by Paramount in the Transaction to the shareholders of Paramount

        On June 1, 2007, the Paramount board of directors met to consider the Transaction. Among other things, the board of directors received and discussed a financial presentation from Paramount's management and Paramount's counsel reviewed with the board of directors the terms of the Stock Purchase Agreement and related agreements and explained the substance of proposed board resolutions. Paramount's management and counsel answered questions directed by members of the Paramount board of directors. The board of directors also reviewed and discussed in detail the business of Chem Rx and the nature of the investment opportunity. Representatives of Capitalink, L.C. presented to the board and concluded that the consideration to be paid by Paramount was fair, from a financial point of view, to the shareholders of Paramount. During this meeting, the board of directors unanimously approved the Stock Purchase Agreement and the Transaction and unanimously recommended that the holders of Paramount's common stock vote to approve the Transaction.

        On the evening of June 1, 2007, following the conclusion of the board of directors meeting, Paramount and Chem Rx entered into the Stock Purchase Agreement. On June 4, 2007, Paramount and Chem Rx publicly announced their agreement through a joint press release.

Recommendation of the Board of Directors and Reasons for the Transaction

        Our board of directors, by unanimous vote at a meeting on June 1, 2007, (i) approved and declared advisable the Transaction and determined that the Transaction is fair to and in the best interests of Paramount and its stockholders and (ii) approved and authorized the amended and restated certificate of incorporation and the incentive compensation plan. Accordingly, our board of directors recommends that Paramount's stockholders vote "FOR" the adoption of the Transaction proposal, "FOR" the adoption of the charter amendment proposal and "FOR" the incentive compensation plan proposal.

        Paramount conducted a due diligence review of Chem Rx that included an analysis of the institutional pharmacy industry, a review of Chem Rx's existing business model, a valuation analysis and financial forecasting in order to enable the board of directors to ascertain the reasonableness of the range of consideration to be paid to the Sellers. During its negotiations with the Sellers, Paramount did not receive advice from a financial advisor because its officers and directors believe that their experience and backgrounds were sufficient to enable them to make the necessary analyses and determinations. Paramount's management, including members of its board of directors, have long and diverse experience in both operational management and investment and financial management and analysis and, in its opinion, is suitably qualified to conduct the due diligence and other investigations and analyses required in connection with Paramount's search for a business combination:

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  Lindsay A. Rosenwald, M.D. has served as our chairman of the board since our inception. Dr. Rosenwald has served as chairman and chief executive officer of Paramount BioCapital, Inc. since 1991, as managing member of Paramount Biosciences LLC (and its predecessor, Paramount BioCapital Investments, LLC) since 1996, and as chairman and chief executive officer of Paramount BioCapital Asset Management since 1994. Paramount BioCapital Inc. is a private investment banking firm and an SEC- and NASD-registered broker-dealer specializing in private placements of equity and debt securities for publicly-traded and privately-held companies in the biomedical, biopharmaceutical and medical technology industries. Paramount BioSciences, LLC is engaged in the research, formation and acquisition of seed-stage and distressed life science technologies and companies, identifying and evaluating a broad spectrum of therapeutic and medical technologies in order to capture innovations with significant commercial potential. Paramount BioCapital Asset Management manages hedge and private equity funds focused on healthcare and life science companies. Dr. Rosenwald serves on the board of directors of Cougar Biotechnology, Inc., a publicly traded company that was established to in-license and develop early clinical stage drugs, with a specific focus on the field of oncology. He has also served since March 2000 through November 2006 as a director of Keryx BioPharmaceuticals, Inc., a

    NASDAQ National Market listed biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer. Dr. Rosenwald received a B.S. from Pennsylvania State University and a M.D. from the Temple University School of Medicine.

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  J. Jay Lobell has served as our chief executive officer, secretary and a member of our board of directors since our inception. Mr. Lobell has served as president and chief operating officer of Paramount BioCapital Asset Management and Paramount Biosciences, LLC since January 2005, and is a registered representative of Paramount BioCapital, Inc. Mr. Lobell serves on the boards of directors of NovaDel Pharma Inc. and Innovive Pharmaceuticals, Inc., both of which are publicly traded companies, and is on the boards of several private biotechnology companies. From 1996 through December 2004, Mr. Lobell was a partner at Covington & Burling, a law firm, where he provided litigation, corporate and regulatory advice. Mr. Lobell received a B.A. from Queens College and a J.D. from Yale Law School.

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  Keith Maher, M.D. has served as our president and a member of our board of directors since our inception. Dr. Maher is a Senior Managing Director of Paramount BioCapital Asset Management, and is a registered representative of Paramount BioCapital, Inc. From February 2002 to March 2005, Dr. Maher worked at Weiss, Peck & Greer, as Managing Director and as Portfolio Manager in the Alternative Investments Division. From July 2000 to February 2002, Dr. Maher worked at Lehman Brothers as a Medical Device equity research analyst. Dr. Maher received his Bachelors degree from Boston University, a Doctorate in Medicine from Albany Medical College of Union University and a Masters of Business Administration from Northwestern University's Kellogg Graduate School of Management.

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  Michael Weiser, M.D. has served as our executive vice president and a member of our board of directors since our inception. Dr. Weiser is currently founder and co-chairman of Actin Capital, LLC and Actin Biomed, a New York based healthcare investment firm advancing the discovery and development of novel treatments for unmet medical needs. Prior to joining Actin, Dr. Weiser was the Director of Research at Paramount BioCapital where he was responsible for the scientific, medical and financial evaluation of biomedical technologies and pharmaceutical products under consideration for development. Dr. Weiser completed his Ph.D. in Molecular Neurobiology at Cornell University Medical College and received his M.D. from New York University School of Medicine. He performed his post-graduate medical training in the Department of Obstetrics and Gynecology at New York University Medical Center. Dr. Weiser also completed a Postdoctoral Fellowship in the Department of Physiology and Neuroscience at New York University School of Medicine and received his B.A. in Psychology from University of Vermont. Dr. Weiser is a member of The National Medical Honor Society, Alpha Omega Alpha. In addition, Dr. Weiser has received awards for both academic and professional excellence and is published extensively in both medical and scientific journals. Dr. Weiser currently serves on the board of directors of Hana Biosciences, Inc., Manhattan Pharmaceuticals, Inc, Chelsea Therapeutics International, Ltd., Emisphere Technologies, Inc., Ziopharm Oncology, Inc. and Vioquest Pharmaceuticals, Inc. as well as several privately held companies.

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  Arie Belldegrun, M.D. has been a member of our board of directors since our inception. He has served as professor of urology since 1994, and chief of the division of urologic oncology since 1996, at the David Geffen School of Medicine at the University of California, Los Angeles (UCLA), whose faculty he first joined in 1988. He has also held the Roy and Carol Doumani Chair in urologic oncology at UCLA since 2000. Prior to UCLA, Dr. Belldegrun served as a research fellow in surgical oncology at the National Cancer Institute/NIH from 1985 to 1988. He is certified by the American Board of Urology and is a Fellow of the American College of Surgeons. Dr. Belldegrun is on the scientific boards of several biotechnology and pharmaceutical companies and serves as a reviewer for many medical journals and granting organizations. In addition to holding several patents, Dr. Belldegrun is the author of several books on prostate and kidney cancers, and has written over 350 scientific publications with an emphasis on urologic oncology, particularly kidney, prostate and bladder cancers. He is the founder of Agensys, Inc., a company focused on the development of fully human monoclonal antibodies to treat solid tumor cancers based on Agensys' propriety targets. Dr. Belldegrun served as founding chairman of Agensys from 1997 to 2002 and has served on the board of directors and as a consultant since that time. Dr. Belldegrun has served on the board of directors of Hana Biosciences, Inc. since April 2004. Dr. Belldegrun also is vice chairman of the board of directors and chairman of the Scientific Advisory Board of Cougar Biotechnology, Inc., a publicly traded company that was established to in-license and develop early clinical stage drugs, with a specific focus on the field of oncology. Dr. Belldegrun received a B.S. and a M.D. from Hebrew University Hadassah Medical School in Jerusalem. He completed his post training at the Weizmann Institute of Science and his residency in urology at Harvard Medical School.

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  Isaac Kier has been a member of our board of directors since our inception. Since February 2006, Mr. Kier has been a principal and managing member of Kier Global LLC, an investment group involved in investments and mergers and acquisitions. Since 2006, Mr. Kier has served as a partner in the general partner of IndiaSTAR, a private equity fund investing in India. From 2000 to 2006 Mr. Kier was a partner in the general partnership of Coqui Capital Partners L.P., a venture capital firm, which primarily invested in early stage companies. Since October 1997, he has been a principal and managing partner of First Americas Partners, LLC, a real estate investment partnership. From 1987 to 1997, he served as the managing partner of the Alabama 8 Market, a non-wireline cellular licensee. From 1982 until its sale in 1995, Mr. Kier served as the chairman of the board and chief executive officer of Lida, Inc., a NASDAQ-listed company engaged in textile production and printing. Since October 2004, Mr. Kier has served as a member of the board of directors of Hana Biosciences, Inc. and Rand Logistics, both NASDAQ companies. Mr. Kier also serves on the board of directors of several private companies, including Caribbean Storage, Inc. and Montebello Brand Liquors, Inc. Mr. Kier received a B.A. from Cornell University and a J.D. from George Washington University Law School.

        The Paramount board of directors considered a wide variety of factors in connection with its evaluation of the Transaction. In light of the complexity of those factors, the Paramount board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Paramount board of directors may have given different weight to different factors. In reaching its determination, our board of directors considered the following factors, among others:

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  Chem Rx's potential to experience rapid growth;

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  the Transaction enables our investors to invest directly in a stand-alone institutional pharmacy services company;

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  the Transaction presents the opportunity to create a larger and more competitive institutional pharmacy services business by providing Chem Rx improved access to capital to pursue its business strategy;

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  Paramount's belief that the Transaction enables our investors to benefit from favorable trends in the institutional pharmacy industry, including increased drug utilization rates and an improved reimbursement landscape, in part as a result of the adoption of Medicare Part D;

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  the experience of Chem Rx's existing management and the established relationships and strong reputation in the markets Chem Rx currently serves;

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  Chem Rx's history of revenue and earnings growth;

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  Chem Rx's strong competitive position in a fragmented and consolidating market;

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  Paramount's belief that due to limited alternatives for investors looking to invest in the institutional pharmacy industry, conditions are currently favorable for Chem Rx to enter the public equity markets;

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  the fact that the aggregate consideration to be paid pursuant to the Stock Purchase Agreement when analyzed as multiples of cash flows, net income and earnings before interest, taxes, depreciation and amortization, compared favorably to the level of those multiples for other institutional pharmacies and a sample of publicly-announced comparable transactions;

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  the financial analysis, presentation and opinion of Capitalink, L.C. dated June 1, 2007 to our board of directors as to the fairness, from a financial point of view, to Paramount's stockholders of the consideration to be paid to the Sellers;

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  the fact that the Transaction is structured to defer a substantial portion of the consideration payable to the Sellers ($12,500,000 in cash and 9 million shares of Paramount common stock) upon Chem Rx meeting certain EBITDA or stock price milestones;

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  that the Sellers have agreed to join Paramount in making an election under Section 338(h)(10) of the Internal Revenue Code with respect to the transactions under the Stock Purchase Agreement, potentially providing Paramount with a substantial tax benefit following the closing; and

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  the consideration paid and issued to the Sellers and other terms and conditions of the Stock Purchase Agreement resulted from arms'-length bargaining between Paramount and its representatives and Chem Rx and its representatives.

        Our board of directors also considered potentially negative factors in its deliberations concerning the Transaction and the Stock Purchase Agreement, including:

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  the restrictions the Stock Purchase Agreement imposes on soliciting competing proposals;

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  that if the Transaction is not completed, Paramount will likely be unable to complete another business combination and will be forced to liquidate;

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  that the Stock Purchase Agreement requires Paramount to issue a significant number of additional shares of its common stock to the Sellers, which will have a dilutive effect on Paramount's existing stockholders;

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  the risk that some of the current public stockholders of Paramount would vote against the Transaction and demand to redeem their shares for cash upon consummation of the Transaction, thereby depleting the amount of cash available to Paramount following the closing and increasing Paramount's financing costs;

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  the fact that Paramount will be unable to consummate the transaction if it cannot secure debt financing;

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  the fact that following the closing, Paramount will have a substantial amount of debt and adverse changes in Chem Rx's business may make servicing that debt difficult or impossible;

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  the fact that Paramount incurred substantial costs and will continue to incur substantial costs in connection with the negotiation, documentation and consummation of the Transaction;

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  the fact that Chem Rx will need to expend significant resources to be compliant with the rules and procedures mandated by Section 404 of the Sarbanes-Oxley Act; and

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  the interests of the executive officers and directors of Paramount may have with respect to the Transaction in addition to their interests as stockholders of Paramount generally.

        This discussion of the information and factors that our board of directors considered is not intended to be exhaustive but, we believe, includes many of the material factors considered by our board of directors. In view of the wide variety of factors considered in connection with their respective evaluations of the Transaction and the complexity of these matters, our board of directors found it impracticable to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its determinations. Rather, each member of our board of directors made his or her judgment based on the total mix of information available to our board of directors of the overall effect of the Transaction on our stockholders compared to other alternatives. The judgments of individual directors may have been influenced to a greater or lesser degree by their individual views with respect to different factors.

        Based on the factors outlined above, our board of directors approved and declared it advisable that Paramount enter into the Transaction.

Fairness Opinion

        Capitalink, L.C. made a presentation to our board of directors on June 1, 2007 and subsequently delivered its written opinion to the board of directors, which stated that, as of June 1, 2007, and based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, (i) the cash and stock consideration to be paid to the Sellers in the Transaction is fair, from a financial point of view, to our stockholders, and (ii) the fair market value of Chem Rx is at least equal to 80% of our net assets. The amount of the cash and stock consideration was determined pursuant to negotiations between us and the Sellers and not pursuant to recommendations of Capitalink. The full text of the written opinion of Capitalink is attached as Annex G and is incorporated by reference into this proxy statement.

        You are urged to read the Capitalink opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Capitalink in rendering its opinion. The summary of the Capitalink opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

        The Capitalink opinion is for the use and benefit of our board of directors in connection with its consideration of the Transaction and is not intended to be and does not constitute a recommendation to you as to how you should vote or proceed with respect to the Transaction. Capitalink was not requested to opine as to, and its opinion does not in any manner address, the relative merits of the Transaction as compared to any alternative business strategy that might exist for us, our underlying business decision to proceed with or effect the transaction, and other alternatives to the transaction that might exist for us. Except as specifically set forth herein, Capitalink does not express any opinion as to the underlying valuation or future performance of Chem Rx or the price at which our securities might trade at any time in the future.

        In arriving at its opinion, Capitalink took into account an assessment of general economic, market and financial conditions, as well as its experience in connection with similar transactions and securities valuations generally. In so doing, among other things, Capitalink:

  •
  Reviewed the Stock Purchase Agreement.

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  Reviewed publicly available financial information and other data with respect to Paramount that Capitalink deemed relevant, including the Annual Report on Form 10-KSB for the year ended December 31, 2006, and the Quarterly Report on Form 10-Q for the three months ended March 31, 2007.

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  Reviewed non-public information and other data with respect to Chem Rx, including audited financial statements of Chem Rx for the three years ended December 31, 2005, draft audited combined financial statements of Chem Rx and Chem Rx NJ for the year ended December 31, 2006, financial budget of Chem Rx prepared by Chem Rx management for the year ending December 31, 2007 (the "Budget"), financial projections of Chem Rx prepared by Paramount management for the years ending December 31, 2007, 2008, 2009 and 2010 (the "Projections"), and other internal financial information and management reports.

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  Reviewed and analyzed the transaction's pro forma impact on Paramount's securities outstanding and stockholder ownership.

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  Considered the historical financial results and present financial condition of Chem Rx.

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  Reviewed certain publicly available information concerning the trading of, and the trading market for Paramount's common stock and units.

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  Reviewed and analyzed the indicated value range of the consideration.

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  Reviewed and analyzed Chem Rx's projected unlevered free cash flows and prepared a discounted cash flow analysis.

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  Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed by Capitalink to have characteristics comparable to Chem Rx.

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  Reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed by Capitalink to have characteristics comparable to that of Chem Rx.

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  Reviewed and compared the net asset value of Paramount to the indicated enterprise value range of Chem Rx.

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  Reviewed and discussed with representatives of Paramount and Chem Rx management certain financial and operating information furnished by them, including the Budget and the Projections and other analyses with respect to Chem Rx's business and operations.

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  Performed such other analyses and examinations as Capitalink deemed appropriate.

        In arriving at its opinion, Capitalink relied upon and assumed the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to Capitalink without assuming any responsibility for any independent verification of any such information. Further, Capitalink relied upon the assurances of Paramount and Chem Rx management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading in any material respect. With respect to the financial information and projections utilized, Capitalink assumed that such information had been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provided a reasonable basis upon which it could make an analysis and form an opinion. The projections were solely used in connection with the rendering of Capitalink's fairness opinion. You should not place reliance upon such projections, as they are not necessarily an indication of what our revenues and profit margins will be in the future. The Budget and the Projections were prepared by Chem Rx and Paramount management and are not to be interpreted as projections of future performance (or "guidance") by the combined entity. Capitalink did not evaluate the solvency or fair value of Paramount or Chem Rx under any foreign, state or federal laws relating to bankruptcy, insolvency or similar matters. Capitalink did not make a physical inspection of the properties and facilities of Paramount and Chem Rx and did not make or obtain any evaluations or appraisals of either company's assets and liabilities (contingent or otherwise). In addition, Capitalink did not attempt to confirm whether Paramount and Chem Rx had good title to their respective assets.

        Capitalink assumed that the transaction will be consummated in a manner that complies in all material respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable foreign, federal and state statutes, rules and regulations. Capitalink assumed that the transaction will be consummated substantially in accordance with the terms set forth in the Stock Purchase Agreement, without any further amendments thereto, and that any amendments, revisions or waivers thereto will not be detrimental to the stockholders of Paramount in any material respect.

        Capitalink's analysis and opinion are necessarily based upon market, economic and other conditions, as they existed on, and could be evaluated as of, June 1, 2007. Accordingly, although subsequent developments may affect its opinion, Capitalink has not assumed any obligation to update, review or reaffirm its opinion.

        In connection with rendering its opinion, Capitalink performed certain financial, comparative and other analyses as summarized below. Each of the analyses conducted by Capitalink was carried out to provide a different perspective on the transaction, and to enhance the total mix of information available. Capitalink did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, to Paramount's stockholders of the consideration to be paid to the Sellers in the Transaction. Further, the summary of Capitalink's analyses described below is not a complete description of the analyses underlying Capitalink's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Capitalink made qualitative judgments as to the relevance of each analysis and factors that it considered. In addition, Capitalink may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Capitalink's view of the value of Chem Rx's assets. The estimates contained in Capitalink's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets neither purports to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, Capitalink's analyses and estimates are inherently subject to substantial uncertainty. Capitalink believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete and misleading view of the process underlying the analyses performed by Capitalink in connection with the preparation of its opinion.

        The summaries of the financial reviews and analyses include information presented in tabular format. In order to fully understand Capitalink's financial reviews and analyses, the tables must be read together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Capitalink.

        The analyses performed were prepared solely as part of Capitalink's analysis of the fairness, from a financial point of view, of the consideration to our stockholders, and were provided to our board of directors in connection with the delivery of Capitalink's opinion. The opinion of Capitalink was just one of the many factors taken into account by our board of directors in making its determination to approve the transaction, including those described elsewhere in this proxy statement.

Purchase Price Analysis

        The consideration collectively consists of an initial consideration of 2.5 million newly issued Paramount shares and $133.0 million in cash (subject to adjustment), or approximately a value of $146.9 million (based on $5.55 per share of Paramount common stock, the closing price of Paramount's common stock on May 25, 2007), to be increased by the following:

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  Initial Earn Out: 500,000 Paramount shares and $12.5 million in cash to be released upon the combined entity achieving certain 2007 or 2008 earnings before interest, taxes, depreciation and amortization (or EBITDA) targets.

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  Additional Shares: an aggregate of 5.5 million shares of Paramount common stock upon the combined entity achieving certain EBITDA or stock price milestones in 2007, 2008, 2009, 2010 and 2011, respectively,

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  Cumulative Shares: 3.0 million shares of Paramount common stock payable upon the combined entity achieving certain cumulative EBITDA milestones.

        In determining whether these targets are reached, Capitalink utilized the Budget and the Projections. Based on such Budget and Projections, Capitalink assumed that the value of the consideration will be increased by the Initial Earn Out and the Additional Shares, but would not be increased by the Cumulative Shares.

        Therefore, the indicated value of the consideration used in Capitalink's analysis ranged from approximately $146.9 million to approximately $213.4 million.

Valuation Overview

        Capitalink generated an indicated valuation range for Chem Rx based on a discounted cash flow analysis, a comparable company analysis and a comparable transaction analysis each as more fully discussed below. Capitalink weighted the three approaches equally and arrived at an indicated equity value range of approximately $195.6 million and approximately $247.3 million. Capitalink noted that Chem Rx's minimum indicated equity value of $195.6 million is within the range of the indicated value of the consideration, while the maximum indicated equity value of $247.3 million is higher than the range of the indicated value of the consideration.

Discounted Cash Flow Analysis

        A discounted cash flow analysis estimates value based upon a company's projected future free cash flow discounted at a rate reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations.

        While the discounted cash flow analysis is the most scientific of the methodologies used, it is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors.

        Capitalink utilized the Projections, which project revenue growth from the 2006 fiscal year to the 2010 fiscal year from approximately $261.6 million to $415.4 million, respectively. This represents a compound average growth rate (or CAGR) of approximately 12.2% over the period. The primary source of this projected growth is the expansion within Chem Rx's current customer base and addition of new beds through Chem Rx's previously completed acquisitions, such as the businesses in New Jersey and Pennsylvania.

        The Projections also forecast an improvement in EBITDA from the 2006 fiscal year to the 2010 fiscal year, from approximately $24.1 million to $40.3 million, respectively. This represents a gradual improvement in Chem Rx's EBITDA margin from 9.2% to 9.7% and a CAGR of 13.7%, reflecting the completion of the build-out of the New Jersey business and various cost improvement initiatives. Even though Chem Rx management expects pricing and utilization in the industry to show improvement over historical levels, Projections reflect annual growth in pricing and utilization that is 50% or less than the estimated historical industry levels.

        In order to arrive at a present value, Capitalink utilized discount rates ranging from 11.0% to 13.0%. This was based on an estimated weighted average cost of capital of 11.8% (based on Chem Rx's estimated weighted average cost of debt of 6.6% and a 14.3% estimated cost of equity). The cost of equity calculation was derived utilizing the Ibbotson build up method utilizing appropriate equity risk, industry risk and size premiums and a company specific risk factor, reflecting the risk associated with achieving the projected sales growth and margins throughout the projection period and Chem Rx's relative cost disadvantage compared to its larger competitors, such as Omnicare.

        Capitalink presented a range of terminal values at the end of the forecast period by applying a range of terminal exit multiples based on revenue and EBITDA as well as long term perpetual growth rates.

        Utilizing terminal revenue multiples of between 0.80x and 1.00x, terminal EBITDA multiples of between 9.0x and 10.0x and long term perpetual growth rates of between 4.75% and 5.25%, Capitalink calculated a range of indicated enterprise values and then deducted net debt of approximately $32.5 million, which is the amount of net debt of Chem Rx that Paramount expects to assume as part of the Transaction to derive an indicated equity value range of approximately $195.6 million to approximately $267.5 million. For purposes of Capitalink's analyses, "enterprise value" means equity value plus all interest-bearing debt less cash.

Comparable Company Analysis

        A selected comparable company analysis reviews the trading multiples of publicly traded companies that are similar to Chem Rx with respect to business and revenue model, operating sector, size and target customer base.

        Capitalink identified the following six companies that it deemed comparable to Chem Rx with respect to their industry sector and operating model. Omnicare is the only public institutional pharmacy that Capitalink could identify and is the most comparable company. The other five comparable companies are pharmaceutical distributors.

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  Omnicare Inc.

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  Cardinal Health Inc.

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  McKesson Corp.

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  Amerisourcebergen Corp.

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  Henry Schein Inc.

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  PSS World Medical Inc.

        All of the comparable companies are substantially larger than Chem Rx in terms of revenue, with latest twelve months, or LTM revenue ranging from approximately $1.7 billion to approximately $92.9 billion, compared with approximately $261.6 million for Chem Rx.

        Capitalink noted that except for Omnicare, all of the comparable companies (the five pharmaceutical distributors) are less profitable than Chem Rx, with EBITDA margins ranging from approximately 1.4% to approximately 11.9%, compared with approximately 9.2% for Chem Rx.

        Except for PSS World Medical, Chem Rx's projected 2007 EBITDA growth is higher than the comparable companies, with 2007 EBITDA growth ranging from approximately (11.3)% for Omnicare to approximately 27.4% for PSS World Medical, compared with approximately 15.1% for Chem Rx.

        Multiples utilizing enterprise value were used in the analyses. For comparison purposes, all operating profits including EBITDA were normalized to exclude unusual and extraordinary expenses and income.

        Capitalink generated a number of multiples worth noting with respect to the comparable companies:

Pharmaceutical Distributors
Enterprise Value as a Multiple of:
	Omnicare	Mean	Median	High	Low
LTM revenue	1.16x	0.49x	0.31x	0.96x	0.15x
2007 revenue	1.16x	0.47x	0.32x	0.87x	0.15x
2008 revenue	1.13x	0.43x	0.29x	0.79x	0.14x
LTM EBITDA	9.7x	11.6x	11.7x	12.5x	10.4x
2007 EBITDA	10.4x	11.2x	11.4x	12.0x	10.3x
2008 EBITDA	9.2x	9.9x	10.0x	10.3x	9.3x

        Capitalink selected an appropriate multiple range for Chem Rx by examining the range indicated by the comparable companies and taking into account certain company-specific factors. Because Omnicare is the most comparable company, Capitalink expects Chem Rx's valuation multiples to be below Omnicare's multiples due to its lower EBITDA margin, smaller size and relative cost disadvantage, somewhat offset by its relatively higher projected EBITDA growth.

        Based on the above factors, Capitalink applied the following multiples to the respective statistics:

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  Multiples of 0.80x to 1.00x 2006 revenue

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  Multiples of 0.70x to 0.90x 2007 revenue

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  Multiples of 0.60x to 0.80x 2008 revenue

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  Multiples of 9.0x to 10.0x 2006 EBITDA

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  Multiples of 8.0x to 9.0x 2007 EBITDA

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  Multiples of 7.0x to 8.0x 2008 EBITDA

and calculated a range of enterprise values for Chem Rx by weighting the above indications equally and then deducted net debt of approximately $32.5 million (which is the amount of net debt of Chem Rx that Paramount expects to assume as part of the Transaction) to derive an indicated equity value range of approximately $186.3 million to approximately $231.4 million.

        None of the comparable companies have characteristics identical to Chem Rx. An analysis of publicly traded comparable companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading of the comparable companies.

Comparable Transaction Analysis

        A comparable transaction analysis involves a review of merger, acquisition and asset purchase transactions involving target companies that are in related industries to Chem Rx. The comparable transaction analysis generally provides the widest range of value due to the varying importance of an acquisition to a buyer (i.e., a strategic buyer willing to pay more than a financial buyer) in addition to the potential differences in the transaction process (i.e., competitiveness among potential buyers).

        Information is typically not disclosed for transactions involving a private seller, even when the buyer is a public company, unless the acquisition is deemed to be "material" for the acquirer. As a result, the selected comparable transaction analysis is limited to transactions involving the acquisition of a public company, or substantially all of its assets, or the acquisition of a large private company, or substantially all of its assets, by a public company.

        Capitalink located 12 transactions announced since July 2005 for which detailed financial information was available. The first six transactions involve target companies providing institutional pharmaceutical services and are more comparable to that of Chem Rx. The remaining six transactions involve target companies providing pharmaceutical distribution services.

Institutional Pharmacy Transactions:

Target	Acquiror
Long Term Rx, Inc.	Omnicare Inc. (NYSE: OCR)
Rxperts	KPS Kindred Pharmacy Services
Long Term Rx, Inc.	Standard Management Corp. (OTCPK: SMAN)
Rainier Home Health Care Pharmacy	Standard Management Corp. (OTCPK: SMAN)
excelleRX, Inc.	Omnicare Inc. (NYSE: OCR)
NeighborCare Inc. (NASDAQ:NCRX)	Omnicare Inc. (NYSE: OCR)

Pharmaceutical Distributor Transactions:

Target	Acquiror
Bellco Health Corp.	AmerisourceBergen Corp. (NYSE: ABC)
Galloway Pharmacy	Standard Management Corp. (OTCPK:SMAN)
Darby Group Companies—3 Subsidiaries	Henry Schein Inc. (NasdaqNM: HSIC)
Beverly Enterprises Inc. (NYSE: BEV)	Fillmore Capital Partners, LLC
Priority Healthcare Corp. (Nasdaq:PHCC)	Express Scripts Inc. (NasdaqNM: ESRX)
D&K Healthcare Resources Inc.	McKesson Corp. (NYSE: MCK)

        Based on the information disclosed with respect to the targets in the each of the comparable transactions, Capitalink calculated and compared the enterprise values as a multiple of LTM revenue and LTM EBITDA.

        Capitalink noted the following with respect to the multiples generated:

Multiple of enterprise value to	Mean	Median	High	Low
Institutional Pharmacy Transactions:
LTM revenue	0.93x	0.70x	2.07x	0.31x
LTM EBITDA	15.6x	15.6x	15.6x	15.6x
Pharmaceutical Distributor Transactions:
LTM revenue	0.40x	0.34x	0.77x	0.12x
LTM EBITDA	13.4x	16.3x	16.8x	7.1x

        Capitalink expects Chem Rx's revenue valuation multiples to be around the mean of the institutional pharmacy comparable transactions multiples and EBITDA valuation multiples to be around the mean of two transactions where the targets' EBITDA margin was similar to that of Chem Rx (NeighborCare and Beverly Enterprises).

        Based on the above factors, Capitalink applied the following multiples to the respective statistics:

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  Multiples of 0.80x to 1.00x LTM revenue,

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  Multiples of 11.0x to 12.0x LTM EBITDA

and calculated a range of enterprise values for Chem Rx by weighting the above indications equally and then deducted net debt of approximately $32.5 million (which is the amount of net debt of Chem Rx that Paramount expects to assume as part of the Transaction) to derive an indicated equity value range of approximately $204.8 million to approximately $243.0 million.

        None of the target companies in the comparable transactions have characteristics identical to Chem Rx. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the comparable transactions and other factors that could affect the respective acquisition values.

80% Test

        Paramount's initial business combination must be with a target business whose fair market value is at least equal to 80% of Paramount's net assets at the time of such acquisition.

        Capitalink reviewed and estimated Paramount's net assets based on its stockholders' equity as of March 31, 2007 and compared that to Chem Rx's indicated range of enterprise value. Capitalink noted that the fair market value of Chem Rx exceeds 80% of Paramount's net asset value.

        Based on the information and analyses set forth above, Capitalink delivered its written opinion to our board of directors, which stated that, as of June 1, 2007, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, (i) the consideration to be paid by Paramount to the Sellers in the Transaction is fair, from a financial point of view, to our stockholders, and (ii) the fair market value of Chem Rx is at least equal to 80% of our net assets. Capitalink is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements, and for other purposes. We determined to use the services of Capitalink because it is a recognized investment banking firm that has substantial experience in similar matters. Capitalink will receive a fee $125,000, $45,000 of which was payable upon execution of our engagement letter with Capitalink, $45,000 of which payable paid when Capitalink notified us that they were prepared to deliver the fairness opinion, and $35,000 of which is payable 60 days following the date the opinion was issued. We will reimburse Capitalink for their reasonable out-of-pocket expenses incurred (including reasonably attorney's fees) up to a maximum of $2,500. In addition, we have agreed to indemnify Capitalink for certain liabilities that may arise out of the rendering of its opinion. Further, Capitalink has not previously provided, nor are there any pending agreements to provide, any other services to either company, except that Capitalink had previously been engaged to provide a fairness opinion on an abandoned acquisition by us and Capitalink's affiliate, Ladenburg Thalmann & Co. Inc., ("Ladenburg"), has been retained by us to provide an opinion of the fair value of Chem Rx's intangible assets as of the closing of the Transaction for purposes of Statement of Financial Accounting Standards No. 141.

        In the ordinary course of business, Ladenburg, certain of Ladenburg's affiliates, as well as investment funds in which Ladenburg or its affiliates may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, Paramount, any other party that may be involved in the Transaction and their respective affiliates.

Acquisition Financing

        We have received commitments for a total of $177 million of debt financing from CIBC Inc. and CIBC World Markets Corp. (together, "CIBC") consisting of the following:

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  a senior secured first lien term loan facility of $90.0 million,

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  a senior secured first lien delayed draw term loan facility of up to $20.0 million,

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  a senior secured first lien revolving credit facility of $25.0 million, and

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  a senior secured second lien term loan facility of up to $42.0 million.

        We will use the proceeds of the first lien term loans, along with the proceeds from the second lien term loans and the funds currently held by us in our trust account, to finance the cash portion of the purchase price payable to the Sellers in the Transaction, to repay existing indebtedness, net of cash, of Chem Rx and its subsidiaries and Chem Rx NJ of up to $32.5 million and to pay fees and expenses related to the Transaction and the financing. We may use the proceeds of the first lien delayed draw term loan only to finance the contingent "initial earnout" payments that may become payable to the Sellers in 2008 as well as the first annual milestone earnout (if the issuance of such shares would cause the Sellers to own more than 20% of our outstanding common stock and we elect to pay out such shares in excess of 20% in cash). For a description of these contingent payments and the circumstances in which they are payable, see the section entitled "The Stock Purchase Agreement Transaction Consideration Initial Earnouts". The portion of the First Lien Delayed Draw Term Loans not used for such designated payments will be cancelled and not used for any other purpose.

        The first lien term loan facility and the first lien delayed draw term loan facility will mature on the sixth anniversary of the closing date of the Transaction and the first lien revolving credit facility will mature on the fifth anniversary of the Transaction closing date. The second lien term loan facility will mature seven years after the closing date of the Transaction.

        At our option, the interest rate on the loans will be equal to either ABR plus an applicable margin or the Eurodollar Rate plus an applicable margin. ABR is equal to 0.5% plus the higher of Canadian Imperial Bank of Commerce's prime rate and the federal funds effective rate. Eurodollar Rate means the rate for Eurodollar deposits for a period equal to one, two, three, six or, to the extent available to each lender, nine or 12 months (as selected by us) appearing on page 3750 of the Telerate screen.

        With respect to the first lien credit facilities, the applicable margin will equal 3.00% in the case of Eurodollar loans and 2.00% in the case of ABR loans. After we deliver our financial statements for the first full quarter after the closing of the Transaction, the applicable margin for the revolving loans will be determined in accordance with a pricing grid to be agreed upon based on our leverage ratio.

        With respect to the second lien term loan facility, the applicable margin will equal 6.5% in the case of Eurodollar loans and 5.5% with respect to ABR loans.

        The applicable margin for each facility is subject to customary flex provisions.

        There will be no prepayment penalties for optional prepayments of the first lien facility (except that Eurodollar loans will be subject to customary breakage costs). The following call premiums for optional prepayments on the second lien facility will apply: 2.00% premium if prepaid in the first 12-months following the closing; 1.00% premium if prepaid in the second 12-months following the closing; and no call premium thereafter. Mandatory prepayments under both facilities include:

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  50% of all net proceeds from the issuance of additional equity interests by us;

  •
  75% of excess cash flow (to be defined in the definitive loan documentation), which shall be reduced to 50% upon achievement of a leverage test to be agreed upon;

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  100% of all net proceeds of certain indebtedness, subject to exceptions to be agreed upon; and

  •
  100% of the net proceeds of any asset sales (subject to exceptions and reinvestment rights to be agreed).

        The first lien term loan facility will amortize in equal quarterly installments in an aggregate amount equal to 1.0% of the original principal amount of the loan per year with the balance payable in a bullet on the maturity date. The delayed draw term loan facility will amortize in equal quarterly installments in an aggregate amount equal to 1.0% of the original principal amount of the loan per year with the balance payable in a bullet at maturity.

        The credit facilities will also contain customary affirmative and negative covenants. The first lien credit facilities will contain a covenant regarding a minimum fixed charge coverage ratio and a maximum total leverage ratio (with step-ups and step-downs to be agreed). The second lien term loan facility will be limited to a covenant regarding a maximum total leverage ratio, which shall be less stringent than that applicable to the first lien credit facilities.

        The other terms and conditions of the commitment letter are consistent with credit facilities of this nature and contain customary representations and warranties, conditions precedent, events of default, indemnification provisions and other miscellaneous provisions.

        The foregoing summary of the CIBC commitment letter is qualified by reference to the complete text of the commitment letter, a copy of which is attached as Annex I to this proxy statement. We encourage you to read the commitment letter in its entirety.

        In addition to committing to provide the financing that Paramount requires, CIBC World Markets Corp. was engaged by Paramount to provide general strategic financial advice and assistance to Paramount (including participating in investor presentations), although CIBC World Markets Corp. did not participate in the negotiations of the terms of the Transaction with the Sellers.

Material Federal Income Tax Consequences of the Transaction

        The following section is a summary of the material United States federal income tax consequences of the Transaction to holders of Paramount common stock. This discussion addresses only those Paramount security holders that hold their securities as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not address all the United States federal income tax consequences that may be relevant to particular holders in light of their individual circumstances or to holders that are subject to special rules, such as:

  •
  financial institutions;

  •
  investors in pass-through entities;

  •
  tax-exempt organizations;

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark to market method of accounting;

  •
  persons that hold Paramount common stock as part of a straddle, hedge, constructive sale or conversion transaction; and

  •
  persons who are not citizens or residents of the United States.

        The following is based upon the Code, applicable treasury regulations thereunder, published rulings and court decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to the income tax, are not addressed.

        Neither Paramount nor Chem Rx intends to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the Transaction.

        No gain or loss will recognized by Paramount or by the stockholders of Paramount if their IPO conversion rights are not exercised.

        A stockholder of Paramount who exercises IPO conversion rights and effects a termination of the stockholder's interest in Paramount will generally be required to recognize gain or loss upon the exchange of that stockholder's shares of common stock of Paramount for cash. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder's shares of Paramount common stock. This gain or loss will generally be a capital gain or loss if such shares were held as a capital asset on the date of the Transaction and will be a long-term capital gain or loss if the holding period for the share of Paramount common stock is more than one year.

        This discussion is intended to provide only a general summary of the material United States federal income tax consequences of the Transaction, and is not a complete analysis or description of all potential United States federal tax consequences of the Transaction. This discussion does not address tax consequences that may vary with, or are contingent on, your individual circumstances. In addition, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the Transaction. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the Transaction.

Anticipated Accounting Treatment

        The acquisition will be accounted for by Paramount as an acquisition under the purchase method of accounting. Pursuant to this method, the aggregate consideration paid by Paramount in connection with the acquisition will be allocated to Chem Rx's assets and liabilities based on their fair values, with any excess being treated as goodwill. Chem Rx's assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Paramount after consummation of the acquisition.

Regulatory Matters

        In addition to the filing of the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, we and Chem Rx may not complete the Transaction until we have made the required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with the United States Federal Trade Commission, or FTC, and the Antitrust Division of the United States Department of Justice and the applicable waiting period has expired or been terminated.

        Chem Rx's government registrations include various state licenses in Pennsylvania, New Jersey, and New York, and a U.S. Drug Enforcement Administration ("DEA") retail pharmacy registration for schedules 2 through 5 controlled substances. In connection with the Transaction, the DEA registration and potentially the state licenses will need to be transferred, or voluntarily surrendered and reissued, to reflect the change in control of Chem Rx.

THE STOCK PURCHASE AGREEMENT

        The following summary of the material provisions of the Stock Purchase Agreement is qualified by reference to the complete text of the Stock Purchase Agreement, a copy of which is attached as Annex A to this proxy statement. All stockholders are encouraged to read the Stock Purchase Agreement in its entirety for a more complete description of the terms and conditions of the Transaction.

General; Structure of the Transaction

        On June 1, 2007, Paramount entered into a Stock Purchase Agreement with Chem Rx and the Sellers. Pursuant to the Stock Purchase Agreement, Paramount will acquire all of the issued and outstanding shares of common stock of Chem Rx from the Sellers. Following the execution of the Stock Purchase Agreement, we entered into a merger agreement with Chem Rx NJ, pursuant to which we will acquire ownership of Chem Rx NJ.

        The Sellers approved and adopted the Stock Purchase Agreement and the transactions contemplated thereby and the holders of membership interests in Chem Rx NJ have approved and adopted the merger agreement. Accordingly, no further action is required to be taken by the Sellers and the members of Chem Rx NJ to approve the Transaction.

Closing of the Transaction

        The closing of the Transaction will take place promptly following the satisfaction of the conditions described below under "The Stock Purchase Agreement—Conditions to the Closing of the Transaction," unless Paramount and the Sellers agree in writing to another time. The Transaction is expected to be consummated promptly after the special meeting of Paramount's stockholders described in this proxy statement.

Name; Headquarters; Stock Symbols

        After completion of the Transaction:

  •
  the name of Paramount will be changed to "Chem Rx Corporation";

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  the corporate headquarters and principal executive offices of Paramount will be located at Chem Rx's current headquarters, located at 750 Park Place, Long Beach, New York; and

  •
  Paramount expects that prior to or promptly following the closing of the Transaction, the common stock and warrants of Paramount that are outstanding prior to the Transaction, which are traded on the OTCBB will be quoted on Nasdaq or the American Stock Exchange. In the event Paramount's common stock or warrants are listed on Nasdaq or the American Stock Exchange at the time of the closing, the symbols will change to ones determined by the board of directors that are reasonably representative of the corporate name or business of Paramount.

Transaction Consideration

Cash Consideration

  Cash paid at the closing

        At the closing of the transactions contemplated by the Stock Purchase Agreement, Paramount will pay an amount in cash equal to $133,000,000, provided that the amount paid on the closing date will be:

  •
  increased or decreased by the estimated amount by which Chem Rx's net worth as of the closing date is greater or less than the net worth target;

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  less the amount, if any, by which the aggregate indebtedness for borrowed money of Chem Rx (and its subsidiaries and Chem Rx NJ) net of cash and cash equivalents as of the closing date exceeds the Closing Debt Threshold;

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  less $11,000,000, which is the amount of the payment required to be made to Steven Silva pursuant to the Payment Agreement between Steven Silva and Chem Rx dated May 31, 2007;

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  less any amounts that are paid or payable to Benny Salerno pursuant to or in connection with the an agreement with Benny Salerno, pursuant to which Chem Rx will acquire the 8.82352% interest owned by Benny Salerno in Chem Rx/Salerno's, LLC, a Pennsylvania limited liability company, upon the terms and conditions therein; and

  •
  less the amount, if any, by which the Sellers' transaction expenses exceeds $2,000,000.

        Under the Stock Purchase Agreement the "Closing Debt Threshold" equals the sum of (i) $25,000,000 plus (ii) the sum of all amounts owing by Chem Rx NJ as of the closing date (up to a maximum of $7,500,000) to repay in full amounts and obligations due and owing to Chem Rx and Jerry Silva minus (iii) the sum of all amounts owing by Chem Rx (including its subsidiaries and Chem Rx NJ) as of the Closing Date (including any accrued and unpaid interest through the date of repayment, prepayment premiums, or any other fees or penalties) with respect to the loan, in the original principal amount of $8,000,000, the proceeds of which were paid to the estate of Mark Baldinger in connection with the repurchase by Chem Rx of 1,833.425 shares of its common stock in October, 2006.

Post Closing Adjustment

        Within 60 days after the closing, Paramount will prepare and deliver to the Sellers an unaudited consolidated balance sheet of Chem Rx, Chem Rx NJ and their subsidiaries as of the close of business on the closing date, (ii) an unaudited consolidated statement of income of Chem Rx, Chem Rx NJ and their subsidiaries for the period beginning on April 1, 2007 and ending on the closing date and (iii) a statement setting forth (a) Target Net Worth, (b) the consolidated net worth of the Chem Rx, Chem Rx NJ and their subsidiaries reflected on the Closing Balance Sheet (which is referred to as the "Closing Net Worth") and (c) the amount by which Closing Net Worth exceeds the Target Net Worth or the amount by which Target Net Worth exceeds the Closing Net Worth. The cash consideration will be adjusted by any difference between Target Net Worth and the Closing Net Worth to the extent different from the estimated amount of such adjustment on the closing date. Any adjusted payment will be made with interest at a rate equal to 5.5% per annum.

        For purposes of the post-closing adjustment, "Target Net Worth" means the (i) the consolidated net worth (assets less liabilities) of Chem Rx, Chem Rx NJ and their subsidiaries as reflected on Chem Rx's balance sheet as at March 31, 2007 plus (ii) consolidated net income as reflected on the closing income statement of Chem Rx, Chem Rx NJ and their subsidiaries for the period from March 31, 2007 through and including the closing date minus (iii) consolidated net loss as reflected on the closing income statement of Chem Rx, Chem Rx NJ and their subsidiaries for the period from March 31, 2007 through and including the closing date, minus (iv) a total of $2,500,000, which represents the amount of tax distributions paid to the Sellers prior to the date of the Stock Purchase Agreement and after March 31, 2007 and minus (v) tax distributions paid to the Sellers in accordance with the terms of the Stock Purchase Agreement.

Stock Consideration

        At the closing Paramount will issue an aggregate of 1,500,000 shares of Paramount common stock to the Sellers. In addition, pursuant to the merger agreement entered into between Paramount, a subsidiary of Paramount and Chem Rx NJ, Paramount will issue 1,000,000 shares of Paramount common stock to the holders of membership interests in Chem Rx NJ (the "NJ Sellers").

Contingent Cash and Stock Consideration

        Paramount will issue up to an aggregate of 9,000,000 additional shares of Paramount common stock (the "Additional Stock Consideration"), and up to an aggregate of $12,500,000 of additional cash, which, together with the Additional Stock Consideration, will be issued and paid to the Sellers at the times and in the amounts as determined in accordance with the satisfaction of future EBITDA and stock price milestones.

Initial Earnouts

        Paramount will pay to the Sellers an additional amount in cash of up to $12,500,000 and issue to the Sellers up to 500,000 shares ("Aggregate Initial Earn Out Shares") as additional consideration as follows:

          (i)    If for the fiscal year ended December 31, 2007, the Final Adjusted EBITDA (as defined below) exceeds $25,500,000 then (A) Paramount will issue to the Sellers a number of newly-issued shares of Paramount common stock (rounded down to the nearest whole number of shares) equal to the Aggregate Initial Earn Out Shares multiplied by the 2007 EBITDA Adjustment Factor (the "2007 Earn Out Shares") and (B) Paramount will pay to the Sellers an amount in cash equal to $12,500,000 multiplied by the 2007 EBITDA Adjustment Factor (the "2007 Cash Earn Out"). The "2007 EBITDA Adjustment Factor" will be a fraction, which may not be greater than one or less than zero, the numerator of which is the excess of the 2007 Final Adjusted EBITDA over $25,500,000 and the denominator of which is 2,500,000. The excess, if any, of the Aggregate Initial Earn Out Shares over the 2007 Earn Out Shares is referred to as the "2008 Eligible Earn Out Shares" and the excess, if any, of $12,500,000 over the 2007 Cash Earn Out is referred to as the "2008 Eligible Cash Earn Out".

          (ii)   If 2007 Final Adjusted EBITDA is less than $28,000,000 and for the fiscal year ended December 31, 2008, the Final Adjusted EBITDA (the "2008 Final Adjusted EBITDA") exceeds $32,500,000 then (A) Paramount will issue to the Sellers a number of newly-issued shares of Paramount common stock (rounded down to the nearest whole number of shares) equal to the 2008 Eligible Earn Out Shares multiplied by the 2008 EBITDA Adjustment Factor ("2008 Earn Out Shares") and (B) Paramount will pay to the Sellers an amount in cash equal to 2008 Eligible Cash Earn Out multiplied by the 2008 EBITDA Adjustment Factor ("2008 Cash Earn Out"). The "2008 EBITDA Adjustment Factor" will be a fraction, which may not be greater than one or less than zero, the numerator of which is the excess of the 2008 Final Adjusted EBITDA over $32,500,000 and the denominator of which is 2,500,000.

        "Adjusted EBITDA" means (A) EBITDA (as defined below) of Chem Rx, Chem Rx NJ and their subsidiaries plus (B) in each case to the extent that such items were taken into consideration in the calculation of net income of Chem Rx, Chem Rx NJ and their subsidiaries for the relevant period: (I) for all periods prior to the closing, any amount of salary paid to Jerry Silva at an annual rate in excess of $500,000; (II) for all periods prior to the closing, any amount of salary paid to Steven Silva at an annual rate in excess of $500,000; (III) all expenses relating to the planning, structuring, negotiation and consummation of the transactions (including the financing) contemplated by the Stock Purchase Agreement, including, but not limited to, fees and other payments to brokers, finders and advisors and professional fees and expenses (i.e., accountants, attorneys, etc.), and any and all similar fees and expenses attributable to the acquisition by Chem Rx or its subsidiaries of any entity or business, and any employee bonuses paid in connection with the closing to the extent (but only to the extent) such employee bonuses (i) are funded by the Sellers out of their own funds including the consideration and (ii) are not paid in lieu of other bonuses that would have been paid to such employees in the ordinary course of business; and (IV) for all periods, any payment required to be made pursuant to the Steven Silva Payment Agreement. For the purposes of the 2007 annual milestone only, EBITDA of Chem Rx, Chem Rx NJ and their subsidiaries for the fiscal year ending December 31, 2007 will exclude any amount thereof attributable to Chem NJ and Chem Rx PA, and in lieu thereof will include 200% of the EBITDA of Chem Rx NJ and Chem Rx PA for the period beginning July 1, 2007 through December 31, 2007.

        "EBITDA" with respect to any person for any period, means the net income of such person for such period (A) plus (1) interest expense, (2) income tax expense, (3) depreciation expense; (4) amortization expense, and (5) other non-cash non-operating charges for such period (excluding bad debt expense and inventory write-down charges), and (B) minus (1) interest income and (2) other non-cash gains for such period (excluding reductions in allowance for bad debts and reductions in inventory valuation reserves, provided such reductions are not one-time in nature), in the case of each of (A) and (B) to the extent such items were taken into consideration in the calculation of such person's net income for the relevant period.

        The calculation of Adjusted EBITDA, as accepted by the Sellers or adjusted to reflect the resolution of any dispute, is referred to as the "Final Adjusted EBITDA."

Annual Milestones

        Paramount will issue up to 5,500,000 shares of the Additional Stock Consideration to the Sellers as follows:

          (i)    If (A) for the fiscal year ended December 31, 2007, Chem Rx's Final Adjusted EBITDA is at least equal to $30.0 million or (B) during the fiscal year ended December 31, 2007, shares of Paramount common stock close at or above $8.50 for 30 consecutive trading days, then Paramount will issue 1,100,000 shares of Paramount common stock to the Sellers. If neither of the foregoing conditions are satisfied, but Chem Rx's cumulative Final Adjusted EBITDA for the years ended December 31, 2007 and 2008 is at least equal to $65.0 million, then Paramount will issue 500,000 shares of Paramount common stock to the Sellers.

          (ii)   If (A) for the fiscal year ended December 31, 2008, Chem Rx's Final Adjusted EBITDA is at least equal to $35 million or (B) during the fiscal year ended December 31, 2008, shares of Paramount common stock close at or above $11.00 for 30 consecutive trading days, then Paramount will issue 1,100,000 shares of Paramount common stock to the Sellers. If neither of the foregoing conditions are satisfied, but Chem Rx's cumulative Final Adjusted EBITDA for the years ended December 31, 2008 and 2009 is at least equal to $75.0 million, then Paramount will issue 500,000 shares of Paramount common stock to the Sellers.

          (iii)  If (A) for the fiscal year ended December 31, 2009, Chem Rx's Final Adjusted EBITDA is at least equal to $40.0 million or (B) during the fiscal year ended December 31, 2009, shares of Paramount common stock close at or above $13.50 for 30 consecutive trading days, then Paramount will issue 1,100,000 shares of Paramount common stock to the Sellers. If neither of the foregoing conditions are satisfied, but Chem Rx's cumulative Final Adjusted EBITDA for the years ended December 31, 2009 and 2010 is at least equal to $87.0 million, then Paramount will issue a total of 500,000 shares of Paramount common stock to the Sellers.

          (iv)  If (A) for the fiscal year ended December 31, 2010, Chem Rx's Final Adjusted EBITDA is at least equal to $47.0 million or (B) during the fiscal year ended December 31, 2010, shares of Paramount common stock close at or above $16.50 for 30 consecutive trading days, then Paramount will issue 1,100,000 shares of Paramount common stock to the Sellers. If neither of the foregoing conditions are satisfied, but Chem Rx's cumulative Final Adjusted EBITDA for the years ended December 31, 2010 and 2011 is at least equal to $102.0 million, then Paramount will issue a total of 500,000 shares of Paramount common stock to the Sellers.

          (v)   If (A) for the fiscal year ended December 31, 2011, Chem Rx's Final Adjusted EBITDA is at least equal to $55.0 million or (B) during the fiscal year ended December 31, 2011, shares of Paramount common stock close at or above $19.50 for 30 consecutive trading days, then Paramount will issue 1,100,000 shares of Paramount common stock to the Sellers.

Cumulative Milestones

        Paramount will issue up to 1,000,000 shares of the Additional Stock Consideration (for a possible aggregate total of 3,000,000 such shares) to the Sellers upon satisfaction of each of the first three of the following milestones:

          (i)    cumulative Final Adjusted EBITDA for the years ended December 31, 2007 and 2008 is at least equal to $72.6 million; provided that Final Adjusted EBITDA for the year ended December 31, 2008 is greater than Final Adjusted EBITDA for the year ended December 31, 2007;

          (ii)   cumulative Final Adjusted EBITDA for the years ended December 31, 2007, 2008 and 2009 is at least equal to $117.25 million; provided that Final Adjusted EBITDA for each of the years ended December 31, 2008 and 2009 is greater than that of the immediately preceding year;

          (iii)  cumulative Final Adjusted EBITDA for the years ended December 31, 2007, 2008, 2009 and 2010 is at least equal to $169.0 million; provided that Final Adjusted EBITDA for each of the years ended December 31, 2008, 2009 and 2010 is greater than that of the immediately preceding year; and

          (iv)  cumulative Final Adjusted EBITDA for the years ended December 31, 2007, 2008, 2009, 2010 and 2011 is at least equal to $230.0 million; provided that Final Adjusted EBITDA for each of the years ended December 31, 2008, 2009, 2010 and 2011 is greater than that of the immediately preceding year.

Limitation on Share Ownership

        The Sellers will not have the right to any additional Stock Consideration in connection with the Transaction to the extent that after giving effect to any such issuance, the Sellers and the NJ Sellers (together with their affiliates) would beneficially own in excess of 20% (the "Maximum Percentage") of the number of shares of Paramount common stock outstanding immediately after giving effect to such issuance. If Paramount is obligated under the terms of the Stock Purchase Agreement to issue to the Sellers shares of Paramount common stock that would result in the Sellers owning more than the Maximum Percentage, then in lieu of issuing such shares, Paramount may pay each Seller an amount in cash equal to the number of shares to which such Seller was entitled, multiplied by the average of the closing price for the Paramount common stock for a period of 30 consecutive trading days immediately preceding the date such shares became issuable to the Sellers.

Lock Up

        The Sellers and the NJ Sellers will be restricted from transferring any shares of Paramount common stock issued pursuant to the Stock Purchase Agreement for 180 days following the closing of the Transaction. The lock-up will expire with respect to 50% of the total number of shares of Paramount common stock upon the expiration of the 180-day period and with respect to 75% of the total number of shares nine months after the closing of the Transaction, and the restriction will terminate with respect to the remaining shares on the first anniversary of the closing date.

Representations and Warranties

        The Stock Purchase Agreement contains representations and warranties of each of the Sellers relating to, among other things:

  •
  ownership of shares;

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  the authorization, performance and enforceability of the Stock Purchase Agreement;

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  noncontravention;

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  consents and approvals;

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  litigation;

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  purpose of investment;

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  investment experience; and

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  restricted securities.

        The Stock Purchase Agreement contains representations and warranties of the Sellers regarding Chem Rx relating to, among other things:

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  proper corporate organization and existence and similar corporate matters;

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  the authorization, performance and enforceability of the Stock Purchase Agreement;

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  capital structure;

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  noncontravention;

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  compliance with laws;

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  governmental licenses;

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  absence of changes or events;

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  financials statements and undisclosed liabilities;

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  assets other than real property;

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  real property;

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  contracts;

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  intellectual property;

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  legal proceedings;

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  taxes;

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  insurance;

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  benefit plans;

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  employee and labor matters;

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  environmental matters;

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  suppliers and customers;

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  transactions with affiliates;

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  product liability claims and product recalls;

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  information supplied; and

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  brokers.

        The Stock Purchase Agreement contains representations and warranties of Paramount relating to, among other things:

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  proper corporate organization and existence and similar corporate matters;

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  the authorization, performance and enforceability of the Stock Purchase Agreement;

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  noncontravention;

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  capital structure;

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  trust funds and liquidation;

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  SEC filings and undisclosed liabilities;

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  operation of business;

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  legal proceedings;

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  compliance with laws;

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  contracts and debt instruments;

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  information supplied;

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  related party transactions;

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  brokers;

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  termination and mutual release with BioValve Technologies Inc.; and

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  taxes.

        You should not rely upon the representations and warranties in the Stock Purchase Agreement or the description of such representations and warranties contained in this proxy statement as statements of factual information about Paramount, Chem Rx or the Sellers. These representations and warranties were made only for purposes of the Stock Purchase Agreement, may be relied upon only by the parties to the Stock Purchase Agreement to whom such representations and warranties were made, were made solely as of the date specified in the Stock Purchase Agreement and are subject to modification or qualification by other disclosures made by the parties to each other in connection with the Stock Purchase Agreement. Some of these representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality that is different from that generally applicable to public disclosures by the parties.

Covenants

        Paramount and the Sellers have various obligations and responsibilities under the Stock Purchase Agreement, including (but not limited to) the following covenants:

        Commercially Reasonable Efforts.    Paramount and the Sellers have each agreed to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Stock Purchase Agreement and the other transaction agreements.

        Filings.    Paramount and the Sellers have each agreed to cooperate fully with the other in the preparation and filing of all documents and instruments required to be filed in connection with the Transaction.

        Conduct of Business.    The Sellers have also agreed, subject to certain exceptions, to cause Chem Rx to (i) conduct its operation in the ordinary course, (ii) use commercially reasonable efforts to preserve its assets and business intact, (iii) use its commercially reasonable efforts to keep available the services of its present officers, employees, consultants and agents, and maintain its present vendors, customers, suppliers and distributors and preserve and enhance its goodwill, (iv) make the capital expenditures that are reflected in the capital expenditure projections provided to Paramount, (v) maintain and purchase adequate levels of inventories to carry on its operations in the ordinary course, (vi) pay and discharge its liabilities, (vii) conduct all sales, marketing and promotional activities in the ordinary course of business consistent with past practice and (viii) preserve the confidentiality of all trade secrets. The Sellers will also cause Chem Rx not to, and Chem Rx will not, take the following actions without the prior written consent of Paramount:

  •
  declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock;

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  issue, deliver, sell or grant any shares of its capital stock, voting securities, securities convertible into or exchangeable for voting securities or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units;

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  incur any indebtedness (except in connection with the purchase of goods or services in the ordinary course or pursuant to its Credit Agreement with Bank of America, N.A.), guaranty any indebtedness or any obligations of any other person, or issue any debt securities or guarantee any debt securities;

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  terminate, modify, assign, waive, release or relinquish any material right under a schedule contract;

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  directly or indirectly amend or propose to amend its constitutive documents or create any subsidiary;

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  acquire or agree to acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof or any assets;

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  other than routine sales of inventory, sell transfer or otherwise dispose of or subject to any lien (other than a permitted lien) any material asset;

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  other than in the ordinary course of business, increase or adjust in any manner the compensation of any officers, directors, employees, consultants or agents;

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  make any material capital expenditures or improvements in excess of $2,000,000 in the aggregate;

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  make any material change in any method of accounting or auditing practice;

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  cancel or reduce any of its insurance coverage;

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  take any action or fail to take any action that permits any material governmental license to expire, be cancelled or amended;

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  incur any material obligation under any contract or material accounts payable other than in the ordinary course of business;

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  amend in any material respect or terminate any governmental license or scheduled contract;

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  make any commitment to or incur liability to any labor organization;

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  collect its accounts receivable other than in the ordinary course of business;

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  take any action that would be reasonably likely to prevent or materially delay the closing; or

  •
  agree (whether in writing or otherwise) to do any of the foregoing.

        Paramount has also agreed, subject to certain exceptions, to continue to operate its business in the ordinary course prior to the closing and not to take the following actions without the prior written consent of the Sellers:

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  declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock;

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  issue, deliver, sell or grant any shares of its capital stock, voting securities, securities convertible into or exchangeable for voting securities or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units;

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  amend the Paramount charter or bylaws;

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  acquire or agree to acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof or any assets;

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  sell, transfer or otherwise dispose of, or subject to any lien (other than a permitted lien), or agree to sell, transfer, dispose of, or subject to any lien (other than a permitted lien), any property or asset, whether real, personal or mixed;

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  make any change in any method of accounting or auditing practice;

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  incur any indebtedness (other than indebtedness owed to affiliates of Paramount in connection with the funding of Paramount's operations through the closing), issue or sell any debt securities or rights to acquire any debt securities of Paramount, guarantee any debt securities of another person, enter into any agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of the foregoing, or make any loans, advances or capital contributions to, or investments in, any other person;

  •
  make or agree to make any new capital expenditures;

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  make any material tax election or settle or compromise any tax liability or refund;

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  incur, pay or discharge any claims, liabilities or obligations, other than (x) in the ordinary course, (y) liabilities for reasonable fees incurred by Paramount since its formation and (z) those existing on the date of the Stock Purchase Agreement;

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  cancel any indebtedness or waive any claim or rights of value; waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which Paramount is a party;

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  enter into any transaction with, or enter into any agreement, arrangement or understanding with, directly or indirectly, any of Paramount's affiliates that would be required to be disclosed pursuant to Regulation S-K;

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  take any action that would reasonably be likely to prevent or materially delay the closing; or

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  take, authorize any of, or commit or agree to take any of, the foregoing actions.

Other Covenants of the Parties

        Paramount and the Sellers have additional responsibilities and obligations under the Stock Purchase Agreement, including the following covenants:

        No Solicitation by Paramount.    Under the Stock Purchase Agreement, Paramount agreed not to, nor to authorize or permit its affiliates or representatives to, directly or indirectly:

  •
  solicit, initiate, encourage or facilitate the submission of any Paramount Takeover Proposal (as defined below); or

  •
  enter into any agreement with respect to any Paramount Takeover Proposal.

        Following execution of the Stock Purchase Agreement Paramount was required to cease immediately all discussions and negotiations regarding any proposal that constitutes or would reasonable be expected to lead to, a Paramount Takeover Proposal. Paramount will promptly (but in any event within 24 hours) advise the Sellers orally and in writing of any Paramount Takeover Proposal or any inquiry with respect to or that would reasonably be expected to lead to any Paramount Takeover Proposal and the material terms thereof.

        The Stock Purchase Agreement defines "Paramount Takeover Proposal" as (A) any proposal or offer for a merger, consolidation, share exchange, business combination, joint venture, liquidation, dissolution, recapitalization, reorganization or other similar transaction involving or relating to Paramount, (B) any proposal for the issuance by Paramount of any of its securities as consideration for the assets or securities of another person, (C) any proposal or offer to acquire in any manner, directly or indirectly, substantially all of the securities or assets of Paramount (other than with respect to the exercise or call of any of the Paramount warrants) or (D) any proposal or offer to lease, mortgage, pledge, license or otherwise transfer (including through any arrangement having substantially the same economic effect of a sale of assets) substantially all of the assets of Paramount, in a single transaction or a series of transactions in each case other than the transactions contemplated by the Stock Purchase Agreement and the other transaction agreements

        No Solicitation by the Sellers or Chem Rx.    Under the Stock Purchase Agreement, neither the Sellers nor Chem Rx will, nor will any of them authorize or permit their respective affiliates or representatives to, directly or indirectly:

  •
  solicit, initiate, encourage or facilitate (including by way of furnishing information) the submission of any Company Takeover Proposal (as defined below);

  •
  enter into any agreement with respect to any Company Takeover Proposal; or

  •
  participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal.

The Sellers and Chem Rx have agreed to cease all discussions and negotiations regarding any proposal that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal.

        The Stock Purchase Agreement defines a "Company Takeover Proposal" as (i) any proposal or offer for a merger, consolidation, share exchange, business combination, joint venture, liquidation, dissolution, recapitalization, reorganization or other similar transaction involving or relating to Chem Rx, Chem Rx NJ any of their subsidiaries or Chem Rx's business of providing independent pharmaceutical dispensing services to long-term care facilities and alternate site settings, (ii) any proposal for the issuance by Chem Rx of any of its securities as consideration for the assets or securities of another person, (iii) any proposal or offer to acquire in any manner, directly or indirectly, any of the securities or assets of Chem Rx or (iv) any proposal or offer to lease, mortgage, pledge, license, or otherwise transfer (including through any arrangement having substantially the same economic effect of a sale of assets) any significant portion of the assets of Chem Rx, in a single transaction or a series of transactions in each case other than the transactions contemplated by the Stock Purchase Agreement and the other transaction agreements.

        The Sellers and Chem Rx have agreed in the Stock Purchase Agreement to promptly (but in any event within 24 hours) advise Paramount orally and in writing of any Company Takeover Proposal or any inquiry with respect to or that would reasonably be expected to lead to any Company Takeover Proposal, and the identity of the person making any such Company Takeover Proposal or inquiry and the material terms of any such Company Takeover Proposal or inquiry. The Sellers and Chem Rx have also agreed to (i) keep Paramount fully informed of the status including any change to the terms of any such Company Takeover Proposal or inquiry and (ii) provide to Paramount as soon as practicable (but in any event within 48 hours) after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Chem Rx from any third party in connection with any Company Takeover Proposal or sent or provided by the Sellers or Chem Rx to any third party in connection with any Company Takeover Proposal.

        Public Announcements.    The Stock Purchase Agreement provides that Paramount, on the one hand, and the Sellers and Chem Rx, on the other hand, will consult and agree (such agreement not to be unreasonably withheld or delayed) with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Stock Purchase Agreement or the Transaction and will not issue any such press release or make any such public statement without agreeing upon such press release or public statement prior to such consultation, except as may be required by law.

        Quotation or Listing.    Under the terms of the Stock Purchase Agreement, Paramount must use its reasonable best efforts to cause the shares of its common stock issued under the Stock Purchase Agreement to be approved for quotation on Nasdaq, or if any of such securities are not eligible to be quoted on Nasdaq, to cause such non-eligible securities to be approved for listing on the AMEX.

        8-K Filing.    At least five days prior to closing of the Transaction, Paramount has agreed to prepare a draft Form 8-K announcing the closing, together with, or incorporating by reference, Chem Rx's financial statements, and such other information that may be required to be disclosed with respect to the Stock Purchase Agreement in any report or form to be filed with the SEC, which shall be in a form reasonably acceptable to the Sellers and in a format acceptable for EDGAR filing. Prior to the closing of the Transaction, Paramount, the Sellers and Chem Rx will prepare the press release announcing the closing of the Transaction. Simultaneously with the closing, Paramount will file the Form 8-K with the SEC and distribute the press release.

        Required Information.    The Stock Purchase Agreement provides that in connection with the preparation of the Form 8-K and press release, and for such other reasonable purposes, the Sellers, Chem Rx and Paramount each will furnish the other with all information concerning themselves, their respective directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Transaction. Under the Stock Purchase Agreement, each party represents and warrants to the others that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

        Financing.    Within 60 days following the date of the Stock Purchase Agreement, Paramount will deliver to the Sellers an executed commitment letter pursuant to which the lenders party to such letter shall commit to provide Paramount with financing sufficient to consummate the transactions contemplated by the Stock Purchase Agreement. Paramount delivered an executed commitment letter to the Sellers on June 18, 2007. Following the delivery of the commitment letter, Paramount and Chem Rx will use their respective commercially reasonable efforts to arrange the financing on the terms set forth in the commitment letter.

        No Claim Against Trust Fund.    The Stock Purchase Agreement provides that each of the Sellers and Chem Rx agrees that it does not have any right, title, interest or claim of any kind in or to any monies in Paramount's trust account and waives any claim it may have against the trust account in the future as a result of, or arising out of, any negotiations, contracts or agreements with Paramount and will not seek any recourse against the trust account for any reason whatsoever.

        Indemnification of Directors and Officers.    The certificate of incorporation and bylaws of Paramount will continue to contain provisions no less favorable with respect to exculpation and indemnification than are set forth in the Charter Amendment and amended bylaws. For a period of six years following the closing, Paramount and Chem Rx will jointly and severally, to the fullest extent permitted by law, indemnify and hold harmless each present and former director and officer of Paramount, Chem Rx, Chem Rx NJ and each of their subsidiaries against all costs and expenses, judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the closing), arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, occurring on or before the closing.

Employee and Employee Benefit Matters

        Chem Rx will maintain and/or establish such benefit programs as it determines are consistent with industry practice, including a group health plan. Paramount will adopt and maintain a stock incentive plan, which is described below under "2007 Incentive Compensation Plan Proposal".

Conditions to Closing of the Transaction

        Consummation of the Stock Purchase Agreement is conditioned on the Paramount stockholders, at a meeting called for these purposes, adopting and approving the Transaction proposal, the charter amendment proposal and the incentive compensation plan proposal.

        In addition, the consummation of the transactions contemplated by the Stock Purchase Agreement is conditioned on various other conditions, including:

  •
  any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the Stock Purchase Agreement or the Transaction shall have terminated or expired;

  •
  no order, stay, judgment or decree being issued by any governmental authority preventing the consummation of the Transaction;

  •
  holders of less than 20% of Paramount's IPO shares having exercised their rights to convert their shares into a pro rata share of the trust account in accordance with Paramount's certificate of incorporation;

  •
  the receipt of necessary consents and approvals by third parties and governmental entities;

  •
  the delivery by each party to the other party of a certificate to the effect that the representations and warranties of the delivering party are true and correct in all material respects as of the closing and all covenants contained in the Stock Purchase Agreement have been materially complied with by the delivering party;

        With respect to Paramount's obligations to perform, the following conditions apply:

  •
  no pending or threatened legal proceeding by any governmental entity (i) challenging or seeking to restrain or prohibit the Transaction or seeking to obtain any material damages, (ii) seeking to prohibit or limit the ownership or operation by Paramount, its affiliates or Chem Rx of any material portion of their respective business or assets, or to compel Paramount, its affiliates or Chem Rx to dispose of, hold separate or license any material portion of their businesses or assets as a result of the Transaction, (iii) seeking to impose limitations on the ability of Paramount or Chem Rx to acquire or hold, or exercise full rights of ownership of any material portion of their respective businesses or assets or (iv) seeking to prohibit Paramount or Chem Rx from effectively controlling in any material respect the operation of Chem Rx's institutional pharmacy business;

  •
  Paramount shall have obtained the financing on the terms and conditions contemplated by the commitment letter;

  •
  Each of the New Jersey Merger and the acquisition by Chem Rx of the minority interest in Chem Rx PA shall have been consummated;

  •
  Chem Rx's guaranty of the obligations of 750 Park Place Realty Co., LLC ("750 PPRC") under the mortgage note for Chem Rx's headquarters, and all related liens, shall have been terminated without payment of any consideration by Chem Rx or any subsidiary; and

  •
  Chem Rx and 750 PPRC shall have entered into a lease amendment in such form and on such terms as are reasonably acceptable to Paramount.

        "New Jersey Merger" means the consummation of the transactions contemplated by the Agreement and Plan of Merger among Paramount, Chem Rx, Merger Sub, Chem Rx NJ and the members of Chem Rx NJ, pursuant to which, among other things, Merger Sub will be merged with and into Chem Rx NJ, holders of membership interests in Chem Rx NJ will receive an aggregate of 1,000,000 newly issued shares of Paramount common stock and promptly upon completion of such merger Paramount shall contribute all of its equity interest as the sole member of Chem Rx NJ to Chem Rx with the result that Chem Rx NJ will be a wholly owned subsidiary of Chem Rx.

Indemnification

        From and after the closing, the Sellers shall jointly and severally indemnify and hold harmless Paramount for any damages, whether as a result of any third party claim or otherwise, and which arise as a result of or in connection with (i) the breach of representations and warranties and agreements and covenants of the Sellers contained in the Stock Purchase Agreement, (ii) any transaction expenses of the Sellers, the amount, if any, by which the net closing indebtedness exceeds the threshold set forth in the Stock Purchase Agreement, any amounts that are paid or payable to Benny Salerno pursuant to or in connection with the Salerno Buyout or amounts due under the Steven Silva Payment Agreement to the extent such amounts are not taken into account in calculating the cash consideration, (iii) certain claims by former stockholders of Chem Rx or other persons asserting ownership of any securities of Chem Rx, Chem Rx NJ or any of their subsidiaries.

        Paramount shall indemnify and hold harmless the Sellers and their affiliates for any damages, whether as a result of any third party claim or otherwise, and which arise as a result of or in connection with the breach of representations and warranties and agreements and covenants of Paramount.

        Subject to certain exceptions, indemnification for breach of a representation or warranty is subject to a $2,000,000 threshold, after which losses in excess of $500,000 shall be indemnifiable, and a $25,000,000 cap. Subject to certain exceptions, the representations and warranties of the parties expire 18 months following the closing of the Transaction.

        In order for an indemnified party to be entitled to any indemnification provided for under the Stock Purchase Agreement, the indemnified party must notify the indemnifying party in writing of the third party claim within 20 business days after receipt by such indemnified party of notice of the claim; provided, however, that failure to give such notification shall not affect the indemnification, except to the extent the indemnifying party has been actually prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, within 10 business days after the indemnified party's receipt thereof, copies of all notices and documents received by the indemnified party relating to the claim. The indemnified party alone shall conduct and control the defense of such third party claim. The indemnified party shall not be entitled to be indemnified or held harmless for such claim if it settles such claim without the prior written consent of the indemnifying party, unless the indemnified party has sought such consent and such consent has been unreasonably withheld or delayed, it being agreed that the indemnifying party shall not unreasonably withhold or delay such consent.

        In order for an indemnified party to be entitled to any indemnification provided for under the Stock Purchase Agreement other than in respect of, arising out of or involving a third party claim, such indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party, including a brief description of the applicable claims, including damages sought or estimated, to the extent actually known by the indemnified party, provided, however, that failure to give such notification shall not affect the indemnification, except to the extent the Indemnifying Party has been actually prejudiced as a result of such failure. If the indemnifying party does not notify the indemnified party within 20 business days following its receipt of such notice that the indemnifying party disputes the indemnity claimed by the indemnified party, such indemnity claim specified by the indemnified party in such notice shall be conclusively deemed a liability to be indemnified and the indemnified party shall be indemnified for the amount due or in the case of any notice in which the amount to be paid is estimated, on such later date when the amount becomes finally determined.

Termination

        The Stock Purchase Agreement may be terminated at any time, whether before or after the approval and adoption of the Transaction by the stockholders of Paramount, but not later than the closing as follows:

  •
  by mutual written consent of Paramount and the Sellers;

  •
  by either Paramount or the Sellers, (i) if by October 27, 2007 (the "Outside Date"), the closing has not occurred, unless the failure to effect the closing is the result of a material breach of the Stock Purchase Agreement by the party seeking to terminate; provided, however, that the Outside Date shall be extended to April 27, 2008 if on or before October 27, 2007, the Paramount stockholder approval has not been obtained but the Paramount board of directors has elected to seek to extend the deadline for the completion of a business combination beyond October 27, 2007; (ii) if any governmental entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the closing and such order, decree, ruling or other action shall have become final and nonappealable; (iii) if any material condition to the obligation of such party to consummate the closing becomes incapable of satisfaction prior to the Outside Date; provided, however, that the terminating party is not then in material breach of any representation, warranty or covenant contained in Stock Purchase Agreement; or (iv) if, upon a vote at a duly held meeting to obtain the Paramount Stockholder Approval, either (A) the Paramount Stockholder Approval is not obtained or (B) the holders of 20% or more in interest of the IPO Shares shall have demanded that Paramount convert their IPO Shares into cash;

  •
  by Paramount, if any of the Sellers or Chem Rx has breached any of its representations, warranties, covenants or other agreements in the Stock Purchase Agreement and such breach would give rise to the failure of a closing condition and has not been or cannot be cured within 30 days following written notice to the party committing such breach or the Outside Date, if earlier;

  •
  by the Sellers, if Paramount has breached any of its representations, warranties, covenants or other agreements in the Stock Purchase Agreement and such breach would give rise to the failure of a closing condition and has not been or cannot be cured within 30 days following written notice to the party committing such breach or the Outside Date, if earlier;

  •
  by the Sellers, if Paramount fails to deliver a commitment letter with respect to the terms and conditions of the financing within 60 days following the date of the Stock Purchase Agreement (an executed commitment letter was delivered to the Sellers on June 18, 2007);

  •
  by the Sellers if the Paramount board or any committee thereof withdraws or modifies, in a manner adverse to the Sellers, its approval of the Stock Purchase Agreement and the transactions contemplated thereby, fails to make the Paramount board recommendation or approves or recommends any Paramount Takeover Proposal.

        If permitted under applicable law, either the Sellers or Paramount may waive any inaccuracies in the representations and warranties made to such party contained in the Stock Purchase Agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Stock Purchase Agreement. The condition requiring that the holders of fewer than 20% of the shares of Paramount common stock issued in its IPO affirmatively vote against the acquisition proposal and properly demand conversion of their shares into cash may not be waived. We cannot assure you that all of the conditions will be satisfied or waived.

Effect of Termination

        In the event of termination of the Stock Purchase Agreement by either Paramount or the Sellers, the Stock Purchase Agreement will become void and have no effect, without any liability or obligation on the part of Paramount, the Sellers or Chem Rx other than sections relating to public announcements, claims against the Paramount trust fund, expenses, confidentiality, effect of termination and general provisions, which provisions will survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any representation, warranty or covenant set forth in the Stock Purchase Agreement.

Fees and Expenses

        All fees and expenses incurred in connection with the Stock Purchase Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.

Confidentiality

        Paramount and the Sellers have also agreed in the Stock Purchase Agreement maintain in confidence any non-public information received from the other party, and disclose such non-public information only to the extent required by judicial or administrative process or as otherwise explicitly permitted.

Amendments

        The Stock Purchase Agreement may be amended by the parties thereto at any time before or after receipt of the Paramount stockholder approval; provided, however, that after receipt of the Paramount stockholder approval, there may be no amendment that by law requires further approval by the stockholders of Paramount without the further approval of such stockholders.

Extension; Waiver

        At any time prior to the closing, any party to the Stock Purchase Agreement may, in writing, to the extent legally allowed:

  •
  extend the time for the performance of any of the obligations or other acts of the other parties to the agreement;

  •
  waive any inaccuracies in the representations and warranties made to such party contained in the Stock Purchase Agreement or in any document delivered pursuant to the Stock Purchase Agreement; and

  •
  waive compliance with any of the agreements or conditions for the benefit of such party contained in the Stock Purchase Agreement.

Board of Directors

        Pursuant to the Stock Purchase Agreement, the board of directors of Paramount will initially consist of two directors appointed by Chem Rx (Jerry Silva and Steven Silva), with terms expiring at the 2010 annual meeting of Paramount Stockholders, two directors appointed by Paramount (J. Jay Lobell and David Kellman), with terms expiring at the 2009 annual meeting of Paramount Stockholders, three independent directors mutually chosen and agreed upon by Paramount and Chem Rx (with terms expiring at the 2008 annual meeting of Paramount Stockholders) and, to the extent required by the rules of Nasdaq or any other exchange where Paramount shares are traded, two additional independent directors.

Voting Agreement

        At the closing of the Stock Purchase Agreement, Paramount will enter into a Voting Agreement with the Sellers and certain other stockholders of Paramount, pursuant to which, among other things, Paramount will agree to take such actions as are within Paramount's control to provide for the board of directors to consist of seven members (or nine members, if Paramount is required to designate additional independent directors) and to enable the election to the board of the persons to be designated to the board, as described above. A copy of the Voting Agreement is attached as Annex F to this proxy statement. We encourage you to read it in its entirety.

Registration Rights Agreement

        At the closing, Paramount and the Sellers will enter into a Registration Rights Agreement pursuant to which Paramount will grant to the Sellers certain piggyback and demand registration rights with respect to the shares of Paramount common stock issued as consideration for their Chem Rx shares. Paramount has agreed to use its reasonable best efforts to become eligible to use Form S-3 (or any comparable successor form) under the Securities Act and as soon as Paramount becomes so eligible, Paramount will (i) qualify and remain qualified to register securities on Form S-3 and (ii) file a shelf registration statement under Rule 415 of the Securities Act. A copy of the Registration Rights Agreement is attached as Annex D to this proxy statement. We encourage you to read it in its entirety.

Steven Silva Payment Agreement

        On May 31, 2007, Chem Rx entered into a payment agreement with Steven Silva, Executive Vice President and Chief Operating Officer of Chem Rx, pursuant to which Chem Rx will pay Mr. Silva $11,000,000 for structuring and negotiating the Stock Purchase Agreement. Such payment will be made only upon the closing of the Transaction.

New Jersey Merger

        Following the execution and delivery of the Stock Purchase Agreement, Paramount and a subsidiary of Paramount ("Merger Sub") entered into an agreement and plan of merger (the "New Jersey Merger Agreement") with Chem Rx NJ, pursuant to which (i) Merger Sub will merge with and into Chem Rx NJ upon the terms and conditions set forth in the New Jersey Merger Agreement with Chem Rx NJ being the surviving company of the merger and a wholly owned subsidiary of Paramount, and (ii) the members of Chem Rx NJ shall receive in exchange for their membership interests in Chem Rx NJ an aggregate of 1,000,000 newly-issued shares of Paramount common stock; and promptly upon completion of such merger Paramount will contribute all of its equity interest as the sole member of Chem Rx NJ to Chem Rx with the result that Chem Rx NJ will be a wholly owned subsidiary of Chem Rx. A copy of the New Jersey Merger Agreement is attached as Annex H to this proxy statement. We encourage you to read it in its entirety.

Salerno Buyout

        Following the execution and delivery of the Stock Purchase Agreement, Chem Rx will enter into an agreement with Benny Salerno, pursuant to which Chem Rx will acquire the 8.82352% interest owned by Benny Salerno in Chem Rx/Salerno's, LLC, a Pennsylvania limited liability company and a subsidiary of Chem Rx ("Chem Rx PA"). Chem Rx will pay Mr. Salerno a total of $250,000 in cash for his interest in Chem Rx PA. Following the closing of the transactions contemplated by that agreement, Chem Rx PA will be a wholly owned subsidiary of Chem Rx.

Employment Agreements

        Paramount entered into employment agreements with the following key employees of Chem Rx. Each employment agreement becomes effective upon the closing of the Transaction.

        Jerry Silva.    Paramount entered into a three-year employment agreement with Jerry Silva, pursuant to which Jerry Silva will serve as the Chairman and Chief Executive Officer of Paramount. Unless earlier terminated, the employment agreement expires on December 31, 2010. Mr. Silva will be entitled to an initial base salary of $500,000, which will be reviewed and subject to upward adjustment. Mr. Silva will also be entitled to an annual incentive bonus of up to $250,000, which will be paid in the discretion of the Paramount board of directors, and to participate in such suitable medical, dental, pension and other benefit plans as the Paramount board of directors adopts.

        Mr. Silva will be entitled to receive severance payments in the following amounts:

  •
  Termination of Mr. Silva with cause: (A) any earned but unpaid base salary, (B) any bonus earned with respect to a completed period but not yet paid, (C) unreimbursed business expenses, and (D) any amounts accrued and payable under the terms of any of Paramount's benefit plans (collectively the "Accrued Obligations");

  •
  Termination by Mr. Silva with good reason or termination by Company without cause during or upon the expiration of the term: (A) the Accrued Obligations, (B) his base salary, payable over the one year period following termination of his employment in equal monthly installments paid on the first of each month beginning with the second month following the date of termination, (C) a prorated bonus for the year of termination and (D) one year of continued medical, dental and other benefits that may be in effect on the date of termination of his employment; and

  •
  Termination of Mr. Silva upon death or disability: (A) the Accrued Obligations and (B) a prorated bonus for the year of termination.

        Paramount shall also indemnify and hold Mr. Silva harmless for acts and omissions in connection with Mr. Silva's employment to the extent permitted below.

        Steven Silva.    Paramount entered into a five-year employment agreement with Steven Silva, pursuant to which Steven Silva will serve as the President and Chief Operating Officer of Paramount. Unless earlier terminated, the employment agreement expires on December 31, 2012. Mr. Silva will be entitled to an initial base salary of $500,000, which will be reviewed and subject to upward adjustment. Mr. Silva will also be entitled to an annual incentive bonus of up to $250,000, which will be paid in the discretion of the Paramount board of directors, and to participate in such suitable medical, dental, pension and other benefit plans as the Board of Directors adopts.

        Mr. Silva will be entitled to receive severance payments in the following amounts:

  •
  Termination of Mr. Silva with cause: the Accrued Obligations;

  •
  Termination by Mr. Silva with good reason or termination by Chem Rx without cause during or upon expiration of the terms: (A) the Accrued Obligations, (B) two times his base salary, payable over the two year period following termination of employment in equal monthly installments paid on the first of each month beginning with the second month following the date of termination, (C) a prorated bonus for the year of termination and (D) one year of continued medical, dental and other benefits that may be in effect on the date of termination of his employment, and

  •
  Termination of Mr. Silva upon death or disability: (A) the Accrued Obligations and (B) a prorated bonus for the year of termination.

        Paramount shall also indemnify and hold Mr. Silva harmless for acts and omissions in connection with Mr. Silva's employment to the extent permitted by law.

        To terminate Mr. Silva's employment without cause, the Board of Directors must determine in good faith, upon reasonable review of all considerations deemed relevant by the Board of Directors, including without limitation, the performance of Paramount and its growth and profitability, and any act or acts or conduct, or failure or failures to act, by Mr. Silva that could be detrimental to Paramount or Chem Rx or to the reputation of Paramount or Chem Rx, that Mr. Silva's continued employment by Paramount may reasonably be expected to be materially and demonstrably detrimental to the best interests of Paramount or its stockholders, and Paramount must deliver to Mr. Silva a copy of a resolution duly adopted by a majority of the entire board of directors of Paramount (excluding Steven Silva and Jerry Silva) at a meeting of the board of directors called and held for such purpose that makes such determination and states the basis for that belief. In addition, Mr. Silva must have been given advance written notice that the Paramount board of directors was considering his termination without cause and the considerations for such termination as well as an opportunity to be heard with counsel.

        Chuck Kelly.    Paramount entered into a three-year employment agreement with Chuck Kelly, expiring December 31, 2010, pursuant to which Mr. Kelly will serve as the Chief Financial Officer of Paramount. Mr. Kelly will be entitled to an initial base salary of $265,000, which will be reviewed and subject to upward adjustment. Mr. Kelly will also be entitled to an annual incentive bonus of up to $125,000, which will be paid in the discretion of the board of directors. The remaining terms of Mr. Kelly's employment agreement are substantially the same as Mr. Jerry Silva's agreement.

        Michael Segal.    Paramount entered into a three-year employment agreement with Michael Segal, expiring December 31, 2010, pursuant to which Mr. Segal will serve as Vice President—New Jersey Operations of Paramount. Mr. Segal will be entitled to an initial base salary of $250,000, which will be reviewed and subject to upward adjustment. Mr. Segal will also be entitled to an annual incentive bonus of up to $125,000, which will be paid in the discretion of the board of directors. The remaining terms of Mr. Segal's employment agreement are substantially the same as Mr. Jerry Silva's agreement.

        If the closing under the Stock Purchase Agreement does not occur, the employment agreements described above will be null and void and of no further force and effect.

        The employment agreements are attached as Annex E to this proxy statement. We encourage you to read them in their entirety.

PARAMOUNT ACQUISITION CORP./CHEM RX
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2006
AND THE THREE MONTHS ENDED MARCH 31, 2007

        The pro forma financial statements included below are being provided to assist you in your analysis of the financial aspects of the Transaction.

        The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Paramount and Chem Rx as of March 31, 2007 giving effect to the Transaction as if it had occurred on March 31, 2007.

        The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2007 and the year ended December 31, 2006 combine the historical statements of operations of Paramount and Chem Rx giving effect to the Transaction as if it had occurred on January 1, 2006.

        The pro forma adjustments give effect to events that are directly attributable to the Transaction and that have a continuing impact on the operations of Paramount and are based on available data and certain assumptions that Paramount believes are factually supportable.

        The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical audited financial statements of Paramount as of December 31, 2006, for the period June 1, 2005 (inception) to December 31, 2005 and the year ended December 31, 2006 and the related notes thereto, and the historical audited consolidated financial statements of Chem Rx as of December 31, 2004, 2005 and 2006 and for the years ended December 31, 2004, 2005 and 2006 and the related notes thereto, in conjunction with the unaudited historical financial statements of Paramount as of March 31, 2007 and for the three months ended March 31, 2007 and 2006 and the related notes thereto, the unaudited historical consolidated financial statements of Chem Rx as of March 31, 2007 and for the three months ended March 31, 2007 and 2006 and the related notes thereto, all of which are contained elsewhere in this proxy statement. The pro forma adjustments are preliminary as we are awaiting receipt of an appraisal from an independent appraiser to appropriately allocate the purchase price and the unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Transaction taken place on the date noted.

        The pro forma financial statements do not reflect additional cash and stock consideration that is payable to the Sellers under the Stock Purchase Agreement based on contingent future events. For a description of such payments see the section entitled "The Stock Purchase Agreement-Transaction Consideration-Contingent Cash and Stock Consideration". Contingent future cash payments to the Sellers total up to an aggregate amount of $12.5 million and contingent future common stock issuances aggregate up to 9,000,000 shares. All assets, liabilities, income and expenses pertaining to 750 Park Place Realty Co., LLC, an affiliate of Chem Rx that is not being acquired by Paramount in the Transaction, have been excluded from the pro forma financial statements.

        Consummation of the Transaction is conditioned upon, among other things, Paramount's stockholders adopting and approving the Transaction proposal. If Paramount stockholders owning 20% or more of the shares of Paramount common stock sold in the IPO vote against the Transaction proposal and exercise their IPO conversion rights, then the Transaction cannot be consummated. Consequently, up to 1,954,999 common shares of Paramount are subject to possible conversion in this manner. This would represent an aggregate maximum conversion liability of $10,987,823 as of March 31, 2007 (plus the pro rata share of any interest earned thereafter), which Paramount would be required to pay from the trust account. As indicated in the pro forma balance sheet as of March 31, 2007 which follows, Paramount anticipates with certain bank loan commitments detailed elsewhere in this proxy statement, that it would have adequate cash resources to satisfy this potential obligation. These pro forma financial statements have been presented using two assumptions, as follows:

  •
  Assuming no conversions (Maximum Approval)—under this assumption, no holders of Paramount's common stock sold in the IPO exercise their IPO conversion rights, and

  •
  Assuming maximum conversions (Minimum Approval)—under this assumption, holders of 19.99% of Paramount's common stock sold in the IPO exercise their IPO conversion rights.

        The total consideration as of March 31, 2007 for Paramount's acquisition of Chem Rx is determined based upon the pro forma assumptions contained herein is as follows:

2.5 million shares of Paramount common stock ($5.48 per share) and $133 million cash payment as initial consideration to the Sellers valued at	$146,700,000
Closing costs	11,000,000

Consideration to selling stockholders and closing costs	157,700,000
Assumption of accounts payable and accrued expenses of Chem Rx	26,361,000
Assumption of debt of Chem Rx, as agreed	32,500,000

Total amount to be allocated to assets acquired	$216,561,000

        The unaudited pro forma condensed combined financial statements reflect Paramount as the accounting acquirer (since owners of Paramount will own in excess of 80% of Chem Rx after the transaction and the contingent consideration is not probable) and the Transaction is accounted for under the purchase method of accounting in accordance with Statement of Financial Standards ("SFAS") No. 141 "Business Combinations." Accordingly, the unaudited pro forma condensed combined financial statements reflect that the purchase price of the Transaction is allocated to the acquired assets (including intangible assets) and assumed liabilities based on a preliminary allocation of fair values, with any excess value assigned to goodwill. The estimated fair values for the tangible assets and liabilities were equal to the historical carrying values at March 31, 2007.

        The following table reflects the preliminary purchase price allocation for the proposed Transaction:

Description	Amount
Current Assets	$80,414,000
Property, plant and equipment, net	6,682,000
Deposits	61,000
Intangible asset—Tradename(1)	45,800,000
Intangible asset—Customer Relationships/Contracts(2)	34,800,000
Intangible asset—Noncompete Agreements(3)	22,900,000
Goodwill*	25,904,000

Total Purchase Price Allocation	$216,561,000
Less: Accounts payable and accrued expenses assumed	(26,361,000)
Total bank debt assumed, as defined in the Stock Purchase Agreement	(32,500,000)

Total Cash and Stock Consideration to Selling Shareholders	$157,700,000

(1)
Assumed useful life is 20 years.

(2)
Assumed useful life is 10 years.

(3)
Assumed useful life is 4 years.

*
The accompanying pro forma financial statements assume that the amortization of goodwill is tax deductible.

Paramount Acquisition Corp.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2007
(in thousands)

	(A) Paramount Acquisition Corp.	(B) Chem Rx Inc.	Notes Assuming No Conversion	Pro Forma Adjustments Assuming No Conversion	Pro Forma Combined— Assuming No Conversion	Notes Assuming Maximum Allowable Conversion	Pro Forma Adjustments Assuming Maximum Allowable Conversion	Pro Forma Combined —Assuming Maximum Allowable Conversion
Assets
Current Assets
Cash and cash equivalents	$24	$862	1	$1,437	$2,323	21	$—	$2,323
Cash held in Trust Fund	54,939	—	1	(54,939)	—		—	—
Accounts receivable		57,234			57,234		—	57,234
Prepaid expenses and other current assets	96	1,426		—	1,522		—	1,522
Inventories, net	—	20,547			20,547		—	20,547
Due from affiliate	—	357		—	357		—	357

Total current assets	55,059	80,426		(53,502)	81,983		—	81,983
Property and equipment, net	—	9,526	2	(2,844)	6,682		—	6,682
Intangible assets, net	—	1,687	3	101,813	103,500		—	103,500
Goodwill	—	1,544	4	24,360	25,904		—	25,904
Deferred financing costs, net	—	249	5	3,741	3,990		—	3,990
Deposits	—	61		—	61		—	61

Total assets	$55,059	$93,493		$73,568	$222,120		$—	$222,120

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$—	$1,695	2,6	$(1,695)	$—		$—	$—
Accounts payable	—	25,583		—	25,583		—	25,583
Accrued expenses	1,090	801	2	(23)	1,868		—	1,868
	—	—		—	—		—	—

Total current liabilities	1,090	28,079		(1,718)	27,451		—	27,451
Common stock, subject to possible conversion	10,982	—	8	(10,982)	—		—	—
Long-term debt, net of current portion	—	6,000	6	(6,000)	—		—	—
Loan payable—bank	—	20,582	6	106,418	127,000	21	10,988	137,988
Mortgage payable—long-term	—	2,819	2	(2,819)	—		—	—
Loan payable—member	—	5,375	6	(5,375)	—		—	—

Total liabilities	12,072	62,855		79,524	154,451		10,988	165,439

Minority interest	—	1,143	7	(1,143)	—		—	—
Stockholders' equity:
Common stock	1	148	7	(148)	1		—	1
Treasury Stock	—	(18,000)	7	18,000	—		—	—
Additional paid-in capital	42,515	—	8	24,682	67,197	21	(10,988)	56,209
Members (deficit)	—	(13)	7	13	—		—	—
Retained earnings	471	47,360	7	(47,360)	471		—	471

Total stockholders' equity	42,987	29,495		(4,813)	67,669		(10,988)	56,681

Total liabilities and stockholders' equity	$55,059	$93,493		$73,568	$222,120		$—	$222,120

Paramount Acquisition Corp.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2007
(in thousands)

(A) Paramount Acquisition Corp.	(B) Chem Rx Inc.	Notes Assuming No Conversion	Pro Forma Adjustments Assuming No Conversion	Pro Forma Combined— Assuming No Conversion	Notes Assuming Maximum Allowable Conversion	Pro Forma Adjustments Assuming Maximum Allowable Conversion	Pro Forma Combined —Assuming Maximum Allowable Conversion
Net sales	$—	$72,803	$—	$72,803	$—	$72,803
Cost of goods sold	—	53,639	12	(10)	53,629	—	53,629

Gross profit	—	19,164	(10)	19,174	—	19,174
Selling, general and administrative	167	14,143	9	2,623	16,933	—	16,933

Income (loss) from operations	(167)	5,021	(2,613)	2,241	—	2,241

Interest and other (income) expense
Interest expense	—	573	10	2,584	3,157	22	314	3,471
Other income	—	(218)	—	(218)	—	(218)
Interest income	(470)	(3)	11	450	(22)	—	(22)

Total other (income) expense	(470)	352	3,034	2,917	314	3,231

Income (loss) before minority interest and income taxes	303	4,669	(5,647)	(676)	(314)	(990)
Minority interest	—	(276)	7	276	—	—	—

Income (loss) before income taxes	303	4,393	(5,371)	(676)	(314)	(990)
Income tax provision (benefit)	1	89	14	(360)	(270)	23	(126)	(396)

Net income (loss)	302	4,304	(5,011)	(406)	(188)	(594)
Accretion of trust fund, relating to Common Stock subject to possible conversion	94	—	13	(94)	—	—	—

Net income (loss) available to common stockholders	$208	$4,304	$(4,917)	$(406)	$(188)	$(594)

Weighted average number of shares	9,945,977	14,400,000	(E)	—	12,445,001	(F)

Basic and diluted net income (loss) per share	$.02	$(.03)	$(.05)

Paramount Acquisition Corp.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2006
(in thousands)

(C) Paramount Acquisition Corp.	(D) Chem Rx Inc.	Notes Assuming No Conversion	Pro Forma Adjustment No Conversion	Pro Forma Combined Assuming No Conversion	Notes Assuming Maximum Allowable Conversion	Pro Forma Adjustments Assuming Maximum Allowable Conversion	Pro Forma Combined– Maximum Allowable Conversion
Net sales	$—	261,639	$—	261,639	$—	261,639
Cost of goods sold	—	194,289	17	(39)	194,250	—	194,250

Gross profit	—	67,350	39	67,389	—	67,389
Selling, general and administrative	2,076	47,527	14A	10,252	59,855	—	59,855

Income (loss) from operations	(2,076)	19,823	(10,213)	7,534	—	7,534

Interest and other (income) expense
Interest expense	—	1,342	15	11,284	12,626	24	1,256	13,882
Key man life insurance	—	(10,000)	20	10,000	—	—	—
Other income	—	(555)	—	(555)	—	(555)
Interest income	(1,969)	(37)	16	1,950	(56)	—	(56)

Total other (income) expense	(1,969)	(9,250)	23,234	12,015	1,256	13,271

Income (loss) before minority interest and income taxes	(107)	29,073	(33,447)	(4,481)	(1,256)	(5,737)
Minority interest	—	(1,160)	18	1,160	—	—	—

Income (loss) before income taxes	(107)	27,913	(32,287)	(4,481)	(1,256)	(5,737)
Income tax provision (benefit)	(90)	381	19	(2,083)	(1,792)	25	(502)	(2,294)

Net income (loss)	(17)	27,532	(30,204)	(2,689)	(754)	(3,443)
Accretion of trust fund, relating to Common Stock subject to possible conversion	389	—	18	(389)	—	—	—

Net income (loss) available to common stockholders	$(406)	$27,532	$(29,815)	$(2,689)	$(754)	$(3,443)

Weighted average number of shares	9,945,977	14,400,000	(E)	12,445,001	(F)

Basic and diluted net income (loss) per share	$(.04)	$(.19)	$(.28)

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Assuming Maximum Shareholder Approval (No Conversions)

PRO FORMA ADJUSTMENTS (In Thousands)

Pro Forma Balance Sheet—March 31, 2007

A—Derived from the unaudited historical balance sheet and statement of operations of Paramount Acquisition Corp. as of March 31, 2007 and the three months then ended, respectively.

B—Derived from the unaudited historical balance sheet and statement of operations of Chem Rx as of March 31, 2007 and the three months then ended, respectively.

NOTE 1- The following table reflects all of the pro forma cash activity that would occur assuming that none of the IPO shareholders exercise their IPO conversion rights. It assumes that Paramount would retire all of the outstanding bank debt of Chem Rx (excluding the guaranty of the mortgage on the 750 Park Place Realty Co., LLC property) via $127 million in bank loan proceeds at an assumed blended interest rate of 9.1%. In connection with such bank loans, we are assuming an upfront financing cost on loan commitments totaling $177 million plus approximately $450,000 in other related upfront financing expenses. We are assuming an offset to the cash portion of the purchase price to the extent that assumed debt of Chem Rx exceeds $32.5 million, as agreed.

Beginning Cash Balance—Paramount	$24
Beginning Cash Balance—Chem Rx	862
Pro Forma Adjustments:
Initial cash outlay for purchase of Chem Rx	(133,000)
Cash transferred from Trust Fund	54,939
Repayment of existing Chem Rx debt, excluding 750 Park Place Realty Co., LLC	(33,557)
Proceeds from new bank loan	127,000
Financing cost—new bank loan commitments	(3,990)
Elimination of cash from 750 Park Place Realty Co., LLC	(12)
Transaction costs	(11,000)
Offset of purchase price based on excess liabilities	1,057

Ending Pro Forma Cash Balance—March 31, 2007	$2,323

NOTE 2—Reflects the exclusion of property, plant and equipment, mortgage payable, accrued expenses, minority interest and $95,000 of the current portion of long-term debt of 750 Park Place Realty Co., LLC, which will not be acquired by Paramount in the Transaction.

NOTE 3—Reflects adjustments to Intangible Assets:

Beginning Balance, Intangible Assets—Chem Rx	$1,687
Pro Forma Adjustments:
Elimination of historical carrying value of intangible assets	(1,687)
Fair value of intangible Assets acquired:
Tradename	45,800
Customer Contracts	34,800
Noncompete Agreements	22,900

Ending Balance, Intangible assets	$103,500

NOTE 4—Reflects adjustments to Goodwill:

Beginning Balance, Goodwill—Chem Rx	$1,544
Pro Forma Adjustments:
Elimination of historical carrying value of goodwill	(1,544)
Excess of purchase price over fair value of net tangible and intangible assets acquired	25,904

Ending Balance, Goodwill	$25,904

NOTE 5—Reflects adjustments to Deferred Financing Costs:

Beginning Balance, Deferred Financing Costs—Chem Rx	$249
Pro Forma Adjustments:
Elimination of deferred financing costs pertaining to existing Chem Rx debt repaid	(208)
Elimination of deferred financing costs of 750 Park Place Realty Co., LLC	(41)
Deferred financing costs based on $177MM loan commitments at close	3,990

Ending Balance, Deferred Financing Costs	$3,990

NOTE 6- Reflects the repayment of existing Chem Rx debt of $33,557 (consisting of $7,600 of long-term debt, $20,582 of bank loan payable and $5,375 of loan payable-member) and the issuance of $127 million in new long term debt.

NOTE 7—Reflects the elimination of the minority interest and existing components of stockholders' equity of Chem Rx and Chem Rx NJ.

NOTE 8—Reflects the initial issuance of 2.5 million shares of Paramount common stock (including 1 million shares to be issued to the members of Chem Rx NJ), valued at $5.48 per share as of March 31, 2007. Also reflects the reclassification of common stock subject to possible conversion to Additional Paid-in Capital, based on assumed maximum shareholder approval for the Transaction.

Pro Forma Statement of Operations For The Three Months Ended March 31, 2007*

*
Earnings (loss) per share is calculated by dividing the pro forma net income (loss) by the pro forma weighted average common shares outstanding. Basic and diluted earnings (loss) per share are the same amount because we are showing a pro forma loss.

NOTE 9—The following table reflects the pro forma activity of Selling, General and Administrative expenses:

Elimination of SG&A expenses pertaining to 750 Park Place Realty Co., LLC	$(9)
Amortization of Intangible Assets	2,809
Additional rent expense due to elimination of 750 Park Place Realty Co., LLC	375
Reduction in salary expense for officers pursuant to amended employment agreements	(552)

Total Pro Forma Adjustments to Selling, General & Administrative expenses	$2,623

NOTE 10—Record the retirement of the existing Chem Rx debt (excluding 750 Park Place Realty Co., LLC mortgage payable), interest expense on new long-term debt financing, assuming loans aggregating $127 million on terms ranging between 5 and 7 years at a blended interest rate of 9.1%

(for every one percent change in the interest rate assumed, pro forma interest expense for the period would adjust by $318). Record amortization of deferred financing costs related to such debts based upon total loan commitments of $177 million.

NOTE 11—Reduction in interest income resulting from reduced combined cash balances.

NOTE 12—Elimination of cost of goods sold derived from 750 Park Place Realty Co., LLC.

NOTE 13—Elimination of the accretion of trust fund interest income.

NOTE 14—Record an assumed 40% tax benefit on net loss for the period, and elimination of the historical tax expense for Paramount and Chem Rx.

Pro Forma Statement of Operations For The Year Ended December 31, 2006*

*
Earnings (loss) per share is calculated by dividing the pro forma net income (loss) by the pro forma weighted average common shares outstanding. Basic and diluted earnings (loss) per share are the same amount because we are showing a pro forma loss.

C—Derived from the historical statement of operations of Paramount Acquisition Corp. for the year ended December 31, 2006.

D—Derived from the historical statement of operations of Chem Rx for the year ended December 31, 2006.

E—Assumes issuance of 2.5 million shares of Paramount common stock to the Sellers (and the NJ Sellers) and reclassification of 1,954,999 shares no longer subject to possible conversion.

F—Assumes issuance of 2.5 million shares of Paramount common stock to the Sellers (and the NJ Sellers) and excludes 1,954,999 shares subject to conversion.

NOTE 14A—The following table reflects the pro forma activity of Selling, General and Administrative expenses:

Elimination of SG&A expenses pertaining to 750 Park Place Realty Co., LLC	$(34)
Amortization of Intangible Assets	11,341
Additional rent expense due to elimination of 750 Park Place Realty Co., LLC	1,500
Reduction in salary expense for officers pursuant to amended employment agreement	(2,555)

Total Pro Forma Adjustments to Selling, General & Administrative expenses	$10,252

NOTE 15—Record retirement of existing Chem Rx debt (excluding 750 Park Place mortgage payable), interest expense on new long-term debt financing, assuming loans aggregating $127 million on terms ranging between 5 and 7 years at a blended interest rate of 9.1% (for every one percent change in the interest rate assumed, pro forma interest expense for the period would adjust by $1,270). Record amortization of deferred financing costs related to such debt based upon total loan commitments of $177 million.

NOTE 16—Reduction in interest income resulting from reduced cash balances.

NOTE 17—Elimination of cost of goods sold derived from 750 Park Place Realty Co., LLC.

NOTE 18—Elimination of the accretion of trust fund interest income and the elimination of minority interest.

NOTE 19—Record an assumed 40% tax benefit on net loss for the period and elimination of the historical tax expense for Paramount and Chem Rx.

NOTE 20—Eliminate insurance proceeds from key man insurance policy.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Assuming Minimum Shareholder Approval (Maximum Conversions)

        If we receive the minimum shareholder approval, IPO investors would exercise their conversion rights with respect to 1,954,999 and receive their pro rata share of the Paramount trust fund. The following additional pro forma assumptions under this scenario are as follows:

PRO FORMA ADJUSTMENTS
(in Thousands)

Pro Forma Balance Sheet—March 31, 2007

NOTE 21—To record maximum conversion of outstanding IPO shares (1,954,999 shares) and additional loan drawdown of $10,988 necessary to fund conversion.

Pro Forma Statement of Operations For The Three Months Ended March 31, 2007

E—Assumes issuance of 2.5 million shares of Paramount common stock to the Sellers (and the NJ Sellers) and reclassification of 1,954,999 shares no longer subject to possible conversion.

F—Assumes issuance of 2.5 million shares of Paramount common stock to the Sellers (and the NJ Sellers) and excludes 1,954,999 shares subject to conversion.

NOTE 22—Record interest expense on additional loan drawdown of $10,988 at a blended rate of 11.4% per annum in connection with maximum conversion of 19.99% of outstanding IPO shares.

NOTE 23—Record tax benefit assuming tax rate of 40%.

Pro Forma Statement of Operations For The Year Ended December 31, 2006

NOTE 24—Record interest expense costs on additional loan drawdown of $10,988 at a blended rate of 11.4% per annum in connection with maximum conversion of 19.99% of outstanding IPO shares.

NOTE 25—Record tax benefit assuming tax rate of 40%.

CHARTER AMENDMENT PROPOSAL

        Pursuant to the Stock Purchase Agreement, we will amend and restate our certificate of incorporation upon consummation of the Transaction. The Transaction will not be consummated unless the proposal to amend and restate our certificate of incorporation is approved at the meeting. If the Transaction proposal is not approved, the charter amendment proposal will not be presented at the meeting.

        The charter amendment proposal would provide for the amendment and restatement of our certificate of incorporation in its entirety in the form attached as Annex B to this proxy statement. Set forth below is a summary of certain changes to our certificate of incorporation that will be effected by adopting the amended and restated certificate of incorporation:

Name Change

        The amended and restated certificate of incorporation changes our corporate name from "Paramount Acquisition Corp." to "Chem Rx Corporation".

Capitalization

        The amended and restated certificate of incorporation increases the number of authorized shares of all classes of capital stock from 41,000,000 to 151,000,000. Of these shares, 150,000,000 will be common stock, par value $.0001 per share, and 1,000,000 shares will be preferred stock, par value $.0001 per share.

New Classified Board

        The amended and restated certificate of incorporation provides for a classified board of directors with initial terms of each such class expiring at the annual meeting of Paramount stockholders in 2008, 2009 and 2010, respectively, with subsequent terms of three years.

Dividends and Distributions

        The amended and restated certificate of incorporation provides that holders of common stock are entitled to receive such dividends and other distributions in cash, property or shares of stock of Paramount as may be declared by the board of directors from time to time out of assets or funds of Paramount legally available therefor.

Amendments

        Article Sixth of the amended and restated certificate of incorporation provides that the board of directors has the power to adopt, amend or repeal the bylaws. A majority of the total voting power of the voting stock is required to adopt, amend or repeal the bylaws or the certificate of incorporation; provided that the affirmative vote of the holders of at least 75% in voting power of the voting stock is required to alter, amend or repeal any provision of Article Fifth (Board of Directors), Article Sixth (Amendments) and Article Ninth (Meetings).

No Action by Written Consent

        Article Ninth of the amended and restated certificate of incorporation provides that any stockholder action may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting. Special meetings can only be called by the chairman of the board or pursuant to a resolution approved by a majority of the board of directors.

Indemnification

        The amended and restated certificate of incorporation provides that Paramount will indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of Paramount or, while a director or officer of Paramount, is or was a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, the fullest extent authorized by the DGCL.

Recommendation

        Our board of directors has authorized and approved the amendments described above reflecting the consummation of the Transaction. In particular, the authorization of additional shares of common stock is necessary in light of the shares of Paramount common stock that are required to be issued to the Sellers (or may be issued in the future) under the Stock Purchase Agreement and will enable us to have the flexibility to authorize the issuance of shares of common stock in the future for financing our business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. Our current certificate of incorporation represents the operation of Paramount as a blank check company.

        Our board of directors does not intend to issue any stock except on terms that the board of directors deems to be in the best interest of Paramount and our stockholders. The availability of additional authorized shares of stock will enable the board of directors to act expeditiously when favorable opportunities arise to enhance our capital structure. Additional shares may be issued in connection with acquisitions, public or private offerings for cash, employee benefit plans and stock dividends. The issuance of additional shares of stock will likely result in dilution of the interests of existing stockholders. We have no present plans, agreements, commitments, undertakings or proposals for the issuance of additional shares of stock other than the shares that we would issue upon exercise of the warrants, upon the exercise by EarlyBirdCapital of its unit purchase option under the Stock Purchase Agreement.

        While our board of directors believes it in the best interest of Paramount and its stockholders to increase Paramount's operating flexibility by increasing the amounts of its available capitalization, it should be noted that if the capitalization amendment proposal is approved, Paramount will have a significant number of shares of capital stock available for use and unreserved for specific purpose. This could enable the board of directors of Paramount to issue a significant number of shares of common stock in their discretion without stockholder approval. This could have a material dilutive effect on the then existing holders of Paramount common stock. In addition, our board could utilize the available and unreserved common stock to prevent or discourage parties from seeking to acquire Paramount or its common stock, including in a tender offer or other takeover bid that might otherwise enhance the value of the holdings of Paramount stockholders.

        Paramount's amended and restated certificate of incorporation, as it will appear if approved, is annexed as Annex B hereto.

        The approval of the charter amendment proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Paramount common stock on the record date.

        Stockholders will not be required to exchange outstanding stock certificates for new stock certificates if the charter amendment proposal is adopted.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE CHARTER AMENDMENT PROPOSAL.

2007 INCENTIVE COMPENSATION PLAN PROPOSAL

Background

        Paramount's 2007 Incentive Compensation Plan (the "Plan") has been approved by Paramount's board of directors and the Plan will take effect upon consummation of the Transaction, subject to approval of our stockholders.

        The purposes of the Plan are to attract, retain and reward Paramount's and Chem Rx's directors, officers and other employees, and persons who provide services to Paramount and Chem Rx and to link compensation to measures of performance; thereby providing (1) additional incentives to such persons to create stockholder value, and (2) such persons with an opportunity to acquire a proprietary interest in us.

        The Plan will allow us to grant a variety of stock-based and cash-based awards to Paramount's directors, officers, employees and certain third-party service providers. All employees of Paramount are eligible to participate in the Plan, including officers. The benefits or amounts under the Plan that will be received by or allocated to Paramount's officers, directors or employees after consummation of the Transaction will be determined by Paramount's board of directors and in the future, the board will delegate its authority to grant awards to the compensation committee of the board or to another committee appointed by the board, in its sole discretion.

        Our board seeks stock approval of the Plan to satisfy certain legal requirements. In addition, our board regards stockholder approval of the Plan as desirable and consistent with good corporate governance practices.

        Our board also seeks to the greatest extent practicable to ensure Paramount's ability to claim tax deductions for compensation paid. Section 162(m) of the Internal Revenue Code ("the Code") limits the deductions a publicly held company can claim for compensation in excess of $1 million paid in a given year to the Chief Executive Officer and the three other most highly compensated executive officers serving on the last day of the fiscal year (other than the Chief Executive Officer and the Chief Financial Officer) ("covered employees"). "Performance-based" compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. Because compensation may be paid to covered employees of Paramount under the Plan, Paramount is seeking stockholder approval of the Plan in order to meet a key requirement for certain awards to qualify as "performance-based" under Section 162(m).

        In addition, stockholder approval will permit designated stock options to qualify as incentive stock options under the Code. Such qualification can give holders of the options more favorable tax treatment, as explained below.

        Stockholder approval of the Plan will not affect Paramount's ability to make stock- or cash-based awards outside of the Plan to the extent consistent with applicable laws and regulations.

Potential Dilution

        The aggregate number of shares of common stock of Paramount that may be issued to employees, directors and third party service providers under the Plan is 1,350,000. Awards made under the Plan that are forfeited (including a repurchase or cancellation of shares by Paramount in exchange for the price paid to Paramount for such shares, or for their par or nominal value), cancelled or have expired will be disregarded for purposes of the share limitation.

Description of the Plan

        The following is a brief description of the Plan's material features. This description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this proxy statement as Annex C. We cannot determine the benefits to be received by the directors, officers or employees of Paramount under the Plan.

        Administration.    Our board of directors will establish a compensation committee that, in addition to other duties, will administer the Plan. The compensation committee will have the authority to select award recipients, determine the type, size, and other terms and conditions of awards, and make all other decisions and determinations as may be required under the Plan or as the compensation committee may deem necessary or advisable in administering the Plan. The compensation committee will be composed of persons who are both non-employee directors, as defined under Securities and Exchange Commission Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) of the Code. The compensation committee will be permitted to delegate to one or more senior executives of Paramount the authority to grant awards to officers (other than executive officers) and employees of Paramount and its subsidiaries and to carry out such other administrative responsibilities as the compensation committee may deem necessary or advisable, to the extent such delegation is consistent with applicable law.

        Eligibility.    Officers, employees, including persons who have agreed to become employees, and non-employee directors of, and persons providing substantial bona fide personal services (other than those related to a capital rising transaction or the promotion or creation of a market for Paramount's securities) to, Paramount and its subsidiaries are eligible to be selected as award recipients. Incentive stock options may only be granted to employees of Paramount or any subsidiary of Paramount that meets the required definition for purposes of incentive stock options under the Code.

        Type of Awards.    The Plan gives the compensation committee the flexibility to grant a variety of equity instruments in addition to stock options and restricted stock, including stock appreciation rights, share units, performance units, and dividend equivalents. Awards may be granted alone or in combination with any other award granted under the Plan or any other plan. The compensation committee will determine the size of each award to be granted (including, where applicable, the number of shares to which an award will relate), and all other terms and conditions of each award. Below is a description of the types of awards that may be issued under the Plan.

        Stock Options and Stock Appreciation Rights.    A stock option is a right to purchase a specified number of shares of Paramount common stock at an exercise price established at the date of grant. Stock options granted may be either non-qualified stock options or incentive stock options (which are intended to qualify as "incentive stock options" within Section 422 of the Code). A stock appreciation right ("SAR") entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of Paramount common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the exercise price of the SAR. The compensation committee will specify at the time an option or SAR is granted when and in what proportions an option or SAR becomes vested and exercisable.

        Restricted Stock and Restricted Stock Units.    An award of restricted stock is an issuance of shares of Paramount common stock that is subject to certain restrictions established by the compensation committee and to forfeiture to Paramount if the holder does not satisfy certain requirements (including, for example, continued employment with Paramount for a specified period of time). Recipients of restricted stock do not receive the stock until the restrictions are satisfied but may be entitled to vote the restricted stock and to exercise other stockholder rights. Thus, upon grant, the shares may be included in Paramount's total number of shares outstanding and accrue and pay dividends. An award of restricted stock units entitles the recipient to receive shares of Paramount common stock at some later date once the holder has satisfied certain requirements. At that time (and not before), the shares will be delivered and the recipient will be entitled to all stockholder rights. Thus, upon grant, the shares of common stock covered by the restricted stock units are not considered issued and are not included in

Paramount's total number of shares outstanding until all conditions have been satisfied. Dividends may accrue, or be paid, on restricted stock units at the discretion of the compensation committee.

        Performance-Based Awards.    The compensation committee may grant performance awards, which may be cash- or stock-based. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events. The compensation committee will set the performance goals used to determine the amount payable pursuant to a performance award. To avoid limitations on tax deductibility in Section 162(m) of the Code for any compensation in excess of $1 million paid to "covered employees" of Paramount, the business criteria used by the compensation committee in establishing performance goals applicable to performance awards to such covered employees must be selected from among the following:

  •
  pre-tax or after-tax net income;

  •
  pre-tax or after-tax operating income;

  •
  gross revenue;

  •
  profit margin;

  •
  stock price (including market capitalization);

  •
  cash flow(s);

  •
  market share;

  •
  pre-tax or after-tax earnings per share;

  •
  pre-tax or after-tax operating earnings per share;

  •
  expenses;

  •
  return on equity; and

  •
  strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, clinical goals, distribution and development goals, sales force goals and strategic alliance goals.

        Performance goals may be based on individual performance or consolidated company performance and/or performance of specified subsidiaries, divisions, or other business units, and may be fixed with respect to independent quantitative targets and/or past performance.

        Limitations on Stock-Based Awards.    The aggregate number of shares that may be issued to employees, directors and third party service providers under the Plan will not exceed 1,350,000. Shares issued under the Plan that are reacquired by Paramount in connection with a cancellation, forfeiture, termination or other failure to satisfy performance conditions will not be treated as having been issued for purposes of the share limitation. Shares delivered under the Plan may be newly issued shares, treasury shares, or shares acquired in the open market.

        Adjustments.    In the event of a large, special, or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting Paramount's common stock, the compensation committee will adjust the number and kind of shares subject to the aggregate and individual share limitations described above to the extent equitable and appropriate. The compensation committee will also make appropriate and equitable adjustments to outstanding awards upon occurrence of these events to preserve the awards without enhancing their value. These adjustments may include changes to the number of shares subject to an award, the exercise price or share price referenced in the award terms, and other terms of the award. The compensation committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.

        Amendment, Termination.    Our board of directors may amend, suspend, discontinue, or terminate the Plan or the compensation committee's authority to grant awards under the Plan without stockholder approval, provided that stockholder approval will be required for any amendment that will require stockholder approval as a matter of law or regulation.

        Code Section 409A.    It is intended that awards granted under the Plan either be exempt from or comply with the requirements of Code Section 409A. The compensation committee may amend any outstanding award without the participant's consent if such amendment is required to either comply with Section 409A of the Code or prevent the participant from being subject to any tax or penalty under Section 409A.

Tax Consequences

        The federal income tax consequences arising with respect to awards granted under the Plan will depend on the type of award. From the recipients' standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. Paramount, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and Paramount will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances:

  •
  if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and Paramount's tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture);

  •
  if an employee is granted an option that qualifies as an "incentive stock option," no ordinary income will be recognized, and Paramount will not be entitled to any tax deduction if shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant;

  •
  Paramount will not be entitled to a tax deduction for compensation attributable to awards granted to one of its covered employees if and to the extent such compensation does not qualify as "performance-based" compensation under Section 162(m) of the Code and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and

  •
  an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or stock in settlement of the award, if the award constitutes "deferred compensation" under Code Section 409A, and the requirements of Code Section 409A are not satisfied.

        The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Plan. This discussion is intended for the information of stockholders considering how to vote at the special meeting and not as tax guidance to participants in the Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients, and the method of payment or settlement. This summary does not address the effects of other federal taxes

(including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

Vote Required

        Approval of the Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Paramount common stock represented in person or by proxy and entitled to vote at the meeting.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE INCENTIVE COMPENSATION PLAN.

THE ADJOURNMENT PROPOSAL

Purpose

        In the event there are not sufficient votes present, in person or by proxy, at the special meeting to approve the Transaction proposal, the incentive compensation plan proposal or the charter amendment proposal, our chief executive officer, acting in his capacity as chairperson of the meeting, may propose an adjournment of the meeting to a later date or dates to permit further solicitation of proxies.

Required Stockholder Vote to Approve the Adjournment Proposal

        Approval of the adjournment proposal requires the affirmative vote of holders of a majority of the shares of our common stock present, in person or by proxy, and entitled to vote at the special meeting. Abstentions will therefore have the same effect as a vote against the adjournment proposal. broker non-votes will have no effect on the outcome of the vote. Assuming the presence of a quorum of more than 50% of the shares of our common stock, the failure to vote will also have no effect on the outcome of the vote.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" APPROVAL TO ADJOURN THE MEETING IN THE EVENT THAT STOCKHOLDERS FAIL TO APPROVE ANY OF THE OTHER PROPOSALS.

OTHER INFORMATION RELATED TO PARAMOUNT

Business of Paramount

        Paramount was formed on June 1, 2005 to effect a transaction, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business in the healthcare industry and its related infrastructures. Prior to executing the Stock Purchase Agreement with Chem Rx and the Sellers, Paramount's efforts were limited to organizational activities, completion of its IPO and the evaluation and negotiation of possible business combinations. Between December 2005 and March 2006, Paramount was in active discussions with BioValve Technologies, Inc. regarding a possible business combination involving BioValve's medical technology assets. Those discussions culminated in the execution of a non-binding term sheet on March 3, 2006 and a definitive agreement to acquire a majority interest in Valeritas, LLC, the medical technologies subsidiary of BioValve, on August 25, 2006. On January 22, 2007, Paramount and BioValve announced that we had agreed to terminate the Contribution Agreement and mutually release each other from further claims.

Offering Proceeds Held in Trust

        Paramount consummated its IPO on October 21, 2005. The net proceeds of the offering, after payment of underwriting discounts and expenses, were approximately $53,473,366. Of that amount, $52,164,500 was placed in the trust account and invested in government securities or money market funds. The remaining proceeds have been used by Paramount in its pursuit of a business combination. The trust account will not be released until the earlier of the consummation of a business combination or the liquidation of Paramount. The trust account contained approximately $54,939,119 as of March 31, 2007 and $[            ] as of [            ], 2007, the record date. If the Transaction is consummated, the funds in the trust account will be applied to the consideration that will be paid to the Sellers and the amounts paid to stockholders of Paramount who do not approve the Transaction and elect to convert their IPO shares into their pro-rata share of the trust account.

Fair Market Value of Chem Rx's Business

        Pursuant to Paramount's certificate of incorporation, the initial target business that Paramount acquires must have a fair market value equal to at least 80% of Paramount's net assets at the time of such acquisition. Paramount's board of directors determined that this test was met in connection with the Transaction. The Paramount board of directors believes that because of the financial skills and background of several of its members, it was qualified to conclude that the Transaction meets this requirement. However, Paramount also received an opinion from Capitalink, L.C. that as of June 1, 2007 this test had been satisfied.

Stockholder Approval of Business Combination

        Paramount will proceed with the Transaction only if each of the Transaction proposal, charter amendment proposal and incentive compensation plan proposal are adopted and approved by Paramount's stockholders. The Paramount Inside Stockholders have agreed to vote their common stock on the Transaction proposal in accordance with the vote of holders of a majority of the outstanding shares of Paramount's common stock. In accordance with their recommendations, the Paramount Inside Stockholders will vote any shares they acquired as part of or following the IPO in favor of all of the proposals. If the holders of 20% or more of Paramount's IPO shares vote against the Transaction proposal and demand that Paramount convert their shares into their pro rata share of the trust account, then Paramount will not consummate the Transaction.

Liquidation if no Business Combination

        Paramount's certificate of incorporation provides for mandatory liquidation of Paramount in the event that Paramount does not consummate a business combination within 18 months from the date of consummation of its IPO, or 24 months from the consummation of the IPO if certain extension criteria have been satisfied. Such dates are April 27, 2007 and October 27, 2007, respectively. Paramount signed a letter of intent with Chem Rx on April 24, 2007 and signed a definitive Stock Purchase Agreement with Chem Rx and the Sellers on June 1, 2007. As a result of having signed the letter of intent, Paramount believes that it has satisfied the extension criteria and now has until October 27, 2007 to complete the Transaction or another business combination that would satisfy the extension criteria.

        If Paramount does not complete the Transaction by October 27, 2007, unless Paramount's stockholders authorize an amendment to Paramount's certificate of incorporation, Paramount will be dissolved and will distribute to all holders of Paramount's IPO shares, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Paramount's stockholders who obtained their Paramount stock prior to Paramount's IPO have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the IPO. There will be no distribution from the trust account with respect to Paramount's warrants.

        We anticipate that, if Paramount is unable to complete the Transaction, the following will occur:

  •
  our board of directors will convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board's recommendation of such plan; we will then file our preliminary proxy statement with the Securities and Exchange Commission;

  •
  if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the filing of such preliminary proxy statement, we will mail the definitive proxy statement to our stockholders, and following the mailing of such definitive proxy statement, we will convene a meeting of our stockholders, at which they will vote on the plan of dissolution and liquidation; and

  •
  if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days after the filing of such proxy statement. We would then mail the definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will vote on our plan of dissolution and liquidation.

        Because substantially all of the net assets held in the trust account have been used, we anticipate that our management will advance us the funds necessary to complete such dissolution and liquidation (currently anticipated to be no more than approximately $100,000).

        We will not liquidate the trust account unless and until our stockholders approve our plan of dissolution and liquidation. Accordingly, the foregoing procedures may result in substantial delays in our liquidation and the distribution to our public stockholders of the funds in our trust account and any remaining net assets as part of our plan of dissolution and liquidation.

        The per-share liquidation price as of [                        ], 2007, the record date, would be approximately $ [            ], or $[            ] less than the per-unit offering price of $6.00 in Paramount's IPO. The proceeds deposited in the trust account could, however, become subject to the claims of Paramount's creditors and there is no assurance that the actual per-share liquidation price will not be less than $[            ], due to those claims. If Paramount liquidates prior to the consummation of a business combination, Lindsay A. Rosenwald, chairman of the board, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. There is no assurance, however, that he would be able to satisfy those obligations.

        Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $[            ] per share.

        The stockholders holding shares of Paramount common stock issued in the IPO will be entitled to receive funds from the trust account only in the event of Paramount's liquidation or if the stockholders seek to convert their respective IPO shares into cash and the Transaction is actually completed. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

        Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Pursuant to Section 280, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholders' pro rata shares of the claim or the amount distributed to the stockholders, and any liability of the stockholders would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and liquidation, we will seek to conclude this process as soon as possible and as a result do not intend to comply with those procedures. Because we will not be complying with the foregoing provisions, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations have been limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers to whom we owe money and potential target businesses, all of whom have given us agreements waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be significantly limited and the likelihood that any claim would result in any liability extending to the trust is remote. Nevertheless, such agreements may or may not be enforceable. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution.

        Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, any distributions received by stockholders in our dissolution could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution.

Facilities

        Paramount maintains executive offices at 787 Seventh Avenue, New York, New York 10019. The cost for this space is included in a $7,500 per-month fee that Paramount BioCapital Asset Management, Inc., an affiliate of Paramount, charges Paramount for general and administrative services. Paramount believes, based on rents and fees for similar services in the New York metropolitan area, that the fees charged by Paramount BioCapital Asset Management, Inc. are at least as favorable as Paramount could have obtained from an unaffiliated person. Paramount considers its current office space adequate for current operations.

Employees

        Paramount has three executive officers and six directors. These individuals are not obligated to contribute any specific number of hours per week and devote only as much time as they deem necessary to our affairs. Paramount does not intend to have any full time employees prior to the consummation of the Transaction.

Periodic Reporting and Audited Financial Statements

        Paramount has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, Paramount's annual reports contain financial statements audited and reported on by Paramount's independent accountants. Paramount has filed with the Securities and Exchange Commission a Form 10-KSB covering the fiscal year ended December 31, 2006 and its most recent Form 10-QSB covering the fiscal quarter ended September 30, 2006 and Form 10-Q covering the fiscal quarter ended March 31, 2007.

Legal Proceedings

        There are no legal proceedings pending against Paramount.

Plan of Operations

        The following discussion should be read in conjunction with Paramount's financial statements and related notes thereto included elsewhere in this proxy statement.

        For the three months ended March 31, 2006, we had net income of $96,010 consisting of $546,189 of interest income on the trust fund and operating account offset by $404,328 of general, selling and administrative expenses and $45,851 of estimated income tax expense. General, selling and administrative expense mainly consisted of approximately $201,161 of due diligence expense on potential targets for a business combination, legal and accounting fees totaling $127,267, approximately $39,083 of directors and officers liability insurance expense, $22,500 for office space and administrative expenses paid to Paramount BioCapital, and $14,317 of general corporate overhead.

        For the three months ended March 31, 2007, we had net income of $302,126 consisting of $469,434 of interest income on the trust fund and operating account offset by $166,708 of general, selling and administrative expense. The main components of the general, selling and administrative expenses include approximately $39,083 of directors and officers liability insurance expense, $22,500 for office space and administrative expenses payable to Paramount BioCapital, approximately $55,000 of legal expenses and other professional fees pertaining to the termination of the Valeritas transaction and the related fees for the 2006 Form 10-KSB filing, approximately $21,636 of due diligence expense on potential targets for a business combination, approximately $11,465 of accrued Delaware franchise tax expense, and approximately $17,024 of general corporate overhead.

        The overall net income for the three months ended March 31, 2007 increased by $206,116 compared to the three months ended March 31, 2006. This increase is mainly attributable to a decrease of approximately $179,000 of due diligence expense on potential targets for a business combination. This decrease in due diligence expense was the result of our not seeking a potential business combination until after the Contribution Agreement with BioValve was terminated on January 22, 2007.

        $52,164,500 of the net proceeds of our initial public offering were deposited in trust, with the remaining net proceeds of $1,308,866 becoming available to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. We have used substantially all of the net proceeds of our initial public offering not held in trust to identify, evaluate and negotiate with prospective acquisition candidates (including with respect to the negotiating and structuring of the Contribution Agreement with BioValve, BTI and Valeritas).

        At March 31, 2007, we had cash outside of the trust fund of $23,998 and other current assets of $96,101 and total liabilities of $1,090,181. Our working capital deficiency (excluding investments held in trust) amounted to $970,082. An affiliate of our chairman, Paramount BioCapital, has advanced money to us and has made payments on our behalf. Paramount BioCapital had loaned us (or made payments on our behalf of) approximately $30,000 as of March 31, 2007 and $[            ] as of [            ], 2007, the record date.

        As indicated in our accompanying financial statements, such financial statements have been prepared assuming that we will continue as a going concern. As discussed elsewhere in this proxy statement, we are required to consummate a business combination by October 27, 2007. The possibility that our Transaction with Chem Rx will not be consummated raises substantial doubt about our ability to continue as a going concern, and the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        Paramount reimburses its officers and director for any reasonable out-of-pocket expenses incurred by them in connection with certain activities on Paramount's behalf such as identifying and investigating possible target businesses and business combinations. From Paramount's inception in June 2005, through [            ], the record date, Paramount reimbursed its officers and directors in the aggregate amount of $[            ] for expense incurred by them on its behalf, including travel, meals and entertainment, telephone, dues and subscription and office expenses, furniture and equipment.

Off-Balance Sheet Arrangements

        There were no off-balance sheet arrangements during the period from June 1, 2005 (inception) through [            ], the record date, that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to Paramount.

Quantitative and Qualitative Disclosures About Market Risk

        Market risk is the sensitivity of income to changes in interest rates, foreign exchanges, commodity prices, equity prices, and other market-driven rates or prices. We are not presently engaged in and, until the completion of the Transaction, we will not engage in, any substantive commercial business. Accordingly, we are not and, until such time as we consummate a business combination, we will not be, exposed to risks associated with foreign exchange rates, commodity prices, equity prices or other market-driven rates or prices. The net proceeds of our initial public offering held in the trust fund have been invested only in "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Given our limited risk in our exposure to government securities and money market funds, we do not view the interest rate risk to be significant.

BUSINESS OF CHEM RX

Overview

        Chem Rx™ provides institutional pharmacy services to skilled nursing facilities and other long-term healthcare institutions. Founded as a retail pharmacy in 1958, Chem Rx has achieved significant internal growth since its formation. Chem Rx services over 60,000 beds in approximately 400 institutions, primarily from its main pharmacy operations center in Long Beach, New York, and to a lesser extent from its operating facilities in Plainfield, New Jersey and Sciota, Pennsylvania. "Chem Rx" is a trademark under which B.J.K. Inc., a New York corporation, conducts the business described herein. Chem Rx's operations in New Jersey are conducted through its affiliated entity Chem Rx NJ, LLC ("Chem Rx NJ"). Chem Rx NJ is 45% owned by Jerry Silva, 45% owned by Steven Silva and 10% owned by Michael Segal. Chem Rx's operation in Pennsylvania are conducted through its majority-owned subsidiary, Chem Rx/Salerno's LLC ("Chem Rx PA"). Approximately 91.2% of the membership interests in Chem Rx PA are owned by Chem Rx. The remaining approximate 8.8% interest is currently owned by Mr. Benny Salerno. Chem Rx acquired its interest in the Chem Rx PA business in January 2007.

Institutional Pharmacy Services

        General.    Chem Rx provides pharmacy services to residents of skilled nursing facilities, assisted living facilities, residential living facilities and other long-term healthcare institutions. Chem Rx purchases pharmaceutical products in bulk quantities from wholesalers and manufacturers and dispenses both prescription and non-prescription drugs in patient-specific packaging in accordance with physician orders. Chem Rx uses a computer-based order processing and fulfillment system to increase efficiency and accuracy. The majority of the products delivered by Chem Rx are for non-intravenous prescription orders. Chem Rx uses its fleet of owned vehicles to make daily or more frequent deliveries to its customer facilities that may be serviced from the Long Beach, New York and Sciota, Pennsylvania centers. Chem Rx primarily uses third-party delivery services for customer facilities serviced by the South Plainfield, New Jersey center. Chem Rx also provides 24-hour, 365 days per year pharmacy consultation services for its institutional customers and provides its customers with facility-wide drug usage and cost analysis training programs.

        Institutional Customers.    Chem Rx provides its pharmacy services to approximately 400 institutions with over 60,000 beds, including 158 skilled nursing facilities with approximately 33,400 beds; 87 adult care facilities with approximately 9,900 beds; 67 residential living services agencies with approximately 8,300 beds, 37 adult living facilities with approximately 4,100 beds; and 45 other institutional health care facilities with approximately 5,500 beds. Chem Rx's customer base is diversified, as no single customer accounted for more than two percent of 2006 gross revenues and the top ten customers accounted for 13% of 2006 gross revenues.

        The table below presents the number of beds serviced by Chem Rx in each facility type at the end of the years 2004, 2005 and 2006:

	2004	2005	2006
Skilled Nursing Facilities	23,852	26,256	28,301
Adult Care Facilities	12,382	10,554	9,871
Residential Living Agencies	5,915	6,977	8,089
Adult Living Facilities	3,862	4,052	2,260
Other	1,842	3,397	4,056

Total	47,853	51,236	52,937

The profit contribution may vary from facility to facility depending upon the specific pharmacy needs of the residents and patients within the facilities serviced by Chem Rx (i.e., the "case mix").

        Operations.    Chem Rx services its customers primarily from its pharmacy operations center in Long Beach, New York. Chem Rx delivers the majority of customer orders using its fleet of owned vehicles, with orders to facilities outside a 125-mile radius of the Long Beach or Sciota, Pennsylvania facilities delivered by third party carriers. Chem Rx primarily uses third-party carriers to service the customers of its South Plainfield, New Jersey pharmacy center.

        Physician orders are processed through Chem Rx's computer room, either having been faxed in or with the data entered directly into the system at the facility, where an automatic review for patient allergies, drug or food interactions and refill limits occurs before packaging labels are printed. After the label is printed, with patient information, physician name, medication, dosage and product warnings, the label is checked by a pharmacist against the order and, if approved, forwarded to a pharmacy technician who fills the order. The completed order is sent to the Chem Rx checkout counter where a pharmacist checks the pharmacy technician's work against the original order and the printed label. If approved, the completed order is bagged and delivered. At each step where practicable, bar codes are utilized to reduce the risk of error.

        For its skilled nursing facility customers, Chem Rx provides 24-hour on-call pharmacist service, 365 days per year, for emergency dispensing and delivery or for consultation with the facility's staff or the patient's attending physician.

        Payer Mix.    The table below presents the percentages of Chem Rx's revenues received from its principal categories of payer sources during 2004, 2005 and 2006:

	2004	2005	2006
Private pay, third-party and facilities(a)	46.1%	46.9%	27.8%
Federal Medicare program (Part D & Part B)(b)	0.1%	0.1%	49.1%
State Medicaid programs	52.8%	52.5%	22.6%
Other sources	1.0%	0.5%	0.6%

Totals	100.0%	100.0%	100.0%

  (a)
  Includes payments from skilled nursing facilities on behalf of their federal Medicare program-eligible residents (Medicare Part A) and for other services and supplies, as well as payments from third-party insurers and private pay.

  (b)
  Includes direct billing for medical supplies under Medicare Part B totaling 0.1% for 2006, 2005 and 2004, respectively.

        The Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the "MMA") significantly expanded the Medicare prescription drug benefit by establishing a new Medicare Part D. As of January 1, 2006, Medicare Part D covers prescription drug costs for many institutional residents and patients who previously were covered by Medicaid. As a result, after 2005 the percentage of revenues derived by Chem Rx from State Medicaid programs was substantially decreased due to the corresponding increase in revenues from Medicare Part D. This change is of particular significance for Chem Rx, because in New York State, Medicaid revenues flow through the facilities, whereas in most other states the pharmacy would bill the state Medicaid program directly.

        Certain aspects of Chem Rx's government payment arrangements were not changed by the MMA. For example, Chem Rx continues to receive reimbursement for drugs provided in connection with a facility stay covered under Medicare Part A, pursuant to the terms of the applicable agreements with each customer. And Chem Rx also continues to receive reimbursement from the state Medicaid programs for Medicaid beneficiaries not eligible for the Part D program, including those under age 65, and for certain drugs specifically excluded from Medicare Part D.

        Software Systems.    Chem Rx believes that its use of information technology is important in maintaining efficiency and quality control. In addition, Chem Rx enhances its pharmacy services by offering customers various software programs to help maintain strong customer relations. These programs include:

  •
  Pharmacy Plus.    An internet based program for prescription order entry that eliminates handwritten prescriptions and allows the facility to select and order medications based on effectiveness, cost and formulary status.

  •
  Chem Rx Drug Price Calculator.    A proprietary system that enables the facility, through an internet connection, to determine the expected medication costs of a potential new patient, and look up the price of any medication at any time.

  •
  ChemLink.    A program that allows each facility to process refill prescriptions and generate customized cost containment, drug usage and drug category reports at any time through the internet.

        Purchasing.    Chem Rx purchases a majority of its pharmaceuticals through large suppliers such as AmerisourceBergen Corporation, Kinray Inc. and McKesson Corporation, and to a lesser extent through numerous other secondary and smaller suppliers. Chem Rx also actively pursues purchasing strategies including forward buying, aggressive rebate management, and other inventory management strategies to optimize its pharmaceutical acquisition costs. Chem Rx participates in Managed Health Care Associates, Inc., a group purchasing organization that achieves savings in the purchase of pharmaceutical products and other medical supplies and services through group purchasing contracts. Chem Rx maintains inventories of pre-made blister packages of over 400 different drugs, in quantities that are reviewed from time to time in light of current order volumes.

        Sales and Marketing.    Chem Rx markets its services to a range of institutional healthcare facility operators. While pricing is an important factor in the selection of pharmacy providers, Chem Rx believes that industry experience and quality and range of services offered are the key factors for provider selection by operators. Consequently, Chem Rx strives to provide high-quality services that are tailored to each customer's needs. Chem Rx attempts to expand the range of services it provides to each institutional customer.

        Chem Rx has a sales and servicing department with over 35 personnel who work to ensure a high level of service for each facility. Chem Rx's sales and servicing representatives regularly participate in facility meetings of cost containment, nursing services, pharmacy, therapeutic and medical committees. As part of its customer service effort, Chem Rx provides training seminars for its customers throughout the year. These seminars are generally held in convenient conference facilities, are free of charge to attendees, are sponsored by pharmaceutical company exhibitors, cover a variety of industry topics, and frequently will qualify for continuing education requirements for facility administrators. The seminar schedule for 2007 includes seminars focused on adult homes and assisted living facilities (March), nursing homes (April), residential living services (May), all facility types (June), all facility types (July), addiction treatment facilities (September), adult homes and assisted living facilities (October) and nursing homes (November).

        Distribution.    Chem Rx delivers its products to customers on a same-day basis. The large majority of Chem Rx's clients are serviced out of its Long Beach, New York pharmacy location. Approximately 80% of Chem Rx's client facilities are serviced through deliveries by Chem Rx's fleet of owned vehicles with the remaining 20% of customers receiving their deliveries via third party carriers. Skilled nursing facilities receive at least two and up to four deliveries per weekday while adult care and residential living clients receive one to three deliveries per day. Weekend deliveries are daily to each account except for skilled nursing facilities which receive two Saturday deliveries. These totals exclude emergency deliveries, which are made possible by maintaining a proprietary fleet.

Business Strategy

        Chem Rx's strategy is to be a leading institutional pharmacy in its geographic regions. Key elements of its strategy include:

        Strengthen Customer Relationships.    Chem Rx believes it has strong customer relationships, many of which are long in duration. In an effort to maintain and strengthen these relationships, Chem Rx continues to upgrade its operations through improved order processing efficiency and will also continue to provide value-added services that will assist client facilities in the purchase of pharmaceutical products and services from Chem Rx. Chem Rx believes that through efficient order processing and enhanced customer services it will strengthen its relationships with existing customers.

        Growth Through Competitive Advantage and Client Relationships. A majority of Chem Rx's customers are in the New York City metropolitan area. Chem Rx management believes that it has created a competitive advantage through strong customer relationships and a track record of excellent customer service in this region that will allow it to extend its market penetration in the New York City metropolitan area and expand its market share in surrounding geographic areas. Chem Rx has capacity in its existing pharmacies to accommodate future growth. Chem Rx plans to expand into regions where its brand or existing customer relationships provide Chem Rx with an advantageous entry point into such regions. Chem Rx believes that it can effectively leverage its proprietary processes, reputable brand, strong relationships and existing infrastructure to continue expansion both in its existing territories and beyond. Chem Rx plans to engage in the institutional pharmacy business in the Miami-Ft. Lauderdale area of South Florida, commencing by the fourth quarter of 2007. For this purpose, Chem Rx recently entered into a lease for a facility in Deerfield Beach, Florida to be used as its South Florida operations center. The business to be conducted by Chem Rx in Florida by will be substantially similar to Chem Rx's operations in the New York, New Jersey and Pennsylvania areas.

        Growth Through Acquisition.    Proximity to clients in terms of delivery time is one competitive factor for institutional pharmacies. In January 2007, Chem Rx acquired its Sciota, Pennsylvania facility through the purchase of an existing institutional pharmacy business. Chem Rx will consider additional acquisitions of businesses having desirable facilities in selected geographic locations.

The Long-Term Care Industry

        The long-term care industry is the principal market for Chem Rx's pharmacy services. Within this industry, the majority of Chem Rx's customers are skilled nursing facilities, which are post-acute living environments providing personal, social and medical services to assist people who have physical or cognitive limits on their ability to live independently. Skilled nursing facilities furnish a level of care less acute than hospitals, but more than assisted living facilities and home care. The services provided at skilled nursing facilities include nursing care, occupational therapy, physical therapy, speech therapy, respiratory therapy, social and behavioral therapy, and other ancillary services to acute care and custodial patients. The majority of skilled nursing facilities service fees are paid by Medicare and Medicaid, and each program has its own facility certification requirements. In 2006, most skilled nursing facilities, constituting approximately 87.7% of all skilled nursing facility beds, were certified by both Medicare and Medicaid. Unless otherwise noted, all statistics cited within the caption entitled "The Long Term Care Industry" are derived from the CMS Nursing Home Data Compendium, 2006 Edition.

        The percentage of people residing in skilled nursing facilities increases dramatically with age, with most residents age 65 and older, and the percentage of each age group increases with age. In 2005, persons residing in skilled nursing facilities constituted 1.1% of the entire U.S. population, 7.4% of the population age 65 or over and 23.4% of the population age 85 and over.

        In 2005, there were more than 16,000 skilled nursing facilities in the U.S., of which approximately 10,700 were operated for-profit, approximately 4,500 were operated by not-for-profit organizations, and approximately 1,000 were operated by government agencies. The majority of these facilities had fewer than 200 beds, as shown in the table below:

Number of Beds per Facility	Number of Skilled Nursing Facilities as of 2005
Fewer than 50	2,448
50 to 99	5,940
100 to 199	6,820
200 or more	1,051
Total	16,259

        The number of skilled nursing facilities varies significantly by state, with California having most at 1,228 facilities and Alaska having the fewest at 15 facilities as of 2005. There are approximately 117,000 skilled nursing beds operating out of 662 facilities and 35,000 assisted living beds in New York State according to the New York State Department of Health and the Urban Institute. Additionally, New York State Department of Health data shows that there are 40,033 adult care facility beds in New York State operating out of 580 facilities.

        Since the passage of the Balanced Budget Act of 1997 the long-term care industry has experienced significant change, including the bankruptcies of some of the largest publicly held nursing home chains and asset sales and restructurings by other nursing home operators. As a result of these and other changes the long-term care industry has become more fragmented with the emergence of new operators and independent companies.

        Growth in nursing home occupancy is expected to continue to follow demographic trends. According to the U.S. Census Bureau there were approximately 30.8 million people aged 65 to 84 and 4.3 million people over age 85 in 2000 and these categories are expected to increase by 2020 to 47.4 million and 7.3 million, respectively. U.S. population groups over age 64 are expected to grow rapidly during the period from 2000 to 2020, with the number of persons in the 65 to 84 age group increasing by 53.9% and the number of persons over 84 increasing by 70.4%, as compared with a 19.0% growth in the overall population during the same period.

Institutional Pharmacy Industry Overview

        Institutional pharmacies such as Chem Rx purchase prescription and nonprescription pharmaceuticals and other medical supplies from wholesale distributors and manufacturers, and repackage and distribute these products to residents of skilled nursing facilities and other institutional healthcare settings. Unlike hospitals, most long-term care facilities do not have on-site pharmacies to dispense prescription drugs, but depend instead on institutional pharmacies to provide the necessary pharmacy products and services and to play an integral role in monitoring patient medication. In addition to providing pharmaceuticals, institutional pharmacies often provide pharmacy consulting services, which include monitoring the control, distribution and administration of drugs within the facility and assisting with regulatory compliance, therapeutic monitoring and drug utilization review.

        The U.S. market for pharmacy services in long-term care and assisted living facilities was estimated to be approximately $10.5 billion in 2002, and is projected to grow to nearly $57 billion by 2020. Chem Rx believes that the size of this market is affected by factors such as demographic trends and the acuity level of patients in long-term care facilities. According to the Henry J. Kaiser Family Foundation, 42.1 million Medicare beneficiaries (a category that includes all people over 65) spent $120.6 billion on pharmaceuticals in 2005. It is estimated that there will be an additional 1.0 million Medicare beneficiaries in 2006. Furthermore, the Department of Health and Human Services (HHS) projects U.S. prescription drug spending to increase from $200.7 billion in 2005 to $497.5 billion in 2016 (i.e. a 148% increase in 11 years).

        Contrary to the fragmentation that took place in the long-term care living industry, the institutional pharmacy market has undergone consolidation since the early 1990's through mergers of existing competitors and divestitures of captive institutional pharmacies that had been owned and operated by healthcare facilities. Today, the three largest operators, Omnicare, PharMerica (a subsidiary of AmerisourceBergen), and Kindred Pharmacy Services, provide services to healthcare facilities all over the United States and Canada. AmerisourceBergen and Kindred Healthcare have recently announced plans to spin-off and merge the PharMerica and Kindred Pharmacy Services business into a new publicly-held corporation. The combined entity will be known as Pharmerica Corporation.

        Omnicare provides professional pharmacy services to skilled nursing facilities and assisted living communities in 47 states and provinces in the United States and Canada. PharMerica Corporation would operate more than 120 institutional pharmacies in over 40 states that serve approximately 330,000 licensed beds for patients and residents of long-term care facilities that are managed by some of the 2,449,000 skilled nurses in the U.S., with the remaining beds served by local and regional players, as well as pharmacies that operate as captives of nursing home operators.

        Chem Rx believes that the following industry factors create the opportunity for growth in the institutional pharmacy industry.

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  Increasing Pharmaceutical Costs.    Pharmaceutical costs have grown from 5.8% of total healthcare expenditures in 1994 to nearly 11.0% in 2003. This percentage is expected to increase to approximately 14.5% in 2012 according to U.S. Centers for Medicare & Medicaid estimates. In addition, the overall $150 billion pharmaceutical industry is growing at an estimated 15% per annum. Chem Rx believes these growth trends result from multiple factors, including an aging population, the introduction of new products, greater number of available treatments, the growing use of generic drugs, greater reliance on pharmaceuticals to manage chronic conditions and reduce hospital stays, higher price of newer drugs, inflation, and direct to consumer advertising.

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  Aging Population.    It is estimated that an additional 10 million people in the U.S. will turn 50 in the next four years, resulting in 85 million citizens 50 or older. This age bracket accounts for 75% of drug prescriptions, 65% of hospital stays and 42% of doctor visits. In addition, the number of people 65 and older is expected to grow to 40 million by 2010 and 70 million by 2030. The elderly use about four times as many prescription products as the rest of the population.

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  Increased Development of Biotechnology and Pharmaceutical Drugs.    Drug companies have increased the rate of development of biotechnology and other drugs for treatment of diseases. According to Pharmaceutical Research and Manufacturers of America (PhRMA), as of August of 2006, there are over 2,000 new drugs being researched and developed. These include drugs for the treatment of aged and chronic diseases such as Alzheimer's, heart disease, cancer, diabetes, and stroke. New drugs result in higher volumes of prescriptions and higher prices. According to PhRMA, as of August of 2006 there are 125 biotechnology drugs approved and there are over 400 products in development for more than 100 diseases.

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  Increased Utilization of Generic Drugs.    The use of generic drugs has increased as patents expire for popular drugs such as Prozac and Mevacor. Over the next two years, patents will expire on 75 brand name drugs launched during the 1990s. While generic drugs generate lower revenue than higher priced branded drugs, generics tend to have increased utilization due to the greater affordability.

Competition

        The institutional pharmacy business is highly competitive, with numerous providers in every geographic area of the United States. Chem Rx believes that it competes on the basis of quality, price, terms and overall cost-effectiveness, as well as clinical expertise, technology and, increasingly, professional support and customer services. In the geographic regions Chem Rx serves, Chem Rx competes with local, regional and national institutional pharmacy providers, pharmacies owned by long-term care facilities and numerous retail pharmacies. Several of these competitors have substantially greater financial and other resources available than Chem Rx. The principal national competitors are Omnicare, Inc., AmerisourceBergen and Kindred Healthcare, all of which compete within certain of the market areas served by Chem Rx. Chem Rx's principal competitor in the New York City metropolitan area is Omnicare, Inc. Chem Rx also competes with smaller regional and local competitors in every market in which it operates. Chem Rx expects to face increased competition in all of the markets it serves if the proposed spin-off and related merger of Kindred Healthcare and AmerisourceBergen is consummated.

Government Regulation

        Chem Rx and its healthcare institution customers are subject to extensive federal, state and local regulations relating to licenses, personnel qualifications, day-to-day operations, reimbursement, recordkeeping and the confidentiality of health-related information. Financial arrangements between healthcare providers are subject to further regulation by federal and state laws, including the federal anti-kickback statutes and the federal and state physician self-referral statutes.

        Licensure, Certification and Regulation.    A pharmacy generally requires a license from the state board of pharmacy for each state in which it operates. Many states also regulate out-of-state pharmacies that deliver prescription products within their states. Chem Rx maintains state pharmacy licenses in New York, New Jersey and Pennsylvania, the states where it currently conducts its business, and is subject to the laws and regulations of those states pertaining to the practice of the profession of pharmacy. Chem Rx's pharmacy operations are also registered with federal and state authorities responsible for the regulation of controlled substances. Pharmacists and other healthcare professionals who provide services on behalf of Chem Rx maintain required professional licenses, are subject to state regulation regarding professional standards of conduct, and are required to satisfy continuing education requirements.

        State laws and regulations governing the practice of pharmacy include standards for storage of drugs; handling, compounding, labeling and dispensing of prescriptions; maintenance of records; repackaging of drugs; processing of returns; transfers of prescriptions to other pharmacies; and advertising to the public. Institutional pharmacies are also subject to specific regulations pertaining to off-premises delivery of prescriptions.

        In addition to state regulators, the U.S. Food and Drug Administration ("FDA") regulates the distribution of pharmaceutical products under the Federal Food, Drug, and Cosmetic Act and other laws, and the Drug Enforcement Administration ("DEA") regulates the handling and distribution of controlled substances under the Controlled Substances Act. Chem Rx is required to register with the DEA, maintain records, file reports of inventories and transactions, file reports of losses and thefts, and maintain adequate security measures with respect to its controlled substances (including physical security measures, employee background checks, and customer identification checks). In addition, Chem Rx is required to comply with the Prescription Drug Marketing Act and FDA regulations with respect to the transfer and shipment of pharmaceuticals.

        Federal and state laws also regulate the operations of Chem Rx in connection with the repackaging of drugs for distribution. As a drug repackager, Chem Rx is required to register with the FDA as a manufacturing establishment, and with applicable states as a drug wholesaler. By virtue of its registration as a manufacturing establishment, Chem Rx must maintain its facilities in accordance with current good manufacturing practices ("cGMPs") and is subject to FDA inspection for compliance with cGMPs, as well as state inspection.

        The FDA, the DEA and state regulatory authorities have broad enforcement powers, including the ability to seize or recall products, seek court-ordered injunctions and impose significant criminal, civil and administrative sanctions for violations of these laws and regulations.

        Laws Affecting Referrals and Business Practices.    Chem Rx is subject to federal and state laws that govern arrangements between healthcare providers. These laws prohibit fee-splitting arrangements and other payments for or to encourage the referral of patients or the recommendation of a healthcare provider. These laws include:

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  the federal "anti-kickback" statute, which prohibits knowingly or willfully soliciting, receiving, offering or paying remuneration "including any kickback, bribe or rebate" directly or indirectly in return for or to induce the referral of an individual for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under Medicare, Medicaid or other federal healthcare programs; and

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  the federal "Stark laws" which generally prohibit the referral of patients who are covered under Medicare, Medicaid or other federal healthcare programs for certain health services to an entity with which the referring physician has an ownership interest or financial relationship.

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  the New York State Health Care Practitioner Referrals statute is similar to the Stark laws but applies to referrals of all patients in New York, irrespective of whether payment is made under a federal healthcare program.

        Violations of these laws may result in fines, imprisonment, denial of payment for services, and exclusion from the federal programs and/or other state-funded programs.

        Other provisions in the Social Security Act and in other federal and state laws authorize the imposition of penalties, including criminal and civil fines and exclusions from participation in Medicare, Medicaid and other federal healthcare programs, for false claims, improper billing and other offenses. These laws include the federal False Claims Act, under which private parties have the right to bring "qui tam" whistleblower lawsuits against companies that submit false claims for payments to the government. Some states have adopted similar state whistleblower and false claims provisions.

        Federal prosecutors and a number of states have undertaken investigations and enforcement actions involving various pharmaceutical sales and marketing programs, including programs containing incentives to pharmacists to dispense particular products. These enforcement investigations and actions have arisen under the federal and state laws described above, as well as under state consumer protection laws, which generally prohibit false advertising and deceptive trade practices.

        State Laws Affecting Access to Services.    Some states have enacted "freedom of choice" or "any willing provider" requirements as part of their state Medicaid programs or in separate legislation. These laws may preclude a facility from requiring its patients to purchase pharmacy or other ancillary medical services or supplies from particular providers that deal with the facility.

        Health Insurance Portability and Accountability Act.    The administrative simplification provisions of the federal Health Insurance Portability and Accountability Act of 1996 ("HIPAA") gave rise to regulations that specify transactions, privacy and security standards that apply to covered entities (health plans, health care clearinghouses and most health care providers).

        The HIPAA transactions regulations establish standardized formats that must be used when engaging electronically in specified health care related transactions (e.g., health care claims and determinations of eligibility for coverage).

        The HIPAA privacy regulations generally apply to individually identifiable information regarding an individual's past, present or future physical or mental health or condition, or healthcare or payment for the individual's healthcare, and transmitted or maintained in any form or medium (Protected Health Information or PHI). The privacy regulations seek to limit the use and disclosure of PHI and provide individuals with rights to access, amend, and obtain accountings of disclosures of their PHI. HIPAA provides for the imposition of civil or criminal penalties if PHI is used or disclosed improperly and civil penalties for failure to comply with certain product requirements.

        HIPAA's security regulations require Chem Rx to ensure the confidentiality, integrity and availability of all PHI in electronic form protected health information that it creates, receives, maintains or transmits. Chem Rx must also protect against reasonably anticipated threats or hazards to the security of such information and the unauthorized use or disclosure of such information.

        HIPAA also provides for unique health identifiers for various participants in the health care system. As required by regulation, in May 2007 Chem Rx began to use a national provider identifier when making claims and engaging in other HIPAA standardized transactions.

        The HIPAA privacy regulations do not preempt state privacy laws and other state privacy or health information requirements that provide greater privacy protections, and Chem Rx is subject to such state laws.

        Reimbursement.    Chem Rx receives payment for its pharmacy and other services from third party payors, including Medicare and Medicaid, and non-government sources such as commercial insurance companies, health maintenance organizations, preferred provider organizations and contracted providers. Prior to 2006, Chem Rx derived the largest portion of its revenues from skilled nursing facilities for residents covered by state Medicaid programs and Medicare Part A. The balance of revenues was derived from private pay sources, insurance companies and other payors (including managed care organizations). As of January 1, 2006, Medicare Part D covers prescription drug costs for many institutional residents and patients who previously were covered by Medicaid. As a result, after 2005 the percentage of revenues derived by Chem Rx from State Medicaid programs substantially decreased.

        The healthcare industry is experiencing the effects of cost-containment efforts by federal and state governments and other third party payors, including utilization controls and negotiated payment schedules at reduced rates with providers. Recent federal legislation continues to focus on reducing Medicare and Medicaid program expenditures. The Deficit Reduction Act of 2005 was intended to reduce net Medicare and Medicaid spending by approximately $11 billion over the four to five years following its passage. Further, the Tax Relief and Health Care Act of 2006 modified several Medicaid policies, including, among other things, reducing the limit on Medicaid provider taxes from the current six percent (6%) to five-and-a-half percent (5 1/2%) from January 1, 2008 through September 30, 2010. Chem Rx bills prescription drugs, OTC drugs, medical supplies, durable medical equipment, infusion drug therapy and any other items ordered by the facility customers. Billing is a complicated process, as each prescription can have multiple payors that are billed differently depending upon the type of facility in which the patient resides. Other challenges include the fact that any given patient's payor can change from day to day depending on patient states and also that exact payor information may not be available at the time the prescription is filled and delivered. Chem Rx uses both electronic billing systems and paper billing to manage this complex process. When an order is received it is automatically cross-referenced with the patient's record in Chem Rx's database. It is thereby determined if the payor will be one of the prescription drug payor plans, Medicaid, the facility or another third party. Chem Rx has negotiated rates with each facility and third parties as well as with prescription drug payor plans, through contracts it has with MHA Long Term Care Network, Inc. (MHA). MHA contracts with prescription drug payor plans on behalf of its constituents. Rates for particular prescriptions are based on payor formularies.

        The proposed federal budget for fiscal year 2008 includes proposals that would reduce Medicare and Medicaid spending over the next five years, provide no annual update for skilled nursing facilities in 2008 and a 0.65% reduction annually thereafter, move toward site-neutral post-hospital payments to limit perceived inappropriate incentives for five conditions commonly treated in both skilled nursing facilities and inpatient rehabilitation facilities, and phase out bad-debt reimbursements for unpaid beneficiary cost sharing. Most of these proposals would require congressional action. It is difficult to predict whether Congress will act on any of these proposals, and there is no assurance that Congress would not adopt even more drastic spending reductions in budget areas affecting Chem Rx's institutional pharmacy business.

        Medicaid.    The Medicaid program is a cooperative federal-state program that provides medical assistance to aged, blind or disabled individuals or members of families with dependent children and limited financial resources. Although states have authority under Medicaid to limit or specify conditions for the coverage of particular drugs, federal Medicaid law establishes standards affecting pharmacy practice and imposes certain requirements relating to reimbursement for outpatient prescription drugs furnished to Medicaid patients. Among other things, federal regulations establish "upper limits" on payment levels. Legislation passed by Congress in February 2006 changed the calculation of these so-called upper limits (see below). In addition to requirements imposed by federal law, states have substantial discretion to determine administrative, coverage, eligibility and payment policies under their state Medicaid programs that may affect Chem Rx's operations.

        Medicare.    The Medicare program is a federally funded and administered health insurance program for individuals who are over age 65 or disabled. The Medicare program historically consisted of three parts:

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  Medicare Part A, which covers inpatient hospital, skilled nursing facilities, home healthcare and certain other types of healthcare services;

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  Medicare Part B, which covers physicians' services, outpatient services and certain items and services provided by medical suppliers; and

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  Medicare Part C, which is a managed care option for beneficiaries who are entitled to Medicare Part A and enrolled in Medicare Part B.

        In December 2003, Congress enacted the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 ("MMA"), which provided a major expansion of the Medicare program with the addition of a prescription drug benefit under the new Medicare Part D. Medicare Part D provides coverage for prescription drugs that are not otherwise covered under Medicare Part A or Part B for those beneficiaries that enroll.

        Medicare Part A provides reimbursement for extended care services to patients in skilled nursing facilities. The Balanced Budget Act of 1997 established a prospective payment system, or PPS, for Medicare patients in skilled nursing facilities. Under PPS, Medicare pays a federal daily rate for virtually all covered skilled nursing facility services and certain covered pharmaceuticals. Under PPS, Chem Rx's skilled nursing facility customers are not able to pass through to Medicare their costs for certain products and services provided by Chem Rx. Instead, Medicare provides such customers a federal daily rate to cover the costs of all covered goods and services provided to Medicare patients, which may include certain pharmaceutical and other goods and services provided by Chem Rx. Because Medicare reimbursement is limited by PPS, nursing facility customers have an increased incentive to negotiate with Chem Rx to minimize the costs of providing goods and services to patients covered under Medicare Part A. Chem Rx bills skilled nursing facilities based upon a negotiated fee schedule.

        Medicare Part D.    On January 1, 2006, the Medicare Part D prescription drug benefit went into effect. Under Medicare Part D, Medicare covers most outpatient drug expenses for Medicare beneficiaries who are also entitled to benefits under a state Medicaid program (so-called "dual eligibles"). Most of the nursing center residents Chem Rx's pharmacies serve are dual eligibles whose drug costs were previously covered by state Medicaid programs and who now qualify for the new Medicare drug benefit. Accordingly, since January 1, 2006, Medicaid and skilled nursing facilities that act as primary payors for residents covered by state Medicaid programs are no longer a primary payor for the pharmacy services provided to these residents. Medicare beneficiaries who choose to participate in Medicare Part D select from a range of Part D Plans. Medicare beneficiaries generally have to pay a premium to enroll in a Part D Plan, with the premium amount varying from plan to plan. The Centers for Medicare & Medicaid Services ("CMS") provides various federal subsidies to Part D Plans to reduce the cost to qualifying beneficiaries.

        Part D Plans are required to make available certain drugs on their formularies. Dually eligible residents in nursing facilities generally are entitled to have their prescription drug costs covered by a Part D Plan, provided such drugs are either on the Part D Plan's formulary or an exception to the Plan's formulary is granted. CMS reviews the formularies of Part D Plans and requires these formularies to include the types of drugs most commonly used by Medicare beneficiaries. CMS also reviews the formulary exceptions criteria of the Part D Plans that provide for coverage of drugs determined by the Part D Plan to be medically appropriate for the enrollee.

        Pursuant to the Part D final rule, effective January 1, 2006, Chem Rx obtains reimbursement for drugs it provides to enrollees of a given Part D Plan in accordance with the terms of agreements negotiated between it and that Part D Plan. Accordingly, Medicare Part D could negatively impact the pricing of Chem Rx's services. Moreover, Medicare Part D may continue to result in reimbursement delays and increased administrative costs as Chem Rx attempts to properly bill and collect patients' payments from various Part D Plans.

        Medicare Part D does not alter federal reimbursement for residents of nursing facilities whose stay at the nursing facility is covered under Medicare Part A. Chem Rx continues to receive reimbursement for drugs provided to such residents from the skilled nursing facilities, in accordance with the terms of the agreements it has negotiated with each facility. Chem Rx also continues to receive reimbursement from the state Medicaid programs, albeit to a greatly reduced extent, for those Medicaid beneficiaries not eligible for the Part D program, including those under age 65, and for certain drugs specifically excluded from Medicare Part D.

        Rebates, discounts and other price concessions from pharmaceutical manufacturers.    Chem Rx receives rebates from pharmaceutical manufacturers for undertaking certain activities that the manufacturers believe may increase the likelihood that Chem Rx will dispense their products. CMS continues to question whether institutional pharmacies should be permitted to receive these access/performance rebates from manufacturers with respect to prescriptions covered under Medicare Part D, but has not prohibited the receipt of such rebates. CMS has indicated that for 2007 it is requiring Part D Plan sponsors to have policies and systems in place as part of their drug utilization management programs to protect beneficiaries and reduce costs when long-term care pharmacies receive incentives to move market share through access/performance rebates. In recent guidance issued to Part D Plan sponsors, effective for 2007, CMS instructed Part D Plan sponsors to obtain full disclosure from long-term care pharmacies of all discounts, rebates or other remuneration that such pharmacies receive from manufacturers and has issued guidelines on the information required. CMS has also issued draft reporting requirements for 2008 that would, among other things, require disclosure of non-rebate discounts and price concessions provided to long-term care pharmacies.

        Change of federal upper limit for reimbursement under Medicaid.    The reimbursement rates for pharmacy services under Medicaid are determined on a state-by-state basis subject to review by CMS and applicable federal law. Although Medicaid programs vary from state to state, they generally provide for the payment of certain pharmacy services, up to established limits, at rates determined in accordance with each state's regulations. The federal Medicaid statute specifies a variety of requirements that a state plan must meet, including requirements related to eligibility, coverage for services, payment and admissions. For residents who are eligible for Medicaid only, and are not dual eligibles covered under Medicare Part D, Chem Rx bills the individual state Medicaid program or in certain circumstances the state's designated managed care or other similar organization. In New York, facilities are responsible for the payment of the pharmacy bill for their Medicare Part A residents and for their residents who are eligible for Medicaid only, and are not dual eligibles, except for certain pass-through drugs for which Chem Rx bills Medicaid directly. The facilities in turn bill Medicaid for reimbursement of their residents' pharmacy cost. Federal regulations and the regulations of certain states establish "upper limits" for reimbursement of certain prescription drugs under Medicaid. In most states, pharmacy services are priced at the lower of "usual and customary" charges or cost, with "cost" generally defined as a function of average wholesale price and may include a profit percentage plus a dispensing fee. Most states establish a fixed dispensing fee per prescription that is adjusted to reflect associated cost. Over the last several years, state Medicaid programs have lowered reimbursement through a variety of mechanisms, principally reductions in the discount to average wholesale price levels, expansion of the number of medications subject to federal upper limit pricing and general reductions in contract payment methodology to pharmacies.

        Further, effective January 1, 2007, the Deficit Reduction Act changed the federal upper limit from 150 percent of the lowest published price for a drug (which is usually the average wholesale price) to 250 percent of the lowest average manufacturer price, or AMP. In addition, on December 22, 2006, CMS issued a proposed rule to establish a new calculation for AMP. The DRA requires a final Medicaid drug payment rule by July 1, 2007. Moreover, the proposed fiscal year 2008 budget would further reduce the federal upper limit reimbursement for multiple source drugs to 150 percent of the AMP of the lowest priced drug in the group, and allow states to use private sector formulary management techniques to leverage greater discounts through negotiations with drug manufacturers.

        Average wholesale price, or AWP, is a pricing benchmark published by First DataBank, Inc. AWP is widely used to calculate a portion of the Medicaid and Medicare Part D drug reimbursements payable to pharmacy providers. First DataBank recently agreed to a proposed settlement of a legal proceeding that would require it to stop publishing AWP two years after the settlement becomes effective unless a competitor is publishing AWP at that time.

Environmental Matters

        Chem Rx believes it has complied in all material respects with applicable environmental laws and that no material capital expenditures for environmental control facilities will be required by it. While Chem Rx cannot predict the effect that any future legislation, regulations or interpretations may have upon its operations, Chem Rx does not anticipate any changes regarding environmental laws that would have a material adverse impact on it.

Legal Proceedings

        Chem Rx is involved in litigation from time to time in the ordinary course of business. Chem Rx's management currently is not aware of any pending or threatened litigation that would be likely to have a material adverse effect on its financial condition or operations.

Employees

        At May 31, 2007, Chem Rx employed approximately 770 persons, the majority of whom are located at the Long Beach, New York facility.

        A majority of certain of Chem Rx's operations employees recently voted to be represented by Local 348-S of the United Food and Commercial Workers Union in contract negotiations with Chem Rx. As a result of this vote, there are approximately 250 operations employees who will be represented by Local 348-S, including pharmacists, computer operators, technicians and medical records personnel, and excluding executives, drivers, and accounting, billing and information technology staff. Chem Rx is currently in the process of negotiating the terms of the contract with Local 348-S, and Chem Rx does not expect to be required to contribute to any multiemployer plan or multiemployer welfare arrangement as such are defined under ERISA. A majority of Chem Rx's drivers recently voted to be represented by Local 91 of the United Craft & Industrial Workers Union in contract negotiations with Chem Rx. As a result of this vote, there are approximately 50 employees who will be represented by Local 91. Chem Rx is currently in the process of negotiating the terms of the contract with Local 91, and Chem Rx does not expect to be required to contribute to any multiemployer plan or multiemployer welfare arrangement as such are defined under ERISA.

Facilities

        Chem Rx's headquarters and principal pharmacy facility are located in approximately 75,000 square feet of space in Long Beach, New York. The building is owned by an affiliate of Chem Rx and is leased for $125,000 per month through December 2009, increasing to $150,000 per month through December 2012, $175,000 per month through December 2015, $200,000 per month through December 2018, and $225,000 per month through December 2020. Chem Rx leases pharmacy operations facilities in South Plainfield, New Jersey and Sciota, Pennsylvania consisting of 8,500 square feet and 10,000 square feet, respectively. Chem Rx uses a 10,142-square-foot pharmacy operations facility in Deerfield Beach, Florida. These premises are leased by Chem Rx for a rental rate of $11,600 per month increasing each year of the lease to $14,000 per month by the final year of the lease.

CHEM RX'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following information should be read in conjunction with the financial statements and related notes thereto of Chem Rx included elsewhere in this proxy statement. The following discussion may contain forward-looking statements that reflect the plans, estimates and beliefs of Paramount and Chem Rx. The actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this proxy, particularly in "Risk Factors" and "Forward-Looking Statements."

Business and Organizational Structure

        The following discussion reflects the historical results of Chem Rx and may not be indicative of its future performance or reflect what its financial condition and results of operations would have been had it operated as a single company. For information about the significant accounting policies of Chem Rx, see the discussion under the caption "Chem Rx's Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies" and Note 2 to the Chem Rx financial statements as of December 31, 2006 and for the year then ended included elsewhere in this proxy statement.

        Chem Rx provides pharmacy services to residents of skilled nursing facilities, assisted living facilities, residential living facilities and other long-term healthcare institutions. From its inception until August 2006, Chem Rx serviced facilities only in the New York City metropolitan and Long Island areas, and conducted all of its operations from leased facilities at various locations on Long Island, New York, including, since 2001, from its current facility in Long Beach, New York. In August 2006, Chem Rx shareholders formed Chem Rx New Jersey, LLC which provides institutional pharmacy services to the New Jersey market through a leased facility located in South Plainfield, New Jersey. The financial statements of Chem Rx New Jersey, LLC are combined with those of Chem Rx. Promptly after the closing of the Transaction, Chem Rx New Jersey, LLC will become a wholly owned subsidiary of Chem Rx. In January 2007, Chem Rx acquired substantially all of the assets of Salerno's Pharmacy LLC through a newly organized subsidiary Chem Rx/Salernos LLC. This entity provides institutional pharmacy services to the eastern Pennsylvania market from a leased facility located in Sciota, Pennsylvania.

Industry, Sources of Revenue and Purchasing

        Competition in the institutional pharmacy services industry is intense and can impact Chem Rx's financial results. Chem Rx competes against national, regional and local institutional pharmacies as well as local retail pharmacies. These competitors provide services comparable to those of Chem Rx and may have greater financial and other resources than Chem Rx and Paramount together. The consolidation of institutional pharmacies as well as consolidation among long-term care providers may impact the institutional pharmacy market.

        The implementation of Medicare Part D on January 1, 2006 significantly altered the provision of pharmaceutical services to residents of long-term care facilities. Medicare Part D requires eligible individuals to choose a specific prescription drug plan to receive drug coverage. There are numerous approved prescription drug plans, and each plan has a unique formulary for its individual members. Institutional pharmacies must negotiate a service agreement with each prescription drug plan and follow that plan's formulary and reimbursement and administrative processes in providing pharmaceutical services to long-term care facility residents who are members of the plan. Compliance with separate requirements of prescription drug plans may result in increased administrative costs.

Chem Rx has entered into agreements with substantially all of the benchmark prescription drug plans via a group purchasing organization.

        The implementation of Medicare Part D has changed the mix of payment sources in the institutional pharmacy business. Prior to implementation of Part D, institutional pharmacies received payments for products and services from Medicaid, long-term care facilities and third party payors such as insurance companies and health maintenance organizations. Since implementation of Part D, Chem Rx receives a substantial portion of its reimbursements from prescription drug plans (who in turn receive their reimbursements from CMS), with the result that direct reimbursements from long-term care facilities have been substantially reduced.

        Chem Rx receives rebates from certain manufacturers of pharmaceutical products via agreements negotiated through a group purchasing organization or directly by Chem Rx. Rebates for brand name products are generally based upon achieving a defined market share tier within a therapeutic class. Rebates for generic products are more likely to be based upon achieving stated volume requirements. Chem Rx has experienced a reduction in rebates from manufacturers due to a decline of such rebates offered to the marketplace. Chem Rx believes that since Part D implementation, manufacturers may be focusing rebates to a greater extent on prescription drug plans. In addition, CMS continues to question whether institutional pharmacies should be permitted to receive access / performance rebates from manufacturers with respect to prescriptions covered under Medicare Part D.

        From time to time Chem Rx receives discounts for bulk purchases of certain products. These discounts vary from period to period depending on how extensively Chem Rx avails itself of discount offers made by wholesalers.

Results of Operations

  Year ended December 31, 2006 compared with year ended December 31, 2005

        Net sales were $261.6 million for the year ended December 31, 2006 as compared to $208.7 million for the year ended December 31, 2005, an increase of $52.9 million (25.3%). The increase in net sales is attributable to an increase in the number of beds serviced, an increase in the average number of medications prescribed per resident, an increase in the average revenue generated per prescription, resulting from physicians prescribing higher priced branded drugs and general inflationary trends in the industry, and the introduction of Medicare Part D which in part eliminated credits issued for returned product for which the company had received payment from prescription drug plans.

        Gross profit was $67.3 million for the year ended December 31, 2006 as compared to $54.7 million for the year ended December 31, 2005, an increase of $12.6 million (23.0%). This increase was attributable to the increase in net sales, offset in part by sales discounts provided to long-term care facilities in response to increased levels of competition in the markets serviced by Chem Rx. Gross profit percentage was 25.7% for the year ended December 31, 2006 as compared to 26.2% for the year ended December 31, 2005. This decrease was principally attributable to a greater degree of sales discounts provided to long-term care facilities in response to increased levels of competition in the markets serviced by Chem Rx, a reduction in rebates received from product manufacturers and a reduction of bulk-purchase inventory discounts.

        Selling, general and administrative expenses were $47.5 million for the year ended December 31, 2006 as compared to $37.7 million for the year ended December 31, 2005, an increase of $9.8 million (26.0%). This increase was attributable to the introduction of activities of Chem Rx NJ which commenced operations during August 2006, the introduction of Medicare D in January 2006 which required Chem Rx to incur costs to change its billing and invoicing procedures, recognition of additional allowances for doubtful accounts and an increase in variable expenses associated with the growth in net sales. Chem Rx's increase in selling, general and administrative expenses include an increase in payroll and related costs of $4.9 million, an increase in allowances for doubtful accounts of $1.9 million, an increase in outside service center costs incurred to administer and reconcile billings to and collections from third party payors of $0.4 million, an increase in delivery expenses of $0.3 million and an increase in rent related expenses of $0.1 million.

        Other income (expenses) were $9.3 million for the year ended December 31, 2006 as compared to $(0.5) million for the year ended December 31, 2005, an increase in other income of $9.8 million (1,960%). This increase was primarily due to key man life insurance for approximately $10.0 million on the death of a stockholder of Chem Rx, net of an increase in interest expense on Chem Rx's credit facility of $0.4 million. The key man insurance was directly paid by the insurance company to the stockholder's estate.

  Year ended December 31, 2005 compared with year ended December 31, 2004

        Net sales were $208.7 million for the year ended December 31, 2005 as compared to $187.2 million for the year ended December 31, 2004, an increase of $21.5 million (11.5%). The increase in net sales is attributable to an increase in the number of beds serviced, an increase in the average number of medications prescribed per resident and an increase in the average revenue generated per prescription, resulting from physicians prescribing higher priced branded drugs and general inflationary trends in the industry.

        Gross profit was $54.7 million for the year ended December 31, 2005 as compared to $58.0 million for the year ended December 31, 2004, a decrease of $3.3 million (5.7%). The decrease was primarily attributable to an increase in sales discounts provided to long-term care facilities in response to increased levels of competition in the markets serviced by Chem Rx, a reduction in rebates received from product manufacturers and a reduction of bulk-purchase inventory discounts. Gross profit percentage was approximately 26.2% for the year ended December 31, 2005 as compared to approximately 31.0% for the year ended December 31, 2004. This decrease was principally attributable to sales discounts provided to long-term care facilities in response to increased levels of competition in the markets serviced by Chem Rx, a reduction in rebates received from product manufacturers and a reduction of bulk-purchase inventory discounts.

        Selling, general and administrative expenses were $37.7 million for the year ended December 31, 2005 as compared to $39.2 million for the year ended December 31, 2004, a decrease of $1.5 million (3.8%). The decrease was primarily related to a decrease in allowances for doubtful accounts of $3.8 million, net of an increase in payroll and related costs of $2.7 million and a decrease in rent related expenses of $0.2 million.

        Other expenses for the year ended December 31, 2006 were $0.5 million compared to a negligible amount for the year ended December 31, 2004. The increase was primarily due to the increase in the interest expense on our credit facility.

  Three months ended March 31, 2007 compared with three months ended March 31, 2006

        Net sales were $72.8 million for the three months ended March 31, 2007 as compared to $62.6 million for the three months March 31, 2006, an increase of $10.2 million (16.3%). The sales increase was due to Chem Rx's expansion of its operations into the states of New Jersey and Pennsylvania and the resulting increase in the number of beds serviced to those facilities in those states, an increase in the number of beds serviced in New York State, and an increase in the average number of medications prescribed per resident and an increase in the average revenue generated per prescription, resulting from physicians prescribing higher priced branded drugs and general inflationary trends in the industry. Gross profit was $19.2 million for the three months ended March 31, 2007 as compared to $16.4 million for the three months ended March 31, 2006, an increase of $2.8 million (17.0%). This increase was primarily attributable to the increase in net sales. Gross profit percentage was 26.3% for the three months ended March 31, 2007 which is comparable to the gross profit percentage of 26.2% for the three months ended March 31, 2006.

        Selling, general and administrative expenses were $14.1 million for the three months ended March 31, 2007 as compared to $11.3 million for the three months ended March 31, 2006, an increase of $2.8 million (24.8%). This increase was primarily attributable to the expansion of Chem Rx's operations into the states of New Jersey and Pennsylvania as well as the increase in Chem Rx sales plus additional sales related to customer acquisitions. Specific cost increases associated with the sales increase were an increase in payroll and related costs of $2.2 million, an increase in rent related expenses of $0.2 million and an increase in shipping and delivery of $0.4 million. This was offset in part by a decrease in bad debt expense of $0.4 million.

        Other income (expenses) was $(0.4) million for the three months ended March 31, 2007 as compared to $9.9 million for the three months ended March 31, 2006, a decrease of other income of $10.3 million (104.0%). This decrease was primarily the payment of key man life insurance for $10.0 million on the death of a stockholder net of an increase in interest expense on our credit facility and loans from a member of Chem Rx of $0.3 million.

Liquidity and Capital Resources

  December 31, 2006 as compared to December 31, 2005

        Net cash provided by operating activities was $7.1 million for the year ended December 31, 2006. Significant items contributing to cash provided by operating activities include net income of $27.5 million, reductions attributable to the $10.0 million key man life insurance proceeds on the death of a stockholder, increases in account receivable of $12.4 million, inventory of $5.7 million and prepaids and deposits of $0.5 million, and increases attributable to non-cash items of $5.4 million and a net increase in accounts payable, accrued expenses and other current liabilities of $2.7 million.

        Net cash used in investing activities for the year ended December 31, 2006 amounted to $3.8 million, which includes capital expenditures ($2.4 million) and purchases of customer lists ($1.5 million) to further the expansion of Chem Rx's customer base.

        Net cash used in financing activities for the year ended December 31, 2006 amounted to $2.7 million, which consisted principally of the purchase of treasury stock upon the death of a stockholder for $8.0 million and distributions to minority interests of $840,000, offset in part by bank loans of $11.0 million and loans from a member of $4.9 million.

  December 31, 2005 as compared to December 31, 2004

        Net cash provided by operating activities was $17.6 million for the year ended December 31, 2005. Significant items contributing to the cash provided by operating activities included net income of $15.0 million, reductions attributable to an increase in account receivable of $12.5 million and an accounting change of $0.4 million, and increases attributable to non-cash items of $3.6 million, an increase in inventory and other assets of $4.4 million and an increase in accounts payable, accrued expenses and other current liabilities of $$7.5 million.

        Net cash used in investing activities for the year ended December 31, 2005 amounted to $0.8 million, which was used primarily for capital expenditures during the year.

        Net cash used in financing activities for the year ended December 31, 2005 amounted to $17.6 million, which included repayments of bank loans of $0.5 million, distributions to stockholders and members of $16.0 million, and distributions to minority interests of $1.0 million.

  March 31, 2007 as compared to March 31, 2006

        Net cash provided by operating activities was $4.2 million for the three months ended March 31, 2007. Significant items contributing to cash provided by operating activities included net income of $4.3 million, reductions attributable to increases in accounts receivable of $2.1 million and prepaids of $0.6 million, and increases attributable to non-cash items of $0.9 million, an increase of inventory of $0.4 million and a net increase in accounts payable, accrued expenses and other current liabilities of $1.2 million.

        Net cash used in investing activities for the three months ended March 31, 2007 amounted to $3.6 million, which included purchases of capital expenditures and customer lists of $2.1 million and a purchase of goodwill in our business acquisition in the state of Pennsylvania of $1.6 million.

        Net cash used in financing activities for the three months ended March 31, 2007 amounted to $1.2 million, which included the repayment of bank loans of $0.4 million, distributions to stockholders and members of $4.0 million and distributions to minority interests of $0.3 million, partly offset by the proceeds of bank loans of $3.1 million, of which approximately $1.6 million was used for our business acquisition in the state of Pennsylvania, and the proceeds of loans from a member of $0.5 million, which was primarily used for the expansion into the state of New Jersey.

Contractual Obligations and Commitments

        Our obligations and commitments to make future payments under contracts, such as debt and lease agreements as of March 31, 2007 are as follows:

Obligations	Total	Within 1 year	2–3 Years	4–5 Years
Operating leases	$671,399	$246,088	$319,451	$3,106,806
Loan payable—bank	20,592,564	—	20,592,564	—
Long- term debt	7,600,000	1,600,000	3,200,000	2,800,000
Loan payable—member	5,375,000	—	5,375,000	—
Mortgage Payable	2,913,469	94,472	219,382	2,599,615
Total Contractual Obligations	$39,142,402	$1,940,560	$29,695,397	$5,506,665

Critical Accounting Policies

        Chem Rx's financial statements are prepared in accordance with accounting principles generally accepted in the United States. In connection with the preparation of these financial statements, management is required to make assumptions, estimates and judgments that affect the reported amounts of assets, liabilities, stockholders' equity, revenues and expenses and the related disclosure of commitments and contingencies. On a regular basis, Chem Rx evaluates the estimates used, including those related to bad debts, contractual allowances, inventory valuation, insurance accruals, legal and regulatory contingencies and other operating allowances and accruals. Management bases its estimates on a combination of factors, including historical experience, current conditions, feedback from outside advisors where feasible and on various other assumptions that are believed to be reasonable at the time and under the current circumstances. The significant accounting policies of Chem RX are summarized in the "Summary of Significant Accounting Policies" note of the financial statements included in this proxy.

        The following critical accounting policies affect the more significant judgments and estimates used in the preparation of the financials statements of Chem RX.

        The accompanying combined financial statements include the accounts of BJK, Chem Rx NJ and 750 Park Place Realty Co., LLC, a variable interest entity under common ownership with Chem Rx. As a result of the adoption of the provisions of the Financial Accounting Standards Board ("FASB")

Interpretation No. 46, "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51", 750 Park Place has been consolidated with Chem Rx and has been combined with Chem Rx NJ. All material intercompany accounts and transactions are eliminated in combination.

Revenue Recognition

        Chem Rx recognizes revenues at the time products are delivered or services are provided. A significant portion of these revenues are billed under the federal Medicare Part D plan, state Medicaid programs and to a lesser extent long-term care facilities and third party insurance plans. A substantially majority of revenues billed to Medicare Part D plans, Medicaid programs and third party insurance plans are electronically settled at the time the prescription is dispensed and the amounts that will be reimbursed are known and reflected in Chem Rx' data base, subject to certain post-settlement adjustments which generally are immaterial. Chem Rx establishes an allowance for billing adjustments based on historical experience for claims rejected upon submission for electronic settlement or otherwise.

Allowance for Doubtful Accounts

        Collection of accounts receivable from customers is Chem Rx's primary source of operating cash flow and is critical to Chem Rx' operating performance and financial condition. Chem Rx's primary collection risk relates to billings to long-term care facilities and private pay residents. Chem Rx provides reserves for accounts receivable that could become uncollectible by establishing an allowance to reduce the carrying value of such receivables to their estimated net realizable value. Chem Rx estimates the allowance for doubtful accounts based upon a review of outstanding receivable and historical collection information by customer.

Inventories

        Inventories consist primarily of pharmaceutical and medical supplies held for sale to customers and are stated at the lower of cost (first-in, first-out) or market. There are not any significant obsolescence reserves recorded since Chem Rx has not historically experienced (nor does it expect to experience) significant levels of inventory obsolescence write-offs. Physical inventories are conducted twice per year. Cost of goods sold is recorded based on the actual results of the physical inventory counts. During periods between physical inventories trends in product costs are analyzed to assess if there has been a significant movement in the cost of products purchased that would warrant a change in the cost of sales reported.

Supplier Rebates and Discounts

        Chem Rx receives rebates and volume discounts from its suppliers either directly or though a group purchasing organization. These rebates and volume discounts are governed by contractual relationships with drug manufacturers or wholesalers and specify the conditions necessary to earn such rebates or discounts. Both discounts and rebates are accounted for as reductions in the cost of goods sold. Discounts are recognized when Chem Rx has the contractual right to the discount, while rebates are recognized when received by Chem Rx. The rebates are recognized when received due to the amount being subject to industry factors to which Chem Rx does not have sufficient information to record a reasonable estimate.

Valuation of Long-Lived Assets and Goodwill

        Chem Rx regularly reviews the carrying value of certain long-lived assets and the related identifiable intangible assets with respect to any events or circumstances that indicate an impairment or an adjustment to the amortization period is necessary. If circumstances suggest the recorded amounts cannot be recovered based upon estimated future undiscounted cash flows, the carrying values of such assets are reduced to fair value.

DIRECTORS AND EXECUTIVE OFFICERS OF
PARAMOUNT FOLLOWING THE TRANSACTION

Executive Officers and Directors

        Immediately following the closing of the Transaction, the board of directors and executive officers of Paramount will be as follows:

Name	Age	Position
Jerry Silva	73	Chief Executive Officer and Chairman of the Board
Steven Silva	42	Director, President and Chief Operating Officer
Chuck Kelly	48	Chief Financial Officer
Michael Segal	34	Vice President—New Jersey Operations
J. Jay Lobell	44	Director
David Kellman	30	Director

        Jerry Silva will be Paramount's Chairman of the board of directors and Chief Executive Officer. He currently is the President and Chief Executive Officer of Chem Rx, positions he has held since he founded Chem Rx in 1958. Mr. Silva is a member of the American Society of Consultant Pharmacists, a professional association of consultant and senior care pharmacists, a member of the advisory board of Managed Health Care Associates, Inc., a group purchasing organization in which Chem Rx participates, and a member of the board of directors of American College of Health Care Administrators, a professional association of healthcare administrators. Mr. Silva holds a B.S. degree from the Columbia University College of Pharmacy and is a New York State registered pharmacist.

        Steven Silva will be a director and the President and Chief Operating Officer of Paramount. He has been employed by Chem Rx for 16 years. Mr. Silva is currently the Executive Vice President and Chief Operating Officer of Chem Rx, positions he has held since May 2006. In his current capacities, Mr. Silva is responsible for overseeing all of Chem Rx's operations, with specific responsibilities as director of sales and new account marketing. Mr. Silva maintains contact with Chem Rx's significant clients and also oversees Chem Rx's technology platform. Prior to May 2006, Mr. Silva held several positions with Chem Rx including Director of Corporate Operations and Vice President of Sales & Servicing. Mr. Silva holds a B.A. degree in communications from New York University. Mr. Silva is the son of Jerry Silva.

        Chuck Kelly will be the Chief Financial Officer of Paramount. He has been the Chief Financial Officer of Chem Rx since September 2006. Mr. Kelly has over 25 years of finance and public accounting experience. Prior to joining Chem Rx in September 2006, Mr. Kelly was employed by Spotless Group Ltd., an international provider of industrial and governmental support services and provider of injection molded products and related services to U.S. and European based retailers, serving as Senior Vice President of U.S. Operations (Retailer Services Division) from November 2003 to June 2006 and as Global Vice President of Finance and Administration (Retailer Services Division) from April 1995 through June 2006. Mr. Kelly also worked for several years in the audit department of PriceWaterhouseCoopers. Mr. Kelly holds a B.S. degree in Accounting from State University of New York, Albany and is a member of the New York State Society of Certified Public Accountants and American Institute of Certified Public Accountants.

        Michael Segal will be the Vice President for New Jersey Operations of Paramount. Mr. Segal has been Vice President for New Jersey Operations of Chem Rx since August 2006. Prior to joining Chem Rx in April 2006, Mr. Segal was from December 2004 until March 2006 the chief pharmacist for Specialty Rx, a start-up institutional pharmacy located in Roselle, New Jersey. From July 1998 until November 2004, Mr. Segal was the director of pharmacy operations for 15W Pharmacy, an institutional pharmacy located in Edison, New Jersey. Mr. Segal is a licensed pharmacist in the states of New Jersey and New York. Mr. Segal holds a B.S. degree in pharmacy from Long Island University.

        J. Jay Lobell has served as Paramount's chief executive officer, secretary and a member of its board of directors since its inception. Mr. Lobell has served as president and chief operating officer of Paramount BioCapital Asset Management and Paramount Biosciences, LLC since January 2005, and is a registered representative of Paramount BioCapital, Inc. Mr. Lobell serves on the boards of directors of NovaDel Pharma Inc. and Innovive Pharmaceuticals, Inc., both of which are publicly traded companies, and is on the boards of several private biotechnology companies. From 1996 through December 2004, Mr. Lobell was a partner at Covington & Burling, a law firm, where he provided litigation, corporate and regulatory advice. Mr. Lobell received a B.A. from Queens College and a J.D. from Yale Law School.

        David Kellman has served as a Vice President of Paramount Biosciences LLC since October 2005 and has worked closely with Paramount Acquisition Corp. in its sourcing, evaluation and negotiations of and with merger candidates including the signing of the definitive Stock Purchase Agreement with Chem Rx. From 2000 to 2004, Mr. Kellman was an investment professional at Investor Growth Capital, a $1.8B venture capital fund of Investor AB, where he focused on growth capital investments in the healthcare field. In 2004, Mr. Kellman was an associate in investment banking with Piper Jaffray, where he covered the biotechnology sector. From 2004 to 2005, Mr. Kellman was an analyst with SAC Capital, a hedge fund, where he covered a broad range of public equities in healthcare. Mr. Kellman received a B.S. from the Wharton School and a B.S.E. from the School of Engineering and Applied Science, University of Pennsylvania.

        In addition to the above mentioned individuals, the board of directors of Paramount following the closing of the Transaction will also include three independent directors mutually chosen and agreed upon by Paramount and Chem Rx and, to the extent required by the rules of the Nasdaq or any other exchange on which Paramount shares are traded, two additional independent directors. These individuals have not yet been identified by Paramount and Chem Rx.

Meetings and Committees of the Board of Directors of Paramount

        During the fiscal year ended December 31, 2006, Paramount's board of directors held one meeting relating to the approval of the transaction with BioValve. During the first two quarters of 2007, Paramount's board of directors held four meetings. Although Paramount does not have any formal policy regarding director attendance at annual stockholder meetings, Paramount will attempt to schedule its annual meetings so that all of its directors can attend. Paramount expects its directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Independence of Directors

        In anticipation of being listed on Nasdaq, Paramount will adhere to the rules of Nasdaq in determining whether a director is independent. The board of directors of Paramount also will consult with counsel to ensure that the board's determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards define an "independent director" generally as a person, other than an officer of a company, who does not have a relationship with Chem Rx that would interfere with the director's exercise of independent judgment. Paramount currently does not have a majority of independent directors and is not required to have one. However, consistent with these considerations, a majority of the members of the board of directors following completion of the Transaction will be independent.

Audit Committee

        Upon consummation of the Transaction, the board of directors of Paramount will establish an audit committee consisting of independent directors under Nasdaq listing standards. The purpose of the audit committee will be to appoint, retain, set compensation of, and supervise our independent accountants, review the results and scope of the audit and other accounting related services and review our accounting practices and systems of internal accounting and disclosure controls.

Meetings and Attendance

        Since the Paramount audit committee will not be formed until the consummation of the Transaction, it did not meet in the year ended December 31, 2006.

Independent Auditors' Fees

        On May 1, 2007, Marcum & Kliegman LLP declined to stand for re-election as Paramount's independent registered public accounting firm. Marcum & Kliegman LLP was our independent registered public accounting firm and performed the audit of our financial statements for the years ended December 31, 2006 and 2005. On May 2, 2007, Paramount engaged KGS LLP to replace Marcum & Kliegman LLP as Paramount's independent registered public accounting firm.

Audit Fees

        Audit fees include fees for professional services provided in connection with the audits of our financial statements, the review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

Independent Auditors' Fees

        On May 1, 2007, Marcum & Kliegman LLP declined to stand for re-election as Paramount's independent registered public accounting firm. Marcum & Kliegman LLP was our independent registered public accounting firm and performed the audit of our financial statements for the years ended December 31, 2006 and 2005. On May 2, 2007, Paramount engaged KGS LLP to replace Marcum & Kliegman LLP as Paramount's independent registered public accounting firm.

Audit Fees

        Audit fees include fees for professional services provided in connection with the audits of our financial statements, the review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

        During the year ended December 31, 2006, the fees of Paramount's principal accountant were $40,000.

        During the year ended December 31, 2005, the fees of Paramount's principal accountant were $50,000.

Audit-Related Fees

        During the year ended December 31, 2006, the audit related fees charged by Paramount's principal accountant were $15,300, all in connection with the terminated Valeritas transaction.

        During the year ended December 31, 2005, there were no audit related fees charged by Paramount's principal accountant.

        No fees have been charged to date in connection with this proxy statement.

Tax Fees

        During 2006 and through March 31, 2007, Paramount's principal accountants billed us $3,000 for tax compliance and advice.

All Other Fees

        During 2006 and 2005, there were no fees billed for products and services provided by the principal accountant to Paramount other than those set forth above.

All Other Fees

        During 2006 and through March 31, 2007, there were no fees billed for products and services provided by the principal accountant to Paramount other than those set forth above.

Audit Committee Pre-Approval Policies and Procedures

        Since the Paramount audit committee will not be formed until the consummation of the Transaction, the audit committee did not pre-approve any accounting-related or tax services. Such services were approved by our board of directors. However, in accordance with Section 10A(i) of the Securities Exchange Act of 1934, before Paramount engages its independent accountant to render audit or permitted non-audit services, the engagement will be approved by the audit committee.

Audit Committee Report

        Since the Paramount audit committee will not be formed until the consummation of the Transaction, it has not yet met or prepared a committee report.

Code of Ethics

        In November 2005, our board of directors adopted a code of ethics that applies to our directors, officers and employees as well as those of our subsidiaries. Requests for copies of our code of ethics should be sent in writing to Paramount Acquisition Corp., 787 Seventh Avenue, 48th Floor, New York, New York 10019.

Compensation Committee Information

        Upon consummation of the Transaction, the board of directors of Paramount will establish a compensation committee. The purpose of the compensation committee will be to review and approve compensation paid to our officers and to administer Chem Rx's incentive compensation plans, including authority to make and modify awards under such plans. Initially, the only plan will be the 2007 Incentive Compensation Plan.

Nominating Committee Information

        Upon consummation of the Transaction, Paramount will form a nominating committee. The nominating committee will be responsible for overseeing the selection of persons to be nominated to serve on Paramount's board of directors. The nominating committee will consider persons identified by its members, management, stockholders, investment bankers and others. During the period commencing with the closing of the Transaction and ending immediately after our 2008 annual meeting, the nominees for Paramount's board of directors will be determined pursuant to the terms of the voting agreement.

        Upon the consummation of the Transaction, Paramount will not have any restrictions on stockholder nominations under its certificate of incorporation or bylaws. The only restrictions are those applicable generally under Delaware corporate law and the federal proxy rules.

Election of Board of Directors

        As provided in the Stock Purchase Agreement, the board of directors will initially consist of two directors appointed by Chem Rx (Jerry Silva and Steven Silva), two directors appointed by Paramount (J. Jay Lobell and David Kellman), three independent directors mutually chosen and agreed upon by Paramount and Chem Rx and, to the extent required by the rules of Nasdaq or any other exchange where Paramount shares trade, two additional independent directors.

        Paramount's directors do not currently receive any cash compensation for their service as members of the board of directors. However, in the future non-employee directors may receive certain cash fees, stock options and stock awards that the Paramount board of directors may determine to pay.

Executive Compensation

        No executive officer of Paramount has received any cash or non-cash compensation for services rendered to us.

        Commencing on October 21, 2005 through the consummation of the Transaction or another similar business combination, we have paid and will pay Paramount BioCapital Asset Management, an affiliate of our executive officers, a fee of $7,500 per month for providing us with office space and certain office and secretarial services. However, this arrangement has been solely for our benefit and is not intended to provide our executive officers compensation in lieu of a salary.

        Other than the $7,500 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, has been or will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of the Transaction or another similar business combination. However, such individuals have been reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there has been no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who have sought reimbursement. From the date of our IPO to [            ], 2007, the record date, we have reimbursed $[    ] of out-of-pocket expenses incurred by our executive officers prior to our IPO.

        During the fiscal year ended December 31, 2006, the directors of Paramount did not receive any cash compensation for their service as members of the board of directors. Paramount currently has no intention to pay any compensation or fees to any of our officers or directors, although our board may elect to do so in the future. The current officers and directors are motivated toward the success of Paramount due to their significant ownership interests in Paramount, which will appreciate in the event of success. In addition, Paramount believes that its officers and directors view the success of Paramount as having a positive impact on their reputations in the marketplace. In light of the amount of consideration paid by Paramount's officers and directors for their shares of Paramount common stock, they will likely benefit even if an event, including the Transaction, causes the market price of Paramount's securities to significantly decrease.

Compensation Discussion and Analysis

        Following the closing of the Transaction, Paramount will seek to provide total compensation packages that are competitive in terms of potential value to its executives, and which are tailored to the unique characteristics and needs of Paramount within the institutional pharmacy industry in order to create an executive compensation program that will adequately reward its executives for their roles in creating value for Paramount shareholders. Paramount intends to be competitive with other similarly situated companies in the institutional pharmacy industry that have business characteristics comparable to Paramount following completion of the acquisition.

        The compensation decisions regarding Paramount's executives will be based on Paramount's need to attract individuals with the skills necessary for Paramount to achieve its business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above Paramount's expectations.

        It is anticipated that Paramount's executive compensation will have three primary components—salary, cash incentive bonus and stock-based awards. Paramount will view the three components of executive compensation as related but distinct. Although Paramount's compensation committee will review total compensation, Paramount does not believe that significant compensation derived from one component of compensation should be the sole reason for negating or reducing compensation from other components. Paramount anticipates determining the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance and other information deemed relevant and timely. Since Paramount's compensation committee will not be formed until consummation of the Transaction, Paramount has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation.

        In addition to the guidance provided by its compensation committee, Paramount may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

        Paramount's compensation committee will be charged with performing an annual review of Paramount's executive officers' cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.

  Benchmarking of Cash and Equity Compensation

        Paramount believes it is important when making compensation-related decisions to be informed as to current practices of similarly situated publicly held companies in the institutional pharmacy industry. Paramount expects that the compensation committee will stay apprised of the cash and equity compensation practices of publicly held companies in the healthcare and related industries through the review of such companies' public reports and through other resources. It is expected that any companies chosen for inclusion in any benchmarking group would have business characteristics comparable to Paramount, including revenues, financial growth metrics, stage of development, employee headcount and market capitalization. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of Paramount post-acquisition business and objectives that may be unique to Paramount, Paramount generally believes that gathering this information will be an important part of its compensation-related decision-making process.

  Compensation Components

        Base Salary.    Generally, Paramount, working with the compensation committee, anticipates setting executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at comparable companies. Paramount will seek to maintain base salary amounts at or near the industry norms while avoiding paying amounts in excess of what Paramount believes is necessary to motivate executives to meet corporate goals. It is anticipated base salaries will generally be reviewed annually, subject to terms of employment agreements, and that the compensation committee and board will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience. Under the terms of their employment agreements, Mr. Jerry Silva and Mr. Steven Silva each will be paid an annual salary of $500,000, Mr. Chuck Kelly will be paid an annual salary of $265,000 and Mr. Michael Segal will be paid an annual salary of $250,000.

        Annual Bonuses.    For its other executives, Paramount intends to utilize cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. Near the beginning of each year, the board, upon the recommendation of the compensation committee and subject to any applicable employment agreements, will determine performance parameters for appropriate executives. At the end of each year, the board and compensation committee will determine the level of achievement for each corporate goal.

        Each of Mr. Jerry Silva, Mr. Steven Silva, Mr. Chuck Kelly and Mr. Michael Segal are eligible to receive cash bonuses under the terms of their employment agreements. Bonuses paid to these four individuals shall be solely in the discretion of the Paramount board of directors.

        Paramount will structure cash incentive bonus compensation so that it is taxable to its employees at the time it becomes available to them. At this time, it is not anticipated that any executive officer's annual cash compensation will exceed $1 million, and Paramount has accordingly not made any plans to qualify for any compensation deductions under Section 162(m) of the Internal Revenue Code with respect to such compensation.

        Equity Awards.    Paramount also will use stock options and other stock-based awards to reward long-term performance. Paramount believes that providing a meaningful portion of its executives' total compensation package in stock options and other stock-based awards will align the incentives of its executives with the interests of Paramount's shareholders and with Paramount's long-term success. The compensation committee and board will develop their equity award determinations based on their judgments as to whether the complete compensation packages provided to Paramount's executives, including prior equity awards, are sufficient to retain, motivate and adequately award the executives.

        Equity awards will be granted through Paramount's 2007 Incentive Compensation Plan, the form of which was adopted by Paramount's board of directors and is being submitted to the stockholders of Paramount for their consideration at the special meeting. All of Paramount's employees, directors, officers and consultants will be eligible to participate in the 2007 Incentive Compensation Plan. The material terms of the 2007 Incentive Compensation Plan are further described in the section of this proxy statement entitled "2007 Incentive Compensation Plan Proposal." No awards have been made under the plan as of the date of this proxy statement. It is anticipated that all options granted under the plan in the future will have an exercise price at least equal to the fair market of Paramount's common stock on the date of grant.

        Paramount will account for any equity compensation expense under the rules of SFAS 123R, which requires a company to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also will require Paramount to record cash compensation as an expense at the time the obligation is accrued. Until Paramount achieves sustained profitability, the availability to it of a tax deduction for compensation expense is not material to its financial position.

        Severance Benefits.    Paramount currently has no severance benefits plan. Paramount may consider the adoption of a severance plan for executive officers and other employee in the future. The employment agreements entered into between Paramount and Mr. Jerry Silva, Mr. Steven Silva, Mr. Chuck Kelly and Mr. Michael Segal provide for certain rights and obligations in the event of the termination of employment as more fully described in the section of this proxy statement entitled "The Stock Purchase Agreement—Employment Agreements."

        Other Compensation.    Paramount will establish and maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans will be available to all salaried employees and will not discriminate in favor of executive officers. Paramount may extend other perquisites to its executives that are not available to our employees generally.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding the beneficial ownership of our common stock as of June 14, 2007 and after consummation of the Transaction by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock on June 14, 2007 or who we expect will be the beneficial owner of more than 5% of our outstanding shares of common stock after the consummation of the Transaction;

  •
  each of our current executive officers and directors;

  •
  each person who will become director or executive officer upon consummation of the Transaction;

  •
  all of our current executive officers and directors as a group; and

  •
  all of our executive officers and directors as a group after the consummation of the Transaction.

        This table assumes that no holder of shares of Paramount's common stock issued in its IPO converts such shares into cash.

	Beneficial Ownership of Our Common Stock on June 14, 2007		Beneficial ownership of Our Common Stock After the Consummation of the Transaction
Name and Address of Beneficial Owner	Number of Shares	Percent of Class before Transaction	Number of Shares	Percent of Class after Transaction
5% Stockholders
Fir Tree, Inc.(1)	764,800(2)	6.4%	764,800	5.3%
Satellite Asset Management, L.P.(3)	650,000(4)	5.5%	650,000	4.5%
Morgan Stanley(5)	831,934(6)	7.0%	831,934	5.8%
Andrew M. Weiss(7)	913,700(8)	7.7%	913,700	6.3%
Jerry Silva	0	0%	1,655,006(19)	11.5%
Steven Silva	0	0%	656,891(20)	4.6%
Current Executive Officers and Directors(a)
Lindsay A. Rosenwald	1,168,750(9)	9.8%	2,473,324(21)	15.7%
J. Jay Lobell	318,750(10)	2.7%	714,273(21)	4.8%
I. Keith Maher	318,750(11)	2.7%	369,203(21)	2.6%
Isaac Kier(12)	156,250(13)	1.3%	300,400(21)	2.1%
Michael Weiser(14)	106,250(15)	*	150,400(21)	1.0%
Arie Belldegrun(16)	106,250(15)	*	150,400(21)	1.0%
Directors and Executive Officers Upon Consummation of the Transaction
Jerry Silva(17)(19)	0	0%	1,655,006(19)	11.5%
Steven Silva(17)(20)	0	0%	656,891(20)	4.6%
Chuck Kelly(17)	0	0%	0	0%
Michael Segal(17)	0	0%	100,000	*
J. Jay Lobell	318,750(10)	2.7%	714,273(21)	4.8%
David Kellman	0(18)	0%	7,000(21)	*

All current Paramount directors and executive officers as a group (six individuals)	2,175,000	18.3%	4,158,000	21%
All post-Transaction directors and executive officers as a group (six individuals)	318,750(17)	2.7%	3,183,170	21.8%

*
Less than one percent

(a)
Unless otherwise indicated, the business address of each of the following is 787 7th Avenue, 48th Floor, New York, New York 10019.

(1)
The business address of Fir Tree, Inc. is 535 Fifth Avenue, 31st Floor, New York, New York 10017.

(2)
Represents (i) 514,077 shares of common stock held by Sapling, LLC and (ii) 250,723 shares of common stock held by Fir Tree Recovery Master Fund, L.P. Fir Tree, Inc. is the investment manager of both entities. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 14, 2007.

(3)
The business address of Satellite Asset Management, L.P. is 623 Fifth Avenue, 19th Floor, New York, NY 10022.

(4)
Represents shares held by (i) Satellite Fund II, L.P. and Satellite Fund IV, L.P. (collectively, the "Delaware Funds") over which Satellite Advisors, L.L.C. ("Satellite Advisors") has discretionary trading authority, as general partner, and (ii) Satellite Overseas Fund, Ltd., The Apogee Fund, Ltd., Satellite Overseas Fund V, Ltd., Satellite Overseas Fund VI, Ltd., Satellite Overseas Fund VII, Ltd., Satellite Overseas Fund VIII, Ltd. and Satellite Overseas Fund IX, Ltd. (collectively, the "Offshore Funds" and together with the Delaware Funds, the "Satellite Funds") over which Satellite Asset Management, L.P. ("Satellite Asset Management") has discretionary investment trading authority. The general partner of Satellite Asset Management is Satellite Fund Management LLC ("Satellite Fund Management"). Satellite Fund Management and Satellite Advisors each share the same Executive Committee that make investment decisions on behalf of the Satellite Funds and investment decisions made by such Executive Committee, when necessary, are made through approval of a majority of the Executive Committee members. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 14, 2007.

(5)
The business address of Morgan Stanley is 1585 Broadway, New York, NY 10036.

(6)
Represents shares that are owned, or may be deemed to be beneficially owned, by Morgan Stanley & Co. Incorporated, a wholly-owned subsidiary of Morgan Stanley. The foregoing information was derived from a Schedule 13G filed with the SEC on February 15, 2007.

(7)
The business address of Dr. Weiss is 29 Commonwealth Avenue, 10th Floor, Boston, Massachusetts 02116.

(8)
Represents shares beneficially owned by a private investment partnership of which Weiss Asset Management, LLC is the sole general partner and which may be deemed to be controlled by Dr. Weiss, who is the Managing Member of Weiss Asset Management, and also includes shares held by a private investment corporation which may be deemed to be controlled by Dr. Weiss, who is the managing member of Weiss Capital, LLC the investment manager of such private investment corporation. Dr. Weiss disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The foregoing information was derived from a Schedule 13G filed with the SEC on February 1, 2007.

(9)
Includes 584,375 shares of common stock held by the Lindsay A. Rosenwald 2000 Family Trusts established for the benefit of Dr. Rosenwald's family. Dr. Rosenwald disclaims beneficial ownership of such shares except with regard to his pecuniary interest therein, if any. Does not include 1,304,574 shares of common stock issuable upon exercise of warrants held by Dr. Rosenwald that are not currently exercisable but will become exercisable upon consummation of the Transaction.

(10)
Does not include 395,523 shares of common stock issuable upon exercise of warrants held by Mr. Lobell that are not currently exercisable but will become exercisable upon consummation of the Transaction.

(11)
Does not include 50,453 shares of common stock issuable upon exercise of warrants held by Dr. Maher that are not currently exercisable but will become exercisable upon consummation of the Transaction.

(12)
The business address of Mr. Kier is Kier Global LLC, 1775 Broadway, Ste. 604, New York, New York 10019.

(13)
Includes 50,000 shares of common stock held by the Kier Family LP. Does not include (i) 44,150 shares of common stock issuable upon exercise of warrants held by Mr. Kier and (ii) 100,000 shares of common stock issuable upon exercise of warrants held by the Kier Family LP, none of which are not currently exercisable but will become exercisable upon consummation of the Transaction.

(14)
The business address of Dr. Weiser is 590 Madison Avenue, 21st floor, New York, NY 10022.

(15)
Does not include 44,150 shares of common stock issuable upon exercise of warrants that are not currently exercisable but will become exercisable upon consummation of the Transaction.

(16)
The business address of Dr. Belldegrun is 10940 Wilshire Blvd., Suite 600, Los Angeles, California 90024.

(17)
The business address of is 750 Park Place, Long Beach, NY 11561.

(18)
Does not include 7,000 shares of common stock issuable upon exercise of warrants held by Mr. Kellman are not currently exercisable but will become exercisable upon consummation of the Transaction.

(19)
Includes 852,805 shares to be held directly by Jerry Silva, 635,865 shares to be held by Jerry Silva as life tenant (Steven Silva remainderman), and 166,336 shares to be held by Jerry Silva as trustee of The Jerry Silva 2007 Annuity Trust; these 166,336 shares will be transferred to Steven Silva in May 2009 upon the termination of The Jerry Silva 2007 Annuity Trust. Does not include 88,103 shares to be issued to Rosalie Silva as trustee of the Jody R. Silva Trust, as to which Jerry Silva disclaims beneficial ownership. Rosalie Silva is Jerry Silva's wife.

(20)
Does not include (a) 635,865 shares to be held by Jerry Silva as life tenant, which shares will revert to Steven Silva upon the death of Jerry Silva, or (b) 166,336 shares to be held by Jerry Silva as trustee of The Jerry Silva 2007 Annuity Trust, which shares will be transferred to Steven Silva in May 2009 upon the termination of The Jerry Silva 2007 Annuity Trust.

(21)
Include shares of common stock issuable upon exercise of warrants that are held and are not currently exercisable but will become exercisable upon consummation of the Transaction.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Paramount Related Party Transactions

        In June 2005, we issued 2,125,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at a purchase price of approximately $0.01176 share, as follows:

Name	Number of Shares	Relationship to Us
Lindsay A. Rosenwald	584,375	Chairman of the Board
Lindsay A. Rosenwald 2000 Family Trusts	584,375	Stockholder
J. Jay Lobell	318,750	Chief Executive Officer, Secretary and Director
I. Keith Maher	318,750	President and Director
Michael Weiser	106,250	Executive Vice President and Director
Arie Belldegrun	106,250	Director
Isaac Kier	106,250	Director

        We refer to these individuals as the "Founders" and the shares purchased in June 2005 as the "Founder Shares". Pursuant to an escrow agreement between us, the Founders and Continental Stock Transfer & Trust Company, all of the Founders Shares were placed in escrow, with Continental acting as escrow agent, pursuant to an escrow agreement, until the earliest of:

  •
  October 21, 2008;

  •
  our liquidation; or

  •
  the consummation of a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

        During the escrow period, these shares cannot be sold, but the Founders will retain all other rights as stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our Founders will receive any portion of the liquidation proceeds with respect to common stock owned by them.

        We also entered into a registration rights agreement with the Founders pursuant to which the holders of the majority of the Founders Shares will be entitled to make up to two demands that we register these shares under the Securities Act of 1933, as amended. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

        Each of our Founders also entered into a letter agreement with us and EarlyBirdCapital pursuant to which, among other things:

  •
  each agreed to vote all Founder Shares owned by him in accordance with the majority of the IPO Shares if we solicit approval of our stockholders for a business combination;

  •
  if we fail to consummate a business combination within 18 months of the consummation of our IPO (or 24 months in certain circumstances described in the prospectus relating to our IPO), each agreed to take all reasonable actions within his power to cause us to liquidate as soon as reasonably practicable;

  •
  each waived any and all rights he may have to receive any distribution of cash, property or other assets as a result of such liquidation with respect to his Founder Shares;

  •
  each agreed to present to us for our consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of our consummation of a business combination, our liquidation or until such time as he ceases to be an officer or director of ours, subject to any pre-existing fiduciary obligations he might have;

  •
  each agreed that we could not consummate any business combination that involves a company that is affiliated with any of the Founders unless we obtain an opinion from an independent investment banking firm reasonably acceptable to EarlyBirdCapital that the business combination is fair to our stockholders from a financial perspective;

  •
  each agreed that he and his affiliates will not be entitled to receive and will not accept any compensation for services rendered to us prior to the consummation of our business combination; and

  •
  each agreed that he and his affiliates will not be entitled to receive or accept a finder's fee or any other compensation in the event he or his affiliates originate a business combination.

        We presently occupy office space provided by Paramount BioCapital, an affiliate of our chairman. Paramount BioCapital has agreed that, until we acquire a target business, it will make such office space, as well as certain office and secretarial services, available to us as we may require from time to time. We have agreed to pay Paramount BioCapital $7,500 per month for such services commencing on October 21, 2005 and ending upon the consummation of a business combination. For the year ended December 31, 2006, the period from June 1, 2005 (inception) to December 31, 2005 and for the period from June 1, 2005 (inception) to December 31, 2006, we incurred expense totaling $90,000, $17,500 and $107,500, respectively, to Paramount BioCapital pursuant to this agreement. As of December 31, 2006, $22,500 of office service fees plus expenses amounting to $2,489 were due to Paramount BioCapital pursuant to this agreement. Dr. Rosenwald, Mr. Lobell and Dr. Maher are the chairman of the board, president and chief operating officer and managing director, respectively, of Paramount BioCapital Asset Management. Accordingly, such individuals have benefited to the extent of his respective interest, if any, in Paramount BioCapital Asset Management. However, this arrangement is solely for our benefits and is not intended to provide our executive officers compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Paramount BioCapital Asset Management is at least as favorable as we could have obtained from an unaffiliated person. Paramount BioCapital has advanced money to Paramount and has made payments to third parties on Paramount's behalf. Such loans and advances totaled approximately $30,000 at March 31, 2007 and $[            ] at [            ], 2007, on the record date. Paramount BioCapital agreed to lend us money from time to time as necessary to continue our operations.

        During 2005, Dr. Rosenwald advanced an aggregate of $100,000 to us to cover expenses related to our initial public offering. The loans were payable without interest on the earlier of December 1, 2006 or the consummation of our initial public offering. These loans were repaid in November 2005.

        We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations.

        Other than reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our Founders or to any of their respective affiliates prior to, or for any services they render in order to effectuate, the consummation of the Transaction or another similar business combination.

        All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of our board who do not have an interest in the transaction.

        In January, 2007, Dr. Lindsay Rosenwald, chairman of our board of directors, and J. Jay Lobell, our chief executive officer and a member of our board of directors, established personal warrant purchase plans conforming to Rule 10b5-1 of the Exchange Act. Under the plans, between January 25, 2007 and February 23, 2007, Dr. Rosenwald and Mr. Lobell collectively purchased 1,000,000 warrants at prevailing market prices. The warrant purchase plans were subject to certain limitations, including that Dr. Rosenwald and Mr. Lobell would not collectively acquire more than 100,000 warrants in any one day, or 250,000 warrants in any single week. The plans terminated upon the purchase by Dr. Rosenwald and Mr. Lobell, collectively, of 1,000,000 warrants.

Chem Rx Related Party Transactions

        Chem Rx leases its 75,000-square-foot Long Beach, New York facility from 750 Park Place Realty Co., LLC (the "Long Beach Landlord") under a lease agreement that expires December 31, 2020. The ownership interests in the Long Beach Landlord are owned by Jerry Silva, Steven Silva, Rosalie Silva and the heirs of Mark Baldinger. Rosalie Silva is Jerry Silva's wife. Mark Baldinger was a former shareholder of Chem Rx. Under the lease, Chem Rx pays rent at the monthly rate of $125,000, increasing to $150,000 on January 1, 2010, $175,000 on January 1, 2013, $200,000 on January 1, 2016 and $225,000 on January 1, 2019. Chem Rx is a guarantor of a mortgage loan obligation of the Long Beach Landlord in the original amount of $3.3 million, and having a current balance of $2.9 million. The Chem Rx guaranty of this loan obligation will be released prior to the closing of the Transaction.

        During 2006, Jerry Silva, Chem Rx's Chief Executive Officer, and Rosalie Silva, Jerry Silva's wife, loaned $5,375,000 to ChemRx New Jersey, LLC. This obligation is evidenced by a demand promissory note bearing interest at the annual rate of 7.5%. Ninety percent of the ownership interests of ChemRx New Jersey, LLC are owned by Jerry Silva and Steven Silva. In connection with the closing of the Transaction, ChemRx New Jersey, LLC will become a wholly owned subsidiary of Paramount. During 2006, Chem Rx loaned $3,000,000 to ChemRx New Jersey, LLC. This obligation is evidenced by a demand promissory note bearing interest at the annual rate of 7.5%. Under the terms of the Stock Purchase Agreement, up to $7.5 million of such loans will be repaid by Paramount to the Sellers at the closing of the Transaction. The balance of any such loans (including accrued interest) outstanding in excess of $7.5 million will be cancelled or repaid by the Sellers.

        Chem Rx employs Jerry Silva as its Chairman, President and Chief Executive Officer, and Steven Silva as Executive Vice President and Chief Operating Officer. For the fiscal year ended December 31, 2006, Chem Rx paid Jerry Silva a salary of $605,000 and a bonus of $1,050,000, and Steven Silva a salary of $735,000 and a bonus of $1,050,000. The current annual salaries of Jerry Silva and Steven Silva are $635,000 and $750,000, respectively. Jerry Silva and Steven Silva will be employed by Paramount after the closing of the Transaction pursuant to employment agreements described elsewhere in this proxy statement.

        Chem Rx employs certain family members of Jerry Silva and Steven Silva. The amounts paid to these family members for the fiscal year ended December 31, 2006, their position with Chem Rx and their relationships to Jerry Silva or Steven Silva, are as follows: Rosalie Silva, Director of Special Events, and Jerry Silva's wife—$115,200 salary and no bonus; Jody Silva Falk, Manager of Adult Care and Addiction Treatment Services, and the daughter of Jerry Silva and Rosalie Silva—$271,500 salary and $50,000 bonus; and Shana Silva, Director of Special Events, and Steven Silva's wife—$13,402 salary; and Jeffrey Falk, Associate Vice President of Information Technology, and Jody Silva Falk's husband—$185,589 and $7,000 bonus.

        Chem Rx made loans to Long Beach Chemists, a business that was owned by Jerry Silva until September 2006, and is currently owned by Rosalie Silva, Steven Silva and the Estate of Mark Baldinger. As of June 1, 2007, the total debt owed by Long Beach Chemists to Chem Rx was $330,656. Of this amount, $35,000 will be paid during June 2007 and the remainder will be paid at the rate of $13,000 a month.

        During October 2006, Chem Rx purchased all of the shares of the outstanding common stock of Chem Rx owned by the estate of an employee and shareholder who died during 2006. The purchase price was $18,000,000, of which $10,000,000 was funded by the proceeds of a key man life insurance policy.

        In connection with the closing of the Transaction, Jerry Silva and Steven Silva will pay Marcum & Kliegman LLP a fee of $5,000,000 for the rendering of financial advisory services to the Silva family. Marcum & Kliegman, LLP was the independent accounting firm whose audit report is included in this proxy as to the Chem Rx financial statements as of December 31, 2004 and December 31, 2005 and for the fiscal years then ended.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act of 1934, as amended, requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten percent stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Due to an administrative error, a purchase by Mr. Lobell on January 31, 2007 of 15,000 warrants was incorrectly reported as a purchase of 10,000 warrants. Except as set forth in the immediately preceding sentence, and based solely on copies of such forms received or written representations from certain reporting persons that no Form 5s were required for those persons, we believe that, during the fiscal year ended December 31, 2006, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

DESCRIPTION OF PARAMOUNT COMMON STOCK AND OTHER SECURITIES

General

        We are authorized to issue 40,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this proxy statement, 11,900,000 shares of common stock are outstanding, held by [            ] stockholders of record. No shares of preferred stock are currently outstanding.

        After the filing of the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, Paramount will be authorized to issue 150,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Common Stock

        Our stockholders of record are entitled to one vote for each share they hold on all matters to be voted on by stockholders. In connection with the vote required for the Transaction, or any business combination, our stockholders who acquired their shares prior to our IPO, including all of our officers and directors, have agreed to vote their respective shares in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement will not apply to shares included in units purchased in our IPO or purchased following our IPO in the open market. Additionally, our stockholders who acquired their shares prior to our IPO, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        We will proceed with the Transaction only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the Transaction and public stockholders owning less than 20% of the shares sold in our IPO both exercise their IPO conversion rights and vote against the Transaction.

        Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. Following the closing of the Transaction and the effectiveness our Amended and Restated Certificate of Incorporation, our board of directors will continue to be divided into three classes. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

        If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to our IPO if we are forced to liquidate.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the Transaction and the Transaction is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

        Our certificate of incorporation authorizes, and our amended and restated certificate of incorporation will authorize, the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors.

Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. The preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Thus, while no shares of preferred stock were issued or registered in our IPO, and we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        Warrants to purchase 19,550,000 share of our common stock are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

  •
  the completion of a business combination; and

  •
  October 21, 2006.

        The warrants will expire on October 20, 2009 at 5:00 p.m., New York City time.

        We may call the warrants for redemption (including any warrants issued upon exercise of our unit purchase option, which is described below) with the prior consent of EarlyBirdCapital,

  •
  in whole and not in part,

  •
  at a price of $.01 per warrant at any time after the warrants become exercisable,

  •
  upon not less than 30 days' prior written notice of redemption to each warrant holder, and

  •
  if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

        If these conditions are satisfied, we may redeem the warrants regardless of the weekly trading volume of our common stock.

        The redemption criteria for our warrants have been established at a price that is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

        Paramount's directors agreed with EarlyBirdCapital that, after consummation of the IPO and within the first three month period after separate trading of the Warrants had commenced, they or certain of their affiliates or designees would collectively purchase up to $1,750,000 of Warrants in the public marketplace at prices not to exceed $0.70 per Warrant. Pursuant to that commitment, the directors purchased an aggregate of 883,000 warrants at prices ranging from $.667 to $.70 per warrant.

        In January 2007, Dr. Lindsay Rosenwald, chairman of the board of directors and J. Jay Lobell, chief executive officer and member of the board of directors established personal warrant purchase plans conforming to Rule 10b5-1 of the Securities Exchange Act of 1934, pursuant to which Dr. Rosenwald and Mr. Lobell collectively purchased an additional 1,000,000 warrants at prevailing marked prices up to $.64 per warrant, the last sale price of the warrants on January 19. The warrant purchase plans were subject to certain limitations, including that Dr. Rosenwald and Mr. Lobell would not acquire more than 100,000 warrants in the aggregate in any one day, or 250,000 warrants in the aggregate in any single week. The plans terminated upon the purchase by Dr. Rosenwald and Mr. Lobell of 1,000,000 warrants under the plan.

        Since we may redeem the warrants only with the prior written consent of EarlyBirdCapital and EarlyBirdCapital may hold warrants subject to redemption, EarlyBirdCapital may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that

EarlyBirdCapital will consent to such redemption if it is not in its best interest, even if such redemption is in our best interest.

        The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You may review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement dated October 17, 2005, for a complete description of the terms and conditions applicable to the warrants.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or is deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Unit Purchase Option

        In connection with our IPO, Paramount issued an option, for $100, to EarlyBirdCapital, Inc. to purchase 425,000 units, each unit consisting of one share of common stock and two warrants, at an exercise price of $7.50 per unit. The warrants underlying such units are exercisable at $6.25 per share. The option will become exercisable upon the closing of the Transaction and will remain exercisable until October 21, 2010. The option may be exercised for cash or on a "cashless" basis at the holder's option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying warrants and the market price of the units and underlying securities) to exercise the option without the payment of any cash.

PRICE RANGE OF PARAMOUNT SECURITIES AND DIVIDENDS

        Paramount's units, common stock and warrants are traded on the OTCBB under the symbols PMQCU, PMQC and PMQCW, respectively. The following table sets forth the range of high and low closing bid prices for the units, common stock and warrants for the periods indicated since the units commenced public trading on October 24, 2005 and since the common stock and warrants commenced public trading on January 11, 2006. The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low
2007:
First Quarter	$6.65	$6.21	$5.48	$5.35	$0.67	$0.43
Second Quarter (through June 14, 2007)	$7.10	$6.40	$5.58	$5.45	$0.88	$0.51
2006:
First Quarter	$8.40	$6.25	$5.75	$5.06	$1.35	$0.68
Second Quarter	$7.70	$6.50	$5.46	$5.25	$1.18	$0.60
Third Quarter	$6.90	$6.15	$5.32	$5.20	$0.81	$0.50
Fourth Quarter	$6.85	$6.50	$5.43	$5.25	$0.74	$0.51
2005:
Fourth Quarter (commencing October 24, 2005)	$6.75	$6.00

        Holders of Paramount common stock, warrants and units should obtain current market quotations for their securities. The market price of Paramount common stock, warrants and units could vary at any time before the Transaction.

        In connection with the Transaction, Paramount will use its reasonable best efforts to obtain the listing for trading on Nasdaq of Paramount common stock, warrants and units. Paramount believes it will meet the Nasdaq listing requirements because upon consummation of the Transaction, it will have (i) a market value of listed securities of at least $50 million, (ii) stockholders' equity of at least $4 million, (iii) a market value of publicly held shares in excess of $5 million, (iv) a minimum bid price of $4.00, (v) over 300 stockholders and (vi) at least three market makers who will make a market in its securities. In the event Paramount's common stock, warrants and units are listed on Nasdaq at the time of the closing of the Transaction, the symbol will change to one determined by Paramount and Nasdaq that is reasonably representative of the corporate name or business of Paramount. If the listing on Nasdaq is not finally approved, it is expected that the common stock, warrants and units will continue to trade on the OTCBB.

Holders

        As of [            ], 2007, there was [            ] holder of record of Paramount units, [            ] holders of record of Paramount common stock and [            ] holder of record of Paramount warrants. Paramount believes that the beneficial holders of the units, common stock and warrants to be in excess of 400 persons each.

Dividends

        Paramount has not paid any cash dividends on its common stock to date and does not intend to pay dividends prior to the completion of the Transaction. It is the present intention of the board of directors to retain all earnings, if any, for use in the business operations, and accordingly, the board does not anticipate declaring any dividends in the foreseeable future. The payment of any dividends subsequent to the Transaction will be within the discretion of the then existing board of directors, and dependent on the revenues and earnings, if any, capital requirements and general financial condition of Paramount subsequent to completion of the Transaction.

APPRAISAL RIGHTS

        Paramount stockholders do not have appraisal rights in connection the Transaction or the issuance of Paramount common stock pursuant to the Transaction under the DGCL.

STOCKHOLDER PROPOSALS

        Assuming the Transaction proposal is approved, the Paramount 2008 annual meeting of stockholders will be held on or about [            ], 2008 unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the 2008 annual meeting, you need to provide it to us by no later than [            ], 2008. You should direct any proposals to our secretary at Paramount's principal office in New York, New York. If you want to present a matter of business to be considered at the 2008 annual meeting, under Paramount's bylaws you must give timely notice of the matter, in writing, to our secretary. To be timely, the notice has to be given between [            ] and [            ].

EXPERTS

        The consolidated financial statements of Chem Rx at December 31, 2006 and for the year then ended, included in this proxy statement, have been audited by KGS LLP, as set forth in their report appearing in this proxy statement, and are included in this proxy statement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Chem Rx at December 31, 2005 and 2004 and for each of the years then ended, included in this proxy statement, have been audited by Marcum & Kliegman LLP, in as set fort in their report appearing in this proxy statement, and are included in this proxy statement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Paramount at December 31, 2006 and for the year ended December 31, 2006, the period from June 1, 2005 (inception) through December 31, 2005 and the period from June 1, 2005 (inception) through December 31, 2006, included in this proxy statement have been audited by Marcum & Kliegman LLP, as set forth in their report appearing in this proxy statement, and are included in this proxy statement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        Representatives of KGS LLP will be present at the stockholders meeting or will be available by telephone with the opportunity to make statements and respond to appropriate questions.

WHERE YOU CAN FIND MORE INFORMATION

        Paramount files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by Paramount with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on Paramount at the Securities and Exchange Commission web site containing reports, proxy statements and other information at: http://www.sec.gov.

        Information and statements contained in this proxy statement to any annex to this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

        All information contained in this document relating to Paramount has been supplied by Paramount, and all such information relating to Chem Rx, the Sellers and the institutional pharmacy industry has been supplied by Chem Rx and the Sellers. Information provided by one entity does not constitute any representation, estimate or projection of the other.

        If you would like additional copies of this document or if you have questions about the Transaction, you should contact via phone or in writing:

  J. Jay Lobell
  Paramount Acquisition Corp.
  787 Seventh Avenue, 48th Floor
  New York, New York 10019
  Tel: (212) 554-4300

INDEX TO FINANCIAL STATEMENTS

B.J.K. INC. D/B/A CHEM RX AND SUBSIDIARIES AND AFFILIATE CONDENSED COMBINED FINANCIAL STATEMENTS

Page
For the Three Months Ended March 31, 2007 and 2006
Report of Independent Registered Public Accounting Firm	F-2
Condensed Combined Balance Sheets (Unaudited)	F-3
Condensed Combined Statements of Income (Unaudited)	F-4
Condensed Combined Statements of Equity (Unaudited)	F-5
Condensed Combined Statements of Cash Flows (Unaudited)	F-6
Notes to Condensed Combined Financial Statements (Unaudited)	F-7
For the Years Ended December 31, 2006, December 31, 2005 and December 31, 2004
Reports of Independent Registered Public Accounting Firm	F-13
Combined Balance Sheets	F-15
Combined Statements of Comprehensive Income	F-16
Combined Statements of Equity	F-17
Combined Statements of Cash Flows	F-18
Notes to Combined Financial Statements	F-20
PARAMOUNT ACQUISITION CORP.
Report of Independent Registered Public Accounting Firm	F-30
Balance Sheet as of December 31, 2006	F-31
Statements of Operations for the Period from June 1, 2005 (Inception) to December 31, 2006	F-32
Statements of Changes in Stockholders' Equity for the Period from June 1, 2005 (Inception) to December 3, 2006	F-33
Statements of Cash Flows for the year ended December 31, 2006, for the period from June 1, 2005 (Inception) to December 31, 2005 and from June 1, 2005 (Inception) to December 31, 2006	F-34
Notes to Financial Statements	F-35
Condensed Balance Sheets as of March 31, 2007 (Unaudited) and December 31, 2006	F-42
Condensed Statements of Operations (Unaudited) for the Three Months Ended March 31, 2007 and 2006 and for the Period from June 1, 2005 (Inception) to March 31, 2007	F-43
Condensed Statement of Changes in Stockholders' Equity (Unaudited) for the Period of June 1, 2005 (Inception) to March 31, 2007	F-44
Condensed Statements of Cash Flows for (Unaudited) for the Three Months Ended March 31, 2007 and 2006 and For the Period from June 1, 2005 (Inception) to March 31, 2007	F-45
Notes to Unaudited Condensed Financial Statements	F-46

[Letterhead of KGS LLP]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of
B.J.K. Inc. d/b/a Chem Rx

        We have reviewed the accompanying balance sheets of B.J.K. Inc. d/b/a Chem Rx and Subsidiaries and Affiliate as of March 31, 2007 and 2006, and the related statements of income, equity, and cash flows for the three months then ended. These interim financial statements are the responsibility of the Company's management.

        We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the review to obtain reasonable assurance about whether the financial statements are free of material misstatement. A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

        Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ KGS LLP CERTIFIED PUBLIC ACCOUNTANTS

June 4, 2007
Jericho, New York

B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE

CONDENSED COMBINED BALANCE SHEETS

March 31, 2007 and 2006
(Unaudited)

	2007	2006
ASSETS
CURRENT ASSETS
Cash	$862,007	$230,717
Accounts receivable, net of allowance for doubtful accounts of $5,024,898 and $4,861,131, respectively	57,234,363	49,659,781
Inventory	20,546,455	16,650,810
Due from affiliates	357,301	563,991
Prepaid expenses and other current assets	1,425,675	478,139

Total Current Assets	80,425,801	67,583,438

PROPERTY AND EQUIPMENT, Net	9,525,786	6,502,618

OTHER ASSETS
Intangible assets, net	1,686,781	125,000
Goodwill	1,543,922	—
Deferred financing costs, net	249,087	114,573
Deposits	61,616	—

Total Other Assets	3,541,406	239,573

TOTAL ASSETS	$93,492,993	$74,325,629

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$25,582,393	$22,109,065
Accrued expenses and other current liabilities	800,962	4,325,831
Current portion of long-term debt	1,694,472	88,430

Total Current Liabilities	28,077,827	26,523,326

OTHER LIABILITIES
Loan payable—bank	20,582,564	12,000,000
Long-term debt, less current portion	6,000,000	—
Mortgage payable—long-term	2,818,997	2,913,469
Loan payable—member	5,375,000	—
Accrued expenses	—	7,600,000

Total Other Liabilities	34,776,561	22,513,469

TOTAL LIABILITIES	62,854,388	49,036,795

COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST	1,143,354	632,130

EQUITY
Common stock, no par value—authorized 10,000 shares, 6,667 issued and 4,784 outstanding in 2007 and 2006, stated at	148,000	148,000
Treasury stock, 1,883 shares (at cost)	(18,000,000)	(18,000,000)
Members' deficiency	(12,863)	—
Retained earnings	47,360,114	42,508,704

TOTAL EQUITY	29,495,251	24,656,704

TOTAL LIABILITIES AND EQUITY	$93,492,993	$74,325,629

See accompanying notes, which are integral part of these unaudited condensed combined financial statements.

B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE

CONDENSED COMBINED STATEMENTS OF INCOME

March 31, 2007 and 2006
(Unaudited)

	2007	2006
NET SALES	$72,802,710	$62,615,978
COST OF SALES	53,638,450	46,230,115

GROSS PROFIT	19,164,260	16,385,863

OPERATING EXPENSES
Selling, general and administrative expenses	14,142,836	11,324,439

INCOME FROM OPERATIONS	5,021,424	5,061,424

OTHER INCOME (EXPENSES)
Interest income	2,745	14,634
Interest expense	(573,418)	(273,363)
Key man life insurance	—	10,000,000
Other income, net	218,049	184,085

TOTAL OTHER EXPENSES	(352,624)	9,925,356

INCOME BEFORE MINORITY INTEREST AND PROVISION FOR INCOME TAXES	4,668,800	14,986,780
MINORITY INTEREST	(275,531)	(292,107)

INCOME BEFORE PROVISION FOR INCOME TAXES	4,393,269	14,694,673
PROVISION FOR INCOME TAXES	89,000	97,500

NET INCOME	$4,304,269	$14,597,173

See accompanying notes, which are integral part of these unaudited condensed combined financial statements.

B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE

CONDENSED COMBINED STATEMENTS OF EQUITY

For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

	Common Stock	Treasury Stock	Members' Deficiency	Retained Earnings	Total
BALANCE—January 1, 2006	$148,000	$—	$—	$28,911,531	$29,059,531
Net income	—	—	—	14,597,173	14,597,173
Treasury stock	—	(18,000,000)	—	—	(18,000,000)
Distributions	—	—	—	(1,000,000)	(1,000,000)

BALANCE—March 31, 2006	$148,000	$(18,000,000)	$—	$42,508,704	$24,656,704

BALANCE—January 1, 2007	$148,000	$(18,000,000)	$(119,613)	$47,162,595	$29,190,982
Net income	—	—	106,750	4,197,519	4,304,269
Distributions	—	—	—	(4,000,000)	(4,000,000)

BALANCE—March 31, 2007	$148,000	$(18,000,000)	$(12,863)	$47,360,114	$29,495,251

See accompanying notes, which are integral part of these unaudited condensed combined financial statements.

B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,304,269	$14,597,173
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	198,407	689,840
Depreciation and amortization	443,295	268,101
Amortization of debt financing costs	22,610	8,553
Keyman life insurance	—	(10,000,000)
Minority interest	258,530	292,107
Changes in operating assets and liabilities:
Accounts receivable	(2,142,819)	(5,620,026)
Inventory	449,827	(1,780,861)
Prepaid expenses and other current assets	(591,300)	(47,745)
Deposits		—
Accounts payable	2,596,535	4,545,356
Accrued expenses and other current liabilities	(1,374,735)	533,322

TOTAL ADJUSTMENTS	(139,650)	(11,111,353)

NET CASH PROVIDED BY OPERATING ACTIVITIES	4,164,619	3,485,820

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of business	(1,602,564)	—
Advances to affiliates	—	(79,385)
Repayment of advances to affiliates	40,355	—
Purchases of property and equipment	(1,823,227)	(351,264)
Purchases of customer lists	(240,240)	—

NET CASH USED IN INVESTING ACTIVITIES	(3,625,676)	(430,649)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable—bank	3,082,564	—
Repayments of loan payable—bank	—	(2,500,000)
Repayments of long-term debt	(400,000)	—
Repayments of mortgage payable	(22,840)	(20,909)
Proceeds of loan payable — member	475,000	—
Distributions to stockholders/members	(4,000,000)	(1,000,000)
Distributions to minority interests	(285,000)	(192,500)

NET CASH USED IN FINANCING ACTIVITIES	$(1,150,276)	$(3,713,409)

NET DECREASE IN CASH	$(611,333)	$(658,238)
CASH—Beginning	1,456,339	888,955

CASH—Ending	$862,007	$230,717

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$467,154	$876,725
Taxes	$237,800	$3,750
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Acquisition of Salerno's
Accounts receivable	$880,805
Inventory	475,273
Property and equipment	500,000
Goodwill recognized in business acquisition	1,543,922
Accounts payable	(1,497,436)
Non-cash consideration	(300,000)

Cash paid for acquisition	$1,602,564

Treasury stock
Purchase of treasury stock		$18,000,000
Key man life insurance paid directly to the estate of an officer and stockholder of the Company to purchase treasury stock		10,000,000

Amount payable to estate of stockholder		$8,000,000

See accompanying notes, which are integral part of these unaudited condensed combined financial statements.

B.J.K. Inc. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—UNAUDITED

NOTE 1—Basis of Presentation and Description of Business

        The accompanying combined financial statements are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial information. They should be read in conjunction with the combined financial statements and related notes to the combined financial statements of B.J.K. Inc. and Subsidiaries and Affiliate ("the Company") for the years ended December 31, 2006, 2005 and 2004 appearing elsewhere herein this document. The March 31, 2007 unaudited interim combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and note disclosures made are adequate to make the information and note disclosures normally included in the annual combined financial statements have been condensed or omitted pursuant to those rules and regulations, although the Company's management believes the disclosures made are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair statement of the combined result of operations for the interim periods presented have been reflected herein. The combined results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year.

        The accompanying combined financial statements include the accounts of B.J.K. Inc. ("BJK") d/b/a Chem Rx, its subsidiary, Chem Rx/Salerno's LLC ("Salerno's") and its affiliate, ChemRx New Jersey, LLC ("ChemRx N.J.") which operate institutional pharmacies, principally providing pharmaceutical dispensing services as well as surgical supplies, durable medical equipment, over the counter drugs and infusion therapy services. The principal markets for their products are long-term care organizations throughout New York State, Pennsylvania and New Jersey. Salerno's, which is owned 90% by BJK, was organized in November 2006 and commenced operations on January 12, 2007. ChemRx NJ, which is owned 90% by a stockholder of BJK, was organized on February 23, 2006 and commenced operations during August 2006. 750 Park Place, Realty Co., LLC ("750 Park Place") is a real estate limited liability company which owns the property leased by BJK for its operations.

NOTE 2—Summary of Significant Accounting Policies

  Principles of Consolidation and Combination

        The accompanying combined financial statements include the accounts of BJK, Salerno's, ChemRx N.J. and 750 Park Place, a variable interest entity under common ownership. As a result of the adoption of the provisions of the Financial Accounting Standards Board ("FASB") Interpretation No. 46 ("FIN 46 (R)"), "Consolidation of Variable Interest Entities, an interpretation of the provisions of ARB No. 51", 750 Park Place has been consolidated with BJK., Salerno's and has been combined with ChemRx N.J. and together are collectively referred to hereinafter as the "Company." All material intercompany accounts and transactions have been eliminated in combination.

  Minority Interest

        Minority interest represents one hundred percent (100%) of the members' equity of 750 Park Place since this is substantially owned by BJK's stockholders and not by BJK. In addition, minority interest includes approximately ten percent (10%) of the members' equity of Salerno's.

        The minority interest in the net assets of ChemRx N.J. has been reduced to zero, as the minority's interest in the net losses since inception approximately $13,000 has not been recorded. Furthermore, the minority's interest in any future profits will not be recognized until the aggregate of such profits equals the aggregate unrecognized losses.

  Consolidation of Variable Interest Entities

        In January 2003, and revised in December 2003, the FASB issued FIN 46 (R). Prior to the issuance of this interpretation, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46 (R) requires a variable interest entity, as defined, to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns. For these purposes, variable interests held by related parties should be combined with the reporting entity.

        BJK is the secondary guarantor of a mortgage payable for the facility owned by 750 Park Place aggregating $2,913,469 at March 31, 2007. The assets, liabilities and net income of 750 Park Place as of and for the three months ended March 31, 2007 amounted to $3,797,228, $2,936,873 and $292,532, respectively. The assets, liabilities and net income of 750 Park Place as of and for the three months ended March 31, 2006 amounted to $3,655,897, $3,023,767 and $292,107, respectively. Since BJK and 750 Park Place are entities under common control, the assets and liabilities of 750 Park Place were recorded in consolidation at predecessor cost basis.

  Accounts Receivable

        The concentration of credit risk in the Company's accounts receivable with respect to the long-term care industry is mitigated by the Company's credit evaluation process, credit limits and monitoring procedures. The Company does not require collateral to support accounts receivable. At March 31, 2007 and 2006, approximately 52% and 46% of the Company's sales were received from Medicare Part D plans, respectively and approximately 20% and 19% of the Company's sales were received from New York State Medicaid, respectively.

  Vendor Rebates

        Emerging Issues Task Force No. 02-16 "Accounting by a Customer (including a Reseller) for Certain Consideration received from a Vendor," requires that if a vendor offers a customer a rebate or refund of a specified amount and the time period and the amounts are not probable and reasonably estimable, it should be recognized as the milestones are achieved. Since vendor rebate amounts are not probable and reasonably estimable, they are recognized when received. The Company received rebates from vendors of approximately $1,072,000 and $1,016,000 for the three months ended March 31, 2007 and 2006, respectively. These amounts were recorded as a reduction to cost of sales in the combined statements of income.

  Advertising and Promotion

        Advertising and promotion costs are expensed as incurred. Advertising and promotion expense for the three months ended March 31, 2007 and 2006 amounted to approximately $161,000 and $178,000, respectively.

  Income Taxes

        BJK, with consent from its stockholders, has elected to be taxed under the provisions of Subchapter "S" of the Internal Revenue Code and corresponding provisions of the New York State

Franchise Tax Law. Under the aforementioned provisions, corporate income or loss or any tax credits earned are included in the stockholders' individual federal and state tax returns. BJK is subject to applicable New York State Subchapter "S" corporation and New York City corporate income taxes. Salerno's, ChemRx N.J. and 750 Park Place are limited liability companies under the provisions of the Internal Revenue Code and applicable state statutes and, accordingly, are not subject to federal or state income taxes. The members are taxed on their proportionate share of the partnership's taxable income.

  Use of Estimates

        The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include the allowance for doubtful accounts. Actual results could differ from those estimates.

  Recent Accounting Pronouncements

        The Company adopted Financial Accounting Standards Board issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109" ("FIN 48") effective January 31, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in financial statements and requires the impact of a tax position to be recognized in the financial statements if the position is more likely than not of being sustained by the taxing authority. FIN 48 is effective for fiscal years beginning after December 31, 2006, and is to be applied to all open tax years as of the date of effectiveness. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. There were no unrecognized tax benefits as of January 1, 2007.

        The Company has identified its federal tax return and its New York State and New York City tax returns as "major" tax jurisdictions, as defined in FIN 48. Based upon the Company's evaluation, it has been concluded that there are no uncertain tax positions requiring recognition in the Company's combined financial statements. The Company's evaluation was performed for tax years ended 2003 through 2006, the only periods subject to examination. The Company believes that it is more likely than not that its income tax positions and deductions will be sustained upon audit and does not anticipate any adjustments that will result in a material change to its financial position. In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48. The Company has elected to classify interest and penalties incurred on income taxes, if any, as income tax expense. No interest or penalties on income taxes have been recorded during the three months ended March 31, 2007. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of FIN 48 did not have a material effect on the Company's combined financial position, results of operations or cash flows.

        In June 2006, the EITF reached a consensus on Issue No. 06-3 ("EITF 06-3"), "Disclosure Requirements for Taxes Assessed by a Governmental Authority on Revenue-Producing Transactions." The consensus allows companies to choose between two acceptable alternatives based on their accounting policies for transactions in which the Company collects taxes on behalf of a governmental authority, such as sales taxes. Under the gross method, taxes collected are accounted for as a component of sales revenue with an offsetting expense. Conversely, the net method allows a reduction to sales revenue. If such taxes are reported as gross and are significant, companies should disclose the amount of those taxes. The guidance should be applied to financial reports through retrospective application for all periods presented, if amounts are significant, for interim and annual reporting beginning after December 15, 2006 with early adoption is permitted. The adoption of EITF 06-3 did not have a material effect on the combined financial statements.

NOTE 3—Concentration of Risk and Major Suppliers

  Major Suppliers

        Purchases from three suppliers represented approximately 86% and 79% of purchases, for the three months ended March 31, 2007 and 2006, respectively. At March 31, 2007 and 2006 the aggregate amount due these suppliers was approximately $16,573,000 and $16,587,000 respectively, which was included in accounts payable. Management believes that other suppliers could provide these products on comparable terms. In addition, the accounts payable balance for four suppliers, three of which are the major suppliers, are secured by liens on substantially all the assets of BJK.

NOTE 4—Acquisition

        On January 12, 2007, pursuant to an Asset Purchase Agreement (the "Agreement") BJK (through its subsidiary, Salerno's) acquired 90% of the assets and assumed certain liabilities of Salerno's Pharmacy, LLC (Salerno's LLC). Under the Agreement, the former member of Salerno's LLC retained a 10% interest in Salerno's. Salerno's LLC is an institutional pharmacy, which principally provides pharmaceutical dispensing services as well as surgical supplies, durable medical equipment and over the counter drugs throughout the northeastern region of the Commonwealth of Pennsylvania.

        The acquisition was accounted for using the purchase method of accounting. Accordingly, the combined financial statements include the operations of Salerno's from January 12, 2007, the effective date of the acquisition through March 31, 2007. The allocation of the purchase price amounting to $1,602,564 is summarized as follows:

Accounts receivable	$880,805
Inventory	475,273
Property and equipment	500,000
Goodwill	1,543,922
Accounts Payable	(1,497,436)
Minority Interest	(300,000)

Total	$1,602,564

  Employment Agreement

        In conjunction with the acquisition, Salerno's entered into an employment agreement with former sole member of Salerno's LLC to serve as an executive of Salerno's. The agreement is for a period of two years, which expires on January 12, 2009. For services provided, this individual is entitled to an annual compensation of $175,000 and commissions on new business generated. The agreement is automatically renewable for one year periods, unless ninety day notice is given by Salerno's to the executive or the executive gives ninety day notice to Salerno's.

NOTE 5—Related Party Transactions

        During the three months ended March 31, 2007 the Company received approximately $40,000 from another entity substantially owned by the stockholders of BJK. These funds are a partial repayment of funds previously advanced to the entity. During the three months ended March 31, 2006 BJK advanced funds amounting to approximately $79,000, on a non-interest bearing basis, to this entity. At March 31, 2007 and 2006 the outstanding advances due from this entity amounted to approximately $357,000 and $564,000 respectively. Management believes that these amounts will be repaid within twelve months of the balance sheet date.

NOTE 6—Intangible Assets

        At March 31, 2007 and 2006, the Company's intangible assets consisted of customer lists of $2,255,600 and $500,000, respectively, net of accumulated amortization of $568,819 and $375,000, respectively. During the three months ended March 31, 2007, ChemRx N.J. acquired customer lists in the amount of $240,240 to increase its services and customer base. The customer lists are being amortized on a straight-line basis over its estimated useful lives ranging from five to ten years. Amortization expense for the three months ended March 31, 2007 and 2006 amounted to $64,886 and $25,000, respectively. Amortization expense for the next five years will be as follows: March 31, 2008—$200,560; 2009 to 2012—$175,560 per year.

NOTE 7—Loan Payable, member

        At March 31, 2007, loan payable, member consists of unsecured loans from one of the members of ChemRx N.J. that is due on demand, but will not be repaid until after March 2008. The loan bears interest at 7.5% per annum. At March 31, 2007, loan payable, member amounted to $5,375,000. Interest expense amounted to approximately $96,000 for the three months ended March 31, 2007. There were no such loans at March 31, 2006.

NOTE 8—Treasury Stock

        In February 2006, an officer and stockholder of BJK passed away. The stockholder owned 27.5% of the outstanding shares of BJK. Upon death, BJK became obligated to purchase the shares from the decedent's estate and the estate became obligated to sell the shares to BJK. BJK and the decedent's estate agreed that shares would be purchased at a price of $18,000,000. The shares were purchased during November 2006 and were funded through the proceeds of a life insurance policy on the decedent paid directly by the insurance company to the decedent's estate ($10,000,000) and a term loan from the Company's bank ($8,000,000). The amount due to the stockholders' estate is included in accrued expenses and other current liabilities of $400,000 and other liabilities of $7,600,000 at March 31, 2006. The balance sheet classification was determined based upon the repayment terms of the bank term loan used to finance the payment.

NOTE 9—Subsequent Event

  Sale of Business

        During May 2007, BJK entered into a stock purchase agreement ("the Agreement"), whereby all of the issued and outstanding shares of BJK and the membership interests in ChemRx N.J. and Salerno's would be acquired by a non related third party for cash and common stock in the acquiring company. The stockholders of BJK and member of ChemRx N.J. and Salerno's will receive additional earn outs and contingent shares based upon certain milestones, as defined in the Agreement. In addition, under the terms of the Agreement, certain key employees of the Company will enter into employment arrangements with the acquiring company.

[LETTERHEAD OF KGS LLP]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
B.J.K. Inc. d/b/a Chem Rx

        We have audited the combined balance sheet of B.J.K. Inc. d/b/a Chem Rx and subsidiaries and affiliate as of December 31, 2006, and the related combined statements of income, equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of B.J.K. Inc. d/b/a Chem Rx and subsidiaries and affiliate as of December 31, 2006, and the combined results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KGS LLP CERTIFIED PUBLIC ACCOUNTANTS

May 31, 2007
Jericho, New York

[Letterhead of Marcum & Kliegman LLP]

INDEPENDENT AUDITORS' REPORT

To the Stockholders/Members of
B.J.K. Inc. d/b/a/ Chem Rx and Affiliate
Long Beach, New York

        We have audited the accompanying combined balance sheets of B.J.K. Inc. d/b/a Chem Rx and Subsidiaries and Affiliate (the "Company") as of December 31, 2005 and 2004 and the related combined statements of income, equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of B.J.K. Inc. d/b/a/ Chem Rx and Subsidiaries and Affiliate, as of December 31, 2005 and 2004, and the combined results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 2 to the combined financial statements, effective January 1, 2005 the Company adopted the provisions of FIN 46 (R), "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51" and consolidated one variable interest entity.

/s/ Marcum & Kliegman LLP

April 24, 2006, except for Note 7 (paragraph 6)
as to which the date is June 20, 2006

B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE

COMBINED BALANCE SHEETS

December 31, 2006, 2005 and 2004

	2006	2005	2004
ASSETS
CURRENT ASSETS
Cash	$1,456,339	$888,955	$1,635,126
Accounts receivable, net of allowance for doubtful accounts of $5,024,898 in 2006, $4,611,131 in 2005 and $6,200,000 in 2004	54,409,146	44,729,595	33,056,551
Inventory	20,521,009	14,869,949	19,209,266
Due from affiliates	397,656	484,606	508,866
Prepaid expenses and other current assets	834,374	430,394	475,759

Total Current Assets	77,618,524	61,403,499	54,885,568

PROPERTY AND EQUIPMENT, Net	7,580,969	6,394,455	3,597,084

OTHER ASSETS
Intangible assets, net	1,511,427	150,000	250,000
Deferred financing costs, net	271,697	123,126	—
Deposits	61,616	—	—

Total Other Assets	1,844,740	273,126	250,000

TOTAL ASSETS	$87,044,233	$68,071,080	$58,732,652

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$21,488,422	$17,563,709	$10,035,864
Accrued expenses and other current liabilities	2,175,697	3,392,509	3,351,275
Current portion of long-term debt	1,692,373	86,499	—

Total Current Liabilities	25,356,492	21,042,717	13,387,139

OTHER LIABILITIES
Loan payable—bank	17,500,000	14,500,000	15,000,000
Long-term debt, less current portion	6,400,000	—	—
Mortgage payable—long-term	2,843,936	2,936,309	—
Loan payable—member	4,900,000	—	—
Deferred rent	—	—	300,000

Total Other Liabilities	31,643,936	17,436,309	15,300,000

TOTAL LIABILITIES	57,000,428	38,479,026	28,687,139

COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST	852,823	532,523	—

EQUITY
Common stock, no par value—authorized 10,000 shares, 6,667 shares issued and 4,784 shares outstanding in 2006 and 6,667 shares issued and outstanding in 2005 and 2004, stated at	148,000	148,000	148,000
Treasury stock, 1,883 shares (at cost)	(18,000,000)	—	—
Members' deficiency	(119,613)	—	—
Retained earnings	47,162,595	28,911,531	29,897,513

TOTAL EQUITY	29,190,982	29,059,531	30,045,513

TOTAL LIABILITIES AND EQUITY	$87,044,233	$68,071,080	$58,732,652

The accompanying notes are an integral part of these combined financial statements.

B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE

COMBINED STATEMENTS OF INCOME

For the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
NET SALES	$261,638,724	$208,686,988	$187,228,046
COST OF SALES	194,289,364	154,027,695	129,184,205

GROSS PROFIT	67,349,360	54,659,293	58,043,841
OPERATING EXPENSES
Selling, general and administrative expenses	47,526,671	37,690,448	39,167,985

INCOME FROM OPERATIONS	19,822,689	16,968,845	18,875,856

OTHER INCOME (EXPENSES)
Interest income	37,244	72,489	20,182
Interest expense	(1,342,185)	(915,025)	(456,486)
Key man life insurance	10,000,000	—	—
Other income, net	649,884	456,889	478,467
Loss on disposal of property and equipment	(94,391)	(107,273)	(51,077)

TOTAL OTHER INCOME (EXPENSE)	9,250,552	(492,920)	(8,914)

INCOME BEFORE MINORITY INTEREST AND PROVISION FOR INCOME TAXES	29,073,241	16,475,925	18,866,942
MINORITY INTEREST	(1,160,300)	(1,502,523)	—

INCOME BEFORE PROVISION FOR INCOME TAXES	27,912,941	14,973,402	18,866,942
PROVISION FOR INCOME TAXES	381,500	310,000	640,000

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	27,531,441	14,663,402	18,226,942
CUMULATIVE EFFECT OF ACCOUNTING CHANGE	—	350,616	—

NET INCOME	$27,531,441	$15,014,018	$18,226,942

The accompanying notes are an integral part of these combined financial statements.

B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE

COMBINED STATEMENTS OF EQUITY

For the Years Ended December 31, 2006, 2005 and 2004

	Common Stock	Treasury Stock	Members' Deficiency	Retained Earnings	Total
BALANCE—January 1, 2004	$148,000	$—	$—	$22,110,571	$22,258,571
Net income	—	—	—	18,226,942	18,226,942
Distributions	—	—	—	(10,440,000)	(10,440,000)

BALANCE—December 31, 2004	148,000	—	—	29,897,513	30,045,513
Net income	—	—	—	15,014,018	15,014,018
Distributions	—	—	—	(16,000,000)	(16,000,000)

BALANCE—December 31, 2005	$148,000	$—	$—	$28,911,531	$29,059,531
Net income (loss)	—	—	(719,623)	28,251,064	27,531,441
Treasury stock	—	(18,000,000)	—	—	(18,000,000)
Members' contributions	—	—	600,010	—	600,010
Distributions	—	—	—	(10,000,000)	(10,000,000)

BALANCE—December 31, 2006	$148,000	$(18,000,000)	$(119,613)	$47,162,595	$29,190,982

The accompanying notes are an integral part of these combined financial statements.

B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE

COMBINED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$27,531,441	$15,014,018	$18,226,942

Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of property and equipment	94,391	107,273	51,077
Bad debt expense	2,759,359	870,108	4,622,858
Cumulative effect of accounting change	—	(350,616)	—
Depreciation and amortization	1,267,813	1,101,363	990,859
Amortization of debt financing costs	93,365	17,937	—
Key man life insurance	(10,000,000)	—	—
Minority interest	1,160,300	1,502,523	—
Changes in operating assets and liabilities:
Accounts receivable	(12,438,910)	(12,543,152)	(4,951,177)
Inventory	(5,651,060)	4,339,317	(380,543)
Income tax refund receivable	—	—	121,571
Prepaid expenses and other current assets	(403,980)	45,365	(134,259)
Deposits	(61,616)	—	—
Accounts payable	3,924,713	7,527,845	(8,743,840)
Accrued expenses and other current liabilities	(1,216,812)	15,147	270,878
Deferred rent	—	—	300,000

TOTAL ADJUSTMENTS	(20,472,437)	2,633,110	(7,852,576)

NET CASH PROVIDED BY OPERATING ACTIVITIES	7,059,004	17,647,128	10,374,366

CASH FLOWS FROM INVESTING ACTIVITIES
Advances to affiliates	(265,946)	(140,000)	(409,132)
Repayment of advances to affiliates	352,897	164,260	—
Cash—consolidation of variable interest entity	—	140,882	—
Purchases of property and equipment	(2,394,787)	(930,945)	(558,640)
Purchases of customer lists	(1,515,360)	—	—

NET CASH USED IN INVESTING ACTIVITIES	$(3,823,196)	$(765,803)	$(967,772)

The accompanying notes are an integral part of these combined financial statements.

	2006	2005	2004
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable—bank	$3,000,000	$—	$—
Proceeds from long-term debt	8,000,000	—	—
Repayments of loan payable—bank	—	(500,000)	—
Repayments of mortgage payable	(86,500)	(79,212)	—
Proceeds of loan payable—member	4,900,000	—	—
Deferred financing costs	(241,934)	(78,284)	—
Proceeds from members' contributions	600,010	—	—
Purchase of treasury stock	(8,000,000)	—	—
Distributions to stockholders/members	(10,000,000)	(16,000,000)	(10,440,000)
Distributions to minority interests	(840,000)	(970,000)	—

NET CASH USED IN FINANCING ACTIVITIES	$(2,668,424)	$(17,627,496)	$(10,440,000)

NET INCREASE (DECREASE) IN CASH	$567,384	$(746,171)	$(1,033,406)
CASH—Beginning	888,955	1,635,126	2,668,532

CASH—Ending	$1,456,339	$888,955	$1,635,126

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$1,480,112	$876,725	$446,693
Taxes	$1,928,200	$3,750	$—
SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING ACTIVITIES
Keyman Life Insurance paid directly to estate of an officer and stockholder of the Company to purchase treasury stock	$10,000,000	$—	$—

Consolidation of variable interest entity (Note 2):
Deferred rent receivable		$300,000
Property and equipment, net		2,975,063
Deferred financing costs, net		62,778
Accrued expenses and other current liabilities		(26,087)
Mortgage payable		(3,102,020)
Members' equity—cumulative effect of accounting change		(350,616)

Cash—consolidation of variable interest entity		$140,882

The accompanying notes are an integral part of these combined financial statements.

B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1—Business

        The accompanying combined financial statements include the accounts of B.J.K. Inc. ("BJK") d/b/a Chem Rx and its affiliate ChemRx New Jersey, LLC ("ChemRx N.J.") which operate institutional pharmacies, principally providing pharmaceutical dispensing services as well as surgical supplies, durable medical equipment, over the counter drugs and infusion therapy services. The principal market for their products are long-term care organizations throughout New York State and New Jersey. ChemRx NJ, which is owned 90% by a stockholder of BJK, was organized on February 23, 2006 and commenced operations during August 2006. 750 Park Place, Realty Co., LLC ("750 Park Place") is a real estate limited liability company which owns the property leased by BJK for its operations. In November 2006, BJK organized Chem Rx/Salerno's LLC ("Salerno's") to acquire substantially all of the assets and assume certain liabilities of Salerno's Pharmacy, LLC ("Salerno's LLC"). Salerno's was inactive in 2006 (see Note 11).

NOTE 2—Summary of Significant Accounting Policies

Principles of Consolidation and Combination

        The accompanying combined financial statements include the accounts of BJK, ChemRx N.J. and 750 Park Place, a variable interest entity under common ownership. As a result of the adoption of the provisions of the Financial Accounting Standards Board ("FASB") Interpretation No. 46 ("FIN 46 (R)"), "Consolidation of Variable Interest Entities, an interpretation of the provisions of ARB No. 51", 750 Park Place has been consolidated with BJK and has been combined with ChemRxN.J. and together are collectively referred to hereinafter as the "Company." All material intercompany accounts and transactions have been eliminated in combination.

Minority Interest and Members' Deficiency

        Minority interest represents one hundred percent (100%) of the members' equity of 750 Park Place since this entity is substantially owned by BJK's stockholders and not by BJK. The Members' deficiency represents the ownership of ChemRx NJ, which is not a variable interest, but is owned 90% by two of the stockholders of B.J.K. Inc. and 10% by a non-related third party, and not by B.J.K.

Consolidation of Variable Interest Entities

        In January 2003, and revised in December 2003, the FASB issued FIN 46 (R). Prior to the issuance of this interpretation, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46 (R) requires a variable interest entity, as defined, to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns. For these purposes, variable interests held by related parties should be combined with the reporting entity.

        Upon adoption of FIN 46R, the Company recorded a cumulative effect of accounting change in the amount of $350,616 which represents the opening equity of 750 Park Place. The entire adjustment was allocated to the minority interest.

        BJK is the secondary guarantor of a mortgage payable for the facility owned by 750 Park Place aggregating $2,936,309 at December 31, 2006 (Note 7). The assets, liabilities and net income of 750 Park Place as of and for the year ended December 31, 2006 amounted to $3,817,899, $2,965,076 and $1,160,300, respectively. The assets, liabilities and net income of 750 Park Place as of and for the year ended December 31, 2005 amounted to $3,583,058 $3,050,535 and $1,502,523, respectively. Since BJK and 750 Park Place are entities under common control, the assets and liabilities of 750 Park Place were recorded in consolidation at predecessor cost basis.

Inventory

        Inventory consists of finished goods, primarily of pharmaceutical drugs and surgical supplies, and is stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

        Property and equipment are recorded at cost and the building is recorded at predecessor cost basis of 750 Park Place. Depreciation is provided on a straight-line basis based upon the estimated useful lives of the respective assets. Maintenance, repairs and minor renewals are charged to operations as incurred, whereas the costs of significant betterments are capitalized. Upon sale or retirement of the related asset, the associated costs and accumulated depreciation are eliminated from the accounts and gains or losses are reflected in the accompanying combined financial statements.

Deferred Financing Costs

        Deferred financing costs include costs to obtain debt financing which are amortized over the life of the corresponding debt.

Revenue Recognition

        The Company recognizes revenues at the time products are delivered or services are provided. A significant portion of these revenues are billed under the federal Medicare Part D plan, state Medicaid programs and to a lesser extent long-term care facilities and third party insurance plans. A substantially majority of revenues billed to Medicare Part D plans, Medicaid programs and third party insurance plans are electronically settled at the time the prescription is dispensed and the amounts that will be reimbursed are known and reflected in the Company's data base, subject to certain post-settlement adjustments which generally are immaterial. Net sales are reported at the estimated net realizable amounts from long-term care organizations, third party insurance companies and residents. The Company has agreements with third party payors that provide for payments to the Company at amounts different from its established rates. The Company establishes an allowance for billing adjustments based on historical experience for claims rejected upon submission for electronic settlement or otherwise.

Vendor Rebates

        Emerging Issues Task Force No. 02-16 "Accounting by a Customer (including a Reseller) for Certain Consideration received from a Vendor," requires that if a vendor offers a customer a rebate or refund of a specified amount and the time period and the amounts are not probable and reasonably estimable, it should be recognized as the milestones are achieved. Since vendor rebate amounts are not probable and reasonably estimable, they are recognized when received. The Company received rebates from vendors of approximately $2,816,000, $3,684,000 and $3,956,000 for the years ended December 31,

2006, 2005 and 2004, respectively. These amounts were recorded as a reduction to cost of sales in the combined statements of income.

Income Taxes

        BJK, with consent from its stockholders, has elected to be taxed under the provisions of Subchapter "S" of the Internal Revenue Code and corresponding provisions of the New York State Franchise Tax Law. Under the aforementioned provisions, corporate income or loss or any tax credits earned are included in the stockholders' individual federal and state tax returns. BJK is subject to applicable New York State Subchapter "S" corporation and New York City corporate income taxes. ChemRx N.J. and 750 Park Place are limited liability companies under the provisions of the Internal Revenue Code and applicable state statutes and, accordingly, are not subject to federal or state income taxes. The members are taxed on their proportionate share of the partnership's taxable income.

Recent Accounting Pronouncement

        In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109" (the "Interpretation"). The Interpretation establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The Interpretation is effective for fiscal years beginning after December 31, 2006, and is to be applied to all open tax years as of the date of effectiveness. The Company does not expect the application of the Interpretation to have a material impact to its combined financial statements.

        In June 2006, the EITF reached a consensus on Issue No. 06-3 ("EITF 06-3"), "Disclosure Requirements for Taxes Assessed by a Governmental Authority on Revenue-Producing Transactions." The consensus allows companies to choose between two acceptable alternatives based on their accounting policies for transactions in which the Company collects taxes on behalf of a governmental authority, such as sales taxes. Under the gross method, taxes collected are accounted for as a component of sales revenue with an offsetting expense. Conversely, the net method allows a reduction to sales revenue. If such taxes are reported as gross and are significant, companies should disclose the amount of those taxes. The guidance should be applied to financial reports through retrospective application for all periods presented, if amounts are significant, for interim and annual reporting beginning after December 15, 2006 with early adoption is permitted. The Company does not expect the adoption of EITF 06-3 to have a material effect on the combined financial statements.

Advertising and Promotion

        Advertising and promotion costs are expensed as incurred. Advertising and promotion expense for the years ended December 31, 2006, 2005 and 2004 amounted to approximately $726,000, $498,000 and $297,000, respectively.

Allowance for Doubtful Accounts

        The Company estimates the allowance for doubtful accounts based upon a review of outstanding receivable and historical collection information by customer. Normally, accounts receivable are due within periods ranging from 30 to 90 days after the date of invoice. Accounts receivable are written off when they are determined to be uncollectible.

	2006	2005	2004
Balance—beginning	$4,611,131	$6,200,00	$2,800,000
Direct write-offs	(2,345,593)	(1,323,642)	(1,222,859)
Increase (decrease) in reserve	2,759,360	(265,227)	4,622,859

Balance—end	$5,024,898	$4,611,131	$6,200,000

Delivery and Shipping Expenses

        The Company classifies delivery and shipping expenses as a component of selling, general and administrative expenses. For the years ended December 31, 2006, 2005 and 2004, such costs amounted to approximately $1,702,000, $1,179,000 and $990,000, respectively. The Company does not charge these costs to its customers.

Use of Estimates

        The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include the allowance for doubtful accounts. Actual results could differ from those estimates.

Impairment of Long-Lived Assets

        A long-lived asset shall be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value is required.

Fair Value of Financial Instruments

        The Company's financial instruments include cash, accounts receivable, accounts payable, revolving line of credit, and long-term debt. The Company estimates that carrying amounts of all financial instruments described above to approximate fair value based upon current market conditions, maturity dates, and other factors.

Reclassifications

        Certain accounts in the prior year combined financial statements have been reclassified for comparative purposes to conform with the presentation in the current year combined financial statements. These reclassifications have no effect on previously reported combined income.

NOTE 3—Concentration of Risk and Major Suppliers

Cash

        The Company has cash balances in banks in excess of the maximum amount insured by the FDIC as of December 31, 2006, 2005 and 2004. At December 31, 2006, 2005 and 2004, the cash balance exceeds the FDIC limit by approximately $2,162,000, $662,000 and $2,625,000, respectively.

Accounts Receivable

        The concentration of credit risk in the Company's accounts receivable with respect to the long-term care industry is mitigated by the Company's credit evaluation process, credit limits and monitoring procedures. The Company does not require collateral to support accounts receivable. At December 31, 2006, approximately 49% (unaudited) and 21% (unaudited) of the Company's sales were received from Medicare Part D plans and New York State Medicaid, respectively. At December 31, 2005, approximately 50% (unaudited) of the Company's sales were received from New York State Medicaid. There were no customers who made up more than 10% of sales for the year ended December 31, 2004.

Major Suppliers

        Purchases from three suppliers represented approximately 82%, 83% and 81% of purchases, for the years ended December 31, 2006, 2005 and 2004, respectively. At December 31, 2006, 2005 and 2004 the aggregate amount due these suppliers was approximately $17,717,000, $13,900,000 and $7,113,000, respectively, which was included in accounts payable. Management believes that other suppliers could provide these products on comparable terms. In addition, the accounts payable balance for four suppliers, three of which are the major suppliers, are secured by liens on substantially all the assets of BJK.

NOTE 4—Related Party Transactions

        During the year ended December 31, 2006 the Company received approximately $87,000 from another entity substantially owned by the stockholders of BJK. These funds are a partial repayment of funds previously advanced to the entity. During the years ended December 31, 2005 the Company advanced funds, on a non-interest bearing basis, to this entity. At December 31, 2004, the Company advanced funds to entities substantially owned by the stockholders of BJK. At December 31, 2006 and 2005 the outstanding advances due from this entity amounted to $398,000 and $485,000, respectively. At December 31, 2004 the outstanding advances due from these entities amounted to approximately $509,000. Management believes that these amounts will be repaid within twelve months of the balance sheet date.

        During 2004, a stockholder of the Company advanced funds to BJK for working capital needs. There are no outstanding advances at December 31, 2004. Interest was payable at 6% and amounted to approximately $39,000 for the year ended December 31, 2004.

NOTE 5—Property and Equipment

        Property and equipment at December 31, 2006, 2005 and 2004 consists of the following:

	2006	2005	2004	Estimated Useful Lives
Land	$945,206	$945,206	$—
Building and building improvements	4,349,698	4,088,690	1,826,849	10-40 years
Furniture and fixtures	6,313,758	5,068,971	4,405,150	7 years
Computers and internal use software	1,937,761	1,215,279	1,147,715	5 years
Automobiles	256,929	242,031	225,346	5 years

	13,803,352	11,560,177	7,605,060
Less: accumulated depreciation and amortization	6,222,383	5,165,722	4,007,976

Property and Equipment, net	$7,580,969	$6,394,455	$3,597,084

        Depreciation and amortization expense for the years ended December 31, 2006, 2005 and 2004 amounted to approximately $1,114,000, $1,001,000 and $891,000, respectively.

NOTE 6—Intangible Assets

        At December 31, 2006, 2005 and 2004, the Company's intangible assets consisted of customer lists of $2,015,360, $500,000 and $500,000, respectively, net of accumulated amortization of $503,933, $350,000 and $250,000, respectively. During the year ended December 31, 2006, ChemRx N.J. acquired customer lists in the amount of $1,515,360 to increase its services and customer base. The customer lists are being amortized on a straight-line basis over its estimated useful lives ranging from five to ten years. Amortization expense for the years ended December 31, 2006, 2005 and 2004 amounted to $153,933, $100,000 and $100,000, respectively. Amortization expense for the next five years will be as follows: December 31, 2007—$201,536; 2008 to 2011—$151,536 per year.

NOTE 7—Loans Payable

Loan Payable, Bank

        On November 15, 2006, BJK entered into a $50,000,000 Credit Facility, inclusive of a $25,000,000 revolving credit facility, a $17,000,000 acquisition credit facility and an $8,000,000 term loan facility (collectively the "Credit Facility"). The Credit Facility replaced the $25,000,000 revolving credit facility.

        The revolving credit facility component of the Credit Facility expires on November 15, 2009 and bears interest at the bank's prime rate or LIBOR plus one hundred basis points, at the option of BJK (at rates of 6.35% LIBOR and 8.25% for prime at December 31, 2006). As of December 31, 2006 $17,500,000 was outstanding under the revolving credit facility. The term loan facility matures on November 15, 2011 and bears interest at the bank's prime rate or LIBOR plus one hundred and twenty five basis points, at the option of BJK (at a rate of 6.61% LIBOR at December 31, 2006). The acquisition credit facility commitment termination date is November 15, 2008; the facility bears interest at the bank's prime rate or LIBOR plus one hundred and twenty five basis points, at the option of BJK. No funds were borrowed under this facility at December 31, 2006. The bank charges a fee equal to 12 1/2 and 25 basis points per annum on the unused balance under the revolving credit facility and the acquisition credit facility, respectively. At the termination of the acquisition line, any unused amounts will increase the revolving credit facility.

        Principal payments related to the term loan are as follows:

For the Year ending December 31,	Amount
2007	$1,600,000
2008	1,600,000
2009	1,600,000
2010	1,600,000
2011	1,600,000

Total	$8,000,000

        The Credit Facility is collateralized by substantially all the assets of BJK, guaranteed by 750 Park Place and personally guaranteed by two of the Company's stockholders/ members up to a limit of $15,000,000. BJK is also required to comply with certain restrictive and financial covenants. BJK was in violation of one of its covenants as of December 31, 2006. In May 2007, BJK received a waiver from the bank related to its covenant violation and the revolving credit facility was increased by $5,000,000 to $30,000,000 and the acquisition credit facility was reduced by $5,000,000 to $12,000,000.

        As of December 31, 2005 BJK was obligated under a $25,000,000 revolving credit facility, inclusive of a $5,000,000 acquisition line (the "Agreement") with a bank expiring on August 5, 2008. This Agreement became effective on August 18, 2005. Borrowings for advances under the Agreement bear interest at the bank's prime rate or the LIBOR rate plus one hundred basis points, at the option of BJK (at rates ranging from 4.61% to 5.67% for LIBOR and 7.25% for prime at December 31, 2005). The bank charges a fee equal to 12 1/2 basis points per annum based on the unused balance under the Agreement. The Agreement is collateralized by substantially all the assets of BJK, guaranteed by 750 Park Place and personally guaranteed by BJK's stockholders up to a limit of $15,000,000. BJK is also required to comply with certain restrictive and financial covenants. The acquisition line is available for one year (which expired on August 18, 2006) and after such one year period, any unused portion of the acquisition line can be used for working capital needs. The outstanding balance under the agreement at December 31, 2005 was $14,500,000.

        BJK was in violation of certain of its covenants at December 31, 2005. These violations were waived by the bank on June 20, 2006.

        As of December 31, 2004 BJK was obligated under a $15,000,000 revolving credit facility, (the "Agreement") with a bank. Borrowings for advances under the Agreement bear interest at the option of the Company at the bank's prime rate or the LIBOR rate plus one hundred basis points (2.91% at December 31, 2004) and expired on June 30, 2005. The bank charges a fee equal to 37 1/2 basis points per annum based on the unused balance under the Agreement. The Agreement is collateralized by substantially all the assets of the Company, guaranteed by 750 Park Place and personally guaranteed by the Company's stockholders. The outstanding balance under the Agreement at December 31, 2004 was $15,000,000. The Company is also required to comply with certain restrictive and financial covenants.

At December 31, 2004, the Company was in violation of certain of these covenants. As part of the revolving credit facility which became effective August 18, 2005 (see above), the bank waived all covenant violations.

Mortgage Payable

        750 Park Place is obligated under a mortgage note with the aforementioned bank for the facility utilized by BJK. The note bears interest at 8.83% and is payable in monthly installments of $29,410, through May 31, 2011 at which time a final payment of $2,462,555 is due. B.J.K. is a secondary guarantor of the mortgage payable (Note 2).

        Principal payments related to the mortgage payable are as follows:

For the Year ending December 31,	Amount
2007	$92,373
2008	101,811
2009	112,083
2010	122,555
2011	2,507,487

Total	$2,936,309

Deferred Financing Costs

        Deferred financing costs relating to the aforementioned loan and mortgage payables at December 31, 2006 consist of the following:

Company	Deferred Financing Costs	Less, Accumulated Amortization	Deferred Financing Costs, net	Estimated Useful Lives
Loan payable, bank	$241,935	$13,440	$228,495	3 years
Mortgage payable	104,935	61,733	43,202	10 years

Total	$346,870	$75,173	$271,697

        Deferred financing costs relating to the aforementioned loan and mortgage payables at December 31, 2005 consist of the following:

Company	Deferred Financing Costs	Less, Accumulated Amortization	Deferred Financing Costs, net	Estimated Useful Lives
Loan payable, bank	$78,284	$8,143	$70,141	3 years
Mortgage payable	104,935	51,950	52,985	11 years

Total	$183,219	$60,093	$123,126

        Amortization expense for the year ended December 31, 2006, 2005 and 2004 amounted to approximately $93,000, $18,000 and $—, respectively. Amortization expense for the year ended December 31, 2006 includes unamortized deferred financing costs associated with the former Agreement between BJK and its bank of approximately $41,000.

        Combined amortization expense will be approximately $114,000 for the years ending December 31, 2007 and 2008, $105,000 for the year ended December 31, 2009 $10,000 for each year thereafter.

Loan Payable, member

        At December 31, 2006, loan payable, member consists of unsecured loans from one of the members of ChemRx N.J. that is due on demand, but will not be repaid in 2007. The loan bears interest at 7.5% per annum. At December 31, 2006, loan payable, member amounted to $4,900,000. Interest expense amounted to approximately $74,000 for the year ended December 31, 2006. There were no such loans at December 31, 2005 and 2004.

NOTE 8—Retirement Plan

        BJK has a 401(k) defined contribution plan covering all eligible employees. Contributions to the plan are discretionary. BJK makes a matching contribution of 50% of the employee's first 5% of their compensation contributed to the plan. Contributions to the plan for the year ended December 31, 2006, 2005 and 2004 amounted to approximately $288,000, $231,000 and $195,000, respectively.

NOTE 9—Treasury Stock

        In February 2006, an officer and stockholder of BJK passed away. The stockholder owned 27.5% of the outstanding shares of BJK. Upon death, BJK became obligated to purchase the shares from the decedent's estate and the estate became obligated to sell the shares to BJK. BJK and the decedent's estate agreed that shares would be purchased at a price of $18,000,000. The shares were purchased during November 2006 and were funded through the proceeds of a life insurance policy on the decedent paid directly by the insurance company to the decedent's estate ($10,000,000) and a term loan from the Company's bank ($8,000,000) (Note 7).

NOTE 10—Commitments

Lease Commitments

        ChemRx N.J leases its facility under an operating lease that expires in April 2011. Under the terms of the lease, ChemRx N.J pays property taxes, insurance, maintenance and other expenses related to the leased property.

        Total rent expense for the years ended December 31, 2006, 2005 and 2004 was $109,690, $— and $—, respectively.

        Future minimum annual rental commitments are as follows:

For the Year Ending December 31,	Amount
2007	$89,425
2008	92,134
2009	94,927
2010	97,863
2011	32,954

Total	$407,303

NOTE 11—Subsequent Events

Acquisition of Business

        In January 2007, BJK Inc. through Salerno's acquired substantially all of the assets and assumed certain trade liabilities of Salerno's LLC. Salerno's LLC is an institutional pharmacy, which principally provides pharmaceutical dispensing services as well as surgical supplies, durable medical equipment and over the counter drugs. The principal market for Salerno's LLC's products is long-term care organizations throughout the northeastern region of the Commonwealth of Pennsylvania.

        The purchase price for Salerno's LLC was $3,400,000 which consisted of $1,602,564 in cash, the assumption of trade liabilities of $1,497,436 and equity in Salerno's of $300,000.

Sale of Business

        During May 2007, BJK entered into a stock purchase agreement ("the Agreement"), whereby all of the issued and outstanding shares of BJK and the membership interests in ChemRx N.J. and Salerno's would be acquired by a non related third party for cash and common stock in the acquiring company. The stockholders of BJK and member of ChemRx N.J. and Salerno's will receive additional earn outs and contingent shares based upon certain milestones, as defined in the Agreement. In addition, under the terms of the Agreement, certain key employees of the Company will enter into employment arrangements with the acquiring company.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Paramount Acquisition Corp.

We have audited the accompanying balance sheet of Paramount Acquisition Corp. (a development stage enterprise) (the "Company") as of December 31, 2006, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2006, for the period June 1, 2005 (inception) to December 31, 2005 and from June 1, 2005 (inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paramount Acquisition Corp. (a development stage enterprise) as of December 31, 2006, and the results of its operations and its cash flows for the year ended December 31, 2006, for the period June 1, 2005 (inception) to December 31, 2005, and for the period June 1, 2005 (inception) to December 31, 2006, in conformity with generally accepted accounting principles (United States).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's certificate of incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a business combination prior to April 27, 2007 or October 27, 2007 if certain extension criteria have been satisfied. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MARCUM & KLIEGMAN LLP
Melville, New York

March 30, 2007

PARAMOUNT ACQUISITION CORP.
(a development stage enterprise)

BALANCE SHEET

December 31, 2006
Assets
Current assets:
Cash	$54,209
Investments held in Trust Fund	54,470,015
Prepaid expenses and other current assets	135,375

Total assets	$54,659,599

Liabilities and Stockholders' Equity
Current liabilities:
Due to related party—accrued expenses	$24,989
Accounts payable and accrued expenses	967,699

Total current liabilities	992,688

Common Stock, subject to possible conversion, 1,954,999 shares at conversion value	10,888,556

Commitment and Contingencies
Stockholders' equity
Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued	—
Common Stock, $.0001 par value, authorized 40,000,000 shares, total issued and outstanding 11,900,000 shares (less 1,954,999 subject to possible conversion)	996
Additional paid-in capital	42,608,914
Earnings accumulated during the development stage	168,445

Total stockholders' equity	42,778,355

Total liabilities and stockholders' equity	$54,659,599

The accompanying notes are an integral part of these financial statements.

PARAMOUNT ACQUISITION CORP.
(a development stage enterprise)

STATEMENTS OF OPERATIONS

	For the year ended December 31, 2006	For the Period from June 1, 2005 (Inception) to December 31, 2005	For the Period from June 1, 2005 (Inception) to December 31, 2006
Revenue	$—	$—	$—
General, selling and administrative expenses	2,075,737	90,123	2,165,860

Operating loss	(2,075,737)	(90,123)	(2,165,860)
Interest income	1,969,060	367,145	2,336,205

(Loss) income before provision for income taxes	(106,677)	277,022	170,345
Benefit from (provision for) income taxes	90,000	(91,900)	(1,900)

Net (loss) income	(16,677)	185,122	168,445

Accretion of Trust Fund relating to Common Stock subject to possible conversion	(389,162)	(71,711)	(460,873)

Net (loss) income available to other Common Stockholders	$(405,839)	$113,411	$(292,428)

Weighted average shares outstanding—basic and diluted	9,945,977	4,515,626	7,938,905

Basic and diluted (loss) income per share	$(0.04)	$0.03	$(0.04)

The accompanying notes are an integral part of these financial statements.

PARAMOUNT ACQUISITION CORP.
(a development stage enterprise)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the Period from June 1, 2005 (Inception) to December 31, 2006

	Common Stock
			Additional paid-in capital	Earnings accumulated during development stage	Total stockholders' equity
	Shares	Amount
Balance, June 1, 2005 (inception)	—	$—	$—	$—	$—
Issuance of Common Stock to initial stockholders	2,125,000	213	24,787	—	25,000
Sale of 9,775,000 units, net of underwriters' discount and offering expenses amounting to $5,176,634 (includes 1,954,023 shares subject to possible conversion)	9,775,000	978	53,472,388	—	53,473,366
Proceeds subject to possible conversion of 1,954,999 shares	—	(195)	(10,427,488)	—	(10,427,683)
Proceeds from issuance of option	—	—	100	—	100
Accretion of Trust Fund relating to Common Stock subject to possible conversion	—	—	(71,711)	—	(71,711)
Net income for the period from June 1, 2005 (inception) to December 31, 2005	—	—	—	185,122	185,122

Balance, December 31, 2005	11,900,000	996	42,998,076	185,122	43,184,194
Accretion of Trust Fund relating to Common Stock subject to possible conversion	—	—	(389,162)	—	(389,162)
Net loss for the year ended December 31, 2006	—	—	—	(16,677)	(16,677)

Balance, December 31, 2006	11,900,000	$996	$42,608,914	$168,445	$42,778,355

The accompanying notes are an integral part of these financial statements.

PARAMOUNT ACQUISITION CORP.
(a development stage enterprise)

STATEMENTS OF CASH FLOWS

	For the Year ended December 31, 2006	For the Period from June 1, 2005 (Inception) to December 31, 2005	For the Period from June 1, 2005 (Inception) to December 31, 2006
Cash Flows from Operating Activities
Net (loss)/income	$(16,677)	$185,122	$168,445
Changes in Operating Assets and Liabilities:
Prepaid expenses and other current assets	83,697	(219,072)	(135,375)
Accounts payable and accrued expenses	878,590	181,009	1,059,599
Due to related party—accrued expenses	24,989	—	24,989
Income taxes payable	(91,900)	—	(91,900)

Net cash provided by operating activities	878,699	147,059	1,025,758

Cash Flows Used in Investing Activities
Investments held in Trust Fund	(1,946,780)	(52,523,235)	(54,470,015)

Net cash used in investing activities	(1,946,780)	(52,523,235)	(54,470,015)

Cash Flows from Financing Activities
Proceeds from sale of Common Stock to initial stockholders	—	25,000	25,000
Gross proceeds from initial public offering	—	58,650,000	58,650,000
Proceeds from issuance of option	—	100	100
Payments of deferred offering costs	—	(5,176,634)	(5,176,634)

Net cash provided by financing activities	—	53,498,466	53,498,466

Net (decrease) increase in cash	(1,068,081)	1,122,290	54,209
Cash at beginning of the period	1,122,290	—	—

Cash at end of the period	$54,209	$1,122,290	$54,209

Supplemental disclosure of cash flow information:
Accretion of Trust Fund relating to Common Stock subject to possible conversion	389,162	71,711	460,873
Income taxes paid	93,309	—	93,309

The accompanying notes are an integral part of these financial statements.

PARAMOUNT ACQUISITION CORP.
(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

1. Organization, Business Operations and Significant Accounting Policies

        Paramount Acquisition Corp. (the "Company") was incorporated in Delaware on June 1, 2005 as a blank check company whose objective is to acquire an operating business in the healthcare industry.

        All activity from June 1, 2005 through October 27, 2005 related to the Company's formation and initial public offering is described below. Since October 28, 2005, the Company has been searching for a target business to acquire. The Company has selected December 31 as its fiscal year end.

        The registration statement for the Company's initial public offering ("Offering") was declared effective October 21, 2005 by selling 8,500,000 units ("Units") at $6 per unit. The Company consummated the Offering on October 27, 2005. In addition, on October 31, 2005 and November 1, 2005, the Company sold an additional 1,275,000 Units at $6 per unit pursuant to an over-allotment option for the Offering, receiving total gross proceeds sold of $58,650,000 for the entire offering.

        The Company's management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating business in the healthcare industry ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. An aggregate of $52,164,500 (including the over-allotment option described in Note 3), before any interest earned, has been deposited in an interest-bearing trust account ("Trust Account") until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. Under the agreement governing the Trust Account, funds will only be invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. The remaining net proceeds of $1,308,866 (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

        The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

        All of the Company's stockholders prior to the Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 2,125,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

        With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such

Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

        The Company's Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Offering due to costs related to the Offering and since no value would be attributed to the Warrants (as defined in Note 3, below) contained in the Units sold.

Cash and Cash Equivalents

        The Company considers all highly liquid money market instruments with maturities of three months or less at date of purchase to be cash equivalents.

Investments Held in Trust Fund

        The Company maintains its cash, held in the trust fund, in money market instruments at cost which approximates fair value.

Income Taxes

        Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. Management did not record the impact of deferred taxes as they were deemed immaterial.

        The provision for federal, state and local taxes, which are included in the accompanying statement of operations amounted to $91,900 for the period from June 1, 2005 (inception) to December 31, 2005 and $1,900 for the period from June 1, 2005 (inception) to December 31, 2006. As of December 31, 2006, the Company has recorded a $90,000 tax refund receivable which is included in prepaid expenses and other current assets. The Company expects to apply its tax net operating loss incurred during 2006 to prior year profits thereby generating an income tax benefit for the year ended December 31, 2006.

Earnings/(Loss) per Share

        Basic earnings (loss) per share is computed by dividing the net income (loss) available to the common stockholders by the weighted average number of common shares outstanding during the period. Common shares subject to possible redemption of 1,954,999 have been excluded from the calculation of basic earnings (loss) per share since such shares, if redeemed, only participate in their pro rata share of the trust earnings. Diluted earnings (loss) per share adjusts basic earnings (loss) per share for the effects of Warrants, Unit options (see Note 3) and other potentially dilutive financial instruments, only in the periods in which such effect is dilutive. Securities that could potentially dilute basic earnings per share ("EPS") in the future that were not included in the computation of the diluted basic EPS because to do so would have been anti-dilutive are as follows: (i) The conversion of the outstanding Warrants (as defined in Note 3) of 19,550,000 for the year ended December 31, 2006 and from June 1, 2005 (inception) to December 31, 2005 is contingent upon the occurrence of future events, and therefore, is not includable in the calculation of diluted earnings per share in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128—Earnings per Share. The December 31, 2005 earnings per share presentation was revised to conform with this policy and to the current year presentation; (ii) The underwriters' Unit purchase option of 1,275,000 was not included in the computation of the diluted EPS because to do so would have been anti-dilutive for the year ended December 31, 2006 and from June 1, 2005 (inception) to December 31, 2005.

Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of American requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

        SFAS No. 105, "Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk", requires disclosure of significant concentrations of credit risk regardless of the degree of risk. At December 31, 2006, financial instruments that potentially expose the Company to credit risk consist of cash. The Company maintains its cash balances in various financial institutions. The Federal Deposit Insurance Corporation insures balances in bank accounts up to $100,000 and the Securities Investor Protection Corporation insures balances up to $500,000 in brokerage accounts. At December 31, 2006, the uninsured balances in the bank brokerage accounts amounted to $53,970,015. Management believes the risk of loss to be minimal since it invests in or through major financial institutions.

Fair Value of Financial Instruments

        The carrying value of cash, investments held in the trust fund, accounts payable and accrued expenses are reasonable estimates of the fair values due to their short-term maturity.

Recently Issued Pronouncements

        In February 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 155—Accounting for Certain Hybrid Financial Instruments ("SFAS 155"), which eliminates the exemption from applying SFAS 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments, SFAS 155 also allows the election of fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a remeasurement event. Adoption is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 155 is not expected to have a material effect on the Company's financial position, results of operations or cash flows.

        In March 2006, the FASB issued SFAS No. 156—Accounting for Servicing of Financial Assets ("SFAS 156"), which requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value. SFAS 156 permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Adoption is required as of the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 156 is not expected to have a material effect on the Company's financial position, results of operations or cash flows.

        In July 2006, the FASB issued FASB Interpretation No. 48—Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. This interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation of and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. This interpretation shall be effective for fiscal years beginning after December 15, 2006. The cumulative effects, if any, of applying this Interpretation will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. The Company has not yet commenced the process of evaluating the expected effect of FIN 48 on its financial statements and is not currently in a position to determined such effects.

        In September 2006, the FASB issued SFAS No. 157—Fair Value Measurements ("SFAS 157"). This Statement defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS 157 applies needs to be corrected. A correction to the prior year results that are not material to those years would not require a restatement process where prior financials would be amended. SAB 108 is effective for fiscal years ending after November 15, 2006. The Company has assessed SAB 108 and has concluded that it did not have a material effect on the Company's financial position, results of operations or under other accounting pronouncements that require or permit fair value measurements and accordingly does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company will evaluate the potential impact, if any, that the adoption of SFAS 157 will have on our financial position, results of operations, or cash flows.

        In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin 108, Considering the Effects on Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements ("SAB 108"). SAB 108 requires registrants to quantify errors using both the income statement method (i.e. iron curtain method) and the rollover method and requires adjustment if either method indicates a material error. If a correction in the current year relating to prior year errors is material to the current year, then the prior year financial information cash flows.

2. Going Concern and Management Plans

        As of December 31, 2006, excluding investments held in the Trust Fund of $54,470,015, the Company had a working capital deficiency of $803,104. In order for the Company to continue to fund the operating costs for its search for an acquisition candidate, an officer of the Company has agreed to advance funds to the Company from one of his affiliates, Paramount BioCapital Asset Management, Inc. There can be no assurance that the Company will enter into a business combination prior to April 27, 2007, or October 27, 2007, if certain extension conditions have been satisfied.

Pursuant to its Certificate of Incorporation, the Company would have to liquidate pursuant to a plan of dissolution and return the funds held in the trust account to the holders of shares issued in the offering as described in Note 3.

        These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3. Initial Public Offering

        On October 27, 2005, the Company sold 8,500,000 Units in the Offering at $6.00 per Unit. On October 31, 2005 and November 1, 2005 the Company sold an additional aggregate 1,275,000 Units pursuant to an over-allotment option of the Offering. The total gross proceeds from the total offering including the over-allotment amounted to $58,650,000. After payments of all offering costs, the net proceeds to the Company amounted to $53,473,366. Each Unit consists of one share of the Company's common stock, $.0001 par value, and two Redeemable common stock Purchase Warrants ("Warrants"). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination or one year from the effective date of the Offering and expiring four years from the effective date of the Offering. The Warrants will be redeemable by the Company, upon prior written consent of the Representative, at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In connection with this Offering, the Company issued an option, for $100, to the Representative to purchase 425,000 Units at an exercise price of $7.50 per Unit. The warrants underlying such Units are exercisable at $6.25 per share. The Company has accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders' equity. The Company estimates that the fair value of this option is approximately $922,250 ($2.17 per Unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the Representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 42.875%, (2) risk-free interest rate of 4.03% and (3) expected life of 5 years. The option may be exercised for cash or on a "cashless" basis at the holder's option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash.

        The Company's Warrants, or the warrants underlying the Units which may be purchased by the Representative, will not be exercisable and the Company will not be obligated to issue shares of common stock upon the Warrants' exercise unless at the time a Warrant holder seeks to exercise a Warrant, either a registration statement under the Securities Act of 1933 with respect to the Company's common stock is effective or an exemption from the registration requirements of the Securities Act is available. Under the terms of the Warrant agreement the Company entered into with Continental Stock Transfer & Trust Company (as agent for the Warrant holders), the Company has agreed to use its best efforts to meet these conditions and to maintain the effectiveness of such a registration statement until the expiration of the Warrants. If the Company is unable to do so, holders of the Warrants may be unable to exercise the Warrants and the Company will not be required to settle any exercise of the Warrants. In that case, the Warrants may have no value, the market for such Warrants may be limited and such Warrants may expire worthless.

        Under no circumstances shall the Company be required to net cash settle either the Warrants or the warrants underlying the Units which may be purchased by the Representative.

4. Related Party Transactions

        The Company presently occupies office space provided by an affiliate of the Company's chairman. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on October 21, 2005 and ending upon the consummation of a Business Combination. For the year ended December 31, 2006, the period from June 1, 2005 (inception) to December 31, 2005 and for the period from June 1, 2005 (inception) to December 31, 2006 the Company has incurred expense totaling $90,000, $17,500 and $107,500, respectively, to such affiliate pursuant to this agreement. As of December 31, 2006, $22,500 is due to such affiliate pursuant to this agreement.

5. Commitment and Contingencies

        Pursuant to letter agreements dated July 25, 2005 with the Company and Early Bird Capital, Inc., the representative of the underwriters in the offering ("Representative"), the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company's liquidation.

        The Company's directors agreed with the Representative that, after consummation of the Offering and within the first three month period after separate trading of the Warrants has commenced, they or certain of their affiliates or designees will collectively purchase up to $1,750,000 of Warrants in the public marketplace at prices not to exceed $0.70 per Warrant. Pursuant to this commitment, the directors purchased an aggregate of 883,000 Warrants at prices ranging from $.667 to $.70 per Warrant.

        The Initial Stockholders are entitled to registration rights with respect to their founding shares pursuant to an agreement dated October 21, 2005. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to October 21, 2008. In addition, the Initial Stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to October 21, 2008.

6. Preferred Stock

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors.

7. Common Stock

        At December 31, 2006, 20,825,000 shares of common stock were reserved for issuance upon exercise of redeemable Warrants and the underwriters' Unit purchase option.

8. Contribution Agreement

        On August 25, 2006, the Company and BioValve Technologies, Inc. ("BioValve"), a privately-held innovator in life sciences, announced that they entered into a definitive agreement ("Contribution Agreement") whereby the Company agreed to acquire a majority interest in Valeritas, LLC ("Valeritas"), the medical technologies subsidiary of BioValve.

        On January 27, 2007, the Company and BioValve announced that they had agreed to terminate the Contribution Agreement and mutually release both parties from further claims. In connection therewith, approximately $898,000 of capitalized deferred acquisition costs were charged to operating expense during the year ended December 31, 2006.

9. Subsequent Event

        In January 2007, two of the Company's directors entered into a new personal Warrant purchase plan to collectively purchase up to an additional 1,000,000 Warrants in the public marketplace at prices not to exceed $.64 per Warrant. The purchase plan was completed during February 2007, resulting in the purchase of 1,000,000 Warrants pursuant to such purchase plan.

Part I: Financial Information

Item 1—Financial Statements (Unaudited)

PARAMOUNT ACQUISITION CORP.
(a development stage enterprise)

CONDENSED BALANCE SHEETS

	March 31, 2007	December 31, 2006
	(unaudited)	(Note 1)
Assets
Current assets:
Cash and cash equivalents	$23,998	$54,209
Investments held in Trust Fund	54,939,119	54,470,015
Prepaid expenses and other current assets	96,101	135,375

Total assets	$55,059,218	$54,659,599

Liabilities and Stockholders' Equity
Current liabilities:
Due to related party—accrued expenses	$75,346	$24,989
Accounts payable and accrued expenses	1,014,835	967,699

Total current liabilities	1,090,181	992,688

Common stock subject to possible conversion, 1,954,999 shares at conversion value	10,982,330	10,888,556

Commitment and Contingencies
Stockholders' equity
Preferred stock, $.0001 par value, Authorized 1,000,000 shares; none issued	—	—
Common stock, $.0001 par value Authorized 40,000,000 shares
Issued and outstanding 11,900,000 shares (less 1,954,999 subject to possible conversion)	996	996
Additional paid-in capital	42,515,140	42,608,914
Earnings accumulated during development stage	470,571	168,445

Total stockholders' equity	42,986,707	42,778,355

Total liabilities and stockholders' equity	$55,059,218	$54,659,599

The accompanying notes are an integral part of these unaudited condensed financial statements.

PARAMOUNT ACQUISITION CORP.
(a development stage enterprise)

CONDENSED STATEMENTS OF OPERATIONS

	For the three months ended March 31, 2007	For the three months ended March 31, 2006	Period from June 1, 2005 (inception) to March 31, 2007
	(unaudited)
Revenue	$—	$—	$—
General, selling and administrative expenses	(166,708)	(404,328)	(2,332,568)

Operating loss	(166,708)	(404,328)	(2,332,568)
Interest income	469,434	546,189	2,805,639

Income before income taxes	302,726	141,861	473,071
Provision for income taxes	(600)	(45,851)	(2,500)

Net income	302,126	96,010	470,571
Accretion of Trust Fund relating to common stock subject to possible conversion	(93,774)	(107,122)	(554,646)

Net income (loss) attributable to other common stockholders	$208,352	$(11,112)	$(84,075)

Weighted average shares outstanding	9,945,977	9,945,977

Basic and diluted income (loss) per share	$0.02	$(0.00)

The accompanying notes are an integral part of these unaudited condensed financial statements.

PARAMOUNT ACQUISITION CORP.
(a development stage enterprise)

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the Period of June 1, 2005 (inception) to March 31, 2007

	Common Stock
			Additional paid-in capital	Earnings accumulated during development stage	Total stockholders' equity
	Shares	Amount
	(unaudited)
Balance, June 1, 2005 (inception)	—	$—	$—	$—	$—
Issuance of stock to initial stockholders	2,125,000	213	24,787	—	25,000
Sale of 9,775,000 units, net of underwriters' discount and offering expenses amounting to $5,176,634 (includes 1,954,023 shares subject to possible conversion)	9,775,000	978	53,472,388	—	53,473,366
Proceeds subject to possible conversion of 1,954,999 shares	—	(195)	(10,427,488)	—	(10,427,683)
Proceeds from issuance of option	—	—	100	—	100
Accretion of Trust Fund relating to common stock subject to possible conversion	—	—	(71,711)	—	(71,711)
Net income for the period from June 1, 2005 (inception) to December 31, 2005	—	—	—	185,122	185,122

Balance, December 31, 2005	11,900,000	996	42,998,076	185,122	43,184,194
Accretion of Trust Fund relating to common stock subject to possible conversion	—	—	(389,162)	—	(389,162)
Net loss for the year ended December 31, 2006	—	—	—	(16,677)	(16,677)

Balance, December 31, 2006	11,900,000	996	42,608,914	168,445	42,778,355
Accretion of Trust Fund relating to common stock subject to possible conversion	—	—	(93,774)	—	(93,774)
Net income for the three months ended March 31, 2007	—	—	—	302,126	302,126

Balance, March 31, 2007	11,900,000	$996	$42,515,140	$470,571	$42,986,707

The accompanying notes are an integral part of these unaudited condensed financial statements.

PARAMOUNT ACQUISITION CORP.
(a development stage enterprise)

CONDENSED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31, 2007	For the Three Months Ended March 31, 2006	Period from June 1, 2005 (inception) to March 31, 2007
		(unaudited)
Cash Flows from Operating Activities
Net income	$302,126	$96,010	$470,571
Changes in Operating Assets and Liabilities:
Prepaid expenses and other current assets	39,274	25,044	(96,101)
Accounts payable and accrued expenses	47,136	(1,675)	1,106,735
Due to related party—accrued expenses	50,357	60,850	75,346
Income taxes payable	—	(12,800)	(91,900)

Net cash provided by operating activities	438,893	167,429	1,464,651

Cash Flows from Investing Activities
Investments held in Trust Fund	(469,104)	(535,879)	(54,939,119)

Net cash used in investing activities	(469,104)	(535,879)	(54,939,119)

Cash Flows from Financing Activities
Proceeds from sale of Common Stock to initial stockholders			25,000
Gross proceeds from initial public offering			58,650,000
Proceeds from issuance of option			100
Payments of deferred offering costs			(5,176,634)

Net cash provided by financing activities	—	—	53,498,466

Net (decrease) increase in cash	(30,211)	(368,450)	23,998
Cash at beginning of the period	54,209	1,122,290	—

Cash at end of the period	$23,998	$753,840	$23,998

Supplemental disclosure of cash flow information:
Accretion of Trust Fund relating to Common Stock subject to possible conversion	93,774	107,122	554,647
Income taxes paid	600	85,651	93,909

The accompanying notes are an integral part of these unaudited condensed financial statements.

PARAMOUNT ACQUISITION CORP.
(a development stage enterprise)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. Interim Financial Information, Organization and Business Operations

        These unaudited condensed financial statements as of March 31, 2007, for the three months ended March 31, 2007, for the three months ended March 31, 2006, and for the period from June 1, 2005 (Inception) to March 31, 2007 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. Certain prior year amounts have been reclassified to conform to current year presentation. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim periods presented are not necessarily indicative of the results to be expected for any other interim period or for the full year.

        These unaudited condensed financial statements should be read in conjunction with the financial statements and notes thereto for the fiscal year ended December 31, 2006 included in Paramount Acquisition Corp.'s (the "Company") Form 10-KSB for the fiscal year ended December 31, 2006, which was filed on April 2, 2007. The accounting policies used in preparing these unaudited condensed financial statements are consistent with those described in the December 31, 2006 financial statements.

        Paramount Acquisition Corp. (the "Company") was incorporated in Delaware on June 1, 2005 as a blank check company whose objective is to acquire an operating business in the healthcare industry.

        All activity from June 1, 2005 through October 27, 2005 related to the Company's formation and initial public offering is described below. Since October 28, 2005, the Company has been searching for a target business to acquire. The Company has selected December 31 as its fiscal year end.

        The registration statement for the Company's initial public offering ("Offering") was declared effective October 21, 2005 with respect to the 8,500,000 units ("Units") sold at $6 per unit. The Company consummated the Offering on October 27, 2005. In addition, on October 31, 2005 and November 1, 2005, the Company sold an additional 1,275,000 Units at $6 per unit pursuant to an over-allotment option for the Offering, receiving total gross proceeds of $58,650,000 for the entire offering.

        The Company's management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating business in the healthcare industry ("Business Combination").

        Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. An aggregate of $52,164,500 (including the over-allotment option described in Note 3), before any interest earned, has been deposited in an interest-bearing trust account ("Trust Account") until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. Under the agreement governing the Trust Account, funds will only be invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. The remaining net proceeds of $1,308,866 (initial amount not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

        The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

        All of the Company's stockholders prior to the Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 2,125,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

        With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

        The Company's Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied. On April 25, 2007, the Company announced that, pursuant to the provisions of its certificate of incorporation, it has until October 27, 2007 to complete its business combination, having satisfied the criteria for extension set forth in the certificate of incorporation. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Offering due to costs related to the Offering and since no value would be attributed to the Warrants (as defined in Note 3, below) contained in the Units sold.

2. Going Concern and Management Plans

        As of March 31, 2007, excluding investments held in the Trust Fund, the Company had a working capital deficiency of $970,082. To fund certain operating costs of the Company, an officer of the Company has advanced funds to the Company from, and made payments on behalf of the Company by one of his affiliates, Paramount BioCapital Asset Management, Inc. (See Note 4—Related Party Transactions). There can be no assurance that the Company will consummate a business combination prior to October 27, 2007. Pursuant to its Certificate of Incorporation, the Company would have to liquidate pursuant to a plan of dissolution and return the funds held in the trust account to the holders of shares issued in the offering as described in Note 3 if a business combination is not completed prior to October 27, 2007

        These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3. Initial Public Offering

        On October 27, 2005, the Company sold 8,500,000 Units in the Offering at $6.00 per Unit. On October 31, 2005 and November 1, 2005 the Company sold an additional aggregate 1,275,000 Units pursuant to an over-allotment option of the Offering. The total gross proceeds from the total offering including the over-allotment amounted to $58,650,000. After payments of all offering costs, the net proceeds to the Company amounted to $53,473,366. Each Unit consists of one share of the Company's common stock, $.0001 par value, and two Redeemable common stock Purchase Warrants ("Warrants"). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination or one year from the effective date of the Offering and expiring four years from the effective date of the Offering. The Warrants will be redeemable by the Company, upon prior written consent of the Representative, at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In connection with this Offering, the Company issued an option, for $100, to the Representative (as defined in Note 5) to purchase 425,000 Units at an exercise price of $7.50 per Unit. The Warrants underlying such Units are exercisable at $6.25 per share. The Company has accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders' equity. The Company estimates that the fair value of this option is approximately $922,250 ($2.17 per Unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the Representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 42.875%, (2) risk-free interest rate of 4.03% and (3) expected life of 5 years. The option may be exercised for cash or on a "cashless" basis at the holder's option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash. The holders of such Warrants shall not be entitled to receive net cash settlement of the Warrants and in no event will the Company be required to net cash settle the Warrants.

        The Company's Warrants will not be exercisable and the Company will not be obligated to issue shares of common stock upon the Warrants' exercise unless at the time a Warrant holder seeks to exercise a Warrant, either a registration statement under the Securities Act of 1933 with respect to the Company's common stock is effective or an exemption from the registration requirements of the Securities Act is available. Under the terms of the Warrant agreement the Company entered into with Continental Stock Transfer & Trust Company (as agent for the Warrant holders), the Company has agreed to use its best efforts to meet these conditions and to maintain the effectiveness of such a registration statement until the expiration of the Warrants. If the Company is unable to do so, holders of the Warrants may be unable to exercise the Warrants and the Company will not be required to settle any exercise of the Warrants. In that case, the Warrants may have no value, the market for such Warrants may be limited and such Warrants may expire worthless.

4. Related Party Transactions

        The Company presently occupies office space provided by an affiliate of the Company's chairman. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on October 21, 2005 and ending upon the consummation of a Business Combination. For the three months ended March 31, 2007, the three months ended March 31, 2006 and for the period from June 1, 2005 (inception) to March 31, 2007 the Company has incurred expense totaling $22,500, $22,500 and $130,000, respectively, to such affiliate pursuant to this agreement. As of March 31, 2007, $45,000 is due to such affiliate pursuant to this office service agreement.

        Additionally, such affiliate has advanced monies to the Company or made payments to vendors on behalf of the Company. As of March 31, 2007, total amounts due to such affiliate for monies advanced or paid on behalf of the Company total $30,346.

5. Commitment and Contingencies

        Pursuant to letter agreements dated July 25, 2005 with the Company and EarlyBirdCapital, Inc., the representative of the underwriters in the offering ("Representative"), the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company's liquidation.

        The Company's directors agreed with the Representative that, after consummation of the Offering and within the first three month period after separate trading of the Warrants has commenced, they or certain of their affiliates or designees will collectively purchase up to $1,750,000 of Warrants in the public marketplace at prices not to exceed $0.70 per Warrant. Pursuant to this commitment, the directors purchased an aggregate of 883,000 Warrants at prices ranging from $.667 to $.70 per Warrant.

        In January 2007, two of the Company's directors entered into a new personal Warrant purchase plan to collectively purchase up to an additional 1,000,000 Warrants in the public marketplace at prices not to exceed $.64 per Warrant. The purchase plan was completed during February 2007, resulting in the purchase of 1,000,000 Warrants pursuant to such purchase plan.

        The Initial Stockholders are entitled to registration rights with respect to their founding shares pursuant to an agreement dated October 21, 2005. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to October 21, 2008. In addition, the Initial Stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to October 21, 2008.

6. Preferred Stock

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors

7. Common Stock

        At March 31, 2007, 825,000 shares of common stock were reserved for issuance upon exercise of redeemable Warrants and the underwriters' Unit purchase option.

8. Contribution Agreement

        On August 25, 2006, the Company and BioValve Technologies, Inc. ("BioValve"), a privately-held innovator in life sciences, announced that they entered into a definitive agreement ("Contribution Agreement") whereby the Company agreed to acquire a majority interest in Valeritas, LLC ("Valeritas"), the medical technologies subsidiary of BioValve.

        On January 27, 2007, the Company and BioValve announced that they had agreed to terminate the Contribution Agreement and mutually release both parties from further claims. In connection therewith, approximately $898,000 of capitalized deferred acquisition costs were charged to operating expense during the year ended December 31, 2006.

9. Subsequent Events

        On April 25, 2007, the Company announced that, pursuant to the provisions of its certificate of incorporation, it has until October 27, 2007 to complete its business combination, having satisfied the criteria for extension set forth in the certificate of incorporation.

Annex A

Execution Copy

STOCK PURCHASE AGREEMENT
dated as of June 1, 2007
among
PARAMOUNT ACQUISITION CORP.,
B.J.K. INC.
and
THE STOCKHOLDERS OF
B.J.K. INC.

i

Exhibits:

Exhibit A	Stockholders of the Company and Allocation of Purchase Price
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Form of Voting Agreement
Exhibit D	Form of Charter Amendment
Exhibit E	Form of Amended Bylaws of Paramount
Exhibit F	Form of Stock Incentive Plan
Exhibit G	Form of Michael Segal Employment Agreement
Exhibit H	Form of Chuck Kelly Employment Agreement

Schedules:

Schedule 1        Employment Agreements

INDEX OF DEFINED TERMS

2006 Audited Financial Statements	A-16
2007 Cash Earn Out	A-6
2007 Earn Out Shares	A-6
2007 EBITDA Adjustment Factor	A-6
2008 Annualized EBITDA Adjustment Factor	A-7
2008 Cash Earn Out	A-6
2008 Earn Out Shares	A-6
2008 EBITDA Adjustment Factor	A-6
2008 Eligible Cash Earn Out	A-6
2008 Eligible Earn Out Shares	A-6
2008 Final Adjusted EBITDA	A-6
2008 Sale Transaction Cash Earn Out	A-6
2008 Sale Transaction Shares	A-6
750 PPRC	A-17
Accounting Firm	A-5
Accredited Investor	A-13
Additional Stock Consideration	A-2
Adjusted Cash Consideration	A-5
Adjusted EBITDA	A-8
Adverse Recommendation Change	A-36
Affiliate	A-53
Aggregate Initial Earn Out Shares	A-6
Agreement	A-1
Allocation Payment	A-44
Allocation Statement	A-44
Amended Bylaws	A-39
AMEX	A-39
Annual Rate of Return	A-10
Annualized 2008 EBITDA	A-6
Atwill	A-23
Balance Sheet	A-16
Benefit Plans	A-22
Business Day	A-53
Business Plan	A-20
Capital Stock	A-53
Cash Consideration	A-2
Charter Amendment	A-38
Chem Rx Corporation	A-39
Chem Rx Directors	A-39
Chem Rx PA	A-1
ChemRx NJ	A-1
ChemRx PA	A-1
Closing Balance Sheet	A-4
Closing Cash Consideration	A-3
Closing Date	A-3
Closing Debt Threshold	A-53

v

Closing Income Statement	A-4
Closing Indebtedness	A-53
Closing Net Worth	A-53
Closing Stock Consideration	A-2, A-3
COBRA	A-23
Code	A-53
Commitment Letter	A-41
Company Insurance Policies	A-21
Company Material Adverse Effect	A-53
Company Subsidiary	A-54
Company Takeover Proposal	A-37, A-1
Consideration Certificate	A-3
Constitutive Documents	A-54
Contingent Obligation	A-54
Contract	A-54
D&O Indemnified Parties	A-42
Defined Benefit Plan	A-23
DGCL	A-28
Disclosure Schedule	A-26
EarlyBird Option	A-28
EBITDA Certificate	A-9
EBITDA Notice of Dispute	A-9
Election	A-43
Elections	A-43
Employee Pension Benefit Plan	A-22
Employee Pension Benefit Plans	A-22
Employee Welfare Benefit Plan	A-22
Employee Welfare Benefit Plans	A-22
Employment Agreements	A-1
Environmental Law	A-54
Environmental Liability	A-54
Environmental Permits	A-55
ERISA	A-22
Estimated Adjustment Amount	A-3
Excess Debt Amount	A-2
Excess Seller Transaction Expenses	A-55
Excess Shares	A-11
Exchange Act	A-28
Existing Lease	A-42
Facility Contract	A-18
Family Members	A-25
Final Adjusted EBITDA.	A-10, A-8
Financial Statements	A-17
Financing	A-41
GAAP	A-55
Government Medical Reimbursement Program	A-15
Governmental Entity	A-55
Governmental Licenses	A-16
Hazardous Materials	A-55
HSR Act	A-12
Indebtedness	A-55

Indemnified Party	A-49
Indemnifying Party	A-55
Independent Director	A-39
Institutional Pharmacy Business	A-55
Intellectual Property	A-56
IPO Shares	A-56
IPO Warrant Agreement	A-28
IRS	A-22
Item 2.01 Form 8K	A-39
Item 2.01 Form8K	A-39
Judgment	A-12
Keep Well	A-35
Knowledge	A-56
Law	A-14
Leased Property	A-17
Legal Proceeding	A-56
Legal Restraints	A-46
Licensed Service Provider	A-16
Lien	A-1
LockUp Release Date	A-41
Long Beach Lease Amendment	A-42
Losses	A-56
Maximum Percentage	A-11
Merger Sub	A-1
Most Favored Nation	A-19
Multiemployer Plan	A-23
Nasdaq	A-39
Net Closing Indebtedness	A-56
Net Income	A-9
Net Worth	A-56
New Jersey Merger Agreement	A-1
New Jersey Sellers	A-1
Notice of Disagreement	A-5
Outside Date	A-51
Paramount Board Recommendation	A-36, A-39
Paramount Bylaws	A-56
Paramount Capital Stock	A-28
Paramount Charter	A-56
Paramount Common Stock	A-56
Paramount Contracts	A-31
Paramount Directors	A-39
Paramount Disclosure Schedule	A-26
Paramount Equity Recap Transaction	A-11
Paramount Indemnified Party	A-48
Paramount Indemnity Threshold	A-49
Paramount Material Adverse Effect	A-56
Paramount Preferred Stock	A-28
Paramount SEC Documents	A-29
Paramount Stockholder Approval	A-27
Paramount Stockholders' Meeting	A-36
Paramount Takeover Proposal	A-37

Paramount Warrants	A-28, A-1
Pension Plans	A-22
Permitted Liens	A-57
Person	A-57
Phantom	A-29, A-33, A-34
Pink Sheets	A-10
PostClosing Tax Period	A-57
PreClosing Tax Period	A-57
Press Release	A-39
Price Threshold A	A-10
Price Threshold B	A-10
Price Threshold C	A-10
Primary Obligation	A-54
Primary Obligor	A-54
Principal Executive Officer	A-30
Principal Financial Officer	A-30
Principal Market	A-39
Prohibited Transaction	A-23
Proxy Statement	A-26
Qualified Stock Purchase	A-43
Registration Rights Agreement	A-3
Reportable Transaction	A-21
Representatives	A-57
Restricted Securities	A-13, A-41
S corporation	A-58
Sale Transaction	A-10
Salerno Buyout Agreement	A-1
Salerno Buyout Amount	A-2, A-1
Sarbanes Oxley Act	A-30
Scheduled Contract	A-19
SEC	A-26
Section 338 Tax	A-57
Section338 Tax	A-57
Securities Act	A-13
Seller Disclosure Schedule	A-13
Seller Indemnified Party	A-49
Seller Indemnity Threshold	A-48
Seller Transaction Expenses	A-57, A-1
Sellers	A-1
Shares	A-1
Shrinkwrap	A-56
Statement	A-4
Steven Silva Payment Agreement	A-57, A-2
Stock Consideration	A-2
Stock Incentive Plan	A-43
superlien	A-25
Target Net Worth	A-57
Tax Distributions	A-58
Tax Loss	A-45
Tax Return	A-58, A-57
Third Party Claim	A-58

Threshold A Shares	A-11
Threshold B Shares	A-11
Threshold C Shares	A-11
Transaction Agreements	A-58
Transfer	A-41
Treasury Regulations	A-43
Trust Account	A-29
Trust Agreement	A-29
Trustee	A-29
Underwriting Agreement	A-27
Voting Agreement	A-3
Voting Paramount Debt	A-29

  Stock Purchase Agreement, dated as of June 1, 2007 (this "Agreement"), among Paramount Acquisition Corp., a Delaware corporation ("Paramount"), B.J.K. Inc., a New York corporation doing business as Chem Rx (the "Company"), and the stockholders of the Company listed on Exhibit A hereto (each a "Seller" and collectively, the "Sellers")

INTRODUCTION

        Paramount desires to purchase from the Sellers, and the Sellers desire to sell to Paramount, all the issued and outstanding shares of common stock, without par value (the "Shares"), of the Company.

        Paramount has entered, or following the date hereof will enter, into employment arrangements with the executives of the Company identified on Schedule 1, which arrangements by their express terms shall become effective as of the Closing, regarding the terms under which such key employees will continue employment with the Company after the Closing (the "Employment Agreements").

        Concurrently with or promptly following the execution and delivery of this Agreement, Paramount and a subsidiary of Paramount ("Merger Sub") shall enter into an agreement and plan of merger (the "New Jersey Merger Agreement") with Chem Rx New Jersey, LLC, a New Jersey limited liability company ("ChemRx NJ"), pursuant to which (i) Merger Sub will merge with and into ChemRx NJ upon the terms and conditions set forth in the New Jersey Merger Agreement with ChemRx NJ being the surviving company of the merger and a wholly owned subsidiary of Paramount, and (ii) the members of ChemRx NJ (the "New Jersey Sellers") shall receive in exchange for their membership interests in ChemRx NJ an aggregate of 1,000,000 shares of Paramount Common Stock; and promptly upon completion of such merger Paramount shall contribute all of its equity interest as the sole member of ChemRx NJ to the Company with the result that ChemRx NJ will be a wholly owned subsidiary of the Company (such transactions, collectively, the "New Jersey Subsidiary Merger").

        Concurrently with or promptly following the execution and delivery of this Agreement, the Company is entering into an agreement (the "Salerno Buyout Agreement") with Benny Salerno, pursuant to which the Company will acquire the 8.82352% interest owned by Benny Salerno in Chem Rx/Salerno's, LLC, a Pennsylvania limited liability company ("Chem Rx PA") upon the terms and conditions therein (the "Salerno Buyout"). Following the closing of the Salerno Buyout, ChemRx PA will be a wholly owned subsidiary of the Company.

        In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE 1

SALE OF SHARES AND CLOSING

        Section 1.1    Purchase and Sale.    At the Closing, upon the terms and subject to the conditions of this Agreement, each Seller shall sell, assign, transfer and deliver to Paramount, and Paramount shall purchase, acquire, take assignment of and accept delivery from such Seller of, all of such Seller's right, title and interest in and to the number of Shares set forth opposite the name of such Seller on Exhibit A to this Agreement, free and clear of any lien, pledge, claim, charge, mortgage, encumbrance, security interest or other restriction of any kind, whether arising by Contract or by operation of Law (a "Lien").

        Section 1.2    Purchase Price.    (a) The aggregate purchase price to be paid by Paramount for the Shares is:

          (i)    an amount in cash equal to the Cash Consideration (as defined in Section 1.2(b)), subject to adjustment pursuant to Section 1.7;

          (ii)   an aggregate of 1,500,000 newly issued shares of Paramount Common Stock (the "Closing Stock Consideration"), all of which shall be issued to the Sellers at the Closing in the respective amounts and denominations as set forth on Exhibit A; and

          (iii)  subject to Section 1.11 and Section 1.12, up to an aggregate of 9,000,000 newly issued shares of Paramount Common Stock (the "Additional Stock Consideration", and together with the Closing Stock Consideration, the "Stock Consideration"), and up to an aggregate of $12,500,000 in cash, which, together with the Additional Stock Consideration, shall be issued and paid to the Sellers at the times and in the amounts as determined in accordance with Section 1.8 and Section 1.9, in each case in the respective amounts and denominations as set forth on Exhibit A.

        (b)   The "Cash Consideration" shall be an amount of cash equal to: (i) $133,000,000; (ii) minus the amount, if any, by which the Net Closing Indebtedness exceeds the Closing Debt Threshold (the "Excess Debt Amount"); (iii) minus $11,000,000, which is the amount of the payment required to be made pursuant to the Steven Silva Payment Agreement (the "Steven Silva Payment"); (iv) minus any amounts that are paid or payable to Benny Salerno pursuant to or in connection with the Salerno Buyout (the "Salerno Buyout Amount") and (v) minus the amount of any Excess Seller Transaction Expenses. It is understood that the Cash Consideration shall be preliminarily determined as of the Closing Date pursuant to Section 1.4(b), and shall be subject to adjustment after the Closing in accordance with Section 1.7.

        Section 1.3    Manner and Timing of Payment.    Without limiting any of the matters provided elsewhere in this Agreement (including but not limited to any matters provided with greater specificity in any of the provisions referred to below in this Section 1.3) Paramount shall make the following payments and deliveries:

          (i)    at the Closing, Paramount shall pay to the applicable lenders, pursuant to customary payoff letters from such lenders, such amounts as shall be sufficient to fully repay the Closing Indebtedness, including any amounts owing under the Company's existing credit facility with Bank of America (including with respect to the Company's repurchase of shares from the estate of Mark Baldinger) and amounts owing by ChemRx NJ to Jerry Silva;

          (ii)   at the Closing, Paramount shall pay the Closing Cash Consideration (as defined in Section 1.4(b)) to the Sellers pro rata in accordance with the allocation shown on Exhibit A, by wire transfer of immediately available funds to bank accounts designated in writing by the Sellers to Paramount not less than three Business Days prior to the Closing;

          (iii)  at the Closing, Paramount shall deliver an aggregate of 1,000,000 shares of Paramount Common Stock to the New Jersey Sellers in accordance with the terms and provisions of the New Jersey Merger Agreement;

          (iv)  at the Closing, Paramount shall pay the Steven Silva Payment in accordance with the Steven Silva Payment Agreement;

          (v)   at the Closing, Paramount shall pay or fund the payment of the Salerno Buyout Amount in accordance with the Salerno Buyout Agreement;

          (vi)  Paramount shall pay the amounts of cash and deliver the numbers of shares specified in Section 1.8 at the time or times specified therein;

          (vii) Paramount shall deliver the numbers of shares specified in Section 1.9(a) at the time or times specified therein;

          (viii)   Paramount shall deliver the numbers of shares specified in Section 1.9(b) at the time or times specified therein; and

          (ix)  Paramount shall deliver the numbers of shares required to be delivered pursuant to Section 1.10 at the time or times specified therein.

        Section 1.4    Preclosing Estimates.    (a) No later than the second Business Day prior to the Closing Date, the Sellers shall deliver to Paramount:

          (i)    a certificate, dated as of the date of delivery, setting forth the Sellers' good faith estimate, which shall be reasonably satisfactory to Paramount, of any adjustment to the Cash Consideration under Section 1.7 hereof (such estimate, the "Estimated Adjustment Amount");

          (ii)   one or more (as applicable) payoff letters from each of the lenders of the Closing Indebtedness, which payoff letters shall set forth the amount required to be paid to the lender in order to repay such Closing Indebtedness in full as of the Closing.

          (iii)  a certificate (the "Consideration Certificate"), dated as of the date of delivery, signed by each Seller setting forth (with back-up calculations in reasonable detail) the Sellers' calculation of (A) the Closing Cash Consideration, (B) the amount of any Net Closing Indebtedness and the Excess Debt Amount, (C) the Closing Debt Threshold, (D) the Steven Silva Payment, (E) the Salerno Buyout Amount and (F) the Seller Transaction Expenses, and the amount, if any, of Excess Seller Transaction Expenses.

        (b)   On the basis of the foregoing, the "Closing Cash Consideration," shall be equal to: (i) $133,000,000; (ii) plus such amount, if any, as may be required to be added to the Cash Consideration based on the Estimated Adjustment Amount in accordance with Section 1.4(a)(i); (iii) minus such amount, if any, as may be required to be subtracted from Cash Consideration based on the Estimated Adjustment Amount in accordance with Section 1.4(a)(i); (iv) minus the Excess Debt Amount, if any, as reflected in the Consideration Certificate; (v) minus the Salerno Buyout Amount, as reflected in the Consideration Certificate; (vi) minus the Steven Silva Payment, as reflected in the Consideration Certificate; and (vii) minus the amount, if any, of Excess Seller Transaction Expenses, as reflected in the Consideration Certificate.

        Section 1.5    Closing.    The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Covington & Burling LLP, 620 Eighth Avenue, New York, New York, at 10:00 a.m. on the date as soon as practicable, and in any event not later than two Business Days, following satisfaction of all conditions and taking of all other actions (other than those that by their terms are to be satisfied or taken at the Closing) set forth in Article 8 (or, to the extent permitted by Law, waived by the parties hereto entitled to the benefits thereof), or on such other date, and at such other time or place, as Paramount and the Sellers may mutually agree in writing. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

        Section 1.6    Closing Deliveries.    (a) At the Closing, the Sellers shall deliver or cause to be delivered to Paramount:

          (i)    stock certificates representing all of the Shares, duly endorsed in blank or accompanied by duly executed stock powers;

          (ii)   a counterpart of the registration rights agreement substantially in the form of Exhibit B (the "Registration Rights Agreement"), duly executed by each of the Sellers;

          (iii)  an IRS Form 8023 with respect to the Company executed by all Persons (other than by or on behalf of Paramount) required by the Treasury Regulations to sign such form in order to give it effect;

          (iv)  from the Company or each Seller, a duly executed certificate that complies with the requirements of the Treasury Regulations promulgated under Section 1445 of the Code to exempt Paramount from the obligation to deduct and withhold Tax from any amounts payable to Sellers pursuant to this Agreement;

          (v)   a counterpart of the voting agreement substantially in the form of Exhibit C (the "Voting Agreement"), duly executed by each of the Sellers;

          (vi)  a certificate issued by the Secretary of the State of New York, as of a date not more than five Business Days before the Closing Date, as to the good standing of the Company in such state and attaching a copy of the certificate of incorporation and by-laws of the Company;

          (vii) a certificate issued by the Secretary of each applicable state, as of a date not more than five Business Days before the Closing Date, as to the good standing of the Company as a foreign entity in such state;

          (viii)   payoff letters and releases by each of the lenders of the Closing Indebtedness, in form and substance reasonably satisfactory to Paramount and its counsel and to Paramount's lender(s) and their counsel;

          (ix)  an opinion of counsel to the Sellers and the Company and the NJ Sellers and ChemRx NJ in a form reasonably acceptable to Paramount and covering such matters as is customary for transactions similar to the transactions contemplated by this Agreement; and

          (x)   such other documents as may be reasonably requested by Paramount as necessary to consummate the transactions contemplated by this Agreement.

        (b)   At the Closing, Paramount shall deliver or cause to be delivered to the Sellers:

          (i)    a true and correct copy of the notice delivered to the Trustee required to terminate the Trust Account with instructions to pay out the funds in the Trust Account to, or to the order of, Paramount; and

          (ii)   a stock certificate in the name of such Seller for the Closing Stock Consideration in the amount set forth opposite each such Seller's name on Exhibit A;

          (iii)  a counterpart of the Registration Rights Agreement duly executed by Paramount;

          (iv)  a counterpart of the Voting Agreement duly executed by each of Lindsay Rosenwald, Lindsay A. Rosenwald 2000 Family Trusts, J. Jay Lobell, I. Keith Maher, Michael Weiser, Arie Belldegrun and Isaac Kier;

          (v)   an opinion of counsel to Paramount in a form reasonably acceptable to the Sellers and covering such matters as is customary for transactions similar to the transactions contemplated by this Agreement; and

          (vi)  such other documents as may be reasonably requested by the Sellers as necessary to consummate the transactions contemplated by this Agreement.

        Section 1.7    Net Worth Adjustment.    (a) Within 60 days after the Closing Date, Paramount shall prepare and deliver to the Sellers (i) an unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of the close of business on the Closing Date (the "Closing Balance Sheet"), (ii) an unaudited consolidated statement of income of the Company and the Company Subsidiaries for the period beginning on April 1, 2007 and ending on the Closing Date (the "Closing Income Statement") and (iii) a statement (the "Statement") setting forth (a) Target Net Worth, (b) Closing Net Worth and (c) the amount by which Closing Net Worth exceeds the Target Net Worth or the amount by which Target Net Worth exceeds the Closing Net Worth. For the avoidance of doubt, notwithstanding any requirement to the contrary under GAAP, the Closing Balance Sheet, the Closing Income Statement, Closing Net Worth and Target Net Worth shall each exclude any amounts attributable to any Affiliate of the Company or any Seller that is not a Company Subsidiary. At Paramount's option, a physical inventory shall be conducted by the Company and the Company Subsidiaries consistent with past practice on or before the Closing Date for the purpose of preparing the Statement, and each of the Sellers and Paramount and their respective independent auditors shall have the right to observe the taking of such physical inventory. Paramount shall pay and be responsible for any and all costs or expenses incurred in connection with such taking of physical inventory.

        (b)   During the 30-day period following the Sellers' receipt of the Statement, the Sellers shall be permitted to review Paramount's working papers relating to the Statement. The Statement shall become final and binding upon the parties on the 30th day following delivery thereof, unless the Sellers give joint written notice of their disagreement with the Statement ("Notice of Disagreement") to Paramount prior to such date. Any Notice of Disagreement shall (A) specify in reasonable detail the nature of any disagreement so asserted and (B) only include disagreements based on mathematical errors or based on Closing Net Worth not being calculated in accordance with this Section 1.7. If a Notice of Disagreement is received by Paramount in a timely manner, then the Statement (as revised in accordance with clause (I) or (II) below) shall become final and binding upon the Sellers and Paramount on the earlier of (I) the date the Sellers and Paramount resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (II) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below). During the 30-day period following the delivery of a Notice of Disagreement, the Sellers and Paramount shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. During such period, Paramount and its auditors shall have access to the working papers of the Sellers and their Representatives prepared in connection with the Notice of Disagreement. At the end of such 30-day period, the Sellers and Paramount shall submit to an independent accounting firm (the "Accounting Firm") for review and resolution any and all matters that remain in dispute and that were properly included in the Notice of Disagreement. The Accounting Firm shall be Deloitte & Touche or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by the parties hereto in writing. The Sellers and Paramount shall jointly instruct the Accounting Firm to render its decision within 60 days following its appointment. The Sellers and Paramount agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The cost of any arbitration (including the fees and expenses of the Accounting Firm and reasonable attorney fees and expenses of the parties) pursuant to this Section 1.7 shall be borne by Paramount and the Sellers in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall be based on the dollar value of the matters so resolved and shall be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted.

        (c)   The Cash Consideration shall be increased by the amount by which Closing Net Worth exceeds the Target Net Worth, and the Cash Consideration shall be decreased by the amount by which Closing Net Worth is less than the Target Net Worth (the Cash Consideration as so increased or decreased shall hereinafter be referred to as the "Adjusted Cash Consideration"). If the Closing Cash Consideration is less than the Adjusted Cash Consideration, Paramount shall, and if the Closing Cash Consideration is more than the Adjusted Cash Consideration, the Sellers shall, within 10 Business Days after the Statement becomes final and binding on the parties, make payment by wire transfer in immediately available funds of the amount of such difference, together with interest thereon at a rate equal to 5.5% per annum, calculated on the basis of the actual number of days elapsed over 365, from the Closing Date to the date of payment.

        (d)   The parties to this Agreement agree that following the Closing they shall not take any actions with respect to the accounting books and records of the Company on which the Statement is to be based that would obstruct or prevent the preparation of the Statement and the determination of Closing Net Worth as provided in this Section 1.7.

        (e)   During the period of time from and after the date of delivery of the Statement to the Sellers through the resolution of any adjustment to the Cash Consideration contemplated by this Section 1.7, Paramount shall cause the Company to afford to the Sellers and any accountants, counsel or financial advisers retained by the Sellers in connection with any adjustment to the Cash Consideration contemplated by this Section 1.7 reasonable access during normal business hours to the Company's books and records to the extent relevant to the adjustment contemplated by this Section 1.7.

        Section 1.8    Initial Earn Out.    (a) Paramount shall pay to the Sellers an additional amount in cash of up to $12,500,000 and, subject to Section 1.11 and Section 1.12, issue to the Sellers up to 500,000 shares ("Aggregate Initial Earn Out Shares") of the Additional Stock Consideration as follows:

          (i)    If for the fiscal year ended December 31, 2007, the Final Adjusted EBITDA (as determined in accordance with Section 1.9(c) and (d)) exceeds $25,500,000 then (A) Paramount shall issue to the Sellers a number of newly-issued shares of Paramount Common Stock (rounded down to the nearest whole number of shares) equal to the Aggregate Initial Earn Out Shares multiplied by the 2007 EBITDA Adjustment Factor (the "2007 Earn Out Shares") and (B) Paramount shall pay to the Sellers an amount in cash equal to $12,500,000 multiplied by the 2007 EBITDA Adjustment Factor (the "2007 Cash Earn Out"). The "2007 EBITDA Adjustment Factor" shall be a fraction, which may not be greater than one or less than zero, the numerator of which is the excess of the 2007 Final Adjusted EBITDA over $25,500,000 and the denominator of which is 2,500,000. The excess, if any, of the Aggregate Initial Earn Out Shares over the 2007 Earn Out Shares is referred to as the "2008 Eligible Earn Out Shares" and the excess, if any, of $12,500,000 over the 2007 Cash Earn Out is referred to as the "2008 Eligible Cash Earn Out". By way of example, if the Final Adjusted EBITDA for the fiscal year ended December 31, 2007 is $27,000,000, then (x) Paramount shall issue to the Sellers, pursuant to this provision, 300,000 of the 500,000 Aggregate Initial Earnout Shares and (y) Paramount shall pay to the Sellers, pursuant to this provision, $7,500,000; and the 2008 Eligible Earnout Shares shall be 200,000 shares of Paramount Common Stock and the 2008 Eligible Cash Earnout shall be $4,500,000.

          (ii)   If 2007 Final Adjusted EBITDA is less than $28,000,000 and for the fiscal year ended December 31, 2008, the Final Adjusted EBITDA (as determined in accordance with Section 1.9(c) and (d)) (the "2008 Final Adjusted EBITDA") exceeds $32,500,000 then (A) Paramount shall issue to the Sellers a number of newly-issued shares of Paramount Common Stock (rounded down to the nearest whole number of shares) equal to the 2008 Eligible Earn Out Shares multiplied by the 2008 EBITDA Adjustment Factor ("2008 Earn Out Shares") and (B) Paramount shall pay to the Sellers an amount in cash equal to 2008 Eligible Cash Earn Out multiplied by the 2008 EBITDA Adjustment Factor ("2008 Cash Earn Out"). The "2008 EBITDA Adjustment Factor" shall be a fraction, which may not be greater than one or less than zero, the numerator of which is the excess of the 2008 Final Adjusted EBITDA over $32,500,000 and the denominator of which is 2,500,000. By way of example, if the 2008 Eligible Earnout Shares are 200,000 shares of Paramount Common Stock and the 2008 Eligible Cash Earnout is $4,500,000, and if the Final Adjusted EBITDA for the fiscal year ended December 31, 2008 is $34,500,000, then (x) Paramount shall issue to the Sellers, pursuant to this provision, 160,000 of the 200,000 2008 Eligible Earnout Shares and (y) Paramount shall pay to the Sellers, pursuant to this provision, $3,600,000 of the $4,500,000 2008 Eligible Cash Earnout.

        (b)   If at any time prior to December 31, 2008 a Sale Transaction is consummated and Annualized 2008 EBITDA exceeds $32,500,000 then (A) Paramount shall issue to the Sellers a number of newly-issued shares of Paramount Common Stock (rounded down to the nearest whole number of shares) equal to the 2008 Eligible Earn Out Shares multiplied by the 2008 Annualized EBITDA Adjustment Factor ("2008 Sale Transaction Shares") and (B) Paramount shall pay to the Sellers an amount in cash equal to the 2008 Eligible Cash Earn Out multiplied by the 2008 Annualized EBITDA Adjustment Factor ("2008 Sale Transaction Cash Earn Out"). For purposes of this Section 1.8(b):

          (i)    "Annualized 2008 EBITDA" means the Adjusted EBITDA of the Company and the Company Subsidiaries for the period beginning January 1, 2008 and ending on the date such Sale Transaction is consummated multiplied by a fraction, the numerator of which is 365 and the denominator of which is the number of days elapsed during the period from January 1, 2008 through the date such Sale Transaction is consummated; provided, however, that if the consummation of such Sale Transaction occurs prior to April 1, 2008, then Annualized 2008

  EBITDA shall equal the Adjusted EBITDA of the Company and the Company Subsidiaries for the three-month period ending on the date such Sale Transaction is consummation multiplied by four.

          (ii)   "2008 Annualized EBITDA Adjustment Factor" shall be a fraction, which may not be greater than one or less than zero, the numerator of which is the excess of the Annualized 2008 EBITDA over $32,500,000 and the denominator of which is 2,500,000.

        (c)   Payment, if any, of the 2007 Cash Earn Out, the 2008 Cash Earn Out and the 2008 Sale Transaction Cash Earn Out shall be made in cash to the Sellers pro rata in accordance with the allocation shown on Exhibit A, together with interest on such amounts at a rate equal to 5.5% per annum, calculated on the basis of the actual number of days elapsed over 365, from the Closing Date to the date of payment, by, in each case, wire transfer of immediately available funds to bank accounts designated in writing by the Sellers to the Paramount. The 2007 Earn Out Shares, the 2008 Earn Out Shares and the 2008 Sale Transaction Shares, if any, shall be issued to the Sellers pro rata in accordance with the allocation of shares on Exhibit A.

        Section 1.9    Issuance of Contingent Share Consideration.

        (a)   Annual Milestones.    Subject to Sections 1.10, 1.11 and 1.12, Paramount shall issue up to 5,500,000 shares of the Additional Stock Consideration to the Sellers as follows:

          (i)    If (A) for the fiscal year ended December 31, 2007, the Company's Final Adjusted EBITDA is at least equal to $30.0 million or (B) during the fiscal year ended December 31, 2007, shares of Paramount Common Stock close at or above $8.50 for 30 consecutive trading days, then Paramount shall issue, as promptly as practicable, a total of 1,100,000 shares of Paramount Common Stock to the Sellers in proportion to each Seller's interest as set forth on Exhibit A. If neither of the foregoing conditions are satisfied, but the Company's cumulative Final Adjusted EBITDA for the years ended December 31, 2007 and 2008 is at least equal to $65.0 million, then Paramount shall issue, as promptly as practicable, a total of 500,000 shares of Paramount Common Stock to the Sellers in proportion to each Seller's interest as set forth on Exhibit A.

          (ii)   If (A) for the fiscal year ended December 31, 2008, the Company's Final Adjusted EBITDA is at least equal to $35 million or (B) during the fiscal year ended December 31, 2008, shares of Paramount Common Stock close at or above $11.00 for 30 consecutive trading days, then Paramount shall issue, as promptly as practicable, a total of 1,100,000 shares of Paramount Common Stock to the Sellers in proportion to each Seller's interest as set forth on Exhibit A. If neither of the foregoing conditions are satisfied, but the Company's cumulative Final Adjusted EBITDA for the years ended December 31, 2008 and 2009 is at least equal to $75.0 million, then Paramount shall issue, as promptly as practicable, a total of 500,000 shares of Paramount Common Stock to the Sellers in proportion to each Seller's interest as set forth on Exhibit A.

          (iii)  If (A) for the fiscal year ended December 31, 2009, the Company's Final Adjusted EBITDA is at least equal to $40.0 million or (B) during the fiscal year ended December 31, 2009, shares of Paramount Common Stock close at or above $13.50 for 30 consecutive trading days, then Paramount shall issue, as promptly as practicable, a total of 1,100,000 shares of Paramount Common Stock to the Sellers in proportion to each Seller's interest as set forth on Exhibit A. If neither of the foregoing conditions are satisfied, but the Company's cumulative Final Adjusted EBITDA for the years ended December 31, 2009 and 2010 is at least equal to $87.0 million, then Paramount shall issue, as promptly as practicable, a total of 500,000 shares of Paramount Common Stock to the Sellers in proportion to each Seller's interest as set forth on Exhibit A.

          (iv)  If (A) for the fiscal year ended December 31, 2010, the Company's Final Adjusted EBITDA is at least equal to $47.0 million or (B) during the fiscal year ended December 31, 2010, shares of Paramount Common Stock close at or above $16.50 for 30 consecutive trading days, then Paramount shall issue, as promptly as practicable, a total of 1,100,000 shares of Paramount Common Stock to the Sellers in proportion to each Seller's interest as set forth on Exhibit A. If neither of the foregoing conditions are satisfied, but the Company's cumulative Final Adjusted EBITDA for the years ended December 31, 2010 and 2011 is at least equal to $102.0 million, then Paramount shall issue, as promptly as practicable, a total of 500,000 shares of Paramount Common Stock to the Sellers in proportion to each Seller's interest as set forth on Exhibit A.

          (v)   If (A) for the fiscal year ended December 31, 2011, the Company's Final Adjusted EBITDA is at least equal to $55.0 million or (B) during the fiscal year ended December 31, 2011, shares of Paramount Common Stock close at or above $19.50 for 30 consecutive trading days, then Paramount shall issue, as promptly as practicable, a total of 1,100,000 shares of Paramount Common Stock to the Sellers in proportion to each Seller's interest as set forth on Exhibit A.

        (b)   Cumulative Milestones.    Subject to Sections 1.10, 1.11 and 1.12, Paramount shall issue up to 1,000,000 shares of the Additional Stock Consideration (for a possible aggregate total of 3,000,000 such shares) to the Sellers upon satisfaction of each of the first three of the following milestones:

          (i)    cumulative Final Adjusted EBITDA for the years ended December 31, 2007 and 2008 is at least equal to $72.6 million; provided that Final Adjusted EBITDA for the year ended December 31, 2008 is greater than Final Adjusted EBITDA for the year ended December 31, 2007;

          (ii)   cumulative Final Adjusted EBITDA for the years ended December 31, 2007, 2008 and 2009 is at least equal to $117.25 million; provided that Final Adjusted EBITDA for each of the years ended December 31, 2008 and 2009 is greater than that of the immediately preceding year;

          (iii)  cumulative Final Adjusted EBITDA for the years ended December 31, 2007, 2008, 2009 and 2010 is at least equal to $169.0 million; provided that Final Adjusted EBITDA for each of the years ended December 31, 2008, 2009 and 2010 is greater than that of the immediately preceding year; and

          (iv)  cumulative Final Adjusted EBITDA for the years ended December 31, 2007, 2008, 2009, 2010 and 2011 is at least equal to $230.0 million; provided that Final Adjusted EBITDA for each of the years ended December 31, 2008, 2009, 2010 and 2011 is greater than that of the immediately preceding year.

        (c)   Certain Defined Terms.    For the purposes of this Agreement "Final Adjusted EBITDA" shall be determined in accordance with this Section 1.9(c) and Section 1.9(d). For purposes of this Agreement, the following terms shall have the meanings set forth below.

          (i)    "Adjusted EBITDA"; means (A) EBITDA of the Company and the Company Subsidiaries plus (B) in each case to the extent that such items were taken into consideration in the calculation of Net Income of the Company and the Company Subsidiaries for the relevant period: (I) for all periods prior to the Closing, any amount of salary paid to Jerry Silva at an annual rate in excess of $500,000; (II) for all periods prior to the Closing, any amount of salary paid to Steven Silva at an annual rate in excess of $500,000; (III) all expenses relating to the planning, structuring, negotiation and consummation of the transactions (including the Financing) contemplated by this Agreement, including, but not limited to, fees and other payments to brokers, finders and advisors and professional fees and expenses (i.e., accountants, attorneys, etc.), and any and all similar fees and expenses attributable to the acquisition by the Company or any Company Subsidiary of any entity or business, and any employee bonuses paid in connection with the Closing to the extent (but only to the extent) such employee bonuses (i) are funded by the Sellers out of their own funds including the Purchase Price and (ii) are not paid in lieu of other bonuses that would have been paid to such employees in the ordinary course of business; and (IV) for all periods, any payment required to be made pursuant to the Steven Silva Payment Agreement; provided, however, that for the purposes of Section 1.9(a)(i) only, EBITDA of the Company and the Company Subsidiaries for the fiscal year ending December 31, 2007 shall exclude any amount thereof attributable to ChemRx NJ and Chem Rx PA, and in lieu thereof shall include 200% of the

  EBITDA of ChemRX NJ and Chem Rx PA for the period beginning July 1, 2007 through December 31, 2007.

          (ii)   "EBITDA" with respect to any Person for any period, means the Net Income of such Person for such period (A) plus (1) interest expense, (2) income tax expense, (3) depreciation expense; (4) amortization expense, and (5) other non-cash non-operating charges for such period (excluding bad debt expense and inventory write-down charges), and (B) minus (1) interest income and (2) other non-cash gains for such period (excluding reductions in allowance for bad debts and reductions in inventory valuation reserves, provided such reductions are not one-time in nature), in the case of each of (A) and (B) to the extent such items were taken into consideration in the calculation of such Person's Net Income for the relevant period.

          (iii)  "Net Income" of a Person means the net income (or loss) of such Person calculated in accordance with GAAP; provided, however, that if any principle, method or practice used in the preparation of the 2006 Audited Financial Statements was not in accordance with GAAP, then Net Income for such purposes shall be determined using the principle, method or practice that is in accordance with GAAP that results in an amount of Net Income closest to the amount that would have resulted from the application of the principles, methods or practices used in the preparation of the 2006 Audited Financial Statements.

        For the avoidance of doubt, (i) notwithstanding any requirement to the contrary under GAAP, the Net Income, EBITDA and Adjusted EBITDA of the Company and the Company Subsidiaries shall each exclude any amounts attributable to any Affiliate of the Company or any Seller that is not a Company Subsidiary, and (ii) any businesses or entities acquired by Paramount or the Company after the date of this Agreement shall be deemed to be Company Subsidiaries for purposes of determining EBITDA of the Company and the Company Subsidiaries.

        (d)   Determination of Final Adjusted EBITDA.    As promptly as practicable following the completion of the audit of the Company's financial statements for each of the five fiscal years ended December 31, 2007 through and including 2011 (but in any event no later than March 15 of the next following fiscal year), Paramount shall deliver a certificate (the "EBITDA Certificate") to the Sellers setting forth the calculation of Adjusted EBITDA for such Fiscal Year. Following receipt of the EBITDA Certificate, the Sellers will be afforded a period of 30 days to review the EBITDA Certificate. To assist in any such review, the Company will make reasonably available (and use its commercially reasonable efforts to cause the Company's auditors to make available) to the Sellers any books and records, work papers prepared in connection with the EBITDA Certificate and the personnel involved in preparing the same. At or before the end of the 30 day review period, the Sellers will either (A) accept the EBITDA Certificate in its entirety or (B) deliver to the Company a written notice setting forth an explanation, in reasonable detail, of those items in the EBITDA Certificate that the Sellers dispute (an "EBITDA Notice of Dispute"). If the Sellers do not deliver an EBITDA Notice of Dispute to the Company within the 30 day review period, the Sellers will be deemed to have accepted the EBITDA Certificate in its entirety. If the Sellers deliver an EBITDA Notice of Dispute in which it disputes some, but not all, of the items in the EBITDA Certificate, the Sellers will be deemed to have accepted all of the items not disputed other than those not directly disputed but that are affected by the items disputed. Within a period of 14 days after the delivery of an EBITDA Notice of Dispute, the Sellers and the Company will attempt to resolve in good faith any disputed items. If they are unable to do so, the remaining disputed items will be referred to the Accounting Firm. The Accounting Firm shall be requested to reach a decision in good faith in accordance with the terms of this Agreement as to the determination of the aggregate value of the disputed items, and not later than 30 days after the reference to it of the dispute. The determination by the Accounting Firm will be binding on the Sellers and Paramount. The fees, costs and expenses of the Accounting Firm shall be borne by Paramount and the Sellers in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall be based on the dollar value of the matters so resolved and shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted. The calculation of Adjusted EBITDA, as accepted by the Sellers or adjusted to reflect the resolution of any dispute, is referred to as the "Final Adjusted EBITDA."

        Section 1.10    Acceleration of Earn Outs on Sale Transaction.    (a) If at any time prior to December 31, 2011 all or substantially all of the assets or outstanding capital stock of Paramount shall be sold (whether by merger, consolidation or otherwise) (a "Sale Transaction") where the stockholders of Paramount receive consideration per share of Paramount Common Stock at least equal to (i) Price Threshold A, then, subject to Section 1.12, the Sellers shall be entitled to be issued the Threshold A Shares, (ii) Price Threshold B, then, subject to Section 1.12, the Sellers shall be entitled to be issued the Threshold B Shares, or (iii) Price Threshold C, then, subject to Section 1.12, the Sellers shall be entitled to be issued the Threshold C Shares. For purposes of this Section 1.10(a), if the consideration received by the stockholders of Paramount in the Sale Transaction consists of consideration other than cash, the amount of the consideration other than cash received by the stockholders of Paramount will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the stockholders of Paramount will be calculated based on the closing sale price of such securities on the date of receipt on the principal securities exchange or trading market where such security is listed or traded, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotations Bureau, Inc.) of such securities on the date of receipt. The fair value of any consideration other than cash or securities for which a closing sale price can be determined pursuant to the immediately preceding sentence will be determined jointly by the Paramount and the Sellers. If such parties are unable to reach agreement within ten days after the occurrence of an event requiring valuation, the fair value of such consideration will be determined by an independent appraiser jointly selected by the Paramount and the Sellers. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be split equally between Paramount and the Sellers.

        (b)   For purposes of Section 1.10(a), the following defined terms have the following meanings:

          (i)    "Price Threshold A" means (A) $8.50, if the Sale Transaction is consummated during the 2007 fiscal year, (B) $11.00, if the Sale Transaction is consummated during the 2008 fiscal year, (C) $13.50, if the Sale Transaction is consummated during the 2009 fiscal year, (D) $16.50, if the Sale Transaction is consummated during the 2010 fiscal year, and (E) $19.50, if the Sale Transaction is consummated during the 2011 fiscal year.

          (ii)   "Price Threshold B" means an amount per share of Paramount Common Stock that is equal to 115% of Price Threshold A for the fiscal year in which the Sale Transaction is consummated.

          (iii)  "Price Threshold C" means an amount per share of Paramount Common Stock that would yield at least a 15% Annual Rate of Return, where "Annual Rate of Return" equals (A) a fraction (1) the numerator of which is the consideration per share of Paramount Common Stock paid to the Company or the holders of Paramount Common Stock in the Sale Transaction and the denominator of which is the closing price of the Paramount Common Stock on the Closing Date and (2) that is raised to the power of a an exponent, which is equal to a fraction, (I) the numerator of which is 365 and (II) the denominator of which is the number of days from the Closing Date to the date the Sale Transaction is consummated, minus (B) one.

          (iv)  "Threshold A Shares" means all of the shares that were subject to issuance to the Sellers pursuant to Section 1.9(a) with respect to each fiscal year that ends on or after the consummation of Sale Transaction.

          (v)   "Threshold B Shares" means all of the shares that were subject to issuance to the Sellers pursuant to Sections 1.9(a) and (b) with respect to each fiscal year that ends on or after the consummation of Sale Transaction.

          (vi)  "Threshold C Shares" means one-half of all of the shares that were subject to issuance to the Sellers pursuant to Section 1.9(a) with respect to each fiscal year that ends on or after the consummation of Sale Transaction.

        Section 1.11    Adjustment of Issued Shares.    The number of shares of Paramount Common Stock required to be issued pursuant to any provision of Section 1.8, Section 1.9 and Section 1.10 shall be proportionately and appropriately adjusted at the time of such issuance for and in respect of all Paramount Equity Recap Transactions (as hereinafter defined) that are consummated, or that have a record date, at any time beginning immediately after the execution and delivery of this Agreement and continuing through the time immediately prior to such issuance, with the result that the number and kind of cash, securities or other property issued pursuant to any such provision shall be equal to the number and kind of cash, securities (including shares of Paramount Common Stock) or other property that the owner of the number of shares of Paramount Common Stock that would otherwise be issuable immediately prior to the first Paramount Equity Recap Transaction would have owned immediately after such Paramount Equity Recap Transaction. "Paramount Equity Recap Transaction" means any stock split, reverse stock split, stock dividend, recapitalization or other comparable transaction that affects the Paramount Common Stock generally. For the avoidance of doubt, this Section 1.11 shall not apply to any Sale Transaction that does not in itself include a Paramount Equity Recap Transaction.

        Section 1.12    Cap On Share Issuances.    Notwithstanding anything in this Agreement to the contrary, if at any time Paramount becomes obligated to issue to the Sellers any shares of Additional Stock Consideration that after giving effect to such issuance, would result in the Sellers (together with the New Jersey Sellers and their respective Affiliates) beneficially owning in excess of 20% (the "Maximum Percentage") of the number of shares of Paramount Common Stock outstanding immediately after giving effect to such issuance, then in lieu of issuing the Additional Stock Consideration that would result in such Sellers beneficially owning shares of Paramount Common Stock in excess of the Maximum Percentage (such shares, the "Excess Shares"), Paramount may (in its sole discretion), in full satisfaction of its obligation to issue such Excess Shares, pay to each Seller an amount in cash equal to the number of Excess Shares to which such Seller is entitled multiplied by the average of the closing price for the Paramount Common Stock on Nasdaq or AMEX, as applicable (or if the Paramount Common Stock is not then traded on the Nasdaq or AMEX, the closing bid price of the Common Stock in the over-the-counter market) for a period of 30 consecutive trading days immediately preceding the date such Excess Shares became issuable to the Sellers. For purposes of this Section 1.12, the Sellers shall be considered the beneficial owners of Paramount Common Stock to the extent they are considered beneficial owners of such stock under section 197(f)(9) of the Code and the Treasury Regulations promulgated thereunder, and in determining the number of outstanding shares of Paramount Common Stock, the Sellers may rely on the number of outstanding shares of Paramount Common Stock as reflected in (x) Paramount's most recent Form 10-K, Form 10-KSB, Form 10-Q, Form 10-QSB or Form 8-K, as the case may be (y) a more recent public announcement by Paramount or (z) any other notice by Paramount or Paramount's transfer agent setting forth the number of shares of Paramount Common Stock outstanding.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

        Each Seller severally, and not jointly, represents and warrants to Paramount as follows:

        Section 2.1    Ownership of Shares.    Such Seller is the sole owner, beneficially and of record, of, and has good, valid and marketable title to, the Shares set forth opposite his name on Exhibit A, free and clear of any and all Liens.

        Section 2.2    Authorization.    Such Seller has full power and authority to execute and deliver this Agreement and to sell, assign, transfer and deliver valid title to the Shares held by Seller at the Closing. Such Seller is not a party to, subject to or bound by any Contract or judgment, order or decree (a "Judgment"), that would prevent the execution, delivery or performance by such Seller of this Agreement, any Transaction Agreement or the consummation of the transactions contemplated hereby and thereby.

        Section 2.3    Binding Effect.    This Agreement constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to (a) applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally and (b) general principles of equity. When executed, each Transaction Agreement to which such Seller is a party will be the valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, subject to (a) applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally and (b) general principles of equity.

        Section 2.4    No Violations.    The execution, delivery and performance by such Seller of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (i) conflict with, or result in the material breach of, or constitute a material default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) under the terms of any note, mortgage, letter of credit, other evidence of indebtedness, guarantee, contract or obligation to which such Seller is a party or by which he or she or of any of his or her assets may be bound or result in the imposition of any Lien upon any of the Shares of such Seller, or (ii) violate or result in a breach of or constitute a default under, any Law or Judgment, except, for any conflict, breach, default, termination, cancellation, acceleration or violation which does not have, or would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the ability of such Seller to consummate the transactions contemplated by this Agreement or result in any material liability to Paramount or to the Company and the Company Subsidiaries taken as a whole.

        Section 2.5    Consents and Approvals.    Except for filings required under, and compliance with other applicable requirements of, the Hart Scott Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), no consent, approval, license, permit, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity or any other Person is required in connection with the execution, delivery and performance by such Seller of this Agreement, other than in such cases where the failure to obtain such consent, approval, license, permit, order or authorization or to give or make such registration, declaration, filing or notice does not have and would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the ability of such Seller to consummate the transactions contemplated by this Agreement or result in any material liability to Paramount or to the Company and the Company Subsidiaries taken as a whole.

        Section 2.6    Litigation.    There are no Legal Proceedings pending or, to the knowledge of such Seller, threatened, against such Seller, that have had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Seller to consummate the transactions contemplated hereby or result in any material liability to Paramount. Such Seller is not subject to any Judgments that have had, or would reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the ability of such Seller to consummate the transactions contemplated hereby or result in any material liability to Paramount or to the Company and the Company Subsidiaries taken as a whole.

        Section 2.7    Purchase for Investment.    The Stock Consideration issuable to each Seller under this Agreement is being acquired for such Seller's own account for the purpose of investment. Each Seller will refrain from transferring or otherwise disposing of any of the Stock Consideration, or any interest therein, in such manner as to cause Paramount to be in violation of the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities or blue sky laws.

        Section 2.8    Investment Experience.    Such Seller understands that the transactions contemplated by this Agreement involve substantial risk. Such Seller is an "accredited investor", as such term is defined in Rule 501(a) of Regulation D under the Securities Act. Without limiting the generality of the foregoing, such Seller has experience as an investor and acknowledges that he can bear the economic risk of his investment in the Stock Consideration for an indefinite period of time, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Stock Consideration and protecting his own interests in connection with such investment.

        Section 2.9    Restricted Securities.    Such Seller understands that the Stock Consideration is characterized as "restricted securities" under the Securities Act inasmuch as the shares of Paramount Common Stock are being acquired by such Seller in a transaction not involving a public offering, and that such shares may be resold without registration under the Securities Act only in certain limited circumstances. Such Seller is familiar with and understands the resale limitations imposed by the Securities Act. Such Seller further understands that the Stock Consideration (together with any securities that may be issued to such Seller from time to time in respect thereof) are subject to the restrictions on transfer referred to in this Article 2 and set forth in Section 5.16.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLERS REGARDING THE COMPANY

        Except as set forth in the disclosure schedule prepared by the Sellers and delivered to Paramount on the date hereof (the "Seller Disclosure Schedule") (any fact or item disclosed in any section or subsection of the Seller Disclosure Schedule shall be deemed to be disclosed with regard to any other section or subsection of the Seller Disclosure Schedule), so long as it is reasonably apparent from the face of such disclosure that such disclosure is applicable as an exception to the representation and warranty in such other section or subsection (whether or not any cross-reference is made therein) and as otherwise specifically contemplated by this Agreement or any other Transaction Agreement, each Seller represents and warrants to Paramount as follows, as of the date of this Agreement and as of the Closing:

        Section 3.1    Organization and Existence.    The Company and the Company Subsidiaries are each duly organized, validly existing and in good standing under the Laws of the state of its incorporation or formation. The Company and each Company Subsidiary has all requisite power and authority to carry on its operations as now being conducted and is duly qualified or licensed to do business in and is in good standing in each jurisdiction in which the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than any failure to have such qualifications and licenses that, individually or in the aggregate, has not had and would not reasonably be expected to have, a Company Material Adverse Effect. The Sellers have, prior to the date hereof, delivered to Paramount true and complete copies of the Constitutive Documents of the Company and each Company Subsidiary.

        Section 3.2    Power and Authority; Binding Agreement.    The Company has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The Company has, or on the Closing Date will have, the requisite power and authority to enter into the Transaction Agreements to which it is a party and to perform its respective obligations thereunder. This Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (a) applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally and (b) general principles of equity. When executed, each Transaction Agreement to which the Company is a party will be the valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to (a) applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally and (b) general principles of equity. No act, approval or proceedings on the part of the Company or the Sellers is, or will be, required to authorize the execution and delivery of this Agreement and the other Transaction Agreements to which the Company is a party or the consummation of the transactions contemplated hereby and thereby.

        Section 3.3    Capitalization of the Company and the Company Subsidiaries.    (a) Except as set forth in Section 3.3(a) of the Seller Disclosure Schedule, the Company does not have any Subsidiaries or own or hold, or have any Contract to acquire, any equity or other securities in any other entity.

        (b)   The authorized capital stock of the Company consists of 20,000 shares of common stock, without par value, (i) 10,000 of which are designated as Class A Voting Common Stock, of which 4,833.575 shares are issued and outstanding and (ii) 10,000 of which are designated as Class B Voting Common Stock, of which 4,833.575 shares are issued and outstanding. All of the Shares have been duly authorized and are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. All of the outstanding shares of capital stock and other securities of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights, and, except as set forth in Section 3.3(b) of the Seller Disclosure Schedule, such shares or other securities are owned by the Company free and clear of any Liens.

        (c)   There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company or any Company Subsidiaries to issue, sell or otherwise cause to become outstanding any shares of its Capital Stock or other securities. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or any Company Subsidiary.

        Section 3.4    Noncontravention.    (a) The execution and delivery by the Sellers and the Company of this Agreement and the other Transaction Agreements to which each is a party, and the consummation of the transactions contemplated hereby and thereby and the compliance by the Sellers and the Company with the provisions hereof and thereof do not and will not conflict with, or result in any violation or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien other than a Permitted Lien, in or upon any of the properties or assets of the Company or any Company Subsidiary under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Constitutive Documents of the Company and each Company Subsidiary, (ii) except as set forth in Section 3.4(a)(ii) of the Seller Disclosure Schedule, any material Contract to which the Company or any Company Subsidiary is a party or bound by or its properties or assets are bound by or subject to or otherwise under which the Company or any Company Subsidiary has rights or benefits or (iii) subject to the governmental filings and other matters referred to in Section 3.4(b)(i), any constitution, act, statute, law (including common law), ordinance, treaty, rule or regulation of any Governmental Entity (a "Law") or any Judgment, in each case applicable to any Seller, the Company or any Company Subsidiary, other than in the cases of clauses (ii) or (iii) any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

        (b)   Except as set forth in Section 3.4(b) of the Seller Disclosure Schedule, no consent, approval, license, permit, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to the Sellers, the Company or any Company Subsidiary in connection with the execution and delivery by the Sellers and the Company of this Agreement, the other Transaction Agreements, the consummation by the Sellers and the Company of the transactions contemplated hereby or thereby or the compliance by the Sellers and the Company with the provisions hereof and thereof, except (i) for filings required under, and compliance with other applicable requirements of, the HSR Act, if applicable to this Agreement, the Transaction Agreements and the transactions contemplated hereby and thereby and (ii) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

        Section 3.5    Compliance with Laws.    (a) To the Sellers' Knowledge, the Company and each Company Subsidiary are, and since January 1, 2002 have been, in compliance with all applicable Laws and Judgments. Neither the Company nor any Company Subsidiary has received, since January 1, 2002, a written notice or other written communication alleging a material violation of any applicable Law or Judgment.

        (b)   Except as set forth in Section 3.5 of the Seller Disclosure Schedule, since January 1, 2002, none of the Company or any Company Subsidiary nor any of their respective officers, directors, employees or agents has been investigated or charged by any Governmental Entity in any violation of any Laws involving fraudulent or abusive practices relating to its participation in any Medicare, Medicaid, Veterans Administration, Tricare or any other state or federally sponsored health care reimbursement or health care benefit program (each, a "Government Medical Reimbursement Program") or in any health care benefit program as defined in 18 U.S.C. § 24(b), including fraudulent billing or recordkeeping practices, and no such Person has been convicted of, charged with or investigated for a violation of any other federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances. Since January 1, 2002, the Company and each Company Subsidiary have properly and legally billed all individuals, intermediaries and third party payors, as appropriate, for services rendered and have maintained all necessary documentation to support and reflect such billing practices. None of the Company or any Company Subsidiary nor any of their respective directors, officers, employees, independent contractors or agents has committed any offense that is reasonably likely to be the basis for suspension, civil monetary penalties, debarment or exclusion of the Company or any Company Subsidiary or any of their respective directors, officers, managers, current employees, partners, agents or independent contractors from any Government Medical Reimbursement Program, including, but not limited to, defrauding a government program, loss of a license to provide health care services or failure to provide quality care.

        (c)   None of the Company or any Company Subsidiary nor any of their respective directors, officers, employees, independent contractors or agents have engaged in any activities that may serve as the grounds for any penalties of any kind under Sections 1128A, 1128B or 1877 of the Social Security Act (42 U.S.C. §§ 1320a-7a, 1320a-7b and 1395nn), the federal False Claims Act (31 U.S.C. § 3729 et seq.), the False Statements Act (18 U.S.C. § 1001), the Program Fraud Civil Penalties Act (31 U.S.C. § 3801 et seq.), the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the Controlled Substances Act (21 U.S.C. § 801 et seq.), the anti-fraud and abuse provisions of the Health Insurance Portability and Accountability Act of 1996 (18 U.S.C. § 1347, 18 U.S.C. § 669, 18 U.S.C. § 1035, 18 U.S.C. § 1518), the implementing regulations for such federal laws, the pharmacy practice and drug wholesaler Laws of the State of New York (including N.Y. Education Law Article 137, N.Y. Comp.

Codes R. & Regs. Title 11, part 63) and other applicable states, and the applicable fraud and abuse, anti-kickback, false claims, controlled substances and anti-self referral statutes and regulations in each state or other jurisdictions where the Company and each Company Subsidiary may conduct business or any related regulations or other federal or state Laws.

        Section 3.6    Governmental Licenses.    (a) Except as set forth in Section 3.6 of the Seller Disclosure Schedule, the Company and each Company Subsidiary validly holds and has in full force and effect all material permits, concessions, grants, franchises, licenses and other governmental authorizations, consents, and approvals, including Medicare and Medicaid billing and provider numbers (collectively, "Governmental Licenses"), necessary for the conduct of the Institutional Pharmacy Business including those relating to Medicare, any relevant state Medicaid program, any other health insurance or health care benefit program sponsored or financed in whole or in part by any Governmental Entity, the practice of pharmacy, the handling of controlled substances or the receipt, repackaging, dispensing or distribution of prescription drug products. and there has occurred no material violation of, or default (with or without notice or lapse of time or both) under, or event giving to any other Person any right of termination, amendment or cancellation of, any Governmental License. The Company and each Company Subsidiary has complied in all material respects with the terms and conditions of all Governmental Licenses issued to or held by it, and such Governmental Licenses will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby. No proceeding is pending or, to the Sellers' Knowledge, threatened seeking the revocation or limitation of any such Governmental License. Section 3.6 of the Seller Disclosure Schedule lists each Governmental License currently held by the Company and each Company Subsidiary. All of the Governmental Licenses listed in Section 3.6 of the Seller Disclosure Schedule are held in the name of the Company or a Company Subsidiary, and none are held in the name of any current or former director, officer, employee, independent contractor, consultant or agent or otherwise on behalf of the Company or a Company Subsidiary.

        (b)   Each Person employed or engaged by the Company or any Company Subsidiary to provide services on behalf of the Institutional Pharmacy Business (each, a "Licensed Service Provider") has obtained and maintains all necessary licensure or certification to provide such services in compliance with any applicable Law or the requirements of any Government Medical Reimbursement Program. Each Licensed Service Provider is covered by a professional liability insurance policy underwritten by a licensed insurance company, with coverage limits and terms that are consistent with industry standards.

        Section 3.7    Absence of Changes or Events.    Except as set forth in Section 3.7 of the Seller Disclosure Schedule, since December 31, 2006 (i) the Company and the Company Subsidiaries have been operated in the ordinary course in a manner consistent with past practice, (ii) there has occurred no Company Material Adverse Effect, and (iii) neither the Sellers, the Company or any Company Subsidiary has taken any of the actions that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Sections 5.3(a) and (b).

        Section 3.8    Financial Statements; Undisclosed Liabilities.    (a) Section 3.8 of the Seller Disclosure Schedule sets forth (i) the unaudited condensed combined balance sheet of the Company and the Company Subsidiaries as of March 31, 2007 (the "Balance Sheet"), and the unaudited condensed combined statements of income and cash flows of the Company and the Company Subsidiaries for the period ended March 31, 2007, together with the notes to such financial statements, (ii) the audited consolidated balance sheets of the Company and the Company Subsidiaries as of December 31, 2006, 2005 and 2004, and the audited consolidated statements of income and cash flows of the Company and the Company Subsidiaries for the years then ended, together with the notes to such financial statements (collectively, the "2006 Audited Financial Statements") and the report on such audited information of KGS LLP and all letters of such auditors with respect to the results of such audit, (iii) the unaudited combining balance sheet of the Company and the Company Subsidiaries as of

March 31, 2007, and the unaudited combining statements of income and cash flows of the Company and the Company Subsidiaries for the period ended March 31, 2007, and (iv) the unaudited combining balance sheets of the Company and the Company Subsidiaries as of December 31, 2006, 2005 and 2004, and the unaudited combining statements of income and cash flows of the Company and the Company Subsidiaries for the years then ended (the financial statements described in clauses (i), (ii), (iii) and (iv) above, together with the notes to such financial statements, collectively, the "Financial Statements"). The Financial Statements have been prepared in conformity with GAAP consistently applied (except in each case as described in the notes thereto) and on that basis fairly present (subject, in the case of the unaudited statements, to the absence of notes that would be required by GAAP and to normal, recurring year-end audit adjustments) the consolidated financial condition and results of operations of the Company and the Company Subsidiaries as of the respective dates thereof and for the respective periods indicated.

        (b)   The Company and the Company Subsidiaries do not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) except (i) as disclosed, reflected or reserved against in the Balance Sheet and the notes thereto or in the notes to the balance sheet contained in the unaudited consolidated financial statements of the Company and the Company Subsidiaries as of December 31, 2006 and for the year then ended (but excluding any liabilities of 750 Park Place Realty Co., LLC ("750 PPRC") that are reflected or reserved against on the Balance Sheet or the notes thereto or in the notes to the balance sheet contained in the unaudited consolidated financial statements of the Company and the Company Subsidiaries as of December 31, 2006 and for the year then ended), (ii) for items set forth in Section 3.8(b) of the Seller Disclosure Schedule, (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2006 and not in violation of this Agreement (or, if such liability or obligation was incurred prior to the date hereof, assuming this Agreement had been in place on December 31, 2006) and (iv) under the Scheduled Contracts (except for any liabilities or obligations resulting from a breach or violation of any such Scheduled Contract).

        Section 3.9    Assets other than Real Property.    Except as set forth in Section 3.9 of the Seller Disclosure Schedule, the Company or a Company Subsidiary has good and valid title to all assets reflected on the Balance Sheet or thereafter acquired, except those sold or otherwise disposed of for fair value since the date of the Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all Liens other than Permitted Liens. All the material tangible personal property of the Company and the Company Subsidiaries has been maintained in all material respects in accordance with the past practice of the Company and the Company Subsidiaries. Each item of material tangible personal property of the Company and the Company Subsidiaries is in all material respects in reasonable operating condition and repair, ordinary wear and tear excepted. All leased personal property of the Company and the Subsidiaries is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

        Section 3.10    Real Property.    (a) Neither the Company nor any Company Subsidiary owns, the Company has not since inception owned, and to the Sellers' Knowledge no Company Subsidiary has owned, any real property.

        (b)   Section 3.10(b) of the Seller Disclosure Schedule sets forth a complete list of all real property and interests in real property leased by the Company and the Company Subsidiaries (individually, a "Leased Property") and identifies any material base leases and reciprocal easement or operating agreements relating thereto. The Company or a Company Subsidiary has good and valid title to the leasehold estates in all Leased Property, in each case free and clear of all Liens, leases, assignments, subleases, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) such as are set forth in Section 3.10(b) of the Seller Disclosure Schedule, (B) leases, subleases and similar agreements set forth in Section 3.11 of the Seller Disclosure Schedule,

(C) Permitted Liens, (D) easements, covenants, rights-of-way and other similar restrictions of record, (E) any conditions that may be shown by a current, accurate survey or physical inspection of any Leased Property made prior to Closing and (F) (I) zoning, building and other similar restrictions, (II) Liens, easements, covenants, rights-of-way and other similar restrictions that have been placed by any developer, landlord or other third party on property over which the Company or a Company Subsidiary has easement rights or on any Leased Property and subordination or similar agreements relating thereto, and (III) unrecorded easements, covenants, rights-of-way and other similar restrictions, none of which items set forth in clauses (I), (II) and (III), individually or in the aggregate, materially impair the continued use and operation of the property to which they relate in the Institutional Pharmacy Business. To the Sellers' Knowledge, the current use by the Company and the Company Subsidiaries of the offices and other facilities located on the Leased Property does not violate any local zoning or similar land use or government regulations in any material respect.

        Section 3.11    Contracts.    (a) Section 3.11 of the Seller Disclosure Schedule sets forth an accurate and complete list of all the executory Contracts of the following types to which the Company or any Company Subsidiary is a party or to which any of their respective assets is subject:

          (i)    except for any Contracts providing for the sale of goods and services by the Company to its customers that are entered into in the ordinary course of business (a "Facility Contract"), any Contract that requires a payment by any party in excess of, or a series of payments which in the aggregate exceeds, $50,000 in any calendar year or provides for the delivery of goods or the performance of services, or any combination thereof, having a value in excess of $50,000 in any calendar year;

          (ii)   except for agreements entered into in the ordinary course of business pursuant to the standard form made available to Paramount, any Contract with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing on behalf of any Person;

          (iii)  any Contract pursuant to which the Company or the Company Subsidiaries has made or will make loans, or has or will have incurred or secured Indebtedness for borrowed money (including capital leases) become a guarantor or surety or pledged its credit for or otherwise become responsible with respect to any undertaking of another Person (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

          (iv)  any Contract pursuant to which the Company or any of its Subsidiaries has entered into a partnership, joint venture or other cooperative undertaking;

          (v)   any Contract involving any restrictions with respect to the geographical area of operations or scope or type of business of the Company or any of the Company Subsidiaries or that requires the Company or any of the Company Subsidiaries to deal exclusively with a third party;

          (vi)  any power of attorney or Contract with any Person pursuant to which such Person is granted the authority to act for or on behalf of the Company or any of the Company Subsidiaries or the Company or any of the Company Subsidiaries is granted the authority to act for or on behalf of any Person;

          (vii) relating to the employment or compensation of any director, officer, employee, consultant or other agent of the Company or any Company Subsidiary;

          (viii)   relating to the sale or other disposition by the Company or any of the Company Subsidiaries of any assets, properties or rights in excess of $50,000 individually or in the aggregate (other than equipment leases entered into by the Company or any Company Subsidiary as lessor in the ordinary course of business);

          (ix)  to which the Company or any of the Company Subsidiaries is a party and which restricts the Company's ability, or the ability of any Company Subsidiary, to solicit employees of another person or restricts another person's ability to solicit the employees of the Company or any Company Subsidiary;

          (x)   to which any Seller, any stockholder of any Affiliate of the Company, or any current or former officer, director or employee of the Company or any Company Subsidiary, or any Affiliates of such Seller, stockholder, officer, director or employee, is a party;

          (xi)  containing any warranty by the Company to any other person with respect to any product or service offered by the Company, where such warranty deviates in any material respect from the Company's standard warranty terms offered to its customers;

          (xii) any Contract that requires the Company or any of the Company Subsidiaries to use any supplier or third party for all or substantially all of the Company's or any of the Company Subsidiaries' requirements or needs or require the Company or any of the Company Subsidiaries to provide to other parties "most favored nation" pricing;

          (xiii)   any Contract, other than trade debt incurred in the ordinary course of business, under which the Company or any of the Company Subsidiaries has borrowed any money from, or issued any note, bond, debenture or other evidence of Indebtedness to, any Person (other than the Company or any Company Subsidiary) or any other note, bond, debenture or other evidence of Indebtedness issued to any Person (other than the Company or any Company Subsidiary);

          (xiv)   any Contract or instrument providing for indemnification of any Person with respect to liabilities relating to any current or former business of the Company or any of the Company Subsidiaries or any predecessor Person, other than the Constitutive Documents of the Company and the Company Subsidiaries, and other than marketing agreements, property leases and other commercial agreements entered into in the ordinary course of business;

         (xv)  any employment agreement;

        (xvi)  pursuant to which the Company licenses any material item of Intellectual Property;

       (xvii)  with any Governmental Authority; or

      (xviii)  that is otherwise material to the Company and the Company Subsidiaries, taken as a whole, or entered into other than in the ordinary course of business.

The Facilities Contracts and each such Contract required to be disclosed in Section 3.11(a) of the Seller Disclosure Schedule is referred to as a "Scheduled Contract".

        (b)   Except as set forth in Section 3.11(b) of the Seller Disclosure Schedule:

            (i)  no default or event which, with the passing of time or giving of notice (or both), would constitute a material default on the part of the Company or such Company Subsidiary, or to Sellers' Knowledge, any other party thereto, exists under any such Scheduled Contract;

           (ii)  each of the Scheduled Contracts is in full force and effect, and constitutes the legal, valid and binding obligation of the Company or the applicable Company Subsidiary enforceable against such party in accordance with its terms and, to Sellers' Knowledge, against each other party thereto;

          (iii)  the Sellers have furnished Paramount with true, correct and complete copies of each material Facilities Contract and the Scheduled Contracts (other than the Facilities Contracts), including all amendments, modifications and supplements thereto; and

          (iv)  the Scheduled Contracts do not contain any provision that results in automatic termination upon the occurrence of the transactions contemplated hereby or for the right of any party to any Scheduled Contract to terminate, accelerate or receive any payment or other materially more favorable terms and conditions upon occurrence of the transactions contemplated hereby.

        Section 3.12    Intellectual Property.    (a) Section 3.12 of the Seller Disclosure Schedule sets forth a true and complete list of all patents, trademarks (registered or unregistered), trade names, service marks and registered copyrights and applications therefor, owned, used, filed by or licensed to the Company or any of the Company Subsidiaries. With respect to registered trademarks, Section 3.12 of the Seller Disclosure Schedule sets forth a list of all jurisdictions in which trademarks owned by the Company are registered or applied for and all registration and application numbers. Except as set forth in Section 3.12 of the Seller Disclosure Schedule, the Company or a Company Subsidiary owns, or the Company and the Company Subsidiaries have the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all Intellectual Property that is owned, used, filed by or licensed to the Company or any of the Company Subsidiaries and the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights. The Company and the Company Subsidiaries have all rights to Intellectual Property owned or filed by the Company or any of the Company Subsidiaries as are necessary in connection with the Institutional Pharmacy Business as presently conducted by the Company and the Company Subsidiaries and as such business is proposed to be conducted in the most recent business plan approved by the Board of Directors of the Company (the "Business Plan").

        (b)   Neither the Company nor any of the Company Subsidiaries has granted any options, licenses or agreements of any kind relating to Intellectual Property owned, used, filed by or licensed to the Company or any of the Company Subsidiaries or the marketing or distribution thereof. Neither the Company nor any of the Subsidiaries is bound by or a party to any options, licenses or agreements of any kind relating to the Intellectual Property owned, used, filed by or licensed to the Company or any of the Company Subsidiaries of any other Person, except as set forth in Section 3.12 of the Seller Disclosure Schedule and except for Contracts relating to computer software licensed to the Company or any Company Subsidiary in the ordinary course of business. Subject to the rights of third parties set forth in Section 3.12 of the Seller Disclosure Schedule, all Intellectual Property that is owned, used, filed by or licensed to the Company or any of the Company Subsidiaries is free and clear of the claims of others and of all Liens. To the Seller's Knowledge, the conduct of the business of the Company and the Company Subsidiaries as presently conducted does not, and the conduct of such business as proposed to be conducted in the Business Plan will not, violate, conflict with or infringe the Intellectual Property of any other Person. Except as set forth in Section 3.12 of the Seller Disclosure Schedule, (i) no claims are pending or, to the Sellers' Knowledge, threatened, against the Company or any Company Subsidiary by any Person with respect to the ownership, validity, enforceability, effectiveness or use of any Intellectual Property owned, used, filed by or licensed to the Company or any of the Company Subsidiaries and (ii) during the past two years the Sellers, the Company and the Company Subsidiaries have not received any communications alleging that the Company or any Company Subsidiary has violated any rights relating to Intellectual Property of any Person.

        Section 3.13    Legal Proceedings.    Except as disclosed in Section 3.13 of the Seller Disclosure Schedule: (a) neither the Sellers nor the Company nor any Company Subsidiary is a party to, nor to Sellers' Knowledge, is threatened with, any Legal Proceeding, (b) to Sellers' Knowledge, there are no facts or circumstances that would reasonably be expected to give rise to any such Legal Proceeding and (c) there are no Judgments outstanding against the Sellers, the Company or any Company Subsidiary that are material to the Company and the Company Subsidiaries, taken as a whole.

        Section 3.14    Taxes.    Except as set forth in Section 3.14 of the Seller Disclosure Schedule (with paragraph references corresponding to those set forth below):

          (a)   All Tax Returns have, to the extent required to be filed by the Company and the Company Subsidiaries on or before the date hereof, been filed when due in accordance with all applicable Laws. As of the time of filing, all such Tax Returns were true and complete in all material respects and all Taxes shown as due and payable on such Tax Returns have been timely paid or withheld and remitted to the appropriate taxing authority.

          (b)   The charges, accruals and reserves for Taxes with respect to the Company and the Company Subsidiaries reflected on the books of the Company and the Company Subsidiaries (excluding any provision for deferred income taxes reflecting either differences between the treatment of items for accounting and income tax purposes) are adequate to cover Tax liabilities accruing through the end of the last period for which the Company and the Company Subsidiaries ordinarily record items on their respective books.

          (c)   The Company and the Company Subsidiaries have withheld and paid all Taxes required by law to have been withheld and paid and has complied in all respects with all rules and regulations relating to the withholding or remittance of Taxes (including, without limitation, employee-related Taxes).

          (d)   Neither the Company nor any Company Subsidiary is delinquent in the payment of any Tax or has requested any extension of time within which to file any Tax Return. Neither the Company nor any Company Subsidiary has granted any extension or waiver of the statute of limitations period applicable to any Tax Return, which period (after giving effect to such extension or waiver) has not yet expired. There is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with respect to the Company or any Company Subsidiary in respect of any Tax.

          (e)   Section 3.14(e) of the Seller Disclosure Schedule contains a list of all jurisdictions to which any Tax is properly payable by the Company or any Company Subsidiary.

          (f)    Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated, consolidated, combine or unitary group other than one of which the Company was the common parent and (ii) is a party to any Tax sharing agreement or any other agreement or arrangement pursuant to which the Company or any Company Subsidiary could be liable for the Tax liability of any other Person.

          (g)   Neither the Company nor any Company Subsidiary has participated in a "reportable transaction" as such term is defined in Treasury Regulation Section 1.6011-4. The Company has not been a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

          (h)   Neither the Company nor any Company Subsidiary will be required to include any adjustment in taxable income for any Post-Closing Tax Period under Section 481(c) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for a Pre-Closing Tax Period. Neither the Company nor any Company Subsidiary will be required to include for a Post-Closing Tax Period taxable income attributable to income economically realized in a Pre-Closing Tax Period, including any income that would be includible in a Post-Closing Tax Period as a result of the installment method.

          (i)    The Company made a valid election under Subchapter S of the Code to which all Persons who were shareholders on the date of such election gave their consent (and, if necessary, each shareholder's spouse gave his or her consent) and such election became effective on March 6, 1982. The Company is, and has been since 1982, an S corporation (as defined in Section 1361 of the Code) for federal income tax purposes and for purposes of each state in which it is required to file income or franchise Tax Returns. No election has been made under Treasury Regulation Section 1.7701-3 or any similar provision of Tax law to treat any Company Subsidiary as an association, corporation or partnership.

        Section 3.15    Insurance.    Section 3.15 of the Seller Disclosure Schedule contains a description of all insurance policies (the "Company Insurance Policies") that are currently held by the Company or any Company Subsidiary, true and complete copies of which have been made available to Paramount. All

Company Insurance Policies are in the name of the Company or a Company Subsidiary, outstanding and in full force and effect, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, or (b) general principles of equity, and all premiums with respect to such policies are currently paid. Neither the Company nor any Company Subsidiary has received notice of cancellation or termination of any such policy, nor have they been denied or had revoked or rescinded any policy of insurance, nor borrowed against any such policies. Except as set forth in Section 3.15 of the Seller Disclosure Schedule, to the Knowledge of Sellers, there are no claims in the last five years for which an insurance carrier has denied or threatened to deny coverage. The Company and the Company Subsidiaries carry, or are covered by, insurance with companies the Company believes to be responsible and in such amounts and covering such risks as the Company believes is adequate for the conduct of its business and the value of its properties.

        Section 3.16    Benefit Plans.    (a) Section 3.16 of the Seller Disclosure Schedule contains a list of all Benefit Plans. For this purpose, "Benefit Plans" shall mean "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements, severance or termination pay, hospitalization or other medical, life, or other insurance, long- or short- term disability, supplemental unemployment benefit, sick pay, vacation pay, employment or retention agreement, consulting agreement, employee fringe benefit plans, and other similar plans, programs, agreements, or arrangements whether written or unwritten maintained, or contributed to, by the Sellers, the Company or any Company Subsidiary for the benefit of any officers, directors, employees, or consultants of the Company or any Company Subsidiary.

        (b)   The Sellers have made available to or provided to Paramount true and complete copies of: (i) each Benefit Plan that is an "employee welfare benefit plan" under Section 3(1) of ERISA; (ii) each Benefit Plan that is an "employee pension benefit plan" under Section 3(2) of ERISA; (iii) each Benefit Plan not described under clauses (i) and (ii); (iv) the most recent annual report required to be filed, including Form 5500, for each Benefit Plan described under clauses (i) and (ii) of this Section 3.16(b); (v) the current summary plan description and any material modifications thereto; and (vi) the most recent determination letter, if any, received from the Internal Revenue Service (the "IRS") with respect to a Benefit Plan described under clause (ii) of this Section 3.16(b) that is intended to be tax-qualified under Section 401(a) of the Code, or the application therefor, if such letter has not been issued by the IRS.

        (c)   Each Benefit Plan has been operated and administered in all material respects in accordance with its terms and otherwise complies in all material respects with all applicable Law (including ERISA and the Code). There are no lawsuits, actions, termination proceedings or other proceedings pending, or, to the Sellers' Knowledge, threatened against or involving any Benefit Plan and there are no investigations by any Governmental Entity or other claims (except claims for benefits payable in the normal operation of the Benefit Plans) pending or, to the Sellers' Knowledge, threatened against or involving any Benefit Plan or asserting any rights to benefits under any Benefit Plan.

        (d)   All such contributions to the Benefit Plans for any period ending before the Closing Date that are not yet, but will be, required to be made, will be properly accrued and reflected on the Balance Sheet. All Pension Plans intended to be qualified and exempt from federal income Taxes under Sections 401(a) and 501(a) of the Code, respectively, have received determination letters or opinion letters or were subject to a volume submitter or comparable letter from the national office of the IRS on which the Company is entitled to rely from the IRS to the effect that the form of such Pension Plans are so qualified and the trusts which form a part of such plans are exempt from federal income Taxes, and no such determination, opinion or other comparable letter has been revoked nor, to the Sellers' Knowledge, has revocation of any such determination or opinion letter been threatened.

        (e)   Neither the Sellers nor the Company has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, and to the Sellers' Knowledge, no "prohibited transaction", within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Benefit Plan that would result in material liability to the Company.

        (f)    No Benefit Plan is or has ever been (or has ever been the successor or transferee of) a "multiemployer plan" (as defined in Section 3(37) of ERISA) or a "defined benefit plan" (as defined in Section 3(35) of ERISA). The Company does not have any actual or potential, secondary, or contingent liability to any Person under Title IV of ERISA and no Benefit Plan is subject to Title IV of ERISA. The Company has not contributed to, been required to contribute to, or withdrawn from any "multiemployer plan" (as defined in Section 3(37) of ERISA).

        (g)   The Company and the Company Subsidiaries have not offered to provide health or life insurance coverage to any individual, or to the family members of any individual, for any period extending beyond the termination of the individual's employment, except to the extent required by the health care continuation (also known as "COBRA") provisions of ERISA and the Code or similar state benefit continuation Laws. Each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, has complied in all material respects with Sections 601 et seq. and 701 et seq. of ERISA and Section 4980B and Subtitle K of the Code.

        (h)   Except with respect to the Employment Agreements, neither the Company nor any of its Affiliates shall be responsible for any existing Contract between either the Company or a Company Subsidiary and any employee, including any Contract (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction in the nature of any of the transactions contemplated by this Agreement or any other Transaction Agreement, (ii) providing any term of employment or compensation guarantee or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment.

        Section 3.17    Employee and Labor Matters.    (a) Except as indicated in Section 3.17(a) of the Seller Disclosure Schedule, (i) there is not, and since January 1, 2002, there has not been, any labor strike, dispute, work stoppage, slowdown or lockout pending, or, to Sellers' Knowledge, threatened, against the Company or any Company Subsidiary, (ii) to Sellers' Knowledge, no union organizational campaign or petition for certification is in progress with respect to the Company's and each Company Subsidiary's employees, (iii) neither the Company nor any Company Subsidiary is a party to any collective bargaining or other similar labor Contract, (iv) there are no pending, or, to Sellers' Knowledge, threatened, charges against the Company or any Company Subsidiary or any of their employees before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices, (v) since January 1, 2002, neither the Company nor any Company Subsidiary has received notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation of the Company or any Company Subsidiary, and, to Sellers' Knowledge, no such investigation is in progress, and (vi) to Sellers' Knowledge, no activity of any employee of the Company or a Company Subsidiary as or while an employee of the Company or a Company Subsidiary, as applicable; has caused a material violation of any employment Contract, confidentiality agreement, patent disclosure agreement or other similar Contract.

        (b)   Except as indicated in Section 3.17(b) of the Seller Disclosure Schedule, (i) all employees are employed on an "at-will" basis and their employment can be terminated at any time for any reason without any amounts being owed to such individual other than with respect to wages accrued before the termination, (ii) all individuals who act on their own as contractors or other service providers to the Company or a Company Subsidiary can be terminated at any time for any reason without any amounts being owed to such individual other than with respect to compensation or payments accrued before the termination, and (iii) no employee is on disability or other leave of absence. The Company and the Company Subsidiaries have complied, in all material respects, with all Laws governing the employment of personnel by U.S. companies and the employment of non-U.S. nationals in the United States, including the Immigration and Nationality Act 8 U.S.C. Sections 1101 et seq. and its implementing regulations. Except as set forth in Section 3.17(b) of the Seller Disclosure Schedule, neither the Company nor any Company Subsidiary has sponsored any employee for, or otherwise engaged any employee working pursuant to, a non-immigrant visa.

        Section 3.18    Environmental Matters.    Except as disclosed in Section 3.18 of the Seller Disclosure Schedule:

          (a)   the Company and the Company Subsidiaries acquired prior to January 1, 2002 are and have since January 1, 2002 been in compliance in all material respects with all applicable Environmental Laws and Environmental Permits; Company Subsidiaries acquired by the Company after January 1, 2002 are and have been in compliance in all material respects with all applicable Environmental Laws and Environmental Permits since the date of such acquisition and also, to Seller's Knowledge, from January 1, 2002 to the date of such acquisition. There are no unresolved or, to Sellers' Knowledge, threatened written notices, proceedings, claims, complaints or actions against the Company or any Company Subsidiary, alleging material non-compliance with Environmental Law or Environmental Permits. There are no circumstances involving the Company or any Company Subsidiary or any real property currently or, to the Sellers' Knowledge, formerly owned, leased, operated or used by any of them that would reasonably be expected to result in any material Environmental Liability.

          (b)   No property (including soils, groundwater, surface water, buildings or other structures) presently or, to Seller's Knowledge, formerly owned, leased, operated or used by the Company or any Company Subsidiary is or was contaminated with any Hazardous Material on, prior to, or during such period of ownership, leasehold, operation or use that, individually or in the aggregate, would reasonably be expected to result in any material Environmental Liability. Neither the Company nor any Company Subsidiary is subject to any liability for Hazardous Material disposal or contamination on any real property, including third-party property that would reasonably be expected to result in any material Environmental Liability.

          (c)   The Company and each Company Subsidiary has obtained and maintained in effect all applicable Environmental Permits and, where applicable, have filed timely applications for renewal or modification of such Environmental Permits, except where the failure to obtain or maintain in effect such Environmental Permits, or timely file such applications, would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. To Seller's Knowledge, no material Environmental Permit is subject to review, major modification, revision, rescission, public notice and comment or prior consent by any Government Entity as a result of the consummation of the transaction contemplated by this Agreement and the other Transaction Agreements.

          (d)   Neither the Company nor any Company Subsidiary has received notice from any Person of any, and to Sellers' Knowledge there is no, condition, event or circumstance that would reasonably be expected to result in a material Environmental Liability with respect to the Company or the Company Subsidiaries.

          (e)   The Sellers have provided Paramount with true and complete copies of all material environmental, health and safety reports, assessments and audits, and of all material documents pertaining to compliance with or violations of Environmental Law, prepared by or on behalf of the Company or any Company Subsidiary and received or dated after December 31, 1996, with respect to any of its businesses, facilities or property (including without limitation, real property and

  Leased Properties), and that are in control or custody of any Seller, the Company or any Company Subsidiary.

          (f)    Neither the Company nor any Company Subsidiary has entered into any contracts or other binding agreements pursuant to which it has assumed any obligations or liabilities of any third party under or pursuant to any Environmental Law or has agreed to indemnify, defend or hold harmless any third party for any liabilities, costs or claims arising under or pursuant to any Environmental Law.

          (g)   No Lien or "superlien" has been placed on any property currently owned, leased, operated or used by the Company or any Company Subsidiary pursuant to the Federal Comprehensive, Environmental Response, Compensation, and Liability Act of 1980 or any similar Law.

        Section 3.19    Suppliers and Customers.    Section 3.19 of the Seller Disclosure Schedule sets forth a true and accurate list of the (i) 20 most significant customers and distributors of the Company and the Company Subsidiaries, based on dollar sales volumes and (ii) five most significant suppliers of the Company and the Company Subsidiaries based on dollar sales volumes, in each case for the year ended December 31, 2006. Since December 31, 2006, no such supplier or customer has cancelled, terminated or otherwise modified (in any manner materially adverse to the Company or any Company Subsidiary) its relationship with the Company or any of the Company Subsidiaries and no such Person has notified the Company or the Company Subsidiaries of its intention to do so, in each case, except for such cancellations, terminations, modifications or intentions that are not, and would not reasonably be expect to be, material to the Company and the Company Subsidiaries, taken as a whole.

        Section 3.20    Transactions with Affiliates.    Except as set forth in Section 3.20 of the Seller Disclosure Schedule, no current or former director, officer, employee or shareholder of the Company, any Company Subsidiary or any associate or Affiliate of the Company, or any parent, spouse, child, brother, sister or any other relative with a relationship (by blood, marriage or adoption) of not more remote than first cousin (collectively, "Family Members") of any of the foregoing, is presently, or during the 12-month period ending on the date of this Agreement has been, directly or indirectly (i) a party to any transaction with the Company or any Company Subsidiary (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder or such associate) or (ii) to the Sellers' Knowledge, the direct or indirect owner of an interest in any corporation, firm, association or business organization that is a present (or potential) competitor, supplier or customer of the Company or any Company Subsidiary, nor does any such person receive income from any source other than the Company or a Company Subsidiary that relates to the Institutional Pharmacy Business or should properly accrue to the Company or any Company Subsidiary, including any splits or payment or other compensation given to any such person from a manufacturer or supplier of the Company or any Company Subsidiary. Section 3.20 of the Seller Disclosure Schedule sets forth a list of all Family Members of current or former partners, directors, officers, employees or shareholders of the Company or any Company Subsidiary or any associates or Affiliates thereof currently employed by the Company or any Company Subsidiary, together with a description of job, title and annual salary and bonus for each such person for the current year and the last fiscal year. Except as set forth in Section 3.20 of the Seller Disclosure Schedule, neither the Company nor any Company Subsidiary has any loans outstanding to any person.

        Section 3.21    Product Liability Claims; Product Recalls.    Neither the Company nor any Company Subsidiary has received any written notice or other written communication from any Person regarding any actual, alleged, possible or potential claim by any Person or group of Persons, including any Governmental Entity, for money damages or any other form of relief, whether in law or equity, in respect of potential or actual injury or harm allegedly resulting from or due and owing in connection with the purchase, use, application of, or defect (including alleged failure to warn) relating to any of any products marketed, sold or distributed by the Company or any Company Subsidiary, irrespective of the legal theory of liability. No Product has been the subject of any recall and neither the Company nor any Company Subsidiary has received any written notice that any Governmental Entity has commenced or threatened in writing to initiate any action to withdraw its approval or request the recall of any product marketed, sold or distributed by the Company or any Company Subsidiary.

        Section 3.22    Information Supplied.    None of the information supplied or to be supplied by any Seller or the Company for inclusion or incorporation by reference in the proxy statement to be filed by Paramount with the Securities and Exchange Commission (the "SEC") relating to the Paramount Stockholder Approval (the "Proxy Statement") will, at the date it is first mailed to the Paramount stockholders or at the time of the Paramount Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        Section 3.23    Brokers.    Except as set forth in Section 3.23 of the Seller Disclosure Schedule, no broker, finder, financial advisor, investment banker or other Person is or will be entitled to any brokerage, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Transaction Agreements for which Paramount or the Company could be liable.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARAMOUNT

        Except as set forth in the disclosure schedule prepared by Paramount and delivered to the Sellers on the date hereof (the "Paramount Disclosure Schedule", and together with the Seller Disclosure Schedule, the "Disclosure Schedule") (any fact or item disclosed in any section or subsection of the Paramount Disclosure Schedule shall be deemed to be disclosed with regard to any other section or subsection of the Paramount Disclosure Schedule), so long as it is reasonably apparent from the face of such disclosure that such disclosure is applicable as an exception to the representation and warranty in such other section or subsection (whether or not any cross-reference is made therein) and as otherwise contemplated by this Agreement or any other Transaction Agreement, Paramount represents and warrants to the Sellers and the Company as follows, as of the date hereof and as of the Closing:

        Section 4.1    Organization and Standing.    Paramount is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. Paramount has all requisite corporate power and authority to carry on its business as now being conducted. Since the date of its formation, Paramount has not carried on any business or conducted any operations other than as disclosed in the Paramount SEC Documents and the execution of this Agreement and the other Transaction Agreements to which it is a party, and the performance of its obligations hereunder and thereunder. Paramount has, prior to the date hereof, delivered to the Sellers true and complete copies of the Paramount Charter and the Paramount Bylaws.

        Section 4.2    Power and Authority; Binding Agreement.    (a) Paramount has all requisite corporate power and authority to execute and deliver this Agreement, to consummate transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery by Paramount of this Agreement and the other Transaction Agreements to which it is a party and the consummation by Paramount of transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Paramount, subject to the receipt of the Paramount Stockholder Approval and the filing of the Charter Amendment with the Secretary of State of Delaware. This Agreement has been, and at the Closing each other Transaction Agreement to which Paramount is a party will have been, duly executed and delivered by Paramount and, assuming the due execution and delivery of this Agreement and the other Transaction Agreement by the Sellers and the Company, constitutes, or upon execution and delivery by Paramount, will constitute, a legal, valid and binding obligation of Paramount, enforceable against Paramount in accordance with its terms.

        (b)   The Paramount Board, at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby, (ii) determining that the terms of such transactions to be fair to and in the best interests of Paramount and its stockholders and (iii) recommending that Paramount's stockholders approve such transactions. Such resolutions are sufficient to render inapplicable to this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby the provisions of Section 203 of the DGCL. No state takeover statute or similar statute or regulation applies or purports to apply to Paramount with respect to this Agreement and other Transaction Agreements or transactions contemplated hereby or thereby.

        (c)   The only vote of holders of any class or series of Paramount Capital Stock necessary to approve this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby (including the approval of the Charter Amendment and the adoption of the Stock Incentive Plan) is the approval and adoption by the holders of a majority of the outstanding shares of Paramount Common Stock entitled to vote generally in the election of directors (the "Paramount Stockholder Approval"); provided, however, that Paramount may not consummate the transactions contemplated by this Agreement and the other Transaction Agreements if the holders of 20% or more in interest of the IPO Shares shall have demanded that Paramount convert their IPO Shares into cash pursuant to Article Sixth, paragraph B of the Paramount Charter and Section 8.8 of the Underwriting Agreement dated as of October 21, 2005 between Paramount and EarlyBirdCapital, Inc. (the "Underwriting Agreement"). The affirmative vote of the holders of the Paramount Warrants is not necessary to approve this Agreement or any Transaction Agreement or any of the transactions contemplated hereby or thereby.

        (d)   The execution and delivery by Paramount of this Agreement and the other Transaction Agreements, and subject to the receipt of the Paramount Stockholder Approval, the consummation by Paramount of the transactions contemplated by this Agreement and the other Transaction Agreements, are in compliance with the terms of Article Sixth, paragraph B of the Paramount Charter and Sections 8.8 and 8.11 of the Underwriting Agreement. In accordance with Section 8.11 of the Underwriting Agreement, the Paramount Board in connection with the approvals referred to in Section 4.2(b), at a meeting duly called and held, unanimously adopted resolutions stating that the Company and the Company Subsidiaries, taken as a whole, have a fair market value equal to at least 80% of net assets of Paramount. The Paramount Board has received from Capitalink, LC an opinion to the effect that, as of the date of the opinion (i) the aggregate purchase price to be paid by Paramount to the Sellers for the Shares pursuant to this Agreement is fair, from a financial point of view, to Paramount's stockholders and (ii) the fair market value of the Company and the Company Subsidiaries, taken as a whole, is at least equal to 80% of the net assets of Paramount.

        Section 4.3    Noncontravention.    (a) The execution and delivery by Paramount of this Agreement, the other Transaction Agreements, the consummation of the transactions contemplated hereby and thereby and the compliance by Paramount with the provisions hereof and thereof do not and will not conflict with, or result in any violation or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien (other than a Permitted Lien) in or upon any of the properties or assets of Paramount under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Constitutive Documents of Paramount (subject to the approval, filing and effectiveness of the Charter Amendment), (ii) any Contract to which Paramount is a party or bound by or its properties or assets are bound by or subject to or otherwise under which Paramount has rights or benefits or (iii) subject to the governmental filings and other matters referred to in Section 4.3(b), any Law or Judgment, in each case, applicable to Paramount or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate have not had, and would not reasonably be expected to have, a Paramount Material Adverse Effect.

        (b)   No consent, approval, license, permit, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Paramount in connection with the execution and delivery by Paramount of this Agreement, the other Transaction Agreements, the consummation by Paramount of the transactions contemplated hereby or thereby or the compliance by Paramount with the provisions hereof or thereof, except for (i) filings required under, and compliance with other applicable requirements of, the HSR Act, if applicable to this Agreement, the Transaction Agreements and the transactions contemplated hereby and thereby; (ii) the filing with the SEC of (A) the Proxy Statement; (B) such reports under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the other Transaction Agreements the transactions contemplated hereby and thereby and (C) such registration statements under the Securities Act as may be required pursuant to the Registration Rights Agreement; (iii) the filing of the Charter Amendment with the Secretary of State of the State of Delaware and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made individually or in the aggregate would not impair in any material respect the ability of Paramount to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of the transactions contemplated hereby.

        Section 4.4    Capital Structure of Paramount.    The authorized Capital Stock of Paramount consists of 40,000,000 shares of Paramount Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, of Paramount (the "Paramount Preferred Stock" and, together with the Paramount Common Stock, the "Paramount Capital Stock"). Upon the effectiveness of the Charter Amendment and immediately following the Closing, the authorized Capital Stock of Paramount will be as set forth in Section 4.4 of the Paramount Disclosure Schedule. The only shares of the Capital Stock of Paramount that are outstanding, or that will be outstanding as of the Closing, are as follows: (i) 11,900,000 shares of Paramount Common Stock, (ii) zero shares of Paramount Preferred Stock and (iii) zero shares of any class or series of Capital Stock held by Paramount in its treasury. At the close of business on the date of this Agreement, (x) warrants ("Paramount Warrants") issued pursuant to the warrant agreement dated as of October 21, 2005 between Paramount and Continental Stock Transfer & Trust Company (the "IPO Warrant Agreement") to purchase 19,550,000 shares of Paramount Common Stock and (y) options to purchase 425,000 units (each unit consisting of one share of Paramount Common Stock and two Paramount Warrants) (the "EarlyBird Option"), were, and as of the Closing Date will be, issued and outstanding. Upon exercise of the EarlyBird Option, the holder thereof will be entitled to receive a total of 425,000 shares of Paramount Common Stock and Paramount Warrants to purchase 850,000 shares of Paramount Common Stock. Except as set forth above and except for the shares of Paramount Common Stock to be issued to the Sellers pursuant to this Agreement, no shares of Capital Stock or other voting securities of Paramount were, at the close of business on the date of this Agreement, or will be as of the Closing Date, issued, reserved for issuance or outstanding. All outstanding shares of Paramount Capital Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law (the "DGCL"), the Paramount Charter, the Paramount Bylaws or any

Contract to which Paramount is a party. All shares of Paramount Common Stock to be issued to the Sellers pursuant to this Agreement at or following the Closing have been duly authorized, and will be duly and validly issued, fully paid and nonassessable and will not be subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Paramount Charter, the Paramount Bylaws or any Contract to which Paramount is a party. As of the close of business on the date of this Agreement there are not, and as of the Closing Date there will not be, any bonds, debentures, notes or other Indebtedness of Paramount having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Paramount Common Stock may vote ("Voting Paramount Debt"). Except as set forth above or in Section 4.4 of the Paramount Disclosure Schedule and except with respect to the Transaction Agreements, Paramount Warrants to purchase 19,550,000 shares of Paramount Common Stock, and the EarlyBird Option, as of the date of this Agreement there are not, and as of the Closing Date there will not be, any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Paramount is a party (i) obligating Paramount to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Capital Stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any Capital Stock of or other equity interest in, Paramount or any Voting Paramount Debt, (ii) obligating Paramount to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Paramount Capital Stock. As of the date of this Agreement, other than as set forth in the Paramount Charter, the Underwriting Agreement, the IPO Warrant Agreement, the Trust Agreement or any Transaction Agreement, there are not and as of the Closing Date there will not be any outstanding contractual obligations of Paramount to repurchase, redeem or otherwise acquire any shares of Capital Stock of Paramount.

        Section 4.5    Trust Funds; Liquidation.    (a) As of the date hereof, and at all times from the date hereof until the Closing Date, Paramount has and will have no less than $53,500,000 invested in U.S. government securities in a trust account at Lehman Brothers Inc. (the "Trust Account"), held in trust by Continental Stock Transfer & Trust Company (the "Trustee") pursuant to the Investment Management Trust Agreement, dated as of October 21, 2005, between Paramount and the Trustee (the "Trust Agreement"). Upon consummation of the Closing and notice thereof to the Trustee, the Trust Account will terminate and the Trustee shall thereupon be obligated to release as promptly as practicable the funds held in the Trust Account to; or to the order of, Paramount.

        (b)   Effective as of the Closing Date, the obligations of Paramount to dissolve or liquidate within a specified time period contained in Article Sixth of the Paramount Charter and Section 8.8 of the Underwriting Agreement will terminate, and effective as of the Closing Date, Paramount shall have no obligation whatsoever to dissolve and liquidate the assets of Paramount by reason of the consummation of the Closing and the other transactions contemplated by this Agreement and the other Transaction Agreements, and following the Closing, no Paramount stockholder shall be entitled to receive funds from the Trust Account except to the extent such stockholder votes against the approval of this Agreement and demands, contemporaneous with such vote, that Paramount convert such stockholder's shares of Paramount Common Stock into cash pursuant to Article Sixth, paragraph B of the Paramount Charter and Section 8.8 of the Underwriting Agreement.

        Section 4.6    SEC Documents; Undisclosed Liabilities.    (a) Paramount has filed all reports, schedules, registration statements, prospectuses, forms, certifications, statements and other documents required to be filed by Paramount with the SEC since the date of Paramount's formation (the "Paramount SEC Documents").

        (b)   As of its respective date, each Paramount SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Paramount SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Paramount SEC Document has been revised or superseded by a later filed Paramount SEC Document, none of the Paramount SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Paramount included in the Paramount SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-QSB or Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Paramount as of the dates thereof and the consolidated results of its operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments). Each of the principal executive officer of Paramount and the principal financial officer of Paramount has made all certifications required by Sections 302 and 906 of the Sarbanes Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder (the "Sarbanes Oxley Act") with respect to the Paramount SEC Documents. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes Oxley Act.

        (c)   Except (i) as set forth on the balance sheet of Paramount at March 31, 2007, (ii) for the reasonable fees and expenses incurred by Paramount in connection with the transactions contemplated by this Agreement and the other Transaction Agreements, (iii) the fees to lease Paramount's office space, (iv) general administrative expenses and (v) its obligations hereunder, as of the date of this Agreement, Paramount has no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

        Section 4.7    Operation of Business of Paramount.    Since Paramount's formation, (a) Paramount has conducted its business only in the ordinary course of business, (b) Paramount has not taken any action that, if taken after the date of this Agreement, would constitute a breach by Paramount of any of the covenants set forth in Section 5.3(c) and (c) there has not been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Paramount Material Adverse Effect.

        Section 4.8    Legal Proceedings.    There is no suit, action or proceeding pending or, to the knowledge of Paramount, threatened against or affecting Paramount (and Paramount is not aware of any basis for any such suit, action or proceeding), nor is there any Judgment outstanding against Paramount.

        Section 4.9    Compliance with Laws.    Paramount is in compliance in all material respects with all applicable Laws. Paramount has not received any written communication since the date of the formation of Paramount from a Governmental Entity that alleges that Paramount is not in compliance in any material respect with any applicable Law.

        Section 4.10    Contracts; Debt Instruments.    (a) Except as contemplated by this Agreement (including with respect to the Financing) or as disclosed in the Paramount SEC Documents filed prior to the date of this Agreement or in Section 4.10(a) of the Paramount Disclosure Schedule, there are no material Contracts to which Paramount is a party. Paramount is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other Contract (the "Paramount Contracts"), to which it is a party or by which it or any of its properties or assets is bound. Except as disclosed in the Paramount SEC Documents filed prior to the date of this Agreement or Section 4.10(a) of the Paramount Disclosure Schedule, the Paramount Contracts do not contain any provision that results in automatic termination upon the occurrence of the transactions contemplated hereby or for the right of any party to any Paramount Contract to terminate, accelerate or receive any payment or other materially more favorable terms and conditions upon occurrence of the transactions contemplated hereby.

        (b)   Except with respect to the Financing, as set forth in the Paramount SEC Documents filed prior to the date of this Agreement or in Section 4.10(b) of the Paramount Disclosure Schedule, there are no loan or credit agreements, notes, bonds, mortgages, indentures or other Contracts and instruments pursuant to which any Indebtedness of Paramount is outstanding or may be incurred.

        (c)   Except as set forth in the Paramount SEC Documents filed prior to the date of this Agreement or in Section 4.10(c) of the Paramount Disclosure Schedule, there are no transactions between Paramount, on the one hand, and any of its Affiliates, on the other hand.

        (d)   True and complete copies of each Contract set forth in Sections 4.10(a), (b) and (c) of the Paramount Disclosure Schedule have been provided or made available to the Sellers. Paramount has performed each material term, covenant and condition of each such Contract and no default or event that, with the passing of time or giving of notice (or both) would constitute a default on the part of Paramount, or to Paramount's knowledge, any other party thereto, exists under any such Contract. Each such Contract is in full force and effect, and constitutes the legal, valid and binding obligation of Paramount enforceable against Paramount in accordance with its terms, and to Paramount's knowledge, against each other party thereto.

        Section 4.11    Information Supplied.    None of the information supplied or to be supplied by Paramount for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to Paramount's stockholders or at the time of the Paramount Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Paramount with respect to statements made or incorporated by reference therein based on information supplied by the Sellers or the Company in writing for inclusion or incorporation by reference in the Proxy Statement.

        Section 4.12    Related Party Transactions.    Except as set forth in the Paramount SEC Documents filed prior to the date of this Agreement, no director, officer, employee or Affiliate of Paramount has borrowed any money from, has any Indebtedness or other similar obligations to, Paramount or is a party to any Contract relating to the voting or disposition of Paramount Common Stock, and Paramount is not a party or subject to any Contract in which any director, officer, employee or stockholder of Paramount has an interest, direct or indirect, and there does not exist any commitment or liability of Paramount to pay any remuneration or other consideration to any such director, officer, employee or stockholder, such as fees, rentals, loans, dividends or fixed or contingent deferred or current compensation.

        Section 4.13    Brokers.    Except as set forth in Section 4.13 of the Paramount Disclosure Schedule, no broker, finder, financial advisor, investment banker or other Person is or will be entitled to any brokerage, finder's, financial advisor's or other similar fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of Paramount, for which the Company could be liable.

        Section 4.14    Termination and Mutual Release.    The Termination and Mutual Release dated as of January 21, 2007 between Paramount, BioValve Technologies Inc. and certain other parties is in full force and effect, and constitutes the legal, valid and binding obligation of Paramount enforceable against Paramount in accordance with its terms and, to Paramount's knowledge, against each other party thereto.

        Section 4.15    Taxes.    Except as set forth in Section 4.15 of the Paramount Disclosure Schedule, (i) all Tax Returns required to be filed by Paramount, and any affiliated, combined, consolidated or unitary group of which Paramount is or has been a member, have been timely filed; (ii) Paramount has timely paid all Taxes that were required to have been paid on or prior to the date hereof; (iii) Paramount has withheld and paid all Taxes required by Law to have been withheld and paid and has complied in all respects with all rules and regulations relating to the withholding or remittance of Taxes (including, without limitation, employee-related Taxes); and (iv) Paramount is not a party to any Contract that, individually or collectively, could give rise to any payment (whether in cash or property) that would not be deductible pursuant to Sections 162(a)(1), 162(m), 162(n) or 280G of the Code.

ARTICLE 5

COVENANTS

        Section 5.1    Filings.    Each of the parties hereto agrees to cooperate fully with the other in the preparation and filing, whether before or after the Closing Date, of all documents and instruments required to be filed by Paramount, the Sellers or the Company, in connection with the transactions contemplated by this Agreement and the other Transaction Agreements, including, without limitation, any business certificate, or any trade, assumed or fictitious name certificates, or any applications for authority to do business, or any registrations or assignments of registrations of any Intellectual Property rights.

        Section 5.2    Access and Investigation.    (a) Except as otherwise prohibited by Law or the terms of any Scheduled Contract entered into prior to the date hereof that is listed in Section 3.11 of the Seller Disclosure, prior to the Closing Date, the Sellers and the Company and their Affiliates and Representatives shall: (i) afford Paramount and its Affiliates, Representatives and financing sources reasonable access during normal business hours to the personnel, properties, contracts, books and records, and other documents and data relating to the Company and the Company Subsidiaries, (ii) furnish Paramount and its Affiliates, Representatives and financing sources with copies of all such contracts, books and records, and other existing documents and data relating to the Company and the Company Subsidiaries as such Person may reasonably request, and (iii) furnish Paramount and its Affiliates, Representatives and financing sources with such additional financial, operating, and other data and information as such Person may reasonably request relating to the Company and the Company Subsidiaries.

        (b)   Except as otherwise prohibited by Law or the terms of any Scheduled Contract entered into prior to the date hereof that is listed in Section 3.11 of the Seller Disclosure, prior to the Closing Date, Paramount and its Affiliates and Representatives shall: (i) afford the Sellers and their Affiliates and Representatives reasonable access during normal business hours to the personnel, properties, contracts, books and records, and other documents and data relating to Paramount, (ii) furnish the Sellers and their Affiliates and its Representatives with copies of all such contracts, books and records, and other existing documents and data relating to Paramount as the Sellers may reasonably request, and (iii) furnish the Sellers and their Affiliates with such additional financial, operating, and other data and information as the Sellers may reasonably request relating to Paramount.

        Section 5.3    Conduct of Business.    (a) Except as set forth in Section 5.3(a) of the Seller Disclosure Schedule and as otherwise expressly permitted or required pursuant to this Agreement, from the date hereof through the Closing Date, the Sellers shall cause the Company to, and the Company shall, (i) conduct its operations only in the ordinary course of business, (ii) use its commercially reasonable efforts to preserve its assets and business intact, (iii) use its commercially reasonable efforts to keep available to it the services of its present officers, employees, consultants and agents, maintain its present vendors, customers, suppliers and distributors and preserve and enhance its goodwill, (iv) make the capital expenditures that are reflected in the capital expenditure projections that have been provided to Paramount, (v) maintain and purchase adequate levels of inventories to carry on its operations in the ordinary course of business, (vi) pay and discharge its liabilities and obligations, including accounts payable, in the ordinary course of business, (vii) conduct all sales, marketing and promotional activities in the ordinary course of business consistent with past practices and (viii) preserve the confidentiality of all trade secrets;

        (b)   Without limiting the generality of Section 5.3(a), from the date hereof through the Closing Date, except as set forth in Section 5.3(a) of the Seller Disclosure Schedule or as otherwise expressly permitted or required pursuant to this Agreement, the Sellers shall cause the Company not to, and the Company shall not, without the prior written consent of Paramount:

          (i)    (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its Capital Stock except for Tax Distributions, (B) split, combine or reclassify any of its Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its Capital Stock, (C) purchase, redeem or otherwise acquire any shares of Capital Stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or (D) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization, or other reorganization, or alter through merger, liquidation, reorganization or restructuring or in any other fashion the corporate structure or ownership of the Company;

          (ii)   issue, deliver, sell or grant (A) any shares of its Capital Stock, (B) any bonds, debentures, notes or other Indebtedness having the right to vote or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, voting Indebtedness, other voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units;

          (iii)  incur any Indebtedness (except Indebtedness incurred (A) in connection with the purchase of goods or services in the ordinary course of business and on customary trade terms and (B) pursuant to the Credit Agreement, dated November 15, 2006, between the Company and Bank of America, N.A.), guaranty any Indebtedness or any obligations of any other Person, or issue any debt securities or guarantee any debt securities or other obligations of another Person;

          (iv)  terminate, modify, assign, waive, release or relinquish any material right under a Scheduled Contract or amend any material rights or claims;

          (v)   directly or indirectly do any of the following: (A) amend or propose to amend its Constitutive Documents or (B) create any Subsidiary

          (vi)  acquire or agree to acquire (A) by merging or consolidating with, or by purchasing any equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material individually or in the aggregate to the business of the Company and the Company Subsidiaries taken as a whole (except for purchases of equipment subject to purchase orders that are outstanding on the date hereof);

          (vii) other than routine sales of inventory or services in the ordinary course of business, sell, transfer or otherwise dispose of or subject to any Lien (other than a Permitted Lien), or agree to sell, transfer or otherwise dispose of, or subject to any Lien (other than a Permitted Lien) any material asset, whether real, personal or mixed;

          (viii)   other than in the ordinary course of business, increase or adjust in any manner the compensation (wages, salaries, bonuses or other compensation) of any of its officers, directors, employees, consultants or agents, unless such increase or adjustment is pursuant to Law or any applicable collective bargaining agreement;

          (ix)  make any material capital expenditures or improvements in excess of $2,000,000 in the aggregate;

          (x)   make any material change in any method of accounting or auditing practice;

          (xi)  cancel or reduce any of its insurance coverage;

          (xii) take any action or fail to take any action that permits any material Governmental License to expire, be cancelled or be amended;

          (xiii)   incur any material obligation under any Contract or material accounts payable, except such obligations or accounts payable that are incurred in the ordinary course of business consistent with the Company's past practices and that are on ordinary trade terms;

          (xiv)   amend in any material respect or terminate any Governmental License or Scheduled Contract;

          (xv) make any commitment to or incur liability to any labor organization;

          (xvi)   collect its accounts receivable other than in the ordinary course of business;

          (xvii)   take any action that would be reasonably likely to prevent or materially delay the Closing;

          (xviii)   agree (whether in writing or otherwise) to do any of the foregoing, except as otherwise required pursuant to this Agreement.

        (c)   From the date hereof through the Closing Date, Paramount shall conduct its business only in the ordinary course of business, consistent with past practice and use its commercially reasonable efforts to keep available to it the services of its present officers, employees, consultants and Representatives. Without limiting the generality of the foregoing, from the date hereof through the Closing Date, except as set forth in Section 5.3(c) of the Paramount Disclosure Schedule or as otherwise expressly required or permitted pursuant to this Agreement, Paramount shall not without the prior written consent of the Sellers:

          (i)    (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its Capital Stock, (B) split, combine or reclassify any of its Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its Capital Stock, (C) except with respect to the exercise of the EarlyBird Option or the exercise or call of the Paramount Warrants, purchase, redeem or otherwise acquire any shares of Capital Stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or (D) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization, or other reorganization, or alter through merger, liquidation, reorganization or restructuring or in any other fashion the corporate structure or ownership of Paramount;

          (ii)   issue, deliver, sell or grant (A) any shares of its Capital Stock (except with respect to the exercise of the EarlyBird Option or the Paramount Warrants), (B) any Voting Paramount Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Paramount Debt, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units;

          (iii)  amend the Paramount Charter or the Paramount Bylaws;

          (iv)  acquire or agree to acquire (A) by merging or consolidating with, or by purchasing any equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets;

          (v)   sell, transfer or otherwise dispose of, or subject to any Lien (other than a Permitted Lien), or agree to sell, transfer, dispose of, or subject to any Lien (other than a Permitted Lien), any property or asset, whether real, personal or mixed;

          (vi)  make any change in any method of accounting or auditing practice;

          (vii) (A) incur any Indebtedness (other than Indebtedness owed to Affiliates of Paramount in connection with the funding of Paramount's operations through the Closing in the ordinary course of business consistent with past practice) issue or sell any debt securities or warrants or other rights to acquire any debt securities of Paramount, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or (B) make any loans, advances or capital contributions to, or investments in, any other Person;

          (viii)   make or agree to make any new capital expenditure or expenditures;

          (ix)  make any material Tax election or settle or compromise any Tax liability or refund;

          (x)   (A) incur, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (x) the payment, discharge or satisfaction of reasonable liabilities in the ordinary course of business consistent with past practice, (y) liabilities for reasonable professional fees and expenses incurred by Paramount since its formation and (z) the payment, discharge or satisfaction of liabilities existing on the date hereof incurred in the ordinary course of business consistent with past practice, (B) cancel any Indebtedness or waive any claim or rights of value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which Paramount is a party;

          (xi)  except for Indebtedness incurred in accordance with Section 5.3(c)(vii)(A), enter into any transaction with, or enter into any agreement, arrangement or understanding with, directly or indirectly, any of Paramount's Affiliates that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K;

          (xii) or take any action that would reasonably be likely to prevent or materially delay the Closing; or

          (xiii)   take, authorize any of, or commit or agree to take any of, the foregoing actions.

        Section 5.4    Preparation of the Proxy Statement; Paramount Stockholders Meeting.    (a) As soon as practicable following the date of this Agreement, Paramount shall prepare and file with the SEC the Proxy Statement in preliminary form, which shall include proxy materials for the purpose of soliciting proxies from holders of Paramount Common Stock to vote in favor of (i) the adoption of this Agreement and the approval of the transactions contemplated hereby, (ii) the approval of the Charter Amendment and (iii) the approval of the Stock Incentive Plan. The Stock Incentive Plan shall provide that an aggregate of up to 7.5% of the number of fully diluted shares of Paramount Common Stock to be outstanding immediately after the Closing shall be reserved for issuance pursuant to the Stock Incentive Plan. The Company shall, and the Sellers shall cause the Company to, furnish to Paramount all financial statements (including audited financial statements to the extent required by the SEC) and other financial information relating to the Company required to be included in the Proxy Statement, and shall furnish to Paramount all other information concerning the Sellers, the Company, the

Company Subsidiaries, their respective Affiliates and the Institutional Pharmacy Business as Paramount may reasonably request in connection with the preparation of the Proxy Statement. The Company and its counsel shall be given an opportunity to review and comment on the Proxy Statement and any amendment thereto prior to its filing with the SEC. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with copies of all correspondence between such or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Each of the Sellers, the Company and Paramount shall use its best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. Paramount shall use its best efforts to prepare and file with the SEC the definitive Proxy Statement and to cause the definitive Proxy Statement to be mailed to Paramount's stockholders as promptly as practicable after the date of this Agreement. Each of the Sellers and the Company shall use their best efforts to assist Paramount in the preparation of the definitive Proxy Statement.

        (b)   If prior to the Closing, any event occurs with respect to the Sellers or the Company, or any change occurs with respect to other information supplied by the Sellers or the Company for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Sellers shall promptly notify Paramount of such event, and the Sellers, the Company and Paramount shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to Paramount's stockholders.

        (c)   If prior to the Closing, any event occurs with respect to Paramount, or any change occurs with respect to other information supplied by Paramount for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Paramount shall promptly notify the Sellers of such event, and Paramount, the Sellers and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to Paramount's stockholders.

        (d)   Paramount shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Paramount Stockholders' Meeting") for the purpose of seeking the Paramount Stockholder Approval.

        (e)   Paramount shall, through the Paramount Board, recommend to its stockholders that they give their approval of the transactions contemplated by this Agreement (the "Paramount Board Recommendation"), except to the extent that the Paramount Board shall have withdrawn the Paramount Board Recommendation as required by their fiduciary duties under applicable Law after receiving the advice of counsel to Paramount (an "Adverse Recommendation Change").

        Section 5.5    No Solicitation by the Sellers or the Company.    (a) Except as set forth in Section 5.5 of the Seller Disclosure Schedule neither the Sellers nor the Company shall, nor shall any of them authorize or permit their respective Affiliates or Representatives to, directly or indirectly, (i) solicit, initiate, encourage or facilitate (including by way of furnishing information) the submission of any Company Takeover Proposal (as defined in Section 5.5(b)), (ii) enter into any agreement with respect to any Company Takeover Proposal and (iii) participate in any discussions or negotiations regarding, or furnish to any Person (other than a party to this Agreement) any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal. The Sellers and the Company shall cease immediately all discussions and negotiations regarding any proposal that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal.

        (b)   For the purposes of this Agreement, "Company Takeover Proposal" means (i) any proposal or offer for a merger, consolidation, share exchange, business combination, joint venture, liquidation, dissolution, recapitalization, reorganization or other similar transaction involving or relating to the Company, any Company Subsidiary or the Institutional Pharmacy Business, (ii) any proposal for the issuance by the Company of any of its securities as consideration for the assets or securities of another Person, (iii) any proposal or offer to acquire in any manner, directly or indirectly, any of the securities or assets of the Company or (iv) any proposal or offer to lease, mortgage, pledge, license, or otherwise transfer (including through any arrangement having substantially the same economic effect of a sale of assets) any significant portion of the assets of the Company, in a single transaction or a series of transactions in each case other than the transactions contemplated by this Agreement and the other Transaction Agreements.

        (c)   The Sellers and the Company shall promptly (but in any event within 24 hours) advise Paramount orally and in writing of any Company Takeover Proposal or any inquiry with respect to or that would reasonably be expected to lead to any Company Takeover Proposal, and the identity of the Person making any such Company Takeover Proposal or inquiry and the material terms of any such Company Takeover Proposal or inquiry. The Sellers and the Company shall (i) keep Paramount fully informed of the status including any change to the terms of any such Company Takeover Proposal or inquiry and (ii) provide to Paramount as soon as practicable (but in any event within 48 hours) after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Sellers or the Company from any third party in connection with any Company Takeover Proposal or sent or provided by the Sellers or the Company to any third party in connection with any Company Takeover Proposal.

        Section 5.6    No Solicitation by Paramount.    (a) Paramount shall not, nor shall it authorize or permit its Affiliates or Representatives to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Paramount Takeover Proposal (as defined in Section 5.6(b)) or (ii) enter into any agreement with respect to any Paramount Takeover Proposal. Paramount shall cease immediately all discussions and negotiations regarding any proposal that constitutes, or would reasonably be expected to lead to, a Paramount Takeover Proposal. Paramount shall promptly (but in any event within 24 hours) advise the Sellers orally and in writing of any Paramount Takeover Proposal or any inquiry with respect to or that would reasonably be expected to lead to any Paramount Takeover Proposal, and the identity of the Person making any such Paramount Takeover Proposal or inquiry and the material terms of any such Paramount Takeover Proposal or inquiry.

        (b)   For the purposes of this Agreement, "Paramount Takeover Proposal" means (A) any proposal or offer for a merger, consolidation, share exchange, business combination, joint venture, liquidation, dissolution, recapitalization, reorganization or other similar transaction involving or relating to Paramount, (B) any proposal for the issuance by Paramount of any of its securities as consideration for the assets or securities of another Person, (C) any proposal or offer to acquire in any manner, directly or indirectly, substantially all of the securities or assets of Paramount (other than with respect to the exercise or call of any of the Paramount Warrants) or (D) any proposal or offer to lease, mortgage, pledge, license or otherwise transfer (including through any arrangement having substantially the same economic effect of a sale of assets) substantially all of the assets of Paramount, in a single transaction or a series of transactions in each case other than the transactions contemplated by this Agreement and the other Transaction Agreements.

        (c)   Paramount shall (i) keep the Sellers fully informed of the status including any change to the terms of any such Paramount Takeover Proposal or inquiry and (ii) provide to the Sellers as soon as practicable (but in any event within 48 hours) after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Paramount from any third party in connection with any Paramount Takeover Proposal or sent or provided by Paramount to any third party in connection with any Paramount Takeover Proposal.

        Section 5.7    Commercially Reasonable Efforts; Notification.    (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the other Transaction Agreements, including (i) the fulfillment of the conditions set forth in Article 8 hereof, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, and (iv) the execution and delivery, prior to or following the Closing, of any additional instruments necessary to consummate the transactions contemplated by this Agreement and the other Transaction Agreements and to fully carry out the purposes of this Agreement and the Transaction Agreements. In connection with and without limiting the foregoing, each of the Sellers, the Company and Paramount shall (x) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any other Transaction Agreement, or any of the transactions contemplated hereby and thereby and (y) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement, any Transaction Agreement or any transaction contemplated hereby or thereby, take all action necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Transaction Agreements.

        (b)   The Sellers and the Company shall give prompt notice to Paramount, and Paramount shall give prompt notice to the Sellers and the Company, of (i) any representation or warranty made by it contained in this Agreement or any Transaction Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any Transaction Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or the Transaction Agreements. The Sellers and the Company will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by the Sellers in this Agreement, whether occurring or arising before, on or after the date of this Agreement.

        Section 5.8    Public Announcements.    Paramount, on the one hand, and the Sellers and the Company, on the other hand, shall consult and agree (such agreement not to be unreasonably withheld or delayed) with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby and shall not issue any such press release or make any such public statement without agreeing upon such press release or public statement prior to such consultation, except as may be required by Law or court process.

        Section 5.9    Paramount Charter and Bylaws.    Subject to receipt of the Paramount Stockholder Approval, the Paramount Charter as in effect immediately prior to the Closing Date, shall be amended immediately prior to the Closing Date so as to read in its entirety in substantially the form set forth as Exhibit E hereto (the "Charter Amendment"), and, as so amended, shall be the certificate of incorporation of Paramount until thereafter changed or amended as provided therein or by applicable Law. The Paramount Bylaws, as in effect immediately prior to the Closing Date shall be amended immediately prior to the Closing Date so as to read in their entirety in substantially the form set forth as Exhibit F hereto (the "Amended Bylaws"), and, as so amended, shall be the Bylaws of Paramount until thereafter changed or amended as provided therein or by applicable Law.

        Section 5.10    Name; Headquarters; Stock Symbol.    As of and after the Closing Date (i) the name of Paramount shall be changed to "Chem Rx Corporation"; (ii) the corporate headquarters and principal executive offices of Paramount shall be located at such location in the United States as shall be designated by the Paramount Board; and (c) Paramount shall cause the symbol under which the Paramount Common Stock and Paramount Warrants are traded on the OTC Bulletin Board, the Nasdaq Stock Market, Inc. ("Nasdaq") or the American Stock Exchange LLC ("AMEX") to change to a symbol as determined by the Paramount Board that, if available, is reasonably representative of the post-Closing name of Paramount or business of the Company.

        Section 5.11    Board of Directors.    Effective immediately following the Closing, the board of directors of Paramount (the "Paramount Board") shall consist of: (a) two persons, each of whom shall be designees of the Sellers, with both such designees to stand for election at the 2010 annual meeting of Paramount's stockholders as Class C directors in accordance with the terms of the Paramount Charter, and who shall initially be Jerry Silva and Steven Silva (together, the "Chem Rx Directors"); (b) two persons, each of whom shall be designees of Paramount, with both of such designees to stand for election at the 2009 annual meeting of Paramount's stockholders as Class B directors in accordance with the terms of the Paramount Charter (together, the "Paramount Directors"); (c) three persons, each of whom shall be mutually designated by the Sellers and Paramount and each of whom shall be "independent" within the meaning of the Nasdaq rules or the rules of such other principal stock exchange or trading market (the "Principal Market") for the Paramount Common Stock (an "Independent Director"), with all of such designees to stand for election at the 2008 annual meeting of Paramount's stockholders as Class A directors in accordance with the terms of the Paramount Charter; and (d) if at the time of the Closing the rules of the Principal Market require that a majority of the Board of Directors of Paramount consist of Independent Directors and the Board of Directors would otherwise consist of fewer than a majority of Independent Directors, two additional persons, each of whom shall qualify as an Independent Director and who shall be mutually designated by the Paramount Directors and the Chem Rx Directors, with one such designee classified as a Class C director and one such designee classified as a Class B director, in each case in accordance with the terms of the Paramount Charter.

        Section 5.12    Quotation or Listing.    Paramount shall use its reasonable best efforts to cause (i) the shares of Paramount Common Stock to be issued under this Agreement, (ii) all shares of Paramount Common Stock outstanding as of the date of this Agreement, and (iii) the Paramount Warrants outstanding as of the date of this Agreement, to be approved for quotation on Nasdaq, or if any of such securities are not eligible to be quoted on Nasdaq, to cause such non-eligible securities to be approved for listing on the AMEX, in each case subject to official notice of issuance, as promptly as practicable after the Closing.

        Section 5.13    8-K Filing.    At least five days prior to Closing, Paramount shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the Company's financial statements and such other information that may be required to be disclosed with respect to the Agreement in any report or form to be filed with the SEC (the "Item 2.01 Form 8-K"), which shall be in a form reasonably acceptable to the Sellers and in a format acceptable for EDGAR filing. Prior to Closing, Paramount, the Company and the Sellers shall prepare the press release announcing the Closing ("Press Release"). Simultaneously with the Closing, Paramount shall file the Item 2.01 Form 8-K with the SEC and distribute the Press Release.

        Section 5.14    Required Information.    In connection with the preparation of the Item 2.01 Form 8-K and Press Release, and for such other reasonable purposes, the Sellers, the Company and Paramount each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers and stockholders (including the individuals to be elected to the Paramount Board effective as of the Closing pursuant to Section 5.11 hereof) and such other matters as may be reasonably necessary or advisable in connection with this Agreement, the Transaction Agreements and the transactions contemplated hereby and thereby, or any other statement, filing, notice or application made by or on behalf of the Paramount, the Sellers or the Company to any third party or any Governmental Entity in connection with this Agreement, the Transaction Agreements and the transactions contemplated hereby and thereby. Each party represents and warrants to the other parties that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

        Section 5.15    No Claim Against Trust Fund.    The Sellers and the Company each acknowledge that it has read the final prospectus included in Paramount's Registration Statement on Form S-1 (File No. 333-127149) and understand that Paramount has established the Trust Account for the benefit of Paramount's public stockholders and that Paramount may disburse monies from the Trust Account only (i) to its public stockholders in the event they elect to convert their IPO Shares, (ii) to its public stockholders upon the liquidation of Paramount if it fails to consummate a Business Combination (as defined in the Paramount Charter) or (iii) to Paramount after, or concurrently with, the consummation of a Business Combination. For and in consideration of Paramount agreeing to evaluate the Company for purposes of consummating a Business Combination with it, each of the Sellers and the Company agree that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and waives any claim it may have against the Trust Account in the future as a result of, or arising out of, any negotiations, contracts or agreements with Paramount and will not seek recourse against the Trust Account for any reason whatsoever.

        Section 5.16    Obligations of the Company.    Until the Closing, the Sellers shall cause the Company to comply, perform and discharge its duties and obligations under this Agreement.

        Section 5.17    Expenses.    Except as otherwise provided in this Agreement, including the definition of Excess Seller Transaction Expenses, each of the parties hereto shall bear its own fees and expenses incurred or owed in connection with this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby. For the avoidance of doubt, any filing fee under the HSR Act shall be paid by Paramount.

        Section 5.18    Confidentiality.    Each party hereto will hold, and will cause its Affiliates, Representatives and financing sources to hold, in strict confidence from any Person (other than any such Affiliates, Representatives and financing sources), unless (i) compelled to disclose by judicial or administrative process (including in connection with obtaining the necessary approvals of this Agreement, the Transaction Agreements and the transactions contemplated hereby and thereby of Governmental Entities) or by other requirements of Law, (ii) disclosed in a Legal Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder or (iii) explicitly allowed under the terms of this Agreement or the other Transaction Agreements, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Affiliates or Representatives in connection with this Agreement, the Transaction Agreements and the transactions contemplated hereby and thereby, except to the extent that such documents or information have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party, (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential or (d) developed by employees of the receiving party without knowledge of the documents and information of the disclosing party; provided that following the Closing the foregoing restrictions will not apply to the Paramount's use of documents and information concerning the Institutional Pharmacy Business or the Company furnished by the Sellers or the Company hereunder. In the event the Closing does not occur, upon the request of the other party, each party hereto will, and will cause its Affiliates, Representatives and financing sources to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

        Section 5.19    Financing.    Within 60 days following the date of this Agreement, Paramount shall deliver to the Sellers a correct and complete copy of an executed commitment letter (a "Commitment Letter") pursuant to which the lenders providing such letter shall commit to provide Paramount with financing sufficient to consummate the transactions contemplated by this Agreement (the "Financing"). Following delivery of a Commitment Letter to Sellers, Paramount and the Company shall use their respective commercially reasonable efforts to arrange the Financing on the terms set out in the Commitment Letter, or on terms no less favorable to Paramount and the Company than those set forth in the Commitment Letter. Paramount shall from time to time provide such information as the Sellers shall reasonably request regarding the status of the Financing and related negotiations. The Sellers shall cause the Company and its and their Affiliates and Representatives to provide all necessary cooperation reasonably requested by Paramount in connection with the arrangement of, and the negotiation of agreements with respect to, the Financing (and any replacements or refinancing thereof), including by making available to Paramount, its financing sources and their Representatives, personnel (including for participation in road shows), documents and information of the Company, the Company Subsidiaries and the Institutional Pharmacy Business as may reasonably be requested by Paramount or such financing sources and by cooperating with such financing sources under the Commitment Letter.

        Section 5.20    Lock-Up.    During the 180-day period following the Closing Date, no Seller may, directly or indirectly, (i) offer, sell, contract to sell, lend, encumber, pledge, donate or otherwise dispose of or transfer any shares of Paramount Common Stock issued to such Seller pursuant to this Agreement or any securities received as a distribution thereon or otherwise with respect thereto, whether now owned or hereafter acquired by such Seller or with respect to which such Seller has or hereafter acquires the power of disposition (collectively, "Restricted Securities") or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Restricted Securities, whether any such swap or transaction described in (i) or (ii) above is to be settled by the delivery of shares of Paramount Common Stock or other securities, in cash or otherwise (any of the foregoing, a "Transfer"). During the period beginning 180 days following the Closing Date (the "Lock-Up Release Date") and ending (i) 90 days following the Lock-Up Release Date, no Seller may, directly or indirectly, Transfer in excess of 50% of the total number of Restricted Securities held by such Seller on the Lock-Up Release Date, (ii) on the first anniversary of the Closing Date, no Seller may, directly or indirectly, Transfer in excess of 75% of the total number of Restricted Securities held by such Seller on the Lock-Up Release Date. Following the first anniversary of the Closing Date all or any portion of the Restricted Securities may be Transferred by a Seller without restriction under this Section 5.16. Anything to the contrary notwithstanding, any Seller may sell or otherwise transfer any shares of Paramount Common Stock to another Seller (or a trust for the benefit of another Seller) after the Closing; and any Seller that is a trust may transfer shares of Paramount Common Stock after the Closing to the beneficiary of the trust upon the trust's maturity; in each case subject to compliance with applicable Law.

        Section 5.21    Indemnification of Directors and Officers.    (a) The Certificate of Incorporation and Bylaws of Paramount shall continue to contain provisions no less favorable with respect to exculpation and indemnification than are set forth in the Charter Amendment and Amended By-laws, which provisions shall not be amended, repealed or otherwise modified for a period of three years from the Closing in any manner that would affect adversely the rights thereunder of individuals who are entitled to indemnification or exculpation thereunder (except as otherwise required by applicable Law).

        (b)   For a period of six years following the Closing, Paramount and the Company shall, jointly and severally, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director and officer of Paramount, the Company and each Company Subsidiary (collectively, the "D&O Indemnified Parties") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Closing), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, occurring on or before the Closing; provided, however, that if, at any time prior to the sixth anniversary of the Closing Date, any D&O Indemnified Party delivers to Paramount a written notice asserting a claim for indemnification under this Section 5.21(b), then the claim asserted in such notice shall survive the sixth anniversary of the Closing until such time as such claim is fully and finally resolved. The D&O Indemnified Parties as a group may participate in such defense and retain, subject to the immediately succeeding sentence, at Paramount's expense one law firm (in addition to local counsel) to represent them with respect to any single action unless counsel for any D&O Indemnified Party determines in good faith that, under applicable standards of professional conduct, a conflict exists or is reasonably likely to arise on any material issue between the positions of any two or more D&O Indemnified Parties. In the event of any such claim, action, suit, proceeding or investigation, (x) Paramount will have the right to control the defense thereof after the Closing, (y) any counsel retained by the D&O Indemnified Parties in accordance with the immediately preceding sentence must be reasonably satisfactory to Paramount, and (z) after the Closing Date, Paramount will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received (provided that in the event of a final non-appealable judicial determination that any D&O Indemnified Party is not entitled to indemnification, any amounts advanced on his or her behalf shall be remitted to Paramount); and provided further, that neither Paramount nor the Company, will be liable for any settlement effected without its, his or her express written consent. Notwithstanding anything to the contrary contained in this Section 5.21(b) or elsewhere in this Agreement, neither Paramount nor the Company shall settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation for which indemnification may be sought under this Section 5.22 unless such settlement, compromise, consent or termination includes an unconditional release of all D&O Indemnified Parties from all liability arising out of such claim, action, suit, proceeding or investigation.

        (c)   Paramount shall use its commercially reasonable efforts to maintain a policy of director and officer liability insurance, which shall cover all directors and officers of Paramount, the Company Subsidiaries, in scope and amounts as is customary for public companies of similar size in the same industry in which the Company and the Company Subsidiaries operate.

        Section 5.22    Amendment to Long Beach Lease.    The Sellers shall cause each of 750 PPRC and the Company to enter into, as promptly as practicable following the date hereof, an amendment (the "Long Beach Lease Amendment") to the Amended and Restated Lease Agreement, dated as of January 1, 2006 (the "Existing Lease"), between the Company and 750 PPRC, that incorporates such terms as would reasonably be expected to be included in a lease agreement for a comparable property that is negotiated at arms' length between parties of equal bargaining power and (ii) to negotiate in good faith with Paramount to make such other commercially reasonable amendments to the Existing

Lease as are requested by Paramount. Paramount shall negotiate in good faith with the Sellers and 750 PPRC with respect to the Long Beach Lease Amendment.

        Section 5.23    Employment Agreements.    By June 15, 2007, the Sellers shall have delivered to Paramount an Employment Agreement executed by each of Michael Segal and Chuck Kelly, in substantially the form set forth as Exhibit G and Exhibit H, respectively.

ARTICLE 6

EMPLOYEE AND EMPLOYEE BENEFITS MATTERS

        Section 6.1    Benefit Plans.    Upon or as soon as practicable after the Closing, the Company shall maintain and/or establish such benefit programs as it determines are consistent with industry practice, which plans shall include a group health plan within the meaning of Section 5000(b)(1) of the Code.

        Section 6.2    Stock Incentive Plan.    Paramount shall adopt and maintain, effective as of the Closing, a stock incentive plan ("Stock Incentive Plan") substantially in the form attached as Exhibit F, and shall, as promptly as practicable following the Closing, have in place an effective Form S-8 registration statement with respect to such plan.

        Section 6.3    No Limitations.    Nothing in this Article 6 shall be construed to limit the right of Paramount to amend or terminate any benefit plan or to modify any compensation arrangement after the Closing or to terminate any employee for any reason at any time (subject to the provisions of any written employment contracts entered into between Paramount and the Company and such employee) following the Closing.

ARTICLE 7

TAX MATTERS

        Section 7.1    Covenants.    (a) Each Seller and Paramount agree to treat the purchase of the Shares as a "qualified stock purchase" for federal income tax purposes as such term is defined in Section 338(d)(3) of the Code. At Paramount's request, each Seller shall join, and shall cause to join any other person so required to join, with Paramount in making a timely and effective election provided for by Section 338(h)(10) of the Code and Section 1.338(h)(10)-1 of the Treasury Regulations promulgated thereunder (the "Treasury Regulations") and any comparable election under state, local or foreign Tax Law with respect to the purchase of the Shares (each, an "Election" and collectively, the "Elections"). If an Election is made, Paramount and the Sellers shall cooperate with each other to take all actions necessary and appropriate, including filing such additional forms, returns, elections, schedules and other documents as may be required to effect and preserve timely Elections in accordance with the provisions of Section 338(h)(10) of the Code and Section 1.338(h)(10)-1 of the Treasury Regulations (and any comparable provisions of state, local or foreign Tax Law) or any successor provisions. Specifically, in addition to Sellers delivering the form described in Section 1.6(a)(iv) hereof, if an Election is made the Sellers and Paramount shall, within 10 Business Days prior to the date such forms are required to be filed under applicable law, exchange completed and executed copies of the IRS Forms 8023 and 8883, required schedules thereto, and any similar state, local or foreign forms. If changes are required in any of these forms as a result of information that is first available after the date on which any such form is completed and executed pursuant to the preceding sentence, the parties will act in good faith to agree on such changes. The Sellers and Paramount shall report the purchase by Paramount of the Shares consistent with the treatment of the Purchase of Shares as a "qualified stock purchase" and consistent with the Election and shall take no position inconsistent therewith in any Tax Return, any proceeding before any Tax authority or otherwise.

        (b)   If an Election is made, the parties agree that the Adjusted Cash Consideration and the Closing Stock Consideration (collectively, the "Allocation Payment") and the liabilities of the Company will be allocated among the assets of the Company in a manner consistent with Section 338(h)(10) of the Code and the regulations promulgated thereunder. Paramount will complete a draft schedule (the "Allocation Statement") allocating the Allocation Payment and the assumed liabilities to the assets of the Company and provide a copy to the Sellers at least 90 days prior to the due date for filing any form with respect to the Allocation Statement. The Sellers shall notify Paramount within ten days after the receipt thereof if the Sellers consider the amount allocated to any assets to be inconsistent with Section 338(h)(10) of the Code and the Treasury Regulations promulgated thereunder. The Sellers and Paramount shall attempt to resolve any disagreement in good faith. If the Sellers and Paramount fail to reach agreement as to an alternative allocation in the ten days following such notice, the dispute with respect to the Allocation Statement shall be presented on the next Business Day to the Accounting Firm for a decision that shall be rendered within 30 days thereafter. The Accounting Firm's review shall be limited to whether a disputed item has been prepared in accordance with Section 338(h)(10) of the Code and the Treasury Regulations promulgated thereunder, and its decision shall be final and binding on all parties. The fees, costs and expenses incurred in connection therewith shall be shared in equal amounts by the Sellers on the one hand, and Paramount on the other hand. Paramount and the Sellers shall file, and cause their respective Affiliates to file, all Tax Returns and statements, forms and schedules in connection therewith in a manner consistent with the Allocation Statement and shall take no position inconsistent therewith, unless, and then only to the extent, required to do so by a final determination.

        (c)   Without the consent of Paramount (which shall not be unreasonably withheld or delayed), on or after the date hereof and on or prior to the Closing Date, neither the Company nor any Company Subsidiary shall make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment.

        (d)   All Tax Returns required to be filed by the Company or any Company Subsidiary with respect to any Pre-Closing Tax Period (i) will be filed when due in accordance with all applicable laws and (ii) as of the time of filing, will be true and complete in all material respects.

        (e)   All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including penalties and interest) incurred in connection with the transactions contemplated by this Agreement (including any real property transfer tax and any similar tax) shall be paid by the Sellers when due and the Sellers will, at their own expense, file necessary Tax returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, Paramount will join in the execution of any such Tax Returns and other documentation.

        Section 7.2    Cooperation on Tax Matters.    Paramount and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any Tax Return, statement, report or form, or in any audit, litigation or other proceeding with respect to Taxes.

        Section 7.3    Tax Indemnification.    (a) Sellers hereby indemnify each Paramount Indemnified Party against and agree to hold each Paramount Indemnified Party harmless from any (i) Tax of the Company or any Company Subsidiary related to a Pre-Closing Tax Period described in clauses (i) and (ii) of the definition of Tax and any Tax of the Company or any Company Subsidiary described in clause (iii) of the definition of Tax, (ii) Tax of the Company or any Company Subsidiary resulting from a breach of Section 3.14 or Section 7.1 hereof and (iii) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax described in (i) or (ii) above (the sum of (i), (ii) and (iii) being referred to herein as a "Tax Loss").

        (b)   For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax related to the Pre-Closing Tax Period shall (i) in the case of any Taxes other than gross receipts, sales or use Taxes and Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator is the number of days in the entire Tax period and (ii) in the case of any Taxes based upon or related to income and any gross receipts, sales or use Tax, be deemed equal to the amount which would be payable if the relevant Tax period ended on and included the Closing Date.

        (c)   Paramount shall give prompt notice to the Sellers of any Tax Loss or the assertion of any claim or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder which Paramount deems to be within the ambit of this Section 7.3. Paramount shall control the defense of any such suit, action or proceeding and the Sellers may, at their own expense, participate in such defense and if they so choose to control such defense, in which case Paramount shall be entitled to participate in such defense, at their own expense. Neither Paramount nor the Sellers shall settle or compromise any such suit, action or proceeding without the consent of the Sellers or Paramount, as the case may be, such consent not to be unreasonably withheld.

        Section 7.4    Section 338 Tax Indemnity.    If Paramount requests that an Election be made pursuant to Section 7.1, Paramount shall promptly indemnify and hold harmless each Seller for any Section 338 Tax to the extent such Tax exceeds the Tax liability such Seller would have incurred absent any Election, provided that any Section 338 Tax shall be calculated in a manner consistent with the Allocation Statement.

        Section 7.5    Purchase Price Adjustment.    Any amount paid by Sellers or Paramount under this Article 7 or Article 9 shall be treated as an adjustment to the purchase price for all applicable Tax purposes.

        Section 7.6    Survival.    Notwithstanding anything in this Agreement to the contrary, the provisions of this Article 7, other than Section 7.3 hereof, shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof). The provisions of Section 3.14 and Section 7.3 hereof shall survive for a period of 36 months following the Closing Date.

ARTICLE 8

CONDITIONS TO CLOSING

        Section 8.1    Conditions to Each Party's Obligation.    The respective obligations of each of Paramount and the Sellers to enter into and complete the Closing shall be subject to the satisfaction (or express written waiver by Paramount and the Sellers) on or prior to the Closing Date of the following conditions:

          (i)    Stockholder Approval.    The Paramount Stockholder Approval shall have been duly obtained.

          (ii)    Antitrust.    Any waiting period (and any extension thereof) applicable to this Agreement, the other Transaction Agreements or the transactions contemplated hereby or thereby under the HSR Act shall have been terminated or shall have expired.

          (iii)    No Injunction or Restraint.    No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Legal Restraints") preventing the consummation of the transactions contemplated hereby and by the other Transaction Agreements shall be in effect; provided, however, that prior to asserting this condition, each of the Sellers and Paramount shall have used all commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

          (iv)    Conversion Rights.    At the Paramount Stockholder Meeting, holders of less than 20% in interest of the IPO Shares shall have demanded that Paramount convert their IPO Shares into cash pursuant to Article Sixth, paragraph B of the Paramount Charter and Section 8.8 of the Underwriting Agreement.

        Section 8.2    Conditions to Paramount's Obligations.    The obligations of Paramount to enter into and complete the Closing is subject to the satisfaction (or express written waiver by Paramount) on or prior to the Closing Date of the following conditions:

          (i)    Representations, Warranties and Covenants.    The representations and warranties of the Sellers set forth in this Agreement that are qualified as to materiality shall be true and correct, and all other representations and warranties of the Sellers set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Sellers and the Company shall have performed or complied with in all material respects all covenants, agreements and obligations required by this Agreement to be performed or complied with by the Sellers or the Company on or before the Closing Date. The Sellers and the Company shall have each delivered to Paramount a certificate, dated the Closing Date and signed by each Seller and the chief executive officer of the Company, confirming the foregoing.

          (ii)    No Injunction.    There shall not be pending or threatened by any Governmental Entity any Legal Proceeding (or by any other Person any Legal Proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the transactions contemplated by this Agreement or the other Transaction Agreements or seeking to obtain from Paramount in connection with such transactions any damages that are material in relation to the Company or seeking to obtain from the Company or the Sellers in connection with such transactions any damages that are material in relation to the Company, (ii) seeking to prohibit or limit the ownership or operation by Paramount, its Affiliates or the Company of any material portion of their respective businesses or assets, or to compel Paramount, its Affiliates, or the Company to dispose of, hold separate or license any material portion of their respective businesses or assets, as a result of the transactions contemplated by this Agreement and the other Transaction Agreements, (iii) seeking to impose limitations on the ability of Paramount or the Company to acquire or hold, or exercise full rights of ownership of any material portion of their respective businesses or assets or (iv) seeking to prohibit Paramount or the Company from effectively controlling in any material respect the operation of the Company's Institutional Pharmacy Business.

          (iii)    Consents and Approvals.    Paramount shall have received evidence that all consents and approvals of third parties set forth in Section 3.4(a)(ii) of the Seller Disclosure Schedule (in each case pursuant to written instruments in form and substance reasonably satisfactory to Paramount) or from any Governmental Entity in connection with this Agreement, the other Transaction

  Agreements and the transactions contemplated hereby and thereby, have been obtained and are in full force and effect.

          (iv)    Financing.    Paramount shall have obtained the Financing on the terms and conditions contemplated by the Commitment Letter and in accordance with the terms of this Agreement, or otherwise obtained financing on terms reasonably satisfactory to Paramount, in either case, in an amount sufficient to enable Paramount to consummate the transactions contemplated by this Agreement.

          (v)    Other Transactions.    Each of the New Jersey Subsidiary Merger and the Salerno Buyout shall have been consummated, or shall be consummated concurrently with the transactions contemplated hereby, in each case on such terms as are acceptable to Paramount in its sole discretion. None of the New Jersey Sellers shall have exercised appraisal, dissenters' or similar rights under applicable Law and the time during which such rights may be demanded or perfected shall have passed.

          (vi)    Long Beach, New York Property.    The guaranty by the Company and the Company Subsidiaries of the obligations of 750 PPRC under the mortgage notes, dated May 31, 2000, and all related Liens of the lender under such mortgage on any asset of the Company or any Company Subsidiary, shall have been terminated and released without payment of any consideration by the Company or any Company Subsidiary therefor.

          (vii)    Amendment to Long Beach Lease.    The Company and 750 PPRC shall have entered into the Long Beach Lease Amendment in such form and on such terms as are reasonably acceptable to Paramount.

        Section 8.3    Conditions to the Sellers' Obligation.    The obligations of the Sellers to enter into and complete the Closing is subject to the satisfaction (or express written waiver by Paramount) on or prior to the Closing Date of the following conditions:

          (i)    Representations, Warranties and Covenants.    The representations and warranties of Paramount set forth in this Agreement that are qualified as to materiality shall be true and correct, and all other representations and warranties of Paramount set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. Paramount shall have performed or complied with in all material respects all covenants, agreements and obligations required by this Agreement to be performed or complied with by it on or before the Closing Date. The Sellers shall have received a certificate, dated the Closing Date and signed on behalf of Paramount by an authorized signatory of Paramount, confirming the foregoing.

          (ii)   No Injunction.    There shall not be pending or threatened by any Governmental Entity any Legal Proceeding (or by any other Person any Legal Proceeding which has a reasonable likelihood of success) (i) challenging or seeking to restrain or prohibit the transactions contemplated by this Agreement or the other Transaction Agreements, (ii) seeking to prohibit or limit the ownership or operation by the Company of any material portion of its businesses or assets, or to compel the Company to dispose of, hold separate or license any material portion of its respective businesses or assets, as a result of the transactions contemplated by this Agreement and the other Transaction Agreements, (iii) seeking to impose limitations on the ability of the Company to acquire or hold, or exercise full rights of ownership of any material portion of their respective businesses or assets or (iv) seeking to prohibit the Company from effectively controlling in any material respect the operation of the Institutional Pharmacy Business.

          (iii)  Governmental Consents and Approvals.    The Sellers shall each have received evidence, in form and substance reasonably satisfactory to it, that all consents of Governmental Entities required in connection with this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby, have been obtained and are in full force and effect.

ARTICLE 9

INDEMNIFICATION

        Section 9.1    Indemnification of Paramount.    From and after the Closing, the Sellers shall jointly and severally indemnify Paramount and its Affiliates (including following the Closing, the Company and the Company Subsidiaries) (each a "Paramount Indemnified Party") against and hold each Paramount Indemnified Party harmless from any and all Losses suffered or incurred by any such Paramount Indemnified Party arising from, relating to or otherwise in connection with:

          (i)    any breach of or inaccuracy in any representation or warranty of the Sellers contained in this Agreement (other than Section 3.14 hereof which is governed by Section 7.3 hereof) or in any of the certificates furnished by the Sellers or the Company pursuant to this Agreement;

          (ii)   any breach or failure to perform any covenant or agreement of the Sellers (or prior to the Closing, the Company) contained in this Agreement (other than the covenants contained in Article 7 hereof which are governed by Section 7.3 hereof);

          (iii)  any Excess Seller Transaction Expenses, Excess Debt Amount or Salerno Buyout Amount or amounts due under the Steven Silva Payment Agreement to the extent such amounts are not taken into account in calculating the Cash Consideration; or

          (iv)  any claim by a stockholder or former stockholder of the Company or any Company Subsidiary, any current or former holder of options, warrants or other securities of the Company or any Company Subsidiary or any other Person, seeking to assert, or based upon (A) ownership or rights to ownership of any shares or stock or other securities of the Company or a Company Subsidiary, (B) any right other than rights under the Transaction Agreements, including preemptive rights or right to notice or to vote; (C) any claim under the Constitutive Documents of the Company or any Company Subsidiary (other than any rights of directors and officers to indemnification and contribution); or (D) any claim that its shares of Capital Stock or other securities were wrongly accelerated, terminated, cancelled or repurchased by the Company or any Company Subsidiary;

provided, however, that no Paramount Indemnified Party shall be entitled to be indemnified pursuant to clause (i) above unless, and then only to the extent that, the aggregate of all Losses for which the Paramount Indemnified Parties would, but for this proviso, be liable exceeds on a cumulative basis $2,000,000 (the "Seller Indemnity Threshold"), at which point each Paramount Indemnified Party shall be entitled to be indemnified for the aggregate Losses in excess of $500,000 (except that the foregoing proviso shall not apply to any breach of or inaccuracy in the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 3.1, 3.2, 3.3, 3.16, 3.18 (as to which item (B) hereafter applies) and 3.23 or the Consideration Certificate and to any act of fraud); provided further, however, that (A) the Sellers' liability pursuant to clause (i) (other than with respect to Sections 2.1, 2.2, 2.3, 3.1, 3.2, 3.3, 3.16, 3.18 (as to which item (B) hereafter applies) and 3.23 and the Consideration Certificate) of this Section 9.1 (together with the Sellers' aggregate liability pursuant to the immediately following clause (B)) shall be limited to $25,000,000 and (B) the Sellers' liability pursuant to clause (i) of Section 9.1 with respect to a breach of or inaccuracy in the representations and warranties set forth in Section 3.18 (together with the Sellers' aggregate liability pursuant to the immediately preceding clause (A)) shall be limited to

$40,000,000; and, provided further, that in no event shall the Paramount Indemnified Parties be entitled to recover consequential, special or punitive damages, except to the extent such consequential, special or punitive damages are actually payable to a third party by any Paramount Indemnified Party.

        Section 9.2    Indemnification of Sellers.    From and after the Closing, Paramount shall indemnify the Sellers and their Affiliates (each a "Seller Indemnified Party") against and hold each Seller Indemnified Party harmless from any and all Losses suffered or incurred by any such Seller Indemnified Party arising from, relating to or otherwise in connection with:

          (i)    any breach of or inaccuracy in any representation or warranty of Paramount contained in this Agreement or in the certificate furnished by Paramount pursuant to this Agreement; or

          (ii)   any breach or failure to perform any covenant or agreement of Paramount contained in this Agreement;

provided, however, that Paramount shall not have any liability under clause (i) above unless the aggregate of all Losses for which Paramount would, but for this proviso, be liable exceeds on a cumulative basis $2,000,000 (the "Paramount Indemnity Threshold"), at which point Paramount shall become liable for the aggregate Losses in excess of $500,000 (except that this proviso shall not apply to any breach of the representations and warranties set forth in Sections 4.1, 4.2, 4.4, 4.5 and 4.13 or to any act of fraud); provided further, however, that Paramount's liability under clause (i) (other than with respect to the Sections referenced in the foregoing clause) of this Section 9.2 shall be limited to $25,000,000; and, provided further, that in no event shall the Seller Indemnified Parties be entitled to recover consequential, special or punitive damages, except to the extent such consequential, special or punitive damages are actually payable to a third party by any Seller Indemnified Party.

        Section 9.3    Indemnification Claims.    (a) In order for a Paramount Indemnified Party or a Seller Indemnified Party (each an "Indemnified Party") to be entitled to any indemnification provided for under Section 9.1 or 9.2 in respect of, arising out of or involving a Third Party Claim, such Indemnified Party must notify the Indemnifying Party in writing of the Third Party Claim (including in such notice a brief description of the applicable claims, including damages sought or estimated, to the extent actually known by the Indemnified Party) within 20 Business Days after receipt by such Indemnified Party of notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided under Section 9.1 or 9.2 except to the extent the Indemnifying Party has been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within 10 Business Days after the Indemnified Party's receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Third Party Claim. The Indemnified Party alone shall conduct and control the defense of such Third Party Claim. The Indemnified Party shall not be entitled to be indemnified or held harmless under Section 9.1 or 9.2 for such Third Party Claim (but the amount at stake shall nevertheless be counted toward the Seller Indemnity Threshold) if it shall settle such Third Party Claim without the prior written consent of the Indemnifying Party, unless the Indemnified Party has sought such consent and such consent has been unreasonably withheld or delayed, it being agreed that the Indemnifying Party shall not unreasonably withhold or delay such consent.

        (b)   In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement other than in respect of, arising out of or involving a Third Party Claim, such Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party (including in such notice a brief description of the applicable claims, including damages sought or estimated, to the extent actually known by the Indemnified Party); provided, however, that failure to give such notification shall not affect the indemnification provided under Section 9.1 or 9.2 except to the extent the Indemnifying Party has been actually prejudiced as a result of such failure. If the Indemnifying Party does not notify the Indemnified Party within 20 Business Days following its receipt of such notice that the Indemnifying Party disputes the indemnity claimed by the Indemnified Party under Section 9.1 or 9.2, such indemnity claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability to be indemnified under Section 9.1 or 9.2 and the Indemnified Party shall be indemnified for the amount of the Losses stated in such notice to the Indemnified Party on demand or, in the case of any notice in which the Losses (or any portion thereof) are estimated, on such later date when the amount of such Losses (or such portion thereof) becomes finally determined.

        Section 9.4    Survival.    (a) All representations and warranties of the Sellers shall terminate and expire on the date that is 18 months following the Closing Date, except for (x) those representations and warranties in Sections 2.1, 2.2, 2.3, 3.1, 3.2, 3.3 and 3.23, all of which representations and warranties shall survive without limitation, and (y) those representations and warranties in Sections 3.14 and 3.16, all of which shall terminate and expire on the date that is 36 months following the Closing Date and (z) those representations and warranties in Section 3.18, all of which shall survive for the applicable statute of limitations.

        (b)   All representations and warranties of Paramount shall terminate and expire on the date that is 18 months following the Closing Date, except for those representations and warranties in (x) Sections 4.1, 4.2, 4.4 and 4.13, which shall survive without limitation and (y) in Section 4.11 which shall survive for the applicable statute of limitations.

        (c)   Each covenant or agreement contained in this Agreement shall survive the Closing indefinitely.

        Section 9.5    Insurance and Tax Effects.    (a) If the Indemnified Party or the Company actually receives any amounts under applicable insurance policies, or from any other Person alleged to be responsible for any Losses, subsequent to an indemnification payment by the Indemnifying Party, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to the amount received by the Indemnified Party, net of any previously unpaid or unreimbursed expenses incurred by such Indemnified Party in collecting such amount. At the Indemnifying Party's request, the Indemnified Party (at the Indemnifying Party's expense) shall use commercially reasonable efforts to collect any amounts available under such insurance coverage or from such other party alleged to have responsibility therefor. If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Losses and the Indemnified Party could have recovered all or a part of such Losses from a third party based on the underlying claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against such third party as are necessary to permit the Indemnifying Party to recover from such third party the amount of such indemnification payment; provided, however, that if such rights may not be assigned to the Indemnifying Party, then the Indemnified Party shall, at the expense of the Indemnifying Party, uses its commercially reasonable efforts to prosecute such claim.

        (b)   To the extent that any losses that are subject to indemnification pursuant to this Article 9 are deductible for income tax purposes by the Indemnified Party, the amount of any Loss shall be reduced by the income tax savings to such party as a result of the payment of such Loss. For purposes of this Section 9.5(b), the Indemnified Party shall be deemed to use all available deductions other than deductions related to any Losses that are subject to indemnification pursuant to this Article 9 prior to any deductions related to any such losses that are subject to indemnification pursuant to this Article 9.

        Section 9.6    Exclusive Remedy.    From and after the Closing, Article 7 and this Article 9 shall be the sole and exclusive remedy of the parties with respect to any claim (other than claims of fraud or willful breach) resulting from or relating to any misrepresentation, breach (other than willful breach) of warranty or failure to perform any covenant or agreement contained in this Agreement or the transactions contemplated by this Agreement.

ARTICLE 10

TERMINATION

        Section 10.1    Termination.    This Agreement may be terminated at any time prior to the Closing, whether before or after receipt of the Paramount Stockholder Approval:

        (a)   by mutual written consent of Paramount and the Sellers;

        (b)   by either Paramount or the Sellers, (i) if by October 27, 2007 (the "Outside Date"), the Closing has not occurred, unless the failure to effect the Closing is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the Outside Date shall be extended to April 27, 2008 if on or before October 27, 2007, the Paramount Stockholder Approval has not been obtained but the Paramount Board has elected to seek to extend the deadline for the completion of a Business Combination (as defined in the Paramount Charter) beyond October 27, 2007; (ii) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Closing and such order, decree, ruling or other action shall have become final and nonappealable; (iii) if any material condition to the obligation of such party to consummate the Closing set forth in Section 8.2 (in the case of Paramount) or 8.3 (in the case of the Sellers) or in Section 8.1 becomes incapable of satisfaction prior to the Outside Date; provided, however, that the terminating party is not then in material breach of any representation, warranty or covenant contained in this Agreement; or (iv) if, upon a vote at a duly held meeting to obtain the Paramount Stockholder Approval, either (A) the Paramount Stockholder Approval is not obtained or (B) the holders of 20% or more in interest of the IPO Shares shall have demanded that Paramount convert their IPO Shares into cash pursuant to Article Sixth, paragraph B of the Paramount Charter and Section 8.8 of the Underwriting Agreement;

        (c)   by Paramount, if any of the Sellers or the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8.1 or 8.2, and (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Sellers of such breach or the Outside Date, if earlier (provided that Paramount is not then in material breach of any representation, warranty or covenant contained in this Agreement); or

        (d)   by the Sellers, if Paramount breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8.1 or 8.3, and (ii) cannot be or has not been cured within 30 days after the giving of written notice to Paramount of such breach or the Outside Date, if earlier (provided that the Sellers or the Company is not then in material breach of any representation, warranty or covenant in this Agreement);

        (e)   by the Sellers, if Paramount fails to deliver a Commitment Letter with 60 days following the date of this Agreement; or

        (f)    by the Sellers if the Paramount Board or any committee thereof withdraws or modifies, in a manner adverse to the Sellers, its approval of this Agreement and the transactions contemplated hereby, fails to make the Paramount Board Recommendation or approves or recommends any Paramount Takeover Proposal.

        Section 10.2    Effect of Termination.    In the event of termination of this Agreement by either Paramount or the Sellers as provided in Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Paramount, the Sellers or the Company other than Sections 5.8 [Public Announcements], 5.15 [No Claim Against Trust Fund], 5.17 [Expenses]

or 5.18 [Confidentiality], this Section 10.2 and Article 11 which provisions shall survive such termination, and except to the extent that such termination results from a breach by a party of any representation, warranty or covenant set forth in this Agreement.

        Section 10.3    Amendment.    This Agreement may be amended by the parties at any time before or after receipt of the Paramount Stockholder Approval; provided, however, that after receipt of the Paramount Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of Paramount without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        Section 10.4    Extension; Waiver.    At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of another party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso to Section 10.3, waive compliance with any of the agreements or conditions of another party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE 11

GENERAL PROVISIONS

        Section 11.1    Notices.    All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be by facsimile, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a Party in accordance with this Section 11.1:

        if to Paramount:

    Paramount Acquisition Corp.
    787 7th Avenue
    48th Floor
    New York, NY 10019
    Attention: J. Jay Lobell
    Facsimile: (212) 580-0801

        with a copy to:

    Covington & Burling LLP
    The New York Times Building
    620 Eighth Avenue
    New York, New York 10018
    Attention: Stephen A. Infante
    Facsimile: (212) 841-1010

        if to the Sellers or the Company:

    c/o Chem RX
    750 Park Place
    Long Beach, NY 11561
    Attention: Mr. Jerry Silva and Mr. Steven Silva

        with a copy to:

    Troutman Sanders LLP
    The Chrysler Building
    405 Lexington Avenue
    New York, NY
    Facsimile: (212) 704-5984 and (212) 704-5948
    Attention: Richard Ackerman, Esq. and Timothy I. Kahler, Esq.

All notices and communications under this Agreement shall be deemed to have been duly given (x) when delivered by hand, if personally delivered, (y) one Business Day after when delivered to a courier, if delivered by commercial one-day overnight courier service or (z) when sent, if sent by facsimile, with an acknowledgment of sending being produced by the sending facsimile machine.

        Section 11.2    Definitions.    The following capitalized terms have the following meanings:

        "Affiliate" means, with respect to any Person, a Person who is an "affiliate" of such first Person within the meaning of Rule 405 under the Securities Act.

        "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions located in New York City are permitted or required by Law, executive order or decree of a Governmental Entity to remain closed.

        "Capital Stock" means any capital stock or share capital of, other voting securities of, other equity interest in, or right to receive profits, losses or distributions of, any Person.

        "Closing Debt Threshold" means (i) $25,000,000 plus (ii) the sum of all amounts owing by Chem Rx NJ as of the Closing Date (up to a maximum of $7,500,000) to repay in full amounts and obligations due and owing to the Company and Jerry Silva minus (iii) the sum of all amounts owing by the Company and the Company Subsidiaries as of the Closing Date (including any accrued and unpaid interest through the date of repayment, prepayment premiums, or any other fees or penalties) with respect to the loan, in the original principal amount of $8,000,000, the proceeds of which were paid to the estate of Mark Baldinger in connection with the repurchase by the Company of 1,833.425 shares of its common stock in October, 2006.

        "Closing Indebtedness" means the sum of all amounts owing by the Company and the Company Subsidiaries to repay in full amounts and obligations due (including any accrued and unpaid interest through the date of repayment, prepayment premiums, or any other fees or penalties) with respect to (A) the Company's credit facility with Bank of America, (B) all other Indebtedness for borrowed money of the Company and the Company Subsidiaries as of the Closing Date and (C) without duplication, all guarantees by the Company or any Company Subsidiary of the Indebtedness of others, in each case as such amounts are outstanding immediately prior to the Closing Date.

        "Closing Net Worth" means the consolidated Net Worth of the Company and the Company Subsidiaries as reflected on the Closing Balance Sheet.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

        "Company Material Adverse Effect" means any change, circumstance, development, state of facts, event or effect (i) that has had or would reasonably be expected to have a material adverse change or effect (taken alone or in the aggregate with any other adverse change or effect) in or with respect to the business, assets, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries, taken as a whole or (ii) that could reasonably be expected to prevent or materially delay the consummation by the Sellers or the Company of the transactions contemplated by this Agreement and the other Transaction Agreements, excluding, in each case, any such change or effect that arises out of or is related to: (i) changes in (x) general economic, regulatory or political conditions or (y) financial or securities markets in general (ii) the announcement or public disclosure of this Agreement or the other Transaction Agreements; or (iii) the institutional pharmacy or pharmaceutical industries in general and not specifically related to the Company.

        "Company Subsidiary" means any Subsidiary of the Company and, unless otherwise specified, Chem Rx NJ and Chem Rx PA.

        "Constitutive Documents" means (i) with respect to a Person that is a corporation, such Person's certificate or articles of incorporation and bylaws, (ii) with respect to a Person that is a limited liability company, such Person's certificate of formation and operating or limited liability company agreement, (iii) with respect to a Person that is a partnership, such Person's partnership agreement, (iv) with respect to a Person that is a trust, such Person's trust instrument or agreement, and (v) with respect to a Person that is a legal entity (including one of the type described in clauses (i) through (iv)), any constitutive document of such entity or other document or Contract analogous to those described in clauses (i) through this clause (v).

        "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the reasonably anticipated liability in respect thereof.

        "Contract" means any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, obligation, undertaking, license, permit, concession, franchise or legally binding arrangement or understanding, whether written or oral.

        "Environmental Law" means any applicable Law (including but not limited to principles of common law) and binding administrative or judicial interpretations thereof relating to (i) the protection of the environment (including indoor and outdoor air, water vapor, surface water, groundwater, wetlands, drinking water supply, surface or subsurface land), natural resources and environmental-related or occupational-related human health and safety; or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, presence, disposal, discharge, emission or the release or threatened release of, Hazardous Materials.

        "Environmental Liability" means any and all Losses relating to the Company or any Company Subsidiary, their businesses, operations, assets, facilities or property (including, without limitation, real property and Leased Properties), arising from or relating to: (i) any failure to comply with any requirement of an Environmental Law; (ii) any failure to obtain, maintain in effect or comply with any required Environmental Permit; (iii) any legal obligation to undertake environmental investigation, risk assessment, monitoring, removal, remediation or restoration; or (iv) any harm or injury to any real property, to any Person, to public health, or to any natural resource as relating to Hazardous Materials or arising under any Environmental Law.

        "Environmental Permits" means all permits, licenses, certificates, approvals or authorizations required pursuant to any Environmental Law.

        "Excess Seller Transaction Expenses" means the amount, if any, by which Seller Transaction Expenses exceeds $2,000,000.

        "GAAP" means generally accepted accounting principles in the United States.

        "Governmental Entity" means any nation, state, province, county, city or political subdivision and any official, agency, arbitrator, authority, court, department, commission, board, bureau, instrumentality or other governmental entity of any thereof, whether domestic or foreign.

        "Hazardous Materials" means any and all materials (including without limitation substances, chemicals, compounds, mixtures, products or byproducts, biologic agents, living or genetically modified materials, wastes, pollutants and contaminants), whether alone or in combination that are (i) listed, characterized or regulated pursuant to Environmental Law; (ii) identified or classified as "hazardous," "toxic," "dangerous," "pollutant," "contaminant," "explosive," "corrosive," "flammable," "radioactive," "reactive" or "special waste"; (iii) capable of causing harm or injury to human health, natural resources or the environment or give rise to liability under any Environmental Law; or (iv) oils, petroleum, petroleum products, wastes or byproducts, asbestos or asbestos containing materials, lead-based paint, polychlorinated biphenyls, urea formaldehyde, explosives, bacteria or fungi.

        "Indebtedness" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money, with respect to deposits or advances of any kind or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and not more than 90 days past due), (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vi) all guarantees by such Person of Indebtedness of others, (vii) all capital lease obligations of such Person, (viii) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, caps or collar agreements or other interest or exchange rate hedging arrangements either generally or under specific contingencies, (ix) all obligations of such Person as an account party in respect of letters of credit and banker's acceptances, (x) all obligations of such Person consisting of overdrafts (e.g., cash float reflected as a negative on the cash line), (xi) all obligations of such Person pursuant to any deferred compensation agreements and (xii) any Contingent Obligation of such Person.

        "Indemnifying Party" means (i) with respect to a claim for indemnification pursuant to Section 9.1, the Sellers and (ii) with respect to a claim for indemnification pursuant to Section 9.2, Paramount.

        "Institutional Pharmacy Business" means the Company's business of providing independent pharmaceutical dispensing services to long-term care facilities and alternate site settings, including skilled nursing facilities, assisted living facilities and residential living communities, which services include the purchasing, repackaging and dispensing of pharmaceuticals, both prescription and non-prescription, and the delivery of such pharmaceuticals to healthcare facilities for administration, as well as various supplemental healthcare services that complement such pharmacy services.

        "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith (in each case in any domestic or foreign jurisdiction): (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions, discoveries and ideas (whether patentable or not); (iii) trade secrets, proprietary information, know how, confidential information, technology and technical data, and all documentation relating to any of the foregoing and rights to limit the use of disclosure thereof by any Person; (iv) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto; (v) writings and other works, whether copyrightable or not; (vi) all trade names, trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations of, and applications in any such jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; (vii) all databases and data collections and all rights therein; (viii) all computer software including all source code, object code, firmware, development tools, files, records and data (but excluding any commercially available "shrink-wrap" software programs), and all media on which any of the foregoing is recorded; and (ix) all Web addresses, sites and domain names.

        "IPO Shares" has the meaning ascribed to it in the Paramount Charter.

        "Knowledge" means, with respect to the Sellers, the actual knowledge of Jerry Silva, Steve Silva and Chuck Kelly, and such knowledge such individuals would have had after due inquiry of other senior management employees of the Company and the Company Subsidiaries having overall responsibility with respect to the particular matters as to which "Knowledge" is relevant for purposes of this Agreement.

        "Legal Proceeding" means any investigation, written claim, action, suit, litigation or judicial, administrative or arbitration proceeding.

        "Losses" means any liabilities, losses, claims, damages, Judgments, assessments, fines, fees, penalties and expenses (including amounts paid in settlement, interest, court costs, fees and expenses of attorneys, accountants, financial advisors, consultants, investigators and other experts and other expenses of litigation).

        "Net Closing Indebtedness" means the excess, if any, of (i) Closing Indebtedness over (ii) the cash and cash equivalents of the Company and the Company Subsidiaries as of the Closing Date.

        "Net Worth" means with respect to any Person, the amount equal to the excess of such Person's assets over its liabilities.

        "Paramount Bylaws" means the Bylaws of Paramount, as amended.

        "Paramount Charter" means the Certificate of Incorporation of Paramount as filed with the Secretary of State of the State of Delaware on June 1, 2005 as amended.

        "Paramount Common Stock" means the common stock of Paramount, par value $0.0001 per share.

        "Paramount Material Adverse Effect" means any change, circumstance, development, state of facts, event or effect (i) that has had or would reasonably be expected to have a material adverse change or effect (taken alone or in the aggregate with any other adverse change or effect) in or with respect to the business, assets, condition (financial or otherwise) or results of operations of Paramount or (ii) that could reasonably be expected to prevent or materially delay the consummation by Paramount of the transactions contemplated by this Agreement and the other Transaction Agreements, excluding, in each case, any such change or effect that arises out of or is related to: (i) changes in (x) general economic, regulatory or political conditions or (y) financial or securities markets in general; (ii) the announcement or public disclosure of this Agreement or the other Transaction Agreements; or (iii) the institutional pharmacy or pharmaceutical industries in general and not specifically related to the Company.

        "Permitted Liens" means the following, to the extent not securing Indebtedness: (i) statutory Liens for Taxes not yet due or payable; (ii) Liens for assessments and other governmental charges or Liens of landlords, carriers, warehousemen, mechanics and repairmen incurred or imposed by Law in the ordinary course of business, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings; and (iii) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security.

        "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, charitable or not-for-profit institution or organization or other entity or any Governmental Entity.

        "Post-Closing Tax Period" means any tax period (or portion thereof) of the Company or any Company Subsidiary beginning after the Closing Date.

        "Pre-Closing Tax Period" means any tax period (or portion thereof) of the Company or any Company Subsidiary ending on (and including) the Closing Date.

        "Representatives" means, with respect to a Person, such Person's legal, financial, internal and independent accounting and other advisors and representatives.

        "Section 338 Tax" means any Tax liability of the Sellers resulting from the Elections or as a consequence of Section 338 of the Code.

        "Seller Transaction Expenses" means the amount of all fees, expenses and other charges of any financial, investment banking, legal, accounting or other professional advisor paid or payable by the Company or any Company Subsidiary for the benefit of the Company or the Sellers in connection with the planning, structuring, negotiation or consummation of the transactions (including the Financing) contemplated by this Agreement; provided, however, that Seller Transaction Expenses shall not include (i) fees, charges and expenses (including but not limited to, those of attorneys and accountants) of the lenders in the Financing for which the Company or any Company Subsidiary is liable, (ii) fees, charges and expenses of the Company's counsel for work completed by such counsel in respect of the Financing, (iii) costs and expenses incurred by Paramount or any of its Affiliates in connection with the transactions contemplated by this Agreement and (iv) any amount owed by Paramount pursuant to the letter agreement, dated April 24, 2007, among Paramount, Alinian Capital Group LLC and 25 Highland Partners LLC.

        "Steven Silva Payment Agreement" means that certain agreement dated as of May 31, 2007 by and among Steven Silva and the Company.

        "Target Net Worth" means (i) the consolidated Net Worth of the Company and the Company Subsidiaries as reflected on the Balance Sheet plus (ii) consolidated Net Income as reflected on the Closing Income Statement of the Company and the Company Subsidiaries for the period from March 31, 2007 through and including the Closing Date minus (iii) consolidated Net Loss as reflected on the Closing Income Statement of the Company and the Company Subsidiaries for the period from March 31, 2007 through and including the Closing Date, minus (iv) a total of $2,500,000, which represents the amount of Tax Distributions paid to the Sellers prior to the date of this Agreement and after March 31, 2007 and minus (v) Tax Distributions paid to the Sellers in accordance with the terms of this Agreement following the date of this Agreement.

        "Tax" means: (i) any United States federal, state, local and foreign income, profits, franchise, license, capital, transfer, ad valorem, wage, severance, occupation, import, custom, gross receipts, payroll, sales, employment, use, stamp, alternative or add-on minimum, environmental, withholding and any other tax, duty, assessment or governmental tax charge of any kind whatsoever, imposed or required to be withheld by any taxing authority; (ii) any interest, additions to tax, or penalties applicable or related thereto; and (iii) any amount described in clause (i) or (ii) for which a Person is liable as a successor or transferee, or by Contract, indemnity or otherwise.

        "Tax Distributions" means any distributions to the Sellers to pay Taxes on the income of the Company that is allocated to the Sellers as shareholders of an "S corporation," which shall be calculated in a manner consistent with how such distributions have been made by the Company in prior tax periods.

        "Tax Return" means any return, declaration, report, claim for refund, or information return or statement or other form relating to Taxes filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto, and including any amendment thereof.

        "Third Party Claim" means any Legal Proceeding, claim or demand by a Person other than a Person from which indemnification may be sought under Article 9.

        "Transaction Agreements" means, collectively, this Agreement, the Registration Rights Agreement, the Voting Agreement, the NJ Merger Agreement, the Salerno Buyout Agreement and the Employment Agreements.

        Section 11.3    Descriptive Headings; Certain Interpretations.    The table of contents and headings contained in this Agreement are for reference purposes only and shall not control or affect the meaning or construction of this Agreement. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i)"or" is not exclusive and "include", "includes" and "including" are not limiting; (ii)"hereof", "hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii)"date hereof" refers to the date of this Agreement; (iv) "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase does not mean simply "if"; (v) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (vi) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented; (vii) references to a Person are also to its permitted successors and assigns; (viii) references to an "Article", "Section", "Clause", "Exhibit" or "Schedule" refer to an Article of, a Section or Clause of, or an Exhibit or Schedule to, this Agreement; (ix) words importing the masculine gender include the feminine or neuter and, in each case, vice versa; and (x) references to a Law include any amendment or modification to such Law and any rules or regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules or regulations occurs, before or after the date of this Agreement.

        Section 11.4    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto. Any purported assignment without such consent shall be void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

        Section 11.5    Specific Enforcement.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law, in equity or otherwise.

        Section 11.6    Entire Agreement.    This Agreement and, when executed, the Transaction Agreements, contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, with respect to the transactions contemplated thereby.

        Section 11.7    No Third-Party Beneficiaries.    This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein express or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns, any legal or equitable rights or remedies. No covenant or other undertakings in this Agreement shall constitute an amendment to any employee benefit plan, program, policy or arrangement, and any covenant or undertaking that suggests that an employee benefit plan, program, policy or arrangement will be amended shall be effective only upon the adoption of a written amendment in accordance with the amendment procedures of such plan, program, policy or arrangement.

        Section 11.8    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

        Section 11.9    Governing Law; Jurisdiction; Venue; Service of Process; Waiver of Jury Trial.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each party hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement, any of the other Transaction Agreements or any transaction contemplated hereby and thereby. Each Party agrees to commence any action, suit or proceeding relating hereto in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each Party further agrees that service of any process, summons, notice or document in any of the manners set forth in Section 11.1 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 11.9. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, the other Transaction Agreements and the transactions contemplated hereby or thereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives, and shall not assert by way of motion, defense, or otherwise, in any such Legal Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Legal Proceeding is brought in an inconvenient forum, that the venue of the Legal Proceeding is improper, or that this Agreement or any other Transaction Agreement may not be enforced in or by any of the above-named courts. Each Party irrevocably and unconditionally waives any right to trial by jury with respect to any Legal Proceeding relating to or arising out of this Agreement or any other Transaction Agreement or any of the transactions contemplated hereby or thereby.

        Section 11.10    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        Section 11.11    Further Assurances.    Each of the parties shall use reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first herein above written.

PARAMOUNT ACQUISITION CORP.
By:	/s/ J. JAY LOBELL
Name: J. Jay Lobell Title: Chief Executive Officer
B.J.K. INC.
By:	/s/ JERRY SILVA
Name: Jerry Silva Title: Chief Executive Officer
/s/ JERRY SILVA
JERRY SILVA
/s/ STEVEN SILVA
STEVEN SILVA
JERRY SILVA, AS LIFE TENANT, AND STEVEN SILVA, AS REMAINDERMAN
By:	/s/ JERRY SILVA
JERRY SILVA
By:	/s/ STEVEN SILVA
STEVEN SILVA
THE JODY R. SILVA TRUST
By:	/s/ ROSALIE SILVA
Name: Rosalie Silva Title: Trustee

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

THE JERRY SILVA 2007 ANNUITY TRUST
By:	/s/ STEVEN SILVA
Name: Steven Silva Title: Trustee
By:	/s/ JERRY SILVA
Name: Jerry Silva Title: Trustee

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

Schedule 1

1.
Jerry Silva

2.
Steven Silva

3.
Chuck Kelly

4.
Michael Segal

EXHIBIT A
Stockholders of the Company and Allocation of Purchase Price

STOCKHOLDERS OF THE COMPANY

Name	Number of Shares		%
Jerry Silva	A:	1,782.9919	18.443	*
	B:	812.9919	8.410

	Total:	2,595.9838	26.853
Steven Silva	A:	666.68	6.896
	B:	666.68	6.896

	Total:	1,333.36	13.792
Jerry Silva, as Life Tenant, and Steven Silva, as Remainderman	A:	2,100	21.723
	B:	1,998	20.668

	Total:	4,098	42.391
The Jody R. Silva Trust	A:	283.9031	2.937
	B:	283.9031	2.937

	Total:	567.8062	5.874
The Jerry Silva 2007 Annuity Trust	A:	0	0
	B:	1,072	11.089

	Total:	1,072	11.089
Total Shares Issued and Outstanding	A:	4,833.575	50
	B:	4,833.575	50

	Total:	9,667.15	100%

*rounded down .001

All allocations among the Sellers are subject to revision by written notice to Paramount signed by the Sellers.

ALLOCATION OF PURCHASE PRICE

Stockholder	Cash at Closing	Paramount Shares at Closing	Initial Stock Earn Out		Initial Cash Earn Out
Jerry Silva	28,464,882	402,804	134,268		3,356,708
Steven Silva	14,620,251	206,890	68,963		1,724,086
Jerry Silva, as Life Tenant, and Steven Silva, as Remainderman	44,934,443	635,864	211,954		5,298,873
The Jody R. Silva Trust	6,225,977	88,103	29,367		734,195
The Jerry Silva 2007 Annuity Trust	11,754,447	166,336	55,444		1,386,138

TOTAL:	$106,000,000	1,499,997	499,996	**	$12,500,000	**

**due to rounding down to nearest whole share

All allocations among the Sellers are subject to revision by written notice to Paramount signed by the Sellers.

ANNUAL MILESTONES

        Shares earned per year:

Stockholder	2007		2008		2009		2010		2010
Jerry Silva	295,390		295,390		295,390		295,390		295,390
Steven Silva	151,719		151,719		151,719		151,719		151,719
Jerry Silva, as Life Tenant, and Steven Silva, as Remainderman	466,300		466,300		466,300		466,300		466,300
The Jody R. Silva Trust	64,609		64,609		64,609		64,609		64,609
The Jerry Silva 2007 Annuity Trust	121,980		121,980		121,980		121,980		121,980

TOTAL	1,099,998	**	1,099,998	**	1,099,998	**	1,099,998	**	1,099,998	**

** due to rounding down to nearest whole share

All allocations among the Sellers are subject to revision by written notice to Paramount signed by the Sellers.

CUMULATIVE MILESTONES

        Shares earned per milestone period:

Stockholder	First		Second		Third
Jerry Silva	268,536		268,536		268,536
Steven Silva	137,926		137,926		137,926
Jerry Silva, as Life Tenant, and Steven Silva, as Remainderman	423,909		423,909		423,909
The Jody R. Silva Trust (5.874%)	58,735		58,735		58,735
The Jerry Silva 2007 Annuity Trust (11.089%)	110,891		110,891		110,891

TOTAL:	999,997	**	999,997	**	999,997	**

** due to rounding down to nearest whole share

All allocations among the Sellers are subject to revision by written notice to Paramount signed by the Sellers.

Annex B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PARAMOUNT ACQUISITION CORP.

        Paramount Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1.     The name of this corporation is Paramount Acquisition Corp. The original Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on June 1, 2005.

        2.     This Amended and Restated Certificate of Incorporation was duly adopted by the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        3.     This Amended and Restated Certificate of Incorporation restates and amends the original Certificate of Incorporation to read in its entirety as follows:

ARTICLE FIRST

        The name of the corporation is Chem Rx Corporation (the "Corporation").

ARTICLE SECOND

        The registered office of the Corporation is to be located at 615 S. DuPont Hwy., City of Dover, County of Kent, State of Delaware 19901. The name of its registered agent at such address is National Corporate Research Ltd.

ARTICLE THIRD

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

ARTICLE FOURTH

        (a)   Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 151,000,000 shares, of which (i) 150,000,000 shares shall be common stock, par value $.0001 per share (the "Common Stock"), and (ii) 1,000,000 shares shall be preferred stock, par value $.0001 per share (the "Preferred Stock").

        (b)   Common Stock.

        (i)    Voting Rights. At every meeting of the stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock held in his or her name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders.

        (ii)   Dividends and Distributions. Subject to the preferences applicable to any series of Preferred Stock outstanding at any time and the provisions of this Clause (b)(ii), the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors of the

Corporation (the "Board") from time to time out of assets or funds of the Corporation legally available therefor.

        (c)   Preferred Stock. The Board is expressly granted authority to issue shares of Preferred Stock from time to time in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights, if any, and any such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such series (a "Preferred Stock Designation") and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

        (d)   Quorum. At any meeting of stockholders, the presence in person or by proxy of the holders of shares entitled to cast a majority of all the votes that could be cast at such meeting by the holders of all of the outstanding shares of stock of the Corporation entitled to vote on every matter that is to be voted on at such meeting shall constitute a quorum.

ARTICLE FIFTH

        (a)   The business and affairs of the Corporation shall be managed by the Board. The number of directors shall be fixed from time to time by resolution adopted by affirmative vote of the majority of the Board, but shall not be fixed at a number less than three or more than ten.

        (b)   The Board shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. From this date going forward, the directors in Class A shall be elected for a term expiring at the first annual meeting of stockholders, the directors in Class B shall be elected for a term expiring at the second annual meeting of stockholders and the directors in Class C shall be elected for a term expiring at the third annual meeting of stockholders. Commencing at the first annual meeting of stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

        (c)   Except as the GCL may otherwise require or as otherwise provided by any Preferred Stock Designation, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor and shall hold office until such director's successor shall have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

        (d)   Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any Preferred Stock Designation) applicable thereto.

ARTICLE SIXTH

        (a)   The Board shall have the power to adopt, amend or repeal the Bylaws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. Notwithstanding anything contained in this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation to the contrary, the affirmative vote of the holders of at least a majority of the total voting power of the Voting Stock shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws; provided, however, that, the affirmative vote of the holders of at least 75% in voting power of the Voting Stock shall be required in order for the stockholders to adopt, amend or repeal Article X of the Bylaws or to adopt any provision inconsistent therewith.

        (b)   Notwithstanding anything contained in this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation to the contrary, the affirmative vote of the holders of at least a majority of the total voting power of the Voting Stock shall be required to alter, amend or repeal any provision of this Certificate of Incorporation; provided, however, that, the affirmative vote of the holders of at least 75% in voting power of the Voting Stock shall be required to alter, amend or repeal any provision of ARTICLE FIFTH, ARTICLE SIXTH and ARTICLE NINTH of this Certificate of Incorporation or to adopt any provision inconsistent therewith.

ARTICLE SEVENTH

        Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

ARTICLE EIGHTH

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the GCL; or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this provision shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE NINTH

        (a)   Except as otherwise provided by any Preferred Stock Designation, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

        (b)   Except as otherwise required by law or provided by any Preferred Stock Designation, a special meeting of stockholders of the Corporation may be called only by the Chairman of the Board of the Corporation or the Board pursuant to a resolution approved by a majority of the entire Board. Any other power of stockholders to call a special meeting specifically is denied. No business other than that stated in the notice of the special meeting shall be transacted at any special meeting.

ARTICLE TENTH

        (a)   Subject to ARTICLE TENTH, Clause (c), each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent (such person hereinafter, a "Mandatory Indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this ARTICLE TENTH shall be a contract right. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        (b)   Subject to ARTICLE TENTH, Clause (c), with respect to any Mandatory Indemnitee, the Corporation shall pay the expenses (including attorneys' fees) incurred by such person in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that any advancement of expenses shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this ARTICLE TENTH or otherwise. The Corporation may, by action of the Board, advance expenses to employees and agents of the Corporation with the same scope and effect as the foregoing advancement of expenses to directors and officers.

        (c)   Anything in ARTICLE TENTH, Clauses (a) and (b) to the contrary notwithstanding, and except as required by applicable law, with respect to a proceeding initiated against the Corporation by a director or officer of the Corporation other than a proceeding to enforce the provisions of this ARTICLE TENTH (whether initiated by such person in such capacity or in any other capacity, including as a director, officer, employee, or agent of another enterprise), the Corporation shall not be required to indemnify or to advance expenses (including attorneys' fees) to such person in connection with prosecuting such proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such proceeding (or part thereof) unless such proceeding was authorized by the Board.

        (d)   The right to indemnification conferred in this ARTICLE TENTH shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        (e)   The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

        (f)    Neither the amendment nor repeal of this ARTICLE TENTH shall eliminate or reduce the effect of this ARTICLE TENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this ARTICLE TENTH would accrue or arise, prior to such amendment or repeal.

ARTICLE ELEVENTH

        Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholder, of this Corporation, as the case may be, and also on the Corporation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, Paramount Acquisition Corp. has caused this Amended and Restated Certificate of Incorporation to be signed by [            ], its [    ] as of the [    ]day of [    ], 2007.

PARAMOUNT ACQUISITION CORP.

By:

Name: Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION]

Annex C

CHEM RX CORPORATION
2007 INCENTIVE COMPENSATION PLAN

1.
Purpose of the Plan

        The purpose of this 2007 Incentive Compensation Plan (the "Plan") is to advance the interests of the Company and its stockholders by providing a means (a) to attract, retain, and reward directors, officers, other employees, and persons who provide services to the Company and its Subsidiaries, (b) to link compensation to measures of the Company's performance in order to provide additional incentives, including stock-based incentives and cash-based incentives, to such persons for the creation of stockholder value, and (c) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company's stockholders. The Plan is intended to qualify certain compensation awarded under the Plan as "performance-based" compensation under Code Section 162(m) to the extent deemed appropriate by the Committee which administers the Plan.

2.
Definitions

        Capitalized terms used in the Plan and not defined elsewhere in the Plan shall have the meaning set forth in this Section.

          2.1   "Award" means a compensatory award made under the Plan pursuant to which a Participant receives, or has the opportunity to receive, Shares or cash.

          2.2   "Award Agreement" means a written document prescribed by the Committee and provided to a Participant evidencing the grant of an Award under the Plan.

          2.3   "Beneficiary" means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive any rights with respect to an Award that survive such Participant's death, provided that if at the time of a Participant's death, the Participant had on file with the Committee a written designation of a person(s) or trust(s) to receive such rights, then such person(s) (if still living at the time of the Participant's death) or trust(s) shall be the "Beneficiary" for purposes of the Plan.

          2.4   "Board" means the Board of Directors of the Company.

          2.5   "Code" means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

          2.6   "Committee" means, as appropriate, either the committee appointed by the Board to administer the Plan or the Board, where the Board is acting as the Committee or performing the functions of the Committee, as set forth in Section 3.

          2.7   "Company" means Chem Rx Corporation (formerly known as Paramount Acquisition Corp.), a company organized under the laws of the state of Delaware.

          2.8   "Non-Employee Director" means a member of the Board who is not otherwise employed by the Company or any Subsidiary.

          2.9   "Other Awards" means Awards that are not Share-Based Awards.

          2.10 "Participant" means any employee or director of the Company or any Subsidiary, or any other individual or entity who has been granted an Award under the Plan.

          2.11 "Qualified Member" means a member of the Committee who is a "non-employee director" of the Company as defined in Rule 16b-3(b)(3) under the United States Securities

  Exchange Act of 1934 and an "outside director" within the meaning of Regulation § 1.162-27 under Code Section 162(m).

          2.12 "Shares" means common shares of the Company and such other securities as may be substituted or resubstituted for Shares pursuant to Section 7.

          2.13 "Share-Based Awards" means Awards that are denominated by a specified number of Shares, even if the Award may be settled in cash or a form other than Shares.

          2.14 "Subsidiary" means an entity that is, either directly or through one or more intermediaries, controlled by the Company, including any entity that is a member of the Company's "controlled group" (as defined in Code Section 414(b) (as modified by Prop. Treas. Reg. § 1.409A-1(b)(5)(iii)(D)), except that "Subsidiary" for the purposes of the requirements with respect to incentive stock options shall only mean a "subsidiary" as such term is defined in Code Section 424(f). For purposes of this definition, a "Subsidiary" includes any entity that becomes such on or after the effective date of this plan.

3.
Administration

          3.1   Committee. The Compensation Committee of the Board shall administer the Plan, unless the Board shall appoint a different committee. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Securities Exchange Act of 1934 in respect of the Company may be taken either by the Board, a subcommittee of the Committee consisting of two or more Qualified Members or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, and that authority specifically reserved to the Board under the terms of the Plan, the Company's Articles of Incorporation, By-Laws, or applicable law shall be exercised by the Board and not by the Committee. The Board shall serve as the Committee in respect of any Awards made to any Non-Employee Director.

          3.2   Powers and Duties of Committee. In addition to the powers and duties specified elsewhere in the Plan, the Committee shall have full authority and discretion to:

            (a)   adopt, amend, suspend, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

            (b)   correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

            (c)   make determinations relating to eligibility for and entitlements in respect of Awards, and to make all factual findings related thereto; and

            (d)   make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

        All determinations and decisions of the Committee shall be final and binding upon a Participant or any person claiming any rights under the Plan from or through any Participant, and the Participant or such other person may not further pursue his or her claim in any court of law or equity or other arbitral proceeding.

          3.3   Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, or as provided in Section 5.2, the Committee may delegate in writing, on such terms and conditions as it determines in its sole and absolute discretion, to one or more senior executives of the Company (i) the authority to make grants of Awards to officers (other than executive officers) and employees of the Company and any Subsidiary and (ii) other administrative responsibilities. Any such delegation may be revoked by the Committee at any time.

          3.4   Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4.
Awards

          4.1   Eligibility. The Committee shall have the discretion to select Award recipients from among the following categories of eligible recipients: (i) individuals who are employees (including officers) of the Company or any Subsidiary, (ii) Non-Employee Directors, (iii) any other individual or entity who provides substantial personal services to the Company or any Subsidiary, and (iv) any individual who has agreed to become an employee of the Company or a Subsidiary, provided that no such person may receive any payment or exercise any right relating to an Award until such person has commenced employment. Notwithstanding the foregoing, incentive stock options may only be granted to employees of the Company or any Subsidiary.

          4.2   Type of Awards. The Committee shall have the discretion to determine the type of Awards to be granted under the Plan. Such Awards may be in a form payable in either Shares or cash, including, but not limited to, Shares that are, or are not, subject to transfer restrictions and a risk of forfeiture, options to purchase Shares (including those qualifying as incentive stock options within the meaning of Code Section 422 and options not so qualifying), stock appreciation rights, Share units, performance units and dividend equivalents. The Committee is authorized to grant Awards as a bonus, or to grant Awards in lieu of obligations of the Company or any Subsidiary to pay cash or grant other awards under other plans or compensatory arrangements, to the extent permitted by such other plans or arrangements. Shares issued pursuant to an Award in the nature of a purchase right (e.g., options) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards, or other consideration, as the Committee shall determine.

          4.3   Terms and Conditions of Awards. The Committee shall determine the size of each Award to be granted (including, where applicable, the number of Shares to which an Award will relate), and all other terms and conditions of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications thereof, based in each case on such considerations as the Committee shall determine). The Committee may determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other consideration, or an Award may be canceled, forfeited, or surrendered. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and measures of performance as it may deem appropriate in establishing performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 5.1 in the case of a Performance Award intended to qualify under Code Section 162(m).

          4.4   Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Section 4.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary, and in granting a new Award, the Committee may determine that the value of any surrendered Award or award may be applied to reduce the exercise price of any option or appreciation right or purchase price of any other Award.

          4.5   Incentive Stock Options and Other Tandem Awards. Notwithstanding any other provision of this Plan, the exercise price for an option that is intended to be an incentive stock option, or a stock appreciation right granted in tandem with an incentive stock option, shall not be less than the fair market value of the underlying shares on the date of grant. Additionally, if at the time of grant of an option that is intended to be an incentive stock option, or a stock appreciation right granted in tandem with an incentive stock option, the participant is an individual who (considering the stock attribution rules described in Code 424(d)) owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any Subsidiary (a "10% shareholder"), the exercise price of the incentive stock option, and any stock appreciation right granted in tandem thereto, shall not be less than 110% of the fair market value of the underlying shares on the date of grant. No option that is intended to be an incentive stock option, or a stock appreciation right granted in tandem with an incentive stock option, can be exercised after the expiration of 10 years from the date of grant (five years from the date of grant in the event of an incentive stock option or related stock appreciation right granted to a 10% shareholder). Furthermore, an incentive stock option, or a stock appreciation right granted in tandem with an incentive stock option, may not be first exercisable in a calendar year for Shares having a fair market value (determined as of the date of grant) exceeding $100,000. If the limitation is exceeded, the applicable number of options that exceed the limitation shall be treated as nonqualified stock options.

5.
Performance Awards

          5.1   Performance Awards Granted to Designated Covered Employees. If the Committee determines that an Award to be granted to an eligible person who is designated by the Committee as likely to be a Covered Employee (as defined below) should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Award (a "Performance Award") shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 5.1. This Section 5.1 shall not apply to Awards that otherwise qualify as "performance-based compensation" by reason of Regulation §1.162-27(e)(2)(vi) (relating to certain stock options and stock appreciation rights).

            (a)   Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this

    Section 5.1. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

            (b)   Business Criteria. The performance goals for Performance Awards shall be based exclusively on one or more of the following individual, corporate-wide or subsidiary, division or operating unit financial measures:

              (1)   pre-tax or after-tax net income,

              (2)   pre-tax or after-tax operating income,

              (3)   gross revenue,

              (4)   profit margin,

              (5)   stock price (including market capitalization),

              (6)   cash flow(s),

              (7)   market share,

              (8)   pre-tax or after-tax earnings per share,

              (9)   pre-tax or after-tax operating earnings per share,

              (10) expenses,

              (11) return on equity,

              (12) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, clinical goals, distribution and development goals, sales force goals and strategic alliance goals, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the period set forth in Section 5.1(c)). Each such goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets and/or the past performance of the Company (including the performance of one or more subsidiaries, divisions and/or operating units), and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), shareholders' equity and/or shares outstanding, or to assets or net assets.

            (c)   Performance Period; Timing for Establishing Performance Award Terms. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals, amounts payable upon achievement of such goals, and other material terms of Performance Awards shall be established by the Committee (i) while the performance outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period.

            (d)   Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5.1(b) hereof during the given performance period, as specified by the Committee in accordance with Section 5.1(c) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. In such case, Performance Awards may be granted as rights to payment of a specified portion of the Award pool, and such grants shall be subject to the requirements of Section 5.1(c).

            (e)   Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, or other Awards, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 5.1. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

            (f)    Impact of Extraordinary Items Or Changes In Accounting. To the extent applicable, the determination of achievement of performance goals for Performance Awards shall be made in accordance with U.S generally accepted accounting principles ("GAAP") and a manner consistent with the methods used in the Company's audited financial statements, and, unless the Committee decides otherwise within the period described in Section 5.1(c), without regard to (i) extraordinary items as determined by the Company's independent public accountants in accordance with GAAP, (ii) changes in accounting methods, or (iii) non-recurring acquisition expenses and restructuring charges. Notwithstanding the foregoing, in calculating operating earnings or operating income (including on a per share basis), the Committee may, within the period described in Section 5.1(c), provide that such calculation shall be made on the same basis as reflected in a release of the Company's earnings for a previously completed period as specified by the Committee.

          5.2   Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the achievement of performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each Performance Award, that the performance goals and other material terms of the Performance Award upon which settlement of the Performance Award was conditioned have been satisfied. The Committee may not delegate any responsibility relating to such Performance Awards, and the Board shall not perform such functions at any time that the Committee is composed solely of Qualified Members.

          5.3   Status of Section 5.1 Awards under Code Section 162(m). It is the intent of the Company that Performance Awards under Section 5.1 constitute "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 5.1, 5.2 and 5.3, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term "Covered Employee" as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan as in effect on the date of adoption of any agreements relating to Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

6.
Limitations on Awards

          6.1   Aggregate Number of Shares Available for Awards. The maximum aggregate number of Shares that may be delivered to Participants or their Beneficiaries pursuant to all Awards granted under the Plan shall be                        , and not more than                        Shares shall be available for incentive stock options. Awards made under this Plan which are forfeited (including a repurchase or cancellation of Shares subject thereto by the Company in exchange for the price, if any, paid to the Company for such Shares, or for their par or other nominal value), cancelled or have expired, without issuance or vesting of the Shares, shall be disregarded for purposes of the preceding sentence.

          6.2   Per Participant Limitation on Share-Based Awards. In any calendar year, no Participant may be granted Awards that relate to more than                        Shares. This Section 6.2 shall apply only with respect to Awards that are denominated by a specified number of Shares, even if the Award may be settled in cash or a form other than Shares. If the number of Shares ultimately payable in respect of an Award is a function of future achievement of performance targets, then for purposes of this limitation, the number of Shares to which such Award relates shall equal the number of Shares that would be payable assuming maximum performance was achieved.

          6.3   Per Participant Limitation on Other Awards. In any calendar year, no Participant may be granted Awards not otherwise described in Section 6.2 that can be settled for cash, Shares or other consideration having a value in excess of $          .

7.
Adjustments

        In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination or exchange of Shares, repurchase, liquidation, dissolution or other corporate exchange, any large, special and non-recurring dividend or distribution to stockholders, or other similar corporate transaction, the Committee shall make such substitution or adjustment, if any, as is equitable and appropriate in order to preserve, without enlarging, the rights of Participants, as to (i) the number and kind of Shares which may be delivered pursuant to Sections 6.1 and 6.2, (ii) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award. In addition, the Committee shall make such equitable and appropriate adjustments in the terms and conditions of, and the criteria included in, Awards (including cancellation of Awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of Awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for Awards, or adjustment to performance goals in respect of Awards) in recognition of unusual or nonrecurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, if any such event will result in the acquisition of all or substantially all of the Company's outstanding Shares, then if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding Awards, such treatment shall govern without the need for any action by the Committee.

8.
General Provisions

          8.1   Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

          8.2   Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except to a Beneficiary in the event of the Participant's death (to the extent any such Award, by its terms, survives the Participant's death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (not including incentive stock options or stock appreciation rights granted in tandem with incentive stock options) may be transferred during the lifetime of the Participant, for purposes of the Participant's estate planning or other purposes consistent with the purposes of the Plan (as determined by the Committee), and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent permitted by the Committee. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

          8.3   No Right to Continued Employment; Leaves of Absence. Neither the Plan, the grant of any Award, nor any other action taken hereunder shall be construed as giving any employee, consultant, director, or other person the right to be retained in the employ or service of the Company or any of its Subsidiaries (for the vesting period or any other period of time), nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any person's employment or service at any time. Unless otherwise specified in the applicable Award Agreement, (i) an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award under the Plan, and (ii) any Participant who is employed by or performs services for a Subsidiary shall be considered to have terminated employment or service for purposes of an Award under the Plan if such Subsidiary is sold or no longer qualifies as a Subsidiary of the Company, unless such Participant remains employed by the Company or another Subsidiary.

          8.4   Taxes. The Company and any Subsidiary are authorized to withhold from any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other consideration and to make cash payments in respect thereof in satisfaction of withholding tax obligations.

          8.5   Changes to the Plan and Awards. The Board may amend, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by any applicable law, regulation or stock exchange rule, and the Board may otherwise, in its discretion, determine to submit other such amendments to stockholders for approval. Notwithstanding the foregoing, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted except as provided under Section 8.14. The Committee may amend, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award except as provided under Section 8.14. Any action taken by the Committee pursuant to Section 7 shall not be treated as an action described in this Section 8.5.

          8.6   No Right to Awards; No Stockholder Rights. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, consultants, or directors. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award.

          8.7   Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other consideration pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines.

          8.8   Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan or of any amendment to stockholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

          8.9   Successors and Assigns. The Plan and Award Agreements may be assigned by the Company to any successor to the Company's business. The Plan and any applicable Award Agreement shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the Beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

          8.10 Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent Delaware Corporation Law applies by reason of the Company's incorporation in the State of Delaware.

          8.11 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

          8.12 Plan Termination. The Board may terminate the Plan at any time. Upon any such termination of the Plan, no new authorizations of grants of Awards may be made, but then-outstanding Awards shall remain outstanding in accordance with their terms, and the Committee otherwise shall retain its full powers under the Plan with respect to such Awards.

          8.13 Effective Date of Plan. The Plan is effective on June 1, 2007, the date of adoption by the Board, contingent, however, on the approval of the Plan by the Company's shareholders within 12 months of such date. Awards may be granted under the Plan as of the effective date, provided that no Award shall be effective, exercisable, vested, earned or payable unless the Company's shareholders approve the Plan within 12 months of the Board's adoption of the Plan. No Award may be granted under this Plan on or after 10 years following the effective date of the Plan. Awards granted before that date shall remain valid in accordance with their terms. No Awards that are intended to constitute Performance Awards under Section 162(m) of the Code shall be made on any date to a Covered Employee, unless the requirements of Treas. Reg. § 1.162-27(e)(4)(vi) (regarding shareholder approval of the material terms of the performance goal) have been satisfied.

          8.14 Code Section 409A. It is intended that Awards granted under the Plan shall either be exempt from, or comply with, the requirements of Code Section 409A. Accordingly, notwithstanding any other provision hereof, the Committee may amend any outstanding Award without Participant's consent if, as determined by the Committee in its sole discretion, such amendment is required to either (i) comply with Code Section 409A or (ii) prevent the Participant from being subject to any tax or penalty under Code Section 409A. Notwithstanding the foregoing, however, neither the Company nor any of its Subsidiaries nor the Committee shall be liable to a Participant if an Award is subject to Code Section 409A or the Participant otherwise is subject to any additional tax or penalty under Code Section 409A. Each Participant is solely responsible for the payment of any tax liability (including any taxes and penalties that may arise under Code Section 409A) that may result from any Award.

Annex D

    REGISTRATION RIGHTS AGREEMENT dated as of [    ], 2007 (this "Agreement") among Paramount Acquisition Corp., a Delaware corporation ("Paramount") and the stockholders of B.J.K. Inc., a Delaware corporation doing business as Chem Rx (the "Company"), listed on Exhibit A hereto (each a "Seller" and collectively, the "Sellers").

        Paramount, the Company and the Sellers, are parties to a Stock Purchase Agreement, dated as of June 1, 2007 (the "Stock Purchase Agreement"), pursuant to which Paramount agreed to purchase from the Sellers, and the Sellers agreed to sell to Paramount, all the issued and outstanding shares of common stock, without par value, of the Company in exchange for the Cash Consideration and Stock Consideration (as such terms are defined in the Stock Purchase Agreement).

        In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

        Section 1.1    Definitions.    Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in the Stock Purchase Agreement. The following terms shall, for the purposes of this Agreement and the Exhibits hereto, have the following meanings (terms defined in the singular or the plural include the plural or the singular, as the case may be):

          "Commission" means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

          "Common Stock" means the common stock, par value $0.0001 per share, of Paramount.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

          "Other Registrable Securities" means the shares of Common Stock or other securities registrable pursuant to the Registration Rights Agreement, dated October 21, 2005, among Paramount and the Investors party thereto.

          "Register," "Registered" and "Registration" mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

        "Registrable Securities" means the shares of Common Stock issued to the Sellers pursuant to the Stock Purchase Agreement, including any warrants, shares of capital stock or other securities of Paramount issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock; provided, however, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Paramount and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Commission makes a definitive determination to Paramount that the Registrable Securities are salable under Rule 144(k).

        "Registration Statement" means a registration statement filed by Paramount with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

        "Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

        Section 1.2    Descriptive Headings; Certain Interpretations.    The headings contained in this Agreement are for reference purposes only and shall not control or affect the meaning or construction of this Agreement. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i)"or" is not exclusive and "include", "includes" and "including" are not limiting; (ii)"hereof", "hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) "date hereof" refers to the date of this Agreement; (iv) "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase does not mean simply "if"; (v) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (vi) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented; (vii) references to a Person are also to its permitted successors and assigns; (viii) references to an "Article", "Section", "Clause" or "Exhibit" refer to an Article of, a Section or Clause of, or an Exhibit to, this Agreement; (ix) words importing the masculine gender include the feminine or neuter and, in each case, vice versa; and (x) references to a Law include any amendment or modification to such Law and any rules or regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules or regulations occurs, before or after the date of this Agreement.

ARTICLE 2

REGISTRATION RIGHTS

        Section 2.1    Demand Registration.

        (a)    Request for Registration.    At any time and from time to time on or after the Lock-Up Release Date, the Sellers (or their permitted transferees) holding a majority-in-interest of the Registrable Securities may make a written demand for registration under the Securities Act of all or part of their respective Registrable Securities (such demand for registration, a "Demand Registration"). Any Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method or methods of distribution thereof. Each Demand Registration, other than one effected pursuant to Section 2.3, shall be subject to an aggregate price threshold of not less than $10,000,000. Paramount will notify all other holders of Registrable Securities, if any, of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder's Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a "Demanding Holder") shall so notify Paramount within 15 days after the receipt by the holder of the notice from Paramount. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1(d) and the provisos set forth in Section 3.1(a). Paramount shall not be obligated to effect more than an aggregate of two Demand Registrations under this Section 2.1(a) in respect of Registrable Securities.

        (b)    Effective Registration.    A registration will not constitute a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and Paramount has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that Paramount shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

        (c)    Underwritten Offering.    If a majority-in-interest of the Demanding Holders so elect and such holders so advise Paramount as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration; provided that such Underwriters are reasonably acceptable to Paramount.

        (d)    Reduction of Offering.    If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises Paramount and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities that the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities that Paramount desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of Paramount who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the "Maximum Number of Shares"), then Paramount shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as "Pro Rata")) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that Paramount desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), Other Registrable Securities and the shares of Common Stock or other securities registrable pursuant to the terms of the Unit Purchase Option issued to EarlyBirdCapital, Inc. or its designees in connection with Paramount's initial public offering (the "Unit Purchase Option" and such registrable securities, the "Option Securities") as to which "piggy-back" registration has been requested by the holders thereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock or other securities for the account of other persons that Paramount is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

        (e)    Withdrawal.    If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to Paramount and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in this Section 2.1.

        Section 2.2    Piggy-Back Registration.

        (a)    Piggy-Back Rights.    If at any time on or after the Lock-Up Release Date Paramount proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by Paramount for its own account or for stockholders of Paramount for their account (or by Paramount and by stockholders of Paramount including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Paramount's existing stockholders, (iii) for an offering of debt that is convertible into equity securities of Paramount or (iv) for a dividend reinvestment plan, then Paramount shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than 10 days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method or methods of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five days following receipt of such notice (a "Piggy-Back Registration"). Paramount shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of Paramount and to permit the sale or other disposition of such Registrable Securities in accordance with the intended methods of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

        (b)    Reduction of Offering.    If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises Paramount and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock that Paramount desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of Paramount, exceeds the Maximum Number of Shares, then Paramount shall include in any such registration:

            (i)  If the registration is undertaken for Paramount's account: (A) first, the shares of Common Stock or other securities that Paramount desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, Option Securities and Other Registrable Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other persons that Paramount is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

           (ii)  If the registration is a "demand" registration undertaken at the demand of holders of Option Securities or Other Registrable Securities, (A) first, the shares of Common Stock or other securities for the account of the demanding persons, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that Paramount desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Registrable Securities, Option Securities and Other Registrable Securities, Pro Rata, as to which registration has been requested, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that Paramount is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares; and

          (iii)  If the registration is a "demand" registration undertaken at the demand of persons other than either the holders of Registrable Securities, Other Registrable Securities or of Option Securities, (A) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that Paramount desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), collectively the shares of Common Stock or other securities comprised of Registrable Securities, Other Registrable Securities and Option Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof and of the Unit Purchase Option, as applicable, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that Paramount is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

        (c)    Withdrawal.    Any holder of Registrable Securities may elect to withdraw such holder's request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to Paramount of such request to withdraw prior to the effectiveness of the Registration Statement. Paramount (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, Paramount shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

        Section 2.3    Registrations on Form S-3.    The holders of Registrable Securities may at any time and from time to time following the Lock-Up Release Date, request in writing that Paramount register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration that may be available at such time ("Form S-3"); provided, however, that Paramount shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request,

Paramount will promptly give written notice of the proposed registration to all other holders of Registrable Securities and to such other persons to whom Paramount has granted Registration Rights, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder's or holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of Paramount, if any, of any other holder or holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from Paramount; provided, however, that Paramount shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of Paramount entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

ARTICLE 3

REGISTRATION PROCEDURES

        Section 3.1    Filings; Information.    Whenever Paramount is required to effect the registration of any Registrable Securities pursuant to Article 2, Paramount shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended methods of distribution thereof as expeditiously as practicable, and in connection with any such request:

          (a)    Filing Registration Statement.    Paramount shall, as expeditiously as possible and in any event within 60 days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which Paramount then qualifies or that counsel for Paramount shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended methods of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1(c); provided, however, that Paramount shall have the right to defer any Demand Registration for up to 30 days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if Paramount shall furnish to the holders a certificate signed by the Chief Executive Officer or President of Paramount stating that, in the good faith judgment of the Board of Directors of Paramount, it would be materially detrimental to Paramount and its stockholders for such Registration Statement to be effected at such time; provided further that Paramount shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

          (b)    Copies.    Paramount shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders' legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

          (c)    Amendments and Supplements.    Paramount shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended methods of distribution set forth in such Registration Statement (which period shall not exceed the sum of 180 days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

          (d)    Notification.    After the filing of a Registration Statement, Paramount shall promptly, and in no event more than two Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and Paramount shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, Paramount shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and Paramount shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

          (e)    State Securities Laws Compliance.    Paramount shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of Paramount and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Paramount shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

          (f)    Agreements for Disposition.    Paramount shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of Paramount in any underwriting agreement that are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder's organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder's material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

          (g)    Cooperation.    The principal executive officer of Paramount, the principal financial officer of Paramount, the principal accounting officer of Paramount and all other officers and members of the management of Paramount shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

          (h)    Records.    Paramount shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of Paramount, as shall be necessary to enable them to exercise their due diligence responsibility, and cause Paramount's officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

          (i)    Opinions and Comfort Letters.    Paramount shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to Paramount delivered to any Underwriter and (ii) any comfort letter from Paramount's independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, Paramount shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to Paramount to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

          (j)    Earnings Statement.    Paramount shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          (k)    Listing.    Paramount shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by Paramount are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

          (l)    Stop Orders.    Paramount shall use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued immediately notify each selling holder of the receipt of such notice and use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment.

          (m)    Incorporate.    Paramount shall if requested by the Underwriter, any selling holder, or such selling holder's counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such person reasonably requests to be included therein with respect to the selling holder or the securities being sold, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such Underwriter or Underwriters and with respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment.

        Section 3.2    Obligation to Suspend Distribution.    Upon receipt of any notice from Paramount of the happening of any event of the kind described in Section 3.1(d)(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by Paramount, pursuant to a written insider trading compliance program adopted by Paramount's Board of Directors, of the ability of all "insiders" covered by such program to transact in Paramount's securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1(d)(iv) or, if such holder is an "insider," the restriction on the ability of "insiders" to transact in Paramount's securities is removed, as applicable, and, if so directed by Paramount, each such holder will deliver to Paramount all copies, other than permanent file copies then in such holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

        Section 3.3    Registration Expenses.    Paramount shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or "blue sky" laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) Paramount's internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1(k); (vi) National Association of Securities Dealers, Inc. fees; (vii) fees and disbursements of counsel for Paramount and fees and expenses for independent certified public accountants retained by Paramount (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1(i)); (viii) the fees and expenses of any special experts retained by Paramount in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. Paramount shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and Paramount shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

        Section 3.4    Information.    The holders of Registrable Securities shall provide such information as may reasonably be requested by Paramount, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with Paramount's obligation to comply with federal and applicable state securities laws.

ARTICLE 4

INDEMNIFICATION AND CONTRIBUTION

        Section 4.1    Indemnification by Paramount.    Paramount agrees to indemnify and hold harmless each Seller and each other holder of Registrable Securities, if any, and each of its and their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls a Seller and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a "Chem Rx Indemnified

Party"), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Paramount of the Securities Act or any rule or regulation promulgated thereunder applicable to Paramount and relating to action or inaction required of Paramount in connection with any such registration; and Paramount shall promptly reimburse the Chem Rx Indemnified Party for any legal and any other expenses reasonably incurred by such Chem Rx Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that Paramount will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Paramount, in writing, by such selling holder expressly for use therein. Paramount also shall indemnify any Underwriter of Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

        Section 4.2    Indemnification by Holders of Registrable Securities.    Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless Paramount and its directors and officers and each Underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, to the extent such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to Paramount by such selling holder expressly for use therein, and shall reimburse Paramount, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder's indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

        Section 4.3    Conduct of Indemnification Proceedings.    Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the "Indemnified Party") shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the "Indemnifying Party") in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

        Section 4.4    Contribution.    (a) If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions that resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (b)   The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding Section.

        (c)   The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities that gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE 5

UNDERWRITING AND DISTRIBUTION

        Section 5.1    Rule 144.    Paramount covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

ARTICLE 6

MISCELLANEOUS

        Section 6.1    Other Registration Rights.    Paramount represents and warrants that (a) except with respect to the Option Securities and the Other Registrable Securities or as disclosed in the Paramount SEC Documents, no person, other than a holder of the Registrable Securities, has any right to require Paramount to register any shares of Paramount's capital stock for sale or to include shares of Paramount's capital stock in any registration filed by Paramount for the sale of shares of capital stock for its own account or for the account of any other person, and (b) the obligations of Paramount under this agreement, and the performance thereof by Paramount, do not conflict with or result in a breach or other violation of any other contract, agreement, commitment or undertaking of Paramount.

        Section 6.2    Assignment; No Third Party Beneficiaries.    This Agreement and the rights, duties and obligations of Paramount hereunder may not be assigned or delegated by Paramount in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of the Registrable Securities held by any such holder; provided that such transfer is made in accordance with the terms of the Stock Purchase Agreement, the Voting Agreement (as defined in the Stock Purchase Agreement) and applicable Law. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and the permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2.

        Section 6.3    Notices.    All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be by facsimile, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 6.3:

  if to Paramount:

  Paramount Acquisition Corp.
  787 7th Avenue
  48th Floor
  New York, NY 10019
  Attention: J. Jay Lobell
  Facsimile: (212) 580-0801

  with a copy to:

  Covington & Burling LLP
  The New York Times Building
  620 Eighth Avenue

  New York, New York 10018
  Attention: Stephen A. Infante
  Facsimile: (212) 841-1010

  if to a Seller:

  The addresses set forth on Exhibit A hereto

  with a copy to:

  Troutman Sanders LLP
  The Chrysler Building
  405 Lexington Avenue
  New York, NY
  Facsimile: (212) 704-5984 and (212) 704-5948
  Attention: Richard Ackerman, Esq. and Timothy I. Kahler, Esq.

All notices and communications under this Agreement shall be deemed to have been duly given (x) when delivered by hand, if personally delivered, (y) one Business Day after when delivered to a courier, if delivered by commercial one-day overnight courier service or (z) when sent, if sent by facsimile, with an acknowledgment of sending being produced by the sending facsimile machine.

        Section 6.4    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        Section 6.5    Entire Agreement.    This Agreement, including the annexes hereto and the other agreements and documents referenced herein or contemplated hereby (including the Transaction Agreements), constitutes the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

        Section 6.6    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

        Section 6.7    Amendments; Waiver.    Amendments to this Agreement may be made from time to time, provided, however, that no amendment, modification or waiver of this Agreement or any provision hereof shall be valid or effective unless in writing and signed by the parties hereto. No consent to, or waiver, discharge or release (each, a "Waiver") of, any provision of or breach under this Agreement shall be valid or effective unless in writing and signed by the party giving such Waiver, and no specific Waiver shall constitute a Waiver with respect to any other provision or breach, whether or not of similar nature. Failure on the part of any party hereto to insist in any instance upon strict, complete and timely performance by another party hereto of any provision of or obligation under this Agreement shall not constitute a Waiver by such party of any of its rights under this Agreement or otherwise.

        Section 6.8    Governing Law; Jurisdiction; Venue; Service Of Process; Waiver of Jury Trial.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each party hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern

District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement, any of the other Transaction Agreements or any transaction contemplated hereby and thereby. Each party agrees to commence any action, suit or proceeding relating hereto in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or document in any of the manners set forth in Section 6.3 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 6.8. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, the other Transaction Agreements and the transactions contemplated hereby or thereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives, and shall not assert by way of motion, defense, or otherwise, in any such Legal Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Legal Proceeding is brought in an inconvenient forum, that the venue of the Legal Proceeding is improper, or that this Agreement may not be enforced in or by any of the above-named courts. Each Party irrevocably and unconditionally waives any right to trial by jury with respect to any Legal Proceeding relating to or arising out of this Agreement or any of the transactions contemplated hereby.

        Section 6.9    Remedies Cumulative.    In the event that Paramount fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, each Seller or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

PARAMOUNT ACQUISITION CORP.
By:	Name: Title:
JERRY SILVA
JERRY SILVA JERRY SILVA, AS LIFE TENANT, AND STEVEN SILVA, AS REMAINDERMAN
Jerry Silva
Steven Silva
THE JODY R. SILVA TRUST
By:	Name: Title:
THE JERRY SILVA 2007 ANNUITY TRUST
By:	Name: Title:
By:	Name: Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

EXHIBIT A

[List Sellers and Addresses]

Annex E

PARAMOUNT ACQUISITION CORP.
787 7th Avenue
New York, NY 10019

June 15, 2007

Mr. Michael Segal
c/o B.J.K. Inc.
750 Park Place
Long Beach, NY 11561

Dear Mr. Segal:

        Paramount Acquisition Corp., a Delaware corporation ("Paramount"), and B.J.K. Inc., a New York corporation d/b/a Chem Rx ("Chem Rx"), are parties to a Stock Purchase Agreement, dated as of June 1, 2007 (the "Purchase Agreement"). Pursuant to the Purchase Agreement, Paramount will acquire 100% of the Capital Stock of Chem Rx and ChemRx New Jersey, LLC ("ChemRx NJ"). This Employment Letter sets forth the terms and conditions of your employment with Paramount and its subsidiaries and affiliates from time to time, including, without limitation, Chem Rx and ChemRx NJ (collectively, the "Group").

        1.    Employment.    Unless your employment is terminated in accordance with Section 6 below, you agree to be employed, and Paramount agrees to employ you, during the period commencing upon the closing date of the transactions contemplated by the Purchase Agreement (the "Effective Date") and ending on December 31, 2010. Such period is referred to as the "Term". The portion of the Term during which you are actually employed by Paramount is referred to as the "Employment Period". Should the Purchase Agreement be terminated pursuant to Section 10.1 thereof, this Employment Letter shall be null and void and of no further force and effect. Each party to this Employment Letter agrees that it has no claims, rights or obligations against any other party by virtue of this Employment Letter unless and until the closing of the transactions contemplated by the Purchase Agreement occurs.

        2.    Position; Duties.

          (a)   You will be employed by Paramount as its Vice President—New Jersey Operations. In such capacity, you will report to the Chief Executive Officer of Paramount, and shall have such authority and perform such duties customary for a vice president of a Delaware corporation or as may be assigned by the Chief Executive Officer of Paramount consistent with your position as Vice President—New Jersey Operations. You agree to comply with such lawful policies of Paramount as may be adopted from time to time. During the Employment Period, your principal place of employment will be at the Group's facility in South Plainfield, New Jersey.

          (b)   You agree to use your best efforts, and devote substantially all of your working time, to perform such duties faithfully, and while you remain employed, not to engage in any other business activity that is in conflict with your duties and obligations to the Group.

        Notwithstanding the foregoing, you may engage in the activities of (i) serving as an officer or director of, or otherwise participating in, non-profit educational, welfare, social, religious and civil organizations, and (ii) managing personal and family investments, provided that such activities set forth in clauses (i) and (ii) do not materially interfere with the performance and fulfillment of your duties and responsibilities hereunder.

        3.    Base Salary; Bonus.

          (a)   During the Employment Period, Paramount will pay you a base salary ("Base Salary") at an annual rate of $250,000, which will be reviewed and subject to upward adjustment based on the recommendation of the Board of Directors of Paramount (the "Board of Directors") (or a committee thereof) and the review and approval of the members of the Board of Directors, and payable in accordance with Paramount's normal payroll practices.

          (b)   For each calendar year that ends during the Employment Period beginning with the 2008 calendar year, you will have the opportunity to earn a bonus (a "Bonus") of up to $125,000. The amount of your Bonus, if any, for any calendar year, shall be determined in the sole discretion of the Board of Directors or a committee thereof. Except as set forth in Section 6, to receive a Bonus, you must be employed on the last day of the calendar year for which a Bonus is awarded. Each Bonus shall be paid 90 days after the end of the applicable calendar year.

        4.    Benefits; Reimbursement of Expenses.

          (a)    Benefits.    You shall participate in all medical, dental, pension and other benefit plans available to other senior executives of Paramount generally, as the Board of Directors shall adopt consistent with industry practice as of the Effective Date or as soon thereafter as the Board of Directors may determine in its reasonable discretion, provided that until such time as medical and dental insurance is in place, Paramount agrees to reimburse or pay on your behalf premiums for "COBRA" coverage to which you may be entitled. Nothing in this Employment Letter shall restrict Paramount's ability to change or terminate any or all of its benefit plans and programs from time to time; nor shall anything in this Employment Letter prevent any such change from affecting you. If you die during the Employment Period, Paramount will pay the COBRA premiums for the continuation of medical insurance coverage for your spouse for a period of 12 months following the date of death or such shorter period as your spouse may be eligible for COBRA coverage (it being understood that to the extent such payment would constitute a taxable benefit, Paramount may make applicable withholding with respect to such taxable benefit from any amounts otherwise payable to your estate upon your death).

          (b)    Reimbursement of Expenses.    Paramount shall pay or reimburse you for all reasonable out-of-pocket expenses incurred by you during the Employment Period. You shall submit proof of expenses (including, in the case of reimbursement, proof of payment) in conformity with the regular policies and practices of Paramount for its executive employees, but in no event shall you be permitted to submit a claim for reimbursement more than three years after your separation from service with the Group.

        5.    Vacation.    You shall be entitled to such reasonable paid vacation time as may be compatible with your positions with Paramount and determined by the Board of Directors from time to time, giving due regard to the preservation of your health and also to the reasonable scheduling needs of Paramount in connection with your employment.

        6.    Termination of Employment.

          (a)    Death.    Your employment will terminate upon your death. Your beneficiaries will be entitled to (i) any earned but unpaid Base Salary, (ii) any Bonus earned with respect to a completed period but not yet paid, (iii) unreimbursed business expenses submitted in accordance with paragraph 4(b), and (iv) any amounts accrued and payable under the terms of any of the Group's benefit plans (collectively the "Accrued Obligations"). In addition, your beneficiaries will be entitled to the Prorated Bonus. For purposes of this Employment Letter, "Prorated Bonus" means the Bonus to which you would have been entitled had you remained employed until the end of the calendar year in which such termination occurs, multiplied by a fraction, the numerator of which is the number of days that you were employed during such calendar year, and the denominator of which is 365. Any payments under this provision shall be made 30 days after the date of your death, except that payment of the Prorated Bonus, if any, shall be made 90 days after the end of the calendar year in which termination occurs and amounts payable under any of the Group's benefit plans shall be paid in accordance with the terms of such plans.

          (b)    Disability.    Paramount may terminate your employment by reason of your Disability. "Disability" means your inability to perform your essential job functions by reason of a physical or mental impairment for a period of 120 consecutive days (or an aggregate of 180 days) within a period of 365 consecutive days as determined by an independent physician reasonably approved by you (or your representative) and Paramount. Upon such termination, you will be entitled to the Accrued Obligations and the Prorated Bonus. Any payments to you under this provision shall be made 30 days after the date on which your employment is terminated, except that payment of the Prorated Bonus, if any, shall be made 90 days after the end of the calendar year in which termination occurs and amounts payable under any of the Group's benefit plans shall be paid in accordance with the terms of such plans. Payment of the Prorated Bonus shall be conditional upon your continuing compliance, other than any isolated, insubstantial and inadvertent failure to comply that is not in bad faith, with the restrictive covenants contained in Section 7, as well as your execution, delivery and nonrevocation of release of claims in favor of Paramount, in substantially the form attached as Exhibit A (the "Release"). If you fail to comply with the restrictive covenants set forth in Section 7 or to timely deliver the Release so that the Revocation Period (as such term is defined in the Release) has expired before the date that the Prorated Bonus would otherwise be paid under this Section 6(b), you will not be entitled to receive the Prorated Bonus.

          (c)    Termination for Cause.    Paramount may terminate your employment during the Term for Cause. "Cause" means your (i) commission of an act that constitutes common law fraud or a felony, commission of any other crime involving moral turpitude, or commission of any other tortious or unlawful act causing material harm to the business, standing or reputation of the Group without the good faith belief that such conduct was in the best interests of Paramount, (ii) material breach of this Employment Letter, after Paramount has given you 10 days written notice and an opportunity to cure such breach to the extent curable, (iii) your willful failure or refusal to perform your material duties or obligations under this Employment Letter, including, without limitation, willful refusal to abide by the directions of the Board of Directors or any reasonable policy adopted by the Board of Directors, in each case after Paramount has given you 10 days written notice and an opportunity to cure such failure or refusal to the extent curable, (iv) willful misconduct or gross negligence in the performance of your duties under this Employment Letter and (v) material misappropriation or embezzlement of any property of the Group. Paramount shall not characterize any termination of your employment as a termination for Cause unless (i) you are given written notice of the conduct that constitutes Cause and (ii) you are given an opportunity to be heard before the Board of Directors with counsel of your choosing. If your employment is terminated for Cause, you will only be entitled to the Accrued Obligations.

          (d)    Termination by Paramount without Cause.    Paramount may terminate your employment during the Term for any or no reason. If such termination is not by the Company for Cause or by reason of your death or Disability or if your employment is terminated without Cause upon expiration of the Term, then, in addition to the Accrued Obligations, and in lieu of any other severance benefits otherwise payable under any Paramount policy or otherwise, subject to the limitations set forth below, the Company shall pay or provide you: (1) an amount equal to the product of two multiplied by your annual Base Salary, payable over the one year period following termination of your employment in equal monthly installments paid on the first of each month beginning with the second month following the date of termination; (2) the Prorated Bonus, which shall be paid on the 90th day after the end of the year in which your termination occurs; and

  (3) two years of continued medical, dental and other benefits that may be in effect on the date of termination of your employment, provided that if Paramount's plans do not permit you to participate on this basis, Paramount will provide such benefits outside of the plans and provided that if you become employed during this period and are eligible for comparable coverage from your new employer, Paramount shall cease providing such benefits. Your right to the payments and benefits set forth in clauses (1) through (3) above (collectively the "Severance Benefits") shall be conditional upon your continuing compliance, other than any insubstantial failure to comply that is not in bad faith, with the restrictive covenants contained in Section 7, as well as your execution, delivery and nonrevocation of the Release. If you fail to comply with the restrictive covenants set forth in Section 7 or to timely deliver the Release so that the Revocation Period (as such term is defined in the Release) has expired before the earliest date that the applicable Severance Benefits would otherwise be paid under this Section 6(d), you will forfeit all Severance Benefits (including the provision of benefits under clause (3) above). If you are eligible for cash payments under clause (1) and you are a "specified employee" under Section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (collectively, the "Code"), any portion of the payments that either do not qualify under the "short-term deferral rule" or exceed two times the lesser of (A) your "annualized compensation" for the calendar year preceding your termination of employment (in each case, as those terms are defined under Section 409A of the Code), or (B) the maximum amount that may be taken into account under Section 401(a)(17) of the Code for the year in which you terminate employment, shall be delayed until the first day of the seventh month following your termination of employment, or if earlier, your death. If you are eligible for cash payments under clauses (2) and/or (3), such payments shall be made at the times as set forth above under clauses (2) and/or (3), respectively, except that, to the extent necessary to avoid adverse consequences to you under Section 409A of the Code, any such payments shall be delayed, if later than the payment dates set forth in clauses (2) and (3) above, until the first day of the seventh month following your termination of employment, or if earlier, your death. Furthermore, the Company shall not be required to make, and you shall not be required to receive, any severance or other payment or benefit under Section 6 hereof at such time as the making of such payment or the provision of such benefit or the receipt thereof shall result in a tax to you arising under Section 409A of the Code. The parties agree that for purposes of Code Section 409A and Treasury Regulation 1.409A-2(b)(2)(iii), amounts payable under clause (1) shall be treated as a right to a series of separate payments.

          (e)    Termination by You for Good Reason.    You may terminate your employment during the Term for Good Reason. "Good Reason" means (i) any material breach by Paramount of its obligations under this Employment Letter, (ii) any material diminution of your duties, reporting lines or authority or (iii) a relocation of your principal place of employment more than 50 miles from its location in South Plainfield, New Jersey as of the date hereof. However, none of the foregoing events or conditions will constitute Good Reason unless (w) you provide the Company with a written objection of the event or condition within 30 days following the initial existence of the condition, (x) Paramount does not reverse or otherwise cure the event or condition to the extent curable within 30 days of receiving that written objection, (y) you resign your employment within 30 days following the expiration of that cure period, and (z) your termination of employment occurs within two years following the initial existence of one or more of the conditions described in the previous sentence. If you terminate your employment for Good Reason, you shall be treated as if your employment were terminated by Paramount without Cause during the Term pursuant to Section 6(d) above. Your right to such Severance Benefits shall be subject to the same conditions as set forth in Section 6(d) regarding compliance with the restrictive covenants and execution, delivery and nonrevocation of the Release.

          (f)    Termination by You without Good Reason.    You may terminate your employment during the Term for any or no reason. If such termination is without Good Reason, you must first provide

  Paramount advance written notice of at least 90 days. Upon such termination, you will only be entitled to the Accrued Obligations.

        7.    Restrictive Covenants.

          (a)    Executive's Importance to the Group and the Effect of this Section 7.    You acknowledge that in the course of your ownership and operation of ChemRx NJ and your involvement in the Group's activities, you have had and will continue to have access to Trade Secrets or other Confidential Information and that you have profited and will continue to profit from the goodwill associated with the Group. In view of your access to the Trade Secrets or other Confidential Information and your importance to the Group, if you compete with the Group either during or for a period of time following the Term, the Group will likely suffer significant harm. In return for the benefits you will receive from Paramount under this Agreement and to induce Paramount to enter into this Employment Letter and the Purchase Agreement and consummate transactions contemplated thereby, and in light of the potential harm that you could cause to the Group, you agree to the provisions of this Section 7. You also acknowledge that Paramount would not have entered into the Purchase Agreement or this Employment Letter, if you did not agree to this Section 7. This Section 7 limits your ability to earn a livelihood in a Competitive Enterprise (as defined below). You acknowledge, however, that complying with this Section 7 will not result in severe economic hardship for you or your family.

          (b)    Non-Competition.    During the period commencing on the Effective Date and ending on the second anniversary following the termination of your employment for any reason (whether during or upon expiration of the Term) (the "Restricted Period"), you will not (except as an officer, director, stockholder, member, manager, employee, agent or consultant of Paramount) directly or indirectly, own, manage, operate, join, or have a financial interest in, control or participate in the ownership, management, operation or control of, or be employed as an employee, agent or consultant, or in any other individual or representative capacity whatsoever, or use or permit your name to be used in connection with, or be otherwise connected in any manner with any business or enterprise engaged in the institutional pharmacy business in any state in the United States in which the Group is then engaged or planning to engage in the institutional pharmacy business (any such business or enterprise, a "Competitive Enterprise"); provided that the foregoing restriction shall not be construed to prohibit the ownership by you together with your affiliates and associates, as the case may be, of not more than two percent (2%) of any class of securities of any corporation that is engaged in any of the foregoing businesses, having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, which securities are publicly owned and regularly traded on any national exchange or in the over-the-counter market, provided further, that such ownership represents a passive investment and that you together with your affiliates and associates, either directly or indirectly, do not manage or exercise control of any such corporation, guarantee any of its financial obligations, otherwise take part in its business other than exercising your rights as a shareholder, or seek to do any of the foregoing; and provided further, that if any Severance Benefits due to you are not paid when due, your obligations under this paragraph 7(b) shall terminate upon failure of the Company to cure such non-payment after thirty (30) days' prior written notice. Notwithstanding anything to the contrary in this Agreement or any other document or instrument, except as expressly set forth in the preceding sentence, no breach or failure to perform on the part of the Paramount or any of its affiliates shall relieve you of your obligations under this Section 7.

          (c)    Non-Solicitation.    During the period commencing on the Effective Date and ending on the third anniversary following the termination of your employment for any reason (whether during or upon expiration of the Term), you agree to refrain from (i) contacting any of the Group's clients or customers, or any prospective client or customer that was or became known to you prior to or during your employment by the Group, for the purpose of soliciting such client or customer to transact business with a Competitive Enterprise or reduce or refrain from doing any business with the Group, (ii) transacting business with any such client or customer that would cause you to be engaged in a Competitive Enterprise or to cause such client or customer to reduce or refrain from doing any business with the Group or (iii) interfering with or damaging any relationship between the Group and any such client or customer. You further agree that during the Restricted Period, you shall not, directly or indirectly, (x) solicit or influence any individual who is an employee or consultant of the Group or was an employee or consultant of the Group during the Employment Period or within 12 months before the date of termination of the Employment Period to terminate his or her employment or consulting relationship with the Group or to apply for or accept employment with a Competitive Enterprise or (y) employ or retain any such individual.

          (d)    Trade Secrets and Confidential Information.    You recognize that it is in the legitimate business interest of Paramount to restrict your disclosure or use of Trade Secrets or other Confidential Information (as defined below) relating to the Group for any purpose other than in connection with your performance of your duties to the Group, and to limit any potential appropriation of such Trade Secrets or other Confidential Information. You therefore agree that all Trade Secrets or other Confidential Information relating to Paramount, Chem Rx or ChemRx NJ, or any of their respective subsidiaries or businesses heretofore or in the future obtained by you shall be considered confidential and the proprietary information of Paramount. You shall not use or disclose, or authorize any other person or entity to use or disclose, any Trade Secrets or other Confidential Information. The term "Trade Secrets or other Confidential Information" shall mean all secret, confidential or proprietary information (whether or not reduced to writing and whether or not patentable or subject to protection by copyright and including, without limitation, any information conceived, originated, discovered or developed by you) about the Group and its businesses, and its methods, processes, products and services, past, present or contemplated, including, without limitation: any and all information concerning strategies, sales, sales volume, sales methods, sales proposals, pricing, customers and prospective customers, identity of key personnel in the employ of customers, customer lists, and prospective customers, trade secrets, know-how, computer programs, system documentation, system hardware, product hardware, software systems, related software development, manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions, studies, policies, procedures or, information received by the Group from third parties in confidence and other confidential or proprietary information belonging to the Group or relating to the affairs of the Group. Trade Secrets or other Confidential Information shall also include buying habits and preferences and other non-public information concerning customers and prospective customers of the Group. Notwithstanding the foregoing, if you are compelled to disclose Trade Secrets or other Confidential Information by court order or other legal process, to the extent permitted by applicable law, you shall promptly so notify the Group so that it may seek a protective order or other assurance that confidential treatment of such Trade Secrets or other Confidential Information shall be afforded, and you shall reasonably cooperate with the Group in connection therewith.

          (e)    Discoveries and Works.    All Discoveries and Works initiated, made or conceived by you, during your employment by Paramount or any other member of the Group, whether alone or in conjunction with others and whether prior to or following the date hereof, that relate to the activities of the Group shall be owned exclusively by Paramount, and you hereby assign to Paramount all right, title and interest you may have or acquire in all such Discoveries and Works. The term "Discoveries and Works" includes, by way of example but without limitation, Trade Secrets or other Confidential Information, patents and patent applications, trademarks and trademark registrations and applications, service marks and service mark registrations and applications, trade names, copyrights and copyright registrations and applications. You shall (a) promptly notify and make full disclosure to Paramount of any Discoveries and Works, and execute and deliver any documents requested by Paramount to evidence or better assure title to

  Discoveries and Works in Paramount, as so requested, (b) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Group, (c) assist Paramount in obtaining, maintaining and enforcing for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of or rights in any and all Discoveries and Works and (d) promptly execute, whether during the Employment Period or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for Paramount and to protect the title of Paramount, including but not limited to assignments of such patents and other rights. You acknowledge that all Discoveries and Works shall be deemed "works made for hire" under the Copyright Act of 1976, as amended, 17 U.S.C. § 101.

          (f)    No Public Statements or Disparagement.    You agree that you will not make any public statements regarding your employment or the termination of your employment (for whatever reason) that are not agreed to by Paramount. You agree that, except as required by applicable law or regulation, you will not knowingly make any public statement that would libel, slander or disparage the Group or any of their respective past or present officers, directors, employees or agents. Paramount agrees that, except as required by applicable law or regulation, it will not, and it will cause the other members of the Group not to, knowingly make any public statement that would libel, slander or disparage you. Notwithstanding this Section, nothing contained herein shall limit or impair your or the Group's ability to provide truthful testimony in response to any validly issued subpoena.

          (g)    Remedies.    You agree that Paramount's remedies at law for any breach or threat of breach by you of any of the provisions of this Section 7 will be inadequate, and that, in addition to any other remedy to which Paramount may be entitled at law or in equity, Paramount shall be entitled to a temporary or permanent injunction or injunctions or temporary restraining order or orders to prevent breaches of the provisions of this Section 7 and to enforce specifically the terms and provisions hereof, in each case without the need to post any security or bond and without the requirement to prove that monetary damages would be difficult to calculate and that remedies at law would be inadequate. Nothing herein contained shall be construed as prohibiting Paramount from pursuing, in addition, any other remedies available to the Group for such breach or threatened breach.

          (h)    Enforceability.    It is expressly understood and agreed that although the parties consider the restrictions contained in this Section 7 hereof to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Group, if a final determination is made by an arbitrator or court, as the case may be, having jurisdiction that the time or territory or any other restriction contained in this Section 7 is an unenforceable restriction on your activities, the provisions of this Section 7 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such arbitrator or court, as the case may be, may determine or indicate to be reasonable. Alternatively, if the arbitrator or court, as the case may be, referred to above finds that any restriction contained in this Section 7 or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy.

        8.    Indemnification.    Paramount shall indemnify and hold you harmless from and against any and all losses, costs, damages or expenses (including reasonable attorneys' fees) arising out of any claim or legal action brought against you, whether or not ultimately defensible under the applicable "Business Judgment Rule," relating in any way to the services performed by you as an officer, director or manager for Paramount or any of its subsidiaries, whether arising during or after the Employment Period. This indemnification provision is intended to be broadly interpreted and to provide for indemnification to the full extent permitted by applicable law.

        9.    Withholding.    Paramount shall have the right to withhold from any amount payable to you hereunder an amount necessary in order for Paramount to satisfy any withholding tax obligation it may have under applicable law. Notwithstanding the foregoing, you are solely responsible for paying all required taxes on any payments or other compensation provided under this Employment Letter.

        10.    Governing Law.    The terms of this Employment Letter, and any action arising hereunder, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State.

        11.    Waiver.    This Employment Letter may not be released, changed or modified in any manner, except by an instrument in writing signed by you and Paramount. The failure of either party to enforce any of the provisions of this Employment Letter shall in no way be construed to be a waiver of any such provision. No waiver of any breach of this Employment Letter shall be held to be a waiver of any other or subsequent breach.

        12.    Assignment.    This Employment Letter is personal to you. You shall not assign this Employment Letter or any of your rights and/or obligations under this Employment Letter to any other person. Paramount may, without your consent, assign this Employment Letter to any successor to its business.

        13.    Dispute Resolution.    To benefit mutually from the time and cost savings of arbitration over the delay and expense of the use of the federal and state court systems, all disputes involving this Employment Letter (except, at the election of Paramount, for injunctive relief with respect to disputes arising out of an alleged breach or threatened breach of the restrictive covenants contained in Section 7), including claims of violations of federal or state discrimination statutes or public policy, shall be resolved pursuant to binding arbitration in New York, New York administered by the American Arbitration Association under its Employment Dispute Resolution Rules then in effect. In the event of a dispute, a written request for arbitration shall be submitted to the New York, New York office of the American Arbitration Association. The award of the arbitrators shall be final and binding and judgment upon the award may be entered in any court having jurisdiction thereof. Except as otherwise provided above, this procedure shall be the exclusive means of settling any disputes that may arise under this Employment Letter. For the purpose of any judicial proceeding to enforce such award or incidental to such arbitration or to compel arbitration and for purposes of Section 7 hereof, the parties hereby submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York, and agree that service of process in such arbitration or court proceedings shall be satisfactorily made upon it if sent by registered mail addressed to it at the address referred to below in Section 17. All fees and expenses of the arbitrators and all other expenses of the arbitration, except for attorneys' fees and witness expenses which shall be borne by each party, shall be shared equally by you and Paramount. However, if in any arbitration proceeding or injunctive action, an award or decision is made in your favor on any material claim, Paramount shall reimburse all of your costs, including reasonable attorneys' fees, that you incurred in connection with such proceeding or action. You and Paramount agree that there will be no punitive damages payable as a result of any dispute involving this Employment Letter or otherwise involving your employment and agree not to request punitive damages.

        14.    No Conflicts.    You represent and warrant to Paramount that your acceptance of employment and the performance of your duties for the Group will not conflict with or result in a violation or breach of, or constitute a default under any contract, agreement or understanding to which you are or were a party or of which you are aware and that there are no restrictions, covenants, agreements or limitations on your right or ability to enter into and perform the terms of this Employment Letter.

        15.    Entire Agreement.    Upon the Effective Date, this Employment Letter supersedes all previous and contemporaneous communications, agreements and understandings between you Paramount,

Chem Rx , Chem Rx NJ or any other member of the Group, and constitutes the sole and entire agreement among you and the Group pertaining to the subject matter hereof.

        16.    Counterparts.    This Employment Letter may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

        17.    Notices.    All notices, requests, demands and other communications under this Employment Letter must be in writing and will be deemed given (i) on the business day sent, when delivered by hand or facsimile transmission (with confirmation) during normal business hours, (ii) on the business day after the business day sent, if delivered by a nationally recognized overnight courier or (iii) on the third business day after the business day sent if delivered by registered or certified mail, return receipt requested, in each case to the following address or number (or to such other addresses or numbers as may be specified by notice that conforms to this Section 17):

If to you, to your address then on file with Paramount's payroll department.
If to Paramount, to:
Paramount Acquisition Corp. 750 Park Place Long Beach, NY 11561 Attention: Corporate Secretary
with a copy to:
Paramount Acquisition Corp. c/o Paramount BioSciences, LLC 787 7th Avenue 48th Floor New York, NY 10019 Attention: J. Jay Lobell Facsimile: (212) 580-0801
and
Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 Attention: Stephen A. Infante, Esq. Facsimile: (212) 841-1010

[SIGNATURE PAGE FOLLOWS]

        If the foregoing is acceptable to you, kindly sign and return to us one copy of this letter.

Sincerely yours,
PARAMOUNT ACQUISITION CORP.
	By:	/s/ J. JAY LOBELL
		Name:	J. Jay Lobell
		Title:	Chief Executive Officer
AGREED TO AND ACCEPTED BY:
/s/ MICHAEL SEGAL Michael Segal

[Signature Page to Employment Letter]

Exhibit A

RELEASE OF EMPLOYMENT CLAIMS

        Michael Segal ("Executive"), for and in consideration of the payments and benefits that Executive shall receive under the Employment Agreement between the Executive and Paramount Acquisition Corp. ("Paramount") dated June 15, 2007 (the "Employment Agreement"), hereby executes the following General Release ("Release") and agrees as follows:

        1.     Executive, on behalf of Executive and Executive's agents, assignees, attorneys, successors, assigns, heirs, administrators and executors, does hereby fully and completely forever release Paramount and its subsidiaries, affiliates, predecessors and successors and all of its past and/or present officers, directors, partners, members, managing members, managers, executives, agents, representatives, administrators, attorneys, insurers and fiduciaries in their individual and/or representative capacities (hereinafter collectively referred to as the "Releasees"), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which Executive or Executive's heirs, executors, administrators, successors and assigns ever had, now have or may have against the Releasees or any of them, in law, admiralty or equity, whether known or unknown to Executive, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this Release is signed by Executive that arises from, in connection with or in relationship to Executive's employment or other service relationship with Paramount or its affiliates, the termination of any such employment or service relationship and any applicable employment, compensatory or equity arrangement with Paramount or its affiliates; provided that such released claims shall not include any claims (i) to entitlements under Section 6 of the Employment Agreement or (ii) for indemnification under Section 12 of the Employment Agreement or the certificate of incorporation, by-laws or other similar organizational documents of Paramount with regard to Executive's service as an officer of Paramount (such released claims are collectively referred to herein as the "Released Claims").

        2.     Notwithstanding the generality of paragraph (1) above, the Released Claims include, without limitation, (a) any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Executive Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or otherwise, and (b) any claims for wrongful discharge, breach of contract, fraud, misrepresentation or any compensation claims, or any other claims under any statute, rule, regulation or under the common law, including compensatory damages, punitive damages, attorney's fees, costs, expenses and all claims for any other type of damage or relief.

        3.     By signing this Release, the Executive waives any right that the Executive has or may have had to bring a lawsuit or make any claim against the Releasees based on any acts or omissions of the Releasees up to the date of the signing of this Release.

        4.     Executive represents that he has read carefully and fully understands the terms of this Release, and that Executive has been advised to consult with an attorney and has had the opportunity to consult with an attorney prior to signing this Release. Executive acknowledges that he is executing this Release voluntarily and knowingly and that he has not relied on any representations, promises or agreements of any kind made to Executive in connection with Executive's decision to accept the terms of this Release, other than those set forth in this Release. Executive acknowledges that Executive has been given at least twenty-one (21) days to consider whether Executive wants to sign this Release and that the Age Discrimination in Employment Act gives Executive the right to revoke this Release within seven (7) days after it is signed, and Executive understands that he will not receive any payments due him under the Employment Agreement until such seven (7) day revocation period (the "Revocation Period") has passed and then, only if Executive has not revoked this Release. Upon such revocation, this Release and the severance provisions of the Employment Agreement shall be null and void and of no further force and effect. To the extent Executive has executed this Release within less than twenty-one (21) days after its delivery to Executive, Executive hereby acknowledges that his decision to execute this Release prior to the expiration of such twenty-one (21) day period was entirely voluntary.

Executive

PARAMOUNT ACQUISITION CORP.
787 7th Avenue
New York, NY 10019

June 15, 2007

Mr. Chuck Kelly
c/o B.J.K. Inc.
750 Park Place
Long Beach, NY 11561

Dear Mr. Kelly:

        Paramount Acquisition Corp., a Delaware corporation ("Paramount"), and B.J.K. Inc., a New York corporation d/b/a Chem Rx ("Chem Rx"), are parties to a Stock Purchase Agreement, dated as of June 1, 2007 (the "Purchase Agreement"). Pursuant to the Purchase Agreement, Paramount will acquire 100% of the Capital Stock of Chem Rx and Chem Rx New Jersey, LLC ("ChemRx NJ"). This Employment Letter sets forth the terms and conditions of your employment with Paramount and its subsidiaries and affiliates from time to time, including, without limitation, Chem Rx and ChemRx NJ (collectively, the "Group").

        1.    Employment.    Unless your employment is terminated in accordance with Section 6 below, you agree to be employed, and Paramount agrees to employ you, during the period commencing upon the closing date of the transactions contemplated by the Purchase Agreement (the "Effective Date") and ending on December 31, 2010. Such period is referred to as the "Term". The portion of the Term during which you are actually employed by Paramount is referred to as the "Employment Period". Should the Purchase Agreement be terminated pursuant to Section 10.1 thereof, this Employment Letter shall be null and void and of no further force and effect. Each party to this Employment Letter agrees that it has no claims, rights or obligations against any other party by virtue of this Employment Letter unless and until the closing of the transactions contemplated by the Purchase Agreement occurs.

        2.    Position; Duties.

            (a)   You will be employed by Paramount as its Chief Financial Officer. In such capacity, you will report to the Chief Operating Officer of Paramount, and shall have such authority and perform such duties customary for a chief financial officer of a Delaware corporation or as may be assigned by the Chief Executive Officer consistent with your position as Chief Operating Officer. You agree to comply with such lawful policies of Paramount as may be adopted from time to time. During the Employment Period, your principal place of employment will be at the Group's headquarters in Long Beach, New York.

            (b)   You agree to use your best efforts, and devote substantially all of your working time, to perform such duties faithfully, and while you remain employed, not to engage in any other business activity that is in conflict with your duties and obligations to the Group.

        Notwithstanding the foregoing, you may engage in the activities of (i) serving as an officer or director of, or otherwise participating in, non-profit educational, welfare, social, religious and civil organizations, and (ii) managing personal and family investments, provided that such activities set forth in clauses (i) and (ii) do not materially interfere with the performance and fulfillment of your duties and responsibilities hereunder.

        3.    Base Salary; Bonus.

            (a)   During the Employment Period, Paramount will pay you a base salary ("Base Salary") at an annual rate of $265,000, which will be reviewed and subject to upward adjustment based on the recommendation of the Board of Directors of Paramount (the

    "Board of Directors") (or a committee thereof) and the review and approval of the members of the Board of Directors, and payable in accordance with Paramount's normal payroll practices.

            (b)   For each calendar year that ends during the Employment Period beginning with the 2008 calendar year, you will have the opportunity to earn a bonus (a "Bonus") of up to $125,000. The amount of your Bonus, if any, for any calendar year, shall be determined in the sole discretion of the Board of Directors or a committee thereof. Except as set forth in Section 6, to receive a Bonus, you must be employed on the last day of the calendar year for which a Bonus is awarded. Each Bonus shall be paid 90 days after the end of the applicable calendar year.

        4.    Benefits; Reimbursement of Expenses.

          (a)    Benefits.    You shall participate in all medical, dental, pension and other benefit plans available to other senior executives of Paramount generally, as the Board of Directors shall adopt consistent with industry practice as of the Effective Date or as soon thereafter as the Board of Directors may determine in its reasonable discretion, provided that until such time as medical and dental insurance is in place, Paramount agrees to reimburse or pay on your behalf premiums for "COBRA" coverage to which you may be entitled. Nothing in this Employment Letter shall restrict Paramount's ability to change or terminate any or all of its benefit plans and programs from time to time; nor shall anything in this Employment Letter prevent any such change from affecting you. If you die during the Employment Period, Paramount will pay the COBRA premiums for the continuation of medical insurance coverage for your spouse for a period of 12 months following the date of death or such shorter period as your spouse may be eligible for COBRA coverage (it being understood that to the extent such payment would constitute a taxable benefit, Paramount may make applicable withholding with respect to such taxable benefit from any amounts otherwise payable to your estate upon your death).

          (b)    Reimbursement of Expenses.    Paramount shall pay or reimburse you for all reasonable out-of-pocket expenses incurred by you during the Employment Period. You shall submit proof of expenses (including, in the case of reimbursement, proof of payment) in conformity with the regular policies and practices of Paramount for its executive employees, but in no event shall you be permitted to submit a claim for reimbursement more than three years after your separation from service with the Group.

        5.    Vacation.    You shall be entitled to such reasonable paid vacation time as may be compatible with your positions with Paramount and determined by the Board of Directors from time to time, giving due regard to the preservation of your health and also to the reasonable scheduling needs of Paramount in connection with your employment.

        6.    Termination of Employment.

          (a)    Death.    Your employment will terminate upon your death. Your beneficiaries will be entitled to (i) any earned but unpaid Base Salary, (ii) any Bonus earned with respect to a completed period but not yet paid, (iii) unreimbursed business expenses submitted in accordance with paragraph 4(b), and (iv) any amounts accrued and payable under the terms of any of the Group's benefit plans (collectively the "Accrued Obligations"). In addition, your beneficiaries will be entitled to the Prorated Bonus. For purposes of this Employment Letter, "Prorated Bonus" means the Bonus to which you would have been entitled had you remained employed until the end of the calendar year in which such termination occurs, multiplied by a fraction, the numerator of which is the number of days that you were employed during such calendar year, and the denominator of which is 365. Any payments under this provision shall be made 30 days after the date of your death, except that payment of the Prorated Bonus, if any, shall be made 90 days after the end of the calendar year in which termination occurs and amounts payable under any of the Group's benefit plans shall be paid in accordance with the terms of such plans.

          (b)    Disability.    Paramount may terminate your employment by reason of your Disability. "Disability" means your inability to perform your essential job functions by reason of a physical or mental impairment for a period of 120 consecutive days (or an aggregate of 180 days) within a period of 365 consecutive days as determined by an independent physician reasonably approved by you (or your representative) and Paramount. Upon such termination, you will be entitled to the Accrued Obligations and the Prorated Bonus. Any payments to you under this provision shall be made 30 days after the date on which your employment is terminated, except that payment of the Prorated Bonus, if any, shall be made 90 days after the end of the calendar year in which termination occurs and amounts payable under any of the Group's benefit plans shall be paid in accordance with the terms of such plans. Payment of the Prorated Bonus shall be conditional upon your continuing compliance, other than any isolated, insubstantial and inadvertent failure to comply that is not in bad faith, with the restrictive covenants contained in Section 7, as well as your execution, delivery and nonrevocation of release of claims in favor of Paramount, in substantially the form attached as Exhibit A (the "Release"). If you fail to comply with the restrictive covenants set forth in Section 7 or to timely deliver the Release so that the Revocation Period (as such term is defined in the Release) has expired before the date that the Prorated Bonus would otherwise be paid under this Section 6(b), you will not be entitled to receive the Prorated Bonus.

          (c)    Termination for Cause.    Paramount may terminate your employment during the Term for Cause. "Cause" means your (i) commission of an act that constitutes common law fraud or a felony, commission of any other crime involving moral turpitude, or commission of any other tortious or unlawful act causing material harm to the business, standing or reputation of the Group without the good faith belief that such conduct was in the best interests of Paramount, (ii) material breach of this Employment Letter, after Paramount has given you 10 days written notice and an opportunity to cure such breach to the extent curable, (iii) your willful failure or refusal to perform your material duties or obligations under this Employment Letter, including, without limitation, willful refusal to abide by the directions of the Board of Directors or any reasonable policy adopted by the Board of Directors, in each case after Paramount has given you 10 days written notice and an opportunity to cure such failure or refusal to the extent curable, (iv) willful misconduct or gross negligence in the performance of your duties under this Employment Letter and (v) material misappropriation or embezzlement of any property of the Group. Paramount shall not characterize any termination of your employment as a termination for Cause unless (i) you are given written notice of the conduct that constitutes Cause and (ii) you are given an opportunity to be heard before the Board of Directors with counsel of your choosing. If your employment is terminated for Cause, you will only be entitled to the Accrued Obligations.

          (d)    Termination by Paramount without Cause.    Paramount may terminate your employment during the Term for any or no reason. If such termination is not by the Company for Cause or by reason of your death or Disability or if your employment is terminated without Cause upon expiration of the Term, then, in addition to the Accrued Obligations, and in lieu of any other severance benefits otherwise payable under any Paramount policy or otherwise, subject to the limitations set forth below, the Company shall pay or provide you: (1) an amount equal to the sum of your annual Base Salary, payable over the one year period following termination of your employment in equal monthly installments paid on the first of each month beginning with the second month following the date of termination; (2) the Prorated Bonus, which shall be paid on the 90th day after the end of the year in which your termination occurs; and (3) one year of continued medical, dental and other benefits that may be in effect on the date of termination of your employment, provided that if Paramount's plans do not permit you to participate on this basis, Paramount will provide such benefits outside of the plans and provided that if you become employed during this period and are eligible for comparable coverage from your new employer, Paramount shall cease providing such benefits. Your right to the payments and benefits set forth in clauses (1) through (3) above (collectively the "Severance Benefits") shall be conditional upon your continuing compliance, other than any insubstantial failure to comply that is not in bad faith, with the restrictive covenants contained in Section 7, as well as your execution, delivery and nonrevocation of the Release. If you fail to comply with the restrictive covenants set forth in Section 7 or to timely deliver the Release so that the Revocation Period (as such term is defined in the Release) has expired before the earliest date that the applicable Severance Benefits would otherwise be paid under this Section 6(d), you will forfeit all Severance Benefits (including the provision of benefits under clause (3) above). If you are eligible for cash payments under clause (1) and you are a "specified employee" under Section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (collectively, the "Code"), any portion of the payments that either do not qualify under the "short-term deferral rule" or exceed two times the lesser of (A) your "annualized compensation" for the calendar year preceding your termination of employment (in each case, as those terms are defined under Section 409A of the Code), or (B) the maximum amount that may be taken into account under Section 401(a)(17) of the Code for the year in which you terminate employment, shall be delayed until the first day of the seventh month following your termination of employment, or if earlier, your death. If you are eligible for cash payments under clauses (2) and/or (3), such payments shall be made at the times as set forth above under clauses (2) and/or (3), respectively, except that, to the extent necessary to avoid adverse consequences to you under Section 409A of the Code, any such payments shall be delayed, if later than the payment dates set forth in clauses (2) and (3) above, until the first day of the seventh month following your termination of employment, or if earlier, your death. Furthermore, the Company shall not be required to make, and you shall not be required to receive, any severance or other payment or benefit under Section 6 hereof at such time as the making of such payment or the provision of such benefit or the receipt thereof shall result in a tax to you arising under Section 409A of the Code. The parties agree that for purposes of Code Section 409A and Treasury Regulation 1.409A-2(b)(2)(iii), amounts payable under clause (1) shall be treated as a right to a series of separate payments.

          (e)    Termination by You for Good Reason.    You may terminate your employment during the Term for Good Reason. "Good Reason" means (i) any material breach by Paramount of its obligations under this Employment Letter, (ii) any material diminution of your duties, reporting lines or authority or (iii) a relocation of your principal place of employment more than 50 miles from its location in Long Beach, New York as of the date hereof. However, none of the foregoing events or conditions will constitute Good Reason unless (w) you provide the Company with a written objection of the event or condition within 30 days following the initial existence of the condition, (x) Paramount does not reverse or otherwise cure the event or condition to the extent curable within 30 days of receiving that written objection (y) you resign your employment within 30 days following the expiration of that cure period, and (z) your termination of employment occurs within two years following the initial existence of one or more of the conditions described in the previous sentence. If you terminate your employment for Good Reason, you shall be treated as if your employment were terminated by Paramount without Cause during the Term pursuant to Section 6(d) above. Your right to such Severance Benefits shall be subject to the same conditions as set forth in Section 6(d) regarding compliance with the restrictive covenants and execution, delivery and nonrevocation of the Release.

          (f)    Termination by You without Good Reason.    You may terminate your employment during the Term for any or no reason. If such termination is without Good Reason, you must first provide Paramount advance written notice of at least 120 days. Upon such termination, you will only be entitled to the Accrued Obligations.

        7.    Restrictive Covenants.

          (a)    Executive's Importance to the Group and the Effect of this Section 7.    You acknowledge that in the course of your involvement in the Group's activities, you have had and will continue to have access to Trade Secrets or other Confidential Information and that you have profited and will continue to profit from the goodwill associated with the Group. In view of your access to the Trade Secrets or other Confidential Information and your importance to the Group, if you compete with the Group either during or for a period of time following the Term, the Group will likely suffer significant harm. In return for the benefits you will receive from Paramount under this Agreement and to induce Paramount to enter into this Employment Letter and the Purchase Agreement and consummate transactions contemplated thereby, and in light of the potential harm that you could cause to the Group, you agree to the provisions of this Section 7. You also acknowledge that Paramount would not have entered into the Purchase Agreement or this Employment Letter, if you did not agree to this Section 7. This Section 7 limits your ability to earn a livelihood in a Competitive Enterprise (as defined below). You acknowledge, however, that complying with this Section 7 will not result in severe economic hardship for you or your family.

          (b)    Non-Competition.    During the period commencing on the Effective Date and ending on the second anniversary following the termination of your employment for any reason (whether during or upon expiration of the Term) (the "Restricted Period"), you will not (except as an officer, director, stockholder, member, manager, employee, agent or consultant of Paramount) directly or indirectly, own, manage, operate, join, or have a financial interest in, control or participate in the ownership, management, operation or control of, or be employed as an employee, agent or consultant, or in any other individual or representative capacity whatsoever, or use or permit your name to be used in connection with, or be otherwise connected in any manner with any business or enterprise engaged in the institutional pharmacy business in any state in the United States in which the Group is then engaged or planning to engage in the institutional pharmacy business (any such business or enterprise, a "Competitive Enterprise"); provided that the foregoing restriction shall not be construed to prohibit the ownership by you together with your affiliates and associates, as the case may be, of not more than two percent (2%) of any class of securities of any corporation that is engaged in any of the foregoing businesses, having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, which securities are publicly owned and regularly traded on any national exchange or in the over-the-counter market, provided further, that such ownership represents a passive investment and that you together with your affiliates and associates, either directly or indirectly, do not manage or exercise control of any such corporation, guarantee any of its financial obligations, otherwise take part in its business other than exercising your rights as a shareholder, or seek to do any of the foregoing; and provided further, that if any Severance Benefits due to you are not paid when due, your obligations under this paragraph 7(b) shall terminate upon failure of the Company to cure such non-payment after thirty (30) days' prior written notice. Notwithstanding anything to the contrary in this Agreement or any other document or instrument, except as expressly set forth in the preceding sentence, no breach or failure to perform on the part of the Paramount or any of its affiliates shall relieve you of your obligations under this Section 7.

          (c)    Non-Solicitation.    During the period commencing on the Effective Date and ending on the third anniversary following the termination of your employment for any reason (whether during or upon expiration of the Term), you agree to refrain from (i) contacting any of the Group's clients or customers, or any prospective client or customer, for the purpose of soliciting such client or customer to transact business with a Competitive Enterprise or reduce or refrain from doing any business with the Group, (ii) transacting business with any such client or customer that would cause you to be engaged in a Competitive Enterprise or to cause such client or customer to reduce or refrain from doing any business with the Group or (iii) interfering with or damaging any relationship between the Group and any such client or customer. You further agree that during the Restricted Period, you shall not, directly or indirectly, (x) solicit or influence any individual who is an employee or consultant of the Group or was an employee or consultant of the Group during the Employment Period or within 12 months before the date of termination of the Employment Period to terminate his or her employment or consulting relationship with the Group or to apply for or accept employment with a Competitive Enterprise or (y) employ or retain any such individual.

          (d)    Trade Secrets and Confidential Information.    You recognize that it is in the legitimate business interest of Paramount to restrict your disclosure or use of Trade Secrets or other Confidential Information (as defined below) relating to the Group for any purpose other than in connection with your performance of your duties to the Group, and to limit any potential appropriation of such Trade Secrets or other Confidential Information. You therefore agree that all Trade Secrets or other Confidential Information relating to Paramount, Chem Rx or ChemRx NJ, or any of their respective subsidiaries or businesses heretofore or in the future obtained by you shall be considered confidential and the proprietary information of Paramount. You shall not use or disclose, or authorize any other person or entity to use or disclose, any Trade Secrets or other Confidential Information. The term "Trade Secrets or other Confidential Information" shall mean all secret, confidential or proprietary information (whether or not reduced to writing and whether or not patentable or subject to protection by copyright and including, without limitation, any information conceived, originated, discovered or developed by you) about the Group and its businesses, and its methods, processes, products and services, past, present or contemplated, including, without limitation: any and all information concerning strategies, sales, sales volume, sales methods, sales proposals, pricing, customers and prospective customers, identity of key personnel in the employ of customers, customer lists, and prospective customers, trade secrets, know-how, computer programs, system documentation, system hardware, product hardware, software systems, related software development, manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions, studies, policies, procedures or, information received by the Group from third parties in confidence and other confidential or proprietary information belonging to the Group or relating to the affairs of the Group. Trade Secrets or other Confidential Information shall also include buying habits and preferences and other non-public information concerning customers and prospective customers of the Group. Notwithstanding the foregoing, if you are compelled to disclose Trade Secrets or other Confidential Information by court order or other legal process, to the extent permitted by applicable law, you shall promptly so notify the Group so that it may seek a protective order or other assurance that confidential treatment of such Trade Secrets or other Confidential Information shall be afforded, and you shall reasonably cooperate with the Group in connection therewith.

          (e)    Discoveries and Works.    All Discoveries and Works initiated, made or conceived by you, during your employment by Paramount or any other member of the Group, whether alone or in conjunction with others and whether prior to or following the date hereof, that relate to the activities of the Group shall be owned exclusively by Paramount, and you hereby assign to Paramount all right, title and interest you may have or acquire in all such Discoveries and Works. The term "Discoveries and Works" includes, by way of example but without limitation, Trade Secrets or other Confidential Information, patents and patent applications, trademarks and trademark registrations and applications, service marks and service mark registrations and applications, trade names, copyrights and copyright registrations and applications. You shall (a) promptly notify and make full disclosure to Paramount of any Discoveries and Works, and execute and deliver any documents requested by Paramount to evidence or better assure title to Discoveries and Works in Paramount, as so requested, (b) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Group, (c) assist Paramount in obtaining, maintaining and enforcing for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of or rights in any and all Discoveries and Works and (d) promptly execute, whether during the Employment Period or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for Paramount and to protect the title of Paramount, including but not limited to assignments of such patents and other rights. You acknowledge that all Discoveries and Works shall be deemed "works made for hire" under the Copyright Act of 1976, as amended, 17 U.S.C. § 101.

          (f)    No Public Statements or Disparagement.    You agree that you will not make any public statements regarding your employment or the termination of your employment (for whatever reason) that are not agreed to by Paramount. You agree that, except as required by applicable law or regulation, you will not knowingly make any public statement that would libel, slander or disparage the Group or any of their respective past or present officers, directors, employees or agents. Paramount agrees that, except as required by applicable law or regulation, it will not, and it will cause the other members of the Group not to, knowingly make any public statement that would libel, slander or disparage you. Notwithstanding this Section, nothing contained herein shall limit or impair your or the Group's ability to provide truthful testimony in response to any validly issued subpoena.

          (g)    Remedies.    You agree that Paramount's remedies at law for any breach or threat of breach by you of any of the provisions of this Section 7 will be inadequate, and that, in addition to any other remedy to which Paramount may be entitled at law or in equity, Paramount shall be entitled to a temporary or permanent injunction or injunctions or temporary restraining order or orders to prevent breaches of the provisions of this Section 7 and to enforce specifically the terms and provisions hereof, in each case without the need to post any security or bond and without the requirement to prove that monetary damages would be difficult to calculate and that remedies at law would be inadequate. Nothing herein contained shall be construed as prohibiting Paramount from pursuing, in addition, any other remedies available to the Group for such breach or threatened breach.

        (h)    Enforceability.    It is expressly understood and agreed that although the parties consider the restrictions contained in this Section 7 hereof to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Group, if a final determination is made by an arbitrator or court, as the case may be, having jurisdiction that the time or territory or any other restriction contained in this Section 7 is an unenforceable restriction on your activities, the provisions of this Section 7 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such arbitrator or court, as the case may be, may determine or indicate to be reasonable. Alternatively, if the arbitrator or court, as the case may be, referred to above finds that any restriction contained in this Section 7 or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy.

        8.    Indemnification.    Paramount shall indemnify and hold you harmless from and against any and all losses, costs, damages or expenses (including reasonable attorneys' fees) arising out of any claim or legal action brought against you, whether or not ultimately defensible under the applicable "Business Judgment Rule," relating in any way to the services performed by you as an officer, director or manager for Paramount or any of its subsidiaries, whether arising during or after the Employment Period. This indemnification provision is intended to be broadly interpreted and to provide for indemnification to the full extent permitted by applicable law.

        9.    Withholding.    Paramount shall have the right to withhold from any amount payable to you hereunder an amount necessary in order for Paramount to satisfy any withholding tax obligation it may have under applicable law. Notwithstanding the foregoing, you are solely responsible for paying all required taxes on any payments or other compensation provided under this Employment Letter.

        10.    Governing Law.    The terms of this Employment Letter, and any action arising hereunder, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State.

        11.    Waiver.    This Employment Letter may not be released, changed or modified in any manner, except by an instrument in writing signed by you and Paramount. The failure of either party to enforce any of the provisions of this Employment Letter shall in no way be construed to be a waiver of any such provision. No waiver of any breach of this Employment Letter shall be held to be a waiver of any other or subsequent breach.

        12.    Assignment.    This Employment Letter is personal to you. You shall not assign this Employment Letter or any of your rights and/or obligations under this Employment Letter to any other person. Paramount may, without your consent, assign this Employment Letter to any successor to its business.

        13.    Dispute Resolution.    To benefit mutually from the time and cost savings of arbitration over the delay and expense of the use of the federal and state court systems, all disputes involving this Employment Letter (except, at the election of Paramount, for injunctive relief with respect to disputes arising out of an alleged breach or threatened breach of the restrictive covenants contained in Section 7), including claims of violations of federal or state discrimination statutes or public policy, shall be resolved pursuant to binding arbitration in New York, New York administered by the American Arbitration Association under its Employment Dispute Resolution Rules then in effect. In the event of a dispute, a written request for arbitration shall be submitted to the New York, New York office of the American Arbitration Association. The award of the arbitrators shall be final and binding and judgment upon the award may be entered in any court having jurisdiction thereof. Except as otherwise provided above, this procedure shall be the exclusive means of settling any disputes that may arise under this Employment Letter. For the purpose of any judicial proceeding to enforce such award or incidental to such arbitration or to compel arbitration and for purposes of Section 7 hereof, the parties hereby submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York, and agree that service of process in such arbitration or court proceedings shall be satisfactorily made upon it if sent by registered mail addressed to it at the address referred to below in Section 17. All fees and expenses of the arbitrators and all other expenses of the arbitration, except for attorneys' fees and witness expenses which shall be borne by each party, shall be shared equally by you and Paramount. However, if in any arbitration proceeding or injunctive action, an award or decision is made in your favor on any material claim, Paramount shall reimburse all of your costs, including reasonable attorneys' fees, that you incurred in connection with such proceeding or action. You and Paramount agree that there will be no punitive damages payable as a result of any dispute involving this Employment Letter or otherwise involving your employment and agree not to request punitive damages.

        14.    No Conflicts.    You represent and warrant to Paramount that your acceptance of employment and the performance of your duties for the Group will not conflict with or result in a violation or breach of, or constitute a default under any contract, agreement or understanding to which you are or were a party or of which you are aware and that there are no restrictions, covenants, agreements or limitations on your right or ability to enter into and perform the terms of this Employment Letter.

        15.    Entire Agreement.    Upon the Effective Date, this Employment Letter supersedes all previous and contemporaneous communications, agreements and understandings between you Paramount, Chem Rx, ChemRx NJ or any other member of the Group, and constitutes the sole and entire agreement among you and the Group pertaining to the subject matter hereof.

        16.    Counterparts.    This Employment Letter may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

        17.    Notices.    All notices, requests, demands and other communications under this Employment Letter must be in writing and will be deemed given (i) on the business day sent, when delivered by hand or facsimile transmission (with confirmation) during normal business hours, (ii) on the business day after the business day sent, if delivered by a nationally recognized overnight courier or (iii) on the third business day after the business day sent if delivered by registered or certified mail, return receipt requested, in each case to the following address or number (or to such other addresses or numbers as may be specified by notice that conforms to this Section 17):

If to you, to your address then on file with Paramount's payroll department.
If to Paramount, to:
Paramount Acquisition Corp. 750 Park Place Long Beach, NY 11561 Attention: Corporate Secretary
with a copy to:
Paramount Acquisition Corp. c/o Paramount BioSciences, LLC 787 7th Avenue 48th Floor New York, NY 10019 Attention: J. Jay Lobell Facsimile: (212) 580-0801
and
Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 Attention: Stephen A. Infante, Esq. Facsimile: (212) 841-1010

[SIGNATURE PAGE FOLLOWS]

        If the foregoing is acceptable to you, kindly sign and return to us one copy of this letter.

Sincerely yours,
PARAMOUNT ACQUISITION CORP.

	By:	/s/ J. JAY LOBELL
		Name:	J. Jay Lobell
		Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:
/s/ CHUCK KELLY Chuck Kelly

[Signature Page to Employment Letter]

Exhibit A

RELEASE OF EMPLOYMENT CLAIMS

        Chuck Kelly ("Executive"), for and in consideration of the payments and benefits that Executive shall receive under the Employment Agreement between the Executive and Paramount Acquisition Corp. ("Paramount") dated June 15, 2007 (the "Employment Agreement"), hereby executes the following General Release ("Release") and agrees as follows:

        1.    Executive, on behalf of Executive and Executive's agents, assignees, attorneys, successors, assigns, heirs, administrators and executors, does hereby fully and completely forever release Paramount and its subsidiaries, affiliates, predecessors and successors and all of its past and/or present officers, directors, partners, members, managing members, managers, executives, agents, representatives, administrators, attorneys, insurers and fiduciaries in their individual and/or representative capacities (hereinafter collectively referred to as the "Releasees"), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which Executive or Executive's heirs, executors, administrators, successors and assigns ever had, now have or may have against the Releasees or any of them, in law, admiralty or equity, whether known or unknown to Executive, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this Release is signed by Executive that arises from, in connection with or in relationship to Executive's employment or other service relationship with Paramount or its affiliates, the termination of any such employment or service relationship and any applicable employment, compensatory or equity arrangement with Paramount or its affiliates; provided that such released claims shall not include any claims (i) to entitlements under Section 6 of the Employment Agreement or (ii) for indemnification under Section 12 of the Employment Agreement or the certificate of incorporation, by-laws or other similar organizational documents of Paramount with regard to Executive's service as an officer of Paramount, (such released claims are collectively referred to herein as the "Released Claims").

        2.    Notwithstanding the generality of paragraph (1) above, the Released Claims include, without limitation, (a) any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Executive Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or otherwise, and (b) any claims for wrongful discharge, breach of contract, fraud, misrepresentation or any compensation claims, or any other claims under any statute, rule, regulation or under the common law, including compensatory damages, punitive damages, attorney's fees, costs, expenses and all claims for any other type of damage or relief.

        3.    By signing this Release, the Executive waives any right that the Executive has or may have had to bring a lawsuit or make any claim against the Releasees based on any acts or omissions of the Releasees up to the date of the signing of this Release.

        4.    Executive represents that he has read carefully and fully understands the terms of this Release, and that Executive has been advised to consult with an attorney and has had the opportunity to consult with an attorney prior to signing this Release. Executive acknowledges that he is executing this Release voluntarily and knowingly and that he has not relied on any representations, promises or agreements of any kind made to Executive in connection with Executive's decision to accept the terms of this Release, other than those set forth in this Release. Executive acknowledges that Executive has been given at least twenty-one (21) days to consider whether Executive wants to sign this Release and that the Age Discrimination in Employment Act gives Executive the right to revoke this Release within seven

(7) days after it is signed, and Executive understands that he will not receive any payments due him under the Employment Agreement until such seven (7) day revocation period (the "Revocation Period") has passed and then, only if Executive has not revoked this Release. Upon such revocation, this Release and the severance provisions of the Employment Agreement shall be null and void and of no further force and effect. To the extent Executive has executed this Release within less than twenty-one (21) days after its delivery to Executive, Executive hereby acknowledges that his decision to execute this Release prior to the expiration of such twenty-one (21) day period was entirely voluntary.

Executive

PARAMOUNT ACQUISITION CORP.
787 7th Avenue
New York, NY 10019

June 1, 2007

Mr. Jerry Silva
c/o B.J.K. Inc.
750 Park Place
Long Beach, NY 11561

Dear Mr. Silva:

        Paramount Acquisition Corp., a Delaware corporation ("Paramount"), and B.J.K. Inc., a New York corporation d/b/a Chem Rx ("Chem Rx"), are parties to a Stock Purchase Agreement, of even date herewith (the "Purchase Agreement"). Pursuant to the Purchase Agreement, Paramount will acquire 100% of the Capital Stock of Chem Rx and ChemRx New Jersey, LLC ("ChemRx NJ"). This Employment Letter sets forth the terms and conditions of your employment with Paramount and its subsidiaries and affiliates from time to time, including, without limitation, Chem Rx and ChemRx NJ (collectively, the "Group").

        1.    Employment.    Unless your employment is terminated in accordance with Section 6 below, you agree to be employed, and Paramount agrees to employ you, during the period commencing upon the closing date of the transactions contemplated by the Purchase Agreement (the "Effective Date") and ending on December 31, 2010. Such period is referred to as the "Term". The portion of the Term during which you are actually employed by Paramount is referred to as the "Employment Period". Should the Purchase Agreement be terminated pursuant to Section 10.1 thereof, this Employment Letter shall be null and void and of no further force and effect. Each party to this Employment Letter agrees that it has no claims, rights or obligations against any other party by virtue of this Employment Letter unless and until the closing of the transactions contemplated by the Purchase Agreement occurs.

        2.    Position; Duties.

          (a)   You will be employed by Paramount as its Chief Executive Officer and Chairman of the Board of Directors. In such capacity, you will report to the Board of Directors of Paramount (the "Board of Directors"), and shall have such authority and perform such duties customary for a chief executive officer and chairman of the board of directors of a Delaware corporation or as may be assigned by the Board of Directors consistent with your positions as Chief Executive Officer and Chairman of the Board of Directors. You agree to comply with such lawful policies of Paramount as may be adopted from time to time. During the Employment Period, your principal place of employment will be at the Group's headquarters in Long Beach, New York.

          (b)   You agree to use your best efforts, and devote substantially all of your working time, to perform such duties faithfully, and while you remain employed, not to engage in any other business activity that is in conflict with your duties and obligations to the Group. Notwithstanding the foregoing, you may engage in the activities of (i) serving as an officer or director of, or otherwise participating in, non-profit educational, welfare, social, religious and civil organizations, and (ii) managing personal and family investments, provided that such activities set forth in clauses (i) and (ii) do not materially interfere with the performance and fulfillment of your duties and responsibilities hereunder.

        3.    Base Salary; Bonus.

          (a)   During the Employment Period, Paramount will pay you a base salary ("Base Salary") at an annual rate of $500,000, which will be reviewed and subject to upward adjustment based on the recommendation of the Board of Directors (or a committee thereof) and the review and approval of the members of the Board of Directors (excluding you), and payable in accordance with Paramount's normal payroll practices.

          (b)   For each calendar year that ends during the Employment Period beginning with the 2008 calendar year, you will have the opportunity to earn a bonus (a "Bonus") of up to $250,000. The amount of your Bonus, if any, for any calendar year, shall be determined in the sole discretion of the Board of Directors or a committee thereof (in each case, excluding you). Except as set forth in Section 6, to receive a Bonus, you must be employed on the last day of the calendar year for which a Bonus is awarded. Each Bonus shall be paid 90 days after the end of the applicable calendar year.

        4.    Benefits; Reimbursement of Expenses.

          (a)   Benefits.    You shall participate in all medical, dental, pension and other benefit plans available to other senior executives of Paramount generally, as the Board of Directors shall adopt consistent with industry practice as of the Effective Date or as soon thereafter as the Board of Directors may determine in its reasonable discretion, provided that until such time as medical and dental insurance is in place, Paramount agrees to reimburse or pay on your behalf premiums for "COBRA" coverage to which you may be entitled. Nothing in this Employment Letter shall restrict Paramount's ability to change or terminate any or all of its benefit plans and programs from time to time; nor shall anything in this Employment Letter prevent any such change from affecting you. If you die during the Employment Period, Paramount will pay the COBRA premiums for the continuation of medical insurance coverage for your spouse for a period of 36 months following the date of death or such shorter period as your spouse may be eligible for COBRA coverage (it being understood that to the extent such payment would constitute a taxable benefit, Paramount may make applicable withholding with respect to such taxable benefit from any amounts otherwise payable to your estate upon your death).

          (b)   Reimbursement of Expenses.    Paramount shall pay or reimburse you for all reasonable out-of-pocket expenses incurred by you during the Employment Period. You shall submit proof of expenses (including, in the case of reimbursement, proof of payment) in conformity with the regular policies and practices of Paramount for its executive employees, but in no event shall you be permitted to submit a claim for reimbursement more than three years after your separation from service with the Group.

        5.    Vacation.    You shall be entitled to such reasonable paid vacation time as may be compatible with your positions with Paramount and determined by the Board of Directors from time to time, giving due regard to the preservation of your health and also to the reasonable scheduling needs of Paramount in connection with your employment.

        6.    Termination of Employment.

          (a)   Death.    Your employment will terminate upon your death. Your beneficiaries will be entitled to (i) any earned but unpaid Base Salary, (ii) any Bonus earned with respect to a completed period but not yet paid, (iii) unreimbursed business expenses submitted in accordance with paragraph 4(b), and (iv) any amounts accrued and payable under the terms of any of the Group's benefit plans (collectively the "Accrued Obligations"). In addition, your beneficiaries will be entitled to the Prorated Bonus. For purposes of this Employment Letter, "Prorated Bonus" means the Bonus to which you would have been entitled had you remained employed until the end of the calendar year in which such termination occurs, multiplied by a fraction, the numerator of which is the number of days that you were employed during such calendar year, and the denominator of which is 365. Any payments under this provision shall be made 30 days after the date of your death, except that payment of the Prorated Bonus, if any, shall be made 90 days after the end of the calendar year in which termination occurs and amounts payable under any of the Group's benefit plans shall be paid in accordance with the terms of such plans.

          (b)   Disability.    Paramount may terminate your employment by reason of your Disability. "Disability" means your inability to perform your essential job functions by reason of a physical or mental impairment for a period of 120 consecutive days (or an aggregate of 180 days) within a period of 365 consecutive days as determined by an independent physician reasonably approved by you (or your representative) and Paramount. Upon such termination, you will be entitled to the Accrued Obligations and the Prorated Bonus. Any payments to you under this provision shall be made 30 days after the date on which your employment is terminated, except that payment of the Prorated Bonus, if any, shall be made 90 days after the end of the calendar year in which termination occurs and amounts payable under any of the Group's benefit plans shall be paid in accordance with the terms of such plans. Payment of the Prorated Bonus shall be conditional upon your continuing compliance, other than any isolated, insubstantial and inadvertent failure to comply that is not in bad faith, with the restrictive covenants contained in Section 7, as well as your execution, delivery and nonrevocation of release of claims in favor of Paramount, in substantially the form attached as Exhibit A (the "Release"). If you fail to comply with the restrictive covenants set forth in Section 7 or to timely deliver the Release so that the Revocation Period (as such term is defined in the Release) has expired before the date that the Prorated Bonus would otherwise be paid under this Section 6(b), you will not be entitled to receive the Prorated Bonus.

          (c)   Termination for Cause.    Paramount may terminate your employment during the Term for Cause. "Cause" means your (i) commission of an act that constitutes common law fraud or a felony, commission of any other crime involving moral turpitude, or commission of any other tortious or unlawful act causing material harm to the business, standing or reputation of the Group without the good faith belief that such conduct was in the best interests of Paramount, (ii) material breach of this Employment Letter, after Paramount has given you 10 days written notice and an opportunity to cure such breach to the extent curable, (iii) your willful failure or refusal to perform your material duties or obligations under this Employment Letter, including, without limitation, willful refusal to abide by the directions of the Board of Directors or any reasonable policy adopted by the Board of Directors, in each case after Paramount has given you 10 days written notice and an opportunity to cure such failure or refusal to the extent curable, (iv) willful misconduct or gross negligence in the performance of your duties under this Employment Letter and (v) material misappropriation or embezzlement of any property of the Group. Paramount shall not characterize any termination of your employment as a termination for Cause unless (i) you are given written notice of the conduct that constitutes Cause and (ii) you are given an opportunity to be heard before the Board of Directors with counsel of your choosing. If your employment is terminated for Cause, you will only be entitled to the Accrued Obligations.

          (d)   Termination by Paramount without Cause.    Paramount may terminate your employment during the Term for any or no reason. If such termination is not by the Company for Cause or by reason of your death or Disability or if your employment is terminated without Cause upon expiration of the Term, then, in addition to the Accrued Obligations, and in lieu of any other severance benefits otherwise payable under any Paramount policy or otherwise, subject to the limitations set forth below, the Company shall pay or provide you: (1) an amount equal to the sum of your annual Base Salary, payable over the one year period following termination of your employment in equal monthly installments paid on the first of each month beginning with the second month following the date of termination; (2) the Prorated Bonus, which shall be paid on the 90th day after the end of the year in which your termination occurs; and (3) one year of continued medical, dental and other benefits that may be in effect on the date of termination of your employment, provided that if Paramount's plans do not permit you to participate on this basis, Paramount will provide such benefits outside of the plans and provided that if you become employed during this period and are eligible for comparable coverage from your new employer, Paramount shall cease providing such benefits. Your right to the payments and benefits set forth in clauses (1) through (3) above (collectively the "Severance Benefits") shall be conditional upon your continuing compliance, other than any insubstantial failure to comply that is not in bad faith, with the restrictive covenants contained in Section 7, as well as your execution, delivery and nonrevocation of the Release. If you fail to comply with the restrictive covenants set forth in Section 7 or to timely deliver the Release so that the Revocation Period (as such term is defined in the Release) has expired before the earliest date that the applicable Severance Benefits would otherwise be paid under this Section 6(d), you will forfeit all Severance Benefits (including the provision of benefits under clause (3) above). If you are eligible for cash payments under clause (1) and you are a "specified employee" under Section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (collectively, the "Code"), any portion of the payments that either do not qualify under the "short-term deferral rule" or exceed two times the lesser of (A) your "annualized compensation" for the calendar year preceding your termination of employment (in each case, as those terms are defined under Section 409A of the Code), or (B) the maximum amount that may be taken into account under Section 401(a)(17) of the Code for the year in which you terminate employment, shall be delayed until the first day of the seventh month following your termination of employment, or if earlier, your death. If you are eligible for cash payments under clauses (2) and/or (3), such payments shall be made at the times as set forth above under clauses (2) and/or (3), respectively, except that, to the extent necessary to avoid adverse consequences to you under Section 409A of the Code, any such payments shall be delayed, if later than the payment dates set forth in clauses (2) and (3) above, until the first day of the seventh month following your termination of employment, or if earlier, your death. Furthermore, the Company shall not be required to make, and you shall not be required to receive, any severance or other payment or benefit under Section 6 hereof at such time as the making of such payment or the provision of such benefit or the receipt thereof shall result in a tax to you arising under Section 409A of the Code. The parties agree that for purposes of Code Section 409A and Treasury Regulation 1.409A-2(b)(2)(iii), amounts payable under clause (1) shall be treated as a right to a series of separate payments.

          (e)   Termination by You for Good Reason.    You may terminate your employment during the Term for Good Reason. "Good Reason" means (i) any material breach by Paramount of its obligations under this Employment Letter, (ii) any material diminution of your duties, reporting lines or authority or (iii) a relocation of your principal place of employment more than 50 miles from its location in Long Beach, New York as of the date hereof. However, none of the foregoing events or conditions will constitute Good Reason unless (w) you provide the Company with a written objection of the event or condition within 30 days following the initial existence of the condition, (x) Paramount does not reverse or otherwise cure the event or condition to the extent curable within 30 days of receiving that written objection (y) you resign your employment within 30 days following the expiration of that cure period, and (z) your termination of employment occurs within two years following the initial existence of one or more of the conditions described in the previous sentence. If you terminate your employment for Good Reason, you shall be treated as if your employment were terminated by Paramount without Cause during the Term pursuant to Section 6(d) above. Your right to such Severance Benefits shall be subject to the same conditions as set forth in Section 6(d) regarding compliance with the restrictive covenants and execution, delivery and nonrevocation of the Release.

          (f)    Termination by You without Good Reason.    You may terminate your employment during the Term for any or no reason. If such termination is without Good Reason, you must first provide Paramount advance written notice of at least 120 days. Upon such termination, you will only be entitled to the Accrued Obligations.

        7.    Restrictive Covenants.

          (a)   Executive's Importance to the Group and the Effect of this Section 7.    You acknowledge that in the course of your ownership and operation of Chem Rx and ChemRx NJ and your involvement in the Group's activities, you have had and will continue to have access to Trade Secrets or other Confidential Information and that you have profited and will continue to profit from the goodwill associated with the Group. In view of your access to the Trade Secrets or other Confidential Information and your importance to the Group, if you compete with the Group either during or for a period of time following the Term, the Group will likely suffer significant harm. In return for the benefits you will receive from Paramount under this Agreement and in connection with the sale of your equity in the Chem Rx and ChemRx-NJ and to induce Paramount to enter into this Employment Letter and the Purchase Agreement and consummate transactions contemplated thereby, and in light of the potential harm that you could cause to the Group, you agree to the provisions of this Section 7. You also acknowledge that Paramount would not have entered into the Purchase Agreement or this Employment Letter, if you did not agree to this Section 7. This Section 7 limits your ability to earn a livelihood in a Competitive Enterprise (as defined below). You acknowledge, however, that complying with this Section 7 will not result in severe economic hardship for you or your family.

          (b)   Non-Competition.    During the period commencing on the Effective Date and ending on the second anniversary following the termination of your employment for any reason (whether during or upon expiration of the Term) (the "Restricted Period"), you will not (except as an officer, director, stockholder, member, manager, employee, agent or consultant of Paramount) directly or indirectly, own, manage, operate, join, or have a financial interest in, control or participate in the ownership, management, operation or control of, or be employed as an employee, agent or consultant, or in any other individual or representative capacity whatsoever, or use or permit your name to be used in connection with, or be otherwise connected in any manner with any business or enterprise engaged in the institutional pharmacy business in any state in the United States in which the Group is then engaged or planning to engage in the institutional pharmacy business (any such business or enterprise, a "Competitive Enterprise"); provided that the foregoing restriction shall not be construed to prohibit the ownership by you together with your affiliates and associates, as the case may be, of not more than two percent (2%) of any class of securities of any corporation that is engaged in any of the foregoing businesses, having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, which securities are publicly owned and regularly traded on any national exchange or in the over-the-counter market, providedfurther, that such ownership represents a passive investment and that you together with your affiliates and associates, either directly or indirectly, do not manage or exercise control of any such corporation, guarantee any of its financial obligations, otherwise take part in its business other than exercising your rights as a shareholder, or seek to do any of the foregoing; and providedfurther, that if any Severance Benefits due to you are not paid when due, your obligations under this paragraph 7(b) shall terminate upon failure of the Company to cure such non-payment after thirty (30) days' prior written notice. Notwithstanding anything to the contrary in this Agreement or any other document or instrument, except as expressly set forth in the preceding sentence, no breach or failure to perform on the part of the Paramount or any of its affiliates shall relieve you of your obligations under this Section 7.

          (c)   Non-Solicitation.    During the period commencing on the Effective Date and ending on the third anniversary following the termination of your employment for any reason (whether during or upon expiration of the Term), you agree to refrain from (i) contacting any of the Group's clients or customers, or any prospective client or customer, for the purpose of soliciting such client or customer to transact business with a Competitive Enterprise or reduce or refrain from doing any business with the Group, (ii) transacting business with any such client or customer that would cause you to be engaged in a Competitive Enterprise or to cause such client or customer to reduce or refrain from doing any business with the Group or (iii) interfering with or damaging any relationship between the Group and any such client or customer. You further agree that during the Restricted Period, you shall not, directly or indirectly, (x) solicit or influence any individual who is an employee or consultant of the Group or was an employee or consultant of the Group during the Employment Period or within 12 months before the date of termination of the Employment Period to terminate his or her employment or consulting relationship with the Group or to apply for or accept employment with a Competitive Enterprise or (y) employ or retain any such individual.

          (d)   Trade Secrets and Confidential Information.    You recognize that it is in the legitimate business interest of Paramount to restrict your disclosure or use of Trade Secrets or other Confidential Information (as defined below) relating to the Group for any purpose other than in connection with your performance of your duties to the Group, and to limit any potential appropriation of such Trade Secrets or other Confidential Information. You therefore agree that all Trade Secrets or other Confidential Information relating to Paramount, Chem Rx or ChemRx NJ, or any of their respective subsidiaries or businesses heretofore or in the future obtained by you shall be considered confidential and the proprietary information of Paramount. You shall not use or disclose, or authorize any other person or entity to use or disclose, any Trade Secrets or other Confidential Information. The term "Trade Secrets or other Confidential Information" shall mean all secret, confidential or proprietary information (whether or not reduced to writing and whether or not patentable or subject to protection by copyright and including, without limitation, any information conceived, originated, discovered or developed by you) about the Group and its businesses, and its methods, processes, products and services, past, present or contemplated, including, without limitation: any and all information concerning strategies, sales, sales volume, sales methods, sales proposals, pricing, customers and prospective customers, identity of key personnel in the employ of customers, customer lists, and prospective customers, trade secrets, know-how, computer programs, system documentation, system hardware, product hardware, software systems, related software development, manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions, studies, policies, procedures or, information received by the Group from third parties in confidence and other confidential or proprietary information belonging to the Group or relating to the affairs of the Group. Trade Secrets or other Confidential Information shall also include buying habits and preferences and other non-public information concerning customers and prospective customers of the Group. Notwithstanding the foregoing, if you are compelled to disclose Trade Secrets or other Confidential Information by court order or other legal process, to the extent permitted by applicable law, you shall promptly so notify the Group so that it may seek a protective order or other assurance that confidential treatment of such Trade Secrets or other Confidential Information shall be afforded, and you shall reasonably cooperate with the Group in connection therewith.

          (e)   Discoveries and Works.    All Discoveries and Works initiated, made or conceived by you, during your employment by Paramount or any other member of the Group, whether alone or in conjunction with others and whether prior to or following the date hereof, that relate to the activities of the Group shall be owned exclusively by Paramount, and you hereby assign to Paramount all right, title and interest you may have or acquire in all such Discoveries and Works. The term "Discoveries and Works" includes, by way of example but without limitation, Trade Secrets or other Confidential Information, patents and patent applications, trademarks and trademark registrations and applications, service marks and service mark registrations and applications, trade names, copyrights and copyright registrations and applications. You shall (a) promptly notify and make full disclosure to Paramount of any Discoveries and Works, and execute and deliver any documents requested by Paramount to evidence or better assure title to Discoveries and Works in Paramount, as so requested, (b) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Group, (c) assist Paramount in obtaining, maintaining and enforcing for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of or rights in any and all Discoveries and Works and (d) promptly execute, whether during the Employment Period or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for Paramount and to protect the title of Paramount, including but not limited to assignments of such patents and other rights. You acknowledge that all Discoveries and Works shall be deemed "works made for hire" under the Copyright Act of 1976, as amended, 17 U.S.C. § 101.

          (f)    No Public Statements or Disparagement.    You agree that you will not make any public statements regarding your employment or the termination of your employment (for whatever reason) that are not agreed to by Paramount. You agree that, except as required by applicable law or regulation, you will not knowingly make any public statement that would libel, slander or disparage the Group or any of their respective past or present officers, directors, employees or agents. Paramount agrees that, except as required by applicable law or regulation, it will not, and it will cause the other members of the Group not to, knowingly make any public statement that would libel, slander or disparage you. Notwithstanding this Section, nothing contained herein shall limit or impair your or the Group's ability to provide truthful testimony in response to any validly issued subpoena.

          (g)   Remedies.    You agree that Paramount's remedies at law for any breach or threat of breach by you of any of the provisions of this Section 7 will be inadequate, and that, in addition to any other remedy to which Paramount may be entitled at law or in equity, Paramount shall be entitled to a temporary or permanent injunction or injunctions or temporary restraining order or orders to prevent breaches of the provisions of this Section 7 and to enforce specifically the terms and provisions hereof, in each case without the need to post any security or bond and without the requirement to prove that monetary damages would be difficult to calculate and that remedies at law would be inadequate. Nothing herein contained shall be construed as prohibiting Paramount from pursuing, in addition, any other remedies available to the Group for such breach or threatened breach.

          (h)   Enforceability.    It is expressly understood and agreed that although the parties consider the restrictions contained in this Section 7 hereof to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Group, if a final determination is made by an arbitrator or court, as the case may be, having jurisdiction that the time or territory or any other restriction contained in this Section 7 is an unenforceable restriction on your activities, the provisions of this Section 7 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such arbitrator or court, as the case may be, may determine or indicate to be reasonable. Alternatively, if the arbitrator or court, as the case may be, referred to above finds that any restriction contained in this Section 7 or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy.

        8.    Indemnification.    Paramount shall indemnify and hold you harmless from and against any and all losses, costs, damages or expenses (including reasonable attorneys' fees) arising out of any claim or legal action brought against you, whether or not ultimately defensible under the applicable "Business Judgment Rule," relating in any way to the services performed by you as an officer, director or manager for Paramount or any of its subsidiaries, whether arising during or after the Employment Period. This indemnification provision is intended to be broadly interpreted and to provide for indemnification to the full extent permitted by applicable law.

        9.    Withholding.    Paramount shall have the right to withhold from any amount payable to you hereunder an amount necessary in order for Paramount to satisfy any withholding tax obligation it may have under applicable law. Notwithstanding the foregoing, you are solely responsible for paying all required taxes on any payments or other compensation provided under this Employment Letter.

        10.    Governing Law.    The terms of this Employment Letter, and any action arising hereunder, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State.

        11.    Waiver.    This Employment Letter may not be released, changed or modified in any manner, except by an instrument in writing signed by you and Paramount. The failure of either party to enforce any of the provisions of this Employment Letter shall in no way be construed to be a waiver of any such provision. No waiver of any breach of this Employment Letter shall be held to be a waiver of any other or subsequent breach.

        12.    Assignment.    This Employment Letter is personal to you. You shall not assign this Employment Letter or any of your rights and/or obligations under this Employment Letter to any other person. Paramount may, without your consent, assign this Employment Letter to any successor to its business.

        13.    Dispute Resolution.    To benefit mutually from the time and cost savings of arbitration over the delay and expense of the use of the federal and state court systems, all disputes involving this Employment Letter (except, at the election of Paramount, for injunctive relief with respect to disputes arising out of an alleged breach or threatened breach of the restrictive covenants contained in Section 7), including claims of violations of federal or state discrimination statutes or public policy, shall be resolved pursuant to binding arbitration in New York, New York administered by the American Arbitration Association under its Employment Dispute Resolution Rules then in effect. In the event of a dispute, a written request for arbitration shall be submitted to the New York, New York office of the American Arbitration Association. The award of the arbitrators shall be final and binding and judgment upon the award may be entered in any court having jurisdiction thereof. Except as otherwise provided above, this procedure shall be the exclusive means of settling any disputes that may arise under this Employment Letter. For the purpose of any judicial proceeding to enforce such award or incidental to such arbitration or to compel arbitration and for purposes of Section 7 hereof, the parties hereby submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York, and agree that service of process in such arbitration or court proceedings shall be satisfactorily made upon it if sent by registered mail addressed to it at the address referred to below in Section 17. All fees and expenses of the arbitrators and all other expenses of the arbitration, except for attorneys' fees and witness expenses which shall be borne by each party, shall be shared equally by you and Paramount. However, if in any arbitration proceeding or injunctive action, an award or decision is made in your favor on any material claim, Paramount shall reimburse all of your costs, including reasonable attorneys' fees, that you incurred in connection with such proceeding or action. You and Paramount agree that there will be no punitive damages payable as a result of any dispute involving this Employment Letter or otherwise involving your employment and agree not to request punitive damages.

        14.    No Conflicts.    You represent and warrant to Paramount that your acceptance of employment and the performance of your duties for the Group will not conflict with or result in a violation or breach of, or constitute a default under any contract, agreement or understanding to which you are or were a party or of which you are aware and that there are no restrictions, covenants, agreements or limitations on your right or ability to enter into and perform the terms of this Employment Letter.

        15.    Entire Agreement.    Upon the Effective Date, this Employment Letter supersedes all previous and contemporaneous communications, agreements and understandings between you Paramount,

Chem Rx, ChemRx NJ or any other member of the Group, and constitutes the sole and entire agreement among you and the Group pertaining to the subject matter hereof.

        16.    Counterparts.    This Employment Letter may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

        17.    Notices.    All notices, requests, demands and other communications under this Employment Letter must be in writing and will be deemed given (i) on the business day sent, when delivered by hand or facsimile transmission (with confirmation) during normal business hours, (ii) on the business day after the business day sent, if delivered by a nationally recognized overnight courier or (iii) on the third business day after the business day sent if delivered by registered or certified mail, return receipt requested, in each case to the following address or number (or to such other addresses or numbers as may be specified by notice that conforms to this Section 17):

      If to you, to your address then on file with Paramount's payroll department.

      If to Paramount, to:

        Paramount Acquisition Corp.
        750 Park Place
        Long Beach, NY 11561
        Attention: Corporate Secretary

        with a copy to:

        Paramount Acquisition Corp.
        c/o Paramount BioSciences, LLC
        787 7th Avenue
        48th Floor
        New York, NY 10019
        Attention: J. Jay Lobell
        Facsimile: (212) 580-0801

        and

        Covington & Burling LLP
        The New York Times Building
        620 Eighth Avenue
        New York, NY 10018
        Attention: Stephen A. Infante, Esq.
        Facsimile: (212) 841-1010

        If the foregoing is acceptable to you, kindly sign and return to us one copy of this letter.

Sincerely yours,
PARAMOUNT ACQUISITION CORP.
	By:	/s/ J. JAY LOBELL Name: J. Jay Lobell Title: Chief Executive Officer
AGREED TO AND ACCEPTED BY:
/s/ JERRY SILVA Jerry Silva

[Signature Page to Employment Letter]

Exhibit A

RELEASE OF EMPLOYMENT CLAIMS

        Jerry Silva ("Executive"), for and in consideration of the payments and benefits that Executive shall receive under the Employment Agreement between the Executive and Paramount Acquisition Corp. ("Paramount") dated June 1, 2007 (the "Employment Agreement"), hereby executes the following General Release ("Release") and agrees as follows:

        1.     Executive, on behalf of Executive and Executive's agents, assignees, attorneys, successors, assigns, heirs, administrators and executors, does hereby fully and completely forever release Paramount and its subsidiaries, affiliates, predecessors and successors and all of its past and/or present officers, directors, partners, members, managing members, managers, executives, agents, representatives, administrators, attorneys, insurers and fiduciaries in their individual and/or representative capacities (hereinafter collectively referred to as the "Releasees"), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which Executive or Executive's heirs, executors, administrators, successors and assigns ever had, now have or may have against the Releasees or any of them, in law, admiralty or equity, whether known or unknown to Executive, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this Release is signed by Executive that arises from, in connection with or in relationship to Executive's employment or other service relationship with Paramount or its affiliates, the termination of any such employment or service relationship and any applicable employment, compensatory or equity arrangement with Paramount or its affiliates; provided that such released claims shall not include any claims (i) to entitlements under Section 6 of the Employment Agreement or (ii) for indemnification under Section 12 of the Employment Agreement or the certificate of incorporation, by-laws or other similar organizational documents of Paramount with regard to Executive's service as an officer of Paramount, (such released claims are collectively referred to herein as the "Released Claims").

        2.     Notwithstanding the generality of paragraph (1) above, the Released Claims include, without limitation, (a) any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Executive Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or otherwise, and (b) any claims for wrongful discharge, breach of contract, fraud, misrepresentation or any compensation claims, or any other claims under any statute, rule, regulation or under the common law, including compensatory damages, punitive damages, attorney's fees, costs, expenses and all claims for any other type of damage or relief. The Released Claims do not include any matter arising from or under the Purchase Agreement (as defined in the Employment Agreement).

        3.     By signing this Release, the Executive waives any right that the Executive has or may have had to bring a lawsuit or make any claim against the Releasees based on any acts or omissions of the Releasees up to the date of the signing of this Release.

        4.     Executive represents that he has read carefully and fully understands the terms of this Release, and that Executive has been advised to consult with an attorney and has had the opportunity to consult with an attorney prior to signing this Release. Executive acknowledges that he is executing this Release voluntarily and knowingly and that he has not relied on any representations, promises or agreements of any kind made to Executive in connection with Executive's decision to accept the terms of this Release, other than those set forth in this Release. Executive acknowledges that Executive has been given at least twenty-one (21) days to consider whether Executive wants to sign this Release and that the Age Discrimination in Employment Act gives Executive the right to revoke this Release within seven (7) days after it is signed, and Executive understands that he will not receive any payments due him under the Employment Agreement until such seven (7) day revocation period (the "Revocation Period") has passed and then, only if Executive has not revoked this Release. Upon such revocation, this Release and the severance provisions of the Employment Agreement shall be null and void and of no further force and effect. To the extent Executive has executed this Release within less than twenty-one (21) days after its delivery to Executive, Executive hereby acknowledges that his decision to execute this Release prior to the expiration of such twenty-one (21) day period was entirely voluntary.

Executive

PARAMOUNT ACQUISITION CORP.
787 7th Avenue
New York, NY 10019

June 1, 2007

Mr. Steven Silva
c/o B.J.K. Inc.
750 Park Place
Long Beach, NY 11561

        Dear Mr. Silva:

        Paramount Acquisition Corp., a Delaware corporation ("Paramount"), and B.J.K. Inc., a New York corporation d/b/a Chem Rx ("Chem Rx"), are parties to a Stock Purchase Agreement, of even date herewith (the "Purchase Agreement"). Pursuant to the Purchase Agreement, Paramount will acquire 100% of the Capital Stock of Chem Rx and ChemRx New Jersey, LLC ("ChemRx NJ"). This Employment Letter sets forth the terms and conditions of your employment with Paramount and its subsidiaries and affiliates from time to time, including, without limitation, Chem Rx and ChemRx NJ (collectively, the "Group").

        1.     Employment. Unless your employment is terminated in accordance with Section 6 below, you agree to be employed, and Paramount agrees to employ you, during the period commencing upon the closing date of the transactions contemplated by the Purchase Agreement (the "Effective Date") and ending on December 31, 2012. Such period is referred to as the "Term". The portion of the Term during which you are actually employed by Paramount is referred to as the "Employment Period". Should the Purchase Agreement be terminated pursuant to Section 10.1 thereof, this Employment Letter shall be null and void and of no further force and effect. Each party to this Employment Letter agrees that it has no claims, rights or obligations against any other party by virtue of this Employment Letter unless and until the closing of the transactions contemplated by the Purchase Agreement occurs.

2.
Position; Duties.

        (a)   You will be employed by Paramount as its President and Chief Operating Officer. In the event you are promoted to the position of Chief Executive Officer or such other position of Paramount, this Agreement will continue in full force and effect on the same terms and conditions as set forth herein. You will report to the Chairman of the Board of Directors of Paramount (the "Board of Directors") and the Board of Directors, and shall have such authority and perform such duties customary for an officer in your positions of a Delaware corporation or as may be assigned by the Board of Directors consistent with your positions. You agree to comply with such lawful policies of Paramount as may be adopted from time to time. During the Employment Period, your principal place of employment will be at the Group's headquarters in Long Beach, New York.

        (b)   You agree to use your best efforts, and devote substantially all of your working time, to perform such duties faithfully, and while you remain employed, not to engage in any other business activity that is in conflict with your duties and obligations to the Group. Notwithstanding the foregoing, you may engage in the activities of (i) serving as an officer or director of, or otherwise participating in, non-profit educational, welfare, social, religious and civil organizations, and (ii) managing personal and family investments, provided that such activities set forth in clauses (i) and (ii) do not materially interfere with the performance and fulfillment of your duties and responsibilities hereunder.

3.
Base Salary; Bonus.

        (a)   During the Employment Period, Paramount will pay you a base salary ("Base Salary") at an annual rate of $500,000, which will be reviewed and subject to upward adjustment based on the recommendation of the Board of Directors (or a committee thereof) and the review and approval of the members of the Board of Directors (excluding you), and payable in accordance with Paramount's normal payroll practices.

        (b)   For each calendar year that ends during the Employment Period beginning with the 2008 calendar year, you will have the opportunity to earn a bonus (a "Bonus") of up to $250,000. The amount of your Bonus, if any, for any calendar year, shall be determined in the sole discretion of the Board of Directors or a committee thereof (in each case, excluding you). Except as set forth in Section 6, to receive a Bonus, you must be employed on the last day of the calendar year for which a Bonus is awarded. Each Bonus shall be paid 90 days after the end of the applicable calendar year.

4.
Benefits; Reimbursement of Expenses.

        (a)   Benefits. You shall participate in all medical, dental, pension and other benefit plans available to other senior executives of Paramount generally, as the Board of Directors shall adopt consistent with industry practice as of the Effective Date or as soon thereafter as the Board of Directors may determine in its reasonable discretion, provided that until such time as medical and dental insurance is in place, Paramount agrees to reimburse or pay on your behalf premiums for "COBRA" coverage to which you may be entitled. Nothing in this Employment Letter shall restrict Paramount's ability to change or terminate any or all of its benefit plans and programs from time to time; nor shall anything in this Employment Letter prevent any such change from affecting you. If you die during the Employment Period, Paramount will pay the COBRA premiums for the continuation of medical insurance coverage for your spouse for a period of 36 months following the date of death or such shorter period as your spouse may be eligible for COBRA coverage (it being understood that to the extent such payment would constitute a taxable benefit, Paramount may make applicable withholding with respect to such taxable benefit from any amounts otherwise payable to your estate upon your death).

        (b)   Reimbursement of Expenses. Paramount shall pay or reimburse you for all reasonable out-of-pocket expenses incurred by you during the Employment Period. You shall submit proof of expenses (including, in the case of reimbursement, proof of payment) in conformity with the regular policies and practices of Paramount for its executive employees, but in no event shall you be permitted to submit a claim for reimbursement more than three years after your separation from service with the Group.

        5.     Vacation. You shall be entitled to such reasonable paid vacation time as may be compatible with your positions with Paramount and determined by the Board of Directors from time to time, giving due regard to the preservation of your health and also to the reasonable scheduling needs of Paramount in connection with your employment.

6.
Termination of Employment.

        (a)   Death. Your employment will terminate upon your death. Your beneficiaries will be entitled to (i) any earned but unpaid Base Salary, (ii) any Bonus earned with respect to a completed period but not yet paid, (iii) unreimbursed business expenses submitted in accordance with paragraph 4(b), and (iv) any amounts accrued and payable under the terms of any of the Group's benefit plans (collectively the "Accrued Obligations"). In addition, your beneficiaries will be entitled to the Prorated Bonus. For purposes of this Employment Letter, "Prorated Bonus" means the Bonus to which you would have been entitled had you remained employed until the end of the calendar year in which such termination occurs, multiplied by a fraction, the numerator of which is the number of days that you were employed during such calendar year, and the denominator of which is 365. Any payments under this provision shall be made 30 days after the date of your death, except that payment of the Prorated Bonus, if any, shall be made 90 days after the end of the calendar year in which termination occurs and amounts payable under any of the Group's benefit plans shall be paid in accordance with the terms of such plans.

        (b)   Disability. Paramount may terminate your employment by reason of your Disability. "Disability" means your inability to perform your essential job functions by reason of a physical or mental impairment for a period of 120 consecutive days (or an aggregate of 180 days) within a period of 365 consecutive days as determined by an independent physician reasonably approved by you (or your representative) and Paramount. Upon such termination, you will be entitled to the Accrued Obligations and the Prorated Bonus. Any payments to you under this provision shall be made 30 days after the date on which your employment is terminated, except that payment of the Prorated Bonus, if any, shall be made 90 days after the end of the calendar year in which termination occurs and amounts payable under any of the Group's benefit plans shall be paid in accordance with the terms of such plans. Payment of the Prorated Bonus shall be conditional upon your continuing compliance, other than any isolated, insubstantial and inadvertent failure to comply that is not in bad faith, with the restrictive covenants contained in Section 7, as well as your execution, delivery and nonrevocation of release of claims in favor of Paramount, in substantially the form attached as Exhibit A (the "Release"). If you fail to comply with the restrictive covenants set forth in Section 7 or to timely deliver the Release so that the Revocation Period (as such term is defined in the Release) has expired before the date that the Prorated Bonus would otherwise be paid under this Section 6(b), you will not be entitled to receive the Prorated Bonus.

        (c)   Termination for Cause. Paramount may terminate your employment during the Term for Cause. "Cause" means your (i) commission of an act that constitutes common law fraud or a felony, commission of any other crime involving moral turpitude, or commission of any other tortious or unlawful act causing material harm to the business, standing or reputation of the Group without the good faith belief that such conduct was in the best interests of Paramount, (ii) material breach of this Employment Letter, after Paramount has given you 10 days written notice and an opportunity to cure such breach to the extent curable, (iii) your willful failure or refusal to perform your material duties or obligations under this Employment Letter, including, without limitation, willful refusal to abide by the directions of the Board of Directors or any reasonable policy adopted by the Board of Directors, in each case after Paramount has given you 10 days written notice and an opportunity to cure such failure or refusal to the extent curable, (iv) willful misconduct or gross negligence in the performance of your duties under this Employment Letter and (v) material misappropriation or embezzlement of any property of the Group. Paramount shall not characterize any termination of your employment as a termination for Cause unless (i) you are given written notice of the conduct that constitutes Cause and (ii) you are given an opportunity to be heard before the Board of Directors with counsel of your choosing. If your employment is terminated for Cause, you will only be entitled to the Accrued Obligations.

        (d)   Termination by Paramount without Cause. Paramount may terminate your employment at any time during the Term without Cause. To terminate your employment without Cause, the Board of Directors (excluding you and Jerry Silva) must determine in good faith, upon reasonable review of all considerations deemed relevant by the Board of Directors (excluding you and Jerry Silva), including without limitation, the performance of Paramount and its growth and profitability, and any act or acts or conduct, or failure or failures to act, by you that are or could be detrimental to Paramount or the Group or to the reputation of Paramount or the Group, that your continued employment by Paramount may reasonably be expected to be materially and demonstrably detrimental to the best interests of Paramount or its shareholders, and Paramount must deliver to you a copy of a resolution duly adopted by a majority of the entire Board of Directors (excluding you and Jerry Silva) at a meeting of the Board of Directors called and held for such purpose that makes such determination and states the basis for that belief; provided, however, that no such determination shall be made unless (i) you are given written notice that the Board of Directors (excluding you and Jerry Silva) intends to consider termination of your employment without Cause pursuant to this provision, and written notice in reasonable detail of the considerations to be considered by the Board of Directors in that connection and (ii) you are given an opportunity to be heard before the Board of Directors with counsel of your choosing. If your employment is terminated without Cause and other than by reason of your death or Disability or if your employment is terminated without Cause upon expiration of the Term, then, in addition to the Accrued Obligations, and in lieu of any other severance benefits otherwise payable under any Paramount policy or otherwise, subject to the limitations set forth below, the Company shall pay or provide you: (1) a payment equal to the sum of two times your annual Base Salary, payable over the two year period following termination of your employment in equal monthly installments paid on the first of each month beginning with the second month following the date of termination,; (2) the Prorated Bonus, which shall be paid on the 90th day after the end of the year in which your termination occurs; and (3) one year of continued medical, dental and other benefits that may be in effect on the date of termination of your employment, provided that if Paramount's plans do not permit you to participate on this basis, Paramount will provide such benefits outside of the plans and provided that if you become employed during this period and are eligible for comparable coverage from your new employer, Paramount shall cease providing such benefits. Your right to the payments and benefits set forth in clauses (1) through (3) above (collectively the "Severance Benefits") shall be conditional upon your continuing compliance, other than any insubstantial failure to comply that is not in bad faith, with the restrictive covenants contained in Section 7, as well as your execution, delivery and nonrevocation of the Release. If you fail to comply with the restrictive covenants set forth in Section 7 or to timely deliver the Release so that the Revocation Period (as such term is defined in the Release) has expired before the earliest date that the applicable Severance Benefits would otherwise be paid under this Section 6(d), you will forfeit all Severance Benefits (including the provision of benefits under clause (3) above). If you are eligible for cash payments under clause (1) and you are a "specified employee" under Section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (collectively, the "Code"), any portion of the payments that either do not qualify under the "short-term deferral rule" or exceed two times the lesser of (A) your "annualized compensation" for the calendar year preceding your termination of employment (in each case, as those terms are defined under Section 409A of the Code), or (B) the maximum amount that may be taken into account under Section 401(a)(17) of the Code for the year in which you terminate employment, shall be delayed until the first day of the seventh month following your termination of employment, or if earlier, your death. If you are eligible for cash payments under clauses (2) and/or (3), such payments shall be made at the times as set forth above under clauses (2) and/or (3), respectively, except that, to the extent necessary to avoid adverse consequences to you under Section 409A of the Code, any such payments shall be delayed, if later than the payment dates set forth in clauses (2) and (3) above, until the first day of the seventh month following your termination of employment, or if earlier, your death. Furthermore, the Company shall not be required to make, and you shall not be required to receive, any severance or other payment or benefit under Section 6 hereof at such time as the making of such payment or the provision of such benefit or the receipt thereof shall result in a tax to you arising under Section 409A of the Code. The parties agree that for purposes of Code Section 409A and Treasury Regulation 1.409A-2(b)(2)(iii), amounts payable under clause (1) shall be treated as a right to a series of separate payments.

        (e)   Termination by You for Good Reason. You may terminate your employment during the Term for Good Reason. "Good Reason" means (i) any material breach by Paramount of its obligations under this Employment Letter, (ii) any material diminution of your duties, reporting lines or authority or (iii) a relocation of your principal place of employment more than 50 miles from its location in Long Beach, New York as of the date hereof. However, none of the foregoing events or conditions will constitute Good Reason unless (w) you provide the Company with a written objection of the event or condition within 30 days following the initial existence of the condition, (x) Paramount does not reverse or otherwise cure the event or condition to the extent curable within 30 days of receiving that written objection (y) you resign your employment within 30 days following the expiration of that cure period, and (z) your termination of employment occurs within two years following the initial existence of one or more of the conditions described in the previous sentence. If you terminate your employment for Good Reason, you shall be treated as if your employment were terminated by Paramount without

Cause during the Term pursuant to Section 6(d) above. Your right to such Severance Benefits shall be subject to the same conditions as set forth in Section 6(d) regarding compliance with the restrictive covenants and execution, delivery and nonrevocation of the Release.

        (f)    Termination by You without Good Reason. You may terminate your employment during the Term for any or no reason. If such termination is without Good Reason, you must first provide Paramount advance written notice of at least 120 days. Upon such termination, you will only be entitled to the Accrued Obligations.

7.
Restrictive Covenants.

        (a)   Executive's Importance to the Group and the Effect of this Section 7. You acknowledge that in the course of your ownership and operation of Chem Rx and ChemRx NJ and your involvement in the Group's activities, you have had and will continue to have access to Trade Secrets or other Confidential Information and that you have profited and will continue to profit from the goodwill associated with the Group. In view of your access to the Trade Secrets or other Confidential Information and your importance to the Group, if you compete with the Group either during or for a period of time following the Term, the Group will likely suffer significant harm. In return for the benefits you will receive from Paramount under this Agreement and in connection with the sale of your equity in the Chem Rx and ChemRx-NJ and to induce Paramount to enter into this Employment Letter and the Purchase Agreement and consummate transactions contemplated thereby, and in light of the potential harm that you could cause to the Group, you agree to the provisions of this Section 7. You also acknowledge that Paramount would not have entered into the Purchase Agreement or this Employment Letter, if you did not agree to this Section 7. This Section 7 limits your ability to earn a livelihood in a Competitive Enterprise (as defined below). You acknowledge, however, that complying with this Section 7 will not result in severe economic hardship for you or your family.

        (b)   Non-Competition. During the period commencing on the Effective Date and ending on the second anniversary following the termination of your employment for any reason (whether during or upon expiration of the Term) (the "Restricted Period"), you will not (except as an officer, director, stockholder, member, manager, employee, agent or consultant of Paramount) directly or indirectly, own, manage, operate, join, or have a financial interest in, control or participate in the ownership, management, operation or control of, or be employed as an employee, agent or consultant, or in any other individual or representative capacity whatsoever, or use or permit your name to be used in connection with, or be otherwise connected in any manner with any business or enterprise engaged in the institutional pharmacy business in any state in the United States in which the Group is then engaged or planning to engage in the institutional pharmacy business (any such business or enterprise, a "Competitive Enterprise"); provided that the foregoing restriction shall not be construed to prohibit the ownership by you together with your affiliates and associates, as the case may be, of not more than two percent (2%) of any class of securities of any corporation that is engaged in any of the foregoing businesses, having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, which securities are publicly owned and regularly traded on any national exchange or in the over-the-counter market, providedfurther, that such ownership represents a passive investment and that you together with your affiliates and associates, either directly or indirectly, do not manage or exercise control of any such corporation, guarantee any of its financial obligations, otherwise take part in its business other than exercising your rights as a shareholder, or seek to do any of the foregoing; and provided further, that if any Severance Benefits due to you are not paid when due, your obligations under this paragraph 7(b) shall terminate upon failure of the Company to cure such non-payment after thirty (30) days' prior written notice. Notwithstanding anything to the contrary in this Agreement or any other document or instrument, except as expressly set forth in the preceding sentence, no breach or failure to perform on the part of the Paramount or any of its affiliates shall relieve you of your obligations under this Section 7.

        (c)   Non-Solicitation. During the period commencing on the Effective Date and ending on the third anniversary following the termination of your employment for any reason (whether during or upon expiration of the Term), you agree to refrain from (i) contacting any of the Group's clients or customers, or any prospective client or customer, for the purpose of soliciting such client or customer to transact business with a Competitive Enterprise or reduce or refrain from doing any business with the Group, (ii) transacting business with any such client or customer that would cause you to be engaged in a Competitive Enterprise or to cause such client or customer to reduce or refrain from doing any business with the Group or (iii) interfering with or damaging any relationship between the Group and any such client or customer. You further agree that during the Restricted Period, you shall not, directly or indirectly, (x) solicit or influence any individual who is an employee or consultant of the Group or was an employee or consultant of the Group during the Employment Period or within 12 months before the date of termination of the Employment Period to terminate his or her employment or consulting relationship with the Group or to apply for or accept employment with a Competitive Enterprise or (y) employ or retain any such individual.

        (d)   Trade Secrets and Confidential Information. You recognize that it is in the legitimate business interest of Paramount to restrict your disclosure or use of Trade Secrets or other Confidential Information (as defined below) relating to the Group for any purpose other than in connection with your performance of your duties to the Group, and to limit any potential appropriation of such Trade Secrets or other Confidential Information. You therefore agree that all Trade Secrets or other Confidential Information relating to Paramount, Chem Rx or ChemRx NJ, or any of their respective subsidiaries or businesses heretofore or in the future obtained by you shall be considered confidential and the proprietary information of Paramount. You shall not use or disclose, or authorize any other person or entity to use or disclose, any Trade Secrets or other Confidential Information. The term "Trade Secrets or other Confidential Information" shall mean all secret, confidential or proprietary information (whether or not reduced to writing and whether or not patentable or subject to protection by copyright and including, without limitation, any information conceived, originated, discovered or developed by you) about the Group and its businesses, and its methods, processes, products and services, past, present or contemplated, including, without limitation: any and all information concerning strategies, sales, sales volume, sales methods, sales proposals, pricing, customers and prospective customers, identity of key personnel in the employ of customers, customer lists, and prospective customers, trade secrets, know-how, computer programs, system documentation, system hardware, product hardware, software systems, related software development, manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions, studies, policies, procedures or, information received by the Group from third parties in confidence and other confidential or proprietary information belonging to the Group or relating to the affairs of the Group. Trade Secrets or other Confidential Information shall also include buying habits and preferences and other non-public information concerning customers and prospective customers of the Group. Notwithstanding the foregoing, if you are compelled to disclose Trade Secrets or other Confidential Information by court order or other legal process, to the extent permitted by applicable law, you shall promptly so notify the Group so that it may seek a protective order or other assurance that confidential treatment of such Trade Secrets or other Confidential Information shall be afforded, and you shall reasonably cooperate with the Group in connection therewith.

        (e)   Discoveries and Works. All Discoveries and Works initiated, made or conceived by you, during your employment by Paramount or any other member of the Group, whether alone or in conjunction with others and whether prior to or following the date hereof, that relate to the activities of the Group shall be owned exclusively by Paramount, and you hereby assign to Paramount all right, title and interest you may have or acquire in all such Discoveries and Works. The term "Discoveries and Works" includes, by way of example but without limitation, Trade Secrets or other Confidential Information, patents and patent applications, trademarks and trademark registrations and applications, service marks and service mark registrations and applications, trade names, copyrights and copyright registrations and applications. You shall (a) promptly notify and make full disclosure to Paramount of any Discoveries and Works, and execute and deliver any documents requested by Paramount to evidence or better assure title to Discoveries and Works in Paramount, as so requested, (b) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Group, (c) assist Paramount in obtaining, maintaining and enforcing for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of or rights in any and all Discoveries and Works and (d) promptly execute, whether during the Employment Period or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for Paramount and to protect the title of Paramount, including but not limited to assignments of such patents and other rights. You acknowledge that all Discoveries and Works shall be deemed "works made for hire" under the Copyright Act of 1976, as amended, 17 U.S.C. § 101.

        (f)    No Public Statements or Disparagement. You agree that you will not make any public statements regarding your employment or the termination of your employment (for whatever reason) that are not agreed to by Paramount. You agree that, except as required by applicable law or regulation, you will not knowingly make any public statement that would libel, slander or disparage the Group or any of their respective past or present officers, directors, employees or agents. Paramount agrees that, except as required by applicable law or regulation, it will not, and it will cause the other members of the Group not to, knowingly make any public statement that would libel, slander or disparage you. Notwithstanding this Section, nothing contained herein shall limit or impair your or the Group's ability to provide truthful testimony in response to any validly issued subpoena.

        (g)   Remedies. You agree that Paramount's remedies at law for any breach or threat of breach by you of any of the provisions of this Section 7 will be inadequate, and that, in addition to any other remedy to which Paramount may be entitled at law or in equity, Paramount shall be entitled to a temporary or permanent injunction or injunctions or temporary restraining order or orders to prevent breaches of the provisions of this Section 7 and to enforce specifically the terms and provisions hereof, in each case without the need to post any security or bond and without the requirement to prove that monetary damages would be difficult to calculate and that remedies at law would be inadequate. Nothing herein contained shall be construed as prohibiting Paramount from pursuing, in addition, any other remedies available to the Group for such breach or threatened breach.

        (h)   Enforceability. It is expressly understood and agreed that although the parties consider the restrictions contained in this Section 7 hereof to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Group, if a final determination is made by an arbitrator or court, as the case may be, having jurisdiction that the time or territory or any other restriction contained in this Section 7 is an unenforceable restriction on your activities, the provisions of this Section 7 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such arbitrator or court, as the case may be, may determine or indicate to be reasonable. Alternatively, if the arbitrator or court, as the case may be, referred to above finds that any restriction contained in this Section 7 or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy.

        8.     Indemnification. Paramount shall indemnify and hold you harmless from and against any and all losses, costs, damages or expenses (including reasonable attorneys' fees) arising out of any claim or legal action brought against you, whether or not ultimately defensible under the applicable "Business Judgment Rule," relating in any way to the services performed by you as an officer, director or manager for Paramount or any of its subsidiaries, whether arising during or after the Employment Period. This indemnification provision is intended to be broadly interpreted and to provide for indemnification to the full extent permitted by applicable law.

        9.     Withholding. Paramount shall have the right to withhold from any amount payable to you hereunder an amount necessary in order for Paramount to satisfy any withholding tax obligation it may have under applicable law. Notwithstanding the foregoing, you are solely responsible for paying all required taxes on any payments or other compensation provided under this Employment Letter.

        10.   Governing Law. The terms of this Employment Letter, and any action arising hereunder, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State.

        11.   Waiver. This Employment Letter may not be released, changed or modified in any manner, except by an instrument in writing signed by you and Paramount. The failure of either party to enforce any of the provisions of this Employment Letter shall in no way be construed to be a waiver of any such provision. No waiver of any breach of this Employment Letter shall be held to be a waiver of any other or subsequent breach.

        12.   Assignment. This Employment Letter is personal to you. You shall not assign this Employment Letter or any of your rights and/or obligations under this Employment Letter to any other person. Paramount may, without your consent, assign this Employment Letter to any successor to its business.

        13.   Dispute Resolution. To benefit mutually from the time and cost savings of arbitration over the delay and expense of the use of the federal and state court systems, all disputes involving this Employment Letter (except, at the election of Paramount, for injunctive relief with respect to disputes arising out of an alleged breach or threatened breach of the restrictive covenants contained in Section 7), including claims of violations of federal or state discrimination statutes or public policy, shall be resolved pursuant to binding arbitration in New York, New York administered by the American Arbitration Association under its Employment Dispute Resolution Rules then in effect. In the event of a dispute, a written request for arbitration shall be submitted to the New York, New York office of the American Arbitration Association. The award of the arbitrators shall be final and binding and judgment upon the award may be entered in any court having jurisdiction thereof. Except as otherwise provided above, this procedure shall be the exclusive means of settling any disputes that may arise under this Employment Letter. For the purpose of any judicial proceeding to enforce such award or incidental to such arbitration or to compel arbitration and for purposes of Section 7 hereof, the parties hereby submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York, and agree that service of process in such arbitration or court proceedings shall be satisfactorily made upon it if sent by registered mail addressed to it at the address referred to below in Section 17. All fees and expenses of the arbitrators and all other expenses of the arbitration, except for attorneys' fees and witness expenses which shall be borne by each party, shall be shared equally by you and Paramount. However, if in any arbitration proceeding or injunctive action, an award or decision is made in your favor on any material claim, Paramount shall reimburse all of your costs, including reasonable attorneys' fees, that you incurred in connection with such proceeding or action. You and Paramount agree that there will be no special, incidental, consequential, exemplary, or punitive damages payable as a result of any dispute involving this Employment Letter or otherwise involving your employment and agree not to request special, incidental, consequential, exemplary, or punitive damages, even if you or Paramount has been advised of the possibility of such damages and even if a limited remedy fails of its essential purpose. While any controversy or claim between you and the Group arising out of or relating to or concerning this Agreement or any aspect of your employment with the Group or Paramount or the termination of that employment is pending (together, an "Employment Matter"), Paramount will continue to provide salary and benefits under this Agreement as if your employment had continued unaffected. Paramount may, however, elect to treat you as if you had been placed on paid leave for all or part of the time an Employment Matter is pending. You agree to reimburse Paramount to the extent it is determined pursuant to this section that you are not entitled to receive the salary or benefits.

        14.   No Conflicts. You represent and warrant to Paramount that your acceptance of employment and the performance of your duties for the Group will not conflict with or result in a violation or breach of, or constitute a default under any contract, agreement or understanding to which you are or were a party or of which you are aware and that there are no restrictions, covenants, agreements or limitations on your right or ability to enter into and perform the terms of this Employment Letter.

        15.   Entire Agreement. Upon the Effective Date, this Employment Letter supersedes all previous and contemporaneous communications, agreements and understandings between you Paramount, Chem Rx, ChemRx NJ or any other member of the Group, and constitutes the sole and entire agreement among you and the Group pertaining to the subject matter hereof.

        16.   Counterparts. This Employment Letter may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

        17.   Notices. All notices, requests, demands and other communications under this Employment Letter must be in writing and will be deemed given (i) on the business day sent, when delivered by hand or facsimile transmission (with confirmation) during normal business hours, (ii) on the business day after the business day sent, if delivered by a nationally recognized overnight courier or (iii) on the third business day after the business day sent if delivered by registered or certified mail, return receipt requested, in each case to the following address or number (or to such other addresses or numbers as may be specified by notice that conforms to this Section 17):

        If to you, to your address then on file with Paramount's payroll department.

        If to Paramount, to:

Paramount Acquisition Corp. 750 Park Place Long Beach, NY 11561 Attention: Corporate Secretary
with a copy to:
Paramount Acquisition Corp. c/o Paramount BioSciences, LLC 787 7th Avenue 48th Floor New York, NY 10019 Attention: J. Jay Lobell Facsimile: (212) 580-0801
and
Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 Attention: Stephen A. Infante, Esq. Facsimile: (212) 841-1010

        If the foregoing is acceptable to you, kindly sign and return to us one copy of this letter.

Sincerely yours,
PARAMOUNT ACQUISITION CORP.
By:	/s/ J. JAY LOBELL
Name: J. Jay Lobell Title: Chief Executive Officer
AGREED TO AND ACCEPTED BY:
/s/ STEVEN SILVA Steven Silva

[Signature Page to Employment Letter]

Exhibit A

RELEASE OF EMPLOYMENT CLAIMS

        Steven Silva ("Executive"), for and in consideration of the payments and benefits that Executive shall receive under the Employment Agreement between the Executive and Paramount Acquisition Corp. ("Paramount") dated June 1, 2007 (the "Employment Agreement"), hereby executes the following General Release ("Release") and agrees as follows:

        1.     Executive, on behalf of Executive and Executive's agents, assignees, attorneys, successors, assigns, heirs, administrators and executors, does hereby fully and completely forever release Paramount and its subsidiaries, affiliates, predecessors and successors and all of its past and/or present officers, directors, partners, members, managing members, managers, executives, agents, representatives, administrators, attorneys, insurers and fiduciaries in their individual and/or representative capacities (hereinafter collectively referred to as the "Releasees"), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which Executive or Executive's heirs, executors, administrators, successors and assigns ever had, now have or may have against the Releasees or any of them, in law, admiralty or equity, whether known or unknown to Executive, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this Release is signed by Executive that arises from, in connection with or in relationship to Executive's employment or other service relationship with Paramount or its affiliates, the termination of any such employment or service relationship and any applicable employment, compensatory or equity arrangement with Paramount or its affiliates; provided that such released claims shall not include any claims (i) to entitlements under Section 6 of the Employment Agreement or (ii) for indemnification under Section 12 of the Employment Agreement or the certificate of incorporation, by-laws or other similar organizational documents of Paramount with regard to Executive's service as an officer of Paramount, (such released claims are collectively referred to herein as the "Released Claims").

        2.     Notwithstanding the generality of paragraph (1) above, the Released Claims include, without limitation, (a) any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Executive Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or otherwise, and (b) any claims for wrongful discharge, breach of contract, fraud, misrepresentation or any compensation claims, or any other claims under any statute, rule, regulation or under the common law, including compensatory damages, punitive damages, attorney's fees, costs, expenses and all claims for any other type of damage or relief. The Released Claims do not include any matter arising from or under the Purchase Agreement (as defined in the Employment Agreement).

        3.     By signing this Release, the Executive waives any right that the Executive has or may have had to bring a lawsuit or make any claim against the Releasees based on any acts or omissions of the Releasees up to the date of the signing of this Release.

        4.     Executive represents that he has read carefully and fully understands the terms of this Release, and that Executive has been advised to consult with an attorney and has had the opportunity to consult with an attorney prior to signing this Release. Executive acknowledges that he is executing this Release voluntarily and knowingly and that he has not relied on any representations, promises or agreements of any kind made to Executive in connection with Executive's decision to accept the terms of this Release, other than those set forth in this Release. Executive acknowledges that Executive has been given at least twenty-one (21) days to consider whether Executive wants to sign this Release and that the Age Discrimination in Employment Act gives Executive the right to revoke this Release within seven (7) days after it is signed, and Executive understands that he will not receive any payments due him under the Employment Agreement until such seven (7) day revocation period (the "Revocation Period") has passed and then, only if Executive has not revoked this Release. Upon such revocation, this Release and the severance provisions of the Employment Agreement shall be null and void and of no further force and effect. To the extent Executive has executed this Release within less than twenty-one (21) days after its delivery to Executive, Executive hereby acknowledges that his decision to execute this Release prior to the expiration of such twenty-one (21) day period was entirely voluntary.

Executive

Annex F

    Voting Agreement, dated as of [            ], 2007 (this "Agreement"), among the persons listed under the caption "Chem Rx Group" on the signature page hereto (the "Chem Rx Group"), the persons listed under the caption "Paramount Group" on the signature page hereto (the "Paramount Group"), and Paramount Acquisition Corp., a Delaware corporation ("Paramount").

        As of June 1, 2007, each of Paramount, B.J.K. Inc., a New York corporation (the "Company"), and the Stockholders who are members of the Chem Rx Group entered into a stock purchase agreement (the "Stock Purchase Agreement") that provides, among other things, for the purchase by Paramount of all of the outstanding capital stock of the Company from the Stockholders who are members of the Chem Rx Group (the "Transaction") for cash and shares of the common stock of Paramount, par value $0.0001 per share ("Paramount Common Stock"). Each of the Chem Rx Group and the Paramount Group is sometimes referred to herein as a "Group" and the persons who are members of either the Chem Rx Group or the Paramount Group are sometimes referred to herein as "Stockholders." Capitalized terms used in this Agreement and not otherwise defined herein have the meanings given to them in the Stock Purchase Agreement.

        As of the date hereof, each of the Stockholders who is a member of the Paramount Group owns beneficially and of record certain shares of Paramount Common Stock.

        As a condition to the closing of the Transaction, the Stockholders and the Company have agreed to enter into this Agreement.

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Stock Purchase Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        Section 1.    Vote in Favor of Directors.    (a) During the term of this agreement, each Stockholder, solely in his capacity as a stockholder of Paramount, agrees that at any meeting of the stockholders of Paramount, however called, and in any written action by consent of stockholders of Paramount, such Stockholder shall cause all shares of Paramount Common Stock then owned by him or his Affiliates to be voted in favor of the election and re-election of the following persons as directors of Paramount:

          (i)    two persons, each of whom shall be designees of the Chem Rx Group, with both such designees to stand for election in 2010 as Class C directors in accordance with the terms of the Paramount Charter, and who shall initially be Jerry Silva and Steven Silva (together, the "Chem Rx Directors");

          (ii)   two persons, each of whom shall be designees of the Paramount Group, with both of such designees to stand for election in 2009 as Class B directors in accordance with the terms of the Paramount Charter, and who shall initially be [            ] and [            ] (together, the "Paramount Directors");

          (iii)  three persons, each of whom shall be mutually designated by the Chem Rx Group and Paramount Group and each of whom shall, at all times, be "independent" within the meaning of the Nasdaq rules or the rules of such other principal stock exchange or trading market (the "Principal Market") for the Paramount Common Stock (an "Independent Director"), with all of such designees to stand for election in 2008 as Class A directors in accordance with the terms of the Paramount Charter; and

          (iv)  if at any time during the term of this Agreement the rules of the Principal Market require that a majority of the Board of Directors of Paramount consist of Independent Directors and the Board of Directors then consists of fewer than a majority of Independent Directors, two

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  additional persons, each of whom shall qualify as an Independent Director, mutually designated by the Paramount Directors and the Chem Rx Directors, with one such designee classified as a Class C director and one such designee classified as a Class B director, in each case in accordance with the terms of the Paramount Charter.

        (b)   Any director designee may be removed from the Board of Directors in the manner allowed by applicable Law and the Paramount Charter and the Paramount Bylaws except that each Stockholder agrees that he, she or it will not, as a stockholder, vote for the removal of any director who is a member of the Group of which such Stockholder is not a member, except upon the express written direction of each of the members of the Group of which such Stockholder is not a member. If a Chem Rx Director or a Paramount Director is removed or resigns from office, the remaining directors of the Group of which the vacating director is a member shall be entitled to appoint the successor.

        (c)   During the term of this Agreement, each Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with Section 1(a).

        Section 2.    Obligations of Paramount.    Paramount shall take all necessary and desirable actions within its control during the term of this Agreement to provide for the Paramount Board of Directors to be composed of seven members and to enable the election to the Board of Directors of the persons designated pursuant to Section 1.1; provided, however, that if at any time during the term of this Agreement the rules of the Principal Market require that a majority of the Board of Directors of Paramount consist of Independent Directors and the Board then consists of fewer than a majority of Independent Directors, then Paramount shall take all necessary and desirable actions within its control during the term of this Agreement to provide for the Paramount Board of Directors to be composed of nine members.

        Section 3.    Obligations as Director and/or Officer.    Nothing in this agreement shall be deemed to limit or restrict any director or officer of Paramount from acting in his or her capacity as such director or officer or from exercising his or her fiduciary duties and responsibilities, it being agreed and understood that this agreement shall apply to each Stockholder solely in his or her capacity as a stockholder of Paramount and shall not apply to his or her actions, judgments or decisions as a director or officer of Paramount if he or she is such a director or officer.

        Section 4.    Transfer of Shares.    Nothing in this Agreement shall serve to prohibit or restrict any Stockholder from selling, pledging or otherwise transferring any shares of Paramount Common Stock; provided, however, that if a member of either Group desires to transfer his, her or its shares of Paramount Common Stock, other than in a public sale, executed by a broker, to a person the identity of whom is unknown to the selling member of the Group, it shall be a condition to such transfer that the transferee agree to be bound by the provisions of this Agreement.

        Section 5.    Term of Agreement.    The term of this Agreement shall extend from the date hereof and shall terminate immediately following the annual meeting of stockholders that occurs during 2008.

        Section 6.    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        Section 7.    Notices.    (a) All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be by facsimile, courier services or

F-2

personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 7:

if to Paramount:
Paramount Acquisition Corp. 787 7th Avenue, 48th Floor New York, NY 10019 Attention: J. Jay Lobell Facsimile: (212) 580-0801
with a copy to:
Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 Attention: Stephen A. Infante, Esq. Facsimile: (646) 441-9039

and if to any Stockholder at the address or facsimile number set forth on Schedule A (or in each case at such other address or facsimile number for such party as shall be specified by notice given in accordance with the provisions hereof).

        (b)   All notices and communications under this Agreement shall be deemed to have been duly given (x) when delivered by hand, if personally delivered, (y) one Business Day after when delivered to a courier, if delivered by commercial one-day overnight courier service or (z) when sent, if sent by facsimile, with an acknowledgment of sending being produced by the sending facsimile machine.

        Section 8.    Entire Agreement.    This Agreement, including Schedule A hereto, and the Stock Purchase Agreement, constitute the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and supersedes all prior agreements and understandings, both written and oral, with respect to the maters contemplated hereby.

        Section 9.    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

        Section 10.    Amendments; Waiver.    Amendments to this Agreement may be made from time to time, provided, however, that no amendment, modification or waiver of this Agreement or any provision hereof shall be valid or effective unless in writing and signed by each and every Stockholder. No consent to, or waiver, discharge or release (each, a "Waiver") of, any provision of or breach under this Agreement shall be valid or effective unless in writing and signed by the party giving such Waiver, and no specific Waiver shall constitute a Waiver with respect to any other provision or breach, whether or not of similar nature. Failure on the part of any party hereto to insist in any instance upon strict, complete and timely performance by another party hereto of any provision of or obligation under this Agreement shall not constitute a Waiver by such party of any of its rights under this Agreement or otherwise.

        Section 11.    Governing Law; Jurisdiction; Venue; Service Of Process; Waiver of Jury Trial.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each party hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement, any of the other Transaction Agreements or any transaction contemplated hereby and

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thereby. Each party agrees to commence any action, suit or proceeding relating hereto in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or document in any of the manners set forth in Section 4 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 8. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, the other Transaction Agreements and the transactions contemplated hereby or thereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives, and shall not assert by way of motion, defense, or otherwise, in any such Legal Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Legal Proceeding is brought in an inconvenient forum, that the venue of the Legal Proceeding is improper, or that this Agreement may not be enforced in or by any of the above-named courts. Each party irrevocably and unconditionally waives any right to trial by jury with respect to any Legal Proceeding relating to or arising out of this Agreement o or any of the transactions contemplated hereby.

        Section 12.    No Third-Party Beneficiaries.    This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein express or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns, any legal or equitable rights or remedies.

        Section 13.    Assignment.    This Agreement is personal to the parties hereto and neither party may assign or transfer the rights accruing hereunder nor may performance of any duties by either party hereunder be delegated or assumed by any other Person or legal entity without the prior written consent of the other parties hereto.

        Section 14.    Relationship.    This Agreement does not constitute any Stockholder, director, or any employee or agent of Paramount as the agent or legal manager of any Stockholder for any purpose whatsoever and no Stockholder, director, or any employee or agent of Paramount is granted hereby any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of any Stockholder or to bind any Stockholder in any manner or thing whatsoever.

        Section 15.    Equitable Remedies.    Each party acknowledges that no adequate remedy of law would be available for a breach of this Agreement, and that a breach of any of such Agreement by one party would irreparably injure the other parties and accordingly agrees that in the event of a breach of this Agreement, the respective rights and obligations of the parties hereunder shall be enforceable by specific performance, injunction or other equitable remedy (without bond or security being required), and each party waives the defense in any action and/or proceeding brought to enforce this Agreement that there exists an adequate remedy or that the other party is not irreparably injured. Nothing in this Section 12 is intended to exclude the possibility of equitable remedies with respect to breaches of other sections of this Agreement.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE PARAMOUNT GROUP:
LINDSAY A. ROSENWALD
LINDSAY A. ROSENWALD 2000 FAMILY TRUSTS
By:	Name: Title:
J. JAY LOBELL
I. KEITH MAHER
MICHAEL WEISER
ARIE BELLDEGRUN
ISAAC KIER

[SIGNATURE PAGE TO VOTING AGREEMENT]

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THE CHEM RX GROUP:
JERRY SILVA
STEPHEN SILVA
THE JODY R. SILVA TRUST
By:	Name: Title: Trustee
JERRY SILVA, AS LIFE TENANT, AND STEVEN SILVA, AS REMAINDERMAN
JERRY SILVA
STEVEN SILVA
THE JERRY SILVA 2007 ANNUITY TRUST
By:	Name: Steven Silva Title: Trustee
By:	Name: Jerry Silva Title: Trustee

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Schedule A

Stockholders

Name:	Address for Notices	Shares of Common Stock Owned

Jerry Silva
Stephen Silva
The Jody R. Silva Trust
Jerry Silva, As Life Tenant, And Steven Silva, As Remainderman
The Jerry Silva 2007 Annuity Trust
Lindsay A. Rosenwald
Lindsay A. Rosenwald 2000 Family Trusts
J. Jay Lobell
I. Keith Maher
Michael Weiser
Arie Belldegrun
Isaac Kier

Annex G

Captalink, L.C. 4400 Biscayne Blvd. 14th Floor Miami, Florida 33137 Phone 305-446-2026 Fax 305-046-2926 www.capitalinklc.com

June 1, 2007

The Board of Directors
Paramount Acquisition Corp.
787 Seventh Ave
48th Floor
New York, NY 10019

Gentlemen:

        We have been advised that, pursuant to the draft Stock Purchase Agreement, dated May 31, 2007 (the "SPA"), between Paramount Acquisition Corp. ("Paramount"), B.J.K. Inc., doing business as Chem Rx ("ChemRx NY"), and the stockholders of ChemRx NY, Paramount will acquire all the outstanding stock of ChemRx NY (the "ChemRx NY Transaction"). As set forth in the SPA, we have been further advised that concurrently with the ChemRx NY Transaction, Paramount will acquire (i) a related company, ChemRx New Jersey, Inc. ("ChemRx NJ") from its stockholders (the "ChemRx NJ Transaction"), and (ii) the balance of the membership interest not owned by ChemRx NY in Chem Rx/Salerno's, LLC ("Chem Rx PA") (the "Chem Rx PA Transaction"). Collectively, Chem Rx NY, ChemRx NJ and Chem Rx PA are hereinafter "Chem Rx" and the Chem Rx NY Transaction, ChemRx NJ Transaction and the Chem Rx PA Transaction are hereinafter the "Transaction".

        Collectively, in connection with the Transaction, at closing Paramount will (i) issue 2.5 million shares of Paramount common stock, (ii) pay $133.0 million in cash (collectively (i) and (ii) are hereinafter the "Initial Consideration"), (iii) pay up to an aggregate of $12.5 million in cash subject to adjustments set forth in the SPA, and issue up to an aggregate of 500,000 shares of Paramount common stock upon the post-Transaction entity achieving certain 2007 or 2008 earnings before interest, taxes, depreciation and amortization ("EBITDA") targets (the "Initial Earn Out"), (iv) reserve 5.5 million shares of Paramount common stock to be paid to the shareholders of Chem Rx upon the post-Transaction entity achieving certain EBITDA or stock price milestones in 2007, 2008, 2009, 2010 and 2011, respectively (the "Additional Shares"), and (v) reserve 3 million shares of Paramount common stock payable upon the post-Transaction entity achieving certain cumulative EBITDA milestones (the "Cumulative Shares"). Collectively, the Initial Consideration, the Initial Earn Out, the Additional Shares and the Cumulative Shares are hereinafter the "Purchase Price". The shareholders of Chem Rx shall not have the right to acquire shares of Paramount common stock pursuant to the earn outs and milestones described above, to the extent that after giving effect to such issuance, they would own in excess of 20% (the "Maximum Percentage") of the outstanding Paramount common stock. Any shares required to be issued in excess of the Maximum Percentage may be paid out in cash based on the average of the closing price for the Paramount common stock for a period of 30 consecutive trading days immediately preceding the date such shares became issuable. The terms and conditions of the Transaction are more specifically set forth in the SPA.

        We have been retained to render an opinion as to whether, on the date of such opinion, (i) the Purchase Price is fair, from a financial point of view, to Paramount's stockholders, and (ii) the fair market value of Chem Rx is at least equal to 80% of the net assets of Paramount.

        We have not been requested to opine as to, and our opinion does not in any manner address, the relative merits of the Transaction as compared to any alternative business strategy that might exist for Paramount, the decision of whether Paramount should complete the Transaction, and other alternatives to the Transaction that might exist for Paramount. The financial terms and other terms of the Transaction were determined pursuant to negotiations between Paramount and Chem Rx, and not pursuant to our recommendations.

        In arriving at our opinion, we took into account an assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally and, among other things:

  •
  Reviewed the SPA.

  •
  Reviewed publicly available financial information and other data with respect to Paramount that we deemed relevant, including the Annual Report on Form 10-KSB for the year ended December 31, 2006, and the Quarterly Report on Form 10-Q for the three months ended March 31, 2007.

  •
  Reviewed non-public information and other data with respect to Chem Rx, including audited financial statements of Chem Rx NY for the three years ended December 31, 2005, draft audited combined financial statements of Chem Rx NY and ChemRx NJ for the year ended December 31, 2006, financial budget of Chem Rx prepared by Chem Rx management for the year ending December 31, 2007 (the "Budget"), financial projections of Chem Rx prepared by Paramount management for the years ending December 31, 2007, 2008, 2009 and 2010 (the "Projections"), and other internal financial information and management reports.

  •
  Reviewed and analyzed the Transaction's pro forma impact on Paramount's securities outstanding and stockholder ownership.

  •
  Considered the historical financial results and present financial condition of Chem Rx.

  •
  Reviewed certain publicly available information concerning the trading of, and the trading market for Paramount's common stock and units.

  •
  Reviewed and analyzed the indicated value range of the Purchase Price.

  •
  Reviewed and analyzed Chem Rx's projected unlevered free cash flows and prepared a discounted cash flow analysis.

  •
  Reviewed and analyzed certain fmancial characteristics of publicly-traded companies that were deemed by us to have characteristics comparable to Chem Rx.

  •
  Reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed by us to have characteristics comparable to that of Chem Rx.

  •
  Reviewed and compared the net asset value of Paramount to the indicated enterprise value range of Chem Rx.

  •
  Reviewed and discussed with representatives of Paramount and Chem Rx management certain financial and operating information furnished by them, including the Budget and the Projections and other analyses with respect to Chem Rx's business and operations.

  •
  Performed such other analyses and examinations as we deemed appropriate.

        In arriving at our opinion we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to us without assuming any responsibility for any independent verification of any such information and we have further relied upon the assurances of Paramount and Chem Rx management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading in any material respect. With respect to the financial information, the Budget and the Projections utilized, we assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which we could make our analysis and form an opinion. We have not evaluated the solvency or fair value of Paramount or Chem Rx under any foreign, state or federal laws relating to bankruptcy, insolvency or similar matters. We have not made a physical inspection of the properties and facilities of Chem Rx and have not made or obtained any evaluations or appraisals of Chem Rx's assets and liabilities (contingent or otherwise). In addition, we have not attempted to confirm whether Paramount or Chem Rx have good title to their respective assets.

        We assumed that the Transaction will be consummated in a manner that complies in all material respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable foreign, federal and state statutes, rules and regulations. We assumed that the Transaction will be consummated substantially in accordance with the terms set forth in the SPA, without any further amendments thereto, and without waiver by Paramount of any of the conditions to any obligations or in the alternative that any such amendments, revisions or waivers thereto will not be detrimental to Paramount or its stockholders in any material respect.

        Our analysis and opinion are necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of, June 1, 2007. Accordingly, although subsequent developments may affect our opinion, we do not assume any obligation to update, review or reaffirm our opinion.

        Our opinion is for the use and benefit of the Board of Directors of Paramount in connection with its consideration of the Transaction and is not intended to be and does not constitute an opinion or recommendation to any stockholder of Paramount as to how such stockholder should vote with respect to the Transaction. Except as specifically set forth herein, we do not express any opinion as to the underlying valuation or future performance of Paramount or Chem Rx, or the price at which Paramount's or Chem Rx's securities might trade at any time in the future.

        Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, (i) the Purchase Price is fair, from a financial point of view, to Paramount's stockholders, and (ii) the fair market value of Chem Rx is at least equal to 80% of the net assets of Paramount.

        In connection with our services, we will be paid a fee which is not contingent on the completion of the transaction. In addition, Paramount has agreed to indemnify us for certain liabilities that may arise out of the rendering this opinion. Neither Capitalink nor its principals beneficially own any interest in either Paramount or Chem Rx. Further, Capitalink has not previously provided, nor are there any pending agreements to provide, any other services to either company, except that Capitalink had previously been engaged to provide a fairness opinion to Paramount on an abandoned acquisition.

        In the ordinary course of business, Capitalink's affiliate, Ladenburg Thalmann & Co. Inc. ("Ladenburg"), certain of Ladenburg's affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, Paramount, or any other party that may be involved in the transaction and their respective affiliates.

        Our opinion is for the use and benefit of the Board of Directors of Paramount and is rendered in connection with its consideration of the Transaction and may not be used by Paramount for any other purpose or reproduced, disseminated, quoted or referred to by Paramount at any time, in any manner or for any purpose, without our prior written consent, except that this opinion may be reproduced in full in, and references to the opinion and to us and our relationship with Paramount may be included in filings made by Paramount with the Securities and Exchange Commission and in any proxy statement or similar disclosure document disseminated to stockholders.

Very truly yours,

Capitalink, L.C.

Annex H

AGREEMENT AND PLAN OF MERGER
by and among
PARAMOUNT ACQUISITION CORP.,
PARAMOUNT MERGER SUB (NJ), INC.,
CHEMRX NEW JERSEY, LLC,
B.J.K. INC. and
THE MEMBERS OF CHEMRX NEW JERSEY, LLC
dated as of
June 15, 2007

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of June 15, 2007 (this "Agreement"), by and among Paramount Acquisition Corp., a Delaware corporation ("Parent"), Paramount Merger Sub (NJ), Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), ChemRx New Jersey, LLC, a New Jersey limited liability company (the "Company"), B.J.K. Inc., a New York corporation ("Chem Rx"), Jerry Silva ("Jerry"), Steven Silva ("Steven") and Michael Segal ("Michael") (collectively Jerry, Steven and Michael, the "Members").

WITNESSETH:

        WHEREAS, Parent, Chem Rx, and the stockholders of Chem Rx are parties to a Stock Purchase Agreement, dated as of June 1, 2007 (the "Stock Purchase Agreement") and the consummation of the transactions contemplated by this Agreement are a condition to the closing under the Stock Purchase Agreement;

        WHEREAS, the respective Boards of Directors of Parent and Merger Sub, the Members, and Jerry as Managing Member of the Company have each approved the merger of the Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, for United States federal income tax purposes, the parties hereto intend that the Merger will qualify as a "reorganization" and that this Agreement will constitute a "plan of reorganization," each within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"); and

        WHEREAS, all capitalized terms used in this Agreement without definition in Article I hereof shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, Parent, Merger Sub, Company, Chem Rx and the Members hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

        Section 1.1    Definitions.    For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

        "Affiliate" of a Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

        "Business Day" shall mean a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

        "Code" shall have the meaning set forth in the second recital above.

        "Encumbrances" shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

        "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

        "Material Adverse Effect" shall mean any change or changes, effect or effects, event or events, or circumstance or circumstances, that individually or in the aggregate are or may reasonably be expected to be materially adverse to (i) the assets, properties, business, operations, income or condition (financial or otherwise) of the Company, or (ii) the ability of the Company to perform its obligations under this Agreement.

        "Merger Consideration" shall have the meaning set forth in Section 2.7 of this Agreement.

        "Parent Common Stock" means the common stock of Parent, par value $0.0001 per share.

        "Party" or "Parties" shall mean individually and collectively each of Parent, Merger Sub, the Company, Chem Rx and the Members.

        "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

        "Representative" shall mean any officer, director, employee, agent, advisor or consultant of a Person.

        "Subsidiary" shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such Party does not have a majority of the voting interest in such partnership).

        "Third Party" shall mean any Person other than the Company, Chem Rx, Parent, Merger Sub or any of their respective Affiliates.

        "Transactions" shall mean all the transactions provided for or contemplated by this Agreement, including the Merger.

        "Transfer" shall have the meaning set forth in Section 5.1 herein.

        Section 1.2    Interpretation.

        (a)   When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise clearly indicated to the contrary.

        (b)   Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

        (c)   The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

        (d)   The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

        (e)   A reference to any Party to this Agreement or any other agreement or document shall include such Party's successors and permitted assigns.

        (f)    A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

ARTICLE II
THE MERGER

        Section 2.1    The Merger.    Upon the terms and subject to the conditions set forth in Article VII hereof, and in accordance with Section 264 of the General Corporation Law of the State of Delaware (the "DGCL") and Section 42:2B-20 of the New Jersey Limited Liability Company Act (the "NJLLCA"), at the Effective Time (as defined below), the Merger Sub shall be merged with and into the Company, and as a result of the Merger, the separate corporate existence of the Merger Sub shall

2

cease and the Company shall continue as the Surviving Company (the "Surviving Company") of the Merger.

        Section 2.2    Closing; Effective Time.    A closing (the "Closing") will be held at the offices of Covington & Burling LLP, 620 Eighth Avenue, New York, New York, at 10:00 a.m. (or such other place as the parties may agree) as soon as practicable, and in any event not later than the date on which all of the conditions precedent in Article VII hereof (other than those conditions which by their terms are to be satisfied at the Closing) are fulfilled or waived, or on such other date as the parties may agree. The date on which the Closing is actually held is referred to herein as the "Closing Date." On the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated by filing a certificate of merger with the Delaware Secretary of State and a certificate of merger/consolidation with the New Jersey State Treasurer (the "Certificates of Merger"), executed in accordance with the relevant provisions of the DGCL and the NJLLCA. The Merger shall become effective at such time as the Certificates of Merger are duly filed with the Delaware Secretary of State and the New Jersey State Treasurer, or at such other time as Merger Sub and the Company shall agree should be specified in the Certificates of Merger, provided that such time is on the Closing Date (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

        Section 2.3    Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in the Certificate of Merger and the applicable provisions of the DGCL and the NJLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company.

        Section 2.4    Limited Liability Company Agreement.    The Limited Liability Company Agreement of the Company, as in effect immediately prior to the Effective Time, shall be amended, immediately following the Closing, to reflect (i) Parent as the sole member of the Company and (ii) the deletion of all references to any of the Members.

        Section 2.5    Managing Member.    The Managing Member of the Surviving Company shall initially be Parent, and each officer of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Company, each to hold office in accordance with the Operating Agreement of the Surviving Company.

        Section 2.6    Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Members:

          (a)    Merger Sub Common Stock.    The shares of common stock, par value $01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become a one hundred per cent (100%) interest in the Company.

          (b)    Company Equity.    The equity of the Company as a whole shall be converted into the right to receive the Merger Consideration pro rata based on the percentage interest in the Company of the Members. As of the Effective Time, all such equity of the Company shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and the holder of such equity of Company shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued in consideration therefor in accordance with the terms of this Agreement. Payment of the Merger Consideration will be as set forth in Section 2.7 hereof.

        Section 2.7    Payment of Merger Consideration.    At the Effective Time, subject to the terms and conditions of this Agreement, Parent shall pay the Merger Consideration by issuing to the Members the number of shares of Parent Common Stock set forth opposite each Member's name under the caption "Merger Consideration Shares" on Exhibit A hereto (the "Merger Consideration Shares").

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ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY AND THE MEMBERS

        The Company and the Members represent and warrant to Parent that all of the statements contained in this Article III are true and complete as of the date of this Agreement and as of the Closing Date (or, if made as of a specified date, as of such date).

        Section 3.1    Organization; Qualification.    The Company (i) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of New Jersey, (ii) has full limited liability company power and authority to carry on its business as now being conducted and to own the properties and assets it now owns, and (iii) is duly qualified or licensed to do business as a foreign limited liability company in good standing in every jurisdiction in which such qualification is required.

        Section 3.2    Subsidiaries.    The Company does not have any Subsidiaries.

        Section 3.3    Authorization; Validity of Agreement.    The Company has full limited liability company power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions have been duly authorized by the Members, and no other action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by Parent and Merger Sub, this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

        Section 3.4    Consents and Approvals; No Violations.    None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of any of the Transactions or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of formation, the limited liability company agreement or similar organizational documents of the Company, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity or other Person (including consents from parties to loans, contracts, leases and other agreements to which the Company is a party), (iii) require any consent, approval or notice under, or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract, agreement, arrangement or understanding to which the Company is a party, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

        Parent and Merger Sub represent and warrant to the Company and the Members that all of the statements contained in this Article IV are true and complete as of the date of this Agreement and as of the Closing Date (or, if made as of a specified date, as of such date).

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        Section 4.1    Organization.    Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have, individually or in the aggregate, a material adverse effect on Parent's or Merger Sub's ability to consummate the Transactions.

        Section 4.2    Capital Structure.    As of the date of this Agreement, the authorized capital stock of Parent consists of 40,000,000 shares of Parent Common Stock and 1,000,000 share of preferred stock, par value $0.0001 per share, of Parent (collectively, the "Parent Capital Stock"). All issued and outstanding shares of shares of Parent Capital Stock are duly authorized, validly issued, fully paid and nonassessable, and no class of Parent Capital Stock is entitled to preemptive rights.

        (a)   The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (i) no other outstanding shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub.

        (b)   As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Parent or any Parent Subsidiary having the right to vote on any matters on which stockholders may vote, are issued or outstanding.

        Section 4.3    Authorization; Validity of Agreement.    Parent and Merger Sub each have full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions as part of the transactions contemplated by the Stock Purchase Agreement. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation of the Transactions have been authorized by the Board of Directors of Parent and Merger Sub. No other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent or Merger Sub of this Agreement or the consummation of the Transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

        Section 4.4    Consents and Approvals; No Violations.    Except for the filings, permits, authorizations, consents and approvals as have already been made and are in effect or will be made at the Effective Time, none of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Transactions or compliance by Parent or Merger Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Parent or Merger Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries (including Merger Sub) is a party or by which any of them or any of their respective properties or assets may be bound, or (iv) violate any

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order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Merger Sub, any of its Subsidiaries (including Merger Sub) or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation by Paramount of the transactions contemplated by this Agreement.

        Section 4.5    No Business Activities.    Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

        Section 4.6    Authorization of Stock.    The shares of Parent Common Stock which may be issued to the Members pursuant to Section 2.7 will be duly and validly issued, fully paid and nonassessable and will not be subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Paramount Charter, the Paramount Bylaws or any Contract to which Parent is a party.

ARTICLE V
COVENANTS

        Section 5.1    Lock-Up Period for Shares.    During the 180-day period following the Closing Date, no Member may, directly or indirectly, (i) offer, sell, contract to sell, lend, encumber, pledge, donate or otherwise dispose of or Transfer any shares of Parent Common Stock issued to such Member pursuant to this Agreement or any securities received as a distribution thereon or otherwise with respect thereto, whether now owned or hereafter acquired by such Member or with respect to which such Member has or hereafter acquires the power of disposition (collectively, "Restricted Securities") or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Restricted Securities, whether any such swap or transaction described in (i) or (ii) above is to be settled by the delivery of shares of Parent Common Stock or other securities, in cash or otherwise (any of the foregoing, a "Transfer"). During the period beginning 180 days following the Closing Date (the "Lock-Up Release Date") and ending (i) 90 days following the Lock-Up Release Date, no Member may, directly or indirectly, Transfer in excess of 50% of the total number of Restricted Securities held by such Member on the Lock-Up Release Date, (ii) on the first anniversary of the Closing Date, no Member may, directly or indirectly, Transfer in excess of 75% of the total number of Restricted Securities held by such Member on the Lock-Up Release Date. Following the first anniversary of the Closing Date all or any portion of the Restricted Securities may be Transferred by a Member without restriction under this Section 5.1.

        Section 5.2    Contribution by Parent.    Promptly upon completion of the Merger, Parent shall contribute all of its equity interest as the sole member of the Company to Chem Rx with the result that the Company will be a wholly-owned subsidiary of the Chem Rx.

ARTICLE VI
CONDITIONS

        Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of the Company, Parent and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

          (a)    Statutes; Court Orders.    No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Merger;

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        (b)    Stock Purchase Agreement.    The conditions set forth in Section 8.1 of the Stock Purchase Agreement shall have been satisfied or validly waived (to the extent permitted under the Stock Purchase Agreement and applicable law).

        Section 6.2    Conditions to Obligations of Parent and Merger Sub to Effect the Merger.    The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

        (a)    Representations and Warranties.    All of the representations and warranties of the Members and the Company set forth in this Agreement shall be true and complete in all material respects as of the date of this Agreement, other than representations and warranties that are qualified by their terms as to materiality or "Material Adverse Effect," which representations and warranties as so qualified shall be true in all respects.

        (b)    Stock Purchase Agreement.    The conditions set forth in Section 8.2 of the Stock Purchase Agreement shall have been satisfied or validly waived (to the extent permitted under the Stock Purchase Agreement and applicable law).

        The foregoing conditions are for the sole benefit of Parent and Merger Sub and may be waived by Parent and Merger Sub, in whole or in part, at any time and from time to time in their sole discretion.

        Section 6.3    Conditions to Obligations of the Company and Members to Effect the Merger.    The obligations of the Company and Members to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

        (a)    Representations and Warranties.    All of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and complete in all material respects as of the date of this Agreement, other than representations and warranties that are qualified by their terms as to materiality or "material adverse effect," which representations and warranties as so qualified shall be true in all respects.

        (b)    Stock Purchase Agreement.    The conditions set forth in Section 8.3 of the Stock Purchase Agreement shall have been satisfied or validly waived (to the extent permitted under the Stock Purchase Agreement and applicable law).

        The foregoing conditions are for the sole benefit of the Company and Members and may be waived by the Company and Members, in whole or in part, at any time and from time to time in its sole discretion.

ARTICLE VII

MISCELLANEOUS

        Section 7.1    Amendment and Modification.    This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

        Section 7.2    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, telecopied (which is confirmed) or sent by an

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overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a Party as shall be specified by such Party by like notice):

        if to Parent or Merger Sub, to:

    Paramount Acquisition Corp.
    787 7th Avenue, 48th Floor
    New York, NY 10019
    Attention: J. Jay Lobell
    Telecopy: (212) 580-0801

        with a copy to:

    Covington & Burling LLP
    The New York Times Building
    620 Eighth Avenue
    New York, New York 10018
    Attention: Stephen A. Infante
    Telecopy: (212) 841-1010

        if to the Company or Chem Rx:

    c/o Chem Rx
    750 Park Place
    Long Beach, NY 11561
    Attention: Mr. Jerry Silva and Mr. Steven Silva
    Telecopy: (516) 889-8321

        with a copy to:

    Troutman Sanders LLP
    The Chrysler Building
    405 Lexington Avenue
    New York, NY 10174
    Attention: Richard Ackerman, Esq. and Timothy I. Kahler, Esq.
    Telecopy: (212) 704-5984 and (212) 704-5948

        If to the Members, at the address listed for such Member on Exhibit A attached hereto (as amended by written notice from time to time).

        All notices and communications under this Agreement shall be deemed to have been duly given (x) when delivered by hand, if personally delivered, (y) one Business Day after when delivered to a courier, if delivered by commercial one-day overnight courier service or (z) when sent, if sent by facsimile, with an acknowledgment of sending being produced by the sending facsimile machine.

        Section 7.3    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

        Section 7.4    Entire Agreement; No Third Party Beneficiaries.    This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer any rights or remedies upon any Person other than the parties hereto.

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        Section 7.5    Severability.    Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

        Section 7.6    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

        Section 7.7    Enforcement; Venue.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York State court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York State court in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it shall not bring any action relating to this Agreement or any of the Transactions in any court other than a Federal or state court sitting in the State of New York.

        Section 7.8    Waiver.    Any agreement on the part of a Party to any extension or waiver of compliance by the other Parties with any of the agreements or conditions contained in this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

        Section 7.9    Election of Remedies.    Neither giving nor failing to give notice of a claim under this Agreement will constitute an election of remedies or limit any Party in any manner in the enforcement of any other remedies that may be available to any of them, whether at law or in equity.

        Section 7.10    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        Section 7.11    No Claim Against Trust Fund.    The Members, Chem Rx and the Company each acknowledge that it has read the final prospectus included in Parent's Registration Statement on Form S-1 (File No. 333-127149) and understand that Parent has established the Trust Account for the benefit of Parent's public stockholders and that Parent may disburse monies from the Trust Account only (i) to its public stockholders in the event they elect to convert their IPO Shares, (ii) to its public stockholders upon the liquidation of Parent if it fails to consummate a Business Combination (as defined in the Paramount Charter) or (iii) to Parent after, or concurrently with, the consummation of a Business Combination. For and in consideration of Parent agreeing to evaluate the Company for purposes of consummating a Business Combination with it, each of the Members, Chem Rx and the Company agree that it does not have any right, title, interest or claim of any kind in or to any monies

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in the Trust Account and waives any claim it may have against the Trust Account in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent and will not seek recourse against the Trust Account for any reason whatsoever.

        Section 7.12    Termination.    In the event of termination of the Stock Purchase Agreement as provided in Section 10.1 thereof, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Chem Rx, the Members or the Company other than Section 7.11, and except to the extent that such termination results from a breach by a party of any representation, warranty or covenant set forth in this Agreement.

        Section 7.13    Further Assurances.    Each of the parties shall use reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

        Section 7.14    Stock Purchase Agreement Controls.    To the extent of any conflict between the Stock Purchase Agreement and this Agreement, the Stock Purchase Agreement shall control.

        IN WITNESS WHEREOF, Parent, Merger Sub, the Company, Chem Rx and the Members have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

PARAMOUNT ACQUISITION CORP.
By:	/s/ J. JAY LOBELL
Name:	J. Jay Lobell
Title:	Chief Executive Officer
PARAMOUNT MERGER SUB (NJ), INC.
By:	/s/ J. JAY LOBELL
Name:	J. Jay Lobell
Title:	President
B.J.K. INC.
By:	/s/ JERRY SILVA
Name:	Jerry Silva
Title:	Chief Executive Officer
CHEMRX NEW JERSEY, LLC
By:	/s/ JERRY SILVA
Name:	Jerry Silva
Title:	Managing Member
/s/ JERRY SILVA Jerry Silva
/s/ STEVEN SILVA Steven Silva
/s/ MICHAEL SEGAL Michael Segal

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

EXHIBIT A

MEMBER INFORMATION

Name and Address of Members	Number of Merger Consideration Shares
Jerry Silva 2594 Norton Place Bellmore, NY 11710	450,000
Steven Silva 2589 Glenn Drive Bellmore, NY 11710	450,000
Michael Segal 791 John Street Teaneck, NJ 07666	100,000

Annex I

CIBC INC.
CIBC WORLD MARKETS CORP.
300 Madison Avenue
New York, New York 10017

June 18, 2007

Commitment Letter

Paramount Acquisition Corp.
787 7th Avenue
48th Floor
New York, NY 10019

Attention: Mr. J. Jay Lobell

Ladies and Gentlemen:

        Paramount Acquisition Corp. ("you" or the "Borrower") has advised CIBC Inc. ("CIBC Inc.") and CIBC World Markets Corp. ("CIBC WM") that it proposes to acquire (the "Acquisition") B.J.K. Inc., a New York corporation doing business as ChemRx and its affiliated company, ChemRx-NJ (together with their subsidiaries, the "Acquired Business") from Jerry Silva, Steven Silva, The Jody R. Silva Trust and The Jerry Silva 2007 Annuity Trust (collectively, the "Seller"). The Acquisition will be effected pursuant to (i) that certain stock purchase agreement (the "Purchase Agreement"), dated as of June 1, 2007, among you, B.J.K. Inc. and the Seller, (ii) that certain agreement and plan of merger (the "Merger Agreement" and together with the Purchase Agreement, the "Acquisition Agreement"), dated as of June 14, 2007, among your wholly owned subsidiary Paramount Merger Sub, Inc., Chem Rx New Jersey, LLC ("Chem Rx-NJ"), B.J.K. Inc., and the members of Chem Rx-NJ, and (iii) that certain Unit Redemption Agreement, dated as of June 14, 2007 between Chem Rx/Salerno's, LLC and Benny Salerno, pursuant to which the Company will acquire the 8.82352% interest owned by Benny Salerno in ChemRx/Salerno's, LLC, a Pennsylvania limited liability company (the "Membership Purchase Agreement".

        All references to "dollars" or "$" in this agreement and the attachments hereto (collectively, this "Commitment Letter") are references to United States dollars.

        We understand that the sources of funds required for the Acquisition, to repay existing indebtedness, net of cash, of the Acquired Business and its subsidiaries of up to $32.5 million (the "Refinancing"), to pay fees, commissions and expenses in connection with the Transactions (as defined below) and to provide for the ongoing working capital requirements and capital expenditures of the Borrower following the Transactions will include (a) the Equity Financing (as defined in Exhibit B) and (b) senior secured credit facilities in an aggregate amount of $177.0 million (the "Facilities") consisting of (x) a senior secured first lien term loan facility to the Borrower of $90.0 million (the "First Lien Term Loan Facility"), (y) a senior secured first lien delayed draw term loan facility to the Borrower of up to $20.0 million (the "First Lien Delayed Draw Term Loan Facility"), (z) a senior secured first lien revolving credit facility to the Borrower of $25.0 million (the "Revolving Credit Facility"; together with the First Lien Term Loan Facility and the First Lien Delayed Draw Term Loan Facility, the "First Lien Facilities"), of which up to $2.5 million may be drawn immediately after giving effect to the Transactions to finance the Transactions and (z) a senior secured second lien term loan facility to the Borrower of up to $42.0 million (the "Second Lien Term Loan Facility"), each as described in the Summary Term Sheet attached hereto as Exhibit A (the "Term Sheet").

        No other financing will be required for the uses described above. As used herein, the term "Transactions" means, collectively, the Acquisition, the Refinancing, the Equity Financing, the initial borrowings under the Facilities and the payments of fees, commissions and expenses in connection with each of the foregoing.

        CIBC WM is pleased to advise you that it is willing to act as sole lead arranger, bookrunner and syndication agent for the Facilities. CIBC Inc. is pleased to advise you of its commitment to provide all of the First Lien Facilities and all of the Second Lien Term Loan Facility to the Borrower. This Commitment Letter and the Term Sheet set forth the principal terms and conditions on and subject to which CIBC Inc. is willing to make available the Facilities and CIBC, CIBC WM and CIBC Inc. are willing to perform their respective obligations set forth hereunder.

        The closing date (the "Closing Date") of the Acquisition and the Refinancing and the concurrent closings of the Facilities shall occur on the date on which the conditions precedent set forth herein, in the Term Sheet, the Fee Letter (as defined below) and in Exhibit B hereto (including the conditions precedent to initial funding) have been satisfied.

        It is agreed that CIBC WM will act as the sole arranger, bookrunner and syndication agent in respect of the Facilities and will exclusively manage, in consultation with you, the syndication of the Facilities (in such capacities, the "Arranger") and that CIBC WM's affiliate, Canadian Imperial Bank of Commerce, New York Agency ("CIBC"), will act as the sole administrative agent in respect of each of the Facilities. The Arranger and CIBC will perform the duties and exercise the authority customarily performed and exercised by it in its role. CIBC WM shall be entitled, in consultation with you, to have other financial institutions awarded such titles as CIBC WM elects. You agree that, as a condition to the commitments and agreements hereunder, no other agents, co-agents or arrangers will be appointed, no other titles will be awarded, and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter) will be paid in connection with the Facilities unless you and the Arranger shall so agree.

        CIBC WM reserves the right, prior to or after execution of the Credit Documentation (as defined in Exhibit B hereto), to syndicate all or a portion of its commitment in respect of the Facilities to one or more institutions identified by the Arranger in consultation with you that will become parties to the Credit Documentation (CIBC WM or its affiliates and the institutions becoming parties to the Credit Documentation, the "Lenders"). Upon any such additional Lender issuing its commitment to provide a portion of any of the Facilities, CIBC Inc. shall be released from a portion of its commitment in respect of the Facilities in an aggregate amount equal to the commitment of such Lender; provided that CIBC Inc. shall be required to fund the portion of the Facilities that it has assigned to a Lender (or to which such Lender has otherwise committed) if such Lender does not fund its assigned (or committed) portion thereof on the Closing Date in accordance with the terms hereof. In connection therewith, you agree to assist us actively in completing a syndication, which assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing banking relationships and the existing banking relationships of the Acquired Business, (b) direct contact between your senior management and advisors and senior management and advisors of Borrower and the Acquired Business and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication of the Facilities and (d) the hosting, with us and senior management of Borrower and the Acquired Business, of one or more meetings of prospective Lenders, including, without limitation, the participation by senior management of Borrower and the Acquired Business in customary presentations at times and locations mutually agreed upon. You also agree that, at your expense, you will work with the Arranger to procure a rating for each of the First Lien Facilities and the Second Lien Term Loan Facility by Moody's Investors Service, Inc. ("Moody's) and Standard & Poor's Rating Group ("S&P").

        Without limiting your obligations to assist with syndication efforts as set forth herein, CIBC WM agrees that completion of such syndication is not a condition to its commitments hereunder.

        The Arranger will exclusively manage, in consultation with you, all aspects of the syndication of the Facilities, including decisions as to the selection of institutions to be approached and when they will be

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approached, when their commitments will be accepted, which institutions will participate, the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders. In the above capacity the Arranger will have no responsibility other than to arrange the syndication of the Facilities, to the extent set forth herein and in no event shall be subject to any fiduciary or other implied duties. To assist us in our syndication efforts, you agree promptly to prepare and provide to us all information with respect to you and your subsidiaries, the Transactions and the other transactions contemplated hereby, including all financial information and projections (the "Projections"), as we may reasonably request in connection with the arrangement and syndication of the Facilities. You hereby represent and covenant that to your knowledge, (a) all information other than the Projections (the "Information") that has been or will be made available to us by you or any of your representatives was, is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein taken as a whole not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to us by you or any of your representatives have been or will be prepared in good faith based upon assumptions believed by you to be reasonable at the time of the preparation thereof. You agree to supplement the Information and the Projections from time to time and agree to advise CIBC WM of all developments materially affecting the Borrower, the Acquired Business or any of their respective subsidiaries, the Transactions or any of the other transactions contemplated hereby or the accuracy or completeness of the Information or Projections previously furnished to CIBC WM, in each case until the date a successful syndication (as determined by the Arranger in its sole discretion, but in no event later than one month after the Closing Date) occurs. You acknowledge that CIBC WM may share with any of its affiliates, and such affiliates may share with CIBC WM, any information related to the Borrower, the Acquired Business or any of their respective subsidiaries or affiliates (including in each case, information relating to creditworthiness) and the Transactions and the other transactions contemplated hereby.

        You understand that in arranging and syndicating the Facilities (i) we may use and rely on the Information and Projections without independent verification thereof; it being recognized that the Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond your control and that actual results during the period or periods covered by the Projections may differ from the projected results and such differences may be material; (ii) we do not assume any responsibility for the accuracy, completeness or reasonableness of the Information or the Projections; and (iii) we will make appropriate disclaimers consistent with the foregoing.

        As consideration for the commitments and agreements of CIBC Inc., you agree to cause to be paid the nonrefundable fees as provided in the Fee Letter dated the date hereof and delivered herewith (the "Fee Letter").

        CIBC Inc.'s commitments and agreements hereunder are subject to (a) each of the conditions set forth in the Term Sheet and in Exhibit B to this Commitment Letter, (b) there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower and the Acquired Business or any of their respective subsidiaries prior to the Closing Date, (c) the completion (i.e., printing) of the Confidential Information Memorandum and the hosting of a meeting with the potential Lenders at least 25 days prior to the Closing Date, (d) ratings for each of the First Lien Facilities and the Second Lien Term Loan Facility by Moody's and S&P having been obtained at least 25 days prior to the Closing Date and (e) the closing of the Facilities on or before October 27, 2007 (as it may be extended by CIBC WM in its sole discretion in writing). The terms and conditions of the commitments hereunder and of the Facilities are not limited to those set forth herein, in the Fee Letter, and in the Term Sheet; provided that those matters that are not covered by the provisions hereof and thereof are subject to the approval and agreement of CIBC WM and the Borrower.

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        Notwithstanding anything in this Commitment Letter, the Term Sheet, the Fee Letter, the Credit Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations relating to you, the Acquired Business, its subsidiaries and its businesses the making of which shall be a condition to availability of the Facilities on the Closing Date shall be (A) such of the representations made by the Acquired Business in the Acquisition Agreements as are material to the interests of the Lenders, but only to the extent that you have the right to terminate your obligations under the Acquisition Agreements as a result of a breach of such representations in the Acquisition Agreements (the "Acquisition Agreement Representations") and (B) the Specified Representations (as defined below) and (ii) the terms of the Credit Documentation shall be in a form such that they do not impair the availability of the Facilities on the Closing Date if the conditions set forth herein and in the Term Sheet are satisfied. For purposes hereof, "Specified Representations" means the representations and warranties set forth in the Term Sheet relating to corporate power and authority, the due authorization, execution, delivery and enforceability of the Credit Documentation, the Federal Reserve margin regulations, validity, priority and perfection of security interests (subject to paragraph (j) of Exhibit B), status of debt under the applicable Facilities as senior debt and the Investment Company Act.

        You agree (a) to indemnify and hold harmless CIBC WM, its affiliates and its officers, directors, employees, advisors, and agents (each, an "indemnified person") as provided in Annex A hereto and (b) to reimburse CIBC WM and its affiliates on demand for all reasonable and documented out-of-pocket expenses (including, but not limited to, due diligence expenses, syndication expenses, travel expenses, and reasonable and documented fees, charges and disbursements of counsel to CIBC WM and its affiliates) incurred in connection with the Facilities and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No indemnified person shall be liable for any damages arising from the use by others of Information or other materials obtained by unauthorized means through electronic, telecommunications or other information transmission systems or for any special, indirect, consequential or punitive damages in connection with the Facilities except to the extent any such damages are found by a final, non-appealable judgment of a court to arise solely from the gross negligence or willful misconduct of such indemnified person or such indemnified person's affiliates, directors, employees, advisors or agents.

        From the date of the Commitment Letter until the Closing Date you will ensure that, except for the Facilities hereunder, no debt or bank financing for the Borrower, the Acquired Business or any of their respective subsidiaries is announced, syndicated or placed without the prior written consent of the Arranger. Furthermore, the Borrower hereby agrees, for the period from the date hereof until and including the date a successful syndication (as determined by the Arranger in its sole discretion, but in no event later than one month after the Closing Date) occurs, not to engage in any discussions with any person or entity other than CIBC WM regarding any such financing.

        You acknowledge that CIBC WM and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. You further acknowledge that CIBC WM is a full service securities firm and CIBC WM may from time to time effect transactions, for its own or its affiliates' account or the account of customers, and hold positions in loans, securities or options on loans or securities of the Borrower, the Acquired Business or any of their respective subsidiaries and of other companies that may be the subject of the transactions contemplated by this Commitment Letter. CIBC WM and its affiliates will not use confidential information obtained from you by virtue of the transactions contemplated hereby or its other relationships with you in connection with the performance by CIBC Inc. and CIBC WM and their respective affiliates of services for other companies, and CIBC Inc. and CIBC WM and their respective affiliates will not furnish any such information to other companies. You also acknowledge that

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CIBC Inc. and CIBC WM and their respective affiliates have no obligation to use in connection with the transactions contemplated hereby, or to furnish to you, confidential information obtained from other companies. You further acknowledge that CIBC Inc. and CIBC WM is a full service securities firm and may from time to time effect transactions, for its own or its affiliates' account or the account of customers, and hold positions in loans, securities or options on loans or securities of the Borrower, the Acquired Business or any of their respective subsidiaries and of other companies that may be the subject of the transactions contemplated by this Commitment Letter.

        You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and CIBC Inc. and CIBC WM has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether CIBC Inc. and CIBC WM and/or their affiliates have advised or are advising you on other matters, (b) CIBC Inc. and CIBC WM, on the one hand, and you, on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of CIBC Inc. and CIBC WM, (c) you are capable of evaluating and understanding, and you do understand and accept, the terms, risks and conditions of the Transactions or the other transactions contemplated by this Commitment Letter, (d) you have been advised that CIBC Inc. and CIBC WM and their affiliates are engaged in a broad range of transactions that may involve interests that differ from your interests and that CIBC Inc. and CIBC WM has no obligation to disclose any such interests or transactions to you by virtue of any fiduciary, advisory or agency relationship, and (e) you waive, to the fullest extent permitted by law, any claims you may have against CIBC Inc. and CIBC WM for breach of fiduciary duty or alleged breach of fiduciary duty and agree that CIBC Inc. and CIBC WM shall have no liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employers or creditors.

        CIBC Inc. and CIBC WM may employ the services of its affiliates in providing certain services hereunder and, in connection with the provision of such services, may exchange with such affiliates on a confidential basis information concerning you and the other companies that may be the subject of the transactions contemplated by this Commitment Letter, and, to the extent so employed, such affiliates shall be entitled to the benefits afforded CIBC Inc. and CIBC WM hereunder. CIBC Inc. and CIBC WM agree to treat (i) this Commitment Letter, the Term Sheet and the Fee Letter, and the terms and substance hereof and thereof and (ii) all information concerning you and each other person that may be the subject of the Transactions or the other transactions contemplated hereby as confidential information in accordance with customary banking industry practices.

        This Commitment Letter shall not be assignable by you without the prior written consent of CIBC Inc. and CIBC WM (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the indemnified persons. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, CIBC Inc. and CIBC WM. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Fee Letter are the only agreements that have been entered into among us with respect to the Facilities, and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. Any right to trial by jury with respect to any claim or action arising out of this Commitment Letter is hereby waived.

        To help the United States government fight the funding of terrorism and money laundering activities, the federal law of the United States requires all financial institutions to obtain, verify and record information that identifies each person with whom they do business. This means we must ask

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you for certain identifying information, including a government-issued identification number (e.g., a U.S. taxpayer identification number) and such other information or documents that we consider appropriate to verify your identity and the identity of each of the other Loan Parties (as defined in Exhibit A), such as certified articles of incorporation, a government-issued business license, a partnership agreement or a trust instrument.

        This Commitment Letter is furnished to you for your benefit and may not be relied upon by any other person or entity. This Commitment Letter is delivered to you on the understanding that none of this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person (including, without limitation, other potential providers or arrangers of financing) except (a) to your officers, agents and advisors and the officers, agents and advisors of the Acquired Business (in each case on a confidential basis), who are directly involved and need to know in the consideration of this matter (provided that each of the foregoing agree to be bound by the confidentiality obligations herein), (b) to any rating agency or other person necessary in order for you to comply with the terms hereof, (c) in connection with any material litigation that may arise directly related to this Commitment Letter in respect of which it is reasonably necessary to disclose this Commitment Letter in the course of due prosecution thereof, (d) after your acceptance of this Commitment Letter and the Fee Letter, this Commitment Letter (but not the Fee Letter) in filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges or (e) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof), in each case on a confidential and "need-to-know" basis, provided that the foregoing restrictions shall cease to apply (except in respect of the fees set forth in the Fee Letter) after execution of the Credit Documentation to the extent the Credit Documentation contains substantially similar confidentiality provisions). Any reference to CIBC WM, CIBC Inc. or any of their affiliates in any document, release, material or communication prepared, issued or transmitted by you or on your behalf, is subject to such party's prior written approval (which approval shall not be unreasonably withheld).

        The compensation, expense reimbursement, indemnification, syndication, governing law and forum, waiver of trial by jury, conflicts of interest, no fiduciary relationship and confidentiality provisions contained herein, in the Fee Letter and any other provision herein or therein which by its terms expressly survives the termination hereof or thereof shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and, other than with respect to the syndication provisions, notwithstanding the termination of this Commitment Letter or the commitments hereunder.

        If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet, and of the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., New York City time, on June 19, 2007. This offer will automatically expire at such time if we have not received such executed counterparts in accordance with the preceding sentence.

        If you do so execute and deliver to CIBC WM, this Commitment Letter and the Fee Letter, CIBC Inc. agrees to hold the Commitments available for you until the earliest of (i) the consummation of the Acquisition without the establishment of the Facilities, (ii) 5:00 p.m., New York City time, on October 27, 2007 (as it may be extended by CIBC WM in its sole discretion in writing), (iii) the execution and delivery of the Financing Documentation by all of the parties thereto; and (iv) the termination of the Acquisition Agreement.

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        We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,
CIBC INC.
By:	/s/ DOUGLAS CORNETT Name: Douglas Cornett Title: Authorized Signatory
CIBC WORLD MARKETS CORP.
By:	/s/ DOUGLAS CORNETT Name: Douglas Cornett Title: Managing Director

Accepted and agreed to as of the
date first written above by:

PARAMOUNT ACQUISITION CORP.

By:	/s/ J. JAY LOBELL Name: J. Jay Lobell Title: Chief Executive Officer

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Annex A to
Commitment Letter

         Paramount Acquisition Corp. agrees to indemnify and hold harmless CIBC WM, CIBC Inc. and their affiliates (including, without limitation, controlling persons) and the respective present and former directors, officers, employees, agents and representatives of each of the foregoing (each such person, an "Indemnified Party"), to the fullest extent permitted by law from and against any losses, claims, damages, liabilities and expenses, joint or several (collectively, "Damages"), to which such Indemnified Party may become subject in connection with or otherwise relating to or arising from any transaction or matter in any way relating to or referred to in this Commitment Letter or arising out of the matters contemplated by this Commitment Letter or the engagement of or performance of services by an Indemnified Party hereunder (including any marketing materials distributed in connection with the Facilities contemplated by this Commitment Letter prior to the date hereof), and will reimburse each Indemnified Party for all reasonable and documented out-of-pocket fees and expenses (including the reasonable and documented fees and expenses of counsel) (collectively, "Expenses") as incurred in connection with investigating, preparing, pursuing, defending or responding to any threatened or pending claim, action, litigation, proceeding or investigation (collectively, the "Proceedings") arising therefrom, whether or not such Indemnified Party is a formal party to such Proceeding and in enforcing this Commitment Letter; provided that you will not be liable to any such Indemnified Party to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder or a breach by such Indemnified Party of its obligations under the Commitment Letter. You also agree that no Indemnified Party will have any liability (whether direct or indirect, in contract, tort or otherwise) to you or any person asserting claims on your behalf arising out of or in connection with any transactions contemplated by the Commitment Letter or the engagement of or performance of services by any Indemnified Party thereunder except to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Party or a breach by such Indemnified Party of its obligations under the Commitment Letter. In no event shall any Indemnified Party be liable for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

        If for any reason the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then you will contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (including all Expenses incurred) in such proportion as is appropriate to reflect the relative benefits to you and/or your equity holders on the one hand, and each CIBC WM on the other hand, in connection with the matters covered by this Commitment Letter or, if the foregoing allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties as well as any relevant equitable considerations. You agree that for purposes of this paragraph the relative benefits to you and/or your equity holders and CIBC WM in connection with the matters covered by this Commitment Letter will be deemed to be in the same proportion that the total value paid or received or to be paid or received by you and/or your equity holders in connection with the transactions contemplated by this Commitment Letter, whether or not consummated, bears to the fees paid or proposed to be paid to CIBC WM and CIBC Inc under this Commitment Letter; provided that in no event will the total contribution of all Indemnified Parties to all such Damages exceed the amount of fees actually received and retained by CIBC WM under this Commitment Letter (excluding any amounts received by CIBC WM as reimbursement of expenses). Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any alleged conduct relates to information provided by you or other conduct by you (or your employees or other agents) on the one hand, or by CIBC WM, on the other hand.

        You agree not to enter into any waiver, release or settlement of any pending or threatened Proceeding (whether or not CIBC WM or any other Indemnified Party is a formal party to such Proceeding) in respect of which indemnification may be sought hereunder without the prior written consent of CIBC WM (which consent shall not be unreasonably withheld), unless such waiver, release or settlement (i) includes an unconditional release of CIBC WM and each Indemnified Party, in form and substance reasonably satisfactory to CIBC WM, from all liability and claims that are the subject matter of or arise out of such Proceeding and (ii) does not contain any factual or legal admission of fault, culpability or failure to act by or with respect to any Indemnified Party.

        CIBC WM agrees not to enter into any waiver, release or settlement of any pending or threatened Proceeding (whether or not you are a formal party to such Proceeding) in respect of which indemnification may be sought hereunder without your prior written consent (which consent shall not be unreasonably withheld), unless such waiver, release or settlement (i) includes an unconditional release of you, in form and substance reasonably satisfactory to you, from all liability and claims that are the subject matter of or arise out of such Proceeding and (ii) does not contain any factual or legal admission of fault, culpability or failure to act by or with respect to you.

        Your indemnity, reimbursement and contribution obligations hereunder will be in addition to any liability which you may have at common law or otherwise to any Indemnified Party and will be binding upon and inure to the benefit of any of your successors, assigns, heirs and personal representatives or an Indemnified Party. The provisions of this Annex A will survive the modification or termination of this Commitment Letter.

        It is understood and agreed that, on the Closing Date, the indemnities contained in this Annex A shall be superseded to the extent covered by the provisions contained in the Credit Documentation.

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EXHIBIT A

$135,000,000 FIRST LIEN SENIOR SECURED CREDIT FACILITIES
$42,000,000 SECOND LIEN SENIOR SECURED TERM LOAN FACILITY
Summary of Terms and Conditions

Capitalized terms used but not defined herein have the meanings given (or incorporated by reference) in the Commitment Letter to which this Exhibit A is attached.

1.	PARTIES
	Borrower:	Paramount Acquisition Corp., a Delaware corporation (the "Borrower").
	Guarantors:	The Borrower's direct and indirect, existing and future, wholly-owned, domestic subsidiaries (collectively, the "Guarantors"; the Borrower and the Guarantors, collectively, the "Loan Parties").
	Arranger, Bookrunner and Syndication Agent:	CIBC World Markets Corp. (in such capacities, the "Arranger").
	First Lien Administrative and Collateral Agent:	Canadian Imperial Bank of Commerce, New York Agency ("CIBC" and, in such capacities, the "First Lien Administrative Agent").
	Second Lien Administrative and Collateral Agent:	CIBC (in such capacities, the "Second Lien Administrative Agent" and together with the First Lien Administrative Agent, the "Administrative Agents").
	Lenders:	A syndicate of banks, financial institutions and other entities (including CIBC Inc), arranged by the Arranger in consultation with the Borrower (collectively, the "Lenders").
2.	TYPES AND AMOUNTS OF CREDIT FACILITIES
A.	First Lien Term Loan Facility
Type and Amount:
A six-year term loan facility (the "First Lien Term Loan Facility"; and the commitments thereunder, the "First Lien Term Loan Commitments") in the amount of $90.0 million (the loans thereunder, the "First Lien Term Loans"). The First Lien Term Loans shall be repayable in full on the sixth anniversary of the Closing Date.
	Availability:	The First Lien Term Loans shall be made in a single drawing on the Closing Date.
Amortization:
The First Lien Term Loan Facility will amortize in equal quarterly installments in an aggregate amount equal to 1.0% of the original principal amount of the First Lien Term Loan Facility per year with the balance payable in a bullet on the maturity date for the First Lien Term Loans.
Purpose:
The proceeds of the First Lien Term Loans, along with the proceeds from the Second Lien Term Loans and the Equity Financing, shall be used to finance the Acquisition, the Refinancing and the other Transactions and to pay related fees and expenses.

B.	Delayed Draw Term Loan Facility

Type and Amount:
A six-year delayed draw term loan facility (the "First Lien Delayed Draw Term Loan Facility"; and the commitments thereunder, the "First Lien Delayed Draw Term Loan Commitments") in the amount of up to $20.0 million (the loans thereunder, the "First Lien Delayed Draw Term Loans") The First Lien Delayed Draw Term Loans shall be repayable in full on the sixth anniversary of the Closing Date.
Availability:
The First Lien Delayed Draw Term Loans shall be available during the period commencing on the date of receipt by the Administrative Agent of the audited financial statements for the fiscal year ending December 31, 2007 and ending on July 31, 2008, in minimum amounts as may be mutually agreed.
Amortization:
Commencing with the first full fiscal quarter after borrowing, the drawn portion of the First Lien Delayed Draw Term Loan Facility will amortize in equal quarterly installments in an aggregate amount equal to 1.0% of the original principal amount of the First Lien Delayed Draw Term Loan Facility per year with the balance payable in a bullet on the maturity date for the First Lien Delayed Draw Term Loans.
Purpose:
The proceeds of the First Lien Delayed Draw Term Loans shall be used to finance restricted payments in connection with holdback and contingent payments based on the Borrower's financial performance for the fiscal year ending December 31, 2007 and described in the Acquisition Agreements. The portion of the First Lien Delayed Draw Term Loans not used for such designated restricted payments will be cancelled and not used for any other purpose.
C.	Revolving Facility
Type and Amount:
A five-year revolving facility (the "Revolving Facility"; together with the First Lien Term Loan Facility and the First Lien Delayed Draw Term Loan Facility, the "First Lien Facilities", and the commitments thereunder, the "Revolving Commitments") in the amount of $25.0 million (the loans thereunder, together with (unless the context otherwise requires), the Swingline Loans referred to below, the "Revolving Loans").
Availability:
The Revolving Facility shall be available on a revolving basis during the period commencing on the Closing Date and ending on the date that is five years after the Closing Date (the "Revolving Termination Date"). Up to $2.50 million of the Revolving Loans may be borrowed on the Closing Date to finance the Transactions.
	Amortization:	None.
	Maturity:	The Revolving Termination Date.
Letters of Credit:
A portion of the Revolving Facility to be agreed shall be available for the issuance of standby or trade letters of credit (the "Letters of Credit") by CIBC (in such capacity, the "Issuing Lender"). No Letter of Credit shall have an expiration date after the earlier of (a) one year after the date of issuance and (b) five business days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year tenor may provide for the automatic renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (b) above).

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Drawings under any Letter of Credit shall be reimbursed by the Borrower (whether with their own funds or with the proceeds of Revolving Loans) on the business day on which the Borrower receives notice of such drawing (unless such notice is received after 12:00 Noon, in which case such reimbursement shall be made on the next succeeding business day). To the extent that the Borrower does not so reimburse the Issuing Lender, the Lenders under the Revolving Facility shall be irrevocably and unconditionally obligated to reimburse the Issuing Lender on a pro rata basis.
Swingline Loans:
A portion of the Revolving Facility (not in excess of an amount to be agreed) shall be available for swingline loans (the "Swingline Loans") from CIBC Inc. (in such capacity, the "Swingline Lender") on same-day notice. Any such Swingline Loans will reduce availability under the Revolving Facility on a dollar-for-dollar basis. Each Lender under the Revolving Facility shall acquire, under certain circumstances, an irrevocable and unconditional pro rata participation in each Swingline Loan.
	Purpose:	The proceeds of the Revolving Loans shall be used to finance the working capital needs and general corporate purposes of the Borrower and its subsidiaries (including for permitted acquisitions).
D.	Second Lien Term Loan Facility
Type and Amount:
A seven year term loan facility (the "Second Lien Term Loan Facility"; collectively with the First Lien Term Loan Facility and the Revolving Facility, the "Facilities", and the commitments thereunder, the "Second Lien Term Loan Commitments") in an amount equal to the sum of (x) $32.0 million and (y) in the event that holders of 19.9% or less of the shares of Paramount Acquisition Corp. vote against the Acquisition and exercise their rights to convert such shares to cash, the conversion amount of such shares (rounded to the nearest million and in any event, not to exceed $10.0 million) (the loans thereunder, the "Second Lien Term Loans"; and, collectively with the First Lien Term Loans and the Revolving Loans, the "Loans"). The Second Lien Term Loans shall be repayable in full on the date that is seven years after the Closing Date.
	Availability:	The Second Lien Term Loans shall be made in a single drawing on the Closing Date.
	Amortization:	None.

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Purpose:
The proceeds of the Second Lien Term Loans, along with the proceeds from the First Lien Term Loans and the Equity Financing, shall be used to finance the Acquisition, the Refinancing and the other Transactions and to pay related fees and expenses.
3.	CERTAIN PAYMENT PROVISIONS
	Fees and Interest Rates:	As set forth on Annex I.
Optional Prepayments and Commitment Reductions:

ABR Loans (as defined on Annex I) may be prepaid in whole or in part without penalty to the Borrower on at least one business day's notice. Eurodollar Loans (as defined) may be prepaid by the Borrower in whole or in part, subject to payment of customary breakage costs, on at least three business days' notice. Optional prepayments of the First Lien Term Loans and the First Lien Delayed Draw Term Loan Facility and (when permitted) Second Lien Term Loans will be applied to scheduled repayments as directed by the Borrower, in minimum amounts as may be mutually agreed. Amounts of First Lien Term Loans, the First Lien Delayed Draw Term Loan Facility or Second Lien Term Loans prepaid may not be reborrowed. All or a portion of the Revolving Commitments may be canceled by the Borrower upon three business days' notice.

All optional prepayments and commitment reductions shall be applied to outstanding amounts or commitments (as the case may be) under the Facilities as directed by the Borrower, but subject to the Call Premium (as hereinafter defined) in the case of amounts applied to the Second Lien Term Loans. The Revolving Loans shall be prepaid, and the Letters of Credit shall be cash collateralized or replaced to the extent such extensions of credit exceed the amount of the Revolving Commitments.
	Mandatory Prepayments and Commitment Reductions:	The following amounts shall be applied to prepay the Loans and reduce the Revolving Commitments:

(a) 50% of the net proceeds of any sale or issuance of equity (with exceptions as may be mutually agreed upon) and 100% of the net proceeds of any incurrence of certain indebtedness after the Closing Date by the Loan Parties or any of their respective subsidiaries, subject to exceptions as may be mutually agreed upon.

(b) 100% of the net proceeds of any sale or other disposition (including as a result of casualty or condemnation) by the Loan Parties or any of their respective subsidiaries of any assets with exceptions and reinvestment rights as may be mutually agreed upon.

(c) ]75% of excess cash flow (to be defined) for each fiscal year of the Borrower and its subsidiaries commencing with the 2008 fiscal year; provided, that the foregoing percentage shall be reduced to 50% upon achievement of a leverage test to be agreed upon.

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All mandatory prepayments and commitment reductions shall be applied, first, to the prepayment of the First Lien Term Loans and the First Lien Delayed Draw Term Loan Facility pro rata, second, outstanding loans under the Revolving Credit Facility (but without a corresponding permanent reduction to the Revolving Commitments), third, to the Second Lien Term Loans, and fourth, to the permanent reduction of the Revolving Commitments. Each such prepayment of the First Lien Term Loans and the First Lien Delayed Draw Term Loans shall be applied to the scheduled installments ratably in accordance with the then outstanding amounts thereof and may not be reborrowed. The Revolving Loans shall be prepaid, and the Letters of Credit shall be cash collateralized or replaced to the extent such extensions of credit exceed the amount of the Revolving Commitments.
Call Premium on Second Lien Term Loan Facility:

The Second Lien Term Loan Facility may be optionally prepaid at the following redemption prices (the "Call Premium") (expressed in percentages of principal amount repaid), plus accrued and unpaid interest to the date of prepayment: 102% in the first twelve months following the Closing Date, 101% in the second twelve months following the Closing Date and 100% thereafter.
4.	COLLATERAL

The Borrower and each of the Guarantors shall grant (i) the First Lien Administrative Agent for the benefit of the Lenders under the First Lien Facilities valid and perfected first priority liens and security interests and (ii) the Second Lien Administrative Agent for the benefit of the Lenders under the Second Lien Term Facility valid and perfected second priority liens and security interests in substantially all of such person's tangible and intangible assets (including, without limitation, intellectual property, owned real property and all of the capital stock owned by each Loan Party (limited, in the case of foreign subsidiaries of any Loan Party, to 66% of the capital stock of direct foreign subsidiaries owned by such Loan Party) except for those assets as to which the Administrative Agent shall determine in its reasonable discretion that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby. The above is collectively referred to herein as the "Collateral".

The Collateral shall ratably secure the relevant party's obligations in respect of the First Lien Facilities and any interest rate swap or similar agreement with a Lender (or an Affiliate thereof) under the First Lien Facilities. The liens securing the Second Lien Term Loan Facility will be second in priority to the liens securing the First Lien Facilities and any permitted refinancings thereof. The priority of the security interests and related creditor rights between the First Lien Facilities and the Second Lien Term Loan Facility will be set forth in an intercreditor agreement on terms and conditions reasonably satisfactory to the Arranger.

5

5.	CERTAIN CONDITIONS
	Initial Conditions:	The availability of the Facilities is subject to the conditions set forth in the Commitment Letter and Exhibit B to the Commitment Letter.
On-Going Conditions:
The making of each extension of credit shall be conditioned upon (a) the accuracy in all material respects of all representations and warranties in the Credit Documentation (including, without limitation, the material adverse change and litigation representations) after giving effect to the Transactions and (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit.
6.	CERTAIN DOCUMENTATION MATTERS
Representations and Warranties:

The following representations and warranties: financial statements (including pro forma financial statements); absence of undisclosed liabilities; no material adverse change; corporate existence; compliance with law (including health care laws and regulations); corporate power and authority; enforceability of Credit Documentation; no conflict with law or contractual obligations; no material litigation; no default; ownership of property; liens; intellectual property; taxes; Federal Reserve regulations; labor matters; ERISA, Investment Company Act and other regulations; subsidiaries; use of proceeds; environmental matters; accuracy of disclosure; creation and perfection of security interests; solvency; delivery of certain documents, no other debt of the Borrower, the Acquired Business or any of their respective subsidiaries on the Closing Date.
Affirmative Covenants:
The affirmative covenants (subject to exceptions and basket sizes to be mutually agreed upon) will consist of the following: delivery by the Borrower of financial statements (including consolidating financial statements that exclude operations of 750 Park Place Realty Co., LLC), reports, accountants' letters, projections, officers' certificates and other information reasonably requested by the Lenders; payment of taxes and performance of other obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with laws and material contractual obligations; maintenance of property and insurance; maintenance of books and records; right of the Lenders to inspect property and books and records; notices of defaults, litigation and other material events; compliance with environmental laws; further assurances (including, without limitation, with respect to security interests in after-acquired property); and agreement to obtain interest rate protection within 90 days of the Closing Date on terms satisfactory to the Administrative Agent in amounts sufficient so that, giving effect to such protection, at least 50% of the aggregate amount of the First Lien Term Loans, the First Lien Delayed Draw Term Loan Facility and Second Lien Term Loans will, for a period to be determined following the Closing Date, have (or will have been swapped into) a fixed interest rate. In addition, within 60 days following the Closing Date, the Borrower will be required to file a properly completed and valid IRS Form 8023 on which Borrower and the Sellers (as defined in the Purchase Agreement) who are currently shareholders of B.J.K. Inc. jointly make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, and any successor statute thereto, to treat the acquisition of B.J.K. Inc. as an asset purchase.

6

Financial Covenants:
The financial covenants for the First Lien Facilities will apply to the Borrower and its consolidated subsidiaries and be limited to the following: A minimum fixed charge coverage ratio and a maximum total leverage ratio (with step-ups and step-downs to be agreed).
The financial covenant for the Second Lien Term Loan Facility will be limited to a maximum total leverage ratio, which ratio shall be less stringent than that applicable to the First Lien Facilities.

Financial covenants will be tested at the end of each fiscal quarter following the Closing Date. The levels of the financial covenants shall be calculated in a manner customary for transactions of this type.
Negative Covenants:
The negative covenants (subject to exceptions and basket sizes to be mutually agreed upon) will consist of the following: limitations on indebtedness (including guarantee obligations); liens; mergers, consolidations, liquidations and dissolutions; sales of assets; dividends and other payments in respect of capital stock; capital expenditures; acquisitions, investments, loans and advances; payments and modifications of subordinated and other material debt instruments; transactions with affiliates; sale-leasebacks; changes in fiscal year; hedging arrangements; negative pledge clauses and clauses restricting subsidiary distributions; restricted payments (provided that earnouts pursuant to the Acquisition Agreements shall be permitted, subject to conditions to be agreed) and changes in lines of business.
Events of Default:
Events of default (subject to exceptions and basket sizes to be mutually agreed upon) will consist of the following: nonpayment of principal when due; nonpayment of interest, fees or other amounts after a grace period to be agreed upon; material inaccuracy of representations and warranties; violation of covenants (subject, in the case of certain affirmative covenants, to a grace period to be agreed upon); cross-default to material indebtedness; insolvency and bankruptcy events; certain ERISA events; material judgments; material violations of health care regulations, regulatory actions or loss of approvals (including New York State, Medicare and Drug Enforcement Administration approvals); actual (or asserted by the Borrower or any Guarantor) invalidity of any guarantee, security document or subordination provisions (failure to maintain first and second priority perfected security interests) affecting a material portion of the Collateral; changes in the nature of the business of the Borrower; liquidations or dissolutions and a change of control (the definition of which is to be agreed upon).

7

Events of Default for the Second Lien Term Loan Facility will be substantially similar to those with respect to the First Lien Facilities; provided that, the Second Lien Facility will cross-default to the First Lien Facilities if, and only if, default thereunder is not cured or waived within 45 days (other than upon a payment default under or acceleration of the First Lien Facilities, which cross-default shall be immediate.
Voting:
Amendments and waivers with respect to the provisions of the Credit Documentation in respect of the First Lien Facilities shall require the approval of those Lenders holding more than 50% of the aggregate amount of the First Lien Term Loans, the First Lien Delayed Draw Term Loan Facility and the Revolving Commitments, except that the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount or extensions of the scheduled date of amortization or maturity of any Loan, (ii) reductions in the rate of interest (other than default interest) or any fee or extensions of any due date thereof, (iii) increases in the amount or extensions of the expiry date of any Lender's commitment, (iv) reductions of any voting percentages resulting from a change to the definition of "Majority Lenders" with respect to the First Lien Facilities, (v) changes to the amendment provision, (vi) releases of all or substantially all the collateral, (vii) releases of all or substantially all of the Guarantors and (viii) waiver of payment defaults.

Amendments and waivers with respect to the provisions of the Credit Documentation in respect of the Second Lien Term Loan Facility shall require the approval of Lenders holding more than 50% of the aggregate amount of the Second Lien Term Loans, except that the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount or extensions of the scheduled maturity of the Second Lien Term Loans, (ii) reductions in the rate of interest (other than default interest) or any fee or extensions of any due date thereof, (iii) increases in the amount or extensions of the expiry date of any Lender's commitment, (iv) reductions of any voting percentages resulting from a change to the definition of "Majority Lenders" with respect to the Second Lien Term Facility, (v) changes to the amendment provision, (vi) releases of all or substantially all the collateral, (vii) releases of all or substantially all of the Guarantors and (viii) waiver of payment defaults.

8

Assignments and Participations:

The Lenders shall be permitted to assign all or a portion of their Loans and commitments under each of the Facilities with the consent of (a) the Borrower (which consent shall not be unreasonably withheld), unless (i) the assignee is a Lender, an affiliate of a Lender or an Approved Fund (to be defined in a manner to be agreed) or (ii) any event of default has occurred and is continuing and (b) the relevant Administrative Agent (and the Issuing Lender and the Swingline Lender with respect to the Revolving Credit Facility), unless a First Lien Term Loan, First Lien Delayed Draw Term Loan Facility or Second Lien Term Loan is being assigned to a Lender, an affiliate of a Lender or an Approved Fund. Non-pro rata assignments shall be permitted. In the case of partial assignments (other than to another Lender, an affiliate of a Lender or an Approved Fund), the minimum assignment amount shall be $1.0 million with respect to each of the Facilities, unless otherwise agreed by the Borrower (unless any event of default has occurred and is continuing), which consent shall not be unreasonably withheld, and the relevant Administrative Agent (and the Issuing Lender and Swingline Lender if necessary). The parties to each assignment shall execute and deliver to the relevant Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (except in the case of an assignment to an affiliate of the assigning Lender or an Approved Fund of the assigning Lender, in which case the processing and recordation fee shall be $500).

The Lenders shall also be permitted to sell participations in their Loans, so long as the participations do not result in increased costs. Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions subject to customary limitations. Voting rights of participants shall be limited to those matters set forth under "Voting" with respect to which the affirmative vote of the Lender from which it purchased its participation would be required because it is a matter which would require the consent of each Lender directly affected thereby. Pledges of Loans in accordance with applicable law shall be permitted without restriction.
Yield Protection:
The Credit Documentation shall contain customary provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes, (b) indemnifying the Lenders for "breakage costs" incurred in connection with, among other things, any prepayment of a Eurodollar Loan (as defined in Annex I) on a day other than the last day of an interest period with respect thereto.
Expenses and Indemnification:

The Borrower shall pay (a) all reasonable and documented out-of-pocket expenses of the Administrative Agents and the Arranger associated with the syndication of the Facilities and the preparation, negotiation, execution, delivery and administration of the Credit Documentation and any amendment or waiver with respect thereto (including the reasonable and documented fees, disbursements and other charges of counsel to CIBC) and (b) all out-of-pocket expenses of each of the Administrative Agents and the Lenders (including the documented fees, disbursements and other charges of counsel for all of the Administrative Agents, the Arranger and the Lenders, collectively) in connection with the enforcement of the Credit Documentation; provided, that, Borrower shall only be responsible to reimburse one counsel to Lenders under each facility (unless any Lender has been advised by counsel that there is an actual or reasonable likelihood of conflict of interest in which case such Lender affected thereby may retain its own counsel).

9

Each of the Administrative Agents, the Arranger and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any losses, claims, damages, liabilities or expenses incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof, except to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence or willful misconduct of the relevant indemnified person or breach of the Credit Documentation by such person.
Governing Law and Forum:	State of New York.
Counsel to the First Lien Administrative Agent, Second Lien Administrative Agent, CIBC WM and
CIBC Inc.:	Latham & Watkins LLP.

10

Annex I

INTEREST AND CERTAIN FEES

Interest Rate Options:
The Borrower may elect that the Loans bear interest at a rate per annum equal to (a) the ABR plus the Applicable Margin or (b) the Eurodollar Rate plus the Applicable Margin; provided, that all Swingline Loans shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.
As used herein:

"ABR" means the higher of (i) the rate of interest publicly announced by the Administrative Agent as its prime rate in effect at its principal office in New York City (the "Prime Rate") and (ii) the federal funds effective rate from time to time plus 0.5%.
"Applicable Margin" means as follows:
I. With respect to the First Lien Facilities (as determined on the Closing Date):

(a) with respect to Revolving Loans (including Swingline Loans), (i) 3.00%, in the case of Eurodollar Loans and (ii) 2.00%, in the case of ABR Loans and (b) with respect to First Lien Term Loans and the First Lien Delayed Draw Term Loan Facility, (i) 3.00%, in the case of Eurodollar Loans and (ii) 2.00%, in the case of ABR Loans, provided that the foregoing margins applicable to Revolving Loans shall, after financial statements have been delivered for the first full fiscal quarter after the Closing Date, be determined (but in no event increased) in accordance with a pricing grid based on total leverage to be agreed upon and for so long as no payment, bankruptcy or financial covenant event of default has occurred and is continuing.
II. With respect to the Second Lien Term Loan Facility (as determined on the Closing Date), (a) 6.50% in the case of Eurodollar Loans and (b) 5.50% in the case of ABR Loans.

"Eurodollar Rate" means the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to one, two, three, six or, to the extent available to each Lender of the respective facility, 9 or 12 months (as selected by the Borrower) appearing on Page 3750 of the Telerate screen.
Interest Payment Dates: In the case of Loans bearing interest based upon the ABR ("ABR Loans"), quarterly in arrears.

In the case of Loans bearing interest based upon the Eurodollar Rate ("Eurodollar Loans") on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Commitment Fees:
With respect to the Revolving Facility, the Borrower shall pay a commitment fee calculated at a rate per annum equal to 0.50% (subject to reduction based on leverage) on the average daily unused portion of Revolving Commitments, payable quarterly in arrears. Swingline Loans shall, for purposes of the commitment fee calculations only, not be deemed to be a utilization of the Revolving Commitments.

With respect to the First Lien Delayed Draw Term Loan Facility, the Borrower shall pay a commitment fee calculated at a rate per annum equal to 1.25% on the average daily unused portion of First Lien Delayed Draw Term Loan Commitments, payable quarterly in arrears.
Letter of Credit Fees:
The Borrower shall pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility on the face amount of each such Letter of Credit. Such fee shall be shared ratably among the Lenders participating in the Revolving Facility and shall be payable quarterly in arrears.

A fronting fee equal to 0.25% per annum on the undrawn face amount of each Letter of Credit shall be payable quarterly in arrears to the Issuing Lender for its own account. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to the Issuing Lender for its own account.
Default Interest:
After any event of default, interest, fees and other amounts shall bear interest at 2% above the rate otherwise applicable to the relevant outstanding Loans or in the case of overdue interest, fees and other amounts at 2% above the rate applicable to the relevant ABR Loans.
Rate and Fee Basis:
All per annum rates and fees shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.

2

EXHIBIT B

Exhibit B to Commitment Letter
Funding Conditions

Capitalized terms used but not defined herein have the meanings assigned to them in the Commitment Letter (and Exhibit A thereto) to which this Exhibit B is attached and of which it forms a part.

(a)
Each Loan Party shall have executed and delivered definitive financing documentation with respect to the Facilities (the "Credit Documentation"), consistent with the Term Sheet and otherwise reasonably satisfactory to the Loan Parties and the Arranger.

(b)
The Acquisition shall have been consummated with an equity investment by Paramount Acquisition Corp. in an aggregate amount not less than $42.3 million and a rollover of equity by the Seller of the Borrower in an amount not less than 17.0% of the pro forma capitalization of Paramount Acquisition Corp. after consummation of the Acquisition (collectively, the "Equity Financing"). Such Acquisition shall have been consummated pursuant to the Acquisition Agreements and no provision thereof shall have been waived, amended, supplemented or otherwise modified in a manner adverse to the Lenders without the consent of the Arranger.

(c)
The Borrower shall have repaid or repurchased all of the pre-existing indebtedness for borrowed money of the Borrower, the Acquired Business and its subsidiaries and terminated all commitments related thereto, and all liens or security interests related thereto shall have been terminated or released, in each case on terms reasonably satisfactory to the Arranger. The existing liens on the Collateral in favor of certain vendors to the Borrower shall have been subordinated to the liens of the Administrative Agents in a manner reasonably acceptable to the Arranger.

(d)
The Borrower shall have executed and complied with all of its material obligations under and agreements in the Commitment Letter and the Fee Letter.

(e)
There shall not have occurred any event, development or circumstance since December 31, 2006 (the date of the most recent audited financial statements delivered to them as of the date hereof) that has caused or could reasonably be expected to have a "Material Adverse Effect." "Material Adverse Effect" means any change, circumstance, development, state of facts, event or effect (A) that has had or would reasonably be expected to have a material adverse change or effect (taken alone or in the aggregate with any other adverse change or effect) in or with respect to the business, assets, condition (financial or otherwise) or results of operations of B.J.K. Inc. and its Subsidiaries, taken as a whole or (B) that could reasonably be expected to prevent or materially delay the consummation by the Seller or B.J.K. Inc. of the transactions contemplated by the Purchase Agreement and the other Transaction Agreements (as defined in the Purchase Agreement), excluding, in each case, any such change or effect that arises out of or is related to: (A) changes in (x) general economic, regulatory or political conditions or (y) financial or securities markets in general, (B) the announcement or public disclosure of the Purchase Agreement and the other Transaction Agreements (as defined in the Purchase Agreement); or (C) the institutional pharmacy or pharmaceutical industries in general and not specifically related to B.J.K. Inc.

(f)
The Borrower shall have delivered to the Arranger (i) audited financial statements of the Acquired Business for the three year period prior to the Acquisition, (ii) the unaudited monthly and quarterly consolidated financial statements and such related statements of the Borrower and the Acquired Business and its subsidiaries for each period following December 31, 2006 to the extent ending more than 30 days (in the case of monthly financial statements) and 45 days (in the case of quarterly financial statements) prior to the Closing Date and (iii) forecasts prepared by management of the Acquired Business of balance sheets, income statements and cash flow statements on a monthly basis for the first year following the Closing Date and on an annual basis for each year thereafter through 2012. Such financial statements and forecasts shall be in a form (but not substance) reasonably acceptable to the Arranger.

(g)
All reasonable and documented costs, fees (including, without limitation, fees under the Fee Letter), expenses (including, without limitation, reasonable and documented legal fees and expenses) and other compensation payable to the Administrative Agents, the Lenders and the Arranger shall have been paid.

(h)
Each of the Administrative Agents shall have received a solvency certificate in form and substance reasonably satisfactory to each of the Administrative Agents.

(i)
The Lenders shall have received such legal opinions (including opinions (i) from counsel to the Borrower and its subsidiaries and (ii) from such special and local counsel as may be reasonably required by the Arranger), documents and other instruments as are customary for transactions of this type.

(j)
All documents and instruments required to perfect the Administrative Agents' security interest in the collateral described under the heading "Collateral" in the Term Sheet shall have been executed and delivered and, if applicable, be in proper form for filing, and none of such collateral shall be subject to any other pledges, security interests or mortgages, except customary permitted liens and other limited exceptions. The Administrative Agents shall have received endorsements naming the Administrative Agents, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, to the extent customarily permitted by the applicable insurers, under all insurance policies to be maintained with respect to the properties of the Borrower, Acquired Business and its subsidiaries forming part of the Lenders' Collateral. Notwithstanding the foregoing, with respect to any such collateral the security interest in which may not be perfected by filing of a UCC financing statement or possession of such collateral if the perfection of the Collateral Agent's security interest in such collateral may not be accomplished prior to the Closing Date without undue burden or expense, then delivery of documents and instruments for perfection of such security interest shall not constitute a condition precedent to the initial borrowings under the Facilities if Borrower agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be required to perfect such security interests, within a period after the Closing Date reasonably acceptable to the Administrative Agents.

(k)
The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the U.S.A. PATRIOT Act.

2

PROXY

Paramount Acquisition Corp.
787 Seventh Avenue, 48th Floor
New York, New York 10019

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF PARAMOUNT ACQUISITION CORP.

        The undersigned appoints J. Jay Lobell and Lindsay Rosenwald, as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Paramount Acquisition Corp. ("Paramount") held of record by the undersigned on [            ], 2007, at the Special Meeting of Stockholders to be held on [            ], 2007, or any postponement or adjournment thereof.

        THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE AGREEMENT AND THE PLAN OF MERGER IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

        THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NUMBERS 1, 2, 3 AND 4. THE PARAMOUNT BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS SHOWN ON THE REVERSE SIDE.

        PARAMOUNT MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE PARAMOUNT BOARD OF DIRECTORS.

(Continued and to be signed on reverse side)

PROXY

        THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NUMBERS 1, 2, 3 AND 4. THE PARAMOUNT BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

1.	To adopt the Stock Purchase Agreement among Paramount, B.J.K. Inc. doing business as Chem Rx ("Chem Rx") and the stockholders of Chem Rx.	FOR ☐	AGAINST ☐	ABSTAIN ☐	If you voted "AGAINST" Proposal Number 1 and you hold shares of Paramount common stock, you may exercise your IPO conversion rights and demand that Paramount convert your shares of common stock onto a pro rata portion of the trust account by marking the "Exercise Conversion Rights" box below. If you exercise your conversion rights, then you will be exchanging your shares of Paramount common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you affirmatively vote against the merger, continue to hold your shares through the effective time of the merger and then tender your stock certificate to Paramount. Failure to (a) vote against the adoption of the Stock Purchase Agreement, (b) check the following box and (c) submit this proxy in a timely manner will result in the loss of your conversion rights.
I HEREBY EXERCISE MY CONVERSION RIGHTS ☐
2.	To approve the 2007 Incentive Compensation Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To approve an amended and restated certificate of incorporation of Paramount.	☐	☐	☐
4.	To consider and vote upon a proposal to adjourn the special meeting, to a later date or dates, if necessary, to permit further solicitation and vote of proxies.	☐	☐	☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT			☐
PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.
Signature	Signature

Date

        Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation or other entity, sign in full name by an authorized officer or other authorized person.

QuickLinks

787 Seventh Avenue, 48th Floor New York, New York 10019
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ], 2007

SUMMARY OF THE MATERIAL TERMS OF THE TRANSACTION
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
SUMMARY
SELECTED SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
Selected Historical Financial Information of B.J.K. Inc. d/b/a Chem Rx and Subsidiaries and Affiliate (in thousands)
Selected Historical Financial Information of Paramount Acquisition Corp. (in thousands)
RISK FACTORS
FORWARD-LOOKING STATEMENTS
SPECIAL MEETING OF PARAMOUNT STOCKHOLDERS
THE TRANSACTION PROPOSAL
THE STOCK PURCHASE AGREEMENT
PARAMOUNT ACQUISITION CORP./CHEM RX UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2006 AND THE THREE MONTHS ENDED MARCH 31, 2007
Paramount Acquisition Corp. Unaudited Pro Forma Condensed Combined Balance Sheet As of March 31, 2007 (in thousands)
Paramount Acquisition Corp. Unaudited Pro Forma Condensed Combined Statement of Operations For the Three Months Ended March 31, 2007 (in thousands)
Paramount Acquisition Corp. Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2006 (in thousands)
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS Assuming Maximum Shareholder Approval (No Conversions)
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS Assuming Minimum Shareholder Approval (Maximum Conversions)
CHARTER AMENDMENT PROPOSAL
2007 INCENTIVE COMPENSATION PLAN PROPOSAL
THE ADJOURNMENT PROPOSAL
OTHER INFORMATION RELATED TO PARAMOUNT
BUSINESS OF CHEM RX
CHEM RX'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
DIRECTORS AND EXECUTIVE OFFICERS OF PARAMOUNT FOLLOWING THE TRANSACTION
BENEFICIAL OWNERSHIP OF SECURITIES
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
DESCRIPTION OF PARAMOUNT COMMON STOCK AND OTHER SECURITIES
PRICE RANGE OF PARAMOUNT SECURITIES AND DIVIDENDS
APPRAISAL RIGHTS
STOCKHOLDER PROPOSALS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
[Letterhead of KGS LLP]
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE CONDENSED COMBINED BALANCE SHEETS March 31, 2007 and 2006 (Unaudited)
B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE CONDENSED COMBINED STATEMENTS OF INCOME March 31, 2007 and 2006 (Unaudited)
B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE CONDENSED COMBINED STATEMENTS OF EQUITY For the Three Months Ended March 31, 2007 and 2006 (Unaudited)
B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE CONDENSED COMBINED STATEMENTS OF CASH FLOWS For the Three Months Ended March 31, 2007 and 2006 (Unaudited)
B.J.K. Inc. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—UNAUDITED
[LETTERHEAD OF KGS LLP] REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
[Letterhead of Marcum & Kliegman LLP]
INDEPENDENT AUDITORS' REPORT
B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE COMBINED BALANCE SHEETS December 31, 2006, 2005 and 2004
B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE COMBINED STATEMENTS OF INCOME For the Years Ended December 31, 2006, 2005 and 2004
B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE COMBINED STATEMENTS OF EQUITY For the Years Ended December 31, 2006, 2005 and 2004
B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE NOTES TO COMBINED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm
PARAMOUNT ACQUISITION CORP. (a development stage enterprise) BALANCE SHEET
PARAMOUNT ACQUISITION CORP. (a development stage enterprise) STATEMENTS OF OPERATIONS
PARAMOUNT ACQUISITION CORP. (a development stage enterprise) STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY For the Period from June 1, 2005 (Inception) to December 31, 2006
PARAMOUNT ACQUISITION CORP. (a development stage enterprise) STATEMENTS OF CASH FLOWS
PARAMOUNT ACQUISITION CORP. (a development stage enterprise) NOTES TO FINANCIAL STATEMENTS December 31, 2006
PARAMOUNT ACQUISITION CORP. (a development stage enterprise) CONDENSED BALANCE SHEETS
PARAMOUNT ACQUISITION CORP. (a development stage enterprise) CONDENSED STATEMENTS OF OPERATIONS
PARAMOUNT ACQUISITION CORP. (a development stage enterprise) CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY For the Period of June 1, 2005 (inception) to March 31, 2007
PARAMOUNT ACQUISITION CORP. (a development stage enterprise) CONDENSED STATEMENTS OF CASH FLOWS
PARAMOUNT ACQUISITION CORP. (a development stage enterprise) NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

INDEX OF DEFINED TERMS
INTRODUCTION
ARTICLE 1
SALE OF SHARES AND CLOSING
ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE SELLERS
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE SELLERS REGARDING THE COMPANY
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARAMOUNT
ARTICLE 5
COVENANTS
ARTICLE 6
EMPLOYEE AND EMPLOYEE BENEFITS MATTERS
ARTICLE 7
TAX MATTERS
ARTICLE 8
CONDITIONS TO CLOSING
ARTICLE 9
INDEMNIFICATION
ARTICLE 10
TERMINATION
ARTICLE 11
GENERAL PROVISIONS
Schedule 1
EXHIBIT A Stockholders of the Company and Allocation of Purchase Price STOCKHOLDERS OF THE COMPANY
ALLOCATION OF PURCHASE PRICE
ANNUAL MILESTONES
CUMULATIVE MILESTONES
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF PARAMOUNT ACQUISITION CORP.
ARTICLE FIRST
ARTICLE SECOND
ARTICLE THIRD
ARTICLE FOURTH
ARTICLE FIFTH
ARTICLE SIXTH
ARTICLE SEVENTH
ARTICLE EIGHTH
ARTICLE NINTH
ARTICLE TENTH
ARTICLE ELEVENTH
CHEM RX CORPORATION 2007 INCENTIVE COMPENSATION PLAN
ARTICLE 1 DEFINITIONS
ARTICLE 2 REGISTRATION RIGHTS
ARTICLE 3 REGISTRATION PROCEDURES
ARTICLE 4 INDEMNIFICATION AND CONTRIBUTION
ARTICLE 5 UNDERWRITING AND DISTRIBUTION
ARTICLE 6 MISCELLANEOUS
PARAMOUNT ACQUISITION CORP. 787 7th Avenue New York, NY 10019
Exhibit A RELEASE OF EMPLOYMENT CLAIMS
PARAMOUNT ACQUISITION CORP. 787 7th Avenue New York, NY 10019
Exhibit A RELEASE OF EMPLOYMENT CLAIMS
PARAMOUNT ACQUISITION CORP. 787 7th Avenue New York, NY 10019
Exhibit A RELEASE OF EMPLOYMENT CLAIMS
Exhibit A
RELEASE OF EMPLOYMENT CLAIMS
Schedule A Stockholders
AGREEMENT AND PLAN OF MERGER
ARTICLE VII MISCELLANEOUS
EXHIBIT A MEMBER INFORMATION
INTEREST AND CERTAIN FEES
Exhibit B to Commitment Letter Funding Conditions
Paramount Acquisition Corp. 787 Seventh Avenue, 48th Floor New York, New York 10019
SPECIAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PARAMOUNT ACQUISITION CORP.
(Continued and to be signed on reverse side)